This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED MAY 6, 2005
          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 18, 2005

                                 $1,478,717,000
                                 (Approximate)

         Commercial Mortgage Pass-Through Certificates, Series 2005-C2
              Credit Suisse First Boston Mortgage Securities Corp.
                                   depositor

                             Column Financial, Inc.
                          KeyBank National Association

                             mortgage loan sellers

                           --------------------------

    We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of 169 commercial and multifamily mortgage loans, with the characteristics described in this prospectus supplement. The trust fund will issue 28 classes of certificates, 12 of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in June 2005. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

    The underwriters have agreed to purchase the offered certificates from us at
a price of        % of the total initial principal balance of the offered
certificates plus (except with respect to the class A-MFL certificates) accrued interest from May 1, 2005. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

    Investing in the offered certificates involves risks. See "Risk Factors" beginning on page S-48 of this prospectus supplement.

                          Approximate         Initial
                         Total Initial      Pass-Through     Assumed Final        Rated Final      Expected Ratings
Offered Classes        Principal Balance        Rate       Distribution Date   Distribution Date    (Moody's/S&P)
---------------        ------------------   ------------   -----------------   -----------------   ----------------
Class A-1............    $  55,791,000               %      February 2010       April 2037           Aaa/AAA
Class A-2............    $  75,936,000               %         May 2010         April 2037           Aaa/AAA
Class A-3............    $ 120,311,000               %      February 2012       April 2037           Aaa/AAA
Class A-AB...........    $  72,389,000               %         May 2014         April 2037           Aaa/AAA
Class A-4............    $ 361,726,000               %      February 2015       April 2037           Aaa/AAA
Class A-1-A..........    $ 445,106,000               %      February 2015       April 2037           Aaa/AAA
Class A-MFL..........    $  80,804,000       LIBOR + %        March 2015        April 2037           Aaa/AAA
Class A-MFX..........    $  80,804,000               %        March 2015        April 2037           Aaa/AAA
Class A-J............    $ 111,106,000               %        March 2015        April 2037           Aaa/AAA
Class B..............    $  30,301,000               %        March 2015        April 2037           Aa2/AA
Class C..............    $  16,161,000               %        March 2015        April 2037           Aa3/AA-
Class D..............    $  28,282,000               %        April 2015        April 2037            A2/A

    Delivery of the offered certificates, in book-entry form only, will be made
on or about May   , 2005.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    Credit Suisse First Boston LLC will act as lead and book running manager. Not every underwriter will have an obligation to purchase offered certificates from us. See "Underwriting" in this prospectus supplement.

Credit Suisse First Boston                                                     KeyBanc Capital Markets

RBS Greenwich Capital                                                              Wachovia Securities

            The date of this prospectus supplement is May   , 2005.

[CREDIT SUISSE FIRST BOSTON LOGO]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C2

[GRAPHIC]   LESS THAN OR EQUAL TO 1.0% OF INITIAL NET MORTGAGE POOL BALANCE

[GRAPHIC]   1.0% - 5.9% OF INITIAL NET MORTGAGE POOL BALANCE

[GRAPHIC]   6.0% - 10.0% OF INITIAL NET MORTGAGE POOL BALANCE

[GRAPHIC]   GREATER THAN 10.0% OF INITIAL NET MORTGAGE POOL BALANCE

        MONTANA        COLORADO       MISSOURI       IOWA           WISCONSIN             ILLINOIS              MICHIGAN
        1 PROPERTY     2 PROPERTIES   3 PROPERTIES   1 PROPERTY     4 PROPERTIES          15 PROPERTIES         5 PROPERTIES
        0.2% OF TOTAL  0.5% OF TOTAL  0.4% OF TOTAL  0.1% OF TOTAL  [ILLEGIBLE] OF TOTAL  [ILLEGIBLE] OF TOTAL  [ILLEGIBLE] OF TOTAL
                                                                                                               NEW YORK
        [GRAPHIC]      [GRAPHIC]      [GRAPHIC]      [GRAPHIC]      [GRAPHIC]      [GRAPHIC]      [GRAPHIC]    9 PROPERTIES

   WASHINGTON                                                                             INDIANA              13.6% OF TOTAL
   6 PROPERTIES                                                                           2 PROPERTIES
   2.8% OF TOTAL                                                                          0.4% OF TOTAL        [GRAPHIC]

   [GRAPHIC]                                                                              [GRAPHIC]                    NEW HAMPSHIRE
                                                                                                       WEST VIRGINIA   2 PROPERTIES
   OREGON                                                                                              1 PROPERTY      0.6% OF TOTAL
   1 PROPERTY                                                                                          0.3% OF TOTAL
   0.3% OF TOTAL                                                                                                       [GRAPHIC]
                                                                                                       [GRAPHIC]
   [GRAPHIC]                                                                                                           CONNECTICUT
                                                                                                  OHIO                 2 PROPERTIES
   IDAHO                                                                                          12 PROPERTIES        0.4% OF TOTAL
   1 PROPERTY                                                                                     11.2% OF TOTAL
   0.1% OF TOTAL                                                                                                       [GRAPHIC]
                                                                                                  [GRAPHIC]
   [GRAPHIC]
                                                                                                                       NEW JERSEY
                                                                                                                       1 PROPERTY
                                                                                                                       0.2% OF TOTAL

                                                                                                                       [GRAPHIC]

                                                                                                                       PENNSYLVANIA
                                                                                                                       2 PROPERTIES
                                                                                                                       3.0% OF TOTAL

                                                                                                                       [GRAPHIC]

                                                                                                                     MARYLAND
                                                                                                                     4 PROPERTIES
                                                                                                                     2.8% OF TOTAL
[GRAPHIC]
                                                                                                                     [GRAPHIC]
CALIFORNIA
17 PROPERTIES                                                                                                       VIRGINIA
14.0% OF TOTAL                                                                                                      6 PROPERTIES
NORTHERN CALIFORNIA                                                                                                 3.0% OF TOTAL
5 PROPERTIES
3.3% OF TOTAL                                                                                                       [GRAPHIC]
SOUTHERN CALIFORNIA
12 PROPERTIES                                                                                                       NORTH CAROLINA
10.6% OF TOTAL                                                                                                      7 PROPERTIES
                                                                                                                    2.4% OF TOTAL
        [GRAPHIC]      [GRAPHIC]      [GRAPHIC]
                                                                                                                    [GRAPHIC]
        NEVADA         UTAH           ARIZONA
        4 PROPERTIES   1 PROPERTY     7 PROPERTIES                                                                  KENTUCKY
        2.6% OF TOTAL  0.6% OF TOTAL  2.1% OF TOTAL                                                                 1 PROPERTY
                                                                                                                    0.3% OF TOTAL

                                                                                                                    [GRAPHIC]

                                                                                                                    SOUTH CAROLINA
                                                                                                                    5 PROPERTIES
                                                                                                                    1.3% OF TOTAL

                                                                                                                    [GRAPHIC]

                                                                                                                     TENNESSEE
                                                                                                                     2 PROPERTIES
                                                                                                                     0.7% OF TOTAL
                                          [GRAPHIC]
                                                                                                                     [GRAPHIC]
                                          KANSAS
                                          2 PROPERTIES                                                         GEORGIA
                                          2.3% OF TOTAL                                                        8 PROPERTIES
                                                                                                               3.5% OF TOTAL
                                          [GRAPHIC]
                                                                                                               [GRAPHIC]
                                                     OKLAHOMA
                                                     2 PROPERTIES
                                                     0.4% OF TOTAL                                                   FLORIDA
                                                                                                                     9 PROPERTIES
                                                     [GRAPHIC]     TEXAS          LOUISIANA            ALABAMA       2.2% OF TOTAL
                                                                   28 PROPERTIES  5 PROPERTIES         1 PROPERTY
                                                                   15.6% OF TOTAL [ILLEGIBLE] OF TOTAL 0.3% OF TOTAL [GRAPHIC]

                                                                   [GRAPHIC]      [GRAPHIC]     [GRAPHIC]

[CHART]

Self Storage    5.1%
Mixed Use       1.4%
Industrial      1.9%
[ILLEGIBLE]     6.4%
Retail         28.3%
[ILLEGIBLE]

[GRAPHIC]

2.  390 PARK AVENUE
    NEW YORK, NY

[GRAPHIC]

61. LOFTS AT CANAL WALK PHASE I
    RICHMOND, VA

[GRAPHIC]

16. MANHATTAN TOWN CENTER
    MANHATTAN, KS

[GRAPHIC]

22. ELK GROVE MARKET PLACE
    ELK GROVE, CA

[GRAPHIC]

11. PENN'S LANDING HYATT REGENCY
    PHILADELPHIA, PA

[GRAPHIC]

10. 65 BROADWAY
    NEW YORK, NY

[GRAPHIC]

8.  SP-400 WEST ERIE
    CHICAGO, IL

[GRAPHIC]

17. BEXLEY AT LAKE NORMAN
    CORNELIUS, NC

[GRAPHIC]

12. YORKTOWN APARTMENTS
    HOUSTON, TX

[GRAPHIC]

53. SONY COMPUTER ENTERTAINMENT BUILDING
    SAN DIEGO, CA

[GRAPHIC]

36. BLACKHAWK TRAILS APARTMENTS
    MADISON, WI

[GRAPHIC]

73. PHENIX CROSSING SHOPPING CENTER
    PHENIX CITY, AL

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS...............................S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM...................................S-4
SUMMARY OF PROSPECTUS SUPPLEMENT............................................S-5
RISK FACTORS...............................................................S-48
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT.......................S-71
FORWARD-LOOKING STATEMENTS.................................................S-71
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS...............................S-72
DESCRIPTION OF THE OFFERED CERTIFICATES...................................S-136
YIELD AND MATURITY CONSIDERATIONS.........................................S-169
DESCRIPTION OF THE SWAP AGREEMENT.........................................S-174
THE SERIES 2005-C2 POOLING AND SERVICING AGREEMENT........................S-177
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES
   LOCATED IN TEXAS, CALIFORNIA AND NEW YORK..............................S-207
U.S. FEDERAL INCOME TAX CONSEQUENCES......................................S-208
ERISA CONSIDERATIONS......................................................S-213
LEGAL INVESTMENT..........................................................S-216
USE OF PROCEEDS...........................................................S-217
UNDERWRITING..............................................................S-217
LEGAL MATTERS.............................................................S-218
RATING....................................................................S-219
GLOSSARY..................................................................S-221

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1  --  CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE
                    RELATED MORTGAGED REAL PROPERTIES
EXHIBIT A-2  --  MORTGAGE POOL INFORMATION
EXHIBIT B    --  FORM OF TRUSTEE REPORT
EXHIBIT C    --  DECREMENT TABLES FOR THE OFFERED CERTIFICATES
EXHIBIT D    --  SCHEDULE OF REFERENCE RATES
EXHIBIT E    --  CLASS A-AB TARGETED PRINCIPAL BALANCE SCHEDULE
EXHIBIT F    --  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS...........3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.............................3
SUMMARY OF PROSPECTUS.........................................................4
RISK FACTORS.................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS....................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP..........................29
USE OF PROCEEDS..............................................................29
DESCRIPTION OF THE TRUST ASSETS..............................................30
YIELD AND MATURITY CONSIDERATIONS............................................53
DESCRIPTION OF THE CERTIFICATES..............................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS.......................................67
DESCRIPTION OF CREDIT SUPPORT................................................77
LEGAL ASPECTS OF MORTGAGE LOANS..............................................79
FEDERAL INCOME TAX CONSEQUENCES..............................................90
STATE AND OTHER TAX CONSEQUENCES............................................124
ERISA CONSIDERATIONS........................................................124
LEGAL INVESTMENT............................................................127
PLAN OF DISTRIBUTION........................................................129
LEGAL MATTERS...............................................................130
FINANCIAL INFORMATION.......................................................130
RATING......................................................................130
GLOSSARY....................................................................132

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL         , 2005, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     - this prospectus supplement, which describes the specific terms of the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     Within the United Kingdom, this prospectus supplement and the accompanying prospectus are directed only at persons who (i) have professional experience in matters relating to investments or (ii) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "Relevant U.K. Persons"). This prospectus supplement and the accompanying prospectus must not be acted on or relied on within the United Kingdom by persons who are not Relevant U.K. Persons. Within the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate, including the offered certificates, is available only to Relevant U.K. Persons and will be engaged in only with Relevant U.K. Persons.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2005-C2 Commercial Mortgage Pass-Through Certificates. The series 2005-C2 certificates will consist of 28 classes. The table below identifies and specifies various characteristics for 26 of those classes.

                                          APPROX.
                                        % OF TOTAL                                           ASSUMED
           EXPECTED    INITIAL TOTAL      INITIAL                  PASS-                     WEIGHTED                  ASSUMED
           RATINGS       PRINCIPAL      CERTIFICATE   APPROX.     THROUGH        INITIAL     AVERAGE     ASSUMED        FINAL
          (MOODY'S/     BALANCE OR       PRINCIPAL    CREDIT       RATE       PASS-THROUGH     LIFE     PRINCIPAL    DISTRIBUTION
 CLASS       S&P)     NOTIONAL AMOUNT     BALANCE     SUPPORT   DESCRIPTION       RATE        (YEARS)     WINDOW         DATE
-------   ---------   ---------------   -----------   -------   -----------   ------------   --------   ----------   -------------
  A-1      Aaa/AAA    $    55,791,000      3.45%       30.00%                       %           2.9      6/05-2/10   February 2010
  A-2      Aaa/AAA    $    75,936,000      4.70%       30.00%                       %           4.9      2/10-5/10     May 2010
  A-3      Aaa/AAA    $   120,311,000      7.44%       30.00%                       %           6.6     12/11-2/12   February 2012
  A-AB     Aaa/AAA    $    72,389,000      4.48%       30.00%                       %           7.0      5/10-5/14     May 2014
  A-4      Aaa/AAA    $   361,726,000     22.38%       30.00%                       %           9.6      5/14-2/15   February 2015
 A-1-A     Aaa/AAA    $   445,106,000     27.54%       30.00%                       %           8.0      6/05-2/15   February 2015
 A-MFL     Aaa/AAA    $    80,804,000      5.00%       20.00%    Floating      LIBOR +  %       9.8      2/15-3/15    March 2015
 A-MFX     Aaa/AAA    $    80,804,000      5.00%       20.00%                       %           9.8      2/15-3/15    March 2015
  A-J      Aaa/AAA    $   111,106,000      6.88%       13.13%                       %           9.8      3/15-3/15    March 2015
   B       Aa2/AA     $    30,301,000      1.87%       11.25%                       %           9.8      3/15-3/15    March 2015
   C       Aa3/AA-    $    16,161,000      1.00%       10.25%                       %           9.8      3/15-3/15    March 2015
   D        A2/A      $    28,282,000      1.75%        8.50%                       %           9.8      3/15-4/15    April 2015
   E        A3/A-     $    18,181,000      1.13%        7.38%                       %           N/A         N/A           N/A
   F      Baa1/BBB+   $    20,201,000      1.25%        6.13%                       %           N/A         N/A           N/A
   G      Baa2/BBB    $    16,161,000      1.00%        5.13%                       %           N/A         N/A           N/A
   H      Baa3/BBB-   $    20,201,000      1.25%        3.88%                       %           N/A         N/A           N/A
   J       Ba1/BB+    $     8,080,000      0.50%        3.38%                       %           N/A         N/A           N/A
   K       Ba2/BB     $     8,081,000      0.50%        2.88%                       %           N/A         N/A           N/A
   L       Ba3/BB-    $     8,080,000      0.50%        2.38%                       %           N/A         N/A           N/A
   M        B1/B+     $     2,020,000      0.12%        2.25%                       %           N/A         N/A           N/A
   N        B2/B      $     6,060,000      0.37%        1.88%                       %           N/A         N/A           N/A
   O        B3/B-     $     6,061,000      0.38%        1.50%                       %           N/A         N/A           N/A
   P        NR/NR     $    24,241,459      1.50%        0.00%                       %           N/A         N/A           N/A
  A-X      Aaa/AAA    $ 1,616,084,459       N/A          N/A    Variable IO         %           N/A         N/A           N/A
 A-SP      Aaa/AAA    $                     N/A          N/A    Variable IO         %           N/A         N/A           N/A
  TM        NR/NR     $     9,000,000       N/A          N/A       NMPT             %           N/A         N/A           N/A

     In reviewing the foregoing table, please note that:

     - Only the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFL, A-MFX, A-J, B, C and D certificates are offered by this prospectus supplement.

     - The class A-MFL certificates will represent interests in a grantor trust, the assets of which will include, among other things, an uncertificated real estate mortgage investment conduit regular interest, designated as the class A-MFL REMIC II regular interest, and the rights and obligations under a swap agreement. For so long as it is in effect, the swap agreement will provide, among other things, that amounts payable as interest with respect to the class A-MFL REMIC II regular interest will be exchanged for amounts payable as interest under the swap agreement, with payments to be made between the swap counterparty and the trustee on behalf of the trust on a net basis. The swap agreement will calculate the accrual of interest on a notional amount equal to the total principal balance of the class A-MFL certificates outstanding from time to time. The total principal balance of the class A-MFL certificates at any time will equal the total principal balance of the class A-MFL REMIC II regular interest. See "Description of the Swap Agreement" in this prospectus supplement.

     - The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. "NR" means not rated.

     - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date, provided that the ratings on the class A-MFL certificates will not address the payment of interest thereon at a rate in excess of the pass-through rate for the class A-MFL REMIC II regular interest. The rated final distribution date for each class of offered certificates is the distribution date in April 2037.

     - All of the classes in the table on page S-5, except the A-X and A-SP classes, will have principal balances. All of the classes shown in that table will bear interest. The series 2005-C2 certificates with principal balances constitute the series 2005-C2 principal balance certificates.

     - For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J, B, C, D, E, F, G,
          H, J, K, L, M, N, O and P certificates and the class A-MFL REMIC II regular interest.

     - For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          (1) during the period from the date of initial issuance of the series 2005-C2 certificates through and including the distribution date
               in        , the sum of (a) the lesser of $         and the total
               principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance
               of the class   certificates outstanding from time to time, and
               (c) the total principal balance of the class , , , , , , , , , , , and certificates outstanding from time to time;

          (2)  during the period following the distribution date in
               through and including the distribution date in       , the sum of
               (a) the lesser of $        and the total principal balance of the
               class   certificates outstanding from time to time, (b) the
               lesser of $         and the total principal balance of the class
                 certificates outstanding from time to time, and (c) the total principal balance of the class  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  , and  certificates outstanding from time to time;

          (3)  during the period following the distribution date in
               through and including the distribution date in         , the sum
               of (a) the lesser of $        and the total principal balance of
               the class   certificates outstanding from time to time, (b) the
               lesser of $       and the total principal balance of the class
               certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , ,
               and   certificates outstanding from time to time;

          (4)  during the period following the distribution date in
               through and including the distribution date in        , the sum
               of (a) the lesser of $       and the total principal balance of
               the class   certificates outstanding from time to time, (b) the
               lesser of $       and the total principal balance of the class
               certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

          (5)  during the period following the distribution date in
               through and including the distribution date in         , the sum
               of (a) the lesser of $        and the total principal balance of
               the class   certificates outstanding from time to time, (b) the
               lesser of $      and the total principal balance of the class
               certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

          (6)  during the period following the distribution date in
               through and including the distribution date in        , the sum
               of (a) the lesser of $      and the total principal balance of
               the class   certificates outstanding from time to time, (b) the
               lesser of $       and the total principal balance of the class
               certificates outstanding from time to time, (c) the total principal balance of the class , , , , , , , , and certificates outstanding from time to time, and (d) the lesser of
               $     and the total principal balance of the class   certificates
               outstanding from time to time;

          (7)  during the period following the distribution date in
               through and including the distribution date in       , the sum of
               (a) the lesser of $       and the total principal balance of the
               class   certificates outstanding from time to time, (b) the
               lesser of $       and the total principal balance of the class
               certificates outstanding from time to time, (c) the total principal balance of the class , , , , , , , and certificates outstanding from time to time, and (d) the lesser of
               $     and the total principal balance of the class   certificates
               outstanding from time to time;

          (8)  during the period following the distribution date in
               through and including the distribution date in       , the sum of
               (a) the lesser of $       and the total principal balance of the
               class   certificates outstanding from time to time, (b) the
               lesser of $        and the total principal balance of the class
               certificates outstanding from time to time, (c) the total principal balance of the class , , , , , , , and certificates outstanding from time to time, and (d) the lesser of
               $     and the total principal balance of the class   certificates
               outstanding from time to time;

          (9)  during the period following the distribution date in
               through and including the distribution date in       , the sum of
               (a) the lesser of $        and the total principal balance of the
               class   certificates outstanding from time to time, (b) the
               lesser of $        and the total principal balance of the class
               certificates outstanding from time to time, (c) the total
               principal balance of the class  ,  ,  ,  ,  ,  and   certificates
               outstanding from time to time, and (d) the lesser of $
               and the total principal balance of the class   certificates
               outstanding from time to time;

          (10) during the period following the distribution date in
               through and including the distribution date in         , the sum
               of (a) the lesser of $         and the total principal balance of
               the class   certificates outstanding from time to time, (b) the
               lesser of $        and the total principal balance of the class
               certificates outstanding from time to time, (c) the total
               principal balance of the class  ,  ,  ,  ,  and   certificates
               outstanding from time to time, and (d) the lesser of $
               and the total principal balance of the class   certificates
               outstanding from time to time;

          (11) during the period following the distribution date in
               through and including the distribution date in       , the sum of
               (a) the lesser of $        and the total principal balance of the
               class   certificates outstanding from time to time, (b) the
               lesser of $       and the total principal balance of the class
               certificates outstanding from time to time, (c) the total
               principal balance of the class  ,  ,  ,  ,  and   certificates
               outstanding from time to time, and (d) the lesser of $
               and the total principal balance of the class   certificates
               outstanding from time to time;

          (12) during the period following the distribution date in
               through and including the distribution date in       , the sum of
               (a) the lesser of $      and the total principal
               balance of the class   certificates outstanding from time to
               time, (b) the lesser of $      and the total principal balance of
               the class   certificates outstanding from time to time, (c) the
               total principal balance of the class  ,  ,  and   certificates
               outstanding from time to time, and (d) the lesser of $
               and the total principal balance of the class   certificates
               outstanding from time to time;

          (13) during the period following the distribution date in
               through and including the distribution date in       , the sum of
               (a) the lesser of $       and the total principal balance of the
               class   certificates outstanding from time to time, (b) the
               lesser of $       and the total principal balance of the class
               certificates outstanding from time to time, (c) the total
               principal balance of the class  ,  ,  and   certificates
               outstanding from time to time, and (d) the lesser of $
               and the total principal balance of the class   certificates
               outstanding from time to time; and

          (14) following the distribution date in         , $0.

     - The total initial principal balance or notional amount of any class shown in the table on page S-5 may be larger or smaller depending on, among other things, the actual initial net mortgage pool balance. The initial net mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

     - The approximate percentage of total initial certificate principal balance of, and the approximate initial credit support for, any class shown in the table on page S-5 does not take into account the total principal balance of the class TM certificates or the portion of the mortgage pool represented by the class TM certificates.

     - The class TM certificates will represent an interest solely in the underlying mortgage loan that is secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Tri-County Mall. The class A-X, A-SP, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates and the class A-MFL REMIC II regular interest collectively represent the remaining interests (that is, the non-class TM interests) in that mortgage loan.

     - Each class identified in the table on page S-5 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

     - Each class identified in the table on page S-5 as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Tri-County Mall underlying mortgage loan represented by the class TM certificates).

     - Each class identified in the table on page S-5 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

          (a) the initial pass-through rate shown for that class in that table, and

          (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Tri-County Mall underlying mortgage loan represented by the class TM certificates).

     - For so long as the applicable swap agreement is in effect, the pass-through rate for the class A-MFL certificates for any interest
          accrual period will equal LIBOR plus     %; except that if (a) the
          total amount of interest distributions with respect to the class A-MFL REMIC II regular interest for any distribution date is less than (b)
          1/12th of the product of (i)    %, multiplied by (ii) the total
          principal balance of the class A-MFL certificates immediately prior to that distribution date, then there will be a proportionate reduction to the amount of interest distributable on the class A-MFL certificates. The pass-through rate for the class A-MFL REMIC II regular interest will be variable and, from time to time, will equal
          the lesser of (x)    % per annum and (y) a weighted average coupon
          derived from the net interest
          rates on the underlying mortgage loans (without regard to the portion of the Tri-County Mall underlying mortgage loan represented by the class TM certificates). Under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the class A-MFL certificates may convert to the pass-through rate applicable to the class A-MFL REMIC II regular interest. The initial value of LIBOR
          will be determined by the swap counterparty on May   , 2005, and
          subsequent values of LIBOR will be determined by the swap counterparty two LIBOR business days before the start of the related interest accrual period. See "Description of the Swap Agreement--The Swap Agreement" and "Description of the Offered Certificates--Distributions" in this prospectus supplement.

     -    The pass-through rate for the class A-SP certificates, for each
          interest accrual period through and including the        interest
          accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2005-C2 principal balance certificates or of the class A-MFL REMIC II regular interest. If the entire total principal balance of any class of series 2005-C2 principal balance certificates or of the class A-MFL REMIC II regular interest is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2005-C2 principal balance certificates or of the class A-MFL REMIC II regular interest is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that particular portion of that total principal balance will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest
          accrual period, through and including the        interest accrual
          period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

          (1) the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Tri-County Mall underlying mortgage loan represented by the class TM certificates), over

          (2) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C2 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component (or, alternatively, if applicable, for the class A-MFL REMIC II regular interest).

          Following the         interest accrual period, the class A-SP
          certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0% pass-through rate for the interest accrual period and for each interest accrual period thereafter.

     - The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2005-C2 principal balance certificates (exclusive of the class A-MFL and TM certificates) or all or a designated portion of the total principal balance of the class A-MFL REMIC II regular interest. In general, the total principal balance of each class of series 2005-C2 principal balance certificates (exclusive of the class A-MFL and TM certificates) or of the class A-MFL REMIC II regular interest will constitute a separate component of the total notional amount of the class A-X certificates. However, if a portion, but not all, of the total principal balance of any particular class of series 2005-C2 principal balance certificates or of the class A-MFL

          REMIC II regular interest is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest
          accrual period, through and including the        interest accrual
          period, on any particular component of the total notional amount of the class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

          (1) if such particular component consists of the entire total principal balance of any class of series 2005-C2 principal balance certificates (exclusive of the class A-MFL and TM certificates) or of the class A-MFL REMIC II regular interest, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Tri-County Mall underlying mortgage loan represented by the class TM certificates), over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          (2) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C2 principal balance certificates (exclusive of the class A-MFL and TM certificates) or of the class A-MFL REMIC II regular interest, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Tri-County Mall underlying mortgage loan represented by the class TM certificates), over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          (3) if such particular component consists of the entire total principal balance of any class of series 2005-C2 principal balance certificates (exclusive of the class A-MFL and TM certificates) or of the class A-MFL REMIC II regular interest, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Tri-County Mall underlying mortgage loan represented by the class TM certificates), over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C2 principal balance certificates or the class A-MFL REMIC II regular interest, as applicable; and

          (4) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C2 principal balance certificates (exclusive of the class A-MFL and TM certificates) or of the class A-MFL REMIC II regular interest, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Tri-County Mall underlying mortgage loan represented by the class TM certificates), over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C2 principal balance certificates or the class A-MFL REMIC II regular interest, as applicable.

          Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period
          subsequent to the         interest accrual period, the total principal
          balance of
          each class of series 2005-C2 principal balance certificates (exclusive of the class A-MFL and TM certificates), as well as the total principal balance of the class A-MFL REMIC II regular interest, will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Tri-County Mall underlying mortgage loan represented by the class TM certificates), over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C2 principal balance certificates whose total principal balance makes up such component (or, alternatively, if applicable, for the class A-MFL REMIC II regular interest).

     - The references to "net interest rates on the underlying mortgage loans" in the five preceding bullets mean, as to any particular mortgage loan in the trust fund, an annual interest rate that is generally equal to the related mortgage interest rate (or, in the case of the Tri-County Mall underlying mortgage loan, the deemed mortgage interest rate for the portion of that mortgage loan that is NOT represented by the class TM certificates) in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, the related primary servicing fee and the trustee fee are calculated; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the applicable foregoing rate for that mortgage loan will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of 12 30-day months.

     - The pass-through rate for the class TM certificates, which is identified in the table on page S-5 as "NMPT", or net mortgage
          pass-through rate, will equal, for each interest accrual period,     %
          per annum, except that, for a non-30-day interest accrual period, that rate will be adjusted to a 30/360 equivalent rate.

     -    The initial pass-through rates shown in the table on page S-5 with
          respect to the class  ,  ,  ,  ,  and   certificates are each
          approximate.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

          1. any of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

          2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

          3. there are no defaults with respect to the underlying mortgage loans.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed principal window is the period during which holders of that class would receive distributions of principal.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class.

     - The class R and V certificates are not represented in the table on page S-5. They do not have principal balances, notional amounts or pass-through rates.

     The document that will govern the issuance of the series 2005-C2 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of May 1, 2005, between us, as depositor, and a trustee, a master servicer and a special servicer.

     The series 2005-C2 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. The mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from two mortgage loan sellers. The assets of the trust fund will also include a swap agreement. See "Description of the Underlying Mortgage Loans" and "Description of the Swap Agreement" in this prospectus supplement.

     The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in May 2005 or, in the case of any mortgage loan that has its first due date on June 1 or June 13, 2005, as of May 2 or May 11, 2005, respectively. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

    Initial mortgage pool balance.......................................................  $  1,625,084,460
    Initial net mortgage pool balance...................................................  $  1,616,084,460
    Number of underlying mortgage loans.................................................               169
    Number of mortgaged real properties.................................................               179

    Greatest cut-off date principal balance.............................................  $    149,000,000
    Smallest cut-off date principal balance.............................................  $        546,929
    Average cut-off date principal balance..............................................  $      9,562,630

    Highest mortgage interest rate......................................................            6.8800%
    Lowest mortgage interest rate.......................................................            4.6700%
    Weighted average mortgage interest rate.............................................            5.4420%

    Longest original term to maturity or anticipated repayment date.....................        240 months
    Shortest original term to maturity or anticipated repayment date....................         60 months
    Weighted average original term to maturity or anticipated repayment date............        111 months

    Longest remaining term to maturity or anticipated repayment date....................        236 months
    Shortest remaining term to maturity or anticipated repayment date...................         54 months
    Weighted average remaining term to maturity or anticipated repayment date...........        108 months

    Highest debt service coverage ratio, based on underwritten net cash flow............              2.91x
    Lowest debt service coverage ratio, based on underwritten net cash flow.............              1.19x
    Weighted average debt service coverage ratio, based on underwritten net cash flow...              1.39x

    Highest cut-off date loan-to-value ratio............................................              80.0%
    Lowest cut-off date loan-to-value ratio.............................................              26.6%
    Weighted average cut-off date loan-to-value ratio...................................              73.5%

     In reviewing the foregoing table, please note that:

     - The class TM certificates will represent an interest solely in the Tri-County Mall underlying mortgage loan. References to initial net mortgage pool balance mean the initial mortgage pool balance, exclusive of the portion of the cut-off date principal balance of the Tri-County Mall underlying mortgage loan represented by the class TM certificates as of the date of initial issuance of the series 2005-C2 certificates.

     - Unless specifically indicated otherwise, all statistical information with respect to the Tri-County Mall underlying mortgage loan, including principal balances, interest rates, loan-to-value ratios and debt service coverage ratios, is being presented (including in the foregoing table) as if:

          1. the portion of the Tri-County Mall underlying mortgage loan represented by the class A-X, A-SP, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates and the class A-MFL REMIC II regular interest is one
               (1) mortgage loan (with a 5.4588% per annum mortgage interest rate) that is included in the trust fund; and

          2. the portion of the Tri-County Mall underlying mortgage loan represented by the class TM certificates is a separate subordinated mortgage loan (with a 8.91935% per annum mortgage interest rate), that is NOT included in the trust fund.

     - The cut-off date loan-to-value ratio and the underwritten debt service coverage ratio for the Tri-County Mall underlying mortgage loan, including the portion represented by the class TM certificates, is 79.0% and 1.28x, respectively. The debt service for the Tri-County Mall underlying mortgage loan, including the portion represented by the class TM certificates is based on a coupon of 5.6559% per annum.

     - In the case of three (3) of the underlying mortgage loans, representing 2.1% of the initial net mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note. Each such junior loan is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those three (3) mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

     - The underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove to be an accurate prediction of future performance.

     For purposes of calculating distributions on the respective classes of the series 2005-C2 certificates, the underlying mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the mortgage loans that are secured by property types other than multifamily, manufactured housing and some mixed use property types that have a multifamily component, together with 12 mortgage loans that are secured by multifamily, manufactured housing and some mixed use property types that have a multifamily component. Loan group no. 1 will consist of 113 mortgage loans, with an initial loan group no. 1 balance of $1,179,978,358, representing approximately 72.6% of the initial mortgage pool balance, and an initial net loan group no. 1 balance of $1,170,978,358, representing approximately 72.5% of the initial net mortgage pool balance. The initial net loan group no. 1 balance is the initial loan group no. 1 balance, exclusive of the portion of the cut-off date principal balance of the Tri-County Mall underlying mortgage loan represented by the class TM certificates as of the date of initial issuance of the series 2005-C2 certificates.

     - Loan group no. 2, which will consist of all but 12 of the mortgage loans that are secured by multifamily, manufactured housing and some mixed use property types that have a multifamily component. Loan group no. 2 will consist of 56 mortgage loans, with an initial loan group no. 2 balance of $445,106,102, representing approximately 27.4% of the initial mortgage pool balance and 27.5% of the initial net mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                            RELEVANT PARTIES/ENTITIES

TRUST FUND...................................    CSFB Commercial Mortgage Trust 2005-C2, a New York common law trust, will issue the series 2005-C2 certificates. The
                                                 primary assets of the issuing trust fund will be the mortgage loans that we are acquiring from the two mortgage loan
                                                 sellers.

DEPOSITOR....................................    Credit Suisse First Boston Mortgage Securities Corp., a
                                                 Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters, will create the
                                                 issuing trust fund and transfer the subject mortgage loans to
                                                 it. Our principal executive office is located at Eleven
                                                 Madison Avenue, New York, New York 10010. All references to
                                                 "we," "us" and "our" in this prospectus supplement and the accompanying prospectus are intended to mean Credit Suisse
                                                 First Boston Mortgage Securities Corp. See "Credit Suisse
                                                 First Boston Mortgage Securities Corp." in the accompanying prospectus.

MASTER SERVICER..............................    KeyCorp Real Estate Capital Markets, Inc., an Ohio
                                                 corporation, and a wholly-owned subsidiary of KeyBank
                                                 National Association, one of the mortgage loan sellers, and an affiliate of McDonald Investments Inc., one of the
                                                 underwriters, will act as master servicer with respect to the underlying mortgage loans. The servicing offices of KeyCorp
                                                 Real Estate Capital Markets, Inc. are located at 911 Main
                                                 Street, Suite 1500, Kansas City, Missouri 64105.

                                                 See "The Series 2005-C2 Pooling and Servicing Agreement--The
                                                 Master Servicer" in this prospectus supplement.

SPECIAL SERVICER.............................    If and when necessary, J.E. Robert Company, Inc., a Virginia corporation, will initially act as special servicer with
                                                 respect to the underlying mortgage loans, as well as any
                                                 related foreclosure properties. Its servicing offices are
                                                 located at 1650 Tysons Boulevard, Suite 1600, McLean,
                                                 Virginia 22102.

                                                 See "The Series 2005-C2 Pooling and Servicing Agreement--The
                                                 Special Servicer" in this prospectus supplement.

                                                 The special servicer will, in general, be responsible for
                                                 servicing and administering:

                                                 -    underlying mortgage loans that, in general, are in
                                                      default or as to which default is reasonably
                                                      foreseeable; and

                                                 -    any real estate acquired by the trust fund upon
                                                      foreclosure of a defaulted underlying mortgage loan.

                                                 The special servicer will be permitted to purchase series
                                                 2005-C2 certificates.

                                                 In addition, the holders of a majority interest in the series
                                                 2005-C2 controlling class can replace the special servicer, with or without cause.

TRUSTEE......................................    Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of the series 2005-C2
                                                 certificateholders. It maintains an office at 9062 Old
                                                 Annapolis Road, Columbia, Maryland 21045-1951. See "The
                                                 Series 2005-C2 Pooling and Servicing Agreement--The Trustee"
                                                 in this prospectus supplement.

CONTROLLING CLASS OF SERIES 2005-C2
CERTIFICATEHOLDERS...........................    At any time of determination, the controlling class of series
                                                 2005-C2 certificateholders will be the holders of the most subordinate class of series 2005-C2 principal balance
                                                 certificates (exclusive of the class TM certificates) that has a total principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2005-C2 principal balance certificates
                                                 (exclusive of the class TM certificates) has a total
                                                 principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2005-C2 certificateholders will be the holders of the most subordinate class of series 2005-C2 principal
                                                 balance certificates (exclusive of the class TM certificates)
                                                 that has a total principal balance greater than zero. For
                                                 purposes of determining and exercising the rights of the
                                                 controlling class of series 2005-C2 certificateholders, the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificateholders will be considered a single class and the class A-MFL and
                                                 A-MFX certificates will be considered a single class. See
                                                 "The Series 2005-C2 Pooling and Servicing
                                                 Agreement--Realization Upon Mortgage Loans--Series 2005-C2
                                                 Controlling Class and Series 2005-C2 Directing
                                                 Certificateholder" in this prospectus supplement.

SERIES 2005-C2 DIRECTING CERTIFICATEHOLDER...    The series 2005-C2 directing certificateholder will, in
                                                 general, be a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series
                                                 2005-C2 controlling class, or the designee thereof, selected by holders (or, in the case of a class of book-entry
                                                 certificates, beneficial owners) of series 2005-C2
                                                 certificates representing a majority interest in the series
                                                 2005-C2 controlling class. It is anticipated that JER
                                                 Investors Trust Inc., whose manager is an affiliate of J.E.
                                                 Robert Company, Inc., the initial special servicer, will
                                                 serve as the initial series 2005-C2 directing
                                                 certificateholder.

                                                 As and to the extent described under "The Series 2005-C2
                                                 Pooling and Servicing Agreement--Realization Upon Mortgage
                                                 Loans--Asset Status Report" in this prospectus supplement, the series 2005-C2 directing certificateholder may direct the special servicer with respect to various servicing matters involving each of the underlying mortgage loans.

                                                 See "The Series 2005-C2 Pooling and Servicing
                                                 Agreement--Realization Upon Mortgage Loans--Asset Status
                                                 Report" and "--Realization Upon Mortgage Loans--Series
                                                 2005-C2 Controlling Class and Series 2005-C2 Directing
                                                 Certificateholder" in this prospectus supplement.

CLASS TM CONSULTING CERTIFICATEHOLDER........    The class TM consulting certificateholder will, in general, be a certificateholder (or, in the case of a class of
                                                 book-entry certificates, a beneficial owner) of class TM
                                                 certificates selected by holders (or, in the case of a class of book-entry certificates, beneficial owners) of class TM certificates representing a majority interest in the class TM certificates.

                                                 The series 2005-C2 pooling and servicing agreement may
                                                 provide that, until the occurrence of the particular
                                                 change-of-control event in respect of the Tri-County Mall
                                                 underlying mortgage loan referred to under "The Series
                                                 2005-C2 Pooling and Servicing Agreement--The Class TM
                                                 Consulting Certificateholder" in - and described in the
                                                 glossary to - this prospectus supplement, the class TM
                                                 consulting certificateholder will be entitled to--

                                                 -    consult with - but not direct - the special servicer
                                                      with respect to various servicing matters involving the
                                                      Tri-County Mall underlying mortgage loan,

                                                 -    purchase the Tri-County Mall underlying mortgage loan
                                                      under various default scenarios, and

                                                 -    cure defaults with respect to the Tri-County Mall
                                                      underlying mortgage loan;

                                                 See "Description of the Underlying Mortgage
                                                 Loans--Significant Mortgage Loans--Tri-County Mall" and "The
                                                 Series 2005-C2 Pooling and Servicing Agreement--The Class TM
                                                 Consulting Certificateholder" in this prospectus supplement.

UNDERWRITERS.................................    Credit Suisse First Boston LLC, KeyBanc Capital Markets, a
                                                 Division of McDonald Investments Inc., Greenwich Capital
                                                 Markets Inc. and Wachovia Capital Markets, LLC are the
                                                 underwriters with respect to this offering. Credit Suisse
                                                 First Boston LLC will be lead and bookrunning manager. Credit
                                                 Suisse First Boston LLC is an affiliate of us and Column
                                                 Financial, Inc., one of the mortgage loan sellers. KeyBanc
                                                 Capital Markets is a trade name under which corporate and
                                                 investment banking services of KeyCorp and its subsidiaries, including McDonald Investments Inc. and KeyBank National
                                                 Association, are marketed to institutional clients. McDonald
                                                 Investments Inc. is an affiliate of KeyBank National
                                                 Association, one of the mortgage loan sellers, and of KeyCorp
                                                 Real Estate Capital Markets, Inc., the master servicer. Not every underwriter will have an obligation to purchase offered certificates from us.

MORTGAGE LOAN SELLERS........................    We will acquire the mortgage loans that are to back the
                                                 offered certificates from two separate mortgage loan sellers.

                                                 -    Column Financial, Inc., a Delaware corporation. It is an
                                                      affiliate of us and of Credit Suisse First Boston LLC,
                                                      one of the underwriters. Column Financial, Inc.
                                                      maintains an office at 3414 Peachtree Road, N.E., Suite
                                                      1140, Atlanta, Georgia 30326.

                                                 -    KeyBank National Association, a national banking
                                                      association. It is the parent of KeyCorp Real Estate
                                                      Capital Markets, Inc., the master servicer, and is an
                                                      affiliate of McDonald Investments Inc., one of the
                                                      underwriters. KeyBank National Association maintains an
                                                      office at Key Tower, 127 Public Square, Cleveland, Ohio
                                                      44114.

                                                 See "Description of the Underlying Mortgage Loans--The
                                                 Mortgage Loan Sellers" in this prospectus supplement.

SWAP COUNTERPARTY............................    Credit Suisse First Boston International, an affiliate of the depositor, one of the mortgage loan sellers and one of the underwriters, will be the counterparty under the swap
                                                 agreement relating to the class A-MFL certificates. As of the date of this prospectus supplement, the swap counterparty has been assigned a senior unsecured debt rating of "A+" by
                                                 Standard & Poor's Ratings Services, a division of The
                                                 McGraw-Hill Companies, Inc., and a senior debt rating of
                                                 "Aa3" by Moody's Investors Service, Inc. See "Description of
                                                 the Swap Agreement--The Swap Counterparty" in this prospectus supplement.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE.................................    The underlying mortgage loans will be considered part of the trust fund as of their respective due dates in May 2005 or, in the case of any mortgage loan that has its first due date on June 1 or June 13, 2005, as of May 2 or May 11, 2005,
                                                 respectively. For each mortgage loan, that due date in May
                                                 2005, May 2, 2005 or May 11, 2005, as applicable, is referred to in this prospectus supplement as the cut-off date for that mortgage loan, and the cut-off dates for the mortgage loans are collectively considered the cut-off date for the trust fund. All payments and collections received on each of the underlying mortgage loans after its cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund.

ISSUE DATE...................................    The date of initial issuance for the series 2005-C2
                                                 certificates will be on or about May   , 2005.

DUE DATES....................................    Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                                                                 % OF INITIAL NET
                                                                  NUMBER OF          MORTGAGE
                                                   DUE DATE     MORTGAGE LOANS     POOL BALANCE
                                                 ------------   --------------   ----------------
                                                     11th            149                90.6%
                                                      1st             20                 9.4%

DETERMINATION DATE...........................    The monthly cut-off for collections on the underlying
                                                 mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be
                                                 reported, to the holders of the series 2005-C2 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution
                                                 date. The determination date will be the 11th calendar day of each month, commencing with June 2005, or, if the 11th
                                                 calendar day of any such month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE............................    Distributions on the series 2005-C2 certificates are
                                                 scheduled to occur monthly, commencing in June 2005. During any given month, the distribution date will be the fourth
                                                 business day following the determination date in that month.

RECORD DATE..................................    The record date for each monthly distribution on a series
                                                 2005-C2 certificate will be the last business day of the
                                                 prior calendar month. The registered holders of the series
                                                 2005-C2 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate

                                                 will be made only upon presentation and surrender of that
                                                 certificate at the location to be specified in a notice of the pendency of that final distribution.

COLLECTION PERIOD............................    Amounts available for distribution on the series 2005-C2
                                                 certificates on any distribution date will depend on the
                                                 payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                                 -    will relate to a particular distribution date,

                                                 -    will begin when the prior collection period ends or, in
                                                      the case of the first collection period, will begin as
                                                      of the issue date, and

                                                 -    will end at the close of business on the determination
                                                      date that occurs in the same month as the related
                                                      distribution date.

INTEREST ACCRUAL PERIOD......................    The amount of interest payable with respect to the
                                                 interest-bearing classes of the series 2005-C2 certificates and the class A-MFL REMIC II regular interest on any
                                                 distribution date will be a function of the interest accrued during the related interest accrual period. The interest
                                                 accrual period for the interest-bearing classes of the series
                                                 2005-C2 certificates (other than the class A-MFL
                                                 certificates) and the class A-MFL REMIC II regular interest for any distribution date will be the calendar month
                                                 immediately preceding the month in which that distribution date occurs. The interest accrual period for the class A-MFL certificates for any distribution date will be the period
                                                 from and including the distribution date in the month
                                                 preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, from
                                                 and including May   , 2005) to, but excluding, the related
                                                 distribution date. Interest will be calculated with respect to each interest-bearing class of series 2005-C2 certificates
                                                 (other than the class A-MFL certificates) and with respect to the class A-MFL REMIC II regular interest assuming that each year consists of 12 30-day months, and interest will be
                                                 calculated with respect to the class A-MFL certificates based upon the actual number of days in the related interest
                                                 accrual period and a year consisting of 360 days.

LIBOR DETERMINATION DATE.....................    The applicable value of LIBOR, for purposes of calculating the pass-through rate for the class A-MFL certificates as
                                                 well as the payment obligations under the related swap
                                                 agreement, will initially be determined on May   , 2005 and
                                                 will thereafter be determined monthly on the second LIBOR
                                                 business day preceding the applicable interest accrual
                                                 period.

                            THE OFFERED CERTIFICATES

GENERAL......................................    The series 2005-C2 certificates offered by this prospectus supplement are the class A-1, A-2, A-3, A-AB, A-4, A-1-A,
                                                 A-MFL, A-MFX, A-J, B, C and D certificates. Each class of
                                                 offered certificates will have the initial total principal balance and pass-through rate set forth in the table on page
                                                 S-5 or otherwise described under "--Transaction Overview"
                                                 above. There are no other securities offered by this
                                                 prospectus supplement.

DISTRIBUTIONS

A. GENERAL...................................    Funds collected or advanced on the underlying mortgage loans will be distributed on each distribution date, net of
                                                 specified trust fund expenses including servicing fees,
                                                 trustee fees and related compensation.

B. PRIORITY OF DISTRIBUTIONS.................    The trustee will make distributions of interest and, if and when applicable, principal, with respect to the following
                                                 classes of series 2005-C2 certificates (or, in the case of the reference to "A-MFL" below, the class A-MFL REMIC II
                                                 regular interest), in the following order:

                                                      DISTRIBUTION ORDER                  CLASS
                                                    ----------------------    ------------------------------
                                                             1st                A-1, A-2, A-3, A-AB, A-4,
                                                                                   A-1-A, A-X and A-SP
                                                             2nd                     A-MFL and A-MFX
                                                             3rd                           A-J
                                                             4th                            B
                                                             5th                            C
                                                             6th                            D
                                                          Thereafter          The Other Non-Offered Classes,
                                                                                Exclusive of the R, V and
                                                                                       TM Classes

                                                 The allocation of interest distributions among the class A-1,
                                                 A-2, A-3, A-AB, A-4, A-1-A, A-X and A-SP certificates are to be made concurrently:

                                                 -    in the case of the A-1, A-2, A-3, A-AB and A-4 classes,
                                                      on a pro rata basis in accordance with the respective
                                                      interest entitlements evidenced by those classes of
                                                      certificates from available funds attributable to loan
                                                      group no. 1;

                                                 -    in the case of the A-1-A class, from available funds
                                                      attributable to loan group no. 2; and

                                                 -    in the case of the A-X and A-SP classes, on a pro rata
                                                      basis in accordance with the respective interest
                                                      entitlements evidenced by those classes, from available
                                                      funds attributable to loan group no. 1 and/or loan group
                                                      no. 2;

                                                 provided that, if the foregoing would result in a shortfall in the interest distributions on any of the A-1, A-2, A-3,
                                                 A-AB, A-4, A-1-A, A-X and/or A-SP classes, then distributions of interest will be made on those

                                                 classes of series 2005-C2 certificates, on a PRO RATA basis in accordance with the respective interest entitlements
                                                 evidenced by those classes, from available funds attributable to the entire mortgage pool; and provided, further, that the term "available funds" used above in this sentence does not include amounts attributable to the portion of the Tri-County
                                                 Mall underlying mortgage loan represented by the class TM
                                                 certificates.

                                                 The allocation of principal distributions among the class
                                                 A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates is described under "--Distributions--Principal Distributions" below. The class A-X, A-SP, R and V certificates do not have principal balances and do not entitle holders to distributions of
                                                 principal.

                                                 Allocation of interest distributions between the class A-MFL
                                                 REMIC II regular interest and the class A-MFX certificates are to be made concurrently, on a PRO RATA basis in
                                                 accordance with the respective interest entitlements
                                                 represented thereby.

                                                 The allocation of principal distributions between the class
                                                 A-MFL REMIC II regular interest and the class A-MFX
                                                 certificates are to be made concurrently, on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances thereof.

                                                 Distributions made with respect to the class A-MFL REMIC II regular interest will be deposited into the floating rate
                                                 account for payment to the swap counterparty and, together with any amounts received from the swap counterparty, to the class A-MFL certificateholders, respectively, as described under "Description of the Offered Certificates--Distributions"
                                                 in this prospectus supplement.

                                                 As described under "Description of the Underlying Mortgage
                                                 Loans--Significant Mortgage Loans--Tri-County Mall" and
                                                 "Description of the Offered Certificates--Distributions" in
                                                 this prospectus supplement, the class TM certificates will represent a subordinated right to receive out of payments and other collections (or advances in lieu thereof) on the
                                                 Tri-County Mall underlying mortgage loan, monthly payments of interest at the related pass-through rate and, except in
                                                 certain default scenarios, a proportionate share of all
                                                 scheduled payments of principal (or advances in lieu thereof)
                                                 on, and other collections of previously unadvanced principal of, that mortgage loan.

                                                 See "Description of the Offered
                                                 Certificates--Distributions--Priority of Distributions" in
                                                 this prospectus supplement.

C. INTEREST DISTRIBUTIONS....................    Each class of series 2005-C2 certificates, other than the
                                                 class R and V certificates, and the class A-MFL REMIC II
                                                 regular interest, will bear interest. With respect to each interest-bearing class of series 2005-C2 certificates and the class A-MFL REMIC II regular interest, that interest will
                                                 accrue during each applicable interest accrual period based upon:

                                                 -    the pass-through rate with respect to that class of
                                                      series 2005-C2 certificates or the class A-MFL REMIC II
                                                      regular interest, as the case may be, for that interest
                                                      accrual period;

                                                 -    the total principal balance or notional amount, as the
                                                      case may be, of that class of series 2005-C2
                                                      certificates or the class A-MFL REMIC II regular
                                                      interest, as the case may be, outstanding immediately
                                                      prior to the related distribution date; and

                                                 -    the assumption that each year consists of twelve 30-day
                                                      months (or, in the case of the class A-MFL certificates,
                                                      based on the actual number of days in that interest
                                                      accrual period and the assumption that each year
                                                      consists of 360 days).

                                                 In addition, if the pass-through rate of the class A-MFL
                                                 REMIC II regular interest for any interest accrual period is limited by the weighted average of the net interest rates of the underlying mortgage loans, the amount by which the
                                                 interest distributable with respect to the class A-MFL REMIC
                                                 II regular interest is reduced as a result of such limitation will result in the amount of interest payable by the trust to the swap counterparty being reduced by such amount. As a
                                                 result, the amount payable by the swap counterparty to the trust will be reduced proportionately, and therefore a
                                                 corresponding reduction will be made to the amount of
                                                 interest distributable with respect to the class A-MFL
                                                 certificates on that distribution date.

                                                 The class A-SP certificates will not accrue interest beyond
                                                 the               interest accrual period.

                                                 A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of a full month's
                                                 interest on the prepayment. These shortfalls (to the extent not covered by the master servicer as described under "The
                                                 Series 2005-C2 Pooling and Servicing Agreement--Servicing and
                                                 Other Compensation and Payment of Expenses" in this
                                                 prospectus supplement) will generally be allocated, as
                                                 described under "Description of the Offered
                                                 Certificates--Distributions--Interest Distributions," to
                                                 reduce the amount of accrued interest otherwise payable with respect to the class A-MFL REMIC II regular interest and the respective interest-bearing classes of series 2005-C2
                                                 certificates (other than, subject to the discussion in the next two sentences, the class A-MFL and TM certificates). Any shortfalls allocated to the class A-MFL REMIC II regular
                                                 interest will, in turn, result in a proportionate reduction
                                                 (for so long as the swap agreement is in effect) or a
                                                 dollar-for-dollar reduction (if there is no longer an
                                                 effective swap agreement) to the interest distributable on the class A-MFL certificates. Distributions on the other
                                                 classes of offered certificates may be reduced as a result of such shortfalls. In addition, any such resulting shortfall that is attributable to a prepayment of the Tri-County Mall underlying mortgage loan will be allocated to reduce the
                                                 amount of accrued interest otherwise payable to the holders of the class TM certificates before being allocated to any other interest-bearing class of series 2005-C2 certificates or the class A-MFL REMIC II regular interest.

                                                 On each distribution date, subject to available funds, the distribution priorities described under
                                                 "--Distributions--Priority of Distributions" above and, in the case of the class A-MFL certificates only, the amount
                                                 payable to or received from the swap counterparty for that distribution date, you will be entitled to receive your
                                                 proportionate share of all unpaid distributable interest
                                                 accrued with respect to your class of

                                                 offered certificates through the end of the related interest accrual period.

                                                 See "Description of the Offered
                                                 Certificates--Distributions--Interest Distributions" and
                                                 "--Distributions--Priority of Distributions" and "Description
                                                 of the Swap Agreement" in this prospectus supplement.

D. SWAP AGREEMENT............................    The assets of the trust fund will also include an interest rate swap agreement between the trustee on behalf of the
                                                 trust and Credit Suisse First Boston International as swap counterparty. The initial notional amount of the swap
                                                 agreement will be equal to the total initial principal
                                                 balance of the class A-MFL certificates (and,
                                                 correspondingly, of the class A-MFL REMIC II regular
                                                 interest). The notional amount of the swap agreement will
                                                 decrease to the extent of any decrease in the total principal balance of the class A-MFL certificates (and,
                                                 correspondingly, of the class A-MFL REMIC II regular
                                                 interest). The maturity date of the swap agreement will be the earliest of (i) the rated final distribution date for the class A-MFL certificates, (ii) the date on which the notional amount of the swap agreement is zero, (iii) the date on which the option to purchase all of the underlying mortgage loans and all other property remaining in the trust fund is
                                                 exercised and (iv) the date on which the termination of the trust fund occurs. Under the swap agreement, the trustee will generally be obligated to pay to the swap counterparty one business day prior to each distribution date, out of amounts paid or payable, as the case may be, with respect to the
                                                 class A-MFL REMIC II regular interest, an amount equal to the sum of (i) any prepayment premiums or yield maintenance
                                                 charges allocable to the class A-MFL REMIC II regular
                                                 interest and (ii) 1/12th of the product of (A) the notional amount of the swap agreement for that distribution date and
                                                 (B)   % per annum. The swap counterparty will generally be
                                                 obligated to pay to the trust one business day prior to each distribution date an amount equal to the product of (i) the notional amount of the swap agreement for that distribution
                                                 date, (ii) LIBOR plus    % per annum and (iii) a fraction, the
                                                 numerator of which is the actual number of days elapsed
                                                 during the related accrual period, and the denominator of
                                                 which is 360.

                                                 If the pass-through rate on the class A-MFL REMIC II regular
                                                 interest is reduced below    % per annum or if there is an
                                                 interest shortfall with respect to the class A-MFL REMIC II regular interest, then the amount payable by the trust to the swap counterparty will be reduced by an amount equal to the
                                                 excess, if any, of (a) 1/12th of the product of (i)     %,
                                                 multiplied by (ii) the notional amount of the swap agreement for that distribution date over (b) the amount of interest distributions with respect to the class A-MFL REMIC II
                                                 regular interest pursuant to the priority of distributions on that distribution date. As a result, the amount payable by the swap counterparty to the trust will be reduced by an
                                                 amount equal to the product of (a) the amount of the
                                                 reduction determined as described in the immediately
                                                 preceding sentence and (b) a fraction, the numerator of which
                                                 is equal to the product of (i) LIBOR plus     %, multiplied by
                                                 (ii) a fraction, the numerator of which is the actual number of days in the related accrual period and the denominator of which is 360, multiplied by (iii) the notional amount of the swap agreement for that distribution date, and the
                                                 denominator of which is 1/12th of the product of (i)     %,
                                                 multiplied by (ii) the notional amount of the swap agreement for that distribution date.

                                                 If the amount paid by the trust to the swap counterparty is reduced on any distribution date as described in the
                                                 preceding paragraph, and if on any subsequent distribution date the amount of interest distributions with respect to the class A-MFL REMIC II regular interest pursuant to the
                                                 priority of distributions on that distribution date exceeds
                                                 1/12th of the product of (i)     %, multiplied by (ii) the
                                                 notional amount of the swap agreement for that distribution date, then the trust will be obligated under the swap
                                                 agreement to pay such excess to the swap counterparty, up to the total amount of such reductions remaining unreimbursed to the swap counterparty from prior distribution dates, and the swap counterparty will be obligated under the swap agreement to pay to the trust an amount equal to the product of (i)
                                                 each amount reimbursed to the swap counterparty on the
                                                 current distribution date and (ii) the value of the fraction specified in clause (b) of the last sentence of the preceding paragraph for the distribution date on which the reduction that is currently being reimbursed originally occurred. Such reimbursements will be made on a first-in/first-out basis.

                                                 Payments by the trustee to the swap counterparty, and by the swap counterparty to the trust fund, as described above in this "--Swap Agreement" section will be made on a net basis, and any such amounts paid to or retained by the trust fund will be available to make payments of interest to the class
                                                 A-MFL certificateholders. See "Risk Factors--Risks Relating to the Swap Agreement" and "Description of the Swap
                                                 Agreement" in this prospectus supplement.

E. PRINCIPAL DISTRIBUTIONS...................    Subject to--

                                                 -    available funds,

                                                 -    the distribution priorities described under
                                                      "--Distributions--Priority of Distributions" above, and

                                                 -    the reductions to principal balances described under
                                                      "--Reductions of Certificate Principal Balances in
                                                      Connection with Losses and Expenses" below,

                                                 the holders of each class of offered certificates will be
                                                 entitled to receive a total amount of principal over time
                                                 equal to the total principal balance of their particular
                                                 class.

                                                 The total distributions of principal to be made on the series
                                                 2005-C2 certificates on any distribution date will, in
                                                 general, be a function of--

                                                 -    the amount of scheduled payments of principal due or, in
                                                      some cases, deemed due, on the underlying mortgage loans
                                                      during the related collection period, which payments are
                                                      either received as of the end of that collection period
                                                      or advanced by the master servicer and/or the trustee,
                                                      as applicable, and

                                                 -    the amount of any prepayments, including in the form of
                                                      accelerated amortization on any underlying mortgage loan
                                                      that remains outstanding past any applicable anticipated
                                                      repayment date, and other unscheduled collections of
                                                      previously unadvanced principal with respect to the
                                                      underlying mortgage loans that are received during the
                                                      related collection period.

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
                                                 In the case of the class A-MFL certificates, however, any
                                                 distributions of principal will first be made with respect to the class A-MFL REMIC II regular interest, after which any corresponding distributions will be made to the class A-MFL certificateholders.

                                                 However, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying
                                                 mortgage loan, then that advance (together with accrued
                                                 interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal on all the
                                                 underlying mortgage loans (thereby reducing the amount of
                                                 principal otherwise distributable on the series 2005-C2
                                                 certificates--including, in the case of the class A-MFL
                                                 certificates, through the class A-MFL REMIC II regular
                                                 interest--on the related distribution date), prior to being deemed reimbursed out of payments and other collections of interest on all the underlying mortgage loans.

                                                 Additionally, if any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer, the special servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph
                                                 (thereby reducing the amount of principal otherwise
                                                 distributable on the series 2005-C2 certificates--including, in the case of the class A-MFL certificates, through the
                                                 class A-MFL REMIC II regular interest--on the related
                                                 distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the
                                                 extent of principal collections available for that purpose).
                                                 If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the
                                                 related underlying mortgage loan, then the master servicer, the special servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable
                                                 advance in an amount equal to the portion of that advance
                                                 that remains outstanding, plus accrued interest.

                                                 Reimbursements of the advances described in the prior two
                                                 paragraphs will generally be made first from principal
                                                 collections on the underlying mortgage loans included in the loan group that includes the underlying mortgage loan in
                                                 respect of which the advance was made, and if those
                                                 collections are insufficient to make a full reimbursement, then from principal collections on the mortgage loans in the other loan group. As a result, distributions of principal on any of the A-1, A-2, A-3, A-AB, A-4 and A-1-A classes may be reduced even if the advances being reimbursed were made in respect of underlying mortgage loans

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
                                                 included in the loan group that does not primarily relate to such class of certificates.

                                                 The trustee must make principal distributions in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with
                                                 respect to the mortgage loans in loan group no. 1 or the
                                                 mortgage loans in loan group no. 2, such that:

                                                 -    no principal distributions will be made to the holders
                                                      of any of the class E, F, G, H, J, K, L, M, N, O or P
                                                      certificates until the total principal balance of the
                                                      class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J, B, C
                                                      and D certificates and the class A-MFL REMIC II regular
                                                      interest is reduced to zero;

                                                 -    no principal distributions will be made to the holders
                                                      of the class A-J, B, C or D certificates until, in the
                                                      case of each of those classes, the total principal
                                                      balance of the class A-1, A-2, A-3, A-AB, A-4, A-1-A and
                                                      A-MFX certificates and the class A-MFL REMIC II regular
                                                      interest is reduced to zero;

                                                 -    no principal distributions will be made to the class
                                                      A-MFL REMIC II regular interest and the class A-MFX
                                                      certificates until the total principal balance of the
                                                      class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates is
                                                      reduced to zero, and any and all principal distributions
                                                      with respect to the class A-MFL REMIC II regular
                                                      interest and the class A-MFX certificates will be
                                                      allocated between them on a pro rata basis in accordance
                                                      with the respective total principal balances thereof;

                                                 -    except as described in the paragraph following these
                                                      bullets, no distributions of principal with respect to
                                                      loan group no. 1 will be made to the holders of the
                                                      class A-1-A certificates until the total principal
                                                      balance of the class A-1, A-2, A-3, A-AB and A-4
                                                      certificates is reduced to zero; however, on any given
                                                      distribution date, the holders of the class A-1-A
                                                      certificates will be entitled to receive any and all
                                                      payments of principal to which they are entitled on that
                                                      distribution date with respect to loan group no. 2 prior
                                                      to the holders of the class A-1, A-2, A-3, A-AB and/or
                                                      A-4 certificates receiving any payments of principal on
                                                      that distribution date;

                                                 -    except as described in the paragraph following these
                                                      bullets, no distributions of principal with respect to
                                                      loan group no. 2 will be made to the holders of the
                                                      class A-1, A-2, A-3, A-AB and/or A-4 certificates until
                                                      the total principal balance of the class A-1-A
                                                      certificates is reduced to zero;

                                                 -    except as described in the paragraph following these
                                                      bullets, no distributions of principal will be made to
                                                      the holders of the class A-4 certificates until the
                                                      total principal balance of the class A-1, A-2, A-3 and
                                                      A-AB certificates is reduced to zero;

                                                 -    except as described in the paragraph following these
                                                      bullets, no distributions of principal will be made to
                                                      the holders of the class A-AB certificates in excess of
                                                      the amount necessary to

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
                                                      reduce the total principal balance of such class to the
                                                      applicable scheduled principal balance set forth for the
                                                      subject distribution date on Exhibit E to this
                                                      prospectus supplement until the total principal balance
                                                      of the class A-1, A-2 and A-3 certificates is reduced to
                                                      zero;

                                                 -    except as described in the paragraph following these
                                                      bullets, no distributions of principal will be made on
                                                      any given distribution date to the holders of the class
                                                      A-1, A-2 and A-3 certificates until the total principal
                                                      balance of the class A-AB certificates is reduced to the
                                                      applicable scheduled principal balance set forth for the
                                                      subject distribution date on Exhibit E to this
                                                      prospectus supplement;

                                                 -    except as described in the paragraph following these
                                                      bullets, no distributions of principal will be made to
                                                      the holders of the class A-3 certificates until the
                                                      total principal balance of the class A-1 and A-2
                                                      certificates is reduced to zero; and

                                                 -    except as described in the paragraph following these
                                                      bullets, no distributions of principal will be made to
                                                      the holders of the class A-2 certificates until the
                                                      total principal balance of the class A-1 certificates is
                                                      reduced to zero.

                                                 Because of the losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the class A-MFL REMIC II
                                                 regular interest and the class A-MFX, A-J, B, C, D, E, F, G,
                                                 H, J, K, L, M, N, O and P certificates could be reduced to zero at a time when any two or more of the A-1, A-2, A-3,
                                                 A-AB, A-4, and A-1-A classes remain outstanding. Under those circumstances, any principal distributions on the A-1, A-2,
                                                 A-3, A-AB, A-4 and A-1-A classes will be made on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes and without regard to the applicable scheduled principal
                                                 balance for the class A-AB certificates set forth for the
                                                 subject distribution date on Exhibit E to this prospectus
                                                 supplement.

                                                 All distributions of principal with respect to the class
                                                 A-MFL REMIC II regular interest will be made to a segregated account or sub-account maintained by the trustee from which they will, in turn, be distributed to the holders of the
                                                 class A-MFL certificates.

                                                 Except in certain default scenarios, the holders of the class
                                                 TM certificates will be entitled to a proportionate share of the amounts distributable as principal on the series 2005-C2 principal balance certificates that are allocable to the
                                                 Tri-County Mall underlying mortgage loan.

                                                 The class A-X, A-SP, R and V certificates do not have
                                                 principal balances. They do not entitle holders to any
                                                 distributions of principal.

                                                 See "Description of the Offered
                                                 Certificates--Distributions--Principal Distributions" and
                                                 "--Distributions--Priority of Distributions" in this
                                                 prospectus supplement.

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
F. DISTRIBUTIONS OF PREPAYMENT PREMIUMS
   AND YIELD MAINTENANCE CHARGES.............    Any prepayment premium or yield maintenance charge collected in respect of any of the underlying mortgage loans will be distributed, to the persons and in the proportions described under "Description of the Offered
                                                 Certificates--Distributions--Distributions of Static
                                                 Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

REDUCTIONS OF CERTIFICATE PRINCIPAL
BALANCES IN CONNECTION WITH
LOSSES AND EXPENSES..........................    As and to the extent described under "Description of the
                                                 Offered Certificates--Reductions of Certificate Principal
                                                 Balances in Connection with Realized Losses and Additional
                                                 Trust Fund Expenses" in this prospectus supplement, losses on, and default-related or other unanticipated trust fund
                                                 expenses attributable to, the underlying mortgage loans
                                                 (other than as described below with respect to the Tri-County
                                                 Mall underlying mortgage loan) will, in general, be allocated to reduce the total principal balances of the following
                                                 classes of the series 2005-C2 principal balance certificates
                                                 (or, in the case of the reference to "A-MFL" below, the class
                                                 A-MFL REMIC II regular interest), sequentially, in the
                                                 following order:

                                                      REDUCTION ORDER                  CLASS
                                                     -----------------         ---------------------
                                                            1st                          P
                                                            2nd                          O
                                                            3rd                          N
                                                            4th                          M
                                                            5th                          L
                                                            6th                          K
                                                            7th                          J
                                                            8th                          H
                                                            9th                          G
                                                           10th                          F
                                                           11th                          E
                                                           12th                          D
                                                           13th                          C
                                                           14th                          B
                                                           15th                         A-J
                                                           16th                   A-MFL and A-MFX
                                                           17th                 A-1, A-2, A-3, A-AB,
                                                                                   A-4 and A-1-A

                                                 Any such reduction of the total principal balances of the
                                                 A-1, A-2, A-3, A-AB, A-4 and A-1-A classes will be made on a
                                                 PRO RATA basis in accordance with the relative sizes of those total principal balances at the time of the reduction.

                                                 Any such reduction of the total principal balances of the
                                                 A-MFL REMIC II regular interest and the class A-MFX
                                                 certificates will be made on a PRO RATA basis in accordance with the relative sizes of those total principal balances at the time of the reduction.

                                                 Notwithstanding the foregoing, losses on and/or
                                                 default-related or other unanticipated trust fund expenses with respect to the Tri-County Mall underlying mortgage loan will be allocated, as and to the extent described under
                                                 "Description of the Offered Certificates--Reductions of
                                                 Certificate Principal Balances in Connection with Realized
                                                 Losses

                                                 and Additional Trust Fund Expenses" in this prospectus
                                                 supplement, to reduce the total principal balance of the
                                                 class TM certificates, prior to being allocated to reduce the total principal balance of any class identified in the
                                                 foregoing table.

                                                 Although losses on the underlying mortgage loans,
                                                 extraordinary expenses and available funds shortfalls will not be directly allocated to the class A-MFL certificates, such losses and shortfalls may be allocated to the class
                                                 A-MFL REMIC II regular interest in reduction of the total
                                                 principal balance of the class A-MFL REMIC II regular
                                                 interest and the amount of its interest entitlement,
                                                 respectively. Any decrease in the total principal balance of the class A-MFL REMIC II regular interest will result in a corresponding decrease in the total principal balance of the class A-MFL certificates, and any interest shortfalls
                                                 suffered by the class A-MFL REMIC II regular interest (for whatever reason) will reduce the amount of interest
                                                 distributed on the class A-MFL certificates to the extent
                                                 described in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS........................    Except as described below in this "--Advances of Delinquent
                                                 Monthly Debt Service Payments" section, the master servicer will be required to make advances with respect to any
                                                 delinquent scheduled monthly payments of principal and/or
                                                 interest, other than balloon payments, due on the underlying mortgage loans. The master servicer will be required to make advances for balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the Offered
                                                 Certificates--Advances of Delinquent Monthly Debt Service
                                                 Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                                 Neither the master servicer nor the trustee will advance
                                                 master servicing fees, primary servicing fees or work-out
                                                 fees.

                                                 Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the
                                                 related underlying mortgage loan.

                                                 In addition, if any of the adverse events or circumstances that we refer to under "The Series 2005-C2 Pooling and
                                                 Servicing Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any underlying
                                                 mortgage loan or the related mortgaged real property, the
                                                 special servicer will generally be obligated to obtain a new appraisal or, in some cases involving mortgage loans with
                                                 principal balances of less than $2,000,000, conduct an
                                                 internal valuation of that property. If, based on that
                                                 appraisal or other valuation, it is determined that--

                                                 -    the principal balance of, accrued interest on, and other
                                                      delinquent amounts, which may include unreimbursed
                                                      servicing advances and interest on advances, due under
                                                      or with respect to the subject mortgage loan, exceed

                                      S-28
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
                                                 -    an amount equal to--

                                                      1.   90% of the new appraised/estimated value of that
                                                           real property (as such value may be adjusted
                                                           downward by the special servicer), minus

                                                      2.   any liens on that real property that are prior to
                                                           the lien of the subject mortgage loan, plus

                                                      3.   the amount of related escrow payments, reserve
                                                           funds and letters of credit which are posted as
                                                           additional security for payments due on the subject
                                                           mortgage loan,

                                                 then the amount otherwise required to be advanced with
                                                 respect to interest on the subject mortgage loan will be
                                                 reduced. That reduction will generally be in the same
                                                 proportion that (a) the excess (not to exceed the principal balance of the subject mortgage loan, net of related
                                                 unreimbursed advances of principal), bears to (b) the
                                                 principal balance of the subject mortgage loan, net of
                                                 related unreimbursed advances of principal. Due to the
                                                 distribution priorities, any reduction will first reduce the funds available to pay interest on the most subordinate
                                                 interest-bearing class(es) of series 2005-C2 certificates
                                                 (or, in the case of the class A-MFL certificates, the class
                                                 A-MFL REMIC II regular interest) outstanding that evidences an interest in the subject underlying mortgage loan.

                                                 See "Description of the Offered Certificates--Advances of
                                                 Delinquent Monthly Debt Service Payments" and "The Series
                                                 2005-C2 Pooling and Servicing Agreement--Required Appraisals"
                                                 in this prospectus supplement. See also "Description of the
                                                 Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS................    On each distribution date, the trustee will provide or make available to the registered holders of the offered
                                                 certificates and to the swap counterparty a monthly report substantially in the form of Exhibit B to this prospectus
                                                 supplement. The trustee's report will detail, among other
                                                 things, the distributions made to the series 2005-C2
                                                 certificateholders on that distribution date and the
                                                 performance of the underlying mortgage loans and the
                                                 mortgaged real properties.

                                                 You may also review via the trustee's website or, upon
                                                 reasonable prior notice, at the trustee's offices during
                                                 normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the
                                                 mortgaged real properties securing those loans. We expect
                                                 that the available information and documents will include
                                                 loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                                 See "Description of the Offered Certificates--Reports to
                                                 Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL TERMINATION.........................    The following parties will each in turn, according to the
                                                 order listed below, have the option to purchase all of the underlying mortgage loans and all other property remaining in the trust fund on any distribution date on which the total principal balance of the underlying mortgage

                                      S-29
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
                                                 loans from the perspective of the series 2005-C2
                                                 certificateholders, based on collections and advances of
                                                 principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2005-C2 certificateholders, is less than 1.0% of the initial mortgage pool balance:

                                                 -    any single holder or group of holders of the majority of
                                                      the total outstanding principal balance of certificates
                                                      of the series 2005-C2 controlling class;

                                                 -    the master servicer; and

                                                 -    the special servicer.

                                                 In the event that any party above exercises this option, the trust fund will terminate and all outstanding offered
                                                 certificates will be retired, as described in more detail in this prospectus supplement.

                                                 Following the date on which the total principal balance of the offered certificates and the class E, F, G and H
                                                 certificates is reduced to zero, the trust fund may also be terminated in connection with an exchange of all the
                                                 remaining series 2005-C2 certificates (other than the class R and V certificates) for all the mortgage loans and
                                                 foreclosure properties in the trust fund at the time of the exchange.

DENOMINATIONS................................    The offered certificates will be issuable in registered form, in the following denominations:

                                                                                                       MULTIPLES IN EXCESS
                                                                                       MINIMUM              OF MINIMUM
                                                                CLASS                DENOMINATION          DENOMINATION
                                                 -------------------------------    --------------   -----------------------
                                                      A-1, A-2, A-3, A-AB,
                                                       A-4, A-1-A, A-MFL,
                                                     A-MFX, A-J, B, C and D            $ 10,000               $ 1

CLEARANCE AND SETTLEMENT.....................    You will initially hold your offered certificates through The
                                                 Depository Trust Company, in the United States, or
                                                 Clearstream Banking, Luxembourg or The Euroclear System, in
                                                 Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any
                                                 offered certificate, except under the limited circumstances described under "Description of the Offered
                                                 Certificates--Registration and Denominations" in this
                                                 prospectus supplement and "Description of the
                                                 Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES..............    The trustee or its agent will make elections to treat
                                                 designated portions of the assets of the trust fund as
                                                 multiple separate real estate mortgage investment conduits under sections 860A through 860G of the Internal Revenue Code of 1986. Those REMICs will be as follows:

                                                 -    a single loan REMIC, which will consist of, among other
                                                      things, the Tri-County Mall underlying mortgage loan and
                                                      the

                                                      related mortgaged real property if it is acquired by the
                                                      trust fund following a borrower default;

                                                 -    REMIC I, which will consist of, among other things--

                                                      1.   the underlying mortgage loans or, in the case of
                                                           the Tri-County Mall underlying mortgage loan, the
                                                           regular interest in the related Loan REMIC referred
                                                           to in the preceding bullet, and

                                                      2.   any mortgaged real properties - other than the
                                                           Tri-County Mall mortgaged real property - that may
                                                           be acquired by the trust fund following a borrower
                                                           default,

                                                      but will exclude collections of additional interest
                                                      accrued and deferred as to payment with respect to each
                                                      underlying mortgage loan with an anticipated repayment
                                                      date that remains outstanding past that date; and

                                                 -    REMIC II, which will hold the regular interests in
                                                      REMIC I.

                                                 Any assets not included in a REMIC will constitute one or
                                                 more grantor trusts for U.S. federal income tax purposes. In connection therewith, the class A-MFL REMIC II regular
                                                 interest, the swap agreement and a floating rate account,
                                                 will constitute a grantor trust for federal income tax
                                                 purposes.

                                                 The offered certificates (exclusive of the class A-MFL
                                                 certificates) and the class A-MFL REMIC II regular interest will be treated as regular interests in REMIC II. This means that they will be treated as newly issued debt instruments for U.S. federal income tax purposes. The class A-MFL
                                                 certificates will represent undivided beneficial ownership interests in the class A-MFL REMIC II regular interest, a
                                                 floating rate account and the swap agreement. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are
                                                 otherwise a cash method taxpayer.

                                                 One or more classes of offered certificates (exclusive of the class A-MFL certificates) may be issued with more than a DE
                                                 MINIMIS amount of original issue discount. If you own an
                                                 offered certificate issued with original issue discount, you may have to report original issue discount income and be
                                                 subject to a tax on this income before you receive a
                                                 corresponding cash payment. Some of the offered certificates
                                                 (exclusive of the class A-MFL certificates and including the class A-MFL REMIC II regular interest) may be treated as
                                                 being issued at a premium.

                                                 When determining the rate of accrual of original issue
                                                 discount and market discount, if any, or the amortization of premium for U.S. federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any
                                                 determination--

                                                 -    the underlying mortgage loans with anticipated repayment
                                                      dates will, in each case, be paid in full on that date,

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
                                                 -    no underlying mortgage loan will otherwise be prepaid
                                                      prior to maturity, and

                                                 -    there will be no extension of maturity for any
                                                      underlying mortgage loan.

                                                 However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all.

                                                 For a more detailed discussion of the U.S. federal income tax aspects of investing in the offered certificates, see "U.S.
                                                 Federal Income Tax Consequences" in this prospectus
                                                 supplement and "Federal Income Tax Consequences" in the
                                                 accompanying prospectus.

ERISA CONSIDERATIONS.........................    The acquisition of an offered certificate by an employee
                                                 benefit plan or other plan or arrangement subject to the
                                                 Employee Retirement Income Security Act of 1974, as amended, or to section 4975 of the Internal Revenue Code of 1986, as amended, could, in some instances, result in a prohibited
                                                 transaction or other violation of the fiduciary
                                                 responsibility provisions of these laws.

                                                 We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                                 -    Title I of ERISA, or

                                                 -    section 4975 of the Internal Revenue Code,

                                                 will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to
                                                 Credit Suisse First Boston LLC by the U.S. Department of
                                                 Labor.

                                                 If you are a fiduciary of any retirement plan or other
                                                 employee benefit plan or arrangement subject to Title I of
                                                 ERISA or section 4975 of the Internal Revenue Code or any
                                                 materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to
                                                 determine whether the purchase or holding of the offered
                                                 certificates could give rise to a transaction that is
                                                 prohibited under ERISA or section 4975 of the Internal
                                                 Revenue Code or applicable similar law. In addition, if you are a fiduciary of any such retirement plan or other employee benefit plan and are considering an investment in the class
                                                 A-MFL certificates, you should review the specific
                                                 requirements for purchases of class A-MFL certificates by
                                                 plans. See "ERISA Considerations" in this prospectus
                                                 supplement and in the accompanying prospectus.

LEGAL INVESTMENT.............................    The offered certificates, other than the class D
                                                 certificates, will be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest ratings categories by one of the rating agencies.

                                                 You should consult your own legal advisors to determine
                                                 whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this
                                                 prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS....................    The rate and timing of payments and other collections of
                                                 principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered
                                                 certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage
                                                 loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                                 Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group
                                                 no. 1 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and
                                                 other collections of principal on the mortgage loans in loan group no. 2.

                                                 Holders of the class A-1-A certificates will be affected by the rate and timing of payments and other collections of
                                                 principal of the mortgage loans in loan group no. 2 and, in the absence of significant losses, for so long as the class
                                                 A-1, A-2, A-3, A-AB and A-4 certificates are outstanding,
                                                 should be largely unaffected by the rate and timing of
                                                 payments and other collections of principal on the mortgage loans in loan group no. 1.

                                                 The yield on the class A-MFL certificates will be highly
                                                 sensitive to changes in the level of LIBOR.

                                                 The yield on the class A-MFL certificates, as well as on
                                                 other offered certificates with variable or capped
                                                 pass-through rates, could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                                 See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                          THE UNDERLYING MORTGAGE LOANS

GENERAL......................................    We intend to include the 169 mortgage loans identified on
                                                 Exhibit A-1 to this prospectus supplement in the trust fund for the offered certificates. In this section, "--The
                                                 Underlying Mortgage Loans," we provide summary information with respect to those mortgage loans. For more detailed
                                                 information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                                 -    "Description of the Underlying Mortgage Loans";

                                                 -    "Risk Factors--Risks Related to the Underlying Mortgage
                                                      Loans";

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
                                                 -    Exhibit A-1--Characteristics of the Underlying Mortgage
                                                      Loans and the Related Mortgaged Real Properties; and

                                                 -    Exhibit A-2--Mortgage Pool Information.

                                                 For purposes of calculating distributions on the respective classes of series 2005-C2 certificates, the pool of mortgage loans backing the offered certificates will be divided into the following two loan groups:

                                                 -    Loan group no. 1, which will consist of all of the
                                                      mortgage loans that are secured by property types other
                                                      than multifamily, manufactured housing and some mixed
                                                      use property types that have a multifamily component,
                                                      together with 12 mortgage loans that are secured by
                                                      multifamily, manufactured housing and some mixed use
                                                      property types that have a multifamily component. Loan
                                                      group no. 1 will consist of 113 mortgage loans, with an
                                                      initial loan group no. 1 balance of $1,179,978,358,
                                                      representing approximately 72.6% of the initial mortgage
                                                      pool balance, and an initial net loan group no. 1
                                                      balance of $1,170,978,358 representing approximately
                                                      72.5% of the initial net mortgage pool balance.

                                                 -    Loan group no. 2, which will consist of all but 12 of
                                                      the mortgage loans that are secured by multifamily,
                                                      manufactured housing and some mixed use property types
                                                      that have a multifamily component. Loan group no. 2 will
                                                      consist of 56 mortgage loans, with an initial loan group
                                                      no. 2 balance of $445,106,102, representing
                                                      approximately 27.4% of the initial mortgage pool balance
                                                      and 27.5% of the initial net mortgage pool balance.

                                                 Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                                                 When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that we intend to include in the trust fund, please note that--

                                                 -    All numerical information provided with respect to the
                                                      mortgage loans is provided on an approximate basis.

                                                 -    All weighted average information provided with respect
                                                      to the underlying mortgage loans or any sub-group
                                                      thereof reflects a weighting based on their respective
                                                      cut-off date principal balances (or, in the case of the
                                                      Tri-County Mall underlying mortgage loan, unless
                                                      specifically indicated otherwise, on its cut-off date
                                                      principal balance as reduced by the portion thereof
                                                      represented by the class TM certificates as of the issue
                                                      date). We will transfer the cut-off date principal
                                                      balance for each of the underlying mortgage loans to the
                                                      trust fund. We show the cut-off date principal balance
                                                      for each of the underlying mortgage loans (or, in the
                                                      case of the Tri-County Mall underlying mortgage loan,
                                                      its cut-off date principal balance as reduced by the
                                                      portion thereof represented by the class TM certificates
                                                      as of the issue date) on Exhibit A-1 to this prospectus
                                                      supplement.

                                                 -    In calculating the respective cut-off date principal
                                                      balances of the underlying mortgage loans, we have
                                                      assumed that--

                                                      1.   all scheduled payments of principal and/or
                                                           interest, if any, due on those mortgage loans on or
                                                           before their cut-off dates are timely made, and

                                                      2.   there are no prepayments or other unscheduled
                                                           collections of principal with respect to any of
                                                           those mortgage loans during the approximate
                                                           one-month period preceding their respective cut-off
                                                           dates.

                                                 -    Whenever we refer to the following terms in this
                                                      prospectus supplement, we intend for them to reflect the
                                                      respective total amounts specified next to each of those
                                                      terms below:

                                                      1.   initial mortgage pool balance -- the total cut-off
                                                           date principal balance of the entire mortgage pool;

                                                      2.   initial net mortgage pool balance -- the initial
                                                           mortgage pool balance, exclusive of the portion of
                                                           the cut-off date principal balance of the
                                                           Tri-County Mall underlying mortgage loan
                                                           represented by the class TM certificates as of the
                                                           issue date;

                                                      3.   initial loan group no. 1 balance -- the total
                                                           cut-off date principal balance of all of the
                                                           underlying mortgage loans in loan group no. 1;

                                                      4.   initial net loan group no. 1 balance -- the initial
                                                           loan group no. 1 balance, exclusive of the portion
                                                           of the cut-off date principal balance of the
                                                           Tri-County Mall underlying mortgage loan
                                                           represented by the class TM certificates as of the
                                                           issue date; and

                                                      5.   initial loan group no. 2 balance -- the total
                                                           cut-off date principal balance of all of the
                                                           underlying mortgage loans in loan group no. 2.

                                                 -    When information with respect to mortgaged real
                                                      properties is expressed as a percentage of the initial
                                                      mortgage pool balance, the initial loan group no. 1
                                                      balance or the initial loan group no. 2 balance, as the
                                                      case may be, the percentages are based upon the cut-off
                                                      date principal balances of the related underlying
                                                      mortgage loans. When information with respect to the
                                                      mortgaged real properties is expressed as a percentage
                                                      of the initial net mortgage pool balance or the initial
                                                      net loan group no. 1 balance, as the case may be, the
                                                      percentages are based upon the cut-off date principal
                                                      balances of the related underlying mortgage loans
                                                      (reduced, in the case of the Tri-County Mall underlying
                                                      mortgage loan, by that portion of its cut-off date
                                                      principal balance represented by the class TM
                                                      certificates as of the issue date).

                                                 -    Some of the underlying mortgage loans are
                                                      cross-collateralized and cross-defaulted with one or
                                                      more other

                                                      underlying mortgage loans. Except as otherwise
                                                      indicated, when an underlying mortgage loan is
                                                      cross-collateralized and cross-defaulted with another
                                                      underlying mortgage loan, we present the information
                                                      regarding those mortgage loans as if each of them was
                                                      secured only by a mortgage lien on the corresponding
                                                      mortgaged real property identified on Exhibit A-1 to
                                                      this prospectus supplement. One exception is that each
                                                      and every underlying mortgage loan in any particular
                                                      group of cross-collateralized and cross-defaulted
                                                      mortgage loans is treated as having the same
                                                      loan-to-value ratio and the same debt service coverage
                                                      ratio. Other than as described under "Description of the
                                                      Underlying Mortgage Loans--The CBA A/B Loan Pairs" in
                                                      this prospectus supplement, none of the underlying
                                                      mortgage loans will be cross-collateralized or
                                                      cross-defaulted with any mortgage loan that is not in
                                                      the trust fund.

                                                 -    In some cases, an individual underlying mortgage loan is
                                                      secured by multiple mortgaged real properties. For
                                                      purposes of providing property-specific information, we
                                                      have allocated each of those mortgage loans among the
                                                      related mortgaged real properties based upon--

                                                      1.   relative appraised values,

                                                      2.   relative underwritten net cash flow, or

                                                      3.   prior allocations reflected in the related loan
                                                           documents.

                                                 -    If an underlying mortgage loan is secured by multiple
                                                      parcels of real property and the operation or management
                                                      of those parcels so warranted, we treat those parcels as
                                                      a single parcel of real property.

                                                 -    Whenever we refer to a particular mortgaged real
                                                      property by name, we mean the property identified by
                                                      that name on Exhibit A-1 to this prospectus supplement.
                                                      Whenever we refer to a particular underlying mortgage
                                                      loan by name, we mean the underlying mortgage loan
                                                      secured by the mortgaged real property identified by
                                                      that name on Exhibit A-1 to this prospectus supplement.

                                                 -    Statistical information regarding the underlying
                                                      mortgage loans may change prior to the date of initial
                                                      issuance of the offered certificates due to changes in
                                                      the composition of the mortgage pool prior to that date.

                                                 -    The general characteristics of the entire mortgage pool
                                                      backing the offered certificates are not necessarily
                                                      representative of the general characteristics of either
                                                      loan group no. 1 or loan group no. 2. The yield and risk
                                                      of loss on any class of offered certificates may depend
                                                      on, among other things, the composition of each of loan
                                                      group no. 1 and loan group no. 2. The general
                                                      characteristics of each of those loan

                                                      groups should also be analyzed when making an investment
                                                      decision. See "--Additional Statistical Information"
                                                      below.

SOURCE OF THE UNDERLYING MORTGAGE LOANS......    We are not the originator of the mortgage loans that we
                                                 intend to include in the trust fund. We will acquire those mortgage loans from two separate sellers. Each of the
                                                 underlying mortgage loans was originated--

                                                 -    by the related mortgage loan seller from whom we are
                                                      acquiring the mortgage loan,

                                                 -    by an affiliate of the related mortgage loan seller, or

                                                 -    by a correspondent in the related mortgage loan seller's
                                                      or its affiliate's conduit lending program.

                                                 The following table sets forth the number of underlying
                                                 mortgage loans, and the percentage of initial net mortgage pool balance, that we will acquire from each of the mortgage loan sellers:

                                                                                        NUMBER OF  % OF INITIAL NET
                                                                                        MORTGAGE     MORTGAGE POOL
                                                         MORTGAGE LOAN SELLER             LOANS         BALANCE
                                                 -------------------------------------  ---------  ----------------
                                                 1. Column Financial, Inc.............      149          90.6%
                                                 2. KeyBank National Association......       20           9.4%
                                                                                        ---------  ----------------
                                                 TOTAL................................      169         100.0%
                                                                                        =========  ================

PAYMENT AND OTHER TERMS......................    Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a
                                                 specified sum with interest.

                                                 Repayment of each of the underlying mortgage loans is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more
                                                 commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we refer to under "Description of the
                                                 Underlying Mortgage Loans--General" in, and describe in the glossary to, this prospectus supplement.

                                                 Most of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, nonrecourse. Even where a mortgage loan that we intend to include in the trust fund is fully or partially recourse, however, we have
                                                 generally not evaluated the creditworthiness of the subject obligor. Accordingly, even fully or partially recourse
                                                 mortgage loans that we will include in the trust fund should be considered nonrecourse.

                                                 None of the underlying mortgage loans are insured or
                                                 guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                                 Each of the underlying mortgage loans currently accrues
                                                 interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement.
                                                 Except as otherwise described below with respect to
                                                 underlying mortgage loans that have anticipated repayment
                                                 dates, the mortgage interest rate for each underlying

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
                                                 mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS................................    One hundred sixty-one (161) of the mortgage loans that we
                                                 intend to include in the trust fund, representing 95.8% of the initial net mortgage pool balance, of which 105 mortgage loans are in loan group no. 1, representing 94.2% of the
                                                 initial net loan group no. 1 balance, and 56 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are balloon loans that provide for:

                                                 -    an amortization schedule that is significantly longer
                                                      than its remaining term to stated maturity or no
                                                      amortization prior to stated maturity; and

                                                 -    a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED REPAYMENT DATES.......    Six (6) of the mortgage loans that we intend to include in the trust fund, representing 3.4% of the initial net mortgage pool balance, which six (6) mortgage loans are in loan group
                                                 no. 1, representing 4.7% of the initial net loan group no. 1 balance, provide material incentives to, but do not require, the related borrower to pay its mortgage loan in full by a specified date prior to stated maturity. We consider each
                                                 such specified date to be the anticipated repayment date for the related mortgage loan. There can be no assurance,
                                                 however, that these incentives will result in any of these mortgage loans being paid in full on or before its
                                                 anticipated repayment date. The incentives generally include the following:

                                                 -    Commencing on the related anticipated repayment date,
                                                      the subject mortgage loan will accrue interest in excess
                                                      of interest at the initial mortgage interest rate. The
                                                      additional interest will--

                                                      1.   be deferred,

                                                      2.   in some cases, compound,

                                                      3.   be payable only after the outstanding principal
                                                           balance of the subject mortgage loan is paid in
                                                           full, and

                                                      4.   be payable only to the holders of the class V
                                                           certificates, which are not offered by this
                                                           prospectus supplement.

                                                 -    Commencing no later than the related anticipated
                                                      repayment date, the subject mortgage loan may be freely
                                                      prepaid.

                                                 -    Commencing no later than the related anticipated
                                                      repayment date, cash flow from the related mortgaged
                                                      real property will be deposited into a lockbox under the
                                                      control of the lender or the party servicing the subject
                                                      mortgage loan.

                                                 -    Commencing on the related anticipated repayment date,
                                                      cash flow from the related mortgaged real property that
                                                      is not otherwise applied to pay the normal monthly debt
                                                      service

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
                                                      payment or to pay or escrow for the payment of various
                                                      expenses, will be applied to pay down the principal
                                                      balance of the subject mortgage loan.

FULLY AMORTIZING LOANS.......................    Two (2) of the mortgage loans that we intend to include in the trust fund, representing 0.8% of the initial net mortgage pool balance, which two (2) mortgage loans are in loan group
                                                 no. 1, representing 1.1% of the initial net loan group no. 1 balance, each has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date. These two (2) mortgage loans do not provide for any of the repayment incentives associated with mortgage loans with anticipated repayment dates.

MORTGAGE LOANS WITH
INTEREST ONLY PERIODS........................    Six (6) of the mortgage loans that we intend to include in the trust fund, representing 9.0% of the initial net mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 9.8% of the initial net loan group
                                                 no. 1 balance, and two (2) mortgage loans are in loan group
                                                 no. 2, representing 6.8% of the initial loan group no. 2
                                                 balance, do not provide for any amortization prior to the
                                                 related maturity date or, in the case of the loans with such feature, the related anticipated repayment date. Forty-six
                                                 (46) other mortgage loans that we intend to include in the trust fund, representing 56.1% of the initial net mortgage pool balance, of which 27 mortgage loans are in loan group
                                                 no. 1, representing 54.7% of the initial net loan group no. 1 balance, and 19 mortgage loans are in loan group no. 2,
                                                 representing 59.6% of the initial loan group no. 2 balance, provide for an interest only period of between 12 and 60
                                                 months following origination, which interest only period has not expired in respect of any of those mortgage loans.

CROSSED MORTGAGE LOANS AND
MULTI-PROPERTY MORTGAGE LOANS................    The trust fund will include five (5) groups of mortgage loans that are cross-collateralized and cross-defaulted with each other. The table below identifies those crossed loans.

                                                                                    NUMBER OF  % OF INITIAL
                                                                                    MORTGAGE   NET MORTGAGE
                                                     PROPERTY/PORTFOLIO NAME(S)      LOANS     POOL BALANCE
                                                 ---------------------------------  ---------  ------------
                                                 1. SPECTRUM PORTFOLIO
                                                    (SP - 414 North Orleans,
                                                    SP - 820 North Orleans,
                                                    SP - 350 North LaSalle,
                                                    SP - 311 West Superior,
                                                    SP - 400 West Erie and
                                                    SP - 750 North Orleans).......      6          5.3%

                                                 2. Yorktown Apartments and
                                                    Bluffs of Berkshire
                                                    Apartments....................      2          2.7%

                                                 3. Bexley at Lake Norman and
                                                    Addison Kings Crossing V......      2          1.9%

                                                 4. Newport Apartments,
                                                    Sunchase Apartments and
                                                    Benchmark Apartments..........      3          1.8%

                                                                                    NUMBER OF  % OF INITIAL
                                                                                    MORTGAGE   NET MORTGAGE
                                                     PROPERTY/PORTFOLIO NAME(S)      LOANS     POOL BALANCE
                                                 ---------------------------------  ---------  ------------
                                                 5. Tri-Valley Plaza and
                                                    Cottonwood Plaza..............      2          0.6%

                                                 Five (5) mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property mortgage loans.

                                                                                          NUMBER OF  % OF INITIAL
                                                                                         MORTGAGED   NET MORTGAGE
                                                      PROPERTY/PORTFOLIO NAME(S)         PROPERTIES  POOL BALANCE
                                                 --------------------------------------  ----------  ------------
                                                 1. AMERICO - SCIENCE PLACE &
                                                    STATE FARM (Americo -
                                                    Science Place and Americo -
                                                    State Farm Office).................       2          0.5%

                                                 2. RIYA HOSPITALITY PORTFOLIO I
                                                    (Riya Hospitality Hampton Inn
                                                    Greenspoint and Riya
                                                    Hospitality Clarion)...............       2          0.4%

                                                 3. BROOKVIEW HOLDINGS PORTFOLIO
                                                    (Augusta Estates, Country
                                                    Aire and Moore Mobile Manor).......       3          0.4%

                                                 4. CURTISS WRIGHT PORTFOLIO
                                                    (Curtiss Wright Building IV,
                                                    Curtiss Wright Building III
                                                    and Curtiss Wright
                                                    Building II).......................       3          0.3%

                                                 5. SPRINGFIELD PORTFOLIO
                                                    (University Village, Winch
                                                    Lane Apartments, Governor
                                                    Apartments, 420 Edwards
                                                    Apartments and 727 West
                                                    Governor Apartments)...............       5          0.2%

                                                 In reviewing each of the foregoing two tables, you should
                                                 note that some of the underlying mortgage loans referred to in those tables allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through partial defeasance, through property substitution and/or upon the satisfaction of various underwriting criteria. See "Risk Factors--Risks
                                                 Related to the Underlying Mortgage Loans--Enforceability of
                                                 Cross-Collateralization Provisions May Be Challenged and the
                                                 Benefits of these Provisions May Otherwise Be Limited" and
                                                 "Description of the Underlying Mortgage
                                                 Loans--Cross-Collateralized Mortgage Loans, Multi-Property
                                                 Mortgage Loans and Mortgage Loans with Affiliated Borrowers"
                                                 in this prospectus supplement.

DEFEASANCE MORTGAGE LOANS....................    One hundred sixty (160) of the mortgage loans that we intend to include in the trust fund, representing 91.7% of the
                                                 initial net mortgage pool balance, of which 106 mortgage
                                                 loans are in loan group no. 1, representing 88.9% of the
                                                 initial net loan group no. 1 balance, and 54 mortgage loans are in loan group no. 2, representing 99.0% of the initial loan group no. 2 balance, permit the borrower to obtain the release of the related mortgaged real property - or, in the case of a crossed mortgage loan or multi-property mortgage loan, the release of one or more of the related mortgaged
                                                 real properties - from the lien of the related mortgage
                                                 instrument(s) upon the pledge to the trustee of certain
                                                 non-callable government obligations. Those government
                                                 obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the
                                                 related mortgage note(s).

ADDITIONAL COLLATERAL MORTGAGE LOANS.........    Nine (9) of the mortgage loans that we intend to include in the trust fund, representing 3.0% of the initial net mortgage pool balance, of which seven (7) mortgage loans are in loan group no. 1, representing 2.9% of the initial net loan group
                                                 no. 1 balance, and two (2) mortgage loans are in loan group
                                                 no. 2, representing 3.2% of the initial loan group no. 2
                                                 balance, are secured by letters of credit or cash reserves in material amounts that in each such case:

                                                 -    will be released to the related borrower upon
                                                      satisfaction by the related borrower of certain
                                                      performance related conditions, which may include, in
                                                      some cases, meeting debt service coverage ratio levels
                                                      and/or satisfying leasing conditions; and

                                                 -    if not so released, will or, under certain mortgage
                                                      loans, at the discretion of the lender, may prior to
                                                      loan maturity (or earlier loan default or loan
                                                      acceleration) be applied to prepay a portion of the
                                                      subject mortgage loan if such performance related
                                                      conditions are not satisfied within specified time
                                                      periods.

                                                 Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is
                                                 $3,520,061, of which $2,370,061 relates to the underlying
                                                 mortgage loans in loan group no. 1 and $1,150,000 relates to the underlying mortgage loans in loan group no. 2.

                                                 See "Description of the Underlying Mortgage Loans--Certain
                                                 Terms and Conditions of the Underlying Mortgage
                                                 Loans--Mortgage Loans Which May Require Principal Paydowns"
                                                 in this prospectus supplement.

LOCKBOX TERMS................................    Forty-four (44) mortgage loans that we intend to include in the trust fund, representing 57.2% of the initial net
                                                 mortgage pool balance, of which 32 mortgage loans are in loan group no. 1, representing 64.5% of the initial net loan group
                                                 no. 1 balance, and 12 mortgage loans are in loan group no. 2, representing 38.0% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts,
                                                 accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is
                                                 described below:

                                                 HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid by tenants directly to a lockbox account

                                                 controlled by the lender, except that with respect to
                                                 multifamily rental properties, income (or some portion of
                                                 income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the applicable
                                                 property manager (which may be an affiliate of the borrower)
                                                 and, with respect to hospitality properties, cash or
                                                 "over-the-counter" receipts are deposited into the lockbox account by the applicable property manager (which may be an affiliate of the borrower), while credit card receivables
                                                 will be deposited directly into a lockbox account. In some cases, there is no lender cash management until the
                                                 occurrence of a triggering event of the type referred to in the description of "Springing Lockbox" below, and prior to the occurrence of that triggering event, funds in the
                                                 lender-controlled account may be swept on a periodic (which may be daily) basis to the borrower or the borrower may have terminable withdrawal rights from that lender-controlled
                                                 account.

                                                 SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or
                                                 modified lockbox (which has not previously been established)
                                                 is put in place. Examples of triggering events include:

                                                 -    a failure to pay the related mortgage loan in full on or
                                                      before any related anticipated repayment date; or

                                                 -    a decline, by more than a specified amount, in the net
                                                      operating income of the related mortgaged real property;
                                                      or

                                                 -    a failure to meet a specified debt service coverage
                                                      ratio; or

                                                 -    an event of default under the mortgage.

                                                 For purposes of this prospectus supplement, a springing
                                                 lockbox can be either an account over which the lender does not have control, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower
                                                 (but to be under the sole control of the lender) upon the
                                                 occurrence of the triggering event.

                                                 MODIFIED LOCKBOX. Except in those cases involving multifamily and hospitality properties that are described under "Hard
                                                 Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the
                                                 borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

                                                 The above-referenced 44 mortgage loans provide for the
                                                 following types of lockbox accounts:

                                                                                           % OF INITIAL
                                                                           NUMBER OF       NET MORTGAGE
                                                   TYPE OF LOCKBOX      MORTGAGE LOANS     POOL BALANCE
                                                 -------------------   ----------------   --------------
                                                 Hard...............          19               23.8%
                                                 Springing..........          14               22.7%
                                                 Modified...........          11               10.7%
                                                                       ----------------   --------------
                                                 TOTAL..............          44               57.2%
                                                                       ================   ==============

PREPAYMENT CHARACTERISTICS
OF THE MORTGAGE LOANS........................    Each underlying mortgage loan restricts voluntary prepayments in one or more of the following ways:

                                                 -    by prohibiting any voluntary prepayments for a specified
                                                      period of time after the underlying mortgage loan is
                                                      originated; and/or

                                                 -    by prohibiting any voluntary prepayments for a specified
                                                      period of time after the underlying mortgage loan is
                                                      originated, although, for a portion of that period,
                                                      beginning no sooner than the second anniversary of the
                                                      date of initial issuance of the offered certificates,
                                                      the underlying mortgage loan may be defeased; and/or

                                                 -    by requiring that any voluntary principal prepayment
                                                      made during a specified period of time be accompanied by
                                                      a prepayment premium or yield maintenance charge.

                                                 However, as described under "--Additional Collateral Mortgage
                                                 Loans" above, some underlying mortgage loans may require
                                                 partial principal prepayments during the related lock-out
                                                 period.

                                                 In addition, the series 2005-C2 pooling and servicing
                                                 agreement may provide that the class TM consulting
                                                 certificateholder will have the right to purchase the
                                                 Tri-County Mall underlying mortgage loan under certain
                                                 circumstances following a default under such mortgage loan, which would have the same effect on the offered certificates as a prepayment in full of such loan, except that such
                                                 purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "The Series 2005-C2 Pooling and
                                                 Servicing Agreement--The Class TM Consulting
                                                 Certificateholder" in this prospectus supplement.

                                                 The holder of each CBA outside-the-trust fund mortgage loan will have the right to purchase the related CBA underlying mortgage loan under certain circumstances following a default under such mortgage loan, which would have the same effect on the offered certificates as a prepayment in full of such
                                                 mortgage loan, except that, in certain circumstances, such purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "Description of the Underlying
                                                 Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                                                 Set forth below is information regarding the remaining terms of the prepayment lock-out or prepayment lock-out/defeasance periods, as applicable, for the underlying mortgage loans
                                                 that currently prohibit voluntary prepayments:

                                                   MORTGAGE POOL     LOAN GROUP NO. 1      LOAN GROUP NO. 2
                                                 ----------------  --------------------  --------------------
Maximum remaining lock-out or
  lock-out/defeasance period.................        232 months         232 months            166 months
Minimum remaining lock-out or
  lock-out/defeasance period.................         30 months          35 months             30 months
Weighted average remaining lock-out or
  lock-out/defeasance period.................        105 months         108 months             97 months

                                                 In general, the underlying mortgage loans that provide for a yield maintenance charge also provide that such yield
                                                 maintenance charge will not be less than a fixed percentage of the amount prepaid. See "Description of the Underlying
                                                 Mortgage Loans--Certain Terms and Conditions of the
                                                 Underlying Mortgage Loans--Prepayment Provisions" in this
                                                 prospectus supplement.

DELINQUENCY STATUS...........................    None of the mortgage loans that we intend to include in the trust fund was 30 days or more delinquent in respect of any monthly debt service payment--

                                                 -    as of its cut-off date, or

                                                 -    at any time during the 12-month period preceding its
                                                      cut-off date.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS...................    The mortgage loans that we intend to include in the mortgage pool, loan group no. 1 and loan group no. 2, respectively, will have the following general characteristics as of their respective cut-off dates:

                                                          MORTGAGE POOL   LOAN GROUP NO. 1  LOAN GROUP NO. 2
                                                         ---------------  ----------------  ----------------
Initial mortgage pool/loan group balance.............    $ 1,625,084,460  $  1,179,978,358  $    445,106,102
Initial net mortgage pool/loan group balance.........    $ 1,616,084,460  $  1,170,978,358  $    445,106,102
Number of underlying mortgage loans..................                169               113                56
Number of mortgaged real properties..................                179               117                62

Greatest cut-off date principal balance..............    $   149,000,000  $    149,000,000  $     37,000,000
Smallest cut-off date principal balance..............    $       546,929  $        897,062  $        546,929
Average cut-off date principal balance...............    $     9,562,630  $     10,362,640  $      7,948,323

Highest annual mortgage interest rate................             6.8800%           6.5200%           6.8800%
Lowest annual mortgage interest rate.................             4.6700%           4.6700%           4.8200%
Weighted average annual mortgage interest rate.......             5.4420%           5.4864%           5.3254%

Longest original term to maturity or anticipated
repayment date.......................................         240 months        240 months        180 months
Shortest original term to maturity or anticipated
repayment date.......................................          60 months         60 months         60 months
Weighted average original term to maturity or
anticipated repayment date...........................         111 months        113 months        106 months

                                                          MORTGAGE POOL   LOAN GROUP NO. 1  LOAN GROUP NO. 2
                                                         ---------------  ----------------  ----------------
Longest remaining term to maturity or anticipated
repayment date.......................................         236 months        236 months        173 months
Shortest remaining term to maturity or anticipated
repayment date.......................................          54 months         54 months         54 months
Weighted average remaining term to maturity or
anticipated repayment date...........................         108 months        110 months        102 months

Highest debt service coverage ratio, based on
underwritten net cash flow...........................               2.91x             2.91x             1.83x
Lowest debt service coverage ratio, based on
underwritten net cash flow...........................               1.19x             1.20x             1.19x
Weighted average debt service coverage ratio,
based on underwritten net cash flow..................               1.39x             1.41x             1.32x

Highest cut-off date loan-to-value ratio.............               80.0%             80.0%             80.0%
Lowest cut-off date loan-to-value ratio..............               26.6%             26.6%             43.9%
Weighted average cut-off date loan-to-value ratio....               73.5%             72.4%             76.3%

                                                 In reviewing the foregoing table, please note that:

                                                 -    Unless specifically indicated otherwise, all statistical
                                                      information with respect to the Tri-County Mall
                                                      underlying mortgage loan, including principal balances,
                                                      interest rates, loan-to-value ratios and debt service
                                                      coverage ratios, is being presented (including in the
                                                      foregoing table) as if:

                                                      1.   the portion of the Tri-County Mall underlying
                                                           mortgage loan represented by the class A-X, A-SP,
                                                           A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J, B, C,
                                                           D, E, F, G, H, J, K, L, M, N, O and P certificates
                                                           and the class A-MFL REMIC II regular interest is
                                                           one (1) mortgage loan (with a 5.4588% per annum
                                                           mortgage interest rate) that is included in the
                                                           trust fund; and

                                                      2.   the portion of the Tri-County Mall underlying
                                                           mortgage loan represented by the class TM
                                                           certificates is a separate subordinated mortgage
                                                           loan (with a 8.91935% per annum mortgage interest
                                                           rate), that is not included in the trust fund.

                                                      The cut-off date loan-to-value ratio and the
                                                      underwritten debt service coverage ratio for the
                                                      Tri-County Mall underlying mortgage loan, including the
                                                      portion represented by the class TM certificates, is
                                                      79.0% and 1.28x, respectively. The debt service for the
                                                      Tri-County Mall underlying mortgage loan, including the
                                                      portion represented by the class TM certificates is
                                                      based on a coupon of 5.6559% per annum.

                                                 -    In the case of three (3) of the underlying mortgage
                                                      loans, representing 2.1% of the initial net mortgage
                                                      pool balance, each borrower has encumbered the related
                                                      mortgaged real property with junior debt that is
                                                      evidenced by a separate promissory note, but which
                                                      junior debt is secured by the same mortgage or deed of
                                                      trust that secures the related underlying mortgage loan.
                                                      None of the statistical information regarding

                                                      those three (3) underlying mortgage loans provided in
                                                      this prospectus supplement includes any numerical
                                                      information with respect to those junior loans. For more
                                                      information regarding these loans, see "Description of
                                                      the Underlying Mortgage Loans--The CBA A/B Loan Pairs"
                                                      in this prospectus supplement.

                                                 -    The underwritten net cash flow for any mortgaged real
                                                      property is an estimated number based on numerous
                                                      assumptions that may not necessarily reflect recent
                                                      historical performance and may not ultimately prove to
                                                      be an accurate prediction of future performance.

B. GEOGRAPHIC CONCENTRATION..................    The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                                                                % OF INITIAL
                                                                     NUMBER OF  NET MORTGAGE
                                                        STATE       PROPERTIES  POOL BALANCE
                                                  ----------------  ----------  ------------
                                                  Texas                 28          15.6%
                                                  California            17          14.0%
                                                  New York               9          13.6%
                                                  Ohio                  12          11.2%
                                                  Illinois              15           7.1%
                                                  Georgia                8           3.5%

                                                 The remaining mortgaged real properties with respect to the mortgage pool are located throughout 29 other states. No more than 3.0% of the initial net mortgage pool balance is secured by mortgaged real properties located in any of these other states. In circumstances where a particular underlying
                                                 mortgage loan is secured by multiple mortgaged real
                                                 properties located in two or more states, the foregoing
                                                 information reflects the allocated loan amounts for those
                                                 properties.

                                                 Six (6) of the New York properties, securing 13.4% of the
                                                 initial net mortgage pool balance, are located in New York
                                                 City. The table below shows the number of, and the percentage of the initial net mortgage pool balance secured by,
                                                 mortgaged real properties located in the respective New York
                                                 City boroughs:

                                                                                % OF INITIAL
                                                                     NUMBER OF  NET MORTGAGE
                                                       BOROUGH      PROPERTIES  POOL BALANCE
                                                  ----------------  ----------  ------------
                                                  Manhattan             5           13.3%
                                                  Brooklyn              1            0.1%

                                                 Twelve (12) of the California properties, securing 10.6% of the initial net mortgage pool balance, are located in
                                                 southern California - areas with zip codes of 93600 or below
                                                 -- and five (5) of the California properties, securing 3.3%
                                                 of the initial net mortgage pool balance, are located in
                                                 northern California -- areas with zip codes above 93600.

C. PROPERTY TYPES............................    The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                                % OF INITIAL
                                                                    NUMBER OF   NET MORTGAGE
                                                   PROPERTY TYPE    PROPERTIES  POOL BALANCE
                                                  ----------------  ----------  ------------
                                                  Office                31          31.2%
                                                  Multifamily(1)        70          29.1%
                                                  Retail                52          28.9%
                                                  Hotel                 11           6.4%
                                                  Industrial             6           1.9%
                                                  Mixed Use              5           1.4%
                                                  Self Storage           4           1.1%
                                                                    ----------  ------------
                                                  TOTAL                179         100.0%
                                                                    ==========  ============

                                                 ----------
                                                 (1)  Multifamily properties include conventional rental
                                                      properties and manufactured housing properties.

D. ENCUMBERED INTERESTS......................    The table below shows the number of, and percentage of the initial net mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                                         ENCUMBERED                     % OF INITIAL
                                                      INTEREST IN THE       NUMBER OF   NET MORTGAGE
                                                  MORTGAGED REAL PROPERTY   PROPERTIES  POOL BALANCE
                                                  ------------------------  ----------  ------------
                                                  Fee                          169          78.5%
                                                  Leasehold                      9          12.3%
                                                  Fee/Leasehold                  1           9.2%
                                                                            ----------  ------------
                                                  TOTAL                        179         100.0%
                                                                            ==========  ============

                                                 In circumstances where both the fee and leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E. SIGNIFICANT MORTGAGE LOANS................    The ten (10) largest mortgage loans or groups of
                                                 cross-collateralized mortgage loans that we intend to include in the trust fund represent 44.5% of the initial net mortgage pool balance. See "Description of the Underlying Mortgage
                                                 Loans--Significant Mortgage Loans" in this prospectus
                                                 supplement.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans that we intend to include in the trust fund is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

     - multifamily properties, including conventional rental properties and manufactured housing properties;

     -    anchored, including shadow anchored, and unanchored retail properties;

     -    mixed use properties;

     -    office properties;

     -    limited service and full service hotel properties;

     -    self storage properties; and

     -    industrial properties.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE ASSETS IN THE TRUST FUND. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans and a swap agreement relating to the class A-MFL certificates. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans and, solely in the case of the class A-MFL certificates, payments under the swap agreement.

     The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

     -    any governmental entity;

     -    any private mortgage insurer;

     -    us;

     -    any mortgage loan seller;

     -    the master servicer;

     -    the special servicer;

     -    any sub-servicer of the master servicer or the special servicer;

     -    the trustee;

     -    the swap counterparty; or

     -    any of their respective affiliates.

     REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED PROPERTY, WHICH MAY FLUCTUATE OVER TIME. All of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, or should be considered to be, nonrecourse. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts in addition to the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Payment on each underlying mortgage loan may also depend on:

     - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

     - in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     One hundred sixty-one (161) of the mortgage loans that we intend to include in the trust fund, representing 95.8% of the initial net mortgage pool balance, of which 105 mortgage loans are in loan group no. 1, representing 94.2% of the initial net loan group no. 1 balance, and 56 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are balloon loans; and six (6) of the mortgage loans that we intend to include in the trust fund, representing 3.4% of the initial net mortgage pool balance, which six (6) mortgage loans are in loan group no. 1, representing 4.7% of the initial net loan group no. 1 balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One hundred thirty-five (135) of these mortgage loans, representing 76.2% of the initial net mortgage pool balance, of which 97 mortgage loans are in loan group no. 1, representing 81.5% of the initial net loan group no. 1 balance, and 38 mortgage loans are in loan group no. 2, representing 62.1% of the initial loan group no. 2 balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 13-month period from April 2014 through May 2015, inclusive. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     -    the ability to cover debt service;

     - the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

     -    the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     -    national, regional and local economic conditions;

     - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

     - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     -    demographic factors;

     - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     - capable management and adequate maintenance for the related mortgaged real property;

     -    location of the related mortgaged real property;

     - if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

     - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     - the age, construction, quality and design of the related mortgaged real property; and

     - whether the related mortgaged real property is readily convertible to alternative uses.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Thirty-one (31) mortgaged real properties, securing mortgage loans that represent 31.2% of the initial net mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    accessibility from surrounding highways/streets;

     - the ability of the management team to effectively manage the subject property;

     - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     -    the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL AND MANUFACTURED HOUSING PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES AND MANUFACTURED HOUSING PROPERTIES. Seventy (70) mortgaged real properties, securing mortgage loans that represent 29.1% of the initial net mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties. A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

     - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

     - the physical condition and amenities of the subject property in relation to competing properties;

     -    the subject property's reputation;

     - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     -    local factory or other large employer closings;

     - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     - the ability of the management team to effectively manage the subject property;

     - compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

     -    distance from employment centers and shopping areas;

     -    the financial condition of the owner of the subject property; and

     - government agency rights to approve the conveyance of such mortgaged real properties could potentially interfere with the foreclosure or execution of a deed in lieu of foreclosure of such properties.

In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the trust fund are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     Some of the mortgaged real properties that will secure mortgage loans that we may include in the trust fund entitle their owners to receive low-income housing tax credits pursuant to section 42 of the Internal Revenue Code of 1986.
Section 42 of the Internal Revenue Code of 1986 provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

     The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

     In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Fifty-two (52) mortgaged real properties, securing mortgage loans that represent 28.9% of the initial net mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    tenants' sales;

     -    tenant mix;

     - the ability of the management team to effectively manage the subject property;

     -    whether the subject property is in a desirable location;

     - the physical condition and amenities of the subject building in relation to competing buildings;

     - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     -    the financial condition of the owner of the subject property.

     We consider 37 of the subject retail properties, securing mortgage loans that represent 26.2% of the initial net mortgage pool balance, to be anchored, including shadow anchored; and 15 of the subject retail properties, securing mortgage loans that represent 2.7% of the initial net mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies and, therefore, that space is not part of the collateral.

     In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchor, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchor may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     -    operating the property and providing building services;

     -    establishing and implementing the rental structure;

     -    managing operating expenses;

     -    responding to changes in the local market; and

     - advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     We, the underwriters and the mortgage loan sellers do not make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     RELIANCE ON A SINGLE OR MAJOR TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Eleven (11) mortgaged real properties, securing 9.5% of the initial net mortgage pool balance, are each leased by a single tenant. In addition, 21 other mortgaged real properties, securing 4.9% of the initial net mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

     OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH RESPECT TO MORTGAGED REAL PROPERTIES. With respect to certain of the underlying mortgage loans, the related borrower has given to one or more tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These tenant rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or adversely affect the future proceeds.

     LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that are to be included in the trust fund.

   TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                                                   % OF INITIAL NET
                                                                CUT-OFF DATE           MORTGAGE
                    PROPERTY/PORTFOLIO NAME                  PRINCIPAL BALANCE       POOL BALANCE
       -------------------------------------------------     -----------------     ----------------
       1.   Tri-County Mall.............................     $     149,000,000(1)        9.2%
       2.   390 Park Avenue.............................     $     110,000,000           6.8%
       3.   Washington Mutual Irvine Campus.............     $     106,000,000           6.6%
       4.   Spectrum Portfolio..........................     $      85,700,000           5.3%
       5.   65 Broadway.................................     $      75,000,000           4.6%
       6.   Penn's Landing Hyatt Regency................     $      45,000,000           2.8%
       7.   Yorktown Apartments and Bluffs of                $      43,660,000           2.7%
            Berkshire Apartments........................
       8.   Indigo on Forest Apartments.................     $      37,000,000           2.3%
       9.   The Reserve at Park Central.................     $      35,000,000           2.2%
       10.  Manhattan Town Center.......................     $      32,932,513           2.0%

----------
     (1) Senior (I.E., non-class TM) portion only. The Tri-County Mall underlying mortgage loan has a cut-off date principal balance of $158,000,000.

     MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

     - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. Twenty (20) of the mortgage loans that we intend to include in the trust fund, representing 14.0% of the initial net mortgage pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans that are to be included in the trust fund or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

     - one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

     - the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

     -    at the time the lien was granted, the borrower was:

          1.   insolvent;

          2.   inadequately capitalized; or

          3.   unable to pay its debts.

     In addition, some of the underlying mortgage loans referred to in the foregoing paragraph allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, property substitution or partial defeasance and/or upon the satisfaction of various underwriting criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Moreover, two (2) groups of cross-collateralized mortgage loans and one (1) individual multi-property mortgage loan that we intend to include in the trust fund, collectively representing 4.1% of the initial net mortgage pool balance, are each secured by mortgaged real properties located in multiple states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

     A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE TRUST FUND'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by other subordinate or PARI PASSU debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, the borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     The existence of other debt could:

     - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     -    complicate bankruptcy proceedings; and

     -    delay foreclosure on the related mortgaged real property.

     MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

     - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

     SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of some of the borrowers under mortgage loans that we intend to include in the trust fund are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. In addition, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose Entity Borrowers" in this prospectus supplement.

     TENANCIES IN COMMON MAY HINDER RECOVERY. Ten (10) of the mortgage loans that we intend to include in the trust fund, representing 8.3% of the initial net mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual.

     CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any offered certificates with relatively long expected weighted average lives, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics in the mortgage pool or in a particular loan group than are persons who own offered certificates with relatively short expected weighted average lives.

     GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the trust fund, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     -    economic conditions, including real estate market conditions;

     -    changes in governmental rules and fiscal policies;

     -    acts of God, which may result in uninsured losses; and

     -    other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 35 states. The table below sets forth each of the states in which the mortgaged real properties securing 5.0% or more of the initial net mortgage pool balance are located. Except as set forth below, no state contains mortgaged real properties that secure underlying mortgage loans representing more than 3.5% of the initial net mortgage pool balance.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                                                      % OF INITIAL NET
                                               NUMBER OF MORTGAGED      MORTGAGE POOL
                         STATE                   REAL PROPERTIES           BALANCE
           ---------------------------------   -------------------   ------------------
           Texas............................            28                  15.6%
           California.......................            17                  14.0%
           New York.........................             9                  13.6%
           Ohio.............................            12                  11.2%
           Illinois.........................            15                   7.1%

     SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the trust fund contain, subject to certain exceptions, "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include a debt-acceleration clause that permits the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

     The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

     - the trust fund may not have a perfected security interest in the rent payments until the master servicer or special servicer collects them;

     - the master servicer or special servicer may not be entitled to collect the rent payments without court action; and

     - the bankruptcy of the related borrower could limit the ability of the master servicer or special servicer to collect the rents.

     LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except for 39 mortgaged real properties, securing 3.7% of the initial net mortgage pool balance, as to which the related mortgage loan seller obtained environmental insurance. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in May 2005, except in the case of three (3) mortgaged real properties as to which the assessment was prepared within a 14-month period ending in May 2005. In the case of 139 mortgaged real properties, securing 96.1% of the initial net mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment. In the case of one (1) mortgaged real property, securing 6.6% of the initial net mortgage pool balance, the assessment consisted of a transaction screen. In the case of 39 mortgaged real properties, securing 3.7% of the initial net mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

     - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     -    those conditions were remediated or abated prior to the closing date;

     - a letter was obtained from the applicable regulatory authority stating that no further action was required;

     - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     - in those cases in which it was known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

          1. that condition is not known to have affected the mortgaged real property, or

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

          3. an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor impaired property policy); or

     - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental conditions.

     In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation, removal or long-term testing program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally:

          1.   to carry out the specific remedial measures prior to closing;

          2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

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          3.   to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos containing materials only in the case of a property built prior to 1981 and for radon gas only in the case of a multifamily property located in an area determined by the Environmental Protection Agency to have a high concentration of radon gas or within a state or local jurisdiction requiring radon gas testing.

     There can be no assurance that--

     - the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     - any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

     - an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of 39 mortgaged real properties, securing 3.7% of the initial net mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 39 mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those 39 mortgaged real properties are covered by a blanket secured creditor impaired property policy. The policy, however, does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     - required an environmental insurance policy (which may not have been a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

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     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

     - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     THE MASTER SERVICER AND THE SPECIAL SERVICER MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicer and the special servicer will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

     - be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

     - have owners and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund, and/or

     - be sponsored by parties that also sponsor mortgaged real properties securing mortgage loans in the trust fund.

     In these cases, the interests of the master servicer or the special servicer, as applicable, and its other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans in the trust fund. Under the series 2005-C2 pooling and servicing agreement, the master servicer and the special servicer are each required to service the mortgage loans in the trust fund for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

     ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Eight (8) of the mortgage loans that we intend to include in the trust fund, representing 21.5% of the initial net mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

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     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to Section 365(h) of the U.S. Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term thereof, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     Because of the possible termination of the related ground lease lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property. A particular ground lease may not include all desired lender protection provisions.

     In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

     SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL NONCONFORMING STRUCTURES. Many of the underlying mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Underlying Mortgage Loans--Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     SOME OF THE MORTGAGED REAL PROPERTIES MAY NOT COMPLY WITH ALL APPLICABLE ZONING LAWS AND/OR LOCAL BUILDING CODES OR WITH THE AMERICANS WITH DISABILITIES ACT OF 1990. Some of the mortgaged real properties securing the underlying mortgage loans may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to include in the trust fund do not have outstanding building code violations. See "Description of the Underlying Mortgage Loans--Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

     CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     -    density;

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     -    use;

     -    parking;

     -    set-back requirements; or

     -    other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

     LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. All of the mortgaged real properties were inspected by engineers during the 22-month period preceding May 2005. One hundred seventy-four (174) of those inspected mortgaged real properties, securing 99.4% of the initial net mortgage pool balance, were inspected during the 12-month period preceding May 2005. The scope of those inspections included an assessment of--

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - the general condition of the site, buildings and other improvements located at each property.

     At six (6) of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

     THE ABSENCE OR INADEQUACY OF TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, President George W. Bush signed into law the Terrorism Risk Insurance Act of 2002, which established a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and
(f) the federal program by its terms will terminate December 31, 2005. With regard to policies in existence on November 26, 2002, the act provides that any terrorism exclusion in a property and casualty insurance contract in force on such date is void if such exclusion exempts losses that would otherwise be subject to the act, provided, that an insurer may reinstate such a terrorism exclusion if the insured either (x) authorizes such reinstatement in writing or
(y) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

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     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, the act's deductible and copayment provisions still leaves insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program established by the act, there is no assurance that subsequent terrorism legislation will be passed.

     If the federal insurance back-stop program referred to in the two preceding paragraphs is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).

     The master servicer will use reasonable efforts to cause the borrower under each underlying mortgage loan to maintain - or, if the borrower does not so maintain, then the master servicer will maintain - all-risk casualty insurance (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts, to the extent not prohibited by the terms of the related mortgage loan documents, provided, however, that the master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the servicing standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the special servicer, with the consent of the series 2005-C2 directing certificateholder, approves such determination. The cost of any such insurance so maintained by the master servicer will be reimbursable to it as a servicing advance. Notwithstanding the foregoing, the master servicer will not be required to call a default under a mortgage loan in the trust fund if the related borrower fails to maintain such insurance, and the master servicer need not maintain such insurance, if the master servicer has determined after due inquiry (with the consent of the special servicer and the series 2005-C2 directing certificateholder), in accordance with the servicing standard, that either--

     - such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located, or

     -    such insurance is not available at any rate.

     If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the subject mortgage loan may result, and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series 2005-C2 certificates.

     If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

     Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

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     We are aware that in the case of at least one (1) mortgage loan that we intend to include in the trust fund, representing 0.1% of the initial net mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy. There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate.

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

     CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     PRIOR BANKRUPTCIES MAY REFLECT FUTURE PERFORMANCE. In the case of two (2) mortgage loan that we intend to include in the trust fund, representing 0.3% of the initial net mortgage pool balance, the borrower or a guarantor or a principal of the borrower has been a debtor in prior bankruptcy proceedings within the ten-year period preceding May 2005.

     LACK OF SEPARATE TAX LOTS MAY RESULT IN SUBSTANTIAL TAXES ASSESSED AGAINST A BORROWER AND/OR A TAX LIEN ON THE RELATED MORTGAGED REAL PROPERTY. Some of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund may not currently constitute a separate tax lot. In those cases, taxes due and unpaid on any real property that is part of the same tax lot as a mortgaged real property securing an underlying mortgage loan may be assessed against the borrower under that mortgage loan and may result in a tax lien on that mortgaged real property that is superior to the lien of the related mortgage. Under such circumstances, the borrower's ability to make monthly debt service payments on the related underlying mortgage loan may be adversely affected, and the security offered by the related underlying mortgage may be impaired. In most cases, the related borrower has applied for a separate tax lot and is required under the terms of the related mortgage loan documents to escrow or impound sufficient funds to pay taxes on the entire tax lot.

     LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

     TAX CONSIDERATIONS RELATED TO FORECLOSURE. Under the series 2005-C2 pooling and servicing agreement, the special servicer, on behalf of the trust fund, among others, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust fund to U.S. federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2005-C2 certificateholders. The risk of taxation being imposed on income derived from the

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operation of foreclosed property is particularly present in the case of hotels.
The series 2005-C2 pooling and servicing agreement permits the special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

     In addition, if the special servicer, on behalf of the trust fund, among others, were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, it may be required in certain jurisdictions, particularly in California and New York, to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2005-C2 certificateholders.

RISKS RELATED TO THE SWAP AGREEMENT

     DISTRIBUTIONS ON THE CLASS A-MFL CERTIFICATES WILL DEPEND, IN PART, ON PAYMENTS RECEIVED FROM THE SWAP COUNTERPARTY. The trust will have the benefit of a swap agreement relating to the class A-MFL certificates with Credit Suisse First Boston International. Because the class A-MFL REMIC II regular interest accrues interest at a fixed rate of interest subject to a maximum pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Tri-County Mall underlying mortgage loan represented by the class TM certificates), the ability of the holders of the class A-MFL certificates to obtain the payment of interest at the designated LIBOR-based pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap agreement. See "Description of the Swap Agreement" in this prospectus supplement.

     A DECLINE IN THE RATINGS OF THE SWAP COUNTERPARTY MAY RESULT IN THE TERMINATION OF THE SWAP AGREEMENT AND AS A RESULT, THE PASS-THROUGH RATE ON THE CLASS A-MFL CERTIFICATES MAY CONVERT TO THE PASS-THROUGH RATE ON THE CLASS A-MFL REMIC II REGULAR INTEREST. If the swap counterparty's long-term or short-term ratings fall below the ratings specified under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement, the swap counterparty will be required, as the case may be, to post collateral or find a replacement swap counterparty that would not cause another rating agency trigger event. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after such a trigger event, the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% (by balance) of the class A-MFL certificates, to enforce the rights of the trustee under the swap agreement as may be permitted by the terms of the swap agreement and use any termination fees received from the swap counterparty to enter into a replacement swap agreement on substantially similar terms. If the costs attributable to entering into a replacement swap agreement would exceed the net proceeds of the liquidation of the swap agreement, a replacement swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class A-MFL certificates. There can be no assurance that the swap counterparty will maintain the required ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap agreement.

     During the occurrence of a rating agency trigger event and in the event that a replacement swap counterparty is not found, the class A-MFL certificate pass-through rate will convert to the pass-through rate on the class A-MFL REMIC
II regular interest, which is a fixed interest rate of    % subject to a maximum
pass-through rate equal to a weighted average coupon derived from the net interest rates on the underlying mortgage loans (without regard to the portion of the Tri-County Mall underlying mortgage loan represented by the class TM certificates). Any such conversion to the pass-through rate on the class A-MFL REMIC II regular interest might result in a temporary delay of payment of the distributions to the holders of the class A-MFL certificates if notice of the resulting change in payment terms of the class A-MFL certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

     IF THE PASS-THROUGH RATE OF THE CLASS A-MFL REMIC II REGULAR INTEREST IS LIMITED BY THE WEIGHTED AVERAGE OF THE NET INTEREST RATES ON THE UNDERLYING MORTGAGE LOANS, OR IF INTEREST DISTRIBUTIONS WITH RESPECT TO THE CLASS A-MFL REMIC II REGULAR INTEREST ARE INSUFFICIENT TO MAKE THE REQUIRED PAYMENT TO THE SWAP COUNTERPARTY, INTEREST DISTRIBUTIONS ON THE CLASS A-MFL CERTIFICATES WILL BE REDUCED. Interest distributions with respect to the class A-MFL REMIC II regular interest will be subject to a maximum pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the portion of the Tri-County Mall underlying mortgage loan represented by the class TM certificates). If this weighted
average coupon drops below   % per annum while the swap agreement is in effect,
then interest distributions on the class A-MFL certificates will be reduced in proportion to the reduction in the amount of interest allocated to the class A-MFL REMIC II regular interest as a result of such weighted average coupon dropping

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below     % per annum. In addition, if for any other reason the funds allocated to payment of interest distributions on the class A-MFL REMIC II regular interest are insufficient to make all required interest payments on the class A-MFL REMIC II regular interest (for example, as a result of prepayment interest shortfalls) while the swap agreement is in effect, then interest distributions on the class A-MFL certificates will also be reduced proportionately. If on any subsequent distribution date more interest is allocated to the class A-MFL REMIC II regular interest than is required to pay the full amount of the current payment to which the swap counterparty is then entitled, such excess will be paid to the swap counterparty, up to an amount equal to the total amount of prior reductions remaining unpaid, and the swap counterparty will be required to make a proportionate reimbursement payment to the trust. See "Description of the Swap Agreement" in this prospectus supplement.

RISKS RELATED TO THE OFFERED CERTIFICATES

     THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR OFFERED CERTIFICATES. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     THE CLASS A-MFL, A-MFX, A-J, B, C AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-3, A-AB, A-4 AND A-1-A CERTIFICATES. If you purchase class A-MFL, A-MFX, A-J, B, C or D certificates, then your offered certificates (in the case of the class A-MFL certificates, by virtue of the interest evidenced thereby in the class A-MFL REMIC II regular interest) will provide credit support to the other more senior classes of offered certificates, as well as the class A-X and A-SP certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other more senior classes of series 2005-C2 certificates.

     When making an investment decision, you should consider, among other things--

     - the distribution priorities of the respective classes of the series 2005-C2 certificates,

     - the order in which the principal balances of the respective classes of the series 2005-C2 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     -    the characteristics and quality of the underlying mortgage loans.

     THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

     -    the price you paid for your offered certificates, and

     - the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     - the pass-through rate for, and the other payment terms of, your offered certificates,

     - the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2005-C2 certificates,

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     -    the collection and payment of yield maintenance charges and/or other prepayment consideration with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans, and

     - servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant losses, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with the factors described in the second, third, fourth, fifth and sixth bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1, and holders of the class A-1-A certificates should be concerned with those factors primarily insofar as they relate to the mortgage loans in loan group no. 2.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2. Holders of the class A-1-A certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2 and, in the absence of significant losses, for so long as the class A-1, A-2, A-3, A-AB and A-4 certificates are outstanding, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1.

     The yield to investors in the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the class A-MFL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the class A-MFL certificates.

     In addition, because interest payments on the class A-MFL certificates may be reduced or the pass-through rate on the class A-MFL certificates may convert to the pass-through rate on the class A-MFL REMIC II regular interest, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-MFL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

     In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity to an investor in the class A-MFL certificates. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is lower than the rate anticipated by such investor during the period immediately following the issuance of the class A-MFL certificates is not likely to be offset by a subsequent like increase in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap agreement, the conversion to a pass-through rate that is below the rate that would otherwise be payable under the swap agreement at the applicable floating rate and/or the reduction of interest payments resulting from payment of interest to the class A-MFL REMIC II regular interest based on a pass-through
rate below      % per annum would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to the pass-through rate on the class A-MFL REMIC II regular interest would not adversely affect the amount and timing of distributions to the holders of the class A-MFL certificates. See "Yield and Maturity Considerations" in this prospectus supplement.

     The yields on the class A-MFL certificates and the other offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, yield

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maintenance charge provisions or prepayment premium provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges or prepayment premiums. Neither the master servicer nor the special servicer will be required to advance any yield maintenance charges or prepayment premiums.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2005-C2 certificateholders.

     Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. In general, prepayment premiums and yield maintenance charges will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2005-C2 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

     THE RIGHT OF THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE TRUST FUND. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. In addition, the special servicer will be entitled to receive compensation with respect to specially serviced mortgage loans, worked-out mortgage loans and foreclosure properties in the trust fund. The right to receive these distributions of interest and special servicing fees is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest and the accrual of these special servicing fees.

     IF EITHER THE MASTER SERVICER OR SPECIAL SERVICER PURCHASES SERIES 2005-C2 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2005-C2 CERTIFICATES. The master servicer, the special servicer or an affiliate of either of them may purchase or retain any of the series 2005-C2 certificates. In fact, it is anticipated that an entity whose manager is an affiliate of the initial special servicer will purchase some of the non-offered series 2005-C2 certificates. The purchase of series 2005-C2 certificates by the master servicer or any of its affiliates or by the special servicer or any of its affiliates could cause a conflict between that party's duties under the series 2005-C2 pooling and servicing agreement and its interest as a holder (or an affiliate of a holder) of a series 2005-C2 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2005-C2 certificates. However, under the series 2005-C2 pooling and servicing agreement, the master servicer and the special servicer are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

     THE INTERESTS OF THE SERIES 2005-C2 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2005-C2 certificates representing a majority interest in the controlling class of series 2005-C2 certificates will be entitled to designate a particular series 2005-C2 controlling class certificateholder (or beneficial owner of series 2005-C2 controlling class certificates), referred to in this prospectus supplement as the series 2005-C2 directing certificateholder, to exercise the various rights and powers in respect of the mortgage pool described under "The Series 2005-C2 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Series 2005-C2 Controlling Class and Series 2005-C2 Directing Certificateholder" in this prospectus supplement. You should expect that the series 2005-C2 directing certificateholder will exercise those rights and powers on behalf of the series 2005-C2 controlling class certificateholders, and it will not be liable to any class of series 2005-C2 certificateholders for doing so. In addition, subject to the conditions described under "The Series 2005-C2 Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement, the holders of series 2005-C2 certificates representing a majority interest in the controlling class of series 2005-C2 certificates may remove the special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2005-C2 certificates, the trustee or the master servicer. In the absence of significant losses on the underlying mortgage loans, the series 2005-C2 controlling class will be a non-offered class of series 2005-C2 certificates. The series 2005-C2 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     THE INTERESTS OF THE HOLDERS OF THE CLASS TM CERTIFICATES MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders (or, in the case of a class of book-entry certificates, beneficial owners) of class TM certificates representing a majority interest in the class TM certificates will be entitled to designate a particular class TM certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner of class TM certificates), which class TM certificateholder may have certain rights and powers in respect of the Tri-County Mall underlying mortgage loan described under "The Series 2005-C2 Pooling and Servicing Agreement--The Class TM Consulting Certificateholder" in this prospectus supplement. You should expect that the class TM consulting certificateholder will exercise any of those rights and powers on behalf of the class TM certificateholders, and it will not be liable to any class of series 2005-C2 certificateholders for doing so. The class TM certificates are not offered by this prospectus supplement. Accordingly, the holders of the class TM certificates are likely to have interests that conflict with those of the holders of the offered certificates.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the series 2005-C2 pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2005-C2 CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2005-C2 certificates will be required to direct, consent to or approve certain actions, including amending the series 2005-C2 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2005-C2 certificates.

     LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although some of the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. Those terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(a) lead to damage to one or more of the mortgaged real properties if any terrorist attacks occur, (b) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged real properties, or (c) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged real properties to generate cash flow may be adversely affected. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

     The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

     It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, domestic and world financial markets, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates," and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     We intend to include the 169 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,625,084,460 and an initial net mortgage pool balance of $1,616,084,460. However, the actual initial mortgage pool balance and initial net mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     For purposes of calculating distributions on the respective classes of the series 2005-C2 certificates, the mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the mortgage loans that are secured by property types other than multifamily, manufactured housing and some mixed use property types that have a multifamily component, together with 12 mortgage loans that are secured by multifamily, manufactured housing and some mixed use property types that have a multifamily component. Loan group no. 1 will consist of 113 mortgage loans, with an initial loan group no. 1 balance of $1,179,978,358, representing approximately 72.6% of the initial mortgage pool balance, and an initial net loan group no. 1 balance of $1,170,978,358, representing approximately 72.5% of the initial net mortgage pool balance.

     - Loan group no. 2, which will consist of all but 12 of the mortgage loans that are secured by multifamily, manufactured housing and some mixed use housing property types that have a multifamily component. Loan group no. 2 will consist of 56 mortgage loans, with an initial loan group no. 2 balance of $445,106,102, representing approximately 27.4% of the initial mortgage pool balance and 27.5 of the initial net mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan or any CBA B-Note Companion Loan is equal to its unpaid principal balance as of its cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund (or, in the case of the Tri-County Mall Mortgage Loan, its cut-off date principal balance as reduced by the portion thereof represented by the class TM certificates as of the date of initial issuance of the series 2005-C2 certificates) is shown on Exhibit A-1 to this prospectus supplement.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the mortgage loans that we intend to include in the trust fund to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the trust fund will be insured or guaranteed by any governmental entity or by any other person.

     In connection with distributions on the series 2005-C2 certificates, the Tri-County Mall Mortgage Loan will be treated as if it consists of two portions, which we refer to as the Tri-County Mall Senior Portion and the Tri-County Mall Junior Portion, respectively. The Tri-County Mall Senior Portion consists of $149,000,000 of the entire cut-off date principal balance of the Tri-County Mall Mortgage Loan and will be treated as if it bears an initial mortgage interest rate of 5.4588% per annum. The Tri-County Mall Junior Portion consists of the remaining $9,000,000 of the cut-off date principal balance of the Tri-County Mall Mortgage Loan and will be treated as if it bears an initial mortgage interest rate of 8.91935% per annum. The class TM certificates represent beneficial ownership of the Tri-County Mall Junior Portion, and the holders of the class TM certificates will be entitled to collections of principal and interest on the Tri-County Mall Mortgage Loan that are allocable to the Tri-County Mall Junior Portion. The holders of the class A-X, A-SP, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFL, A-MFX, A-J, B, C, D, E, F, G,
H, J, K, L, M, N, O and P certificates (in the case of the class A-MFL certificateholders, through the class A-MFL REMIC II regular interest) will be entitled to receive collections of principal and/or interest on the Tri-County Mall Mortgage Loan that are allocable to the Tri-County Mall Senior Portion. As and to the extent described under "--Significant Mortgage Loans--Tri-County Mall" below, the rights of the holders of the class TM certificates to receive payments to which they are entitled with respect to the Tri-County Mall Mortgage Loan will be subordinated to the rights of the holders of the class A-X, A-SP, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFL, A-MFX, A-J, B, C, D, E, F, G, H, J, K,
L, M, N, O and P certificates (in the case of the class A-MFL certificateholders, through the class A-MFL REMIC II regular interest) to receive payments to which they are entitled with respect to the Tri-County Mall Mortgage Loan, in certain default scenarios. References in this prospectus supplement to the "initial net mortgage pool balance" and the "initial net loan group no. 1. balance" are intended to be references to the initial mortgage pool balance and the initial loan group no. 1. balance, respectively, exclusive of the portion of the cut-off date principal balance of the Tri-County Mall Mortgage Loan that is allocable to the Tri-County Mall Junior Portion.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

     - All numerical information provided with respect to those mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to those mortgage loans reflects a weighting by their respective cut-off date principal balances (or, in the case of the Tri-County Mall Mortgage Loan, unless the context clearly indicates otherwise, the Allocated Principal Balance of the Tri-County Mall Senior Portion).

     - In calculating the cut-off date principal balances of the mortgage loans that we intend to include in the trust fund, we have assumed that--

          1. all scheduled payments of principal and/or interest, if any, due on those mortgage loans on or before their cut-off dates are timely made, and

          2. there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the approximate one-month period preceding their respective cut-off dates.

     - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial net mortgage pool balance, the initial loan group no. 1 balance, the initial net loan group no. 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans (or, in the case of a percentage of the initial net mortgage pool balance or the initial net loan group no. 1 balance, as the case may be, with respect to the Tri-County Mall Mortgage Loan, unless the context clearly indicates otherwise, the Allocated Principal Balance of the Tri-County Mall Senior Portion).

     - Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "--The CBA A/B Loan Pairs" in this prospectus supplement, none of the underlying mortgage loans will be cross-collateralized or cross-defaulted with any mortgage loan that is not in the trust fund.

     - In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

          1.   relative appraised values,

          2.   relative underwritten net cashflow, or

          3.   prior allocations reflected in the related loan documents.

     - If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

     - Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 20 mortgage loans that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

     The table below identifies the respective groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                                                          NUMBER OF STATES
                                                                        WHERE THE PROPERTIES       % OF INITIAL NET
                      PROPERTY/PORTFOLIO NAME                                ARE LOCATED         MORTGAGE POOL BALANCE
-------------------------------------------------------------------   ------------------------   ---------------------
1. Spectrum Portfolio............................................                1                         5.3%
2. Yorktown Apartments/Bluffs of Berkshire Apartments............                1                         2.7%
3. Bexley at Lake Norman/Addison Kings Crossing V................                2                         1.9%
4. Newport Apartments/Sunchase Apartments/Benchmark
   Apartments....................................................                2                         1.8%
5. Tri-Valley Plaza/Cottonwood Plaza.............................                1                         0.6%

     In the case of the six (6) cross-collateralized and cross-defaulted underlying mortgage loans secured by the portfolio of mortgaged real properties identified on Exhibit A-1 to the prospectus supplement as the Spectrum Portfolio, which mortgage loans collectively represent 5.3% of the initial net mortgage pool balance, the related borrower has the right to obtain a release of a mortgaged real property from the lien of the related mortgage instrument in the event of a casualty or condemnation that results in full or partial prepayment of the related mortgage loan (and, in the case of a partial prepayment, a payment by borrower of the outstanding principal balance of the applicable mortgage loan), upon the satisfaction of various specified criteria, including, among other things, rating agency confirmation and the remaining mortgaged real properties having a loan-to-value ratio of no more than 80.0% and a debt service coverage ratio of no less than 1.25x.

     In the case of the group of two (2) cross-collateralized and cross-defaulted underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Yorktown Apartments and Bluffs of Berkshire Apartments, which mortgage loans collectively represent 2.7% of the initial net mortgage pool balance, after the fifth anniversary of the origination of those mortgage loans, the related borrower is entitled to: (i) obtain a release of a mortgaged real property from the lien of the related mortgage instrument upon a defeasance of the related mortgage loan and the satisfaction of various specified criteria, including, among other things, the undefeased mortgage loan (based on the remaining mortgaged real property) having a loan-to-value ratio of no more than 75% and a debt service coverage ratio of no less than 1.30x, which loan-to-value and debt service coverage ratios may be satisfied through a partial defeasance of the remaining mortgage loan; and (ii) terminate the subject cross-collateralization and cross-default features in connection with the sale of a mortgaged real property upon the satisfaction of various specified criteria, including, among other things, each of the uncrossed mortgage loans having a loan-to-value ratio of no more than 75% and a debt service coverage ratio of no less than 1.30x, which loan-to-value and debt service coverage ratios may be satisfied through a partial prepayment of any such mortgage loans.

     In the case of the group of three (3) cross-collateralized and cross-defaulted underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Newport Apartments, Sunchase Apartments and Benchmark Apartments, which mortgage loans collectively represent 1.8% of the initial net mortgage pool balance, after the fifth anniversary of origination of those mortgage loans, the related borrower is entitled to: (i) obtain a release of a mortgaged real property from the lien of the related mortgage instrument upon a defeasance of the related mortgage loan and the satisfaction of various specified criteria, including, among other things, the undefeased mortgage loan(s) (based on the remaining mortgaged real property or properties) having a loan-to-value ratio of no more than 75% and a debt service coverage ratio of no less than 1.30x, which loan-to-value and debt service coverage ratios may be satisfied through a partial defeasance of the remaining mortgage loan(s); and (ii) terminate the subject cross-collateralization and cross-default features in connection with the sale of a mortgaged real property upon the satisfaction of various specified criteria, including, among other things, each of the uncrossed mortgage loans having a loan-to-value ratio of no more than 75% and a debt service coverage ratio of no less than 1.30x, which loan-to-value and debt service coverage ratios may be satisfied through a partial prepayment of any such mortgage loans.

     In the case of the two (2) underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Tri-Valley Plaza and Cottonwood Plaza, which mortgage loans collectively represent 0.6% of the initial net mortgage pool balance, the related borrower is entitled to obtain a release of the cross-collateralization and cross-default provisions upon the satisfaction of various specified criteria, including, among other things, (i) Home Depot or another third party tenant reasonably acceptable to lender has taken occupancy and is open for business on the pad site previously occupied by Wal-Mart which is located adjacent to the Cottonwood Plaza mortgaged real property, (ii) an occupancy percentage of not less than 85.0% is achieved with respect to the store frontage of the retail space located adjacent to the Tri-Valley Plaza mortgaged real property formerly occupied by Wal-Mart, such occupancy to be by non-affiliated third party tenants who have taken occupancy, opened for business and commenced the payment of normal monthly rent, (iii) an occupancy percentage of not less than 85.0% is achieved with respect to the store frontage of the retail space at each of the mortgaged real properties, such occupancy to be by third-party retail tenants and (iv) the borrowers have maintained a debt service coverage ratio of not less than 1.40x at each of the mortgaged real properties during the previous 12-month period (or, if requested within 12 months of the origination of the mortgage loans, since the origination of the mortgage loans).

     The table below identifies each group of mortgaged real properties that secures an individual multi-property mortgage loan that we intend to include in the trust fund.

                                                                        NUMBER OF STATES
                                                                      WHERE THE PROPERTIES         % OF INITIAL NET
                        PROPERTY/PORTFOLIO NAME                            ARE LOCATED           MORTGAGE POOL BALANCE
-------------------------------------------------------------------   ----------------------     ---------------------
1. Americo - Science Place & State Farm..........................              1                         0.5%
2. Riya Hospitality Portfolio I..................................              1                         0.4%
3. Brookview Holdings Portfolio..................................              2                         0.4%
4. Curtiss Wright Portfolio......................................              1                         0.3%
5. Springfield Portfolio.........................................              1                         0.2%

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Curtiss Wright Portfolio, which mortgage loan constitutes 0.3% of the initial net mortgage pool balance, the related borrower is entitled to obtain a release of one or more of the related mortgaged real properties from the lien of the mortgage upon the satisfaction of various specified criteria, including, among other things, the defeasance of a portion of the mortgage loan in an amount equal to the greater of (i) 125% of the allocated loan amount of the mortgaged real property or properties to be released and (ii) an amount sufficient to cause the undefeased portion of the mortgage loan (based on the remaining mortgaged real property or properties) having (x) a debt service coverage ratio not less than the greater of 1.20x and the debt service coverage ratio for all of the mortgaged real properties immediately prior to the release and (y) a loan-to-value ratio no greater than the lesser of 80% and the loan-to-value ratio for all of the mortgaged real properties immediately prior to the release.

     The table below shows each group of mortgaged real properties that--

     -    have the same or affiliated borrowers, and

     - secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the trust fund, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial net mortgage pool balance.

                                                                                  NUMBER OF MORTGAGE          % OF INITIAL NET
                        PROPERTY/PORTFOLIO NAME                                         LOANS               MORTGAGE POOL BALANCE
---------------------------------------------------------------------------    ------------------------     ---------------------
Yorktown Apartments, Bluffs of Berkshire Apartments, Indigo on Forest
Apartments, Newport Apartments, Sunchase Apartments, Benchmark
Apartments, 6200 Gessner Apartments, Hartford Place Apartments, The
Oaks of Woodforest Apartments, Berkshire Crossing Apartments, Brittany
Square Apartments and Providence Apartments*.............................                 12                         11.6%
Courtyard by Marriott Reno, Courtyard by Marriott  Monroe, Courtyard by
Marriott Shreveport, Courtyard by Marriott Texarkana, Fairfield Inn
Scottsdale, Residence Inn Shreveport Airport and Springhill Suites Inn
Lawton...................................................................                  7                          2.3%
152 Madison Avenue and 148 Madison Avenue................................                  2                          1.7%

----------
* The Yorktown Apartments and Bluffs of Berkshire Apartments underlying mortgage loans are cross-collateralized and cross-defaulted with each other and the Newport Apartments, Sunchase Apartments and Benchmark Apartments underlying mortgage loans are cross-collateralized and cross-defaulted with each other. However, neither of those groups of underlying mortgage loans is cross-collateralized or cross-defaulted with the other such group or with any of the Indigo on Forest Apartments, 6200 Gessner Apartments, Hartford Place Apartments, The Oaks of Woodforest Apartments, Berkshire Crossing Apartments, Brittany Square Apartments or Providence Apartments underlying mortgage loans.

PARTIAL RELEASES OF PROPERTY

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Tri-County Mall, which mortgage loan represents 9.2% of the initial net mortgage pool balance, the related borrower has the right to obtain the release of a portion of the related mortgaged real property consisting of a parking area no greater than one acre in size, as identified in the related mortgage instrument, upon satisfaction of various specified criteria, including, among other things, the parcel to be released and the remaining mortgaged real property are each a separate tax lot, compliance with zoning laws, establishment of acceptable reciprocal easement agreements and providing a title policy endorsement. See "--Significant Mortgage Loans--Tri-County Mall" below.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Elk Grove Marketplace, which mortgage loan represents 1.7% of the initial net mortgage pool balance, the related borrower has the right to obtain the release of an unimproved parcel of the related mortgaged real property, as identified in the related mortgage instrument, without a partial defeasance or payment of a release price, upon satisfaction of various specified criteria, including, among other things, lawful subdivision or lot split, the parcel to be released and the remaining mortgaged real property are each a separate tax lot, compliance with zoning laws, establishment of acceptable reciprocal easement agreements and delivery of a title policy endorsement.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Five Star Plaza, which mortgage loan represents 0.9% of the initial net mortgage pool balance, the related borrower has the right to obtain the release of an unimproved parcel of the related mortgaged real property, identified in the related mortgage instrument, without a partial defeasance or payment of a release price, upon satisfaction of various specified criteria, including, among other things, lawful subdivision or lot split, compliance with zoning laws, establishment of acceptable reciprocal easement agreements and delivery of a title policy endorsement.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Plaza Mayor, which mortgage loan represents 0.7% of the initial net mortgage pool balance, the related borrower has the right, subject to the reasonable consent of the lender, to obtain the release of an unimproved parcel of the related mortgaged real property, which consists of approximately 20,000 square feet and is further identified in the related mortgage instrument, without a partial defeasance or payment of a release price, upon satisfaction of various specified criteria, including, among other things, rating agency confirmation, lawful subdivision or lot split, the parcel to be released and the remaining mortgaged real property must be assessed as separate tax lots, compliance with zoning laws, establishment of acceptable reciprocal easement agreements and delivery of a title policy endorsement.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Americo - Science Place & State Farm, which mortgage loan represents 0.5% of the initial net mortgage pool balance, the related borrower has the right, subject to the reasonable consent of the lender, to obtain the release of an unimproved parcel of the State Farm mortgaged real property, which consists of approximately 1.45 acres and is further identified in the related mortgage instrument, without a partial defeasance or payment of a release price, upon satisfaction of various specified criteria, including, among other things, rating agency confirmation, lawful subdivision or lot split, the parcel to be released and the remaining mortgaged real property must be assessed as separate tax lots, compliance with zoning laws, establishment of acceptable reciprocal easement agreements and delivery of a title policy endorsement.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Teakwood Village Apartments, which mortgage loan represents 0.3% of the initial net mortgage pool balance, the related borrower has the right to obtain the release of an unimproved portion of the mortgaged real property, without a partial defeasance or payment of a release price, upon satisfaction of various specified criteria, including, among other things, lawful subdivision or lot split, the parcel to be released and the remaining mortgaged real property are each a separate tax lot, compliance with zoning laws, specified loan-to-value and debt service coverage ratios based on the remaining mortgaged real property and delivery of a title policy endorsement.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Islander MHP, which mortgage loan represents 0.1% of the initial net mortgage pool balance, the related borrower has the right, subject to the reasonable consent of the lender, to obtain the release of an unimproved parcel of the related mortgaged real property, which consists of approximately 0.27 acres and is further identified in the related mortgage instrument, without a partial defeasance or payment of a release price, upon satisfaction of various specified criteria, including, among other things, rating agency confirmation, lawful subdivision or lot split, the parcel to be released and the remaining mortgaged real property must be assessed as separate tax lots, compliance with zoning laws, establishment of acceptable reciprocal easement agreements and delivery of a title policy endorsement.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     DUE DATES. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                                   % OF INITIAL
                                        NUMBER OF MORTGAGE         NET MORTGAGE
                DUE DATE                       LOANS               POOL BALANCE
            ----------------        --------------------------    --------------
                  11th                          149                     90.6%
                   1st                           20                      9.4%
                                    --------------------------    --------------
                  TOTAL                         169                    100.0%
                                    ==========================    ==============

     MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     One hundred sixty-seven (167) of the mortgage loans that we intend to include in the trust fund, representing 99.5% of the initial net mortgage pool balance, of which 111 mortgage loans are in loan group no. 1, representing 99.3% of the initial net loan group no. 1 balance, and 56 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, accrue interest on an Actual/360 Basis.

     Two (2) of the mortgage loans that we intend to include in the trust fund, representing 0.5% of the initial net mortgage pool balance, which two (2) mortgage loans are in loan group no. 1, representing 0.7% of the initial net loan group no. 1 balance, accrue interest on a 30/360 Basis.

     BALLOON LOANS. One hundred sixty-one (161) of the mortgage loans that we intend to include in the trust fund, representing 95.8% of the initial net mortgage pool balance, of which 105 mortgage loans are in loan group no. 1, representing 94.2% of the initial net loan group no. 1 balance, and 56 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are each characterized by--

     - either (a) an amortization schedule that is significantly longer than the actual term of the subject mortgage loan or (b) no amortization prior to the stated maturity of the subject mortgage loan, and

     - in either case, a substantial payment of principal on its stated maturity date.

     ARD LOANS. Six (6) of the mortgage loans that we intend to include in the trust fund, representing 3.4% of the initial net mortgage pool balance, which six (6) mortgage loans are in loan group no. 1, representing 4.7% of the initial net loan group no. 1 balance, are each characterized by the following features:

     - A maturity date that is generally 24 to 30 years following origination.

     - The designation of an anticipated repayment date that is generally 5 to 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     - The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Static Prepayment Premium or Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

     - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to--

          1. in the case of three (3) ARD Loans, representing 2.2% of the initial net mortgage pool balance, two percentage points over the initial mortgage interest rate, and

          2. in the case of three (3) ARD Loans, representing 1.2% of the initial net mortgage pool balance, the greater of (x) two percentage points over the initial mortgage interest rate, and
               (y) two percentage points over the value of a particular U.S. Treasury or other benchmark floating rate at or about the related anticipated repayment date.

     - The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the subject mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to an ARD Loan.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     FULLY AMORTIZING LOANS. Two (2) of the mortgage loans that we intend to include in the trust, representing 0.8% of the initial net mortgage pool balance, which two (2) mortgage loans are in loan group no. 1, representing 1.1% of the initial net loan group no. 1 balance, are characterized by--

     - constant scheduled debt service payments throughout the substantial term of the mortgage loan, and

     - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     These fully amortizing mortgage loans do not have either--

     -    an anticipated repayment date, or

     -    the associated payment incentives.

     ADDITIONAL AMORTIZATION CONSIDERATIONS. Six (6) of the mortgage loans that we intend to include in the trust fund, representing 9.0% of the initial net mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 9.8% of the initial net loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 6.8% of the initial loan group no. 2 balance, provide for an interest-only period that extends to maturity or, in the case of the ARD Loans, the anticipated repayment date.

     Four (4) of the mortgage loans that we intend to include in the trust fund, representing 1.5% of the initial net mortgage pool balance, of which one mortgage loan is in loan group no. 1, representing 0.9% of the initial net loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 3.4% of the initial loan group no. 2 balance, provide for an initial interest only period of 12 months.

     One (1) of the mortgage loans that we intend to include in the trust fund, representing 2.8% of the initial net mortgage pool balance, which mortgage loan is in loan group no. 1, representing 3.8% of the initial net loan group no. 1 balance, provides for an initial interest-only period of 23 months.

     Twenty-five (25) of the mortgage loans that we intend to include in the trust fund, representing 30.5% of the initial net mortgage pool balance, of which 12 mortgage loans are in loan group no. 1, representing 26.2% of the initial net loan group no. 1 balance, and 13 mortgage loans are in loan group no. 2, representing 41.8% of the initial loan group no. 2 balance, provide for an initial interest-only period of 24 months.

     One (1) of the mortgage loans that we intend to include in the trust fund, representing 1.0% of the initial net mortgage pool balance, which mortgage loan is in loan group no. 2, representing 3.5% of the initial loan group no. 2 balance, provides for an initial interest-only period of 30 months.

     Twelve (12) of the mortgage loans that we intend to include in the trust fund, representing 16.9% of the initial net mortgage pool balance, of which 11 mortgage loans are in loan group no. 1, representing 22.2% of the initial net loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 3.1% of the initial loan group no. 2 balance, provide for an initial interest-only period of 36 months.

     Three (3) of the mortgage loans that we intend to include in the trust fund, representing 3.4% of the initial net mortgage pool balance, of which two
(2) mortgage loans are in loan group no. 1, representing 1.7% of the initial net loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 7.9% of the initial loan group no. 2 balance, provide for an initial interest-only period of 60 months.

     Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     PREPAYMENT PROVISIONS.  As of origination:

     - One hundred fifty-seven (157) of the mortgage loans that we intend to include in the trust fund, representing 90.6% of the initial net mortgage pool balance, of which 103 mortgage loans are in loan group no. 1, representing 87.5% of the initial net loan group no. 1 balance, and 54 mortgage loans are in loan group no. 2, representing 99.0% of the initial loan group no. 2 balance, provided for--

          1. a prepayment lock-out period and a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     - Four (4) of the mortgage loans that we intend to include in the trust fund, representing 7.6% of the initial net mortgage pool balance, which four (4) mortgage loans are in loan group no. 1, representing 10.4% of the initial net loan group no. 1 balance, provided for--

          1. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     - Four (4) of the mortgage loans that we intend to include in the trust fund, representing 0.5% of the initial net mortgage pool balance, of which two (2) mortgage loans are in loan group no. 1, representing 0.4% of the initial net loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 1.0% of the initial loan group no. 2 balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal payments must be accompanied by a Yield Maintenance Charge, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without restriction or prepayment consideration;

     - Two (2) of the mortgage loans that we intend to include in the trust fund, representing 0.2% of the initial net mortgage pool balance, which mortgage loans are in loan group no. 1, representing 0.3% of the initial net loan group no. 1 balance, provided for--

          1. a prepayment lock-out period and a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration; and

     - One (1) of the mortgage loans that we intend to include in the trust fund, representing 0.2% of the initial net mortgage pool balance, which mortgage loan is in loan group no. 1, representing 0.3% of the initial net loan group no. 1 balance, provided for--

          1. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     - One (1) of the mortgage loans that we intend to include in the trust fund, representing 0.8% of the initial net mortgage pool balance, which mortgage loan is in loan group no. 1, representing 1.2% of the initial net loan group no. 1 balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

          3. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

          4. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     The open prepayment period for any underlying mortgage loan will generally begin one to six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-1 to this prospectus supplement.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

     - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 to this prospectus supplement, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     - it is assumed that each ARD Loan prepays on the related anticipated repayment date and that such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

     PREPAYMENT LOCK-OUT AND PREPAYMENT LOCK-OUT/DEFEASANCE PERIODS. One hundred sixty-four (164) of the mortgage loans that we intend to include in the trust fund, representing 92.2% of the initial net mortgage pool balance, of which 108 mortgage loans are in loan group no. 1, representing 89.2% of the initial net loan group no. 1 balance, and 56 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, provide for prepayment lock-out or prepayment lock-out/defeasance periods as of their respective cut-off dates. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the subject mortgage loan cannot be voluntarily prepaid:

     - the maximum remaining prepayment lock-out/defeasance period as of the related cut-off date is 232 months with respect to the entire mortgage pool, 232 months with respect to loan group no. 1 and 166 months with respect to loan group no. 2;

     - the minimum remaining prepayment lock-out/defeasance period as of the related cut-off date is 30 months with respect to the entire mortgage pool, 35 months with respect to loan group no. 1 and 30 months with respect to loan group no. 2; and

     - the weighted average remaining prepayment lock-out/defeasance period as of the cut-off date for the trust fund is 105 months with respect to the entire mortgage pool, 108 months with respect to loan group no. 1 and 97 months with respect to loan group no. 2.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below, and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     PREPAYMENT CONSIDERATION PERIODS. Twelve (12) of the mortgage loans that we intend to include in the trust fund, representing 9.4% of the initial net mortgage pool balance, of which 10 mortgage loans are in loan group no. 1, representing 12.5% of the initial net loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 1.0% of the initial loan group no. 2 balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally consist of the following:

     - In the case of nine (9) of those mortgage loans, representing 8.9% of the initial net mortgage pool balance, of which seven (7) mortgage loans are in loan group no. 1, representing 12.0% of the initial net loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 1.0% of the initial loan group no. 2 balance, a Yield Maintenance Charge in an amount generally equal to the greater of the following: (1) a specified percentage of the principal balance of the subject mortgage loan being prepaid; and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. For purposes of the foregoing, the term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually less, in the case of one (1) underlying mortgage loan, representing 6.6% of the initial net mortgage pool balance, 0.50%. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date, the anticipated repayment date or, in the case of one (1) underlying mortgage loan, representing 6.6% of the initial net mortgage pool balance, the date six months prior to the maturity date, as applicable, for the subject mortgage loan. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

     - In the case of two (2) of those mortgage loans, representing 0.2% of the initial net mortgage pool balance, which mortgage loans are in loan group no. 1, representing 0.3% of the initial net loan group no. 1 balance, a Static Prepayment Premium in an amount equal to a specified percentage of the amount prepaid.

     - In the case of one (1) of those mortgage loans, representing 0.2% of the initial net mortgage pool balance, which mortgage loan is in loan group no. 1, representing 0.3% of the initial net loan group no. 1 balance, during the first portion of the prepayment consideration period, a Yield Maintenance Charge in an amount calculated as described in the first bullet of this paragraph, and during the latter portion of the prepayment consideration period, a Static Prepayment Premium in an amount equal to a specified percentage of the amount prepaid.

     Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a Static Prepayment Premium or a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan.

     The underlying mortgage loans generally provide that, in the event of an involuntary prepayment made after an event of default has occurred, a Static Prepayment Premium or a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Static Prepayment Premium or a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Static Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. Furthermore, the series 2005-C2 pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Static Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Static Prepayment Premium or Yield Maintenance Charge.

     CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

     Several of the mortgage loans that we intend to include in the trust fund provide that, if casualty or condemnation proceeds are applied to the loan (usually above a specified amount or above a specified percentage of the value of the related mortgaged real property), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration.

Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Nine (9) mortgage loans that we intend to include in the trust fund, representing 3.0% of the initial net mortgage pool balance, of which seven (7) mortgage loans are in loan group no. 1, representing 2.9% of the initial net loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 3.2% of the initial loan group no. 2 balance, are secured by letters of credit or cash reserves that in each such case:

     - will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $3,520,061, of which $2,370,061 relates to the underlying mortgage loans in loan group no. 1 and $1,150,000 relates to the underlying mortgage loans in loan group no. 2.

     DEFEASANCE LOANS. One hundred sixty (160) of the mortgage loans that we intend to include in the trust fund, representing 91.7% of the initial net mortgage pool balance, of which 106 mortgage loans are in loan group no. 1, representing 88.9% of the initial net loan group no. 1 balance, and 54 mortgage loans are in loan group no. 2, representing 99.0% of the initial loan group no. 2 balance, permit the borrower to deliver direct, non-callable government obligations as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of direct, non-callable government obligations and obtain a full or partial release of the mortgaged real property. In general, the government securities that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

     - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

     - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, the subject underlying mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

     If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any of the underlying mortgage loans.

     LOCKBOXES. Forty-four (44) mortgage loans that we intend to include in the trust fund, representing 57.2% of the initial net mortgage pool balance, of which 32 mortgage loans are in loan group no. 1, representing 64.5% of the initial net loan group no. 1 balance, and 12 mortgage loans are in loan group no. 2, representing 38.0% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     - HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid by tenants directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the applicable property manager (which may be an affiliate of the borrower) and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the applicable property manager (which may be an affiliate of the borrower), while credit card receivables will be deposited directly into a lockbox account. In some cases, there is no lender cash management until the occurrence of a triggering event of the type referred to in the description of "Springing Lockbox" below, and prior to the occurrence of that triggering event, funds in the lender-controlled account may be swept on a periodic (which may be daily) basis to the borrower or the borrower may have terminable withdrawal rights from that lender-controlled account.

     - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox (which has not previously been established) is put in place. Examples of triggering events include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

          For purposes of this prospectus supplement, a springing lockbox can be either an account over which the lender does not have control, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

     - MODIFIED LOCKBOX. Except in those cases involving multifamily rental properties and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

The above-referenced 44 mortgage loans provide for the following types of lockbox accounts:

                                                                                % OF INITIAL NET
                                                            NUMBER OF             MORTGAGE POOL
                             TYPE OF LOCKBOX              MORTGAGE LOANS             BALANCE
                  -----------------------------------   ------------------    --------------------
                  Hard.............................             19                    23.8%
                  Springing........................             14                    22.7%
                  Modified.........................             11                    10.7%
                                                        ------------------    --------------------
                  TOTAL............................             44                    57.2%
                                                        ==================    ====================

     For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     -    taxes and insurance,

     -    capital improvements,

     -    furniture, fixtures and equipment, and/or

     -    various other purposes.

     As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer. In the case of most of the underlying mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     TAX ESCROWS. In the case of 152 of the mortgage loans that we intend to include in the trust fund, representing 95.1% of the initial net mortgage pool balance, of which 98 mortgage loans are in loan group no. 1, representing 94.5% of the initial net loan group no. 1 balance, and 54 mortgage loans are in loan group no. 2, representing 96.6% of the initial loan group no. 2 balance, escrows were established for taxes. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments.

     If an escrow was established, the funds will be applied by the master servicer to pay for taxes and assessments at the related mortgaged real property.

     In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

     INSURANCE ESCROWS. In the case of 145 of the mortgage loans that we intend to include in the trust fund, representing 86.8% of the initial net mortgage pool balance, of which 92 mortgage loans are in loan group no. 1, representing 86.1% of the initial net loan group no. 1 balance, and 53 mortgage loans are in loan group no. 2, representing 88.7% of the initial loan group no. 2 balance, escrows were established for insurance premiums. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

     If an escrow was established, the funds will be applied by the master servicer to pay for insurance premiums at the related mortgaged real property.

     Under some of the other mortgage loans that we intend to include in the trust fund, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In still other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly.

     RECURRING REPLACEMENT RESERVES. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the trust fund the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     - capital replacements, repairs and furniture, fixtures and equipment, or

     -    leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the trust fund, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers were permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or may substitute letters of credit and obtain release of established reserve accounts.

     ENGINEERING RESERVES. The table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most of those cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

     - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

     - various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. In the case of some mortgaged real properties acquired with the proceeds of the related mortgage loan to be included in the trust fund, the related borrower escrowed an amount substantially in excess of the cost estimate set forth in the related inspection report because it contemplated completing repairs in addition to those shown in the related inspection report. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

     - permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

     - prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

          1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2005-C2 certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

     - involuntary transfers caused by the death or legal disability of any owner, general partner or manager of the related borrower;

     -    transfers for estate planning purposes;

     - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

     - issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     - changes in ownership between existing partners and members of the related borrower or to affiliates of such partners and members;

     - a transfer of pledged ownership interests in the related borrower to a mezzanine lender in connection with a foreclosure thereon;

     - transfers of tenant-in-common interests in the corresponding mortgaged real property;

     - a transfer of non-controlling ownership interests in the related borrower;

     - a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower; or

     -    other transfers similar in nature to the foregoing.

     HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage, subject to exceptions in some cases for tenant-maintained insurance or for permitted self-insurance:

     - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

          1. the outstanding principal balance of the related mortgage loan, and

          2. the full insurable replacement cost of the improvements located on the insured property;

     - if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2. the replacement cost or the full insurable value of the insured property, and

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          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, or the Flood Disaster Protection Act of 1978, as amended;

          provided, however, that in the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Teakwood Village Apartments, which mortgage loan represents 0.3% of the initial net mortgage pool balance, the related mortgage loan documents provide for a cap on the amount of flood insurance required, which is less than the coverage amounts set forth above, and which cap was determined by applying FEMA's loss estimating guidelines to calculate a damage cost estimate for a flood at the respective mortgaged real property;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     -    obtain earthquake insurance, or

     - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below regarding insurance for acts of terrorism, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the master servicer must maintain that insurance coverage, to the extent--

     -    the trustee has an insurable interest,

     - the insurance coverage is available at commercially reasonable rates, and

     - any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

     Where insurance coverage at the mortgaged real property for any mortgage loan in the trust fund is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard.

     In addition, the master servicer must, to the extent it is not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the master servicer must maintain, all-risk casualty insurance or extended coverage insurance (with special form coverage) which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; provided, however, that the master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the

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offered certificates, unless the master servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the special servicer, with the consent of the Series 2005-C2 Directing Certificateholder, approves such determination. Notwithstanding the foregoing, the master servicer will not be required to call a default under a mortgage loan in the trust fund if the related borrower fails to maintain such insurance, and the master servicer need not maintain such insurance, if the master servicer has determined after due inquiry (with the consent of the special servicer and the Series 2005-C2 Directing Certificateholder), in accordance with the Servicing Standard, that either:

     - such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

     -    such insurance is not available at any rate.

     If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

     The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

     - to restore the related mortgaged real property (with any balance to be paid to the borrower), or

     -    towards payment of the subject mortgage loan.

     If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property or, at the special servicer's election with the Series 2005-C2 Directing Certificateholder's consent, coverage satisfying insurance requirements consistent with the Servicing Standard, provided that such coverage is available at commercially reasonable rates.

     Each of the master servicer and the special servicer may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the trust fund for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by the master servicer or the special servicer contains a deductible clause, however, the master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     -    are not paid because of that deductible clause, and

     - would have been covered under an individual policy (giving effect to the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard).

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     There can be no assurance as regards the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

     Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

     We are aware that in the case of at least one (1) mortgage loan that we intend to include in the trust fund, representing 0.1% of the initial net mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     DELINQUENCIES. None of the mortgage loans that we intend to include in the trust fund was as of its cut-off date or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the underlying mortgage loans--

     - Twenty-one (21) mortgaged real properties, securing 4.9% of the initial net mortgage pool balance, which mortgage loans are in loan group no. 1, representing 6.7% of the initial net loan group no. 1 balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupies at least 50%, but less than 100%, of the net rentable area of the particular property.

     - Eleven (11) mortgaged real properties, securing 9.5% of the initial net mortgage pool balance, which mortgage loans are in loan group no. 1, representing 13.1% of the initial net loan group no. 1 balance, are either wholly owner-occupied or leased to a single tenant.

     - Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

     - A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating covenants.

     - A number of companies are Major Tenants at more than one of the mortgaged real properties.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

     - Tenant leases at some of the mortgaged real properties that are retail properties may provide for tenant "exclusive use" provisions which may be linked to the limitation on use of an adjoining property over which the related mortgagor may not have control.

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     GROUND LEASES. Eight (8) of the mortgage loans that we intend to include in the trust fund, representing 21.5% of the initial net mortgage pool balance, which eight (8) mortgage loans are in loan group no. 1, representing 29.7% of the initial net loan group no. 1 balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. The following is true in each of those cases--

     - the related ground lease, after giving effect to all extension options, expires at least ten (10) years after the maturity date for, and approximately eight (8) years or more after the end of the amortization term of, the related mortgage loan,

     - the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee, and

     - in general, the ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

     In the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Tri-County Mall, which mortgage loan secures 9.2% of the initial net mortgage pool balance, the portion of the collateral that is secured by a leasehold interest is subject to a ground lease that expires in 2015, which is the year in which the mortgage loan matures. However, that portion of the collateral is a stand-alone tire center and the income from that portion was not included in the underwriting of the mortgage loan. See "--Significant Mortgage Loans--Tri-County Mall" in this prospectus supplement.

     ADDITIONAL SECURED FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the trust fund generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

     The mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as 152 Madison Avenue and 148 Madison Avenue, which secure mortgage loans representing 1.0% and 0.7%, respectively, of the initial net mortgage pool balance, are encumbered by liens securing indebtedness in the amount of $2,750,000 and $2,250,000, respectively, in favor of an affiliate of the related borrower. In each case, the indebtedness is secondary and subordinate to the related underlying mortgage loan, is the subject of a subordination and standstill agreement executed by the holder of the subordinate indebtedness in favor of the holder of the related underlying mortgage loan and has a maturity date in February 2023.

     The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Poway Plaza, which secures an underlying mortgage loan that represents 0.6% of the initial net mortgage pool balance, also is subject to a subordinate mortgage that secures subordinate indebtedness in an amount of up to $320,000 over a term of five years. The lender under this subordinate indebtedness is a local redevelopment agency that may make the related loan to finance work to be performed on the related mortgaged property. No moneys have been advanced by the lender to date. No interest will accrue under the terms of the potential subordinate indebtedness, and upon the satisfaction of the requirement of the related loan agreement, twenty percent of the principal balance of the indebtedness will be forgiven at the end of each year. The lender under this subordinate debt has entered into a standstill and subordination agreement with respect to this subordinate debt.

     Each of the CBA A-Note Mortgage Loans is secured by a mortgaged real property that also secures, on a subordinated basis, a CBA B-Note Companion Loan that is not included in the trust. The CBA A-Note Mortgage Loans collectively represent 2.1% of the initial net mortgage pool balance. See "--The CBA A/B Loan Pairs" below.

     In the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as The Reserve at Park Central, which mortgage loan represents 2.2% of the initial net mortgage pool balance, the related borrower may incur additional debt secured by the related mortgaged real property on a subordinate basis upon the satisfaction of various specified conditions, including that the additional debt is incurred by a proposed transferee of the mortgaged real property for the purpose of facilitating a sale to an unaffiliated third party subject to a bona fide arms' length transaction pursuant to the terms of the related agreement, a combined debt service coverage ratio of no less than 1.20x and a combined loan-to-value ratio of no more than 80.0%, execution of a subordination and standstill agreement by an institutional lender, execution of a lockbox agreement and, if required, receipt of rating agency confirmation.

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     In the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Royal Pointe Apartments, which mortgage loan represents 1.0% of the initial net mortgage pool balance, the related borrower may incur additional debt secured by the related mortgaged real property on a subordinate basis upon the written approval of the holder of the related mortgage and the satisfaction of various specified conditions, including a combined debt service coverage ratio of no less than 1.20x, a combined loan-to-value ratio of no more than 80.0% and execution of a subordination and standstill agreement by an institutional lender.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Teakwood Village Apartments, which mortgage loan represents 0.3% of the initial net mortgage pool balance, the related borrower may incur additional debt secured by the related mortgaged real property on a subordinate basis upon the written approval of the holder of the related mortgage and the satisfaction of various specified conditions, including specified debt-service-coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement by an institutional lender, execution of a lockbox agreement and, if required, receipt of rating agency confirmation.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Americana Estates MHP, which mortgage loan represents 0.2% of the initial net mortgage pool balance, the related borrower may incur additional debt secured by the related mortgaged real property on a subordinate basis or by ownership interests in the related borrower upon the approval of the holder of the related mortgage and the satisfaction of various specified conditions, including specified debt-service-coverage and loan-to-value ratios and execution of an intercreditor and subordination agreement by an institutional lender.

     MEZZANINE DEBT. In the case of 17 mortgage loans that we intend to include in the trust fund, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding real mortgaged property. Although the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Tri-County Mall, which mortgage loan represents 9.2% of the initial net mortgage pool balance, the non-managing member of the related borrower has obtained mezzanine financing in the amount of $12,000,000 from Column. The current lender under the mezzanine financing is an affiliate of JPMorgan Chase & Co. See "--Significant Mortgage Loans--Tri-County Mall" below.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 390 Park Avenue, which mortgage loan represents 6.8% of the initial net mortgage pool balance, the sole member of the related borrower has obtained mezzanine financing in the amount of $10,000,000 from Column. See "--Significant Mortgage Loans--390 Park Avenue" below.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Penn's Landing Hyatt Regency, which mortgage loan represents 2.8% of the initial net mortgage pool balance, the sole member of the related borrower has obtained mezzanine financing in the amount of $8,000,000 from Ashford Hospitality Finance LP. See "--Significant Mortgage Loans--Penn's Landing Hyatt Regency" below.

     In the case of each of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as 6200 Gessner Apartments, Benchmark Apartments, Berkshire Crossing Apartments, Bluffs of Berkshire Apartments, Indigo on Forest Apartments, Newport Apartments, Providence Apartments, Sunchase Apartments and Yorktown Apartments, which mortgage loans collectively represent 8.9% of the initial net mortgage pool balance, the principal that is the limited partner of the related borrowers and that also serves as the principal of the general partner of those borrowers have incurred indebtedness pursuant to ten (10) separate mezzanine loans in an aggregate amount of $18,225,000, which mezzanine loans are secured by the equity interest owned by such principal in each of 18 borrowers and their corresponding general partners. Given the fact that certain of the Mortgage Loans in the portfolio are "stand-alone" (I.E., not cross-defaulted or cross-collateralized with the other mortgage loans in the portfolio) and that certain of the subject underlying mortgage loans are within crossed pools, the mezzanine loans are structured to co-exist with the subject underlying mortgage loans but still enjoy the benefits of property distributions from properties outside their particular crossed

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pools. In the mezzanine loan structure, the collateral for each mezzanine loan is divided between "primary collateral" which consists of all pledged partnership/company interests and related rights (including rights to cash distributions) from the interests in the mortgage borrower which are from the same collateral pool (as determined for mortgage loan purposes) and by "secondary collateral" which consists of pledges of partnership/company interest and related rights (including rights to cash distributions) from mortgage borrowers which are outside of the pool to which the particular mezzanine loan is allocated). Generally, a default occurring within a specified pool (as grouped according to the related mortgage loan documents) will entitle the mezzanine lender to foreclose on the pledged interests within that particular pool (and to likewise obtain all cash distributions relative thereto) but will only entitle the mezzanine lender to cash distributions (without the related equity interests) in other pools. The documents governing the related mezzanine indebtedness currently provide that the mezzanine indebtedness with respect to the Yorktown Apartments, Newport Apartments and Sunchase Apartments mortgaged real properties may not be prepaid.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Timberlakes at Atascocita, which mortgage loan represents 0.9% of the initial net mortgage pool balance, there exists a $2,000,000 mezzanine loan made by MMA Capital Corporation ("MMA") to Bird Family Partnership, L.P. Such mezzanine loan is subject to an intercreditor agreement; however, since the mezzanine lender, MMA, is an affiliate of one of the guarantors of the subject underlying loan, many of the standard mezzanine lender's rights have been omitted.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Five Star Plaza, which mortgage loan represents 0.9% of the initial net mortgage pool balance, in connection with a sale of the related mortgaged real property and assumption of the mortgage loan which may be approved by the holder of the related mortgage, the members of the borrowing entity may obtain mezzanine financing secured by such ownership interests upon the prior approval of the holder of the related mortgage and the satisfaction of various specified conditions, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor agreement by the mezzanine lender and establishment of a lockbox arrangement.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Islander MHP, which mortgage loan represents 0.2% of the initial net mortgage pool balance, the related borrower has obtained additional financing in the aggregate original amount of $827,000 from two affiliates of certain members of the related borrower. Such indebtedness is secured by pledges of the membership interests of the borrower's members and by the bonus or excess floor area ratios of the related mortgaged real property. Each debt is to be paid from (x) proceeds from the sale of bonus or excess floor area ratio, (y) excess cash flow derived from property operations, or (z) equity contributions from individual members of the related borrower. Such indebtedness is subject to a subordination agreement executed by the holders of the subordinate indebtedness in favor of the holder of the related underlying mortgage loan.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Museum Place, which mortgage loan represents 0.05% of the initial net mortgage pool balance, the related borrower has obtained mezzanine financing in the amount of $450,000 from an affiliate of one of the members of the related borrower.

     In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Americo - Science Place & State Farm, which mortgage loan represents 0.5% of the initial net mortgage pool balance, any buyer of the related mortgaged real properties has the right to incur mezzanine financing in favor of the selling borrower so long as the following conditions are met: (a) the mezzanine financing shall be incurred by the partner(s) of the proposed transferee of the related mortgaged real property and secured solely by such partners' partnership interests in the proposed transferee, (b) the holder of the mezzanine financing must be acquiring both the Science Place property and the State Farm property in accordance with the related loan agreement, (c) the related mortgaged real property satisfies a stipulated debt service coverage ratio of 1.10x when the subject mezzanine debt is incurred for the aggregate sum of the subject mortgage loan and the subject mezzanine debt, (d) the buyer's purchase price for the mortgaged real properties must equal or exceed 125% of the then outstanding principal balance of the mortgage loan, (e) the aggregate sum of the debt under the subject mortgage loan and the subject mezzanine debt does not exceed a stipulated loan-to-value ratio of 85%, (f) the lender of the subject mezzanine debt executes an intercreditor agreement in form and substance acceptable to the mortgage lender and (g) the loan documents evidencing the mezzanine debt are approved in all respects by the mortgage loan lender.

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     UNSECURED INDEBTEDNESS. The borrowers under some of the mortgage loans that we intend to include in the trust fund have incurred or may incur unsecured indebtedness other than in the ordinary course of business which is or may be substantial in relation to the amount of the subject mortgage loan. Each unsecured debt creditor could cause the related borrower to seek protection under applicable bankruptcy laws. Additionally, in some instances, the borrower under a mortgage loan intended to be included in the trust fund is required or allowed to post letters of credit as additional security for that mortgage loan, in lieu of reserves or otherwise, and the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     NON-SPECIAL PURPOSE ENTITY BORROWERS. The business activities of the borrowers under many mortgage loans that we intend to include in the trust fund with cut-off date principal balances below $5,000,000 may not be limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. For example, in the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Southlake Pavilion I & II, Office Depot Shopping Center and Union Woods, respectively, which mortgage loans represent 1.2%, 0.8% and 0.6%, respectively, of the initial net mortgage pool balance, the related borrowers are not currently structured as special-purpose entities, although: (a) the borrowers with regard to the Southlake Pavilion I & II mortgage loan are required to restructure themselves as a special-purpose entity prior to January 31, 2006; and (b) the borrower with regard to the Union Woods mortgage loan is subject to various special-purpose covenants in its organization documents and its general partner, who has management control, is structured as a single-purpose entity. In addition, the borrowers under some mortgage loans that we intend to include in the trust fund have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent.

     TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

THE CBA A/B LOAN PAIRS

     GENERAL. The CBA A-Note Mortgage Loans, which collectively represent 2.1% of the initial net mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Hartford Place Apartments, Alexandria Power Center and Foley Towne Square, respectively. In the case of each CBA A-Note Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related CBA B-Note Companion Loan. In each case, the aggregate debt consisting of the CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan, which two mortgage loans constitute a CBA A/B Loan Pair, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the CBA A-Note Mortgage Loans in the trust fund. The related CBA B-Note Companion Loans were sold immediately after origination to CBA-Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the trust fund.

     Each CBA A-Note Mortgage Loan and CBA B-Note Companion Loan comprising a CBA A/B Loan Pair are cross-defaulted. The outstanding principal balance of each CBA B-Note Companion Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related CBA A/B Loan Pair. Each CBA B-Note Companion Loan has an interest rate of 12.75% per annum and has the same maturity date, amortization schedule and prepayment structure as the related CBA A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each CBA A-Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the CBA A-Note Mortgage Loan and does not take into account the related CBA B-Note Companion Loan.

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     The trust, as the holder of each CBA A-Note Mortgage Loan, and the holder of the related CBA B-Note Companion Loan will be successor parties to a separate intercreditor agreement, which we refer to as a CBA A/B Intercreditor Agreement, with respect to each CBA A/B Loan Pair. Servicing and administration of each CBA A-Note Mortgage Loan (and, to the extent described below, each CBA B-Note Companion Loan) will be performed by the master servicer on behalf of the trust (or, in the case of a CBA B-Note Companion Loan, on behalf of the holder of that loan). The master servicer will provide certain information and reports related to each CBA A/B Loan Pair to the holder of the related CBA B-Note Companion Loan. The master servicer will collect payments with respect to each CBA B-Note Companion Loan, but not until the occurrence of certain events of default with respect to the subject CBA A/B Loan Pair described in the related CBA A/B Intercreditor Agreement. The following describes certain provisions of the CBA A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each CBA A/B Intercreditor Agreement.

     ALLOCATION OF PAYMENTS BETWEEN A CBA A-NOTE MORTGAGE LOAN AND THE RELATED CBA B-NOTE COMPANION LOAN. The right of the holder of each CBA B-Note Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related CBA A-Note Mortgage Loan to receive such amounts. For each CBA A/B Loan Pair, a "CBA A/B Material Default" consists of the following events: (a) the acceleration of the CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy or insolvency action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as a CBA A/B Material Default has not occurred or, if a CBA A/B Material Default has occurred, that CBA A/B Material Default is no longer continuing with respect to a CBA A/B Loan Pair, the related borrower under the CBA A/B Loan Pair will make separate payments of principal and interest to the respective holders of the related CBA A-Note Mortgage Loan and CBA B-Note Companion Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust (as the holder of the subject CBA A-Note Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of a CBA A/B Loan Pair (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the subject CBA A-Note Mortgage Loan and then to the principal balance of the subject CBA B-Note Companion Loan. Any partial or full prepayment of a CBA A/B Loan Pair will generally be applied as provided in the related loan documents; provided that, any partial or full prepayment resulting from the payment of insurance proceeds or condemnation awards, or from any partial or full prepayment accepted during the continuance of an event of default, will be applied as though a CBA A/B Material Default existed in the order of priority set forth in a sequential payment waterfall in the related CBA A/B Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges, Static Prepayment Premiums and outstanding expenses with respect to the subject CBA A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject CBA B-Note Companion Loan. If a CBA A/B Material Default occurs and is continuing with respect to a CBA A/B Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such CBA A/B Loan Pair will be applied by the master servicer (with any payments received by the holder of the subject CBA B-Note Companion Loan after and during such a CBA A/B Material Default to be forwarded to the master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related CBA A/B Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges, Static Prepayment Premiums and outstanding expenses with respect to the subject CBA A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject CBA B-Note Companion Loan.

     If, after the expiration of the right of the holder of a CBA B-Note Companion Loan to purchase the related CBA A-Note Mortgage Loan (as described below), a CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan is modified in connection with a work-out so that, with respect to either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust (as the holder of the subject CBA A-Note Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the subject CBA A-Note Mortgage Loan will remain the same. In that case, the holder of the subject CBA B-Note Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the subject CBA B-Note Companion Loan).

     Notwithstanding the foregoing, amounts payable with respect to any CBA B-Note Companion Loan will not be available to cover all costs and expenses associated with the related CBA A-Note Mortgage Loan. Unless a CBA A/B Material Default exists, payments of principal and interest with respect to a CBA B-Note Companion Loan will be made

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directly by the related borrower to the holder of that CBA B-Note Companion Loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute Additional Trust Fund Expenses. For example, a Servicing Transfer Event could occur with respect to a CBA A/B Loan Pair, giving rise to special servicing fees, at a time when no CBA A/B Material Default exists. In addition, following the resolution of all Servicing Transfer Events (and presumably all CBA A/B Material Defaults) with respect to a CBA A/B Loan Pair, work-out fees would be payable. The special servicer has agreed that special servicing fees, work-out fees and liquidation fees earned with respect to a CBA B-Note Companion Loan will be payable solely out of funds allocable thereto. However, special servicing compensation earned with respect to the related CBA A-Note Mortgage Loan, as well as interest on related advances and various other servicing expenses, will be payable out of collections allocable to the CBA A-Note Mortgage Loan and/or general collections on the mortgage pool if collections allocable to the CBA B-Note Companion Loan are unavailable or insufficient to cover such items.

     SERVICING OF THE CBA A/B LOAN PAIRS. Each CBA A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the master servicer pursuant to the series 2005-C2 pooling and servicing agreement. The master servicer and/or special servicer will service and administer each CBA B-Note Companion Loan to the extent described below. The servicing standard set forth in the series 2005-C2 pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests of both the trust and the holder of the related CBA B-Note Companion Loan when servicing a CBA A/B Loan Pair, with a view to maximizing the realization for both the trust and such holder as a collective whole. Any holder of a CBA B-Note Companion Loan will be deemed a third-party beneficiary of the series 2005-C2 pooling and servicing agreement.

     The master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each CBA A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related CBA B-Note Companion Loan to purchase the corresponding CBA A-Note Mortgage
Loan) the holder of the related CBA B-Note Companion Loan has no voting, consent or other rights whatsoever with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject CBA A/B Loan Pair.

     So long as a CBA A/B Material Default has not occurred with respect to a CBA A/B Loan Pair, the master servicer will have no obligation to collect payments with respect to the related CBA B-Note Companion Loan. A separate servicer of each CBA B-Note Companion Loan will be responsible for collecting amounts payable in respect of such CBA B-Note Companion Loan. That servicer will have no servicing duties or obligations with respect to the related CBA A-Note Mortgage Loan or the related mortgaged real property. If a CBA A/B Material Default occurs with respect to a CBA A/B Loan Pair, the master servicer or the special servicer, as applicable, will (during the continuance of that CBA A/B Material Default) collect and distribute payments for both of the subject CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan pursuant to the sequential payment waterfall set forth in the related CBA A/B Intercreditor Agreement.

     ADVANCES. Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a CBA B-Note Companion Loan. Neither the holder of a CBA B-Note Companion Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related CBA A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer, the special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each CBA A/B Loan Pair.

     MODIFICATIONS. The ability of the master servicer or the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a CBA B-Note Companion Loan, the related CBA A-Note Mortgage Loan or the related loan documents, is limited by the rights of the holder of the CBA B-Note Companion Loan to approve such modifications and other actions as set forth in the related CBA A/B Intercreditor Agreement; provided that the consent of the holder of a CBA B-Note Companion Loan will not be required in connection with any such modification or other action with respect to a CBA A/B Loan Pair after the expiration of such holder's right to purchase the related CBA A-Note Mortgage Loan. The holder of a CBA B-Note Companion Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such CBA B-Note Companion Loan or the related loan documents without the prior written consent of the trustee, as holder of the related CBA A-Note Mortgage Loan.

     PURCHASE OF A CBA A-NOTE MORTGAGE LOAN BY THE HOLDER OF THE RELATED CBA B-NOTE COMPANION LOAN. Upon the occurrence of any one of certain defaults that are set forth in each CBA A/B Intercreditor Agreement, the holder of the

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subject CBA B-Note Companion Loan will have the right to purchase the related
CBA A-Note Mortgage Loan at a purchase price determined under that CBA A/B Intercreditor Agreement and generally equal to the sum of (a) the outstanding principal balance of such CBA A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the CBA A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer, the special servicer or the trustee with respect to such CBA A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject CBA A/B Loan Pair by the master servicer or special servicer, (e) any interest on any unreimbursed debt service advances made by the master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the series 2005-C2 pooling and servicing agreement, (g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the subject CBA A/B Loan Pair together with advance interest thereon and (h) any prepayment premium to the extent provided in the CBA A/B Intercreditor Agreement. The holder of the CBA B-Note Companion Loan does not have any rights to cure any defaults with respect to the subject CBA A/B Loan Pair.

UNDERWRITING MATTERS

     GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquiror of the subject mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except for 39 mortgaged real properties, securing 3.7% of initial net mortgage pool balance, as to which the related mortgage loan seller obtained environmental insurance. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in May 2005, except in the case of three (3) mortgaged real properties as to which the assessment was prepared within a 14-month period ending in May 2005. In the case of 139 mortgaged real properties, securing 96.1% of the initial net mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment. In the case of one (1) mortgaged real property, securing 6.6% of the initial net mortgage pool balance, the assessment consisted of a transaction screen. In the case of 39 mortgaged real properties, securing 3.7% of the initial net mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

     - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     -    those conditions were remediated or abated prior to the closing date;

     - a letter was obtained from the applicable regulatory authority stating that no further action was required;

     - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve

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          account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     - in those cases in which it is known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

          1. that condition is not known to have affected the mortgaged real property, or

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation or provided an indemnity or guaranty to the borrower or the mortgagee/lender; or

          3. an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor impaired property policy); or

     - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental conditions.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Office Depot Shopping Center, representing 0.8% of the initial mortgage pool balance, the Phase I report identified two historic leaking underground storage tank sites ("HLUSTs") in proximity to that mortgaged real property with past releases that may have affected the property. The environmental consultant noted that local groundwater is not utilized for drinking purposes and that the responsible party would be accountable for remediation activities until case closure was approved. The consultant concluded that the HLUSTs posed a risk to the property but recommended no further investigation. In addition, the environmental consultant conducted a Phase II analysis, which detected petroleum and VOC contamination in groundwater. The consultant recommended enrollment in the state of Maryland's voluntary cleanup program and a holdback of $687,000 was established for anticipated costs. The borrower is in the process of having its work plan for the property approved by the state of Maryland for its voluntary cleanup program.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Woodland Plaza, representing 0.2% of the initial mortgage pool balance, a drywell located on the related mortgaged real property has been contaminated by an adjacent property owner who has been found to wash its petroleum and solvent residues onto the mortgaged real property. This issue has been mitigated by the mortgagee requiring the borrower to provide the mortgagee within 60 days of the closing of the mortgage loan evidence of the following: (i) written notice to the adjacent owner identifying the condition and requesting that the adjacent owner take all necessary steps to report, clean up and correct the condition; and (ii) written notice from the borrower or the adjacent property owner to the appropriate state agency, advising them of the condition. The borrower has further covenanted to deliver to the mortgagee any notices or material information that are obtained as a result of the notices described herein.

     In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

     - the establishment of an operation and maintenance plan to address the issue, or

     - in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation or removal program or a long-term testing program.

     In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

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     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally:

          1.   to carry out the specific remedial measures prior to closing;

          2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

          3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

     -    us,

     - any of the other parties to the series 2005-C2 pooling and servicing agreement,

     -    any of the mortgage loan sellers,

     -    any of the underwriters, or

     -    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In the case of 39 mortgaged real properties, securing 3.7% of the initial net mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those 39 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those 39 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos, lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

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     -    required an environmental insurance policy (which may not be a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

     See "--Underwriting Matters--Environmental Insurance" below.

     The series 2005-C2 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the series 2005-C2 pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

     ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. In general, those policies are secured creditor impaired property policies that provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

          1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the trust fund for the lesser of clean up costs or the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

          2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

          3. if the trust fund enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

     Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the trust fund report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

     The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurers under those policies are Zurich and AIG or one of their member companies. Zurich currently has an "A" rating by A.M. Best. AIG currently has an "Aaa" rating by Moody's, "AAA" by S&P, "AAA" by Fitch and "A++" by A.M. Best.

     PROPERTY CONDITION ASSESSMENTS. All of the mortgaged real properties securing the mortgage loans that we intend to include in the trust were inspected during the 22-month period ending in May 2005 by third-party engineering firms or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. One hundred seventy-four (174) of those mortgaged real properties, securing 99.4% of the initial net mortgage pool balance, of which 114 mortgaged real properties are in loan group no. 1, securing 99.4% of the initial net loan group no.

1 balance, and 60 mortgaged real properties are in loan group no. 2, securing 99.7% of the initial loan group no. 2 balance, were inspected during the 12-month period ending in May 2005.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     APPRAISALS AND MARKET STUDIES. In the case of 175 mortgaged real properties, securing 99.5% of the initial net mortgage pool balance, of which 114 mortgaged real properties are in loan group no. 1, securing 99.4% of the initial net loan group no. 1 balance, and 61 mortgaged real properties are in loan group no. 2, securing 99.9% of the initial loan group no. 2 balance, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal during the 12-month period ending in May 2005, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     -    buyer and seller are motivated;

     - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     -    a reasonable time is allowed to show the property in the open market;

     - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

     IN THE CASE OF UNDERLYING MORTGAGE LOANS THAT ARE ACQUISITION FINANCING, THE RELATED BORROWER MAY HAVE ACQUIRED THE MORTGAGED REAL PROPERTY AT A PRICE LESS THAN THE APPRAISED VALUE ON WHICH THE SUBJECT MORTGAGE LOAN WAS UNDERWRITTEN.

     ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where a material noncompliance was found or the property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

     - whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted non-conforming use or structure,

     - what is the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire subject mortgage loan, or

          2. taking into account the cost of repair, to pay down the subject mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

     SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

     - all third-party reports made on the related mortgaged real property are abbreviated; and

     - review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property.

     In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower. In some cases the borrower is actually an individual. Thirty-three (33) of the underlying mortgage loans, representing 3.7% of the initial net mortgage pool balance, of which 17 mortgage loans are in loan group no. 1, representing 2.7% of the initial net loan group no. 1 balance, and 16 mortgage loans are in loan group no. 2, representing 6.5% of the initial loan group no. 2 balance, were originated under Column's "small balance loan" program.

SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the ten (10) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the trust fund.

                                 TRI-COUNTY MALL

                                LOAN INFORMATION

PRINCIPAL BALANCE:                       ORIGINAL          CUT-OFF DATE
-----------------                        --------          ------------
  TRI-COUNTY MALL
  SENIOR PORTION(1):                     $ 149,000,000     $ 149,000,000

  TRI-COUNTY MALL
  JUNIOR PORTION(1):                     $   9,000,000     $   9,000,000

FIRST PAYMENT DATE:                      March 11, 2005

MORTGAGE INTEREST RATE(1)(2):            5.4588% per annum

AMORTIZATION TERM(3):                    360 months

ANTICIPATED REPAYMENT DATE:              N/A

MATURITY DATE:                           February 11, 2015

MATURITY DATE/ARD BALANCE:               $131,983,639

BORROWER:                                Thor Gallery at Tri County, LLC

INTEREST CALCULATION:                    Actual/360

CALL PROTECTION:                         Lockout/defeasance except during the
                                         last six months prior to the
                                         maturity date.

LOAN PER SQUARE FOOT(4):                 $134

UP-FRONT RESERVES:                       Special TI/LC Reserve      (5)
                                         TI/LC Reserve              (6)
                                         Rollover Reserve           (7)
                                         Capital Reserve            (8)

ONGOING RESERVES:                        Tax and Insurance Reserve  (9)
                                         Replacement Reserve       (10)
                                         Lease Termination Reserve (11)
                                         TIF Reserve               (12)
                                         Construction Reserve      (13)
                                         Rollover Reserve           (7)

LOCKBOX:                                 Hard

MEZZANINE:                               Yes(14)

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:                 Single Asset

PROPERTY TYPE:                           Retail

PROPERTY SUB-TYPE:                       Anchored

LOCATION:                                Cincinnati, Ohio

YEAR BUILT/RENOVATED:                    1960/1992

SQUARE FEET:                             1,108,087

OCCUPANCY AT U/W (15):                   82%

OWNERSHIP INTEREST:                      Fee and Leasehold (16)

                       % OF              OPERATING COVENANTS/
MAJOR TENANTS:         NRSF    NRSF        LEASE EXPIRATION
--------------         ----    ----        ----------------
Sears(17)              25.8%   285,480     July 31, 2019
Dillards               21.3%   235,850     January 31, 2018
Lazarus-Macy's(18)      N/A    227,000     October 31, 2015

PROPERTY MANAGEMENT:                     Thor Equities, LLC

U/W NCF:                                 $13,835,830

U/W DSCR(19):                            1.40x

APPRAISED VALUE:                         $200,000,000

APPRAISAL DATE:                          December 2, 2004

CUT-OFF DATE LTV RATIO(4):               74.5%

MATURITY/ARD LTV RATIO(20):              66.0%

(1) The Tri-County Mall Mortgage Loan is, for purposes of allocating payments on the series 2005-C2 certificates, deemed to be comprised of two components: (a) the Tri-County Mall Senior Portion, with a cut-off date principal balance of $149,000,000 and an initial mortgage interest rate of 5.4588% per annum; and (b) the Tri-County Mall Junior Portion, with a cut-off date principal balance of $9,000,000 and an initial mortgage interest rate of 8.91935% per annum. The Tri-County Mall Junior Portion is subordinate to the Tri-County Mall Senior Portion. Unless otherwise stated, calculations presented herein are based on the Tri-County Mall Senior Portion.
(2) The mortgage interest rate for the Tri-County Mall Mortgage Loan (without regard to the circumstances described in footnote (1) above) is 5.6559% per annum.
(3)  The loan has an interest-only period of 24 months.
(4) Based on the cut-off date principal balance of the Tri-County Mall Senior Portion.
(5) At closing, the borrower deposited the sum of $10,000,000 into the special TI/LC reserve fund for the cost of tenant improvement and leasing commissions in connection with (i) the ultimate re-tenanting of the JC Penney space and (ii) the construction of restaurant pads and related improvements and site preparation and demolition work, architect, engineering and/or consultant fees and/or planning/zoning approval costs related to the JC Penney space and/or restaurant pads.
(6) At closing, the borrower deposited the sum of $37,545 into the TI/LC reserve fund for the cost of specified tenant improvement/leasing commission costs.
(7) On the date of closing, borrower deposited the sum of $1,200,000 into the rollover reserve fund. Commencing with the 25th payment date, the borrower will make monthly deposits in the amount of $50,000 into the rollover reserve fund until the rollover reserve fund equals $1,800,000; in the event the balance in the rollover reserve fund is thereafter reduced below $1,800,000, monthly deposits of $50,000 shall recommence.
(8) At closing, the borrower deposited the sum of $2,107,000 into the capital reserve fund for the costs of capital replacements, tenant improvements and/or leasing commissions and/or capital improvements.
(9) The borrower is required to make monthly deposits of one-twelfth of the taxes and insurance premiums into the tax and insurance reserve fund that lender estimates will be payable during the next ensuing 12 months.
(10) The borrower is required to make monthly deposits in the amount of $13,850 into the replacement reserve fund.
(11) Any payments made in connection with an early termination of a lease are required to be deposited into the lease termination reserve fund and utilized for tenant improvement and/or leasing commission costs related to re-tenanting such tenant space and/or, to the extent property revenues are insufficient, payment of operating expenses and loan payments.
(12) To the extent borrower receives any funds from a TIF Transaction (as more fully described below), borrower is required to deposit such funds into the TIF reserve to be utilized for the purposes required and/or permitted under the TIF Transaction.
(13) To the extent borrower undertakes construction activities that require the borrower, under the loan documents, to escrow funds with the lender, such sums are required to be deposited into the construction reserve fund.
(14) See "--Other Financing" below.
(15) Occupancy at U/W is based on the March 29, 2005 rent roll.
(16) A stand-alone tire center is ground leased from Lazarus.
(17) The Sears lease is a ground lease.
(18) Lazarus-Macy's is a non-owned anchor and not part of the collateral.
(19) Based on debt service for Tri-County Mall Senior Portion.
(20) Based on Maturity/ARD Balance of the Tri-County Mall Senior Portion.

     THE LOAN. The largest loan was originated on February 7, 2005. The Tri-County Mall Mortgage Loan is secured by a first priority mortgage encumbering the fee interest in a portion and the leasehold interest in another portion of a retail property located in Cincinnati, Ohio.

     THE BORROWER. Thor Gallery at Tri County, LLC, the borrower under the Tri-County Mall Mortgage Loan, is a limited liability company organized under the laws of the State of Delaware, and has as its managing member Thor MM Gallery at Tri County, LLC, a Delaware limited liability company ("Tri-County Managing Member"). Tri-County Managing Member has as its managing member Thor Tri County Corp., a Delaware corporation ("Tri-County Managing Member Managing Member"), which has two independent directors. The principal of the borrower is Joseph J. Sitt, who has over 18 years of experience in real estate and directly or indirectly owns and manages retail properties in metropolitan areas throughout the United States.

     THE PROPERTY. The Tri-County Mall Property is a portion of a regional enclosed retail mall situated on 76.102 acres in Cincinnati, Ohio. The mall was originally built in 1960 and contains 1,108,087 net rentable square feet. The Tri-County Mall Property is anchored by Sears and Dillards. In addition, a Lazarus-Macy's store is connected to the main shopping mall structure, however, this store is not owned by the borrower and is not part of the Tri-County Mall Property.

     PROPERTY MANAGEMENT. The Tri-County Mall Property is subject to a management agreement between the borrower and Thor Equities, LLC, an affiliate of the borrower. The management agreement generally provides for a management fee of 3.0% of annual gross receipts, which is subordinate to the Tri-County Mall Mortgage Loan. The lender under the Tri-County Mall Mortgage Loan has the right to require a termination of the management agreement following the occurrence of (i) an event of default under the Tri-County Mall Mortgage Loan,
(ii) a default under the management agreement, (iii) the bankruptcy of the manager or (iv) the net operating income of the Tri-County Mall Property falling below $11,520,000 per year.

     CASH MANAGEMENT. The borrower under the Tri-County Mall Mortgage Loan is required to cause the tenants at the Tri-County Mall Property to deposit their rental payments into a lockbox account controlled by the lender. The lender disburses funds deposited into that lockbox account to pay debt service, reserves, property expenses and the debt service under the Mezzanine Loan.

     OTHER FINANCING. At the time of the closing of the Tri-County Mall Mortgage Loan, the non-managing member of the borrower, Thor Gallery at Tri County Mezz, LLC ("Tri-County Mezzanine Borrower"), obtained from Column Financial, Inc. a mezzanine loan (the "Tri-County Mall Mezzanine Loan") in the amount of $12,000,000, which Tri-County Mall Mezzanine Loan is secured, in part, by a pledge of ownership interests of Tri-County Mezzanine Borrower in the borrower and a pledge of ownership interests of Joseph J. Sitt in Tri-County Managing Member and Tri-County Managing Member

Managing Member. Column Financial, Inc. has sold the Tri-County Mall Mezzanine Loan to I&G Mezzanine 2, LLC ("Mezzanine Lender"), an affiliate of JP Morgan Chase & Co. The Tri-County Mezzanine Loan has the same maturity date as the Tri-County Mall Mortgage Loan and an interest rate of 10.3040% and, as with the Tri-County Mall Mortgage Loan, is interest-only for the first two (2) years. The Tri-County Mall Mezzanine Loan is subject to an intercreditor agreement which provides, among other things, that (a) the Mezzanine Lender will have certain rights to cure defaults under the Tri-County Mall Mortgage Loan, (b) upon the occurrence of an event of default under the Tri-County Mall Mortgage Loan, no payments will be retained by the Mezzanine Lender on the Tri-County Mall Mezzanine Loan until all payments that are due or that will become due under the Tri-County Mall Mortgage Loan are paid in full, (c) the Mezzanine Lender may amend or modify the Tri-County Mall Mezzanine Loan in certain respects without the consent of the holder of the Tri-County Mall Mortgage Loan, (d) the lender may amend or modify the Tri-County Mall Mortgage Loan in certain respects without the consent of the holder of the Tri-County Mall Mezzanine Loan, (e) the Mezzanine Lender is not permitted to transfer more than 49.0% of its beneficial interest in the Tri-County Mall Mezzanine Loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of the ratings assigned to the series 2005-C2 certificates has been received and (f) if the Tri-County Mall Mortgage Loan is accelerated or becomes a specially-serviced loan, the Mezzanine Lender has the right to purchase the Tri-County Mall Mortgage Loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest thereon, default interest and late charges (under certain circumstances) and, without duplicating any of the foregoing, any advances made by the lender or its servicer under the Tri-County Mall Mortgage Loan and any interest thereon.

     GROUND LEASE. The portion of the collateral that is secured by a leasehold interest is a stand-alone tire center that is ground leased by the borrower from Lazarus under a ground lease expiring in May, 2015.

     TIF TRANSACTION. Upon the satisfaction of certain requirements, the borrower may enter into a transaction with the city of Springdale, Ohio whereby certain portions of the parking lot of the Tri-County Mall Property would be leased to the city in exchange for a freeze on property taxes for a portion of the shopping center consisting of the JC Penney space and the proposed restaurant pad areas. The TIF Transaction would be expected to yield additional funds for borrower, which would be deposited into the TIF reserve and would be utilized in connection with the re-tenanting of the JC Penney space and the construction of the proposed restaurant pads.

     RELEASE OF IDENTIFIED OUTPARCEL. Upon the satisfaction of certain conditions, the borrower is entitled to a release of a portion of the parking lot of the Tri-County Mall Property not to exceed one (1) acre. The sale must be on an arms-length basis and the net sales proceeds, after payment of certain costs, would be applied by lender toward the reduction of the principal amount of the Tri-County Mall Mortgage Loan and the payment of a yield maintenance premium.

     ALLOCATION OF PAYMENTS BETWEEN THE TRI-COUNTY MALL SENIOR PORTION AND THE TRI-COUNTY MALL JUNIOR PORTION. The Tri-County Mall Mortgage Loan has a cut-off date principal balance of $158,000,000. For purposes of distributions on the series 2005-C2 certificates, the Tri-County Mall Mortgage Loan will be treated as if it consists of two (2) portions, which we refer to as the Tri-County Mall Senior Portion and the Tri-County Mall Junior Portion, respectively. The Tri-County Mall Senior Portion consists of $149,000,000 of the entire cut-off date principal balance of the Tri-County Mall Mortgage Loan. The Tri-County Mall Junior Portion consists of the remaining $9,000,000 of the cut-off date principal balance of the Tri-County Mall Mortgage Loan. The class TM certificates represent beneficial ownership of the Tri-County Mall Junior Portion, and the holders of the class TM certificates will be entitled to collections of principal and interest on the Tri-County Mall Mortgage Loan that are allocable to the Tri-County Mall Junior Portion. The holders of the class A-X, A-SP, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J, B, C, D, E, F, G, H, J,
K, L, M, N, O and P certificates and the class A-MFL REMIC II regular interest will be entitled to receive collections of principal and interest on the Tri-County Mall Mortgage Loan that are allocable to the Tri-County Mall Senior Portion.

     On or prior to each distribution date, amounts received during the related collection period with respect to the Tri-County Mall Mortgage Loan, together with any amounts advanced with respect to it and any Tri-County Mall Cure Payments made by the Class TM Consulting Certificateholder with respect to it, subject to adjustment for interest reserve amounts with respect to the Tri-County Mall Mortgage Loan, and exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer and/or the trustee with respect to the Tri-County Mall Mortgage Loan under the pooling and servicing agreement, will be applied as follows:

     - FIRST, for inclusion in the Standard Available P&I Funds, as interest with respect to the Tri-County Mall Senior Portion, accrued (on a 30/360 Basis) at the Net Mortgage Pass-Through Rate for the Tri-County

          Mall Senior Portion from time to time on the Allocated Principal Balance of the Tri-County Mall Senior Portion, through but not including the then-most recent due date for the Tri-County Mall Mortgage Loan, to the extent not previously received or advanced;

     - SECOND, for inclusion in the Standard Available P&I Funds, as principal of the Tri-County Mall Senior Portion in an amount equal to the lesser of (1) the Allocated Principal Balance of the Tri-County Mall Senior Portion immediately prior to the subject distribution date and (2) either (a) if no Tri-County Mall Payment Trigger Event has occurred and is continuing and if the subject distribution date is not the final distribution date for the series 2005-C2 certificates, the Tri-County Mall Senior Percentage of all amounts included in the Total Principal Distribution Amount for the subject distribution date that are allocable to the Tri-County Mall Mortgage Loan, or (b) if a Tri-County Mall Payment Trigger Event has occurred and is continuing or if the subject distribution date is the final distribution date for the series 2005-C2 certificates, the entire portion of the Total Principal Distribution Amount for the subject distribution date that is allocable to the Tri-County Mall Mortgage Loan;

     - THIRD, for inclusion in the Standard Available P&I Funds, as a reimbursement with respect to the Tri-County Mall Senior Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Tri-County Mall Mortgage Loan that were not otherwise borne by the holders of the class TM certificates and that have not been previously reimbursed;

     - FOURTH, for inclusion in the Class TM Available P&I Funds, as interest with respect to the Tri-County Mall Junior Portion, accrued (on a 30/360 Basis) at the Net Mortgage Pass-Through Rate for the Tri-County Mall Junior Portion from time to time on the Allocated Principal Balance of the Tri-County Mall Junior Portion, through but not including the then-most recent due date for the Tri-County Mall Mortgage Loan, to the extent not previously received or advanced;

     - FIFTH, for inclusion in the Class TM Available P&I Funds, as principal of the Tri-County Mall Junior Portion in an amount equal to the lesser of (1) the Allocated Principal Balance of the Tri-County Mall Junior Portion immediately prior to the subject distribution date and (2) the excess, if any, of (a) the entire portion of the Total Principal Distribution Amount for the subject distribution date that is allocable to the Tri-County Mall Mortgage Loan, over (b) the payments of principal to be made with respect to the Tri-County Mall Senior Portion on that distribution date in accordance with clause SECOND above;

     - SIXTH, for inclusion in the Class TM Available P&I Funds, as a reimbursement with respect to the Tri-County Mall Junior Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Tri-County Mall Mortgage Loan that were borne by the holders of the class TM certificates and that have not been previously reimbursed; and

     - SEVENTH, to reimburse the Class TM Consulting Certificateholder for any unreimbursed Tri-County Mall Cure Payments previously made with respect to the Tri-County Mall Mortgage Loan.

     MODIFICATIONS OF THE TRI-COUNTY MALL MORTGAGE LOAN. Subject to the foregoing and the other terms and conditions of the series 2005-C2 pooling and servicing agreement, if the master servicer or special servicer, as applicable, in connection with a workout or proposed workout of the Tri-County Mall Mortgage Loan, modifies the terms thereof such that (i) the Stated Principal Balance is decreased, (ii) the mortgage rate is reduced, (iii) payments of interest or principal are waived, reduced or deferred or (iv) any other adjustment is made to any of the terms of such underlying mortgage loan, all payments to the Tri-County Mall Senior Portion will be made as though such workout did not occur, with the payment terms of the Tri-County Mall Senior Portion remaining the same as they are on the closing date, and the Tri-County Mall Junior Portion will bear the full economic effect of all waivers, reductions or deferrals of amounts due on such underlying mortgage loan attributable to such workout.

     Prior to entering into any modification of the Tri-County Mall Mortgage Loan that would have any of the effects described in clauses (i) through (iii) of the preceding paragraph, the master servicer or special servicer, as applicable, will be required to provide the Class TM Consulting Certificateholder with notice thereof and with all information that the master servicer or special servicer, as applicable, considers material (in its sole discretion), but in any case including a draft of the agreement, if any, that sets forth such proposed modification.

                                 390 PARK AVENUE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:              $110,000,000

CUT-OFF DATE PRINCIPAL BALANCE:          $110,000,000

FIRST PAYMENT DATE:                      April 11, 2005

MORTGAGE INTEREST RATE:                  5.2693% per annum

AMORTIZATION TERM(1):                    360 months

ANTICIPATED REPAYMENT DATE:              N/A

MATURITY DATE:                           March 11, 2015

MATURITY DATE/ARD BALANCE:               $98,461,886

BORROWER:                                390 Park Avenue Associates, LLC

INTEREST CALCULATION:                    Actual/360

CALL PROTECTION:                         Lockout/defeasance except during the
                                         last three months prior to the
                                         Maturity Date.

LOAN PER SQUARE FOOT:                    $470

UP-FRONT RESERVES:                       Engineering Reserve       (2)
                                         Ground Rent Reserve       (3)

ONGOING RESERVES:                        Tax and Insurance Reserve (4)
                                         Replacement Reserve       (5)
                                         Leasing Reserve           (6)
                                         Ground Rent Reserve       (3)
                                         Excess Cash Flow Reserve  (7)

LOCKBOX:                                 Springing

MEZZANINE:                               Yes(8)

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:                 Single Asset

PROPERTY TYPE:                           Office

PROPERTY SUB-TYPE:                       CBD

LOCATION:                                New York, New York

YEAR BUILT/RENOVATED:                    1952/2001

SQUARE FEET:                             234,240

OCCUPANCY AT U/W (9):                    100%

OWNERSHIP INTEREST:                      Leasehold

                       % OF             OPERATING COVENANTS/
MAJOR TENANTS:         NRSF    NRSF      LEASE EXPIRATION
--------------         ----    ----      ----------------
Alcoa                 39.4%    92,405    June 30, 2015
Thomas Weisel
Partners GR LL        31.7%    74,170    January 31, 2010
Unilever United
States Inc.           16.6%    38,920    December 31, 2013

PROPERTY MANAGEMENT:                     RFR Realty LLC

U/W NCF:                                 $8,780,192

U/W DSCR:                                1.21x

APPRAISED VALUE:                         $150,000,000

APPRAISAL DATE:                          January 20, 2005

CUT-OFF DATE LTV RATIO:                  73.3%

MATURITY/ARD LTV RATIO:                  65.6%

(1)  The loan has an interest-only period of 36 months.
(2) At closing, the borrower was required to deposit $27,063 into an engineering reserve fund for maintenance, repair and/or remedial work recommended in the engineering report delivered to the lender in connection with the funding of the 390 Park Avenue Loan.
(3) At closing, the borrower was required to deposit the sum of $395,833 into a ground rent reserve fund. The borrower is required to make monthly deposits into a ground rent reserve fund in an amount equal to one-twelfth of the ground rent that the lender estimates will be payable during the next ensuing 12 months.
(4) The borrower is required to make monthly deposits of one-twelfth of the taxes and insurance premiums into the tax and insurance reserve fund that lender estimates will be payable during the next ensuing 12 months.
(5) The borrower is required to make monthly deposits in the amount of $3,147 into the replacement reserve fund.
(6) The borrower is required to make monthly deposits in the amount of $10,491 into the leasing reserve fund. In lieu of any amount required to be deposited in the leasing reserve fund, the borrower may deliver one (1) or more letters of credit to lender in the amount so required to be deposited.
(7) The borrower is required, during a Cash Trap Period (as defined below), to deposit into a cash trap reserve all remaining cash flow from the 390 Park Avenue Property after application of gross revenues to amounts required to be paid to debt service and all other reserves on the 390 Park Avenue Loan, operating expenses pursuant to an operating budget approved by the lender and debt service then payable under the mezzanine loan. A "Cash Trap Period" (i) commences at any time that an event of default has occurred under the 390 Park Avenue Loan and (ii) may also commence at various times during the term of the 390 Park Avenue Loan, in each case, approximately one (1) year prior to the date that certain tenants at the 390 Park Avenue Property have the option to exercise a renewal right to extend the term of its lease for the demised premises, in which case, the cash trap continues until the amount of $50 per rentable square foot of space at the demised premises has been collected by the lender. The lender has agreed to make the amount so deposited in the excess cash flow reserve available to the borrower for expenditures incurred in reletting the affected demised premises if the lease is not renewed. If the lease is renewed, amounts deposited in the excess cash flow reserve in respect of such lease are returned to the borrower.
(8)  See "--Other Financing" below.
(9)  Occupancy at U/W is based on the January 28, 2005 rent roll.

     THE LOAN. The second largest loan was originated on March 9, 2005. The 390 Park Avenue Loan is secured by a first priority mortgage encumbering the leasehold interest in an office property located in New York, New York.

     THE BORROWER. The borrower under the 390 Park Avenue Loan is 390 Park Avenue Associates, LLC, a limited liability company organized under the laws of the State of Delaware and has as its sole member 390 Park Avenue Mezzanine LLC, a Delaware limited liability company. The borrower's indirect owners are Aby J. Rosen, Michael Fuchs and Harry Lis.

     THE PROPERTY. The 390 Park Avenue Property is a 234,240 square foot Class A office building situated on Park Avenue in the midtown section of Manhattan in New York, New York. The building was originally built in 1952 and was renovated in 2001.

     PROPERTY MANAGEMENT. The 390 Park Avenue Property is subject to a management agreement between the borrower and RFR Realty LLC, an affiliate of the borrower. The management agreement generally provides for a management fee of 4.0% of annual rental income, which is subordinate to the 390 Park Avenue Loan. The lender under the 390 Park Avenue Loan has the right to require a termination of the management agreement following the occurrence of an event of default under the 390 Park Avenue Loan, the bankruptcy of the property manager or if a material default occurs under the management agreement which remains uncured beyond any applicable grace and cure periods.

     CASH MANAGEMENT. The borrower under the 390 Park Avenue Loan is required to cause the tenants at the 390 Park Avenue Property to deposit their rental payments into a lockbox account controlled by the lender. Unless a Cash Trap Period is in effect or an event of default has occurred, amounts deposited into this account are released to the borrower.

     GROUND LEASE. The 390 Park Avenue Property is the subject of a ground lease from 390 Tower Associates, LLC, a Delaware limited liability company, and 390 Tower Associates, a New York limited partnership, which ground lease commenced on January 1, 1999 and has a term, including renewals, of 99 years. In addition to the base rental required to be paid by the borrower under the ground lease, the ground lease is structured as a net lease and requires borrower, as tenant, to pay as additional rent all real estate taxes and assessments, expenses for utilities and all other expenses incurred to operate and maintain the 390 Park Avenue Property.

     OTHER FINANCING. 390 Park Avenue Mezzanine LLC, a Delaware limited liability company (the "390 Park Mezzanine Borrower"), the sole member of the borrower, obtained mezzanine financing in the amount of $10,000,000 (the "390 Park Mezzanine Loan") from Column Financial, Inc. (the "Mezzanine Lender"), having an interest rate of 8.3500%. The 390 Park Mezzanine Loan is subject to an intercreditor agreement which provides, among other things, that (a) the Mezzanine Lender will have certain rights to cure defaults under the 390 Park Avenue Loan, (b) upon the occurrence of an event of default under the 390 Park Avenue Loan, no payments will be retained by the Mezzanine Lender on the 390 Park Mezzanine Loan until all payments that are due or that will become due under the 390 Park Avenue Loan are paid in full, (c) the Mezzanine Lender may amend or modify the 390 Park Mezzanine Loan in certain respects without the consent of the holder of the 390 Park Avenue Loan, (d) the Mezzanine Lender is not permitted to transfer more than 49.0% of its beneficial interest in the 390 Park Mezzanine Loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2005-C2 certificates has been received and (e) if the 390 Park Avenue Loan is accelerated or becomes a specially serviced mortgage loan, the Mezzanine Lender has the right to purchase the 390 Park Avenue Loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest thereon, and any advances made by the senior lender or its servicer under the subject mortgage loan and any interest thereon.

                         WASHINGTON MUTUAL IRVINE CAMPUS

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:              $106,000,000

CUT-OFF DATE PRINCIPAL BALANCE:          $106,000,000

FIRST PAYMENT DATE:                      January 11, 2005

MORTGAGE INTEREST RATE:                  5.0660% per annum

AMORTIZATION TERM(1):                    N/A

ANTICIPATED REPAYMENT DATE:              N/A

MATURITY DATE:                           December 11, 2011

MATURITY DATE/ARD BALANCE:               $106,000,000

BORROWER:                                Maguire Properties - Irvine MV
                                         Campus, LLC

INTEREST CALCULATION:                    Actual/360

CALL PROTECTION:                         Prepayment permitted in whole, but not
                                         in part, with payment of Yield
                                         Maintenance; the loan is prepayable in
                                         whole without Yield Maintenance on or
                                         after June 11, 2011.(2)

LOAN PER SQUARE FOOT:                    $256(3)

UP-FRONT RESERVES:                       Engineering Reserve        (4)

ONGOING RESERVES:                        Tax and Insurance Reserve  (5)
                                         TI/LC Reserve              (6)

LOCKBOX:                                 Springing

MEZZANINE:                               N/A

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:                 Single Asset

PROPERTY TYPE:                           Office

PROPERTY SUB-TYPE:                       Suburban

LOCATION:                                Irvine, California

YEAR BUILT/RENOVATED:                    1989/2004

SQUARE FEET:                             405,800(7)

OCCUPANCY AT U/W (8):                    100%

OWNERSHIP INTEREST:                      Fee

                      % OF               OPERATING COVENANTS/
MAJOR TENANTS:        NRSF     NRSF(7)     LEASE EXPIRATION
--------------        ----     ----        ----------------
Washington Mutual     100%
     Building A                120,560     November 21, 2011
     Building B                147,520     November 21, 2014
     Building C                 83,370     November 21, 2009
     Building D                 54,350     November 21, 2007

PROPERTY MANAGEMENT:           Maguire Properties, L.P.

U/W NCF:                       $9,238,821

U/W DSCR:                      1.70x

APPRAISED VALUE:               $145,000,000

APPRAISAL DATE:                October 25, 2004

CUT-OFF DATE LTV RATIO:        73.1%

MATURITY/ARD LTV RATIO:        73.1%

(1)  All payments throughout the loan term are payments of interest only.
(2)  The loan may not be defeased at any time.
(3) Based on the total net rentable square feet of 414,597 including storage and parking space.
(4) At closing, the borrower was required to deposit $77,963 into an engineering reserve fund for maintenance, repair and/or remedial work recommended in the engineering report delivered to the lender in connection with the funding of the Washington Mutual Irvine Campus Loan.
(5) At closing, the borrower deposited $211,236 as an insurance escrow into the tax and insurance reserve fund, and the borrower will make monthly deposits of one-twelfth of the insurance premiums into the tax and insurance reserve fund that the lender estimates will be payable during the next ensuing 12 months. For so long as Washington Mutual Bank, FA pays real estate taxes directly, the borrower is not required to reserve for taxes. If Washington Mutual Bank, FA does not pay taxes directly, the borrower will be required to reserve for taxes payable 30 days prior to their due date.
(6) The borrower is required to deposit in equal monthly installments, commencing nine months prior to the scheduled expiration of each Washington Mutual Lease, $15 for each square foot of the expiring space, unless the borrower delivers to lender a copy of Washington Mutual's irrevocable election to renew the terminating lease. Each deposit payment is guaranteed by Maguire Properties, L.P.
(7) Represents the net rentable square feet of office space. There is an additional 8,797 square feet of storage and parking space as part of the collateral for a total of 414,597 square feet.
(8)  Occupancy at U/W is based on the November 11, 2004 rent roll.

     THE LOAN. The third largest loan was originated on November 22, 2004. The Washington Mutual Irvine Campus Loan is secured by a first priority mortgage encumbering the fee interest in an office property located in Irvine, California.

     THE BORROWER. Maguire Properties - Irvine MV Campus, LLC, the borrower under the Washington Mutual Irvine Campus Loan, is a limited liability company organized under the laws of the State of Delaware, and has two independent managers. Maguire Properties - Irvine MV Campus, LLC is controlled through its sole member, Maguire Properties, L.P., a Maryland limited partnership, which is the operating partnership subsidiary of Maguire Properties, Inc., a real estate investment trust, its sole general partner. Maguire Properties, Inc. owns, manages, leases, acquires and develops real estate located in the greater Los Angeles area of California and Orange County, California, consisting primarily of office and retail properties.

     THE PROPERTY. The Washington Mutual Irvine Campus Property is an office complex located at the intersection of Von Karman Avenue and Gillette Avenue in Irvine, California. The office complex was originally built in 1989 and contains 405,800 net rentable square feet of office space and 8,797 square feet of storage and parking space. Each of the four (4) buildings that comprise the Washington Mutual Irvine Campus Property is leased to Washington Mutual Bank, FA pursuant to a triple-net lease between the borrower under the Washington Mutual Irvine Campus Loan and Washington Mutual Bank, FA (collectively, the "Washington Mutual Leases").

     PROPERTY MANAGEMENT. The Washington Mutual Irvine Campus Property is subject to a management agreement between the borrower and Maguire Properties, L.P. The terms of the management agreement provide for a management fee of 3.0% of project income and subordination of all management fees to the Washington Mutual Irvine Campus Loan. The borrower has the right to replace Maguire Properties, L.P., so long as the replacement manager is a "qualified manager" pursuant to a replacement management agreement acceptable to the lender. Under the loan documents, Washington Mutual is permitted to self-manage the Washington Mutual Irvine Campus Property in accordance with the Washington Mutual Leases.

     CASH MANAGEMENT. The borrower under the Washington Mutual Irvine Campus Loan is required to cause the tenants at the Washington Mutual Irvine Campus Property to deposit their rental payments into a lockbox account in the name of the borrower and controlled by the lender. Until the occurrence of an event of default, all amounts on deposit in the lockbox account shall be transferred to a borrower-held account in accordance with the borrower's instructions from time to time. Upon the occurrence of an event of default, all funds are transferred from the lockbox account to a cash management account controlled by lender. Amounts in the lockbox account are required to be disbursed each month as follows:

     -    first, to make payments to the tax and insurance escrow fund;

     -    second, to make the monthly debt service payment;

     - third, to make payments to the rollover reserve fund in respect of Terminating Leases in accordance with the terms and conditions of the loan agreement;

     - fourth, payment to lender of any other amounts then due and payable under the loan documents (other than accrued interest); and

     - last, provided no event of default has occurred and is continuing, any excess amounts to Washington Mutual Irvine Campus Borrower.

                               SPECTRUM PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:              $85,700,000(1)

CUT-OFF DATE PRINCIPAL BALANCE:          $85,700,000(1)

FIRST PAYMENT DATE:                      April 11, 2005

MORTGAGE INTEREST RATE:                  5.4300% per annum

AMORTIZATION TERM(2):                    360 months

ANTICIPATED REPAYMENT DATE:              N/A

MATURITY DATE:                           March 11, 2015

MATURITY DATE/ARD BALANCE:               $76,558,850(3)

BORROWER:                                Various

INTEREST CALCULATION:                    Actual/360

CALL PROTECTION:                         Lockout/defeasance until after the date
                                         that is three months prior to the
                                         Maturity Date.

LOAN PER SQUARE FOOT:                    $127(4)(5)

UP-FRONT RESERVES:                       TI/LC Reserve              (6)
                                         IIT Reserve                (7)
                                         Rumba Reserve              (8)

ONGOING RESERVES:                        Tax and Insurance Reserve  (9)
                                         Replacement Reserve       (10)
                                         TI/LC Reserve              (6)

LOCKBOX:                                 Modified

MEZZANINE:                               N/A

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                  Crossed Portfolio

PROPERTY TYPE:                           Office

PROPERTY SUB-TYPE:                       CBD

LOCATION:                                Chicago, Illinois

YEAR BUILT/RENOVATED:                    See table

SQUARE FEET (4):                         676,029

OCCUPANCY AT U/W (11):                   96%

OWNERSHIP INTEREST:                      Fee

PROPERTY MANAGEMENT:                     Spectrum Real Estate Properties, Inc.

U/W NCF:                                 $7,521,020(12)

U/W DSCR(13):                            1.30x

APPRAISED VALUE(14):                     $115,270,000

APPRAISAL DATE:                          January 1, 2005

CUT-OFF DATE LTV RATIO(5)(14):           74.3%

MATURITY/ARD LTV RATIO(14)(15):          66.4%

(1) This is the combined original principal balance and cut-off date principal balance of the six (6) mortgage loans comprising the Spectrum Portfolio: SP
     - 311 West Superior ("311 Superior") Loan ($9,915,000), SP - 350 North LaSalle ("350 LaSalle") Loan ($17,250,000), SP - 400 West Erie ("400 Erie") Loan ($9,535,000), SP - 414 North Orleans ("414 Orleans") Loan ($23,130,000), SP - 750 North Orleans ("750 Orleans") Loan ($7,670,000),
     and SP - 820 North Orleans ("820 Orleans") Loan ($18,200,000). These six
     (6) mortgage loans are cross-defaulted and cross-collateralized.
(2) Each of the 311 Superior Loan, the 350 LaSalle Loan, the 400 Erie Loan, the 414 Orleans Loan, the 750 Orleans Loan and the 820 Orleans Loan has an interest-only period of 36 months.
(3) This is the combined maturity balance of the 311 Superior Loan ($8,857,421), the 350 LaSalle Loan ($15,410,037), the 400 Erie Loan
     ($8,517,954), the 414 Orleans Loan ($20,662,850), the 750 Orleans Loan
     ($6,851,883) and the 820 Orleans Loan ($16,258,706) which are cross-defaulted and cross-collateralized.
(4) Based on the total number of square feet of the 311 Superior Property (84,429), the 350 LaSalle Property (121,153), the 400 Erie Property (69,690), the 414 Orleans Property (176,042), the 750 Orleans Property (72,146) and the 820 Orleans Property (152,569).
(5) Based on the total cut-off date principal balance of the Spectrum Portfolio Loans.
(6) At closing, each borrower was required to make an initial deposit into the TI/LC reserve in the following amounts: 311 Superior Loan ($33,333), 350 LaSalle Loan ($33,333), 400 Erie Loan ($33,333), 414 Orleans Loan ($33,333), 750 Orleans Loan ($33,333), and 820 Orleans Loan ($33,333). Each
     borrower is also required to make monthly deposits in the amount of $9,722 into the respective TI/LC reserve. If the aggregate balance of all six (6) TI/LC reserves reaches or exceeds $1,000,000, then each borrower's obligation to make monthly deposits is suspended. The TI/LC reserve is accounted for on an aggregate basis and disbursements from the TI/LC reserves may be undertaken for tenant improvement and leasing commissions on any of the Spectrum Portfolio Properties.
(7) At closing, the borrower under the 350 LaSalle Loan was required to deposit $900,000 into the IIT reserve relative to one (1) of the tenants at the 350 LaSalle Property (the Illinois Institute of Technology). So long as no event of default has occurred or no other material circumstance with respect to the tenant (notice that it does not intend to renew, default, election to terminate, etc.), the borrower shall be entitled to a monthly disbursement from the IIT reserve, commencing April 1, 2005 in the amount of $31,034 per month.
(8) At closing, the borrower under the 414 Orleans Loan was required to deposit $500,000 into the Rumba Reserve relative to one (1) of the tenants at the 414 Orleans Property (Cafe Rumba). Funds in the Rumba Reserve are available for disbursement to the borrower upon either (i) Cafe Rumba making timely payment over a six month period and the tenant's Chapter 11 reorganization plan being fully confirmed, or (ii) The Cafe Rumba lease being replaced with a new Approved Lease with a tenant which is in occupancy, paying rent, open for business and the subject of an approved estoppel and, if required, subordination, non-disturbance and attornment agreement.
(9) Each borrower is required to make monthly deposits into a tax and insurance reserve to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(10) Each borrower is required to make monthly payments into a replacement reserve to fund ongoing repairs and replacements in the following amounts:
     311 Superior Loan ($770), 350 LaSalle Loan ($1,020), 400 Erie Loan ($590),
     414 Orleans Loan ($1,600), 750 Orleans Loan ($630) and 820 Orleans Loan ($1,290). If the aggregate balance of all six (6) replacement reserves reaches or exceeds $200,000, then each borrower's obligation to make monthly deposits shall be suspended. The replacement reserves are accounted for, in many ways, on an aggregate basis and disbursements from the replacement reserves may be undertaken for work on any of the Spectrum Portfolio Properties.
(11) This is the weighted average occupancy, based on square footage, at U/W for the Spectrum Portfolio Properties. Occupancy at U/W for the 311 Superior Property is 100% which is based on the February 1, 2005 rent roll. Occupancy at U/W for the 350 LaSalle Property is 93% which is based on the February 1, 2005 rent roll. Occupancy at U/W for the 400 Erie Property is 100% which is based on the February 1, 2005 rent roll. Occupancy at U/W for the 414 Orleans Property is 100% which is based on the February 1, 2005 rent roll. Occupancy at U/W for the 750 Orleans Property is 83% which is based on the February 1, 2005 rent roll. Occupancy at U/W for the 820 Orleans Property is 98% which is based on the February 1, 2005 rent roll.
(12) Combined U/W NCF for the Spectrum Portfolio Properties. U/W NCF for the 311 Superior Property is $991,578. U/W NCF for the 350 LaSalle Property is $1,543,666. U/W NCF for the 400 Erie Property is $761,894. U/W NCF for the 414 Orleans Property is $2,056,715. U/W NCF for the 750 Orleans Property is $665,195. U/W NCF for the 820 Orleans Property is $1,501,972.
(13) Based on all six (6) loans and properties.
(14) Based on the total appraised value of the Spectrum Portfolio Properties.
(15) Based on the total maturity balance of the Spectrum Portfolio Loans.

     THE LOAN. Each Spectrum Portfolio Loan (collectively, the fourth largest loan) was originated on February 28, 2005. Each Spectrum Portfolio Loan is secured by a first priority mortgage encumbering the fee interest in an office property located in Chicago, Illinois.

     THE BORROWERS. The borrowers under the 311 Superior Loan, the 350 LaSalle Loan, the 400 Erie Loan, the 414 Orleans Loan, the 750 Orleans Loan and the 820 Orleans Loan are 311 W. Superior, LLC, 350, L.L.C., 95th Street Venture, L.L.C., O.P., L.L.C., 750, L.L.C., and 820 Orleans, L.L.C., respectively. Each borrower is a limited liability company organized under the laws of the State of Illinois, with the exception of the borrower under the 820 Orleans Loan which is a limited liability company organized under the laws of the State of Delaware, with two (2) individual members and one (1) corporate member which also serves as manager. Each corporate member is wholly owned by the individual members of the respective borrower, and has two independent directors on its board of directors.

     THE SPECTRUM PORTFOLIO PROPERTIES. The Spectrum Portfolio Properties consist of six (6) office properties located in Chicago, Illinois. The following table identifies the properties and sets forth the specified information with respect to each of them.

                                    PROPERTY         CUT-OFF       YEAR BUILT/                       APPRAISED      OCCUPANCY
         PROPERTY NAME              LOCATION      DATE BALANCE      RENOVATED      SQUARE FEET         VALUE          AT U/W
  ---------------------------    -------------   --------------   -------------   -------------   --------------   -----------
  414 Orleans................     Chicago, IL     $ 23,130,000      1876/1987        176,042      $  30,000,000         100%
  820 Orleans................     Chicago, IL     $ 18,200,000      1919/1998        152,569      $  23,900,000          98%
  350 LaSalle................     Chicago, IL     $ 17,250,000       1989/NA         121,153      $  25,000,000          93%
  311 Superior...............     Chicago, IL     $  9,915,000      1901/1983         84,429      $  13,000,000         100%
  400 Erie...................     Chicago, IL     $  9,535,000      1881/1986         69,690      $  12,150,000         100%
  750 Orleans................     Chicago, IL     $  7,670,000      1915/2002         72,146      $  11,220,000          83%
                                                  ------------                    -------------   -------------    -----------
  Total......................                     $ 85,700,000                       676,029      $ 115,270,000          96%
                                                  ============                    =============   =============    ===========

     MAJOR TENANTS. The following table identifies major tenants with respect to the Spectrum Portfolio Properties.

     The following table identifies major tenants with respect to the 414 North Orleans Property.

                                                     NET RENTABLE          % OF TOTAL NET
                   MAJOR TENANTS                    SQUARE FOOTAGE    RENTABLE SQUARE FOOTAGE    LEASE EXPIRATION
   ----------------------------------------------  ----------------  -------------------------  ------------------
   Mintel International Group, Ltd..............        22,805                   3.4%               12/31/2012
   RBC Mortgage.................................        11,825                   1.7%               2/28/2010
   Cafe Rumba...................................         9,262                   1.4%               5/31/2012

     The following table identifies major tenants with respect to the 820 North Orleans Property.

                                                     NET RENTABLE          % OF TOTAL NET
                   MAJOR TENANTS                    SQUARE FOOTAGE    RENTABLE SQUARE FOOTAGE    LEASE EXPIRATION
   ----------------------------------------------  ----------------  -------------------------  ------------------
   Bally Total Fitness..........................        30,268                   4.5%               9/30/2009
   Landmark Education...........................        23,897                   3.5%               1/31/2012
   Cooking Hospitality Institute................        20,134                   3.0%               4/30/2019

     The following table identifies major tenants with respect to the 350 North LaSalle Property.

                                                     NET RENTABLE         % OF TOTAL NET
                   MAJOR TENANTS                    SQUARE FOOTAGE    RENTABLE SQUARE FOOTAGE    LEASE EXPIRATION
   ----------------------------------------------  ----------------  -------------------------  ------------------
   Illinois Institute of Technology.............        44,175                   6.5%               8/31/2007
   Roundarch, Inc...............................        11,251                   1.7%               9/30/2010
   Crowley......................................         8,835                   1.3%                4/3/2010

     The following table identifies major tenants with respect to the 311 West Superior Property.

                                                     NET RENTABLE         % OF TOTAL NET
                   MAJOR TENANTS                    SQUARE FOOTAGE    RENTABLE SQUARE FOOTAGE    LEASE EXPIRATION
   ----------------------------------------------  ----------------  -------------------------  ------------------
   Archideas, Inc...............................        10,978                   1.6%               5/31/2011
   Exclusives for the Bride, Inc................         6,664                   1.0%               7/31/2009
   Meta-4, Inc..................................         6,613                   1.0%               10/31/2009

     The following table identifies major tenants with respect to the 400 West Erie Property.

                                                     NET RENTABLE         % OF TOTAL NET
                   MAJOR TENANTS                    SQUARE FOOTAGE    RENTABLE SQUARE FOOTAGE    LEASE EXPIRATION
   ----------------------------------------------  ----------------  -------------------------  ------------------
   Fayette Productions, Inc.....................        27,182                   4.0%               6/30/2004
   Kurtis Productions...........................        12,146                   1.8%               12/31/2009
   Celsis.......................................         5,359                   0.8%               10/31/2007

     The following table identifies major tenants with respect to the 750 North Orleans Property.

                                                     NET RENTABLE         % OF TOTAL NET
                   MAJOR TENANTS                    SQUARE FOOTAGE    RENTABLE SQUARE FOOTAGE    LEASE EXPIRATION
   ----------------------------------------------  ----------------  -------------------------  ------------------
   David Green Organization, Inc................        12,000                   1.8%               11/14/2013
   Schuler & Shook, Inc.........................        11,811                   1.7%               10/31/2011
   General Marketing Associations, Inc..........         7,885                   1.2%               5/31/2011

     PROPERTY MANAGEMENT. Each of the Spectrum Portfolio Properties is managed under a separate management agreement by Spectrum Real Estate Properties, Inc., which is an affiliate of the borrowers. Each management agreement generally provides for a management fee of 3.0% of all rents billed per month which is subordinate to the related Spectrum Portfolio Loan. The management of the Spectrum Portfolio Properties will be performed by either Spectrum Real Estate Properties, Inc., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the relevant property, provided that the respective borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under each Spectrum Portfolio Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the related Spectrum Portfolio Loan. Spectrum Real Estate Properties, Inc. manages approximately 70,000 square feet of office space and is headquartered in Chicago, Illinois.

     CASH MANAGEMENT. The manager of the Spectrum Portfolio Properties is required to deposit all rent and other revenue collected into a lockbox account controlled by the lender within one (1) business day of receipt by the manager. The waterfall provisions of the six (6) applicable cash management agreements have been structured such that revenues from the six (6) properties can effectively be viewed in the aggregate. Prior to any event of default, the borrower is entitled (as the last waterfall item) to receive the net monthly revenue available after payment of all required lender's sums. After an event of default, a cash trap period is instituted whereby the borrower is instead provided a monthly stipend to handle operating expenses and similar costs.

                                   65 BROADWAY

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:              $75,000,000

CUT-OFF DATE PRINCIPAL BALANCE:          $75,000,000

FIRST PAYMENT DATE:                      March 11, 2005

MORTGAGE INTEREST RATE:                  5.6200% per annum

AMORTIZATION TERM(1):                    348 months

ANTICIPATED REPAYMENT DATE:              N/A

MATURITY DATE:                           February 11, 2015

MATURITY DATE/ARD BALANCE:               $65,179,250

BORROWER:                                New 65 Broadway Del LLC and 65 Marsar
                                         West Del LLC, tenants in common

INTEREST CALCULATION:                    Actual/360

CALL PROTECTION:                         Lockout/defeasance except during the
                                         last three months prior to the maturity
                                         date

LOAN PER SQUARE FOOT:                    $219

UP-FRONT RESERVES:                       Engineering Reserve       (2)

ONGOING RESERVES:                        Tax and Insurance Reserve (3)
                                         Replacement Reserve       (4)
                                         TI/LC Reserve             (5)

LOCKBOX:                                 Springing

MEZZANINE:                               N/A

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:                 Single Asset

PROPERTY TYPE:                           Office

PROPERTY SUB-TYPE:                       CBD

LOCATION:                                New York, New York

YEAR BUILT/RENOVATED:                    1917/2003

SQUARE FEET:                             342,278

OCCUPANCY AT U/W(6):                     96%

OWNERSHIP INTEREST:                      Fee

                       % OF              OPERATING COVENANTS/
MAJOR TENANTS:         NRSF    NRSF        LEASE EXPIRATION
--------------         ----    ----        ----------------
American Arbitration   13.7%   46,865    December 31, 2005
Nasdaq Stock
  Market, Inc.          9.1%   31,160    April 30, 2011
Archipelago             9.1%   31,160    April 30, 2010
Media Technologies
  Center                9.1%   31,160    October 31, 2012

PROPERTY MANAGEMENT:                     A. M. Property Holdings Corp.

U/W NCF:                                 $6,713,274

U/W DSCR:                                1.28x

APPRAISED VALUE:                         $94,000,000

APPRAISAL DATE:                          January 10, 2005

CUT-OFF DATE LTV RATIO:                  79.8%

MATURITY/ARD LTV RATIO:                  69.3%

(1)  The loan has an interest-only period of 24 months.
(2) The borrower was required, at closing, to deposit $192,250 into an engineering reserve fund.
(3) The borrower will make monthly deposits of one-twelfth of the taxes and insurance premiums into the tax and insurance reserve fund that lender estimates will be payable during the next ensuing 12 months.
(4) The borrower will make monthly deposits in the amount of $14,262 into the replacement reserve fund for the first five (5) years of the loan. Thereafter, the borrower will make monthly deposits in the amount of $5,705.
(5) The borrower will make monthly deposits in the amount of $21,392 into the leasing reserve fund until the amount on deposit is $1,283,542. If the amount on deposit falls below the capped amount, the borrower is obligated to reinstitute its monthly payment.
(6)  Occupancy at U/W is based on the October 26, 2004 rent roll.

     THE LOAN. The fifth largest loan was originated on February 3, 2005. The 65 Broadway Loan is secured by a first priority mortgage encumbering the fee interest in an office building located in New York, New York.

     THE BORROWER. New 65 Broadway Del LLC and 65 Marsar West Del LLC, as tenants in common, the borrower under the 65 Broadway Loan, are each limited liability companies organized under the laws of the State of Delaware. New 65 Broadway Del LLC is wholly owned by 65 B'dway LLC, which is 23.894% owned by Braymow Associates LLC, the managing member, to which Jeffrey Wasserman is the manager, 50.943% owned by DF 65 Member LLC, to which Meyer Chetrit is the manager, 15.093% owned by WWH Member LLC and 10.07% owned by JJP Member LLC. 65 Marsar West Del LLC is wholly owned by Marsar West LLC, which is 50.0% owned by WNY Realty LP, controlled by Rubin Schron and Murray Leifer, 50.0% owned by KB Realty L.P., controlled by Rubin Schron and Murray Leifer and Marsam Realty LLC is the non-member manager, to which Rubin Schron and Abraham Fruchthandler are the managers.

     THE PROPERTY. The 65 Broadway Property is a 342,278 square foot, multi-tenanted, 21-story office building located in the downtown financial district of Manhattan in New York, New York. The building was originally built in 1917 and contains 342,278 net rentable square feet.

     PROPERTY MANAGEMENT. The 65 Broadway Property is subject to a management agreement between the borrower and A. M. Property Holdings Corp., an affiliate of the borrower. The management agreement generally provides for a management fee of 4.0% of annual rental income, which is subordinate to the 65 Broadway Loan. The lender under the 65 Broadway Loan has the right to require a termination of the management agreement if (i) an event of default occurs and is continuing, (ii) at the maturity date, the debt is not repaid in full, (iii) the manager shall become bankrupt or insolvent, or (iv) a material default occurs under the management agreement beyond any applicable grace and cure period.

     CASH MANAGEMENT. Upon the occurrence of a Trigger Event (as defined below), the borrower under the 65 Broadway Loan must cause the tenants at the 65 Broadway Property to send their rental payments to a post-office box, from which said payments are deposited into an account under the control of the lender (the "Springing Lockbox Account"). Upon the occurrence of any of the following, the borrower's control in such account may be terminated by the lender upon notice to the bank holding the Springing Lockbox Account (each of the following, a "Trigger Event"): (a) any period commencing on the date when the lender notifies the borrower that the lender has determined that, on a trailing 12 month basis, the debt service coverage ratio was less than 1.125x, and ending at such time as the debt service coverage ratio has, for two (2) consecutive calendar quarters, been equal to or greater than 1.25x, or (b) any period commencing on the occurrence of an event of default and ending on the earlier to occur of (i) a cure of such event of default and (ii) the occurrence of a payment or defeasance of the loan in full, or (c) any period of time commencing on the occurrence of a default beyond any applicable grace or cure period under the property management agreement and ending on the earlier to occur of (i) a cure and (ii) the occurrence of a payment or defeasance of the loan in full.

                          PENN'S LANDING HYATT REGENCY

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:              $45,000,000

CUT-OFF DATE PRINCIPAL BALANCE:          $45,000,000

FIRST PAYMENT DATE:                      June 11, 2005

MORTGAGE INTEREST RATE:                  5.7500% per annum

AMORTIZATION TERM(1):                    300 months

ANTICIPATED REPAYMENT DATE:              N/A

MATURITY DATE:                           May 11, 2010

MATURITY DATE/ARD BALANCE:               $42,399,359

BORROWER:                                Penn's Landing Partners
                                         Project, LLC

INTEREST CALCULATION:                    Actual/360

CALL PROTECTION:                         Lockout/defeasance except during the
                                         last three months prior to the maturity
                                         date.

LOAN PER ROOM:                           $130,058

UP-FRONT RESERVES:                       Engineering Reserve       (2)

ONGOING RESERVES:                        Tax and Insurance Reserve (3)
                                         Ground Rent Reserve       (4)
                                         Excess Cash Flow Reserve  (5)
                                         FF&E Reserve              (6)

LOCKBOX:                                 Modified

MEZZANINE:                               Yes(7)

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:                 Single Asset

PROPERTY TYPE:                           Hotel

PROPERTY SUB-TYPE:                       Full service

LOCATION:                                Philadelphia, Pennsylvania

YEAR BUILT/RENOVATED:                    2000/2003

ROOMS:                                   346

OCCUPANCY AT U/W:                        N/A

OWNERSHIP INTEREST:                      Leasehold

PROPERTY MANAGEMENT:                     Hyatt Corporation

U/W NCF:                                 $5,043,559

U/W DSCR:                                1.48x

APPRAISED VALUE:                         $66,000,000

APPRAISAL DATE:                          January 1, 2005

CUT-OFF DATE LTV RATIO:                  68.2%

MATURITY/ARD LTV RATIO:                  64.2%

(1)  The loan has an interest-only period of 23 months.

(2) At closing, the borrower was required to deposit $50,188 into an engineering reserve fund for maintenance, repair and/or remedial work recommended in the engineering report delivered to the lender in connection with the origination of the Penn's Landing Hyatt Regency Loan.

(3) The borrower is required to make monthly deposits of one-twelfth of the taxes and insurance premiums into the tax and insurance reserve fund that lender estimates will be payable during the next ensuing 12 months; provided, however, that so long as the borrower has deposited with the lender one month's insurance premium and the hotel manager is paying for insurance premiums directly from operating expenses and the insurance policies remain in full force and effect, the borrower is not required to make monthly deposits in respect of insurance premiums in the tax and insurance reserve.

(4) The borrower is required to make monthly deposits of one-twelfth of the ground rent into the ground rent reserve fund that lender estimates will be payable during the next ensuing 12 months.

(5) The borrower is required, during a Cash Trap Period (as defined below), to deposit into a cash trap reserve all remaining cash flow from the Penn's Landing Hyatt Regency Property after application of gross revenues to amounts required to be paid to debt service and reserves on the Penn's Landing Hyatt Regency Loan, operating expenses and reserves under the Hotel Management Agreement and debt service under the Penn's Landing Hyatt Regency Mezzanine Loan (as hereinafter defined). Amounts deposited by the borrower into the cash trap reserve are held as additional collateral for borrower's obligations. A "Cash Trap Period" commences when the debt service coverage ratio on a combined basis for the Penn's Landing Hyatt Regency Loan and the Penn's Landing Hyatt Regency Mezzanine Loan is less than 1.05x as of any calendar quarter and continues until such debt service coverage ratio is 1.10x for two (2) consecutive calendar quarters.

(6) The borrower is required to maintain an FF&E reserve fund with the manager of the Penn's Landing Hyatt Regency Property to be used for furniture, fixtures and equipment and is required to deposit therein the amounts required to be deposited under the hotel management agreement, which is a monthly amount equal to at least 4.0% of gross operating revenues. In the event that Hyatt Corporation is terminated as manager for the Penn's Landing Hyatt Regency Property, the borrower is required to commence making monthly deposits to the FF&E reserve fund to be maintained by lender.

(7)  See "--Other Financing" below.

     THE LOAN. The sixth largest loan was originated on April 18, 2005. The Penn's Landing Hyatt Regency Loan is secured by a first priority mortgage encumbering the leasehold interest in a hospitality property located in Philadelphia, Pennsylvania.

     THE BORROWER. Penn's Landing Partners Project, LLC, the borrower under the Penn's Landing Hyatt Regency Loan, is a limited liability company organized under the laws of the State of Delaware, and has as its sole member Penn's Landing Partners Mezz, LLC, a Delaware limited liability company. The borrower's sponsor is Daniel J. Keating, III, who owns a majority interest in and controls the borrower.

     THE PROPERTY. The Penn's Landing Hyatt Regency Property is a hotel located at 201 South Columbus Boulevard, Philadelphia, Pennsylvania.

     PROPERTY MANAGEMENT. The Penn's Landing Hyatt Regency Property is subject to a management agreement between the borrower and Hyatt Corporation, which is not an affiliate of the borrower. The management agreement generally provides for a base management fee of 3.0% of annual gross receipts and incentive fees in the amount of 15.0% of adjusted profits. The lender under the Penn's Landing Hyatt Regency Loan has the right to require a termination of the management agreement within 180 days following the acquisition of title to the Property.

     CASH MANAGEMENT. The borrower under the Penn's Landing Hyatt Regency Loan must cause the hotel manager to remit to an account controlled by the lender all amounts to which the borrower is entitled under the hotel management agreement after the manager has paid operating expenses of the Penn's Landing Hyatt Regency Property and maintained a reserve for furniture, fixtures and equipment.

     GROUND LEASE. The Penn's Landing Hyatt Regency Property is the subject of a ground lease from Penn's Landing Corporation, which is a non-profit, quasi-public corporation that was established in 1970 to manage the publicly-owned land on the central waterfront in Philadelphia on behalf of the City of Philadelphia and the Commonwealth of Pennsylvania. The ground lease term, including all renewals, expires on April 30, 2075. During the term of the Penn's Landing Hyatt Regency Loan until September 30, 2029, the borrower, as tenant under the ground lease, is required to pay a base annual rental of $184,000, together with additional rent consisting of real estate taxes and assessments, expenses for utilities and all other expenses incurred to operate and maintain the Penn's Landing Hyatt Regency Property. Commencing on October 1, 2029 through the remainder of the term, the base annual rental is based on fair market value as mutually agreed to by the parties 90 days in advance or by arbitration if the parties are unable to agree.

     OTHER FINANCING. Penn's Landing Partners Mezz LLC, a Delaware limited liability company (the "Penn's Landing Mezzanine Borrower"), the sole member of the borrower, obtained mezzanine financing in the amount of $8,000,000 (the "Penn's Landing Hyatt Regency Mezzanine Loan") from Ashford Hospitality Finance LP. (the "Mezzanine Lender"), having an initial interest rate of 14.0% for the first year, increasing by 1.0% each year, until the fifth and final year of the loan, when the interest rate is 18.0%. The Penn's Landing Hyatt Regency Mezzanine Loan is subject to an intercreditor agreement which provides, among other things, that (a) the Mezzanine Lender will have certain rights to cure defaults under the Penn's Landing Hyatt Regency Loan, (b) upon the occurrence of an event of default under the Penn's Landing Hyatt Regency Loan, no payments will be retained by the Mezzanine Lender on the Penn's Landing Hyatt Regency Mezzanine Loan until all payments that are due or that will become due under the Penn's Landing Hyatt Regency Loan are paid in full, (c) the Mezzanine Lender may amend or modify the Penn's Landing Hyatt Regency Mezzanine Loan in certain respects without the consent of the holder of the Penn's Landing Hyatt Regency Loan, (d) the Mezzanine Lender is not permitted to transfer more than 49.0% of its beneficial interest in the Penn's Landing Hyatt Regency Mezzanine Loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2005-C2 certificates has been received, (e) if the Penn's Landing Hyatt Regency Loan is accelerated or becomes a specially-serviced mortgage loan, the Mezzanine Lender has the right to purchase the Penn's Landing Hyatt Regency Loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest thereon, and any advances made by the Senior Lender or its servicer under the subject mortgage loan and any interest thereon.

                    YORKTOWN & BLUFFS OF BERKSHIRE APARTMENTS

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:              $43,660,000(1)

CUT-OFF DATE PRINCIPAL BALANCE:          $43,660,000(1)

FIRST PAYMENT DATE:                      January 11, 2005

MORTGAGE INTEREST RATE:                  5.3730% per annum

AMORTIZATION TERM(2):                    360 months

ANTICIPATED REPAYMENT DATE:              N/A

MATURITY DATE:                           December 11, 2014

MATURITY DATE/ARD BALANCE:               $38,128,892(3)

BORROWER:                                Various

INTEREST CALCULATION:                    Actual/360

CALL PROTECTION:                         Lockout/defeasance until after the date
                                         that is six months prior to the
                                         Maturity Date

LOAN PER UNIT(4)(9):                     $46,103

UP-FRONT RESERVES:                       Capital Improvements
                                         and Repair Reserve          (5)

ONGOING RESERVES:                        Tax and Insurance Reserve   (6)
                                         Replacement Reserve         (7)

LOCKBOX:                                 Hard

MEZZANINE:                               Yes(8)

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:                 Crossed Portfolio

PROPERTY TYPE:                           Multifamily

PROPERTY SUB-TYPE:                       Conventional

LOCATION:                                Various

YEAR BUILT/RENOVATED:                    Yorktown Apartments - 1973/1998
                                         Bluffs of Berkshire Apartments - 1996

UNITS(9):                                947

OCCUPANCY AT U/W(10):                    89%

OWNERSHIP INTEREST:                      Fee

PROPERTY MANAGEMENT:                     CNC Investments, Ltd., L.L.P.

U/W NCF:                                 $3,659,887(11)

U/W DSCR(12):                            1.25x

APPRAISED VALUE(13):                     $54,700,000

APPRAISAL DATE:                          Yorktown   September 29, 2004
                                         Bluffs     October 1, 2004

CUT-OFF DATE LTV RATIO(4)(13):           79.8%

MATURITY/ARD LTV RATIO(3)(13):           69.7%

(1) The combined original and cut-off date principal balance of the two (2) mortgage loans comprising the Yorktown & Bluffs of Berkshire Apartments
     Loan: Yorktown Apartments ("Yorktown") Loan ($29,100,000) and Bluffs of Berkshire Apartments ("Bluffs") Loan ($14,560,000). These two (2) mortgage loans are cross-collateralized and cross-defaulted.
(2) Each of the Yorktown Loan and the Bluffs Loan has an interest-only period of 24 months.
(3) This is the combined maturity balance of the Yorktown Loan ($25,413,440) and the Bluffs Loan ($12,715,453).
(4) Based on the total cut-off date principal balance of the Yorktown Loan and the Bluffs Loan.
(5) At closing, the borrower under the Yorktown Loan was required to deposit $230,000 into a capital improvements and repair reserve to fund on-going and future capital improvements at the Yorktown Property. At closing, the borrower under the Bluffs Loan was required to deposit $53,000 into a capital improvements and repair reserve. Of the initial amount deposited, $13,000 is to be used to fund immediate repairs at the Bluffs Property. The remaining funds are to be used for future capital improvements to the Bluffs Property.
(6) Each borrower is required to make monthly deposits into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(7) Each borrower is required to make monthly payments into a replacement reserve to fund ongoing repairs and replacements in the following amounts:
     Yorktown Loan ($11,770) and Bluffs Loan ($7,958).
(8)  See "Other Financing" below.
(9) Based on the total number of units of the Yorktown Property (565) and the Bluffs Property (382).
(10) Weighted average occupancy, based on units, at U/W for the Yorktown Property and the Bluffs Property. Occupancy at U/W for the Yorktown Property is 88% which is based on the January 18, 2005 rent roll. Occupancy at U/W for the Bluffs Property is 90% which is based on the January 18, 2005 rent roll.
(11) Combined U/W NCF for the Yorktown Property and the Bluffs Property. U/W NCF for the Yorktown Property is $2,437,252. U/W NCF for the Bluffs Property is $1,222,635.
(12) Based on both loans and properties.
(13) Based on the total appraised value of the Yorktown Property and the Bluffs Property.

     THE LOAN. Each of the Yorktown and the Bluffs Loan (collectively, the seventh largest loan) was originated on November 18, 2004. The Yorktown Loan is secured by a first priority mortgage encumbering the fee interest in a multifamily property located in Houston, Texas. The Bluffs Loan is secured by a first priority mortgage encumbering the fee interest in a multifamily property located in Austin, Texas.

     THE BORROWERS. The borrowers under the Yorktown Loan and the Bluffs Loan are CNC Pulathota Limited Partnership and CNC Austin Lights Limited Partnership, respectively. Each borrower is a limited partnership organized under the laws of the State of Texas between (i) a Delaware limited liability company with numerous investor members (the "Investor LLC") which owns a 99.0% limited partnership interest in the borrower, and (ii) a single member, special purpose bankruptcy-remote Delaware limited liability company acting as general partner and owning a 1.0% partnership interest, which general partner is wholly owned by Investor LLC. The General Partner includes an independent manager. The sponsor, Chowdary Yalamanchili, is president and owner of CNC Investments Ltd., L.L.P. the property manager of the Yorktown/Bluffs properties.

     THE PROPERTIES. The Yorktown and Bluffs Properties consist of two (2) multifamily properties located in Houston and Austin, Texas. The following table identifies the properties and sets forth the specified information with respect to each of them.

                       PROPERTY        CUT-OFF           YEAR                 APPRAISED     OCCUPANCY AT
   PROPERTY NAME       LOCATION     DATE BALANCE   BUILT/RENOVATED   UNITS      VALUE           U/W
--------------------------------------------------------------------------------------------------------
Yorktown Apartments   Houston, TX   $ 29,100,000      1973/1998       565    $ 36,500,000       88%
Bluffs of Berkshire
Apartments            Austin, TX    $ 14,560,000         1996         382    $ 18,200,000       90%
Total                               $ 43,660,000                      947    $ 54,700,000       89%

     PROPERTY MANAGEMENT. Each of the Yorktown and Bluffs Properties is managed under a separate management agreement with CNC Investments, Ltd., L.L.P., which is an affiliate of the borrowers. Each management agreement generally provides for a management fee based on a percentage of revenues per annum which is subordinated to the Yorktown or Bluffs Loan, as the case may be. The management of the Yorktown and Bluffs Properties will be performed by either CNC Investments, Ltd., L.L.P., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the relevant property, provided that the respective borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under each of the Yorktown Loan and the Bluffs Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Yorktown Loan or the Bluffs Loan, as the case may be. CNC Investments, Ltd., L.L.P. manages approximately 28,000 multifamily units and is headquartered in Houston, Texas.

     CASH MANAGEMENT. Each borrower or the property manager is required to cause all rents to be deposited within one (1) business day of receipt directly into a lockbox account under the control of the lender. While rent revenues are to be deposited by the property manager into a lockbox account over which the respective borrower has no access or control, absent the existence of a "Cash Trap Period" such money is funded by the lockbox bank, as received, into an operating account which is jointly administered by the respective borrower and the mezzanine lender. For purposes of the mortgage lender's cash management arrangement, a "Cash Trap Period" shall commence upon the occurrence of an event of default until the loan is paid in full or the default is cured to the satisfaction of the lender which cure (i) continues without recurrence of another default during the following six months, and (ii) is the first such default/cure to occur within a 24 month period. During the pendency of any Cash Trap Period, all deposits into the lock box account shall be diverted into a Cash Management Account administered by the mortgage lender's servicer.

     OTHER FINANCING. Investor LLC is the borrower of ten (10) separate mezzanine loans in an aggregate amount of $18,225,000, which loans are secured by the partnership interests and membership interests owned by such Investor LLC in each of 18 affiliated mortgage borrowers and their respective constituent general partners. Some of the mortgage loans in the portfolio are included in the trust fund and some are not. Given the fact that certain of the mortgage loans in the entire portfolio are "stand alone" (I.E., not cross-defaulted or cross-collateralized with the other mortgage loans within the portfolio) and that certain of the mortgage loans are within crossed pools, the mezzanine loans are structured to co-exist with the mortgage loans but still enjoy the benefits of property distributions from properties outside their particular crossed pool. In the mezzanine loan structure, the collateral for each mezzanine loan is divided between "primary collateral" which consists of all pledged partnership/company interests and related rights (including rights to cash distributions) from the interests in the mortgage borrowers which are from the same collateral pool (as determined for mortgage loan purposes) and by "secondary collateral" which consists of pledges of partnership/company interests and related rights (including rights to cash distributions) from mortgage borrowers which are outside of the pool to which the particular mezzanine loan is allocated. Generally, a default occurring within a specified pool (as grouped pursuant to the mortgage loan documents) will entitle the mezzanine lender to foreclose on the pledged interests within that particular pool (and to likewise obtain all cash distributions relative thereto) but will only entitle the mezzanine lender to cash distributions (without the related equity interests) in other pools. Mezzanine lender's ability to obtain cash distributions from all 18 mortgage borrowers is facilitated by the cash management arrangement. So long as no default exists with respect to the mortgage lender, all rent revenue is distributed as received from the lockbox account (established for the benefit of the mortgage lender) to the operating account (a joint account administered by the borrower and the mezzanine lender for the benefit of the mezzanine lender). To the extent a default should occur under any mezzanine loan, then a cash trap period is in effect under the mezzanine cash management agreement resulting in a loss of borrower access to the account and the initiation of the usual waterfall payment structure. If however, a Cash Trap Period is in effect under a mortgage loan, then the mortgage lender may circumvent the mezzanine lender's cash management arrangement as to that property under the mortgage lender's cash management agreement which effectively prevents the rent revenue from ever going into the operating account administered pursuant to the mezzanine lender's cash management agreement.

     In certain limited instances, pledged interests allocable to a particular property may be subject to partial release from the mezzanine lender's collateral arrangement although the Investor LLC's interests with respect to certain properties is never available for partial release. The interests of Investor LLC with respect to four of the mortgage lender's "stand alone" properties are available for separate assumption by the corresponding constituent parties of a buyer of those properties based upon such mezzanine borrower's satisfaction of various requirements and conditions under the mezzanine loan documents.

                           INDIGO ON FOREST APARTMENTS

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:              $37,000,000

CUT-OFF DATE PRINCIPAL BALANCE:          $37,000,000

FIRST PAYMENT DATE:                      January 11, 2005

MORTGAGE INTEREST RATE:                  5.2640% per annum

AMORTIZATION TERM(1):                    360 months

ANTICIPATED REPAYMENT DATE:              N/A

MATURITY DATE:                           December 11, 2011

MATURITY DATE/ARD BALANCE:               $34,257,116

BORROWER:                                CNC-Swagat Six Limited
                                         Partnership

INTEREST CALCULATION:                    Actual/360

CALL PROTECTION:                         Lockout/defeasance until after the date
                                         that is six months prior to the
                                         Maturity Date

LOAN PER UNIT:                           $30,403

UP-FRONT RESERVES:                       Capital Improvements
                                         and Repair Reserve          (2)

ONGOING RESERVES:                        Tax and Insurance Reserve:  (3)
                                         Replacement Reserve:        (4)

LOCKBOX:                                 Hard

MEZZANINE:                               Yes(5)

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:                 Single Asset

PROPERTY TYPE:                           Multifamily

PROPERTY SUB-TYPE:                       Conventional

LOCATION:                                Dallas, Texas

YEAR BUILT/RENOVATED:                    1984/1996

UNITS:                                   1,217

OCCUPANCY AT U/W (6):                    89%

OWNERSHIP INTEREST:                      Fee

PROPERTY MANAGEMENT:                     CNC Investments, Ltd., L.L.P.

U/W NCF:                                 $3,194,620

U/W DSCR:                                1.30x

APPRAISED VALUE:                         $47,500,000

APPRAISAL DATE:                          September 21, 2004

CUT-OFF DATE LTV RATIO:                  77.9%

MATURITY/ARD LTV RATIO:                  72.1%

(1)  The loan has an interest-only period of 24 months.
(2) At closing, the borrower under the Indigo on Forest Apartments Loan was required to deposit $785,000 into a capital improvements and repair reserve to fund on-going and future capital improvements at the Indigo on Forest Apartments Property. Of the initial amount deposited, $67,500 is to be used to fund immediate repairs at the Indigo on Forest Apartments Property. The remaining funds are to be used for future capital improvements to the Indigo on Forest Apartments Property.
(3) The borrower is required to make monthly deposits into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(4) The borrower is required to make monthly payments of $25,354 into a replacement reserve to fund ongoing repairs and replacements.
(5)  See "--Other Financing" below.
(6)  Occupancy at U/W is based on the January 20, 2005 rent roll.

     THE LOAN. The eighth largest loan was originated on November 18, 2004. The Indigo on Forest Apartments Loan is secured by a first priority mortgage encumbering the fee interest in a multifamily property located in Dallas, Texas.

     THE BORROWER. The borrower under the Indigo on Forest Apartments Loan is CNC-Swagat Six Limited Partnership. The borrower is a limited partnership organized under the laws of the State of Texas between (i) a Delaware limited liability company with numerous investor members (the "Investor LLC") which owns a 99.0% limited partnership interest in borrower, and (ii) a single member, special purpose bankruptcy-remote Delaware limited liability company acting as general partner and owning a 1.0% partnership interest, which general partner is wholly owned by Investor LLC. The General Partner includes an independent manager. The sponsor, Chowdary Yalamanchili, is president and owner of CNC Investments Ltd., L.L.P. the property manager of the Indigo Forest Apartments.

     THE PROPERTY. The Indigo on Forest Apartments Property consists of one (1) multifamily property located in Dallas, Texas consisting of 1,217 units.

     PROPERTY MANAGEMENT. The Indigo on Forest Apartments Property is managed under a separate management agreement by CNC Investments, Ltd., L.L.P., which is an affiliate of the borrower. The management agreement generally provides for a management fee based on a percentage of revenues per annum which is subordinated to the Indigo on Forest Apartments Loan. The management of the Indigo on Forest Apartments Property will be performed by either CNC Investments, Ltd., L.L.P., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the relevant property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Indigo on Forest Apartments Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Indigo on Forest Apartments Loan. CNC Investments, Ltd., L.L.P. manages approximately 28,000 multifamily units and is headquartered in Houston, Texas.

     CASH MANAGEMENT. The borrower or the property manager is required to cause all rents to be deposited within one (1) business day of receipt directly into a lockbox account under the control of the lender. While rent revenues are to be deposited by the property manager into a lock box account over which the respective borrower has no access or control, absent the existence of a "Cash Trap Period" (as defined below) such money is funded by the lockbox bank, as received, into an operating account which is jointly administered by the respective borrower and the mezzanine lender. For purposes of the mortgage lender's cash management arrangement, a "Cash Trap Period" shall commence upon the occurrence of an event of default until the loan is paid in full or the default is cured to the satisfaction of the lender which cure (i) continues without recurrence of another default during the following six months, and (ii) is the first such default/cure to occur within a 24 month period. During the pendency of any Cash Trap Period, all deposits into the lock box account shall be diverted into a Cash Management Account administered by the mortgage lender's servicer.

     OTHER FINANCING. Investor LLC is the borrower of ten (10) separate mezzanine loans in an aggregate amount of $18,225,000, which loans are secured by the partnership interests and membership interests owned by such Investor LLC in each of 18 affiliated mortgage borrowers and their respective constituent general partners. Some of the mortgage loans in the portfolio are included in the trust fund and some are not. Given the fact that certain of the mortgage loans in the entire portfolio are "stand alone" (I.E., not cross-defaulted or cross-collateralized with the other mortgage loans within the portfolio) and that certain of the mortgage loans are within crossed pools, the mezzanine loans are structured to coexist with the mortgage loans but still enjoy the benefits of property distributions from properties outside their particular crossed pool. In the mezzanine loan structure, the collateral for each mezzanine loan is divided between "primary collateral" which consists of all pledged partnership/company interests and related rights (including rights to cash distributions) from the interests in the mortgage borrowers which are from the same collateral pool (as determined for mortgage loan purposes) and by "secondary collateral" which consists of pledges of partnership/company interests and related rights (including rights to cash distributions) from mortgage borrowers which are outside of the pool to which the particular mezzanine loan is allocated. Generally, a default occurring within a specified pool (as grouped pursuant to the mortgage loan documents) will entitle the mezzanine lender to foreclose on the pledged interests within that particular pool (and to likewise obtain all cash distributions relative thereto) but will only entitle the mezzanine lender to cash distributions (without the related equity interests) in other pools. Mezzanine lender's ability to obtain cash distributions from all 18 mortgage borrowers is facilitated by the cash management arrangement. So long as no default exists with respect to the mortgage lender, all rent revenue is distributed as received from the lockbox account (established for the benefit of the mortgage lender) to the operating account (a joint account administered by the borrower and the mezzanine lender for the benefit of the mezzanine lender). To the extent a default should occur under any mezzanine loan, then a cash trap period is in effect under the mezzanine cash management agreement resulting in a loss of borrower access to the account and the initiation of the usual waterfall payment structure. If a mortgage loan subsequently goes into default, then the mortgage lender may circumvent the mezzanine lender's cash management arrangement as to that property by the initiation of a Cash Trap Period under the mortgage lender's cash management agreement which effectively prevents the rent revenue from ever going into the operating account administered pursuant to the mezzanine lender's cash management agreement.

     In certain limited instances, pledged interests allocable to a particular property may be subject to partial release from the mezzanine lender's collateral arrangement although the Investor LLC's interests with respect to certain properties is never available for partial release. The interests of Investor LLC with respect to four (4) of the mortgage lender's "stand alone" properties are available for separate assumption by the corresponding constituent parties of a buyer of those properties based upon such mezzanine borrower's satisfaction of various requirements and conditions under the mezzanine loan documents.

                           THE RESERVE AT PARK CENTRAL

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:              $35,000,000

CUT-OFF DATE PRINCIPAL BALANCE:          $35,000,000

FIRST PAYMENT DATE:                      February 11, 2005

MORTGAGE INTEREST RATE:                  5.1200% per annum

AMORTIZATION TERM(1):                    360 months

ANTICIPATED REPAYMENT DATE:              N/A

MATURITY DATE:                           February 11, 2015

MATURITY DATE/ARD BALANCE:               $32,287,218

BORROWER:                                Jefferson at Park Central, L.P.

INTEREST CALCULATION:                    Actual/360

CALL PROTECTION:                         Lockout/defeasance until after the date
                                         three months prior to maturity

LOAN PER UNIT:                           $71,429

UP-FRONT RESERVES:                       Engineering Reserve         (2)
                                         Environmental Reserve       (3)
                                         Termite Reserve             (4)

ONGOING RESERVES:                        Tax and Insurance Reserve   (5)
                                         Replacement Reserve         (6)

LOCKBOX:                                 None

MEZZANINE:                               None(7)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                  Single Asset

PROPERTY TYPE:                           Multifamily

PROPERTY SUB-TYPE:                       Conventional

LOCATION:                                Dallas, Texas

YEAR BUILT/RENOVATED:                    1999

UNITS:                                   490(8)

OCCUPANCY AT U/W(9):                     90%

FEE OR LEASEHOLD:                        Fee

PROPERTY MANAGEMENT:                     JPI Management Services, L.P.

U/W NCF:                                 $2,829,521

APPRAISED VALUE:                         $45,700,000

APPRAISAL DATE:                          December 10, 2004

CUT-OFF DATE LTV RATIO:                  76.6%

MATURITY/ARD LTV RATIO:                  70.7%

U/W DSCR:                                1.24x

(1)  The loan has an interest-only period of 60 months.
(2) At closing, the borrower was required to deposit $61,603 into an engineering reserve fund for maintenance, repair and/or remedial work recommended in the engineering report delivered to the lender in connection with the origination of The Reserve at Park Central Loan.
(3) At closing, the borrower was required to deposit $5,000 into an environmental reserve fund.
(4) At closing, the borrower was required to deposit $7,500 into a termite reserve fund.
(5) The borrower shall not have any obligation to make monthly deposits into tax and insurance reserve for insurance premiums so long as the following conditions are satisfied: (i) no event of default occurs under the subject loan documents; (ii) the borrower pays all premiums for insurance prior to their due date, and (iii) the borrower delivers proof of such payment to the lender no later than 15 days before the respective due date. In the event the borrower elects to forego the monthly deposits into such account, the borrower shall not be entitled to any cure period with respect to the delivery to Lender of the evidence of the payment of insurance premiums. In the event of an event of default under the subject loan documents, the borrower's obligation to make monthly deposits into the tax and insurance reserve for insurance premiums shall be immediately reinstated, and the borrower shall deposit an amount with the lender sufficient to pay the next due installment of insurance premiums at least one month prior to their delinquency date. The borrower is required to make monthly deposits of the taxes that lender estimates will be payable during the next ensuing 12 months.
(6) At closing, the borrower was required to deposit $8,167 into a replacement reserve fund.
(7) The borrower is permitted to incur future secondary financing. See "--Future Secondary Financing."
(8)  Multifamily units plus 13,608 rentable square feet retail.
(9)  Occupancy at U/W is based on the December 10, 2004 rent roll.

     THE LOAN. The ninth largest loan was originated on December 30, 2004. The Reserve at Park Central Loan is secured by a first priority mortgage encumbering the fee interest in a multifamily/retail property located in Dallas, Texas.

     THE BORROWER. Jefferson at Park Central, L.P. is the borrower under the loan. It is (a) a single-purpose limited partnership organized under the laws of the State of Delaware; and (b) owned 1.0% by Jefferson at Park Central GP LLC and 99.0% by JPI Lifestyle Apartment Communities, L.P. Jefferson at Park Central GP LLC is the general partner of the borrower. It is a special purpose limited liability company formed under the laws of the State of Delaware with an independent director.

     THE PROPERTY. The Reserve at Park Central Property consists of 490 multifamily rental units and 13,608 rentable square feet of retail space in Dallas, Texas.

     PROPERTY MANAGEMENT. The Reserve at Park Central Property is subject to a single property management agreement between the borrower and JPI Management Services, L.P., an affiliate of the borrower. The management agreement generally provides for a management fee of 4.0% of gross collections, which is subordinated to The Reserve at Park Central Loan. JPI Management Services, L.P. manages approximately 60 properties comprising over 20,000 units. JPI Management Services, L.P. is headquartered in Irving, Texas.

     FUTURE SECONDARY FINANCING. The borrower may incur subordinate debt secured by a junior lien on the property subject to the following requirements: (1) such junior debt must be incurred in connection with a transfer of the property to an unaffiliated third party for the purpose of facilitating a bona fide third party sale in accordance with the subject loan documents; (2) the combined LTV ratio at the time of such subordinate debt shall not exceed 80.0%; (3) the combined debt service coverage ratio at the time of such subordinate debt shall be no less than 1.20x; (4) the subordinate debt must have a fixed rate interest and a maturity date no earlier than The Reserve at Park Central Loan maturity date (to the extent the maturity date of the secondary debt is later than The Reserve at Park Central Loan maturity date it shall specifically allow prepayment without penalty); (5) the loan documents evidencing the subordinate debt must be reviewed and approved by the lender; (6) the holder of such subordinate debt shall not assign any portion of the debt until The Reserve at Park Central Loan is repaid in full; (7) the holder of such subordinate debt must be a REIT, bank, savings and loan or any other similar entity, have total assets in excess of $1,000,000,000 and a surplus of at least $250,000,000, and be regularly engaged in the business of making commercial real estate loans; and (8) a default under the subordinate debt beyond applicable grace periods thereunder will amount to an event of default under the subject loan documents.

                              MANHATTAN TOWN CENTER

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:          $32,932,513

FIRST PAYMENT DATE:                      April 11, 2005

MORTGAGE INTEREST RATE (1):              5.4900% per annum

AMORTIZATION TERM:                       360 months

ANTICIPATED REPAYMENT DATE:              March 11, 2015

MATURITY DATE:                           March 11, 2035

MATURITY DATE/ARD BALANCE:               $27,559,825

BORROWER:                                MTC Development Group, LLC

INTEREST CALCULATION:                    Actual/360

CALL PROTECTION:                         Lockout/defeasance except during the
                                         last three months prior to the
                                         anticipated repayment date.

LOAN PER SQUARE FEET:                    $103

UP-FRONT RESERVES:                       Engineering Reserve       (2)
                                         TI/LC Reserve             (3)

ONGOING RESERVES:                        Tax and Insurance Reserve (4)
                                         Replacement Reserve       (5)
                                         TI/LC Reserve             (6)
                                         Ground Rent Reserve       (7)

LOCKBOX:                                 Hard

MEZZANINE                                N/A

                              PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:                 Single Asset

PROPERTY TYPE:                           Retail

PROPERTY SUB-TYPE:                       Anchored

LOCATION:                                Manhattan, Kansas

YEAR BUILT/RENOVATED:                    1987/1990

SQUARE FEET:                             320,832

OCCUPANCY AT U/W (8):                    89%

OWNERSHIP INTEREST:                      Leasehold

                    % OF             OPERATING COVENANTS/
MAJOR TENANTS:      NRSF     NRSF      LEASE EXPIRATION
--------------      ----     ----      ----------------
Dillard's(9)         N/A     73,000    December 31, 2007
Sears               22.5%    72,292    June 10, 2010
JC Penney           15.5%    49,691    October 31, 2007

PROPERTY MANAGEMENT:                     Urban Retail Properties Co.

U/W NCF:                                 $2,884,409

U/W DSCR:                                1.28x

APPRAISED VALUE:                         $45,700,000

APPRAISAL DATE:                          January 20, 2005

CUT-OFF DATE LTV RATIO:                  72.1%

MATURITY/ARD LTV RATIO:                  60.3%

(1) The initial mortgage interest rate is 5.4900%. From and after the anticipated repayment date, the Manhattan Town Center Loan will accrue interest at a rate per annum equal to the initial mortgage interest rate plus 2.0%.
(2) The borrower was required, at closing, to deposit $88,006 into an engineering reserve fund.
(3) On the closing date, the borrower deposited $3,858,233 to be disbursed to the borrower as certain tenants or comparable replacement tenants commence occupancy.
(4) The borrower is required to make monthly deposits of one-twelfth of the taxes and insurance premiums into the tax and insurance reserve fund that lender estimates will be payable during the next ensuing 12 months.
(5) The borrower is required to make monthly deposits in the amount of $5,347 into the replacement reserve fund.
(6) The borrower is required make monthly deposits in the amount of $14,500 into the leasing reserve fund until the leasing reserve fund equals $348,000.
(7) The borrower is required make monthly deposits for the payment of ground rent.
(8)  Occupancy at U/W is based on the December 31, 2004 rent roll.
(9)  Dillard's is a non-owned anchor and not part of the collateral.

     THE LOAN. The tenth largest loan was originated on March 2, 2005. The Manhattan Town Center Loan is secured by a first priority mortgage encumbering the leasehold interest in a retail property located in Manhattan, Kansas.

     THE BORROWER. MTC Development Group, LLC, the borrower under the Manhattan Town Center Loan, is a limited liability company organized under the laws of the State of Florida, and has as its managing member MTC Managing Member, LLC, a Delaware limited liability company. The primary principals of the borrower are:
Craig Delasin, David Wu, Donald Wu, Kan Chang, Max Reiswerg, Steven Weiss and Ross Perlstein.

     THE PROPERTY. The Manhattan Town Center Property is a 320,832 square foot retail property located in Manhattan, Kansas. The building was originally built in 1987 and was renovated in 1990.

     PROPERTY MANAGEMENT. The Manhattan Town Center is subject to a management agreement between the borrower and Urban Retail Properties Co., a Delaware corporation, which is not affiliated with the borrower. The management agreement provides for a management fee which is subordinate to the Manhattan Town Center Loan. The lender under the Manhattan Town Center Loan has the right to require a termination of the management agreement following the occurrence of an event of default under the Manhattan Town Center Loan, if the manager becomes bankrupt or a material default by the manager occurs under the management agreement which is not remedied or upon the anticipated repayment date.

     CASH MANAGEMENT. The borrower under the Manhattan Town Center Loan is required to cause the tenants at the Manhattan Town Center Property to deposit their rental payments into a bank account controlled by the lender. The lender shall receive funds from the account sufficient to cover all required payments under the Manhattan Town Center Loan, and until (a) an event of default under the loan occurs, or (b) the anticipated repayment date (if the borrower does not pay off the Manhattan Town Center Loan), the borrower is entitled to receive the balance of the funds in the account.

     GROUND LEASE. The Manhattan Town Center Property is the subject of two (2) ground leases from the City of Manhattan, Kansas, which ground leases, including renewals, have a term of 99 years. The borrower, as tenant under the ground leases, is required to pay a base rent and additional rent consisting of a portion of the adjusted net operating income and a portion of any sale or refinancing proceeds from the Manhattan Town Center Property.

THE MORTGAGE LOAN SELLERS

     GENERAL. We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

     - Column--149 mortgage loans, representing 90.6% of the initial net mortgage pool balance, of which 96 mortgage loans are in loan group no. 1, representing 88.2% of the initial net loan group no. 1 balance, and 53 mortgage loans are in loan group no. 2, representing 97.0% of the initial loan group no. 2 balance; and

     - KeyBank--20 mortgage loans, representing 9.4% of the initial net mortgage pool balance, of which 17 mortgage loans are in loan group no. 1, representing 11.8% of the initial net loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 3.0% of the initial loan group no. 2 balance.

     Each of the underlying mortgage loans was originated--

     - by the related mortgage loan seller from whom we are acquiring the mortgage loan,

     -    by an affiliate of the related mortgage loan seller, or

     - by a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program.

     The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

     COLUMN FINANCIAL, INC. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California and Tampa, Florida. Column has originated approximately 6,500 commercial and multifamily rental mortgage loans totaling $60 billion since beginning operations in 1993. Column is a wholly owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston LLC, one of the underwriters.

     KEYBANK NATIONAL ASSOCIATION. KeyBank is a national banking association. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of March 31, 2005, KeyBank had total assets of approximately $85.29 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $78.78 billion and approximately $6.51 billion in stockholder's equity. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank is a wholly owned subsidiary of KeyCorp and is the parent of KRECM, the master servicer. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, at the closing of the securitization or at such later date as is permitted under the series 2005-C2 pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     -    either--

          1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the applicable recording office, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the applicable recording office, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     - an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument and completion of the assignee's name;

     - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents and completion of the assignee's name;

     - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

     - copies of the letters of credit, if any, and amendments thereto which entitle the trust fund to draw thereon; provided, however, that originals of letters of credit will be delivered to and held by the master servicer;

     - copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

     - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a PRO FORMA title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company; and

     - in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the series 2005-C2 certificateholders under the terms of the series 2005-C2 pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the value of the subject mortgage loan or the interests of any class of series 2005-C2 certificateholders,

then the omission or defect will constitute a material document defect as to which the series 2005-C2 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

     Within a specified period of time following the later of--

     -    the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the trust fund (except as described below), specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will generally include, among other things--

          1. the information set forth in the schedule of the mortgage loans attached to the related mortgage loan purchase agreement is complete and accurate in all material respects as of the relevant date;

          2. such seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests, except for certain interests in servicing rights (including those being assigned pursuant to the series 2005-C2 pooling and servicing agreement);

          3. no scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been more than 30 days delinquent since origination;

          4. the related mortgage constitutes, subject to certain creditors' rights exceptions, a valid and enforceable first priority mortgage lien (subject to the Permitted Encumbrances) upon the related mortgaged real property;

          5. the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights;

          6. the related assignment of leases and rents establishes and creates, subject to certain creditors' rights exceptions, a valid first priority lien (subject to certain permitted encumbrances) in the related borrower's interest in all leases of the mortgaged real property;

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          7.   the mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, except by an instrument included in the mortgage file, and the related mortgaged real property has not been released, in whole or in material part, from the lien of the related mortgage instrument in any manner that materially interferes with the security intended to be provided by that mortgage instrument;

          8. except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, the related mortgaged real property is, to the seller's knowledge, free and clear of any material damage that would materially and adversely affect its value as security for the mortgage loan (normal wear and tear excepted) or reserves have been established to remediate such damage;

          9. to the seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any mortgaged real property that would have a material adverse effect on the use or value of the related mortgaged real property;

          10. the related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a "marked-up" title insurance commitment or the equivalent thereof (for which the required premium has been paid) which evidences such title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to the exceptions stated therein and the other Permitted Encumbrances;

          11. the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

          12. an environmental site assessment was performed with respect to the mortgaged real property in connection with the origination of the related mortgage loan, and such seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in the report of such assessment; provided, however, as previously described in this prospectus supplement, for certain mortgage loans the environmental site assessment was limited or an environmental insurance policy was obtained in lieu of an environmental site assessment;

          13. each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights;

          14. the related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage;

          15. there are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments;

          16. the related borrower is not, to such seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

          17. except as described in this prospectus supplement with respect to the CBA A/B Loan Pairs, the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the trust fund;

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          18.  except as disclosed in this prospectus supplement with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases,
               (a) upon the satisfaction of certain legal and underwriting requirements, or (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan; and

          19. to such seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event - other than payments due but not yet delinquent - which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged real property; provided that this representation and warranty will not cover a default, breach, violation or event of acceleration arising out of the subject matter covered by any other representation and warranty made by such seller.

     The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the series 2005-C2 pooling and servicing agreement.

     If--

     - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

     - that breach materially and adversely affects the value of the subject mortgage loan or the interests of any class of series 2005-C2 certificateholders,

then that breach will be a material breach of the representation and warranty. The rights of the series 2005-C2 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If a mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, which defect or breach, in either case, materially and adversely affects the value of any mortgage loan (including any REO Property acquired in respect of any foreclosed mortgage loan) or the interests of the holders of any class of series 2005-C2 certificates, then that mortgage loan seller will be required, upon request by the master servicer or the special servicer, to take one of the following courses of action:

     -    cure such breach or defect in all material respects; or

     - repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

          2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time in absence of a default, to but not including the due date in the collection period of purchase (which includes unpaid master servicing fees and primary servicing fees), but exclusive of Post-ARD Additional Interest, plus

          3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate (as set forth in the series 2005-C2 pooling and servicing agreement), plus

          4. all expenses reasonably incurred (whether paid or then owing) by the master servicer, the special servicer, us and the trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

          5. the amount of any special servicing fees accrued on such mortgage loan and, if the mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below), the amount of the liquidation fee payable to the special servicer; or

     - replace the affected mortgage loan with a Qualified Substitute Mortgage Loan; provided, that in no event may a substitution occur later than the second anniversary of the date of initial issuance of series 2005-C2 certificates; or

     -    for certain breaches, reimburse the trust fund for certain costs.

     The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the immediately preceding paragraph, will generally be limited to 90 days following its receipt of a request to take the actions specified in the preceding paragraph with respect to the subject material breach or material document defect. However, if the applicable mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution.

     In addition to the foregoing, if--

     - any underlying mortgage loan is required to be repurchased or substituted as contemplated above, and

     - such underlying mortgage loan is cross-defaulted and cross-collateralized with one or more other underlying mortgage loans,

then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related crossed loan for purposes of the above provisions, and the applicable mortgage loan seller will be required to repurchase or substitute for any related crossed loan in accordance with the provisions above unless all of the following conditions would be satisfied if the applicable mortgage loan seller were to repurchase or substitute for only the affected crossed loans as to which a defect or breach had initially occurred:

     (i) the debt service coverage ratio for any related crossed loans that remain in the trust fund for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio for all such crossed loans, including the affected crossed loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x,

     (ii) the loan-to-value ratio for any related crossed loans that remain in the trust fund (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the party obligated to effect the repurchase or the substitution) is not greater than the least of (a) the loan-to-value ratio for such crossed loans including the affected crossed loan (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the party responsible for effecting the repurchase or substitution), (b) the loan-to-value ratio for such crossed loans including the affected crossed loan set forth in the tables in Exhibit A-1 to this prospectus supplement and (c) 75.0%, and

     (iii) the trustee receives an opinion of independent counsel to the effect that such repurchase or substitution will not result in the imposition of a tax on the trust fund or its assets, income or gain or cause any REMIC created under the series 2005-C2 pooling and servicing agreement to fail to qualify as a REMIC for U.S. federal or applicable state tax purposes at any time that any series 2005-C2 certificate is outstanding.

     In the event that each of the conditions set forth in the preceding sentence would be so satisfied, the party responsible for completing the repurchase or substitution may elect either to repurchase or substitute for only the affected crossed loan as to which the defect or breach exists or to repurchase or substitute for all applicable crossed loans. The determination of the special servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. To the extent that the party responsible for completing the repurchase or substitution repurchases or substitutes for an affected crossed loan in the manner prescribed above while the trustee continues to hold any related crossed loans, we and each mortgage loan seller have agreed in the mortgage loan purchase agreement to modify, upon such repurchase or substitution, the related loan documents in a manner such that (a) the repurchased or replaced crossed loan and (b) any related crossed loans that remain in the trust would no longer be cross-defaulted or cross-collateralized with one another.

     Any of the following document defects will be conclusively presumed materially and adversely to affect the interests of a class of series 2005-C2 certificateholders in an underlying mortgage loan:

     - the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

     - the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file (a) a certified copy of the recorded mortgage, (b) a certified copy of the mortgage in the form sent for recording, together with a certificate stating that the original mortgage was sent for recordation, or (c) a copy of the mortgage and the related recording information;

     - the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, a binding written commitment (including a pro forma or specimen title insurance policy, which has been accepted or approved in writing by the related title insurance company) relating to the subject mortgage loan;

     - the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the trust fund, unless there is included in the mortgage file (a) a certified copy of the recorded intervening assignment, (b) a certified copy of the intervening assignment, together with a certificate stating that the original intervening assignment was sent for recordation, or (c) a copy of the intervening assignment and the related recording information;

     - the absence from the mortgage file of any original letter of credit; provided that such defect may be cured by providing a substitute letter of credit or a cash reserve; or

     - the absence from the mortgage file of a copy of any required ground lease.

     The foregoing obligation to cure, repurchase, provide a substitute mortgage loan or loans or reimburse the trust fund will constitute the sole remedy available to the series 2005-C2 certificateholders and the trustee for any defect in a mortgage file or any breach on the part of the related mortgage loan seller of its representations or warranties regarding the underlying mortgage loans.

     Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code shall be deemed to materially and adversely affect the interests of a class of series 2005-C2 certificateholders, requiring the related mortgage loan seller to purchase or substitute for the affected mortgage loan from the trust fund within 90 days following its receipt of notice of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

     Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution/payment obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that any such party has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before their respective cut-off dates, if any. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance and the initial net mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance and the initial net mortgage pool balance, respectively, specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the series 2005-C2 pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2005-C2 certificates will be issued, on or about May   , 2005,
under a pooling and servicing agreement to be dated as of May 1, 2005, between us, as depositor, and the trustee, the master servicer and the special servicer. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

     -    the underlying mortgage loans;

     - any and all payments under and proceeds of the underlying mortgage loans received after their respective cut-off dates, in each case exclusive of any and all payments of principal, interest and other amounts due on or before that date;

     -    the loan documents for the underlying mortgage loans;

     -    our rights under each of the mortgage loan purchase agreements;

     - any REO Properties acquired by the trust fund with respect to defaulted underlying mortgage loans;

     -    the swap agreement;

     - those funds or assets as from time to time are deposited in the master servicer's collection account described under "The Series 2005-C2 Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, the special servicer's REO account described under "The Series 2005-C2 Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below, the trustee's interest reserve account described under "--Interest Reserve Account" below or the trustee's floating rate account described under "--Floating Rate Account" below.

     The series 2005-C2 certificates will include the following classes:

     - the A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFL, A-MFX, A-J, B, C and D classes, which are the classes of series 2005-C2 certificates that are offered by this prospectus supplement; and

     - the A-X, A-SP, E, F, G, H, J, K, L, M, N, O, P, TM, R and V classes, which are the classes of series 2005-C2 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-MFL certificates will represent interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC II regular interest, designated as the class A-MFL REMIC II regular interest, and the rights and obligations under a swap agreement. For so long as it is in effect, the swap agreement will provide, among other things, that amounts payable as interest with respect to the class A-MFL REMIC II regular interest will be exchanged for amounts payable as interest under the swap agreement, with payments to be made between the trust and the swap counterparty on a net basis. The swap agreement will calculate the accrual of interest on a notional amount equal to the total principal balance of the class A-MFL certificates outstanding from time to time. The total principal balance of the class A-MFL REMIC II regular interest at any time will also equal the total principal balance of the class A-MFL certificates. See "Description of the Swap Agreement" in this prospectus supplement.

     The class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFL, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and TM certificates are the series 2005-C2 certificates that will have principal balances. The series 2005-C2 certificates with principal balances constitute the series 2005-C2 principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of the series 2005-C2 principal balance certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of the series 2005-C2 principal balance certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Notwithstanding the foregoing, in the case of the class A-MFL certificates, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the class A-MFL REMIC II regular interest before actually being distributed to the class A-MFL certificateholders. In addition, any reduction in the total principal balance of the class A-MFL certificates on any given distribution date, without a corresponding distribution, in connection with losses on the underlying loans and default-related and otherwise unanticipated trust fund expenses will be made in response to a corresponding reduction made in the total principal balance of the class A-MFL REMIC II regular interest in connection with those losses and expenses.

     The class A-X, A-SP, R and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-X and A-SP certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The class A-X and A-SP certificates are sometimes referred to in this prospectus supplement as the series 2005-C2 interest only certificates.

     For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates and the class A-MFL REMIC II regular interest.

     For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

     1. during the period from the date of initial issuance of the series 2005-C2 certificates through and including the distribution date in
                   , the sum of (a) the lesser of $      and the total principal
          balance of the class   certificates outstanding from time to time, (b)
          the lesser of $        and the total principal balance of the class
          certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , , and certificates outstanding from time to time;

     2.   during the period following the distribution date in       through and
          including the distribution date in      , the sum of (a) the lesser of
          $        and the total principal balance of the class   certificates
          outstanding from time to time, (b) the lesser of $       and the total
          principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , ,
          ,  ,  ,  ,  ,  , and   certificates outstanding from time to time;

  3.      during the period following the distribution date in       through and
          including the distribution date in      , the sum of (a) the lesser of
          $        and the total principal balance of the class   certificates
          outstanding from time to time, (b) the lesser of $       and the total
          principal balance of
          the class   certificates outstanding from time to time, and (c) the
          total principal balance of the class ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,
          and   certificates outstanding from time to time;

     4.   during the period following the distribution date in       through and
          including the distribution date in        , the sum of (a) the lesser
          of $       and the total principal balance of the class   certificates
          outstanding from time to time, (b) the lesser of $       and the total
          principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , ,
          ,  ,  ,  ,  , and   certificates outstanding from time to time;

     5.   during the period following the distribution date in       through and
          including the distribution date in        , the sum of (a) the lesser
          of $       and the total principal balance of the class   certificates
          outstanding from time to time, (b) the lesser of $       and the total
          principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , ,
          ,  ,  ,  ,  , and   certificates outstanding from time to time;

     6.   during the period following the distribution date in       through and
          including the distribution date in        , the sum of (a) the lesser
          of $       and the total principal balance of the class   certificates
          outstanding from time to time, (b) the lesser of $       and the total
          principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , , , , , , ,
            , and   certificates outstanding from time to time, and (d) the
          lesser of $        and the total principal balance of the class
          certificates outstanding from time to time;

     7.   during the period following the distribution date in          through
          and including the distribution date in        , the sum of (a) the
          lesser of $          and the total principal balance of the class
          certificates outstanding from time to time, (b) the lesser of $
          and the total principal balance of the class   certificates
          outstanding from time to time, (c) the total principal balance of the
          class  ,  ,  ,  ,  ,  ,  , and   certificates outstanding from time to
          time, and (d) the lesser of $ and the total principal balance of the
          class   certificates outstanding from time to time;

     8.   during the period following the distribution date in       through and
          including the distribution date in        , the sum of (a) the lesser
          of $       and the total principal balance of the class   certificates
          outstanding from time to time, (b) the lesser of $         and the
          total principal balance of the class   certificates outstanding from
          time to time, (c) the total principal balance of the class  ,  ,  ,  ,
          ,  ,  , and   certificates outstanding from time to time, and (d) the
          lesser of $         and the total principal balance of the class
          certificates outstanding from time to time;

     9.   during the period following the distribution date in       through and
          including the distribution date in         , the sum of (a) the lesser
          of $       and the total principal balance of the class   certificates
          outstanding from time to time, (b) the lesser of $       and the total
          principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , , , , , and certificates outstanding from time to time, and (d) the lesser of
          $         and the total principal balance of the class   certificates
          outstanding from time to time;

     10.  during the period following the distribution date in         through
          and including the distribution date in        , the sum of (a) the
          lesser of $         and the total principal balance of the class
          certificates outstanding from time to time, (b) the lesser of $
          and the total principal balance of the class   certificates
          outstanding from time to time, (c) the total principal balance of the
          class  ,  ,  ,  , and   certificates outstanding from time to time,
          and (d) the lesser of $         and the total principal balance of the
          class   certificates outstanding from time to time;

     11.  during the period following the distribution date in       through and
          including the distribution date in        , the sum of (a) the lesser
          of $       and the total principal balance of the class   certificates
          outstanding from time to time, (b) the lesser of $       and the total
          principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , , , , and certificates outstanding from time to time, and (d) the lesser of
          $        and the total principal balance of the class   certificates
          outstanding from time to time;

     12.  during the period following the distribution date in       through and
          including the distribution date in        , the sum of (a) the lesser
          of $       and the total principal balance of the class   certificates
          outstanding from time to time, (b) the lesser of $       and the total
          principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , , and certificates outstanding from time to time, and (d) the lesser of
          $         and the total principal balance of the class   certificates
          outstanding from time to time;

     13.  during the period following the distribution date in       through and
          including the distribution date in        , the sum of (a) the lesser
          of $       and the total principal balance of the class   certificates
          outstanding from time to time, (b) the lesser of $       and the total
          principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , , and certificates outstanding from time to time, and (d) the lesser of
          $         and the total principal balance of the class   certificates
          outstanding from time to time; and

     14.  following the distribution date in          , $0.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2005-C2 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking, Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see

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"Description of the Certificates--Book-Entry Registration--DTC, Euroclear and
Clearstream, Luxembourg" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit F to this prospectus supplement.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the series 2005-C2 pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the beneficial

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owners of those certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, us or any trustee or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

     The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the series 2005-C2 pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the series 2005-C2 pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the series 2005-C2 pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

     Neither we nor any of the master servicer, the certificate registrar, the underwriters, the special servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

     GENERAL. The trustee, on behalf of the trust fund, must establish and maintain an account in which it will hold funds pending their distribution on the series 2005-C2 certificates (other than the class A-MFL certificates) and the class A-MFL REMIC II regular interest and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the series 2005-C2 pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

     DEPOSITS. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     - All payments and other collections on the mortgage loans and any REO Properties in the trust fund on deposit in the master servicer's collection account as of close of business on the second business day prior to such remittance date, exclusive of any portion of those payments and other collections that represents one or more of the following:

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          1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2005-C2 certificateholders, including--

               (a) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, primary servicing fees, special servicing fees, work-out fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and/or other Additional Trust Fund Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c)  amounts payable with respect to other trust fund expenses;

          4. net investment income on the funds in the master servicer's collection account;

          5. amounts deposited in the master servicer's collection account in error; and

          6.   any amounts payable to the holder of a CBA B-Note Companion Loan.

     - Any advances of delinquent monthly debt service payments made by the master servicer with respect to that distribution date.

     - Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Series 2005-C2 Pooling and Servicing Agreement--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2006, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the trust fund that accrue interest on an Actual/360 Basis.

     The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the distribution account.

     WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     - to pay itself a monthly fee which is described under "The Series 2005-C2 Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

     - to reimburse itself or the master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2005-C2 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance has been

                                      S-142
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          determined not to be ultimately recoverable out of collections on the related underlying mortgage loans (any such advance, a "Nonrecoverable Advance"); provided that the trustee or any the master servicer may choose in its sole discretion to be reimbursed in installments; and provided, further, that any such reimbursement would first be made out of payments and other collections of principal on the mortgage pool;

     - to reimburse itself or the master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2005-C2 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance remains unreimbursed following the time that the related underlying mortgage is modified in connection with a default and returned to performing status (even though such advance is not deemed non-recoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for Nonrecoverable Advances;

     - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "The Series 2005-C2 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement;

     - to pay for the cost of recording the series 2005-C2 pooling and servicing agreement;

     - to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2005-C2 pooling and servicing agreement;

     - with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis;

     - to pay itself interest and other investment income earned on funds held in the distribution account;

     - to pay any U.S. federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses; and

     - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2005-C2 certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest.

     For any distribution date, the Total Available Funds will consist of four separate components:

     - the portion of those funds that represent Static Prepayment Premiums and Yield Maintenance Charges collected on the underlying mortgage loans during the related collection period, which will be paid on the class A-X, A-SP, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J, B, C, D,
          E, F, G and/or H certificates and the class A-MFL REMIC II regular interest, as described under "--Distributions--Distributions of Static Prepayment Premiums and Yield Maintenance Charges" below;

     - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below;

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     -    the portion of those funds allocable to the Tri-County Mall Junior
          Portion (see "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Tri-County Mall--Allocation of Payments Between the Tri-County Mall Senior Portion and the Tri-County Mall Junior Portion" in this prospectus supplement), referred to in this prospectus supplement as the Class TM Available P&I Funds, which will be paid to the holders of the class TM certificates, as described under "--Distributions--Distributions on the Class TM Certificates" below; and

     - the remaining portion of those funds, referred to in this prospectus supplement as the Standard Available P&I Funds, which will be paid to the holders of all the series 2005-C2 certificates, other than the class A-MFL, V and class TM certificates, and to the class A-MFL REMIC II regular interest as described under "--Distributions--Priority of Distributions" below.

FLOATING RATE ACCOUNT

     The trustee, on behalf of the trust fund, will be required to establish and maintain an account (which may be a sub-account of the distribution account, but for purposes of this prospectus supplement is described as a separate account) in which it will hold funds pending their distribution on the class A-MFL certificates or to the swap counterparty and from which it will make those distributions. That floating rate account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's floating rate account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the series 2005-C2 pooling and servicing agreement, any interest or other income earned on funds in the trustee's floating rate account will be paid to the trustee as additional compensation.

     DEPOSITS.  The trustee will deposit into the floating rate account:

     - all payments received from the swap counterparty in respect of the swap agreement as described under "Description of the Swap Agreement" in this prospectus supplement; and

     -    all amounts allocable to the class A-MFL REMIC II regular interest.

     The trustee will be required to deposit in the floating rate account the amount of any losses of principal arising from investments of funds held in the floating rate account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the floating rate account.

     WITHDRAWALS. The trustee may from time to time make withdrawals from the floating rate account for any of the following purposes:

     - to make payments to the swap counterparty in respect of the swap agreement as described under "Description of the Swap Agreement" in this prospectus supplement;

     - to make distributions to the class A-MFL certificateholders on each distribution date as described under "--Distributions--Distributions on the Class A-MFL Certificates" below;

     -    to pay any costs and expenses associated with to the swap agreement;

     - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "The Series 2005-C2 Pooling and Servicing Agreement--Certain Indemnities" to the extent that the subject losses, liabilities or expenses relate to enforcing the rights of the trust under the swap agreement;

     - to pay itself interest and other investment income earned on funds held in the floating rate account; and

     - to pay to the person entitled thereto any amounts deposited in the floating rate account in error.

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     In the event that the trustee undertakes any action to enforce the rights of the trust under the swap agreement, any amounts owing to the trustee in respect of any losses, liabilities or expenses referred to in the fourth bullet of the preceding paragraph will be payable solely out of the floating rate account.

     For any distribution date, the "Class A-MFL Available Funds" will equal the sum of:

     - the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance Charges and Static Prepayment Premiums, on or in respect of the class A-MFL REMIC II regular interest with respect to that distribution date; plus

     - the amounts, if any, received from the swap counterparty pursuant to the swap agreement for such distribution date; minus

     - the amounts, if any, required to be paid to the swap counterparty pursuant to the swap agreement for such distribution date; minus

     - any losses, liabilities, costs and expenses withdrawn from the trustee's floating rate account as contemplated by the third and fourth bullets of the second preceding paragraph for such distribution date.

     The Class A-MFL Available Funds will be distributable on the class A-MFL certificates as described under "--Distributions--Distributions on the Class A-MFL Certificates" below.

INTEREST RESERVE ACCOUNT

     The trustee, on behalf of the trust fund, must maintain an account (which may be a subaccount of the distribution account, but for purposes of this prospectus supplement is described as a separate account) in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     During January, except in a leap year, and February of each calendar year subsequent to 2005, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that underlying mortgage loan (or, in the case of the Tri-County Mall Mortgage Loan, interest accrued at the Net Mortgage Interest Rate for the Tri-County Mall Senior Portion on the Allocated Principal Balance of the Tri-County Mall Senior Portion) as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year subsequent to 2005, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Standard Available P&I Funds for the distribution date during the month of transfer.

     The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the series 2005-C2 pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

     The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the interest reserve account.

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DISTRIBUTIONS

     GENERAL. On each distribution date, the trustee will, subject to the applicable available funds and the exception described in the next sentence, make all distributions required to be made on the series 2005-C2 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2005-C2 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2005-C2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     DISTRIBUTIONS ON THE CLASS A-MFL REMIC II REGULAR INTEREST. Notwithstanding anything in this prospectus supplement to the contrary, all distributions allocable to the class A-MFL REMIC II regular interest will be deposited into the trustee's floating rate account pending distribution thereof to the class A-MFL certificateholders and/or the swap counterparty. In addition, for so long as the swap agreement relating to the class A-MFL certificates remains in effect, amounts described in this prospectus supplement as being distributable on or allocable to the class A-MFL REMIC II regular interest with respect to any distribution date will be determined (taking into account all of the applicable payment priorities and the then known available funds) as of, and will be withdrawn from the trustee's distribution account and transferred to the trustee's floating rate account on, the business day preceding the subject distribution date.

     INTEREST DISTRIBUTIONS. All of the classes of the series 2005-C2 certificates, other than the R and V classes, and the class A-MFL REMIC II regular interest, will bear interest.

     With respect to each interest-bearing class of the series 2005-C2 certificates and with respect to the class A-MFL REMIC II regular interest, that interest will accrue during each applicable interest accrual period based upon:

     - the pass-through rate with respect to that class or REMIC II regular interest, as the case may be, for that interest accrual period;

     - the total principal balance or notional amount, as the case may be, of that class or REMIC II regular interest, as the case may be, outstanding immediately prior to the related distribution date; and

     - the assumption that each year consists of twelve 30-day months (or, in the case of the class A-MFL certificates, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days).

     However, no interest will accrue with respect to the class A-SP
certificates following the        interest accrual period.

     In addition, if the pass-through rate of the class A-MFL REMIC II regular interest for any interest accrual period is limited by the Weighted Average Net Mortgage Pass-Through Rate, the amount by which the interest distributable with respect to the class A-MFL REMIC II regular interest is reduced as a result of such limitation will result in a proportionate reduction to the amount of interest payable by the swap counterparty with respect to the related distribution date and therefore a corresponding reduction to the amount of interest distributable with respect to the class A-MFL certificates on that distribution date.

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     On each distribution date, subject to the Standard Available P&I Funds -
or, in the case of the class TM certificates, the Class TM Available P&I Funds - for that date and the distribution priorities described below, the total amount of interest distributable with respect to each interest-bearing class of the series 2005-C2 certificates (exclusive of the class A-MFL certificates) and with respect to the class A-MFL REMIC II regular interest will equal--

     - the total amount of interest accrued during the related interest accrual period with respect to that class of series 2005-C2 certificates or that REMIC II regular interest, as the case may be, reduced (to not less than zero) by

     - the total portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2005-C2 certificates or that REMIC II regular interest, as the case may be.

     If the full amount of interest distributable with respect to any interest-bearing class of the series 2005-C2 certificates (exclusive of the class A-MFL certificates) or with respect to the class A-MFL REMIC II regular interest is not paid on any distribution date, as described in the prior paragraph, then the unpaid portion of that interest will continue to be payable with respect thereto on future distribution dates, subject to the Standard Available P&I Funds or the Class TM Available P&I Funds, as applicable, for those future distribution dates and the distribution priorities described below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2005-C2 certificates (exclusive of the class A-MFL certificates) or the class A-MFL REMIC II regular interest will equal the product of:

     -    in the case of the class TM certificates, the lesser of--

          1. the total portion, if any, of that Net Aggregate Prepayment Interest Shortfall that is attributable to the Tri-County Mall Mortgage Loan, and

          2. the total amount of interest accrued during the related interest accrual period with respect to the class TM certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall); and

     - in the case of the class A-MFL REMIC II regular interest and each other interest-bearing class of series 2005-C2 certificates (exclusive of the class TM and A-MFL certificates), the product of--

          1. the total amount of that Net Aggregate Prepayment Interest Shortfall (exclusive of any portion thereof allocable to the class TM certificates in accordance with the preceding bullet), multiplied by

          2. a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject REMIC II regular interest or interest-bearing class of series 2005-C2 certificates, as the case may be, calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to the class A-MFL REMIC II regular interest and all of the interest-bearing classes of the series 2005-C2 certificates (other than the class A-MFL and TM certificates), calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall.

     Although Net Aggregate Prepayment Interest Shortfalls will not be allocated directly to the class A-MFL certificates, any such shortfalls allocated to the class A-MFL REMIC II regular interest will result in the interest distributable on the class A-MFL certificates being reduced on a proportionate basis, if the swap agreement is in effect, or a dollar-for-dollar basis, if there is no swap agreement in effect.

     CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2005-C2 certificates for the initial interest accrual period is shown in the table on page S-5. However, the initial pass-through rates shown in the table on page S-5 with respect to the class ,
  ,  ,  and   certificates are each approximate.

     The pass-through rates applicable to the class , , , , , , , and certificates for each interest accrual period will, in the case of each of those classes, remain fixed at the initial pass-through rate for that class shown in the table on page S-5.

     The pass-through rates applicable to the class  ,  ,  ,  ,  ,  ,  ,  ,  ,
  ,   and certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     - the pass-through rate applicable to the particular class of series 2005-C2 certificates for the initial interest accrual period shown on page S-5, and

     - the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The pass-through rates applicable to the class   and   certificates for
each interest accrual period will, in the case of each of those classes equal the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The pass-through rate applicable to the class A-MFL REMIC II regular interest for each interest accrual period will equal the lesser of--

     -       % per annum, and

     - the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     For so long as the swap agreement is in effect, the pass-through rate applicable to the class A-MFL certificates for each interest accrual period will
equal LIBOR plus   % per annum. However, the pass-through rate with respect to the class A-MFL certificates may be effectively reduced as a result of shortfalls allocated to the class A-MFL REMIC II regular interest. In addition, during the occurrence of a Rating Agency Trigger Event and if the swap agreement is terminated and a replacement swap agreement is not obtained, the pass-through rate applicable to the class A-MFL certificates will convert to a per annum rate equal to the pass-through rate on the class A-MFL REMIC II regular interest, and accordingly the interest accrual period and interest accrual basis for the class A-MFL certificates will convert to those of the class A-MFL REMIC II regular interest. See "--Distributions on the Class A-MFL Certificates" and "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

     The term "LIBOR" means, with respect to the class A-MFL certificates and each interest accrual period for those certificates, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, LIBOR for that interest accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any five major reference banks in the London interbank market selected by the swap counterparty to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The swap counterparty will request the principal London office of any five major reference banks in the London interbank market selected by the swap counterparty to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that interest accrual period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the swap counterparty, at approximately 11:00 a.m., New York City time, on the related LIBOR Determination Date with respect to such interest accrual period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time.

     The "LIBOR Determination Date" for the class A-MFL certificates is (i) with
respect to the initial interest accrual period, May   , 2005, and (ii) with
respect to each interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period. A "LIBOR Business Day" is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

     The pass-through rate for the class A-SP certificates, for each interest
accrual period through and including the          interest accrual period, will
equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series of 2005-C2 principal balance certificates or of the class A-MFL REMIC II regular interest. If the entire total principal balance of any class of series 2005-C2 principal balance certificates or of the class A-MFL REMIC II regular interest is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2005-C2 principal balance certificates or of the class A-MFL REMIC II regular interest is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of that total principal balance will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual
period, through and including the          interest accrual period, on any
particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

     - the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over

     - the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C2 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component (or, alternatively, if applicable, for the class A-MFL REMIC II regular interest).

     Following the        interest accrual period, the class A-SP certificates
will cease to accrue interest. In connection therewith, the class A-SP
certificates will have a 0% pass-through rate for the         interest accrual
period and for each interest accrual period thereafter.

     The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2005-C2 principal balance certificates (exclusive of the class A-MFL and TM certificates) or all or a designated portion of the total principal balance of the class A-MFL REMIC II regular interest. In general, the total principal balance of each class of series 2005-C2 principal balance certificates (exclusive of the class A-MFL and TM certificates) or of the class A-MFL REMIC II regular interest will constitute a separate component of the total notional amount of the class A-X certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2005-C2 principal balance certificates or of the class A-MFL REMIC II regular interest is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any
interest accrual period, through and including the          interest accrual
period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

     - if such particular component consists of the entire total principal balance of any class of series 2005-C2 principal balance certificates (exclusive of the class A-MFL and TM certificates) or of the class A-MFL REMIC II regular interest, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net

          Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C2 principal balance certificates (exclusive of the class A-MFL and TM certificates) or of the class A-MFL REMIC II regular interest, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of
          (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

     - if such particular component consists of the entire total principal balance of any class of series 2005-C2 principal balance certificates (exclusive of the class A-MFL and TM certificates) or of the class A-MFL REMIC II regular interest, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C2 principal balance certificates or the class A-MFL REMIC II regular interest, as applicable; and

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C2 principal balance certificates (exclusive of the class A-MFL and TM certificates) or of the class A-MFL REMIC II regular interest, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of
          (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C2 principal balance certificates or the class A-MFL REMIC II regular interest, as applicable.

     Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the interest accrual period, the total principal balance of each class of series 2005-C2 principal balance certificates (exclusive of the class A-MFL and TM certificates), as well as the total principal balance of the class A-MFL REMIC II regular interest, will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C2 principal balance certificates whose total principal balance makes up such component (or, alternatively, if applicable, for the class A-MFL REMIC II regular interest).

     The pass-through rate for the class TM certificates for each interest accrual period will equal the Net Mortgage Pass-Through Rate for the Tri-County Mall Junior Portion for the related distribution date.

     The calculation of the Weighted Average Net Mortgage Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     PRINCIPAL DISTRIBUTIONS. Subject to the Standard Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the series 2005-C2 principal balance certificates (exclusive of the class A-MFL and TM certificates) and the class A-MFL REMIC II regular interest on each distribution date will equal the Net Total Principal Distribution Amount for that distribution date. Subject to the Class TM Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the class TM certificates on each distribution date will equal the Class TM Principal Distribution Amount for that date. The Net Total Principal

Distribution Amount and the Class TM Principal Distribution Amount for any distribution date collectively constitute the Total Principal Distribution amount for that date.

     In general, after all required distributions of interest to the class A-X, A-SP, A-1, A-2, A-3, A-AB and A-4 certificates, the trustee will be required to apply any and all remaining Standard Available P&I Funds to make distributions of principal to the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates, in an amount up to the Net Total Principal Distribution Amount. In general:

     - except as described in the paragraph following these bullets, no distributions of principal with respect to loan group no. 1 will be made to the holders of the class A-1-A certificates until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero; however, on any given distribution date, the holders of the class A-1-A certificates will be entitled to receive any and all payments of principal to which they are entitled on that distribution date with respect to loan group no. 2 prior to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates receiving any payments of principal on that distribution date;

     - except as described in the paragraph following these bullets, no distributions of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the total principal balance of the class A-1-A certificates is reduced to zero;

     - except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-AB certificates is reduced to zero;

     - except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-AB certificates in excess of the amount necessary to reduce the total principal balance of that class to the Class A-AB Targeted Principal Balance for the subject distribution date until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero;

     - except as described in the paragraph following these bullets, no distributions of principal will be made on any given distribution date to the holders of the class A-1, A-2 and A-3 certificates until the total principal balance of the class A-AB certificates is reduced to the Class A-AB Targeted Principal Balance for the subject distribution date;

     - except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero; and

     - except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1-A classes are outstanding at that time, distributions of principal on the A-1, A-2, A-3, A-AB, A-4 and/or A-1-A classes, as applicable, will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding and without regard to the Class A-AB Targeted Principal Balance for the subject distribution date, until those respective total principal balances are reduced to zero, up to the Net Total Principal Distribution Amount for the subject distribution date.

     While the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates are outstanding, no distributions of principal will be made with respect to any other class of series 2005-C2 principal balance certificates, except for distributions of the Class TM Principal Distribution Amount to the class TM certificateholders.

     Following the retirement of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates, distributions of principal, up to the Net Total Principal Distribution Amount for each distribution date (net of any portion of that amount applied in retirement of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1-A certificates), will be allocated between the class A-MFL REMIC II regular interest and the class A-MFX certificates, on a PRO RATA basis in accordance with the respective total principal balances thereof, to the extent necessary to reduce those respective total principal balances to zero. Any distributions of principal allocated to the class A-MFL REMIC II regular interest will be deposited in the trustee's floating rate account and thereafter distributed to the holders of the class A-MFL certificates.

     Following the retirement of the class A-1, A-2, A-3, A-AB, A-4, A-1-A and A-MFX certificates and the class A-MFL REMIC II regular interest, distributions of principal will be made on each distribution date, subject to available funds, with respect to the following classes of series 2005-C2 principal balance certificates identified in the table below, in the order of priority set forth in that table. With respect to each class of series 2005-C2 principal balance certificates identified in the table below, the amount of the related principal distributions will equal, subject to available funds, the lesser of (a) the Net Total Principal Distribution Amount for the subject distribution date (net of any portion of that amount applied in retirement of the class A-1, A-2, A-3, A-AB, A-4, A-1-A and/or A-MFX certificates, the class A-MFL REMIC II regular interest and each other class of series 2005-C2 principal balance certificates, if any, listed above the subject class in the following table) and (b) the total principal balance of the subject class outstanding immediately prior to the subject distribution date.

               ORDER OF ALLOCATION             CLASS
            ------------------------   ---------------------
                       1st                      A-J
                       2nd                       B
                       3rd                       C
                       4th                       D
                       5th                       E
                       6th                       F
                       7th                       G
                       8th                       H
                       9th                       J
                       10th                      K
                       11th                      L
                       12th                      M
                       13th                      N
                       14th                      O
                       15th                      P

     In no event will the holders of any class of series 2005-C2 principal balance certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2005-C2 principal balance certificates, if any, listed above it in the foregoing table is reduced to zero.

     If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2005-C2 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2005-C2 certificates.

     Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan in the trust fund remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer, the special servicer or trustee will be entitled to reimbursement for such advance (even though such advance is not deemed to be a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2005-C2 principal balance certificates (exclusive of the class A-MFL and TM certificates) and the class A-MFL REMIC II regular interest. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer, the special servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     Reimbursements of the type described in the two preceding paragraphs would result in a reduction of the Net Total Principal Distribution Amount for the related distribution date.

     In addition, to the extent that reimbursements of any nonrecoverable and/or other advances relating to one or more underlying mortgage loans are deemed to be reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the second and third preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

     CLASS A-AB TARGETED PRINCIPAL BALANCE. The "Class A-AB Targeted Principal Balance" for any distribution date is the balance shown for such distribution date in the schedule set forth in Exhibit E to this prospectus supplement. Such balances were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on such assumptions, the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the balance indicated for such distribution date in the schedule. There is no assurance, however, that the Mortgage Loans will not prepay or will otherwise perform in accordance with the Modeling Assumptions. Therefore, there can be no assurance that the balance of the class A-AB certificates on any distribution date will be equal to the balance that is specified for such distribution date in the schedule. In particular, once the total principal balance of the class A-1, A-2 and A-3 certificates has been reduced to zero, any remaining portion of the Net Total Principal Distribution Amount for such distribution date (other than any portion to be distributed to the class A-1-A certificates) will be distributed to the class A-AB certificates until the total principal balance of the class A-AB certificates has been reduced to zero.

     LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2005-C2 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL REMIC II regular interest may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2005-C2 principal balance certificates (exclusive of the class A-MFL certificates) or with respect to the class A-MFL REMIC II regular interest, then, subject to the Standard Available P&I Funds - or, in the case of the class TM certificates, the Class TM Available P&I Funds - for each subsequent distribution date and the priority of distributions described below, the holders of that class or that REMIC II regular interest, as the case may be, will be entitled to be reimbursed for the amount of that reduction, without interest. References to "loss reimbursement amount" in this prospectus supplement mean, in the case of any class of series 2005-C2 principal balance certificates (exclusive of the class A-MFL certificates) and in the case of the class A-MFL REMIC II regular interest, for any distribution date, the total amount to which the holders of that class or that REMIC II regular interest, as the case may be, are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class or that REMIC II regular interest, as the case may be, on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     PRIORITY OF DISTRIBUTIONS. On each distribution date, the trustee will apply the Standard Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining Standard Available P&I Funds:

     (1) concurrently, (a) from the portion of the Standard Available P&I Funds attributable to loan group no. 2, to pay interest to the holders of the class A-1-A certificates up to the total amount of interest payable with respect to such class on the subject distribution date,
          (b) from the portion of the Standard Available P&I Funds attributable to loan group no. 1, to pay interest to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates, PRO RATA in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date, and (c) from any and all Standard Available P&I Funds, to pay interest to the holders of the class A-X and A-SP certificates, PRO RATA in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date; provided, however, that if the Standard Available P&I Funds for the subject distribution date, or the applicable portion of those Standard Available P&I

          Funds attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Standard Available P&I Funds will be allocated among all those classes PRO RATA in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

     (2) to pay principal to the holders of the class A-1-A certificates, until the total principal balance of the class A-1-A certificates has been reduced to zero, in an amount up to the portion of the Net Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

     (3) to pay principal to the holders of the class A-AB certificates, in an amount up to the lesser of (a) the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1-A certificate on the subject distribution date as described in the immediately preceding clause (2) and (b) the excess, if any, of (i) the total principal balance of the class A-AB certificates outstanding immediately prior to the subject distribution date, over (ii) the Class A-AB Targeted Principal Balance for the subject distribution date;

     (4) to pay principal to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates, sequentially in that order, in each case until the total principal balance of the subject class of series 2005-C2 certificates has been reduced to zero, in an amount up to the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1-A and/or A-AB certificates on the subject distribution date as described in the immediately preceding clauses (2) and (3); and

     (5) to make payments to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates, in an amount up to, and on a PRO RATA basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject distribution date;

provided that, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1-A classes are outstanding at that time, the allocations and order of principal payments described in clauses (2), (3) and (4) above will be ignored and payments of principal on the A-1, A-2, A-3, A-AB, A-4 and/or A-1-A classes will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding and without regard to the Class A-AB Targeted Principal Balance for the subject distribution date, up to the Net Total Principal Distribution Amount for the subject distribution date, until the then remaining total principal balances of those classes are reduced to zero.

     On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-X and A-SP certificates as described above, the trustee will apply any remaining Standard Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Standard Available P&I
Funds:

     (1) to pay interest to the holders of the class A-MFX certificates and to pay interest to the trustee's floating rate account with respect to the class A-MFL REMIC II regular interest, up to, and PRO RATA in accordance with, the respective amounts of interest payable with respect to the class A-MFX certificates and the class A-MFL REMIC II regular interest on the subject distribution date;

     (2) to pay principal to the holders of the class A-MFX certificates and to pay principal to the trustee's floating rate account with respect to the class A-MFL REMIC II regular interest PRO RATA, until the respective total principal balances of the class A-MFX certificates and the class A-MFL REMIC II regular interest have been reduced to zero, in an aggregate amount up to the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates on the subject distribution date as described in the preceding paragraph; and

     (3) to make payments to the holders of the class A-MFX certificates and to make payments to the trustee's floating rate account with respect to the class A-MFL REMIC II regular interest, in an amount up to, and on a PRO RATA basis in accordance with, the respective loss reimbursement amounts with respect to the class A-MFX certificates and the class A-MFL REMIC II regular interest for the subject distribution date;

provided that, notwithstanding the foregoing, for so long as the swap agreement relating to the class A-MFL certificates remains in effect, amounts described in this paragraph as being distributable on or allocable to the class A-MFL REMIC II regular interest with respect to any distribution date will be determined (taking into account all of the applicable payment priorities and the then known Standard Available P&I Funds) as of, and will be withdrawn from the trustee's distribution account and transferred to the trustee's floating rate account on, the business day preceding the subject distribution date. Doing so, however, will not otherwise affect amounts distributable with respect to the series 2005-C2 certificates.

     On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-X, A-SP and A-MFX certificates and the class A-MFL REMIC II regular interest, as described above, the trustee will apply any remaining Standard Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Standard Available P&I Funds:

     (1)  payments to the holders of the class A-J certificates--

               FIRST, in respect of interest, up to the total amount of interest payable with respect to the class A-J certificates on the subject distribution date,

               SECOND, in respect of principal, until the total principal balance of the class A-J certificates is reduced to zero, up to an amount equal to the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1-A and/or A-MFX certificates and/or the class A-MFL REMIC II regular interest on the subject distribution date as described in the two preceding paragraphs,

               THIRD, as a reimbursement, up to the then loss reimbursement amount for the class A-J certificates;

     (2)  payments to the holders of the class B certificates--

               FIRST, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

               SECOND, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX and/or A-J certificates and/or the class A-MFL REMIC II regular interest on the subject distribution date as described in the two preceding paragraphs and/or any prior clause of this paragraph, and

               THIRD, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

     (3)  payments to the holders of the class C certificates--

               FIRST, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

               SECOND, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J and/or B certificates and/or the class A-MFL REMIC II regular interest on the subject distribution date as described in the two preceding paragraphs and/or any prior clause of this paragraph, and

               THIRD, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

     (4)  payments to the holders of the class D certificates--

               FIRST, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

               SECOND, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J, B and/or C certificates and/or the class A-MFL REMIC II regular interest on the subject distribution date as described in the two preceding paragraphs and/or any prior clause of this paragraph, and

               THIRD, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

     (5)  payments to the holders of the class E certificates--

               FIRST, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

               SECOND, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J, B, C and/or D certificates and/or the class A-MFL REMIC II regular interest on the subject distribution date as described in the two preceding paragraphs and/or any prior clause of this paragraph, and

               THIRD, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

     (6)  payments to the holders of the class F certificates--

               FIRST, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

               SECOND, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J, B, C, D and/or E certificates and/or the class A-MFL REMIC II regular interest on the subject distribution date as described in the two preceding paragraphs and/or any prior clause of this paragraph, and

               THIRD, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

     (7)  payments to the holders of the class G certificates--

               FIRST, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

               SECOND, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J, B, C, D, E and/or F certificates and/or the class A-MFL REMIC II regular interest on the subject distribution date as described in the two preceding paragraphs and/or any prior clause of this paragraph, and

               THIRD, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

  (8)     payments to the holders of the class H certificates--

               FIRST, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

               SECOND, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J, B, C, D, E, F and/or G certificates and/or the class A-MFL REMIC II regular interest on the subject distribution date as described in the two preceding paragraphs and/or any prior clause of this paragraph, and

               THIRD, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

     (9)  payments to the holders of the class J certificates--

               FIRST, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

               SECOND, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J, B, C, D, E, F, G and/or H certificates and/or the class A-MFL REMIC II regular interest on the subject distribution date as described in the two preceding paragraphs and/or any prior clause of this paragraph, and

               THIRD, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

     (10) payments to the holders of the class K certificates--

               FIRST, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

               SECOND, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J, B, C, D, E, F, G, H and/or J certificates and/or the class A-MFL REMIC II regular interest on the subject distribution date as described in the two preceding paragraphs and/or any prior clause of this paragraph, and

               THIRD, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

     (11) payments to the holders of the class L certificates--

               FIRST, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

               SECOND, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J, B, C, D, E, F, G, H, J and/or K certificates and/or the class A-MFL REMIC II regular interest on the subject distribution date as described in the two preceding paragraphs and/or any prior clause of this paragraph, and

               THIRD, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

     (12) payments to the holders of the class M certificates--

               FIRST, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

               SECOND, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J, B, C, D, E, F, G, H, J, K and/or L certificates and/or the class A-MFL REMIC II regular interest on the subject distribution date as described in the two preceding paragraphs and/or any prior clause of this paragraph, and

               THIRD, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

     (13) payments to the holders of the class N certificates--

               FIRST, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

               SECOND, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L and/or M certificates and/or the class A-MFL REMIC II regular interest on the subject distribution date as described in the two preceding paragraphs and/or any prior clause of this paragraph, and

               THIRD, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

     (14) payments to the holders of the class O certificates--

               FIRST, in respect of interest, up to the total amount of interest payable with respect to the class O certificates on the subject distribution date,

               SECOND, in respect of principal, until the total principal balance of the class O certificates is reduced to zero, up to an amount equal to the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M and/or N certificates and/or the class A-MFL REMIC II regular interest on the subject distribution date as described in the two preceding paragraphs and/or any prior clause of this paragraph, and

               THIRD, as a reimbursement, up to the then loss reimbursement amount for the class O certificates;

     (15) payments to the holders of the class P certificates--

               FIRST, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

               SECOND, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M, N and/or O certificates and/or the class A-MFL REMIC II regular interest on the subject distribution date as described in the two preceding paragraphs and/or any prior clause of this paragraph, and

               THIRD, as a reimbursement, up to the then loss reimbursement amount for the class P certificates; and

     (16) payments to the holders of the class R certificates, up to the amount of any remaining Standard Available P&I Funds.

     DISTRIBUTIONS OF STATIC PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. If any Static Prepayment Premium or Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Static Prepayment Premium or Yield Maintenance Charge, as the case may be, as additional interest, on the distribution date corresponding to that collection period, as follows:

     - if distributions of principal are being made with respect to any class of series 2005-C2 principal balance certificates (exclusive of the class A-MFL, J, K, L, M, N, O, P and TM certificates) or the class A-MFL REMIC II regular interest on the subject distribution date out of that portion of the Net Total Principal Distribution Amount for that date that is attributable to the loan group (I.E., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, then the trustee will distribute to the holders of that class of series 2005-C2 principal balance certificates or the class A-MFL REMIC II regular interest, as the case may be, out of the subject Static Prepayment Premium or Yield Maintenance Charge, as the case may be, an amount up to the product of--

          1. the amount of the subject Static Prepayment Premium or Yield Maintenance Charge, as the case may be, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2005-C2 principal balance certificates or the class A-MFL REMIC II regular interest, as the case may be, for the applicable interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2005-C2 principal balance certificates or the class A-MFL REMIC II regular interest, as the case may be, on the subject distribution date from that portion of the Net Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

     Any distributions of Static Prepayment Premiums and/or Yield Maintenance Charges made among any classes of series 2005-C2 principal balance certificates and/or the class A-MFL REMIC II regular interest as described in the preceding paragraph will be made on a PRO RATA (based on entitlement) and PARI PASSU basis. In addition, for purposes of allocating a Yield Maintenance Charge in accordance with the preceding paragraph, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of such allocation, exclusive of any applicable spread, will be so converted. Furthermore, for purposes of allocating a Static Prepayment Premium in accordance with the preceding paragraph, the relevant discount rate will, in general, be the same discount rate (converted to a monthly equivalent rate) that would have been used to calculate a Yield Maintenance Charge if a Yield Maintenance Charge had been payable.

     Any portion of any Static Prepayment Premium that may remain after any distribution(s) contemplated by the prior two paragraphs will be distributed entirely to the holders of the class A-X certificates. Any portion of any Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior two paragraphs will be distributed as follows:

     1.   for each of the first 12 distribution dates, if the class A-SP
          certificates are then outstanding,     % of such amount to the holders
          of the class A-SP certificates and     % of such amount to the holders
          of the class A-X certificates;

     2. for each of the next 12 distribution dates (I.E., distribution dates 13 through 24), if the class A-SP certificates are then outstanding,
              % of such amount to the holders of the class A-SP certificates and % of such amount to the holders of the class A-X certificates;

     3. for each of the next 12 distribution dates (I.E., distribution dates 25 through 36), if the class A-SP certificates are then outstanding,
              % of such amount to the holders of the class A-SP certificates and % of such amount to the holders of the class A-X certificates; and

     4.   otherwise, entirely to the holders of the class A-X certificates.

     For so long as the swap agreement relating to the class A-MFL certificates remains in effect, all Static Prepayment Premiums and Yield Maintenance Charges allocated to the class A-MFL REMIC II regular interest will be payable to the swap counterparty.

     After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the mortgage loans will be distributed to the holders of non-offered classes of the series 2005-C2 certificates.

     AS DESCRIBED UNDER "THE SERIES 2005-C2 POOLING AND SERVICING AGREEMENT--SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" IN THIS PROSPECTUS SUPPLEMENT, LIQUIDATION FEES AND WORK-OUT FEES MAY BE PAID FROM YIELD MAINTENANCE CHARGES AND STATIC PREPAYMENT PREMIUMS. IN SUCH CASES, THE FORMULAS DESCRIBED ABOVE FOR ALLOCATING ANY YIELD MAINTENANCE CHARGES AND STATIC PREPAYMENT PREMIUMS TO ANY PARTICULAR CLASS OF SERIES 2005-C2 CERTIFICATES OR TO THE CLASS A-MFL REMIC II REGULAR INTEREST WILL BE APPLIED TO THE PREPAYMENT CONSIDERATION IN QUESTION, NET OF ANY LIQUIDATION FEE OR WORK-OUT FEE PAYABLE THEREFROM.

     Neither we nor any of the underwriters makes any representation as to--

     - the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

     -    the collectability of that prepayment consideration.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     In no event will the holders of the offered certificates receive any Yield Maintenance Charge, Static Prepayment Premium or other prepayment consideration in connection with any repurchase of an underlying mortgage loan as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement.

     DISTRIBUTIONS ON THE CLASS A-MFL CERTIFICATES. On each distribution date, for so long as the total principal balance of the class A-MFL certificates has not been reduced to zero, the trustee is required to apply amounts on deposit in the floating rate account to the extent of the Class A-MFL Available Funds (exclusive of any portion thereof that constitutes Yield Maintenance Charges and/or Static Prepayment Premiums), in the following order of priority:

     - FIRST, to make distributions of interest to the holders of the class A-MFL certificates, up to an amount equal to the Class A-MFL Interest Distribution Amount for the subject distribution date;

     - SECOND, to make distributions of principal to the holders of the class A-MFL certificates, up to the Class A-MFL Principal Distribution Amount for the subject distribution date, until the total principal balance of that class is reduced to zero; and

     - THIRD, to reimburse the holders of the class A-MFL certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     For so long as the swap agreement is in effect, the "Class A-MFL Interest Distribution Amount" with respect to any distribution date will generally be equal to (1) all interest accrued during the related interest accrual period at the applicable pass-through rate for the class A-MFL certificates on the total principal balance of such class immediately prior to the subject distribution date, reduced (to not less than zero) by (2) the product of (x) the
excess, if any, of (i) 1/12th of the product of (A)      % and (B) the total
principal balance of the class A-MFL certificates immediately prior to the subject distribution date, over (ii) the amount of interest distributions with respect to the class A-MFL REMIC II regular interest pursuant to the priority of distributions on that distribution date, and (y) a fraction, the numerator of
which is equal to the product of (i) LIBOR plus       %, multiplied by (ii) a
fraction, the numerator of which is the actual number of days in the related accrual period and the denominator of which is 360, multiplied by (iii) the notional amount of the swap agreement for that distribution date, and the
denominator of which is 1/12th of the product of (i)      %, multiplied by (ii)
the notional amount of the swap agreement for that distribution date. In addition, for so long as the swap agreement is in effect, the Class A-MFL Interest Distribution Amount for any distribution date will be adjusted upward to include: (a) to the extent not otherwise required to be paid to the swap counterparty to cover prior payment shortfalls from the trust fund to the swap counterparty, the excess, if any, of (i) the amount of interest distributions allocable to the class A-MFL REMIC II regular interest on the subject
distribution date, over (ii) 1/12th of the product of (A)   %, multiplied by (B)
the notional amount of the swap agreement for the subject distribution date; and
(b) any payments by the swap counterparty to cover prior payment shortfalls from the swap counterparty to the trust fund that are in excess of the Class A-MFL Interest Distribution Amount described in the prior sentence. See "Description of the Swap Agreement" in this prospectus supplement. Notwithstanding the foregoing, during the occurrence of a Rating Agency Trigger Event and if the swap agreement is terminated and a replacement swap agreement is not obtained, the "Class A-MFL Interest Distribution Amount" with respect to any distribution date will be the sum of (i) the amount of interest distributions with respect to the class A-MFL REMIC II regular interest on such distribution date pursuant to the priority of distributions and (ii) any termination payment received from a swap counterparty.

     With respect to any distribution date, the "Class A-MFL Principal Distribution Amount" will be an amount equal to the amount of principal allocated to the class A-MFL REMIC II regular interest pursuant to the priority of distributions on such distribution date.

     For so long as the swap agreement is in effect, all Static Prepayment Premiums and Yield Maintenance Charges allocable to the class A-MFL REMIC II regular interest will be payable to the swap counterparty. However, during the occurrence of a Rating Agency Trigger Event and if the swap agreement is terminated and a replacement swap agreement is not obtained, then all Static Prepayment Premiums and Yield Maintenance Charges allocable to the class A-MFL REMIC II regular interest will be payable to the class A-MFL certificateholders.

     See "--Distributions--Priority of Distributions" and "Description of the Swap Agreement" in this prospectus supplement.

     DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund that are applied as Post-ARD Additional Interest (exclusive of any liquidation fees and/or work-out fees payable to the special servicer from that Post-ARD Additional Interest).

     DISTRIBUTIONS ON THE CLASS TM CERTIFICATES. On each distribution date, the trustee will apply the Class TM Available P&I Funds for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Class TM Available P&I Funds:

          FIRST, to make distributions of interest to the holders of the class TM certificates, up to the total interest distributable on that class on that distribution date;

          SECOND, to make distributions of principal to the holders of the class TM certificates, up to the Class TM Principal Distribution Amount for that distribution date;

          THIRD, to reimburse the holders of the class TM certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below; and

          FOURTH, to distribute any remaining portion of the Class TM Available P&I Funds to the holders of the class R certificates.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     - distributions on the series 2005-C2 certificates and/or the class A-MFL REMIC II regular interest,

     - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2005-C2 certificates and/or the class A-MFL REMIC II regular interest, and

     - the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2005-C2 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     1. FIRST, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     2. THEREAFTER, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if that underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2005-C2 principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest. If this occurs following the distributions made to the 2005-C2 certificateholders on any distribution date, then: (a) the total principal balance of the class TM certificates will be reduced until it equals the Allocated Principal Balance of the Tri-County Mall Junior Portion that will be outstanding immediately following the subject distribution date; and (b) the respective total principal balances of the following classes of the series 2005-C2 certificates (or, as regards the reference to "A-MFL", the total principal balance of the class A-MFL REMIC II regular interest) are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2005-C2 certificates and the class A-MFL REMIC II regular interest equals the total Stated Principal Balance of the mortgage pool (net of the Allocated Principal Balance of the Tri-County Mall Junior Portion) that will be outstanding immediately following the subject distribution date; provided that total Stated Principal Balance of the mortgage pool (and, if and to the extent applicable, the Allocated Principal Balance of the Tri-County Mall Junior Portion) will be increased, for this purpose only, by amounts of principal attributable to the mortgage pool (or, if and to the extent applicable, the Tri-County Mall Junior Portion) previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "The Series 2005-C2 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances," other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

                ORDER OF ALLOCATION               CLASS
              -----------------------  --------------------------
                        1st                         P
                        2nd                         O
                        3rd                         N
                        4th                         M
                        5th                         L
                        6th                         K
                        7th                         J
                        8th                         H
                        9th                         G
                       10th                         F
                       11th                         E
                       12th                         D
                       13th                         C
                       14th                         B
                       15th                        A-J
                       16th                       A-MFL
                                                and A-MFX*
                       17th                A-1, A-2, A-3, A-AB,
                                              A-4 and A-1-A*

               ----------

               * PRO RATA based on the respective total principal balances thereof.

     The reference in the foregoing table to "A-MFL" means the class A-MFL REMIC II regular interest. However, any reduction in the total principal balance of the class A-MFL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-MFL certificates.

     The above-described reductions in the total principal balances of the respective classes of the series 2005-C2 principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the underlying mortgage loans and the respective classes of the series 2005-C2 principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest.

     The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     - the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, over

     - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation that are available to pay interest (other than Default Interest and/or Post-ARD Additional Interest, if applicable) on and principal of the subject mortgage loan.

     If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     The following items, to the extent that they are paid out of collections on the mortgage pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Trust Fund Expenses:

     - any special servicing fees, work-out fees and liquidation fees paid to the special servicer;

     - any interest paid to the master servicer, the special servicer and/or the trustee with respect to advances;

     - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the trust fund;

     - any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

          1. any reimbursements and indemnifications to the trustee and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and "The Series 2005-C2 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement,

          2. any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus and "The Series 2005-C2 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement, and

          3. any U.S. federal, state and local taxes, and tax-related expenses, payable out of assets of the trust fund, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2005-C2 pooling and servicing agreement or the related mortgage loan seller; and

     - any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged real property securing a defaulted underlying mortgage loan, as described under "The Series 2005-C2 Pooling and Servicing Agreement--Procedures with Respect to Defaulted Mortgage Loans" in this prospectus supplement.

     Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the trust for any Additional Trust Fund Expenses previously incurred by the trust with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the trust for previously incurred Additional Trust Fund Expenses will be paid to the master servicer and/or the special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Post-ARD Additional Interest, Default Interest and late payment charges, and assumed monthly debt service payments, in each case net of related master servicing fees, primary servicing fees and work-out fees, that--

     - were due or deemed due, as the case may be, during the related collection period with respect to the underlying mortgage loans, and

     - were not paid by or on behalf of the respective borrowers thereunder or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     -    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

     Neither the holder of a CBA B-Note Companion Loan nor any related servicer or any party associated with a securitization of a CBA B-Note Companion Loan is required to make any monthly debt service advance with respect to the related underlying mortgage loan.

     With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2005-C2 pooling and servicing agreement, out of funds held in the master servicer's collection account that are not required to be paid on the series 2005-C2 certificates on the related distribution date. Neither the master servicer nor the trustee are required to make any monthly debt service advances with respect to any CBA B-Note Companion Loan.

     If the master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

     The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds (together with interest accrued thereon), from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it or the special servicer subsequently determines will not be recoverable out of collections on that mortgage loan (such advance, a "Nonrecoverable P&I Advance"), it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage pool. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Series 2005-C2 Pooling and Servicing Agreement--Collection Account" in this prospectus supplement. Any reimbursement of a Nonrecoverable P&I Advance (including interest accrued thereon) as described in the second preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2005-C2 certificates--including, in the case of the class A-MFL certificates, through the class A-MFL REMIC II regular interest--on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. The trustee may conclusively rely on the determination of the master servicer and special servicer regarding the recoverability of any monthly debt service advance, and the master servicer may conclusively rely on the determination of the special servicer regarding the recoverability of any monthly debt service advance.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately for a Nonrecoverable P&I Advance, the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed six months without the consent of the Series 2005-C2 Directing Certificateholder or 12 months in any event), with interest continuing to accrue thereon at the prime rate as described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable P&I Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. In general, such a reimbursement deferral will only be permitted under the series 2005-C2 pooling and servicing agreement if and to the extent that the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool. The fact that a decision to recover a Nonrecoverable P&I Advance over time, or not to do so, benefits some classes of series 2005-C2 certificateholders to the detriment of other classes of 2005-C2 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2005-C2 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2005-C2 certificateholders.

     In addition, in the event that any monthly debt service advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable P&I Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2005-C2 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     In addition, to the extent that reimbursements of any Nonrecoverable P&I Advances and/or other above-described monthly debt service advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Nonrecoverable P&I Advances and/or other monthly debt service advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Net Total Principal Distribution Amount that are attributable to the respective loan groups.

     The master servicer and the trustee will be entitled to receive interest on monthly debt service advances made by it out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Subject to the discussion in the two preceding paragraphs, interest accrued with respect to any monthly debt service advance on an underlying mortgage loan will be payable out of general collections on the mortgage pool.

     A monthly debt service payment will be assumed to be due with respect to:

     - each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the trust fund, the sum of
(a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     TRUSTEE REPORTS. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2005-C2 certificate and the swap counterparty, a report substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's report will detail the distributions on the series 2005-C2 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     The master servicer will be required to provide the standard CMSA investor reporting package to the trustee on a monthly basis. However, due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly CMSA reports, other than the CMSA loan periodic update file, before the distribution date in August 2005.

     BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder; provided that you deliver a written certification to the trustee in the form attached to the series 2005-C2 pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential to the extent such information is not available to the general public. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as series 2005-C2 certificateholders only those persons in whose names the series 2005-C2 certificates are registered on the books and records of the certificate registrar.

     INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make this prospectus supplement, the accompanying prospectus, the series 2005-C2 pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard CMSA investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the series 2005-C2 pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com". For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the series 2005-C2 pooling and servicing agreement.

     OTHER INFORMATION. The series 2005-C2 pooling and servicing agreement will obligate the trustee (or in the case of the items listed in the fifth, sixth and seventh bullet points below, the master servicer or special servicer, as applicable) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     - the series 2005-C2 pooling and servicing agreement, including exhibits, and any amendments to the series 2005-C2 pooling and servicing agreement;

     - all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2005-C2 certificateholders since the date of initial issuance of the offered certificates;

     - all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Series 2005-C2 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Series 2005-C2 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - the most recent inspection report with respect to each mortgaged real property securing a mortgage loan in the trust fund prepared by the master servicer or the special servicer and delivered to the trustee as described under "The Series 2005-C2 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     - the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan in the trust fund obtained by the master servicer or the special servicer;

     - the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing a mortgage loan in the trust fund and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "The Series 2005-C2 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     - the mortgage files for the mortgage loans in the trust fund, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the trustee, master servicer or special servicer upon request. However, the trustee, master servicer or special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee, master servicer or special servicer may require:

     - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the series 2005-C2 pooling and servicing agreement, generally to the effect that, among other things, the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential and will indemnify the trustee, the master servicer and the special servicer; and

     - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2005-C2 pooling and servicing agreement, generally to the effect that, among other things, the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential and will indemnify the trustee, the master servicer and the special servicer.

VOTING RIGHTS

     The voting rights for the series 2005-C2 certificates will be allocated as follows:

     - 99% of the voting rights will be allocated to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFL, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and TM certificates, in proportion to the respective total principal balances of those classes;

     - 1% of the voting rights will be allocated to the class A-X and A-SP certificates, in proportion to the respective total notional amounts of those classes; and

     - 0% of the voting rights will be allocated to the holders of the class R and V certificates.

     Voting rights allocated to a class of series 2005-C2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     GENERAL.  The yield on any offered certificate will depend on--

     -    the price at which the certificate is purchased by an investor, and

     -    the rate, timing and amount of distributions on the certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     -    the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result, directly or indirectly, in the reduction of the principal balance of the certificate,

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result, directly or indirectly, in the reduction of the interest distributions on the certificate, and

     - in the case of the class A-MFL certificates only, whether the pass-through rate on the class A-MFL REMIC II regular interest is limited by the Weighted Average Net Mortgage Pass-Through Rate.

     PASS-THROUGH RATES. The pass-through rate on the class A-MFL REMIC II
regular interest and the class ,  ,  ,   and   certificates will be variable and
will be equal to or limited by the Weighted Average Net Mortgage Pass-Through Rate from time to time. The Weighted Average Net Mortgage Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Pass-Through Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Pass-Through Rates. Accordingly, the yield on the class A-MFL certificates (insofar as the payments of interest thereon are affected by payments of interest on the class A-MFL REMIC II regular interest), as well as the yield on
the class   ,   and   certificates, will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

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     For so long as the swap agreement is in effect, the pass-through rate on the class A-MFL certificates will be based on LIBOR, and therefore the yield on the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. If you purchase a class A-MFL certificate, you should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than you anticipate.

     In addition, because interest payments on the class A-MFL certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the Weighted Average Net Mortgage Pass-Through Rate, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-MFL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

     RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

     Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Series 2005-C2 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     -    the amount of distributions on your offered certificates,

     -    the yield to maturity of your offered certificates,

     -    the rate of principal distributions on your offered certificates, and

     -    the weighted average life of your offered certificates.

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     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results, directly or indirectly, in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result, directly or indirectly, in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2005-C2 certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2005-C2 certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest.

     In the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Advance), on a monthly basis, out of -- but solely out of -- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2005-C2 certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer, the special servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     THE EFFECT OF LOAN GROUPS. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2005-C2 certificates, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Similarly, the holders of the class A-1-A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, in the absence of significant losses, for so long as the class A-1, A-2, A-3, A-AB and A-4 certificates are outstanding, should be largely unaffected by the rate, timing and amount of payments and other collections of principal

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on, and by delinquencies and defaults on, the mortgage loans in loan group no.
1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     -    prevailing interest rates;

     -    the terms of those mortgage loans, including--

          1. provisions that impose prepayment lock-out periods or require Yield Maintenance Charges and/or Static Prepayment Premiums, and

          2.   amortization terms that require balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     -    the quality of management of the mortgaged real properties;

     -    the servicing of those mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Series 2005-C2 Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the subject mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by U.S. federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

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     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     -    the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse
from the assumed settlement date of May   , 2005 until each dollar to be applied
in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     - multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

     -    summing the results; and

     - dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied, directly or indirectly, in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Net Total Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB, A-4, and/or A-1-A certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-AB and A-1-A certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Net Total Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2005-C2 principal balance certificates.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     -    the weighted average life of that class, and

     - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

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     The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     - the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     - all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     - underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, or prepayable with a Yield Maintenance Charge or a Static Prepayment Premium will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

                        DESCRIPTION OF THE SWAP AGREEMENT

GENERAL

     On or before the date of initial issuance of the offered certificates, the trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the class A-MFL certificates with the swap counterparty. The initial notional amount of the swap agreement will be equal to the total initial principal balance of the class A-MFL certificates (and, correspondingly, the class A-MFL REMIC II regular interest). The notional amount of the swap agreement will decrease to the extent of any decrease in the total principal balance of the class A-MFL certificates (and, correspondingly, the class A-MFL REMIC II regular interest). The maturity date of the swap agreement will be the earliest of (i) the rated final distribution date for the class A-MFL certificates, (ii) the date on which the notional amount of the swap agreement is zero, (iii) the date on which the option to purchase all of the underlying mortgage loans and all other property remaining in the trust fund is exercised and (iv) the date on which the termination of the trust fund occurs.

THE SWAP AGREEMENT

     The swap agreement will provide that, one business day prior to each distribution date, commencing in June 2005, (a) the trustee on behalf of the trust will (subject to the discussion in the following two paragraphs) be obligated to pay to the swap counterparty (i) any Static Prepayment Premiums and Yield Maintenance Charges distributable in respect of the class A-MFL REMIC II regular interest for that distribution date and (ii) an amount equal to 1/12th of the product of (x) the notional amount of the swap agreement for that
distribution date and (y)    % per annum, and (b) the swap counterparty will
(subject to the discussion in the following two paragraphs) be obligated to pay to the trustee, for the benefit of the class A-MFL certificateholders, an amount equal to the product of (i) the notional amount of the swap agreement for that
distribution date, (ii) LIBOR plus    % per annum and (iii) a fraction, the
numerator of which is the actual number of days elapsed during the related accrual period, and the denominator of which is 360.

     If the pass-through rate on the class A-MFL REMIC II regular interest is
reduced below    % per annum or if there is for any reason an interest shortfall with respect to the class A-MFL REMIC II regular interest, the amount payable by the trust to the swap counterparty will be reduced by an amount equal to the
excess, if any, of (a) 1/12th of the product of (i)    %, multiplied by (ii) the
notional amount of the swap agreement for that distribution date over (b) the amount of interest distributions with respect to the class A-MFL REMIC II regular interest pursuant to the priority of distributions on that distribution date. As a result, the amount payable by the swap counterparty to the trust will be reduced by an amount equal to the product of (a) the amount of the reduction determined as described in the immediately preceding sentence and (b) a
fraction, the numerator of which is equal to the product of (i) LIBOR plus    %,
multiplied by (ii) a fraction, the numerator of which is the actual number of days in the related accrual period and the denominator of which is 360, multiplied by (iii)

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the notional amount of the swap agreement for that distribution date, and the
denominator of which is 1/12th of the product of (i)   %, multiplied by (ii) the
notional amount of the swap agreement for that distribution date.

     If the amount paid by the trust to the swap counterparty is reduced on any distribution date as described in the preceding paragraph, and if on any subsequent distribution date the amount of interest distributions with respect to the class A-MFL REMIC II regular interest pursuant to the priority of distributions on that distribution date exceeds 1/12th of the product of
(i) %, multiplied by (ii) the notional amount of the swap agreement for that distribution date, then the trust will be obligated under the swap agreement to pay such excess to the swap counterparty, up to the total amount of such reductions remaining unreimbursed to the swap counterparty from prior distribution dates, and the swap counterparty will be obligated under the swap agreement to pay to the trust an amount equal to the product of (i) each amount reimbursed to the swap counterparty on the current distribution date and (ii) the value of the fraction specified in clause (b) of the last sentence of the preceding paragraph for the distribution date on which the reduction that is currently being reimbursed originally occurred. Such reimbursements will be made on a first-in/first-out basis.

     Payments by the trustee to the swap counterparty and by the swap counterparty to the trust fund will be made on a net basis, and any such amounts paid to or retained by the trust will be available to make payments of interest to the class A-MFL certificateholders. The swap counterparty will serve as calculation agent under the swap agreement and will be responsible for determining LIBOR and for calculating payments due by the trust to the swap counterparty and by the swap counterparty to the trust.

     If at any time a Collateralization Event is in effect, the swap counterparty will be required to post collateral securing its obligations under the swap agreement or find a replacement swap counterparty. If at any time a Rating Agency Trigger Event is in effect, the swap counterparty will be required to find a replacement swap counterparty whose ratings would not cause a Rating Agency Trigger Event. If the swap counterparty fails to post acceptable collateral while a Collateralization Event is in effect, fails to find an acceptable replacement swap counterparty while a Rating Agency Trigger Event is in effect, fails to make a payment to the trust required under the swap agreement, or if an early termination date is designated under the swap agreement in accordance with its terms (each such event, a "Swap Default"), then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-MFL certificates, to enforce the rights of the trust under the swap agreement as may be permitted by the terms of the swap agreement and use any termination payments received from the swap counterparty (as described under "--Termination Payments" below) to enter into a replacement interest rate swap agreement on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap agreement would exceed the net proceeds of the liquidation of the swap agreement, a replacement interest rate swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class A-MFL certificates.

     A "Collateralization Event" will be in effect if (A) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from Moody's and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or
(C) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated below "A-1" by S&P or (ii) if the swap counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "A" by S&P.

     A "Rating Agency Trigger Event" will be in effect if at any time after the date hereof the swap counterparty shall fail to satisfy the Swap Counterparty Ratings Threshold. "Swap Counterparty Ratings Threshold" shall mean (A) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "BBB-" by S&P and (B) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "A3" by Moody's (and such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated at least "P-2" by Moody's (and such rating is not on watch for possible downgrade).

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     Any conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL certificates to the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL REMIC II regular interest following a Swap Default will become permanent following the determination by either the trustee or the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-MFL certificates not to enter into a replacement interest rate swap agreement and distribution of any termination payments to the holders of the class A-MFL certificates. Any such Swap Default and the consequent conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL certificates to the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL REMIC II regular interest will not constitute a default under the series 2005-C2 pooling and servicing agreement. Any such conversion might result in a temporary delay of payment of the distributions to the holders of the class A-MFL certificates if notice of the resulting change in payment terms of the class A-MFL certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

     The trustee will have no obligation on behalf of the trust to pay or cause to be paid to the swap counterparty any portion of the amounts due to the swap counterparty under the swap agreement for any distribution date unless and until the related interest payment on the class A-MFL REMIC II regular interest for such distribution date is actually received by the trustee.

TERMINATION PAYMENTS

     In the event of the termination of the swap agreement and the failure of the swap counterparty to replace the swap agreement, the swap counterparty may be obligated to pay a termination payment to the trust. To the extent that the trust receives a termination payment from the swap counterparty, the trustee will apply all or such portion of such termination payment as may be required to pay any amounts due to a replacement swap counterparty under a replacement swap agreement. If the termination payment is not used to pay for a replacement swap agreement, then that termination fee will be distributed to the class A-MFL certificateholders. To the extent that a replacement swap agreement is obtained and any upfront payment by the replacement swap counterparty exceeds the amount of any termination payment due to the terminated swap counterparty, such excess will be distributed to the depositor and will not be available for distribution to the class A-MFL certificateholders.

THE SWAP COUNTERPARTY

     Credit Suisse First Boston International ("CSFBi") will be the swap counterparty under the swap agreement. CSFBi is an affiliate of the depositor, Column Financial, Inc., which is one of the mortgage loan sellers, and Credit Suisse First Boston LLC, which is one of the underwriters.

     CSFBi was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990, with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSFBi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority ("FSA") under the Financial Services and Markets Act of 2000. The FSA has issued a scope of permission notice authorizing CSFBi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International." This change was a renaming only.

     CSFBi is an unlimited company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSFBi in the event of its liquidation. CSFBi's ordinary voting shares are owned, as to 56%, by Credit Suisse First Boston, as to 24%, by Credit Suisse First Boston (International) Holding AG and, as to 20%, by Credit Suisse Group. CSFBi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

     CSFBi has been assigned a senior unsecured debt rating of "A+" by S&P and a senior debt rating of "Aa3" by Moody's.

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               THE SERIES 2005-C2 POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2005-C2 certificates will be issued, the trust fund will be created and the underlying mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of May 1, 2005, by and among us, as depositor, and the master servicer, the special servicer and the trustee. The swap counterparty will be a third-party beneficiary of the series 2005-C2 pooling and servicing agreement.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the series 2005-C2 pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the series 2005-C2 pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The series 2005-C2 pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the series 2005-C2 pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICER

     KRECM is an Ohio corporation. KRECM is a wholly-owned subsidiary of KeyBank, one of the mortgage loan sellers, and an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank and McDonald Investments Inc. are both wholly-owned subsidiaries of KeyCorp. KRECM's primary servicing location is 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

     As of March 31, 2005, KRECM was responsible for servicing approximately 5,459 commercial and multifamily loans with a total principal balance of approximately $36.3 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands. Approximately 4,082 of those loans, with a total principal balance of approximately $29.0 billion, pertain to commercial and multifamily mortgage-backed securities. KRECM's portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KRECM also services newly originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     The information set forth in this prospectus supplement concerning the master servicer has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE SPECIAL SERVICER

     JER is a corporation incorporated under the laws of the Commonwealth of Virginia. JER is a privately owned company whose principal offices are located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia 22102. JER has additional regional offices in Dallas, Texas; North Haven, Connecticut; Los Angeles, California; Chicago, Illinois; and international offices in Paris, London, and Mexico City. The principal business of the special servicer is real estate investment and asset management of real estate debt and equity assets. Since its founding in 1981, JER has been a large asset manager for both the private and government sectors, having managed over $30 billion in book value of real estate and real estate debt. Since its inception and through April 30, 2005, JER has been engaged on 37 transactions covering over $19.9 billion in book value and has managed the recovery of over 1,780 loans under its special servicing capacity. JER, together with its investment clients, has also been an active investor in non-investment grade commercial mortgage-backed securities, having acquired subordinate securities in excess of $1 billion. As of December 31, 2004, the special servicer and its affiliates were managing portfolios of approximately $1.6 billion comprised of real estate loans and real estate owned assets.

     The information set forth in this prospectus supplement concerning the special servicer has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

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THE TRUSTEE

     Wells Fargo will act as trustee under the series 2005-C2 pooling and servicing agreement. Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at: (a) with respect to certificate transfers and surrenders, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113; and (b) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its CMBS customer service help desk can be contacted at (301) 815-6600.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 2005-C2 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE SERIES 2005-C2 POOLING AND SERVICING AGREEMENT

     GENERAL. The master servicer and special servicer must service and administer the underlying mortgage loans and any REO Properties owned by the trust fund for which it is responsible under the series 2005-C2 pooling and servicing agreement, directly or through sub-servicers, in accordance with--

     -    any and all applicable laws,

     - the express terms of the series 2005-C2 pooling and servicing agreement,

     - the express terms of the respective underlying mortgage loans and any applicable intercreditor or co-lender agreements, and

     -    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

     - all mortgage loans in the trust fund as to which no Servicing Transfer Event has occurred, and

     - all Corrected Mortgage Loans in the trust fund as to which no new Servicing Transfer Event has occurred.

     In the event that a Servicing Transfer Event occurs with respect to any mortgage loan in the trust fund, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events have ceased to exist.

     In general, subject to specified requirements and certain consultations, consents and approvals of the Series 2005-C2 Directing Certificateholder, the Class TM Consulting Certificateholder (if any) and/or the holder of any related CBA B-Note Companion Loan, as applicable, contained in the series 2005-C2 pooling and servicing agreement, the special servicer will be responsible for the servicing and administration of each mortgage loan in the trust fund as to which a Servicing Transfer Event has occurred and is continuing. They will also be responsible for the administration of each REO Property in the trust fund.

     Despite the foregoing, the series 2005-C2 pooling and servicing agreement will require the master servicer:

     - to continue to receive payments and, subject to the master servicer's timely receipt of information from the special servicer, prepare all reports to the trustee required with respect to any specially serviced assets; and

     - otherwise, to render other incidental services with respect to any specially serviced assets as are specifically set forth in the series 2005-C2 pooling and servicing agreement.

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     Neither the master servicer nor special servicer will have responsibility for the performance by the other such servicer of its respective obligations and duties under the series 2005-C2 pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan in the trust fund to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist and that mortgage loan has become a Corrected Mortgage Loan.

     In the case of a number of underlying mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor to the master servicer, except for cause.

     CBA B-NOTE COMPANION LOANS. No CBA B-Note Companion Loan will be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include the CBA B-Note Companion Loans. Each CBA B-Note Companion Loan will, however, be serviced under the series 2005-C2 pooling and servicing agreement by the master servicer or special servicer if a CBA A/B Material Default with respect to that loan has occurred and is continuing under the related CBA A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the corresponding master servicing fees.

     A master servicing fee:

     - will be earned with respect to each and every underlying mortgage loan including (without duplication)--

          1.   each specially serviced mortgage loan, if any,

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

          3.   each mortgage loan, if any, as to which defeasance has occurred;
               and

     -    in the case of each underlying mortgage loan will--

          1. be calculated on the same interest accrual basis as that mortgage loan,

          2. accrue at a master servicing fee rate that on a loan-by-loan basis (exclusive of any primary servicing fee rate) ranges from 0.01% per annum to 0.02% per annum,

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable monthly from amounts received with respect to interest on that mortgage loan (or if not so paid, will remain outstanding).

     The master servicer will also be entitled to a primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer. The underlying mortgage loans not primarily serviced by the master servicer will be serviced by various other parties. The rate at which the primary servicing fee for each underlying mortgage loan accrues will be the rate, net of the master servicing fee rate and the trustee fee rate, set forth in the table entitled "Additional Mortgage Loan Information" (under the heading "Servicing Fees and Trustee Fees") included on Exhibit A-1 of this prospectus supplement.

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     If KRECM resigns or is terminated as the master servicer, then it will be entitled to retain the related Excess Servicing Strip, which is equal to that portion of the applicable master servicing fees (accrued at a rate in excess of 0.005% per annum), except to the extent that any portion of such Excess Servicing Strip is needed to compensate any replacement master servicer for assuming the duties of KRECM as the master servicer under the series 2005-C2 pooling and servicing agreement. In the event that KRECM resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of KRECM as a primary servicer under the series 2005-C2 pooling and servicing agreement. The initial master servicer will be entitled to transfer any such Excess Servicing Strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination. We make no representation or warranty regarding whether, following any resignation or termination of KRECM as master servicer, (a) any holder of the Excess Servicing Strip and/or the primary servicing fee would dispute the trustee's determination that any portion of the Excess Servicing Strip and/or the primary servicing fee was necessary to compensate a successor master servicer and/or primary servicer or (b) the ability of the trustee to successfully recapture the Excess Servicing Strip and/or the primary servicing fee or any portion of either from any holder of the Excess Servicing Strip and/or the primary servicing fee, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

     PREPAYMENT INTEREST SHORTFALLS. The series 2005-C2 pooling and servicing agreement provides that, if any Prepayment Interest Shortfall is incurred with respect to the mortgage pool by reason of the master servicer's acceptance of any principal prepayment by the related borrower of any underlying mortgage loan during any collection period (other than Prepayment Interest Shortfalls resulting from a principal prepayment accepted by the master servicer (i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard and the master servicer has obtained the consent of the special servicer), (iv) pursuant to applicable law or a court order, (v) at the request of or with the consent of the Series 2005-C2 Directing Certificateholder or (vi) as permitted by the related loan documents), then the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to such Prepayment Interest Shortfall.

     In addition, if a Prepayment Interest Shortfall is incurred during any collection period with respect to any underlying mortgage loan and the master servicer does not make a payment in respect of such Prepayment Interest Shortfall as contemplated by the prior paragraph, then the master servicer (a) must apply any Prepayment Interest Excesses received during that collection period with respect to other underlying mortgage loans to offset such Prepayment Interest Shortfall and (b) may retain, as additional compensation, any such Prepayment Interest Excesses that are not needed to accomplish such offset.

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls, and the master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any subsequent collection period.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls, and any Prepayment Interest Excesses applied to offset Prepayment Interest Shortfalls, will be included in the Standard Available P&I Funds or the Class TM Available P&I Funds, as applicable, for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

     - any payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls, and

     - any Prepayment Interest Excesses applied to offset those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2005-C2 certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest, in reduction of the interest distributable thereon, as and to the extent described under "Description of the Offered Certificates--Distributions-- Interest Distributions" in this prospectus supplement.

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     PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     -    the corresponding special servicing fees,

     -    the corresponding work-out fees, and

     -    the corresponding liquidation fees.

     SPECIAL SERVICING FEE. A special servicing fee:

     -    will be earned with respect to--

          1. each underlying mortgage loan, if any, that is being specially serviced, and

          2. each underlying mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

     - in the case of each underlying mortgage loan described in the foregoing bullet, will--

          1. be calculated on the same interest accrual basis as that mortgage loan,

          2.   accrue at a special servicing fee rate of 0.25% per annum, and

          3. accrue on the Stated Principal Balance of that mortgage loan outstanding from time to time; and

     - will generally be payable to the special servicer monthly from collections of interest on that mortgage loan.

     WORK-OUT FEE. The special servicer will, in general, be entitled to receive a work-out fee with respect to each Corrected Mortgage Loan in the trust fund that has been worked out by it. The work-out fee will be payable out of, and will generally be calculated by application of a work-out fee rate of 1.0% to, each collection of interest (other than Default Interest and late payment charges) and principal (including scheduled payments, prepayments, balloon payments, payments at maturity and payments resulting from a partial condemnation) received on the mortgage loan for so long as it remains a Corrected Mortgage Loan. The work-out fee with respect to any Corrected Mortgage Loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that mortgage loan. However, a new work-out fee would become payable if the mortgage loan again became a Corrected Mortgage Loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all work-out fees payable with respect to those Corrected Mortgage Loans that had been (or were close to being) worked out by it at the time of that termination or resignation and as to which no new Servicing Transfer Event had occurred subsequent to that termination or resignation. The successor special servicer will not be entitled to any portion of those work-out fees.

     Although work-out fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any work-out fee will reduce amounts payable to the series 2005-C2 certificateholders.

     LIQUIDATION FEE. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which it receives any liquidation proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any specially serviced mortgage loan in the trust fund for a material breach of representation or warranty or a material document defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO Property in the trust fund, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of liquidation expenses.

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     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with--

     - the repurchase or replacement of any underlying mortgage loan for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (and any applicable extension thereof);

     - the purchase of any Defaulted Loan by the special servicer or the Series 2005-C2 Directing Certificateholder, as described under "--Realization Upon Mortgage Loans" below;

     - any purchase of the Tri-County Mall Mortgage Loan by the Class TM Consulting Certificateholder, as described under "--The Class TM Consulting Certificateholder" below, provided that the purchase occurs within 60 days after the Tri-County Mall Mortgage Loan becomes specially serviced;

     - the purchase of any CBA A-Note Mortgage Loan by the holder of the related CBA B-Note Mortgage Loan, as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" above, provided that the purchase occurs within 60 days after that CBA A-Note Mortgage Loan becomes specially serviced;

     - the actual purchase of an underlying mortgage loan by a mezzanine lender pursuant to the terms of any related intercreditor agreement, provided that the purchase occurs within 60 days after that underlying mortgage loan becomes specially serviced; or

     - the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2005-C2 controlling class in connection with the termination of the trust fund, as described under "--Termination" below.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2005-C2 certificateholders.

     SPECIAL SERVICING COMPENSATION WITH RESPECT TO THE CBA B-NOTE COMPANION LOANS. The special servicer will be entitled to such compensation with respect to the CBA B-Note Companion Loans as is provided under the respective CBA A/B Intercreditor Agreements; provided that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2005-C2 certificateholders with respect to the related CBA A-Note Mortgage Loan.

     ADDITIONAL SERVICING COMPENSATION. The master servicer may retain, as additional compensation, any Prepayment Interest Excesses received with respect to the underlying mortgage loans, but only to the extent that such Prepayment Interest Excesses are not needed to offset Prepayment Interest Shortfalls, as described under "--Prepayment Interest Shortfalls" above.

     In addition, the following items collected on the mortgage loans in the trust fund will be allocated between the master servicer and the special servicer as additional compensation in accordance with the series 2005-C2 pooling and servicing agreement:

     - any late payment charges and Default Interest actually collected on an underlying mortgage loan and that are not otherwise applied--

          1. to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances made with respect to that mortgage loan or the related mortgaged real property,

          2. to reimburse the trust fund for any unreimbursed interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer, the special servicer or the trustee, as applicable, from collections on the mortgage pool other than late payment charges and Default Interest collected on that mortgage loan, or

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          3.   to reimburse the trust fund for any other Additional Trust Fund
               Expenses related to that mortgage loan that were incurred within the preceding 12 months and were paid from collections on the mortgage pool other than late payment charges and Default Interest collected on that mortgage loan, and

     - any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. The master servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit.

     Generally, the master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, provided that it may be obligated if certain requirements in the series 2005-C2 pooling and servicing agreement are not complied with.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Realization Upon Mortgage Loans--REO Account" below. The special servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the special servicer's benefit.

     Generally, the special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account, provided that it may be obligated if certain requirements in the series 2005-C2 pooling and servicing agreement are not complied with.

     SERVICING ADVANCES. With respect to each underlying mortgage loan, in accordance with the Servicing Standard, the master servicer will be obligated, if and to the extent necessary, to advance all such amounts as are necessary to pay, among other things, (a) ground rents, if applicable, with respect to the related mortgaged real property, (b) premiums on insurance policies with respect to the related mortgaged real property, (c) operating, leasing, managing and liquidation expenses for the related mortgaged real property after it has become an REO property, (d) the cost of environmental inspections with respect to the related mortgaged real property, (e) real estate taxes, assessments and other similar items that are or may become a lien on the related mortgaged real property, (f) the costs and expenses (including attorneys' fees and expenses) of any enforcement or judicial proceedings with respect to that mortgage loan, including foreclosure and similar proceedings, and (g) the cost of appraisals required under the series 2005-C2 pooling and servicing agreement with respect to the related mortgaged real property.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by the master servicer or special servicer (or, if applicable, the trustee) in connection with the servicing of an underlying mortgage loan if a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will request the master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis). The special servicer must make the request a specified number of days prior to when the subject advance is required to be made. Unless the subject servicing advance would constitute a Nonrecoverable Servicing Advance (as defined below), the

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master servicer will be required to make the advance in accordance with the special servicer's directions, except that the special servicer will be required to provide the master servicer any information in its possession as the master servicer may reasonably request to enable the master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property.

     To the extent that the master servicer fails for a period of approximately 15 days to make a servicing advance that it is required to make under the series 2005-C2 pooling and servicing agreement and a responsible officer of the trustee and a servicing officer of the master servicer have been notified in writing of such failure, then the trustee will make such servicing advance pursuant to the series 2005-C2 pooling and servicing agreement no later than three business days following the later of the master servicer's receipt of that notice and its continued failure to make such servicing advances by expiration of that 15-day cure period.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the trustee, the master servicer or the special servicer will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes a servicing advance with respect to any mortgage loan (or any related CBA B-Note Companion Loan) or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property (any such servicing advance, a "Nonrecoverable Servicing Advance"), it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage pool. Any reimbursement of a Nonrecoverable Servicing Advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable with respect to the series 2005-C2 certificates--including, in the case of the class A-MFL certificates, through the class A-MFL REMIC II regular interest--on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. The trustee may conclusively rely on the determination of the master servicer and special servicer regarding the recoverability of any servicing advance, and the master servicer may conclusively rely on the determination of the special servicer regarding the recoverability of any servicing advance.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for a Nonrecoverable Servicing Advance over a period of time (not to exceed six months without the consent of the Series 2005-C2 Directing Certificateholder or 12 months in any event), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. In general, such a reimbursement deferral will only be permitted under the series 2005-C2 pooling and servicing agreement if and to the extent that the subject Nonrecoverable Servicing Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool. The fact that a decision to recover a Nonrecoverable Servicing Advance over time, or not to do so, benefits some classes of series 2005-C2 certificateholders to the detriment of other classes of 2005-C2 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2005-C2 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2005-C2 certificateholder.

     In addition, in the event that any servicing advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement for such advance (even though that advance is not deemed a Nonrecoverable Servicing Advance), on a monthly basis, out of -- but solely out of -- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal with respect to the series 2005-C2 certificates (including, in the case of the class A-MFL certificates, through the class A-MFL REMIC II regular interest). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer, the special servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

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     In addition, to the extent that reimbursements of any Nonrecoverable
Servicing Advances and/or other above-described servicing advances relating to one or more underlying mortgage loans are reimbursed (with interest thereon) out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding three paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Nonrecoverable Servicing Advances and/or other servicing advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

     The series 2005-C2 pooling and servicing agreement will permit the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of its collection account any servicing expense that, if advanced by the master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2005-C2 certificateholders and any holder of a related CBA B-Note Companion Loan, as a collective whole.

     The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable out of general collections on the mortgage pool.

REPLACEMENT OF THE SPECIAL SERVICER

     The holder or holders of more than 50% of the total principal balance of the series 2005-C2 controlling class may, upon not less than ten (10) business days' prior written notice to the respective parties to the series 2005-C2 pooling and servicing agreement, remove the special servicer, with or without cause, and appoint a successor special servicer, except that, if removal is without cause, all costs of the trust fund incurred in connection with transferring the subject special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2005-C2 controlling class that effected the termination. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2005-C2 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2005-C2 pooling and servicing agreement.

     In connection with any termination of the special servicer under the series 2005-C2 pooling and servicing agreement as described in the preceding paragraph, the terminated special servicer may be entitled to--

     - payment out of the master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

     - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

     - continued rights to some or all work-out fees earned by it as described under "--Servicing and Other Compensation and Payment of Expenses" above.

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ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     The underlying mortgage loans contain provisions in the nature of "due-on-sale" or assumption clauses, which by their terms (a) provide that the underlying mortgage loans will (or, at the lender's option, may) become due and payable upon the sale or other transfer of certain interests in the related mortgaged real property or the related borrower or (b) provide that the underlying mortgage loans may be assumed with, among other conditions, the consent of the lender, in connection with any such sale or other transfer. Except in limited circumstances with respect to easements, rights-of-way and similar arrangements, the master servicer (with respect to non-specially serviced mortgage loans) or the special servicer (with respect to specially serviced mortgage loans) will be required to enforce any such due-on-sale clause or refuse to consent to such assumption, unless the master servicer or the special servicer, as applicable, determines, in accordance with the Servicing Standard, that either (a) not declaring an event of default under the related mortgage or (b) granting such consent, whichever is applicable, would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or a waiver of a due-on-sale clause, if any, are met) on a net present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent, as the case may be.

     If the master servicer or the special servicer, as applicable, determines that--

     -    not declaring an event of default under the related mortgage, or

     -    granting such consent,

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), then, subject to the discussion under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below in this prospectus supplement, the master servicer or the special servicer, as applicable, is authorized to (or may authorize the master servicer or a primary servicer to) take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that--

     (1) the credit status of the proposed transferee complies with the Servicing Standard;

     (2) in the case of non-specially serviced underlying mortgage loans, the master servicer has obtained the consent of the special servicer pursuant to the terms of the series 2005-C2 pooling and servicing agreement; and

     (3) with respect to any underlying mortgage loan that is a Significant Mortgage Loan, the master servicer or the special servicer, as applicable, has received written confirmation from Moody's and S&P that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the series 2005-C2 certificates; provided that the master servicer or the special servicer representing the trust in the transaction must use reasonable efforts to require the borrower to pay the costs of any such confirmation or, to the extent that the related underlying mortgage loan documents do not require the borrower to pay such costs, cause the related mortgage loan seller to pay such costs, and any such costs not paid by the borrower or the mortgage loan seller shall be an expense of the trust fund.

     No assumption agreement may contain any terms that are different from any term of any mortgage or related underlying mortgage note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below.

     Notwithstanding the foregoing, the consent of the master servicer or the special servicer and, except as described in this prospectus supplement, the receipt of a rating confirmation will not be required in the event that the holder of mezzanine debt related to an underlying mortgage loan forecloses upon the equity in a borrower under an underlying mortgage loan and such consent and/or rating confirmation is not provided for in the mezzanine intercreditor agreement.

     The underlying mortgage loans contain provisions in the nature of a "due-on-encumbrance" clause which provide--

     - that the underlying mortgage loans shall (or, at the lender's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower; or

     - require the consent of the related lender to the creation of any such additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower.

     The master servicer or the special servicer, as applicable, will be required to enforce such due-on-encumbrance clause and in connection therewith will be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless (except with respect to limited circumstances set forth in the series 2005-C2 pooling and servicing agreement involving easements, rights-of-way and similar agreements and subject to the discussion under "--Modifications, Waivers, Amendments and Consents" and "--Realization Upon Mortgage Loans" below in this prospectus supplement):

     - the master servicer or the special servicer, as applicable, determines, in accordance with the Servicing Standard, that not accelerating the payments on the related mortgage loan or granting such consent would result in a greater recovery (or an equal recovery, provided the other conditions for a waiver of a due-on-encumbrance clause, if any, are met) on a net present value basis (discounting at the related mortgage interest rate) than would enforcement of such clause or the failure to grant such consent;

     - in the case of non-specially serviced underlying mortgage loans, the master servicer has obtained the consent of the special servicer pursuant to the terms of the series 2005-C2 pooling and servicing agreement; and

     - with respect to any mortgage loan that (a) is a Significant Mortgage Loan, or (b) together with the proposed subordinate debt, would have either a combined debt service coverage ratio below 1.20x or a combined loan-to-value ratio equal to or greater than 85%, the master servicer or the special servicer, as applicable, receives prior written confirmation from Moody's and S&P that either not accelerating payments on the related mortgage loan or granting such consent, whichever is applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the series 2005-C2 certificates; provided that the master servicer or the special servicer, as applicable, must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     Subject to the discussion below in this "--Modifications, Waivers, Amendments and Consents" section and under "--Realization Upon Defaulted Mortgage Loans" below, the series 2005-C2 pooling and servicing agreement will permit the master servicer or the special servicer, as applicable, to modify, waive or amend any term of any non-specially serviced mortgage loan in the trust fund if it determines, in accordance with the Servicing Standard, that it is appropriate to do so. With respect to any non-specially serviced mortgage loan, the master servicer will generally be permitted, without receiving prior confirmation from any applicable rating agency or the consent of the special servicer or the Series 2005-C2 Directing Certificateholder, to grant approvals or waivers or otherwise take actions with respect to a limited range of matters, including approving certain routine leasing activity, approving annual budgets, waiving notices with respect to principal prepayments, approving releases of non-material parcels of a mortgaged real property in connection with pending or threatened condemnation actions or upon the satisfaction of specific conditions in the related mortgage loan documents, and grants of easements, rights of way or similar agreements that do not materially affect the use or value of a mortgaged real property. --

     However, no modification, waiver or amendment of a non-specially serviced mortgage loan may--

     - with limited exception generally involving the waiver of Default Interest and late payment charges, affect the amount or timing of any scheduled payments of principal, interest or other amounts (including Yield Maintenance Charges) payable under the mortgage loan;

     - affect the obligation of the related borrower to pay a Yield Maintenance Charge or Static Prepayment Premium or permit a principal prepayment during the applicable lockout period;

     - except as expressly provided by the related mortgage or in connection with a threatened condemnation or a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage on any material portion of such mortgaged real property without a corresponding principal prepayment; or

     - in the judgment of the master servicer or the special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

unless either (x) the subject mortgage loan is in default or default is reasonably foreseeable or (y) the special servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b).

     Notwithstanding the second sentence of the preceding paragraph, but subject to the following paragraph, the special servicer generally may (or, in some cases, may permit the master servicer to)--

     - reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge or Static Prepayment Premium;

     - reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

     - forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

     -    extend the maturity of a specially serviced mortgage loan;

     - waive Post-ARD Additional Interest if such waiver conforms to the Servicing Standard;

     - permit the release or substitution of collateral for a specially serviced mortgage loan; and/or

     -    accept a principal prepayment during any lockout period;

provided that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable.

     However, in no event will the special servicer be permitted to (or permit the master servicer to)--

     (1) extend the maturity date of a mortgage loan (other than an interest-only ARD Loan) beyond a date that is three years prior to the rated final distribution date or in the case of an interest-only ARD Loan, extend the maturity date of such interest-only ARD Loan beyond a date that is five years prior to the rated final distribution date;

     (2) extend the maturity date of any mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

     (3) extend the maturity date of any mortgage loan beyond a date which is ten (10) years prior to the expiration of the term of the related ground lease (after giving effect to all extension options) if the mortgage loan is secured by a ground lease; or

     (4) defer interest due on any mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

     With respect to clause (3) above, the special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options). Neither the master servicer nor the special servicer may permit or modify a mortgage loan to permit a voluntary prepayment of a mortgage loan (other than a specially serviced mortgage loan) on any day other than its due date, unless: (a) the master servicer or the special servicer also collects interest thereon through the due date following the date of such prepayment; (b) it is otherwise permitted under the related mortgage loan documents; (c) that such principal prepayment would not result in a Prepayment Interest Shortfall; (d) that principal prepayment is accepted by the master servicer or the special servicer at the request of or with the consent of the Series 2005-C2 Directing

Certificateholder; or (e) it is consistent with the Servicing Standard to do so. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

     The special servicer will notify the master servicer and the trustee, among others, of any modification, waiver or amendment of any term of an underlying mortgage loan agreed to by the special servicer and must deliver to the trustee (with a copy to the master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and, in any event, within ten (10) business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan agreed to by the special servicer is effected are to be available for review during normal business hours, upon prior request, at the offices of the special servicer. Notwithstanding the foregoing, no such notice shall be required with respect to any waiver of Default Interest or late payment charges and any such waiver need not be in writing.

     The ability of the master servicer or the special servicer to agree to modify, waive or amend any of the terms of any underlying mortgage loan will be subject to the discussions under one or more of the following headings in this prospectus supplement: "--Realization Upon Mortgage Loans--Series 2005-C2 Controlling Class and Series 2005-C2 Directing Certificateholder" and "--The Class TM Consulting Certificateholder" below and "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

REQUIRED APPRAISALS

     Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans in the trust fund, the special servicer must obtain an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2005-C2 pooling and servicing agreement (provided that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

     - an appraisal had previously been obtained within the prior 12 months, and

     - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the unpaid principal balance of the subject underlying mortgage loan is less than $2,000,000, then the special servicer may perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

     As a result of any appraisal or internal valuation, the master servicer or special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan (or, if applicable, a CBA A/B Loan Pair). If such appraisal is not received or an internal valuation is not completed, as applicable, by such date, the Appraisal Reduction Amount for the related underlying mortgage loan (or, if applicable, a CBA A/B Loan Pair) will be 25% of the Stated Principal Balance of such mortgage loan (or, if applicable, such CBA A/B Loan Pair) as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan and, in the case of the Tri-County Mall Mortgage Loan, is also relevant to certain rights of the Class TM Consulting Certificateholder. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Series 2005-C2 Pooling and Servicing Agreement--The Class TM Consulting Certificateholder" in this prospectus supplement.

     If an Appraisal Reduction Event occurs with respect to any mortgage loan in the trust fund, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Reduction Event, an update of the prior required appraisal or other valuation. Based upon that update, the Appraisal Reduction Amount, if any, will be redetermined pursuant to the pooling and servicing agreement with respect to the subject underlying mortgage loan. This ongoing obligation will cease if and when--

     - the subject underlying mortgage loan has become a Corrected Mortgage Loan as contemplated under "--Servicing Under the Series 2005-C2 Pooling and Servicing Agreement" above and has remained current for 12 consecutive monthly payments under the terms of the work-out, and

     - no other Servicing Transfer Event or Appraisal Reduction Event has occurred and is continuing with respect to the subject mortgage loan.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

COLLECTION ACCOUNT

     GENERAL. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for segregation of the amounts received with respect to the CBA B-Note Companion Loans.

     The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the series 2005-C2 pooling and servicing agreement, any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation.

     DEPOSITS. The master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it of available funds, in the case of payments from borrowers and other collections on the mortgage loans, or as otherwise required under the series 2005-C2 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the underlying mortgage loans, subsequent to the date of initial issuance of the offered certificates--

     -    all principal payments collected, including principal prepayments;

     - all interest payments collected, including late payment charges, Default Interest and Post-ARD Additional Interest (net of master servicing fees and primary servicing fees, and in respect of late payment charges and Default Interest, net of amounts used to offset interest on any advances);

     -    any Static Prepayment Premiums and Yield Maintenance Charges;

     - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

     - any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Realization Upon Mortgage Loans" and "--The Class TM Consulting Certificateholder" below, in each case to the extent not required to be returned to the related borrower;

     - any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, an underlying mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - any amounts paid to purchase or otherwise acquire from the trust fund all the mortgage loans and any REO Properties therein in connection with the termination of the trust fund as contemplated under "--Termination" below;

     - any amounts paid by a holder of any CBA B-Note Companion Loan or by a mezzanine lender in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

     - any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in its collection account;

     - all payments required to be paid by the master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement; and

     - any amount transferred by the special servicer from its REO account with respect to the REO Properties.

     Upon its receipt of any of the amounts described in the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to remit those amounts within one business day to the master servicer for deposit in the master servicer's collection account.

     Notwithstanding the foregoing, after the occurrence of a CBA A/B Material Default with respect to any CBA A/B Loan Pair, for so long as such CBA A/B Material Default is continuing, amounts received with respect to that CBA A/B Loan Pair or the related mortgaged real property and allocable to the related CBA B-Note Companion Loan will be deposited by the master servicer into its collection account and thereafter transferred to a custodial account or sub-account that relates to that CBA B-Note Companion Loan.

     WITHDRAWALS. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's distribution account, as described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period,

          (c)  amounts allocable to the CBA B-Note Companion Loans, and

          (d) amounts that are payable or reimbursable from the collection account to any person other than the series 2005-C2 certificateholders in accordance with any of clauses 2. through
               16. and clauses 18. through 21. below;

     2. to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party with respect to the mortgage pool, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

     3. to pay itself, any primary servicer or the trustee any earned and unpaid master servicing fees, primary servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the trust fund, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

     4. to pay the special servicer, out of related collections of interest, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either--

          (a)  a specially serviced mortgage loan, or

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          (b)  a mortgage loan as to which the related mortgaged real property has become an REO Property;

     5. to pay the special servicer or, if applicable, any predecessor special servicer, earned and unpaid work-out fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     6. to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage pool, for any unreimbursed advance made by that party with respect to the mortgage pool as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above (or, if the subject underlying mortgage loan has been worked out and returned to performing status, is not recoverable under clause 2. above by the time it is returned to performing status) out of collections on the related underlying mortgage loan or REO Property; provided that any such reimbursement is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of a P&I advance;

     7. to pay itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage pool unpaid interest accrued on any advance made by that party with respect to the mortgage pool (generally at or about the time of reimbursement of that advance); provided that, in the case of any advance reimbursed as described in clause 6. above, the payment of any interest thereon is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of interest on any such advance that is a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of interest on any such advance that is a P&I Advance;

     8. to pay itself or the special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

     9. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund;

     10. to pay, out of general collections on the mortgage pool, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     11. to pay, out of general collections on the mortgage pool, for costs and expenses incurred by the trust fund due to actions taken pursuant to any environmental assessment;

     12. to pay itself, the special servicer, the trustee, us or any of their or our respective affiliates, directors, members, managers, shareholders, officers, employees, controlling persons and agents (including any primary servicer), as the case may be, out of general collections on the mortgage pool, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus and "--Certain Indemnities" below;

     13. to pay, out of general collections on the mortgage pool, for the fees of the master servicer or the trustee for confirming a fair value determination by the special servicer of a Defaulted Loan;

     14. to reimburse itself, the special servicer, us or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of an underlying mortgage loan giving rise to a repurchase obligation of a mortgage loan seller or other party, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

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     15.  to pay for--

          - the cost of the opinions of counsel relating to servicing and administering the underlying mortgage loans, for purposes of REMIC administration or in connection with amending the series 2005-C2 pooling and servicing agreement; and

          - the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

     16. to pay, out of general collections for any and all U.S. federal, state and local taxes imposed on any of the REMICs or their assets or transactions together with incidental expenses;

     17. to transfer any amounts collected on and allocable to any CBA B-Note Companion Loan to the related loan-specific custodial account or sub-account;

     18. to pay to the related mortgage loan seller any amounts that represent monthly debt service payments due on the mortgage loans on or before their respective cut-off dates or, in the case of a replacement mortgage loan, on its respective due date during or before the month in which that loan was added to the trust fund;

     19. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund;

     20. to pay any amounts, in addition to normal remittances, due and payable by the trust fund, to the holder of a CBA B-Note Companion Loan under the terms of any CBA A/B Intercreditor Agreement;

     21. to pay any other items described in this prospectus supplement as being payable from a collection account; and

     22. to clear and terminate the collection account upon the termination of the series 2005-C2 pooling and servicing agreement.

     In no event will any amounts allocable to a CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to a CBA B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan only to the extent described under "Description of the Mortgage Pool--The CBA A/B Loan Pairs" in this prospectus supplement.

REALIZATION UPON MORTGAGE LOANS

     PURCHASE OPTION. The series 2005-C2 pooling and servicing agreement grants the Series 2005-C2 Directing Certificateholder an assignable option (a "Purchase Option") to purchase Defaulted Loans from the trust fund in the manner and at the price described below.

     Promptly after the determination that a mortgage loan in the trust fund has become a Defaulted Loan, the special servicer will be required to notify the trustee, the master servicer and the Series 2005-C2 Directing Certificateholder, among others, of such determination.

     Within 60 days after a mortgage loan becomes a Defaulted Loan, the special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the series 2005-C2 pooling and servicing agreement. The special servicer must give prompt written notice of its fair value determination to the trustee, the master servicer and the Series 2005-C2 Directing Certificateholder. The special servicer will be required to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the special servicer or a Series 2005-C2 Directing Certificateholder or an assignee thereof that is an affiliate of the special servicer proposes to purchase a Defaulted Loan, the master servicer is required pursuant to the series 2005-C2 pooling and servicing agreement to determine whether the special servicer's determination of fair value for a Defaulted Loan constitutes a fair price in its reasonable judgment. The master servicer shall be entitled to a one-time fee, as specified in the series 2005-

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C2 pooling and servicing agreement, in connection with each such fair value determination. All reasonable costs and expenses of the special servicer and the master servicer in connection with the determination of the fair value of a Defaulted Loan will be reimbursable as servicing advances.

     If neither the Series 2005-C2 Directing Certificateholder nor its assignee exercises a Purchase Option with respect to any Defaulted Loan following a fair value determination, then the special servicer or its designated affiliate may do so for a limited period.

     Each holder of a Purchase Option may, at its option, purchase the subject Defaulted Loan from the trust fund at a price (the "Option Price") equal to--

     - if the special servicer has not yet determined the fair value of that Defaulted Loan, the unpaid principal balance of that Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to that Defaulted Loan whether paid or unpaid and all costs and expenses in connection with the sale, or

     - if the special servicer has made such fair value determination, the fair value of that Defaulted Loan as determined by the special servicer.

If the most recent fair value calculation was made more than 90 days prior to the exercise date of a Purchase Option, then the special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

     Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the series 2005-C2 pooling and servicing agreement, including work-out and foreclosure, consistent with the Servicing Standard, but it will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option or in accordance with any applicable intercreditor or co-lender agreement or, in the case of the Tri-County Mall Mortgage Loan, as specifically contemplated under "--The Class TM Consulting Certificateholder" below.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

     - the cure by the related borrower or a party with cure rights of all defaults that caused the subject underlying mortgage loan to be a Defaulted Loan,

     - the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure,

     - the modification, waiver or pay-off (full or discounted) of the Defaulted Loan in connection with a work-out, or

     - in the case of the Tri-County Mall Mortgage Loan, any purchase of that underlying mortgage loan from the trust fund, as contemplated under "--The Class TM Consulting Certificateholder" below.

     FORECLOSURE AND SIMILAR PROCEEDINGS. Pursuant to the series 2005-C2 pooling and servicing agreement, if an event of default on an underlying mortgage loan has occurred and is continuing, the special servicer, on behalf of the trust fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage or otherwise acquire title to the related mortgaged real property. The special servicer shall not, however, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2005-C2 certificateholders and the holder(s) of any related CBA B-Note Companion Loan(s), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such mortgaged real property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (the cost of which report will be a servicing advance) and either--

     - such report indicates that (a) the mortgaged real property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged real property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     - the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (b) of the preceding bullet, is reasonably likely to increase the net proceeds of the liquidation of such mortgaged real property, on a present value basis, than not taking such actions.

     REO PROPERTIES. If title to any mortgaged real property is acquired by the special servicer on behalf of the trust fund (or, in the case of a CBA A/B Loan Pair, on behalf of the trust fund and the holder(s) of the related CBA B-Note Companion Loan(s)), the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     -    the IRS grants an extension of time to sell the property, or

     - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the series 2005-C2 pooling and servicing agreement to fail to qualify as a REMIC under the Code.

     The special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the trust fund in a manner that will be reasonably likely to realize a fair price for the property within the time periods contemplated by the prior paragraph. Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion.

     The special servicer must, at the expense of the trust fund, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to any REO Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund solely for the purpose of its prompt disposition and sale, in a manner that:

     -    maintains its status as "foreclosure property" with the meaning of section 860G(a)(8) of the Code; and

     - does not result in the receipt by the trust fund of any "income from non-permitted assets" within the meaning of section 860F(a)(2)(B) of the Code.

     Subject to the Servicing Standard and any other limitations imposed by the series 2005-C2 pooling and servicing agreement, the special servicer will be permitted, with respect to any REO Property, to incur a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Code.

     To the extent that income the trust fund receives from an REO property is subject to--

     - a tax on net income from foreclosure property, that income would be subject to U.S. federal tax at the highest marginal corporate tax rate, which is currently 35%,

     - a tax on prohibited transactions, that income would be subject to U.S. federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to U.S. federal tax either at the highest marginal corporate tax rate or at the 100% prohibited transactions rate. The non-service portion of the income could be subject to U.S. federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% prohibited transactions rate. Any tax imposed on the trust fund's income from an REO Property would reduce the amount available for payment with respect to the series 2005-C2 certificateholders (including in the case of the class A-MFL certificateholders, through and the class A-MFL REMIC II regular interest). See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

     REO ACCOUNT. The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2005-C2 pooling and servicing agreement.

     The special servicer will be required to withdraw from the REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in such REO account relating to such REO Property. On or about each determination date, the special servicer will be required to withdraw from the REO account and remit to the master servicer for deposit into the collection account the aggregate of all amounts received in respect of each REO Property during the most recently ended collection period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided, however, that the special servicer will be permitted to retain in the REO account, in accordance with the Servicing Standard, such portion of that balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for each REO Property. In addition, on each determination date, the special servicer will be required to provide the master servicer with a written accounting of amounts deposited in the collection account on such date.

     LIQUIDATION PROCEEDS. To the extent that liquidation proceeds collected with respect to any underlying mortgage loan are less than the sum of--

     -    the outstanding principal balance of that mortgage loan,

     -    interest (other than Default Interest) accrued on that mortgage loan,

     - interest accrued on any monthly debt service advance made with respect to that mortgage loan,

     - the aggregate amount of outstanding reimbursable expenses (including any unreimbursed servicing advances and unpaid and accrued interest on such advances) incurred with respect to that mortgage loan, and

     - any and all special servicing compensation payable with respect to that mortgage loan,

then the trust fund will realize a loss in the amount of such shortfall.

     The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on an underlying mortgage loan, prior to the distribution of such liquidation proceeds to series 2005-C2 certificateholders (including in the case of the class A-MFL certificateholders, through the class A-MFL REMIC II regular

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interest), of any and all amounts that represent unpaid servicing compensation or trustee fees in respect of that mortgage loan, certain unreimbursed expenses incurred with respect to that mortgage loan and any unreimbursed advances made with respect to that mortgage loan. In addition, amounts otherwise distributable with respect to the series 2005-C2 certificates (including in the case of the class A-MFL certificateholders, through the class A-MFL REMIC II regular interest) will be further reduced by interest payable to the master servicer, the special servicer or the trustee, as applicable, on any such advances.

     If any mortgaged real property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the master servicer will not be required to make servicing advances to effect such restoration unless--

     - the special servicer determines that such restoration will increase the proceeds to the series 2005-C2 certificateholders and the holder(s) of any related CBA B-Note Companion Loan(s) on liquidation of the mortgage loan after reimbursement of the special servicer, the master servicer or the trustee, as the case may be, for its expenses; and

     - the master servicer determines that such expenses will be recoverable by it from related liquidation proceeds.

     SERIES 2005-C2 CONTROLLING CLASS AND SERIES 2005-C2 DIRECTING CERTIFICATEHOLDER. The series 2005-C2 controlling class will be the most subordinate class of series 2005-C2 principal balance certificates (exclusive of the class TM certificates) that has a total principal balance at least equal to 25% of the total initial principal balance of that class, or if none of the classes of series 2005-C2 principal balance certificates (exclusive of the class TM certificates) has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the series 2005-C2 controlling class will be the most subordinate of the class of series 2005-C2 principal balance certificates (exclusive of the class TM certificates) that has a total principal balance greater than zero.

     The series 2005-C2 controlling class as of the closing date will be the class P certificates.

     The "Series 2005-C2 Directing Certificateholder" will be a holder or beneficial owner of certificates of the series 2005-C2 controlling class or a designee selected by the holders or beneficial owners of more than 50% of the total principal balance of the series 2005-C2 controlling class; provided, however, that until a Series 2005-C2 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2005-C2 controlling class that a Series 2005-C2 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2005-C2 controlling class certificates will be the Series 2005-C2 Directing Certificateholder. It is anticipated that JER Investors Trust Inc., whose manager is an affiliate of J.E. Robert Company, Inc., the initial special servicer, will serve as the initial Series 2005-C2 Directing Certificateholder.

     ASSET STATUS REPORT. Pursuant to the series 2005-C2 pooling and servicing agreement, the special servicer is required to prepare and deliver a report to each rating agency and the Series 2005-C2 Directing Certificateholder (the "Asset Status Report") with respect to any underlying mortgage loan that becomes a specially serviced mortgage loan within 30 days after receipt by the special servicer of the information reasonably requested after a Servicing Transfer Event for such mortgage loan. The special servicer will not be permitted to take any action under an Asset Status Report until such report has also been delivered to the master servicer and, if written confirmation from each rating agency that the proposed action will not lead to a withdrawal, downgrade, or qualification of the then-current rating assigned by each rating agency to any class of series 2005-C2 certificates then rated by that rating agency is required under the series 2005-C2 pooling and servicing agreement, any related intercreditor, co-lender or comparable agreement or the relevant loan documents, that written confirmation has been obtained. Any Asset Status Report with respect to any CBA A-Note Mortgage Loan will also be delivered to the holder of the related CBA B-Note Companion Loan. Any Asset Status Report with respect to the Tri-County Mall Mortgage Loan will also be delivered to the Class TM Consulting Certificateholder not later than 45 days after such mortgage loan becomes specially serviced.

     Any Asset Status Report prepared by the special servicer will set forth the following information, to the extent reasonably determined, which includes:

     - a summary of the status of the subject specially serviced mortgage loan;

     - a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and whether outside legal counsel has been retained;

     - the most current rent roll and income or operating statement available for the related mortgaged real property;

     - the appraised value of the related mortgaged real property and Appraisal Reduction Event for the subject specially serviced mortgage loan, if any, together with the assumptions used in the calculation thereof;

     - a recommendation by the special servicer as to how the subject specially serviced mortgage loan might be returned to performing status, returned to the master servicer for regular servicing or otherwise realized upon;

     -    a summary of any proposed actions; and

     - a status report on any foreclosure actions or other proceedings undertaken with respect to the related mortgaged real property, any proposed workouts with respect to the subject specially serviced mortgage loan and the status of any negotiations with respect to those workouts and an assessment of the likelihood of additional events of default thereon.

     With respect to any mortgage loan in the trust fund that becomes a specially serviced mortgage loan, if, within ten business days of receiving an Asset Status Report, the Series 2005-C2 Directing Certificateholder does not disapprove in writing of any action proposed to be taken in that Asset Status Report, the special servicer is required to implement the recommended action as outlined in such Asset Status Report. If the Series 2005-C2 Directing Certificateholder disapproves in writing such Asset Status Report, the special servicer is required to revise and deliver a new Asset Status Report within 30 days after the Series 2005-C2 Directing Certificateholder's disapproval. The special servicer must continue to revise that Asset Status Report until either the Series 2005-C2 Directing Certificateholder fails to disapprove the revised Asset Status Report within ten business days of receipt, the special servicer makes the determination set forth in the proviso to this sentence or the passage of 60 days from the date of preparation of the first Asset Status Report; provided that the special servicer (a) may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in such Asset Status Report before the expiration of a ten
(10) business day approval period if the special servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the series 2005-C2 certificateholders and it has made a reasonable effort to contact the Series 2005-C2 Directing Certificateholder and
(b) in any case, shall determine whether any affirmative disapproval by the Series 2005-C2 Directing Certificateholder described in this paragraph would violate the Servicing Standard.

     In general, the special servicer may not take any action inconsistent with an Asset Status Report, unless that action would be required in order to act in accordance with the Servicing Standard. The special servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement that report, provided that the revised report has been prepared, reviewed and not rejected pursuant to the terms described above.

     In addition to the foregoing, the special servicer is required to, subject to the terms of the series 2005-C2 pooling and servicing agreement, obtain the consent of the Series 2005-C2 Directing Certificateholder prior to the taking by the special servicer of the following actions--

     - any proposed or actual foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any specially serviced mortgage loans in the trust fund as come into and continue in default;

     - any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by the last bullet) of a mortgage loan in the trust fund;

     - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust fund;

     - any proposed or actual sale of an REO Property out of the trust fund for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Post-ARD Additional Interest) on, the related mortgage loan, except in connection with a termination of the trust fund as described under "--Termination" below;

     - any determination to bring an REO Property held by the trust fund into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     - any release of material real property collateral for a mortgage loan in the trust fund, other than in accordance with the specific terms of, or upon satisfaction of, that mortgage loan;

     - any acceptance of substitute or additional real property collateral for a specially serviced mortgage loan in the trust fund, other than in accordance with the specific terms of that mortgage loan;

     - any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the trust fund other than in accordance with the specific terms of that mortgage loan; and

     - any waiver of a due-on-sale or due-on-encumbrance clause in a mortgage loan in the trust fund.

     Notwithstanding the foregoing, no direction of the Series 2005-C2 Directing Certificateholder, and no failure to consent to any action requiring the consent thereof under the series 2005-C2 pooling and servicing agreement, may (a) require or cause the special servicer to violate the terms of the subject specially serviced mortgage loan, applicable law or any provision of the series 2005-C2 pooling and servicing agreement, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC provisions of the Code, (c) expose the master servicer, the special servicer, the trustee, us, the trust fund or any of various other parties to any claim, suit or liability or (d) materially expand the scope of the special servicer's or the master servicer's responsibilities under the series 2005-C2 pooling and servicing agreement. The special servicer will not (x) follow any such direction of the Series 2005-C2 Directing Certificateholder or (y) refrain from taking any action, based on its failure to obtain the consent of the Series 2005-C2 Directing Certificateholder, if the failure to take such action would violate the Servicing Standard.

THE CLASS TM CONSULTING CERTIFICATEHOLDER

     GENERAL. The "Class TM Consulting Certificateholder" is a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the class TM certificates selected by the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the total principal balance of the class TM certificates, as certified by the certificate registrar from time to time; provided, however, that until a Class TM Consulting Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the class TM certificates that a Class TM Consulting Certificateholder is no longer designated, the holder of class TM certificates that beneficially owns the largest aggregate principal balance of the class TM certificates will be the Class TM Consulting Certificateholder.

     CERTAIN RIGHTS AND POWERS OF THE CLASS TM CONSULTING CERTIFICATEHOLDER PRIOR TO A TRI-COUNTY MALL CHANGE-OF-CONTROL EVENT. The series 2005-C2 pooling and servicing agreement may provide that so long as no Tri-County Mall Change-of-Control Event has occurred and is continuing, the Class TM Consulting Certificateholder may have one or more of the following rights of consultation, purchase rights and cure rights with respect to the Tri-County Mall Mortgage Loan. For so long as a Tri-County Mall Change-of-Control Event exists, the Class TM Consulting Certificateholder will no longer have any such rights.

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     CONSULTATION RIGHTS. The series 2005-C2 pooling and servicing agreement may provide that the special servicer is required to consult with the Class TM Consulting Certificateholder (but may, in its sole discretion, reject any advice or direction of the Class TM Consulting Certificateholder) with respect to the following actions--

     - any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by the last bullet) of the Tri-County Mall Mortgage Loan;

     - any acceptance of a discounted payoff with respect to the Tri-County Mall Mortgage Loan if it is a specially serviced mortgage loan;

     - any determination to bring the Tri-County Mall Property if it has become an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     - any release of material real property collateral for the Tri-County Mall Mortgage Loan, other than in accordance with the specific terms of, or upon satisfaction of, that mortgage loan;

     - any acceptance of substitute or additional real property collateral for the Tri-County Mall Mortgage Loan if it is a specially serviced mortgage loan, other than in accordance with the specific terms of that mortgage loan;

     - any releases of earn-out reserves or related letters of credit with respect to the Tri-County Mall Property other than in accordance with the specific terms of the Tri-County Mall Mortgage Loan; and

     - any waiver of a due-on-sale or due-on-encumbrance clause in the Tri-County Mall Mortgage Loan.

     If the series 2005-C2 pooling and servicing agreement provides for the foregoing consultation rights, the special servicer would be required to provide all information that the special servicer considers to be material (in its sole discretion) in connection with evaluating such action to the Class TM Consulting Certificateholder, who would then have ten days (to the extent such period would not delay the special servicer from taking any action that is in the best interests of the series 2005-C2 certificateholders to take prior to the expiration of such period) within which to respond after notice of any proposed action; provided, that if the Class TM Consulting Certificateholder were not to respond within such period, it would be deemed to have approved such action. Notwithstanding the foregoing, the special servicer would under no obligation to comply with any advice or consultation provided by the Class TM Consulting Certificateholder and nothing contemplated by the foregoing would be permitted to require or cause the special servicer to (i) violate any applicable law, (ii) be inconsistent with the Servicing Standard, (iii) violate the provisions of the series 2005-C2 pooling and servicing agreement relating to the status of any REMIC created under the series 2005-C2 pooling and servicing agreement as "real estate mortgage investment conduits" and related tax effects, (iv) violate any other provisions of the series 2005-C2 pooling and servicing agreement, (v) require or cause the special servicer to violate the terms of the Tri-County Mall Mortgage Loan, (vi) expose the master servicer, the special servicer, the depositor, either mortgage loan seller, the trust fund, the trustee or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or (vii) materially expand the scope of the master servicer's or special servicer's responsibilities under the series 2005-C2 pooling and servicing agreement; and the special servicer would neither follow any such direction if given by the Class TM Consulting Certificateholder nor initiate any such actions.

     RIGHT TO PURCHASE THE TRI-COUNTY MALL MORTGAGE LOAN. The series 2005-C2 pooling and servicing agreement may provide that the Class TM Consulting Certificateholder will have the right, by written notice to the master servicer and special servicer delivered at any time the Tri-County Mall Mortgage Loan is a specially serviced mortgage loan, provided that the Tri-County Mall Mortgage Loan is in default, to purchase the Tri-County Mall Mortgage Loan in whole but not in part at the purchase price specified for repurchases of underlying mortgage loans by the mortgage loan sellers under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions". Upon the delivery of such notice to the master servicer and special servicer, the master servicer or special servicer, as applicable, would be required to cause the trust fund to sell (and the Class TM Consulting Certificateholder would be required to purchase) the Tri-County Mall Mortgage Loan at the applicable purchase price, on a date not less than five business days nor more than ten business days after the date of the required notice, which would be established by the master servicer or special servicer, as applicable. The

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applicable purchase price would be calculated by the master servicer or special servicer, as applicable, three business days prior to the required purchase date and will, absent manifest error, be binding upon the Class TM Consulting Certificateholder. Any right of the Class TM Consulting Certificateholder to purchase the Tri-County Mall Mortgage Loan would automatically terminate upon the earlier to occur of (a) ten days after delivery of notification by the special servicer to the Class TM Consulting Certificateholder of the special servicer's intention to sell the Tri-County Mall Mortgage Loan (if it is a specially serviced mortgage loan) and (b) a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Tri-County Mall Property. In the event of any such purchase, the class TM certificateholders would be entitled to receive a distribution in respect of the portion of the applicable purchase price attributable to the Tri-County Mall Junior Portion in accordance with provisions under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Allocation of Payments between the Tri-County Mall Senior Portion and the Tri-County Mall Junior Portion" above.

     CURE RIGHTS. The series 2005-C2 pooling and servicing agreement may provide that the master servicer or special servicer (depending on whether the Tri-County Mall Mortgage Loan is being specially serviced) will be required to deliver to the Class TM Consulting Certificateholder, notice of any monetary or, to the extent the master servicer or special servicer, as the case may be, is aware of it, any material non-monetary default with respect to the Tri-County Mall Mortgage Loan. Upon receipt of any such notice, the Class TM Consulting Certificateholder would have the right to cure defaults with respect to the Tri-County Mall Mortgage Loan during the Tri-County Mall Cure Period; provided, however, that no single cure event would be permitted to continue (i.e., the borrower itself has failed to remedy the subject default) for a period of more than 90 consecutive days, nor would all applicable cure events (without double counting concurrent periods) be permitted to continue for more than 120 days, in the aggregate, in any 365-day period. In the event that the Class TM Consulting Certificateholder were to elect to cure a default that could be cured by making a Tri-County Mall Cure Payment, the Class TM Consulting Certificateholder would be required to make such Tri-County Mall Cure Payment to the master servicer. The master servicer would be required to apply such funds to reimburse itself for any advances, together with interest thereon, made in respect of the default so cured and any related trust fund expenses. The right of the Class TM Consulting Certificateholder to reimbursement of any Tri-County Mall Cure Payment (including the reimbursement of a previous advance and interest thereon made by the master servicer, the special servicer or the trustee) would be subordinate to the payment of all other amounts due with respect to the Tri-County Mall Mortgage Loan.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust fund, to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the trust fund becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2006, the master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property securing an underlying mortgage loan at least once per calendar year or, in the case of each underlying mortgage loan with an unpaid principal balance of under $2,500,000, once every two years (or at such lesser frequency as each rating agency shall have confirmed in writing to the master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2005-C2 certificates), if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and the special servicer will be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and, upon request, deliver such written report in electronic format to the trustee or make it available on its website.

     Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

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EVIDENCE AS TO COMPLIANCE

     On or before May 1 of each year, beginning in 2006, each of the master servicer and the special servicer must:

     - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

          1. the firm has examined certain documents and records relating to the servicing operations of the master servicer or special servicer, as the case may be, for the previous year, and

          2. on the basis of that examination, conducted substantially in compliance with USAP or the Audit Program, the firm confirms that the master servicer or special servicer, as applicable, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP or the Audit Program, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP or the Audit Program requires it to report; and

     - deliver to the trustee, among others, a statement signed by an officer of the master servicer or special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the series 2005-C2 pooling and servicing agreement in all material respects throughout the preceding calendar year or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto.

     In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or special servicer under the series 2005-C2 pooling and servicing agreement:

     - any failure by the master servicer to make (a) any required deposit into its collection account or any other account to be maintained by it under the series 2005-C2 pooling and servicing agreement, which failure continues unremedied for two business days, or any required remittance (including any monthly debt service advances) to the trustee for deposit in the trustee's distribution account by the time required under the series 2005-C2 pooling and servicing agreement on the business day prior to the related distribution date, which failure continues unremedied until 11:00 a.m. (New York City time) on the related distribution date, or (b) any required servicing advance within the time specified in the series 2005-C2 pooling and servicing agreement, which failure remains uncured for three business days following the date on which notice has been given to the master servicer by the trustee or the special servicer or otherwise as provided in the series 2005-C2 pooling and servicing agreement;

     - any failure by the special servicer to deposit into the REO Account, or to remit to the master servicer for deposit in the master servicer's collection account, any such deposit or remittance required to be made by the special servicer, when so required under the series 2005-C2 pooling and servicing agreement, which failure continues unremedied for two business days;

     - any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the series 2005-C2 pooling and servicing agreement, which failure continues unremedied for 30 days (or 60 days so long as the master servicer or the special servicer, as applicable, is diligently pursuing such cure) after written notice thereof, requiring the failure to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2005-C2 pooling and servicing agreement or by series 2005-C2 certificateholders entitled to at least 25% of the series 2005-C2 voting rights;

     - any breach by the master servicer or the special servicer of a representation or warranty contained in the series 2005-C2 pooling and servicing agreement which materially and adversely affects the interests of the series 2005-C2 certificateholders and continues unremedied for 30 days after the date on which notice of such breach, requiring the breach to be remedied, shall have been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2005-C2 pooling and servicing agreement or by series 2005-C2 certificateholders entitled to at least 25% of the series 2005-C2 voting rights; provided, however, if such breach is not capable of being cured within such 30-day period and the master servicer or the special servicer, as applicable, is diligently pursuing such cure, then such 30-day period shall be extended for an additional 30 days;

     - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, as applicable, and certain actions by or on behalf of the master servicer or the special servicer, as applicable indicating its insolvency or inability to pay its obligations and any applicable decree or order shall have remained in force for 60 days; provided however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, the master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

     - the master servicer is removed from S&P's approved master servicer list, or the special servicer is removed from S&P's approved special servicer list, and the master servicer or the special servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom; or

     - Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2005-C2 certificates, or (b) placed any class of series 2005-C2 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with the master servicer or the special servicer, as applicable, as the sole or a material factor in such rating action.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2005-C2 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the series 2005-C2 pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have (a) as a series 2005-C2 certificateholder, or (b) in respect of any unpaid servicing compensation, the Excess Servicing Strip and assignable primary servicing fees, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the series 2005-C2 pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the series 2005-C2 pooling and servicing agreement.

     Certificateholders entitled to at least 51% of the series 2005-C2 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2005-C2 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. It is expected that the master servicer will perform some or all of its servicing duties through primary servicers that cannot be terminated, including by the master servicer, except for cause.

     In general, certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2005-C2 certificates affected by any event of default may waive the event of default. However, some events of default described under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2005-C2 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2005-C2 pooling and servicing agreement.

     No series 2005-C2 certificateholder will have the right under the series 2005-C2 pooling and servicing agreement to institute any proceeding with respect thereto unless:

     - that holder previously has given to the trustee written notice of default;

     - except in the case of a default by the trustee, series 2005-C2 certificateholders representing at least 25% of a class have made written request upon the trustee to institute that proceeding in its own name as trustee under the series 2005-C2 pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     - the trustee for 60 days thereafter has neglected or refused to institute any such proceeding.

     The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the series 2005-C2 pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2005-C2 certificateholders, unless in the trustee's opinion, those series 2005-C2 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

     The trustee is at all times required to be a corporation, national bank, trust company or national banking association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times, among other things--

     -    be authorized under those laws to exercise corporate trust powers,

     -    have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

     If the corporation, national bank, trust company or national banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, national bank or national banking association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2005-C2 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

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     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.00135% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated on the same basis as on the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage pool in the trust fund.

     The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

     - entitled to retain any interest or other income earned on those funds, and

     - required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the series 2005-C2 pooling and servicing agreement.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

CERTAIN INDEMNITIES

     We, the trustee, the master servicer, the special servicer and each of our and their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense that is incurred without negligence or willful misconduct on our or their respective parts, arising out of or in connection with the series 2005-C2 pooling and servicing agreement and the series 2005-C2 certificates. In addition, the trustee, the master servicer, the special servicer and each of their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred in connection with any legal action relating to any misstatement or omission or any alleged misstatement or omission in various reports to be filed with respect to the trust fund under the Securities Exchange Act of 1934, as amended.

TERMINATION

     The obligations created by the series 2005-C2 pooling and servicing agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2005-C2 controlling class, the master servicer or the special servicer, in the order of preference discussed below, and

     3.   the distribution date in April 2037.

     Written notice of termination of the series 2005-C2 pooling and servicing agreement will be given to each series 2005-C2 certificateholder and, if the swap agreement is still in effect, the swap counterparty. The final distribution with respect to each series 2005-C2 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2005-C2 certificate registrar or at any other location specified in the notice of termination.

     The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than 1.0% of the initial mortgage pool balance:

     - any single holder or group of holders of a majority interest in the controlling class of series 2005-C2 certificates;

     -    the master servicer; and

     -    the special servicer.

     Any purchase by any single certificateholder or group of certificateholders of the series 2005-C2 controlling class, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

     -    the sum of--

          1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

               - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO properties then included in the trust fund, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

     - solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2005-C2 pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2005-C2 certificates. However, the right of any single certificateholder or group of certificateholders of the series 2005-C2 controlling class, of the master servicer or the special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable out of the master servicer's collection account or the trustee's distribution account to any person other than the series 2005-C2 certificateholders and other than through the class A-MFL REMIC II regular interest, will constitute part of the Standard Available P&I Funds or the Class TM Available P&I Funds, as applicable, for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2005-C2 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

     Following the date on which the total principal balance of the offered certificates, together with the class E, F, G and H certificates, is reduced to zero, subject to any conditions set forth in the series 2005-C2 pooling and servicing agreement, any single holder or group of holders of all the remaining series 2005-C2 certificates (other than the class V and R certificates) may exchange those certificates for all mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

AMENDMENT

     In general, the series 2005-C2 pooling and servicing agreement is subject to amendment as described under "Description of the Governing
Documents--Amendment" in the accompanying prospectus. However, no amendment of the series 2005-C2 pooling and servicing agreement may significantly change the activities of the trust fund without the consent of--

     - the holders of the series 2005-C2 certificates entitled to not less than 66 2/3% of the series 2005-C2 voting rights, not taking into account series 2005-C2 certificates held by us or any of our affiliates or agents, and

     - all of the series 2005-C2 certificateholders that will be adversely affected by the amendment in any material respect.

     Moreover, no amendment may materially adversely affect the interests of the swap counterparty without the consent of the swap counterparty.

     Additionally, absent a material adverse effect on any certificateholder, the series 2005-C2 pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders to the extent necessary in order for any mortgage loan seller and their affiliates to obtain accounting "sale" treatment for the mortgage loans under FAS 140.

     Furthermore, no amendment of the series 2005-C2 pooling and servicing agreement may adversely affect any holder of a CBA B-Note Companion Loan without the consent of that person.

THE MASTER SERVICER AND THE SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The master servicer and special servicer will be permitted to purchase any class of series 2005-C2 certificates. Such a purchase by the master servicer or the special servicer could cause a conflict relating to the master servicer's or the special servicer's duties pursuant to the series 2005-C2 pooling and servicing agreement and the master servicer's or the special servicer's interest as a holder of the series 2005-C2 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the series 2005-C2 pooling and servicing agreement, the master servicer and the special servicer each is required to administer the relevant underlying mortgage loans in accordance with the Servicing Standard without regard to ownership of any series 2005-C2 certificate by the master servicer or the special servicer or any affiliate thereof.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
         MORTGAGED PROPERTIES LOCATED IN TEXAS, CALIFORNIA AND NEW YORK

     The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties in Texas, which mortgage loans represent 15.6% of the initial net mortgage pool balance, in California, which mortgage loans represent 14.0% of the initial net mortgage pool balance, and in New York, which mortgage loans represent 13.6% of the initial net mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable U.S. federal and state laws governing the subject mortgage loans.

TEXAS

     Under Texas law, a deed of trust customarily is foreclosed by non-judicial process. Judicial process is generally not used. A mortgagee does not preclude its ability to sue on a recourse note by instituting foreclosure proceedings. Unless a longer period or other curative rights are provided by the loan documents, at least 21 days' notice prior to foreclosure is required and foreclosure sales must be held on the first Tuesday of a calendar month. Absent contrary provisions in the loan documents, deficiency judgments are obtainable under Texas law. To determine the amount of any deficiency judgment, a borrower is given credit for the greater of the actual sale price (excluding trustee's and other allowable costs) or the fair market value of the property. Under a relation-back theory, the entire amount of any mechanic's or materialmen's lien takes priority over the lien of a deed of trust if the lien claimant began work or delivered its first materials prior to recordation of the deed of trust, provided that the loan affidavit is timely and properly perfected.

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CALIFORNIA

     Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the property at the time of the public sale and (b) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

NEW YORK

     Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Sidley Austin Brown & Wood LLP, our counsel, will deliver its opinion that, assuming compliance with the series 2005-C2 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, the Tri-County Mall single loan REMIC, REMIC I and REMIC II, respectively, will each qualify as a REMIC under the Code, the arrangement under which the class A-MFL REMIC II regular interest, the trustee's floating rate account and the swap agreement relating to the class A-MFL certificates is held will be classified as a grantor trust for U.S. federal income tax purposes and the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for U.S. federal income tax purposes.

     The assets of REMIC I will generally include--

     - the underlying mortgage loans or, in the case of the Tri-County Mall Mortgage Loan, the regular interests in the Loan REMIC,

     - any REO Properties acquired on behalf of the series 2005-C2 certificateholders in respect of the underlying mortgage loans referred to in the prior bullet,

     -    the master servicer's collection account,

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     -    the special servicer's REO account, and

     -    the trustee's distribution account and interest reserve account,

     However, REMIC I will exclude any collections of Post-ARD Additional Interest on the ARD Loans, the swap agreement and the floating rate account. In addition, the Tri-County Mall Mortgage Loan will constitute the primary asset of the single loan REMIC, and the regular interest in the Loan REMIC will be an asset of REMIC I instead of the Tri-County Mall Mortgage Loan or any related REO Property or any collections on the foregoing.

     For U.S. federal income tax purposes,

     - the separate non-certificated regular interests in the Tri-County Mall single loan REMIC will be the regular interests in the Loan REMIC and will be assets of REMIC I,

     - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     - the class A-X, A-SP, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates and the class A-MFL REMIC II regular interest (the "REMIC II Regular Interests") will evidence or constitute, as applicable, the regular interests in, and will be treated as debt obligations of, REMIC II,

     - the class R certificates will evidence interests in the sole class of residual interests in each of REMIC I and REMIC II,

     - the class A-MFL certificates will evidence interests in a grantor trust consisting of the class A-MFL REMIC II regular interest, the swap agreement and the floating rate account, and

     - the class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of any Post-ARD Additional Interest accrued and received with respect to the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For U.S. federal income tax reporting purposes, one or more of the REMIC II Regular Interests may be issued with more than a DE MINIMIS amount of original issue discount.

     If you own an offered certificate evidencing a REMIC II Regular Interest issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Code and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. You should consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of an offered certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

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     Some of the REMIC II Regular Interests may be treated for U.S. federal income tax purposes as having been issued at a premium. Whether any holder of these REMIC II Regular Interests will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any REMIC II Regular Interests issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     - the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     - no mortgage loan in the trust fund will be otherwise prepaid prior to maturity, and

     - there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the underlying mortgage loans in the trust fund will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. Moreover, so long as 95% or more of the assets of the REMIC are "real estate assets," the offered certificates will be treated in their entirety as real estate assets.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Code. The offered certificates will be treated as--

     - "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Code, and

     - "permitted assets" for a "financial asset securitization investment trust" under section 860L(c) of the Code.

     To the extent an offered certificate represents ownership of an interest in an underlying mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified

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mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1. the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the related mortgage loan documents allow that substitution,

     3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4.   the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Code, respectively.

YIELD MAINTENANCE CHARGES AND STATIC PREPAYMENT PREMIUMS

     It is not entirely clear under the Code when the amount of a Static Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For U.S. federal income tax reporting purposes, the trustee will report Static Prepayment Premiums and Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Static Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Static Prepayment Premiums and Yield Maintenance Charges. If so, the projected Static Prepayment Premiums and Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Static Prepayment Premium or Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Static Prepayment Premium or Yield Maintenance Charge had been projected to be received. It appears that Static Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Static Prepayment Premiums and Yield Maintenance Charges.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

THE CLASS A-MFL CERTIFICATES

     Each holder of a class A-MFL certificate will be treated for federal income tax purposes as having bought its proportionate share of the class A-MFL REMIC II regular interest and having entered into its proportionate share of the swap agreement. Holders of the class A-MFL certificates must allocate the price they pay for their certificates between their interests in the class A-MFL REMIC II regular interest and the swap agreement based on their relative market values. Such allocation will be used for, among other things, purposes of computing any original issue discount, market discount or premium on the class A-MFL REMIC II regular interest. Any amount allocated to the swap agreement will be treated as a swap premium (the "Swap Premium") either paid or received by the holders of the class A-MFL certificates, as the case may be. If a Swap Premium is deemed paid by a holder, it will reduce the purchase price allocable to the class A-MFL REMIC II regular interest. If the Swap Premium is deemed received by a holder, it will be deemed to have increased the purchase price for the class A-MFL REMIC II regular interest.

     Based on the anticipated purchase prices of the class A-MFL certificates and issue price of the class A-MFL REMIC II regular interest, it is anticipated that the class A-MFL REMIC II regular interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the initial holders of the class A-MFL certificates. The initial holders of a class A-MFL certificate will be required to amortize the amount of the Swap Premium into income over the term of the swap agreement. Such holders may do so under a method based on the Swap Premium representing the present value of a series of

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equal payments made over the term of the swap agreement that would fully amortize a loan with an interest rate equal to the discount rate used to determine the Swap Premium (or at some other reasonable rate). The amount amortized into income in each period would be the principal amount of the hypothetical level payment in such period. Moreover, while Regulations promulgated by the U.S. Treasury Department ("Treasury") treat a non-periodic payment made under a swap contract as a loan for all federal income tax purposes if the payment is "significant", it is anticipated that the Swap Premium would not be treated "significant" under those Treasury regulations. Prospective purchasers of class A-MFL certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.

     Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code, such as REMIC regular interests. Therefore, holders of the class A-MFL certificate will be unable to use the integration method provided for under such regulations with respect to such certificates. Consequently, the rate at which holders of the class A-MFL certificates amortize the Swap Premium they are deemed to receive in income each period may differ from the rate at which such holders amortize (and offset against interest income on the class A-MFL REMIC II regular interest) in each such period the initially corresponding amount of bond premium at which they are deemed to have purchased the class A-MFL REMIC II regular interest.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the swap agreement must be netted against payments made under the swap agreement and deemed made or received as a result of the Swap Premium over the recipient's taxable year and accounted for as a net payment, rather than accounted for on a gross basis. The resulting net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. Such deduction (including the amortization of the upfront payment) is treated as a miscellaneous itemized deduction, which, for individuals, is subject to limitations on deductibility, including that the deduction may not be used at all if the individual is subject to the alternative minimum tax. PROSPECTIVE INVESTORS WHO ARE INDIVIDUALS SHOULD CONSULT THEIR TAX ADVISORS PRIOR TO INVESTING IN THE CLASS A-MFL CERTIFICATES, WHICH MAY NOT BE AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE SUBJECT TO LIMITATIONS ON THE DEDUCTIBILITY OF MISCELLANEOUS ITEMIZED DEDUCTIONS.

     Any amount of proceeds from the sale, redemption or retirement of a class A-MFL certificate that is considered to be allocated to the holder's rights under the swap agreement or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that class A-MFL certificate under Treasury regulations. A holder of a class A-MFL certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the swap agreement or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the swap agreement. Gain or loss realized upon the termination of the swap agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     The class A-MFL certificates, representing a beneficial ownership in the class A-MFL REMIC II regular interest and in the swap agreement, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the swap agreement would be short term. If the holder of a class A-MFL certificate incurred or continued to incur indebtedness to acquire or hold such class A-MFL certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the swap agreement.

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                              ERISA CONSIDERATIONS

     If you are--

     -    a fiduciary of a Plan, or

     -    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets in the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2005-C2 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2005-C2 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2005-C2 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Code will not apply to transactions involving assets in the trust fund. If the trust fund or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston LLC identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, specified transactions relating to, among other things--

     - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - FIRST, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

     - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

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     -    FOURTH, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicers must represent not more than reasonable compensation for that person's services under the series 2005-C2 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and S&P. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust fund meet the following requirements:

     - the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     - on behalf of a Plan sponsored by any member of the Restricted Group, and

     - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Code in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

          1. a borrower with respect to 5% or less of the fair market value of the underlying mortgage loans, or

          2.   an affiliate of that borrower,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     -    providing services to the Plan, or

     -    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     The Underwriter Exemption contains specific requirements applicable to the swap agreement and the swap counterparty. Among other requirements, the swap agreement must relate to an interest rate swap that is denominated in U.S. dollars and that is not leveraged. If the swap counterparty fails to maintain certain rating levels described in the swap agreement, the swap counterparty will be required to post collateral, arrange for a guarantee or assign its rights and obligations under the swap agreement to a replacement swap counterparty, and, if the swap counterparty does not, within the time period specified therein, take such action, the trustee will be permitted to terminate the swap agreement. In addition, the class A-MFL certificates may be sold to a person investing assets of a Plan only if such person is a "Qualified Plan Investor". A "Qualified Plan Investor" is a plan investor or group of plan investors on whose behalf the decision to purchase such class A-MFL certificates is made by an independent fiduciary that is (i) qualified to analyze and understand the terms and conditions of the swap agreement and the effect of the swap agreement on the credit ratings of the class A-MFL certificates, and (ii) a "qualified professional asset manager", as defined in Part V(a) of PTCE 84-14, an "in-house asset manager" as defined in Part IV(a) of PTCE 96-23, or a plan fiduciary with total Plan and non-Plan assets under management of at least $100 million at the time of the acquisition of such class A-MFL certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates, other than the class D certificates, will be "mortgage related securities" within the meaning of SMMEA, so long as they are rated in one of the two highest rating categories by one of the rating agencies.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     -    are legal investments for them, or

     -    are subject to investment, capital or other restrictions.

     In addition, investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including--

     -    prudent investor provisions,

     -    percentage-of-assets limits, and

     - provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund and, if necessary, to any net purchase price of the swap agreement.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in an underwriting
agreement dated May   , 2005, we have agreed to sell to the underwriters named
below the following respective principal amounts of the offered certificates:

                 UNDERWRITER                  CLASS A-1         CLASS A-2         CLASS A-3      CLASS A-AB
   --------------------------------------     ---------         ----------       -----------     -----------
   Credit Suisse First Boston LLC             $                 $                $               $
   KeyBanc Capital Markets, a Division of     $                 $                $               $
     McDonald Investments Inc.
   Greenwich Capital Markets Inc.             $                 $                $               $
   Wachovia Capital Markets, LLC              $                 $                $               $
   TOTAL                                      $                 $                $               $
                                              =========         ==========       ===========     ===========

                 UNDERWRITER                  CLASS A-4         CLASS A-1A       CLASS A-MFL     CLASS A-MFX
   --------------------------------------     ---------         ----------       -----------     -----------
   Credit Suisse First Boston LLC             $                 $                $               $
   KeyBanc Capital Markets, a Division of     $                 $                $               $
     McDonald Investments Inc.
   Greenwich Capital Markets Inc.             $                 $                $               $
   Wachovia Capital Markets, LLC              $                 $                $               $
   TOTAL                                      $                 $                $               $
                                              =========         ==========       ===========     ===========

                 UNDERWRITER                  CLASS A-J           CLASS B          CLASS C         CLASS D
   --------------------------------------     ---------         ----------       -----------     -----------
   Credit Suisse First Boston LLC             $                 $                $               $
   KeyBanc Capital Markets, a Division of     $                 $                $               $
     McDonald Investments Inc.
   Greenwich Capital Markets Inc.             $                 $                $               $
   Wachovia Capital Markets, LLC              $                 $                $               $
   TOTAL                                      $                 $                $               $
                                              =========         ==========       ===========     ===========

     The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated. Not every underwriter will have an obligation to purchase offered certificates from us.

     Our proceeds from the sale of the offered certificates will be
approximately           % of the total initial principal balance of the offered
certificates, plus (except with respect to the class A-MFL certificates) accrued interest from May 1, 2005, before deducting expenses payable by us. We estimate
that our out-of-pocket expenses for this offering will be approximately $      .

     The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

     The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the underlying mortgage loans.

     Each underwriter has represented to and agreed with us that:

     - it has not offered or sold and, prior to the expiry of the period of six months from the date of initial issuance of the offered certificates, will not offer or sell any offered certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

     - it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

     - it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

     We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the 10th business day following the date hereof (this settlement cycle being referred to as "T+ "). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next seven succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+ , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us and the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                CLASS                 MOODY'S             S&P
            -------------         ---------------     -----------
                 A-1                    Aaa               AAA
                 A-2                    Aaa               AAA
                 A-3                    Aaa               AAA
                 A-AB                   Aaa               AAA
                 A-4                    Aaa               AAA
                A-1-A                   Aaa               AAA
                A-MFL                   Aaa               AAA
                A-MFX                   Aaa               AAA
                 A-J                    Aaa               AAA
                  B                     Aa2                AA
                  C                     Aa3               AA-
                  D                     A2                 A

     The ratings on the offered certificates address the likelihood of--

     - the timely receipt by their holders of all distributions of interest to which they are entitled (or, in the case of the class A-MFL certificates, to which the class A-MFL REMIC II regular interest is entitled, as described below) on each distribution date, and

     - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     -    the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     -    the tax attributes of the offered certificates or of the trust fund,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     - whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     A rating on the class A-MFL certificates does not represent any assessment of whether the floating interest rate on such certificates will convert to a fixed rate. With respect to the class A-MFL certificates, the rating agencies are only rating the receipt of interest up to the pass-through rate applicable to the class A-MFL REMIC II regular interest, and are not rating the receipt of
interest accrued at LIBOR plus    %. In addition, the ratings do not address any
shortfalls or delays in payment that investors in the class A-MFL certificates may experience as a result of the conversion of the pass-through rate on the class A-MFL certificates from a rate based on LIBOR to a fixed rate (subject to the Weighted Average Net Mortgage Pass-Through Rate).

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's and/or S&P.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

     "0.0%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL COLLATERAL LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense (other than master servicing fees and trustee fees) of the trust fund that--

     - arises out of a default on an underlying mortgage loan or an otherwise unanticipated event,

     - is not covered by a servicing advance or a corresponding collection from the related borrower, and

     - does not represent a loss on a mortgage loan arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loan, including by reason of the fraud or bankruptcy of the borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADMINISTRATIVE FEE" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, any primary servicing fee and the trustee fee are calculated.

     "AIG" means American International Group, Inc.

     "ALLOCATED PRINCIPAL BALANCE" means, in respect of the Tri-County Mall Mortgage Loan, the portion of the Stated Principal Balance of the Tri-County Mall Mortgage Loan allocated to the Tri-County Mall Senior Portion or the Tri-County Mall Junior Portion, as the case may be, which portion, at any given time, will equal:

     -    in the case of the Tri-County Mall Senior Portion, the lesser of--

          1. the excess, if any, of (a) the portion of the cut-off date principal balance of the Tri-County Mall Mortgage Loan that is allocable to the Tri-County Mall Senior Portion, which portion is equal to $149,000,000, over (b) all collections and/or advances of principal with respect to the Tri-County Mall Mortgage Loan that have previously been allocated to the Tri-County Mall Senior Portion, and included in the Standard Available P&I Funds as described under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Tri-County Mall--Allocation of Payments Between the Tri-County Mall Senior Portion and the Tri-County Mall Junior Portion" in this prospectus supplement, and

          2. the then Stated Principal Balance of the Tri-County Mall Mortgage Loan; and

     -    in the case of the Tri-County Mall Junior Portion, the lesser of--

          1. the excess, if any, of (a) the portion of the cut-off date principal balance of the Tri-County Mall Mortgage Loan that is allocable to the Tri-County Mall Junior Portion, which portion is equal to $9,000,000, over (b) all collections and/or advances of principal with respect to the Tri-County Mall Mortgage Loan that have previously been allocated to the Tri-County Mall Junior Portion, and included in the Class TM Available P&I Funds as described under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Tri-County Mall--Allocation of Payments Between the Tri-County Mall Senior Portion and the Tri-County Mall Junior Portion" in this prospectus supplement, and

          2. the excess, if any, of (a) the then Stated Principal Balance of the Tri-County Mall Mortgage Loan, over (b) the then Allocated Principal Balance of the Tri-County Mall Senior Portion.

     "A.M. BEST" means A.M. Best Company.

     "APPRAISAL REDUCTION AMOUNT" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Series 2005-C2 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (1) the Stated Principal Balance of the subject mortgage loan over (2) the excess, if any, of (a) the sum of (i) 90% of the appraised value of the related mortgaged real property as determined (A) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the master servicer as a servicing advance) or (B) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000, in the case of either (A) or (B), as such appraisal or internal valuation may be adjusted downward by the special servicer in accordance with the Servicing Standard, without implying any duty to do so, based upon the special servicer's review of such appraisal, internal valuation or such other information as the special servicer deems relevant, plus (ii) any letter of credit, reserve, escrow or similar amount held by the master servicer which may be applied to payments on the subject mortgage loan over (b) the sum of (i) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest on the subject mortgage loan at a per annum rate equal to its mortgage rate, (ii) all unreimbursed advances in respect of the subject mortgage loan and interest thereon at the Prime Rate and (iii) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to the subject mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the master servicer, the special servicer or the trustee and/or for which funds have not been escrowed).

     Notwithstanding the foregoing, in the case of any CBA A-Note Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the subject CBA A/B Loan Pair, as if it were a single underlying mortgage loan, and then allocated, first, to the related CBA B-Note Companion Loan, up to the amount of its unpaid principal balance, and second, to the subject CBA A-Note Mortgage Loan.

     "APPRAISAL REDUCTION EVENT" means, with respect to any mortgage loan in the trust fund, the earliest of any of the following events--

     - 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan (except that with respect to a balloon payment, such date may extend until such mortgage loan becomes a specially serviced mortgage loan);

     - the date on which a reduction in the amount of monthly payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six months or less), becomes effective as a result of a modification of such mortgage loan by the special servicer;

     - 60 days after a receiver has been appointed for the related borrower or immediately after a receiver has been appointed for the related mortgaged real property;

     -    30 days after a borrower declares bankruptcy;

     - 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

     -    immediately after a mortgaged real property becomes an REO Property;

     - PROVIDED, HOWEVER, that there shall be no reduction in any advance for delinquent monthly debt service payments if an Appraisal Reduction Event shall occur at any time after the total principal balance of all classes of series 2005-C2 principal balance certificates (other than the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates) have been reduced to zero; and PROVIDED FURTHER, that if the class TM certificates is the only class of series 2005-C2 principal balance certificates outstanding besides the A-1, A-2, A-3, A-AB, A-4 and/or A-1-A classes, then Appraisal Reduction Events will only occur with respect to the Tri-County Mall Mortgage Loan.

     "ARD" means, with respect to any ARD Loan, the related anticipated repayment date.

     "ARD LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "ASSET STATUS REPORT" means the report designated as such and described under "The Series 2005-C2 Pooling and Servicing Agreement--Asset Status Report" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "AUDIT PROGRAM" means the Audit Program for Mortgages serviced for FHLMC.

     "AVAILABLE P&I FUNDS" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     -    Yield Maintenance Charges,

     -    Post-ARD Additional Interest, or

     -    Static Prepayment Premiums.

     The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2005-C2 certificates (other than the class A-MFL and V certificates) and the class A-MFL REMIC II regular interest on that date.

     "CBA" means CBA Mezzanine Capital Finance, LLC.

     "CBA A/B INTERCREDITOR AGREEMENT" means, with respect to each CBA A/B Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by and between KeyBank or Column, as applicable, as the initial holder of the related CBA A-Note Mortgage Loan, and CBA, as the initial holder of the related CBA B-Note Companion Loan.

     "CBA A/B LOAN PAIR" shall mean any CBA A-Note Mortgage Loan, together with the related CBA B-Note Companion Loan.

     "CBA A/B MATERIAL DEFAULT" means, with respect to any CBA A/B Loan Pair, one of the following events: (a) either the related CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy or insolvency action has been filed by or against the related borrower.

     "CBA A-NOTE MORTGAGE LOAN" means any of the underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Hartford Place Apartments, Alexandria Power Center and Foley Towne Square, respectively. Each CBA A-Note Mortgage Loan will, together with the corresponding CBA B-Note Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

     "CBA B-NOTE COMPANION LOAN" shall mean, with respect to each CBA A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the trust fund, (ii) is subordinate in right of payment to such CBA A-Note Mortgage Loan to the extent set forth in the related CBA A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such CBA A-Note Mortgage Loan.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

     "CLASS A-AB TARGETED PRINCIPAL BALANCE" has the meaning given to that term under "Description of the Offered Certificates--Distributions--Class A-AB Targeted Principal Balance" in this prospectus supplement.

     "CLASS A-MFL AVAILABLE FUNDS" has the meaning given to that term under "Description of the Offered Certificates--Floating Rate Account" in this prospectus supplement.

     "CLASS TM AVAILABLE P&I FUNDS" means that portion of the Available P&I Funds that is allocable to interest on, principal of, and loss/expense reimbursements with respect to the Tri-County Mall Junior Portion in accordance with "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Tri-County Mall--Allocation of Payments Between the Tri-County Mall Senior Portion and the Tri-County Mall Junior Portion" in this prospectus supplement.

     "CLASS TM CONSULTING CERTIFICATEHOLDER" means a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the class TM certificates selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the class TM certificates; provided, however, that until a Class TM Consulting Certificateholder is so selected or after receipt of a notice from the holders (or beneficial owners) of more than 50% of the total principal balance of the class TM certificates that a Class TM Consulting Certificateholder is no longer designated, the class TM certificateholder that beneficially owns the largest aggregate principal balance of the class TM certificates will be the Class TM Consulting Certificateholder.

     "CLASS TM PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any distribution date, the amount of principal allocable to the Tri-County Mall Junior Portion, without regard to available funds, in accordance with clause fifth under "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Tri-County Mall--Allocation of Payments Between the Tri-County Mall Senior Portion and the Tri-County Mall Junior Portion" in this prospectus supplement.

     "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, Luxembourg.

     "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLATERALIZATION EVENT" has the meaning given to that term under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

     "COLUMN" means Column Financial, Inc.

     "CORRECTED MORTGAGE LOAN" means any specially serviced mortgage loan that has become a performing mortgage loan, in accordance with its original term or as modified in accordance with the series 2005-C2 pooling and servicing agreement, for three consecutive monthly payments and the servicing of which has been returned to the master servicer; provided that no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the special servicer.

     "COST APPROACH" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

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     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV RATIO" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in the next bullet, the ratio of--

          1. the cut-off date principal balance of the subject mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property;

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

          1. the total cut-off date principal balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value for all of the related mortgaged real properties; and

     -    with respect to the Tri-County Mall Senior Portion, the ratio of--

          1. the initial Allocated Principal Balance of the Tri-County Mall Senior Portion, to

          2. the total Most Recent Appraised Value of the Tri-County Mall Property.

     "DARK TENANT" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

     "DEFAULT INTEREST" means any interest that--

     - accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the regular mortgage interest rate for the subject mortgage loan, including any Post-ARD Additional Interest accrued on the subject mortgage loan.

     "DEFAULTED LOAN" means any underlying mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "ESTIMATED ANNUAL OPERATING EXPENSES" means, for each of the mortgaged real properties securing an underlying mortgage loan, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

     - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

          1. from operating statements relating to a complete fiscal year of the borrower ended in 2001, 2002, 2003 or 2004 or a trailing 12-month period ended in 2004 or 2004,

          2. by annualizing the amount of expenses for partial 2004 or 2005 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

          3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

          4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     - the "expense modifications" made to the historical annual operating expenses for that property include--

          1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

          2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

          3.   the underwritten recurring replacement reserve amounts,

          4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

          5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

          6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

          7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering, TI/LC, Tax and Insurance Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

     By way of example, Estimated Annual Operating Expenses generally include--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   replacement reserves,

          4.   marketing,

          5.   insurance,

          6.   management,

          7.   landscaping,

          8.   security, if provided at the property, and

     - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

     "ESTIMATED ANNUAL REVENUES" means, for each of the mortgaged real properties securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

     - the "base estimated annual revenues" for that property were generally assumed to equal--

          1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

          2. in the case of a hospitality property, the estimated average room sales, and

          3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     - the "revenue modifications" made to the base estimated annual revenues for that property include--

          1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

          2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

          3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

          4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

          5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By way of example, Estimated Annual Revenues generally include:

     - for multifamily rental properties and manufactured housing communities, rental and other revenues,

     - for hospitality properties, room, food and beverage, telephone and other revenues, and

     - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

     - determined on the assumption that the property was net leased to a single tenant at market rents, and

     - derived from rental rate and vacancy information for the surrounding real estate market.

     "EUROCLEAR" means The Euroclear System.

     "EXCESS SERVICING STRIP" means, as to the master servicer, a portion of the master servicing fees equal to fees accrued at a rate in excess of 0.005% per annum.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     -    Credit Suisse First Boston LLC,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston LLC, and

     - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "FAIR VALUE" means the amount that, in the special servicer's judgment, exercised in accordance with the Servicing Standard, and taking into account the factors specified in the series 2005-C2 pooling and servicing agreement, is the fair value of a Defaulted Loan.

     "FF&E" means furniture, fixtures and equipment.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FITCH" means Fitch, Inc.

     "FSMA" means the Financial Services and Markets Act 2000 of the United Kingdom.

     "GAAP" means generally accepted accounting principles.

     "INCOME APPROACH" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

     "INITIAL TRI-COUNTY MALL JUNIOR PERCENTAGE" means a fraction, expressed as a percentage--

     - the numerator of which is the initial total principal balance of the class TM certificates, and

     - the denominator of which is the cut-off date principal balance of the Tri-County Mall Mortgage Loan.

     "INITIAL TRI-COUNTY MALL SENIOR PERCENTAGE" means a fraction, expressed as a percentage--

     - the numerator of which is the cut-off date principal balance of the Tri-County Mall Mortgage Loan, reduced by the initial total principal balance of the class TM certificates, and

     - the denominator of which is the cut-off date principal balance of the Tri-County Mall Mortgage Loan.

     "IRS" means the Internal Revenue Service.

     "JER" means J.E. Robert Company, Inc.

     "KEYBANK" means KeyBank National Association.

     "KRECM" means KeyCorp Real Estate Capital Markets, Inc.

     "LEASABLE SQUARE FOOTAGE," "S.F." or "SQ. FT." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "LIBOR" has the meaning given to that term under "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

     "LIBOR BUSINESS DAY" has the meaning given to that term under "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

     "LIBOR DETERMINATION DATE" has the meaning given to that term under "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

     "LOCK/x" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited, including any defeasance period.

     "MAJOR TENANT" means the top three tenants of a commercial property, including ground leased space, based on the NRSF.

     "MATURITY/ARD BALANCE" or "MATURITY BALANCE" means:

     - with respect to any underlying mortgage loan, the unpaid principal balance of the subject mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the subject mortgage loan and otherwise assuming no prepayments, defaults or extensions; and

     - with respect to the Tri-County Mall Senior Portion, the Initial Tri-County Mall Senior Percentage of the Maturity/ARD Balance of the Tri-County Mall Mortgage Loan.

     "MATURITY/ARD LOAN-TO-VALUE RATIO" or "MATURITY/ARD LTV RATIO" means:

     - with respect to any underlying balloon mortgage loan or ARD Loan, other than an underlying mortgage loan referred to in the next bullet, the ratio of--

          1.   the Maturity/ARD Balance of the subject mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property;

     - with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1. the total Maturity/ARD Balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value of all of the related mortgaged real properties; and

     -    with respect to the Tri-County Mall Senior Portion, the ratio of--

          1. the Maturity/ARD Balance of the Tri-County Mall Senior Portion, to

          2.   the Most Recent Appraised Value of the Tri County Mall Property.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2005-C2 certificates and the underlying mortgage loans:

     - the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial net mortgage pool balance is approximately $1,616,084,460;

     - the total initial principal balance or notional amount, as the case may be, of each class of series 2005-C2 certificates and the class A-MFL REMIC II regular interest is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2005-C2 certificates and the class A-MFL REMIC II regular interest is as described in this prospectus supplement;

     - the Tri-County Mall Junior Portion has the characteristics set forth in this prospectus supplement and a cut-off date principal balance of $9,000,000;

     - there are no delinquencies or losses with respect to the underlying mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the underlying mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

     - monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     - no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

     - each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     -    all prepayments on the underlying mortgage loans are assumed to be--

          1.   accompanied by a full month's interest,

          2. if received during a prepayment premium period, accompanied by the appropriate Static Prepayment Premium or Yield Maintenance Charge, and

          3.   received on the applicable due date of the relevant month;

     - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Series 2005-C2 Pooling and Servicing Agreement--Termination";

     - none of the underlying mortgage loans is required to be repurchased or replaced by the related mortgage loan seller or any other person, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - the only trust fund expenses are the trustee fee, the master servicing fee and the primary servicing fees;

     -    there are no Additional Trust Fund Expenses;

     - funds released from the interest reserve account for any underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

     - payments on the offered certificates are made on the 15th day of each month, commencing in June 2005;

     -    the offered certificates are settled on an assumed settlement date of
          May   , 2005; and

     -    the swap agreement is not subject to a Swap Default.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MOST RECENT APPRAISED VALUE" or "APPRAISED VALUE" means:

     - for any mortgaged real property securing an underlying mortgage loan in the trust fund, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

          1.   the "as is" value set forth in the related appraisal, plus

          2. the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

     In general, the amount of costs assumed by the appraiser for these purposes is based on--

     -    an estimate by the individual appraiser,

     -    an estimate by the related borrower,

     - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     -    a combination of these estimates.

     "MOST RECENT DEBT SERVICE COVERAGE RATIO" or "MOST RECENT DSCR" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in the next bullet, the ratio of--

          1. the Most Recent Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in May 2005, if any, or otherwise on its first due date;

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1.   the total Most Recent Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in May 2005, if any, or otherwise on their first due date; and

     -    with respect to the Tri-County Mall Senior Portion, the ratio of--

          1. the total Most Recent Net Cash Flow for the Tri-County Mall Property, to

          2. twelve times an amount equal to the Initial Tri-County Mall Senior Percentage of the monthly debt service payments for the Tri-County Mall Mortgage Loan due on its first due date, with the interest portion of that monthly debt service payment adjusted to reflect the accrual of interest at a rate of 5.4588% per annum;

provided that, if the subject mortgage loan or group of mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in May 2005 through and including the due date in April 2006 (or, in the case of a mortgage loan with its first due date in June 2005, from and including the due date in June 2005 through and including the due date in May 2006) or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins.

     "MOST RECENT EXPENSES" means, for any mortgaged real property that secures an underlying mortgage loan, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   marketing,

          4.   insurance,

          5.   management,

          6.   landscaping,

          7.   security, if provided at the property, and

     -    the amount of--

          1.   real estate taxes,

          2.   general and administrative expenses,

          3.   ground lease payments, and

          4.   other costs.

     For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property.

     "MOST RECENT NET CASH FLOW" or "MOST RECENT NCF" means, with respect to each mortgaged real property that secures an underlying mortgage loan in the trust fund, the Most Recent Net Operating Income, less:

     -    underwritten replacement reserve amounts; and

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "MOST RECENT NET OPERATING INCOME" or "MOST RECENT NOI" means, with respect to each of the mortgaged real properties that secures an underlying mortgage loan, the total cash flow derived from the property that was available for annual debt service on the related underlying mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property.

     "MOST RECENT OPERATING STATEMENT DATE" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to that mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "MOST RECENT REVENUES" means, for any mortgaged real property that secures an underlying mortgage loan, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

     - for a multifamily rental property or a manufactured housing community, rental and other revenues;

     - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

     - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     -    the sum of--

          1. the total payments made by the master servicer to cover any such Prepayment Interest Shortfalls incurred during the related collection period; and

          2. the total Prepayment Interest Excesses collected during the related collection period that are applied to offset Prepayment Interest Shortfalls incurred during the related collection period.

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     "NET MORTGAGE INTEREST RATE" means:

     - with respect to any mortgage loan in the trust fund, the related mortgage interest rate reduced by the sum of the annual rates at which the related master servicing fee, any related primary servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated; and

     - with respect to the Tri-County Mall Senior Portion and the Tri-County Mall Junior Portion, 5.4374288590604% and 8.8980000000000% per annum, respectively.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     - with respect to any underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates;

     - with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis (other than the Tri-County Mall Mortgage Loan), for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

          1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, and

          2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date;

     - with respect to the Tri-County Mall Senior Portion, for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

          1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Allocated Principal Balance of the Tri-County Mall Senior Portion immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for the Tri-County Mall Senior Portion as of the date of initial issuance of the offered certificates, and

          2. the denominator of which is the Allocated Principal Balance of the Tri-County Mall Senior Portion immediately preceding that distribution date; and

     - with respect to the Tri-County Mall Junior Portion, for any distribution date, a rate per annum equal to the product of (1) the Net Mortgage Interest Rate in effect for the Tri-County Mall Junior Portion as of the date of initial issuance of the offered certificates, multiplied by (2) a fraction, the numerator of which is the number of days in the related interest accrual period, and the denominator of which is 30.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in each of clause 1. of the second bullet and clause 1. of the third bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in each of clause 1. of the second bullet and clause 1. of the third bullet of the second preceding sentence will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

                                      S-235
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     "NET TOTAL PRINCIPAL DISTRIBUTION AMOUNT" means the Total Principal
Distribution Amount, exclusive of the Class TM Principal Distribution Amount, for any distribution date.

     "NONRECOVERABLE ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "NONRECOVERABLE SERVICING ADVANCE" has the meaning assigned to that term under "The Series 2005-C2 Pooling and Servicing Agreement--Servicing and other Compensation and Payment of Expenses--Servicing Advances" in this prospectus supplement.

     "NONRECOVERABLE P&I ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     "NRSF" means net rentable square footage.

     "OCCUPANCY RATE AT UNDERWRITING" or "OCCUPANCY RATE AT U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. The Occupancy Rate at Underwriting reflects Dark Tenants.

     "OPTION PRICE" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Series 2005-C2 Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "PADS" means, in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "PARTY IN INTEREST" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in section 4975 of the Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

     - the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties,

     - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, which in either case is binding on the subject title insurance company,

     -    other matters to which like properties are commonly subject,

     - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

     - if the related mortgage loan is a CBA A-Note Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related CBA B-Note Companion Loan,

     - if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

                                      S-236
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     -    if the subject mortgaged real property is a unit in a condominium, the related condominium declaration.

     "PERMITTED INVESTMENTS" means the U.S. government securities and other investment grade obligations specified in the series 2005-C2 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees and primary servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made voluntarily by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees and primary servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "PRIME RATE" means an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time.

     "PRINCIPAL DISTRIBUTION ADJUSTMENT AMOUNT" means, with respect to any distribution date, the sum of (i) the amount of any Nonrecoverable Advance that was reimbursed to the master servicer, the special servicer or the trustee that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2005-C2 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status, that (although not considered a Nonrecoverable Advance) was reimbursed to the master servicer, the special servicer or the trustee, with interest on such advance, and that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2005-C2 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable), in each case, during the period since the preceding distribution date.

     "PTE" means prohibited transaction exemption.

     "PURCHASE OPTION" means, with respect to any Defaulted Loan, the purchase option described under "The Series 2005-C2 Pooling and Servicing
Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "QUALIFIED PLAN INVESTOR" has the meaning given to that term under "ERISA Considerations-The Underwriter Exemption" in this prospectus supplement.

     "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on

                                      S-237
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the same basis as the deleted mortgage loan (for example, on the basis of a
360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement; (h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of section 860G(a)(4) of the Code; (k) not have a maturity date after the date that is three years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of Moody's and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of Moody's or S&P to any class of series 2005-C2 certificates then rated by Moody's or S&P, respectively; (m) have been approved by the Series 2005-C2 Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the date of initial issuance of the series 2005-C2 certificates; and
(o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC created under the series 2005-C2 pooling and servicing agreement or the imposition of tax on any REMIC created under the series 2005-C2 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 2005-C2 pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller or other responsible party will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

     "RATING AGENCY TRIGGER EVENT" has the meaning given to that term under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

     "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "RELEVANT PERSONS" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMIC" means a "real estate mortgage investment conduit" as defined in section 860D of the Code.

     "REMIC I" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "REMIC II" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "REO PROPERTY" means any mortgaged real property that is acquired by the special servicer for the benefit of the series 2005-C2 certificateholders (or, if such property relates to a CBA A/B Loan Pair, for the benefit of the series 2005-C2 certificateholders and the holder(s) of the related CBA B-Note Companion Loan(s)), through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the trust fund.

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     "RESTRICTED GROUP" means, collectively, the following persons and entities--

     -    the trustee,

     -    the Exemption-Favored Parties,

     -    us,

     -    the master servicer,

     -    the special servicer,

     -    any sub-servicers,

     -    the mortgage loan sellers,

     -    the swap counterparty,

     - each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     -    any and all affiliates of any of the aforementioned persons.

     "ROOMS" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SALES COMPARISON APPROACH" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SEC" means the Securities and Exchange Commission.

     "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

     - the total Stated Principal Balance of the mortgage pool (exclusive of the Allocated Principal Balance of the Tri-County Mall Junior Portion) that will be outstanding immediately following that distribution date; plus

     -    the lesser of--

          1. the Net Total Principal Distribution Amount for that distribution date, and

          2. the portion of the Standard Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-SP, A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates have been made on that distribution date.

     "SERIES 2005-C2 DIRECTING CERTIFICATEHOLDER" means the certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2005-C2 controlling class selected by the holders (or beneficial owners) of more

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than 50% of the total principal balance of the series 2005-C2 controlling class;
provided, however, that until a Series 2005-C2 Directing Certificateholder is so selected or after receipt of a notice from the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2005-C2 controlling class that a Series 2005-C2 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2005-C2 controlling class certificates will be the Series 2005-C2 Directing Certificateholder.

     "SERVICING STANDARD" means the standard by which each of the master servicer and special servicer will service and administer the mortgage loans and, when applicable, a CBA A/B Loan Pair that it is obligated to service and administer pursuant to the series 2005-C2 pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the certificateholders (and, when applicable, a CBA A/B Loan Pair, the holder(s) of the related CBA B-Note Companion Loan(s)), as a collective whole, as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in accordance with applicable law, the terms of the series 2005-C2 pooling and servicing agreement and the terms of the respective mortgage loans (including related intercreditor, co-lender and similar agreements), and, to the extent consistent with the foregoing, further as follows--

     - (a) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by it, whichever is higher;

     - with a view to the timely recovery of principal and interest on the mortgage loans or, if a mortgage loan comes into and continues in default and, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of recovery thereon to the series 2005-C2 certificateholders and the holders of any related CBA B-Note Companion Loan(s), all taken as a collective whole, on a present value basis; and

     -    without regard to--

          (a) any relationship that the master servicer or special servicer, as the case may be, or any affiliate thereof may have with the related borrower, any mortgage loan seller or any other party to the series 2005-C2 pooling and servicing agreement,

          (b) the ownership of any series 2005-C2 certificate, mezzanine loan or subordinate debt by the master servicer or special servicer, as the case may be, or by any affiliate thereof,

          (c)  the master servicer's obligation to make advances,

          (d) the special servicer's obligation to request that the master servicer make servicing advances,

          (e) the right of the master servicer (or any affiliate thereof) or the special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

          (f) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the master servicer or special servicer, as the case may be, or any affiliate thereof, as applicable,

          (g) any obligation of the master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

          (h) any debt that the master servicer or special servicer, as the case may be, or any affiliate thereof has extended to any borrower.

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     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the trust fund, any of the following events, among others:

     - a payment default has occurred at its maturity date (except, if the borrower is making its normal monthly payment and is diligently pursuing a refinancing and in connection therewith delivers a firm commitment (within the time period specified in the pooling and servicing agreement) to refinance acceptable to the Series 2005-C2 Directing Certificateholder in which case a Servicing Transfer Event would not occur as to such mortgage loan until the earlier of (1) 60 days after such payment default, which may be extended to 120 days at the 2005-C2 Directing Certificateholder's discretion or (2) the expiration of such commitment);

     - any monthly payment (other than a balloon payment) is more than 60 or more days delinquent;

     -    the related borrower has--

          (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

          (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

          (3) has admitted in writing its inability to pay its debts generally as they become due;

     - the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

     - in the judgment of the master servicer or, with the approval of the Series 2005-C2 Directing Certificateholder, the judgment of the special servicer, a payment default or a material non-monetary default has occurred or is imminent and is not likely to be cured by the borrower within 60 days; or

     - any other default has occurred under the mortgage loan documents that, in the judgment of the master servicer or, with the approval of the Series 2005-C2 Directing Certificateholder, the judgment of the special servicer, has materially and adversely affected the value of the related mortgage loan or otherwise materially and adversely affected the interests of the series 2005-C2 certificateholders and has continued unremedied for 60 days (irrespective of any grace period specified in the related mortgage note) and, in respect of a determination by the special servicer, the 2005-C2 Directing Certificateholder agrees with such determination, provided that failure of the related borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar act shall not apply with respect to this clause if the special servicer has determined in accordance with the Servicing Standard that either--

          (1) such insurance is not available at commercially reasonable rates and that such hazards are not commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

          (2)  such insurance is not available at any rate;

     A Servicing Transfer Event will cease to exist, if and when a specially serviced mortgage loan becomes a Corrected Mortgage Loan.

     Notwithstanding the foregoing, a Servicing Transfer Event will not occur based upon a default with respect to any underlying mortgage loan as to which default the holder of any related CBA B-Note Companion Loan may exercise cure rights, unless and until the applicable cure period has elapsed without any exercise of such cure.

     "SHADOW ANCHOR" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

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     "SIGNIFICANT MORTGAGE LOANS" means an underlying mortgage loan:

     -    the principal balance of which is $20,000,000 or more; or

     - that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers,

          1. represents a specified percentage of the aggregate outstanding principal balance of all of the mortgage pool at such time or

          2. is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the trust fund at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan).

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "STANDARD AVAILABLE P&I FUNDS" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     -    Yield Maintenance Charges,

     -    Post-ARD Additional Interest,

     -    Static Prepayment Premiums, or

     -    Class TM Available P&I Funds.

     The trustee will apply the Standard Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2005-C2 certificates (other than the class A-MFL, TM and V certificates) and the class A-MFL REMIC II regular interest on that date.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust fund, an amount that:

     - will initially equal its unpaid principal balance as of its cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any adjustments to that Total Principal Distribution Amount in accordance with the last paragraph of the definition of "Total Principal Distribution Amount" below), and

          2. any reduction in the outstanding principal balance of that mortgage loan pursuant to a modification or a bankruptcy proceeding during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "STATIC PREPAYMENT PREMIUM" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

     "SWAP DEFAULT" has the meaning given to that term under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

     "SWAP PREMIUM" has the meaning given to that term under "U.S. Federal Income Tax Consequences--The Class A-MFL Certificates" in this prospectus supplement.

     "TI/LC," "TI&LC" or "LC&TI" means tenant improvements and leasing commissions.

     "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2005-C2 certificates (other than the class A-MFL certificates) and the class A-MFL REMIC II regular interest on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" means:

     - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the underlying mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related underlying mortgage loan or on a due date for the related underlying mortgage loan subsequent to the end of the related collection period,

          2. all monthly payments of principal received by or on behalf of the trust fund with respect to the underlying mortgage loans prior to, but that are due during, the related collection period,

          3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related mortgage loan, and

          4. all advances of principal made with respect to the underlying mortgage loans for that distribution date; and

     - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any distribution date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such distribution date. The Total Principal Distribution Amount will be increased on any distribution date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to any underlying mortgage loan, but only if and to the extent such advance was previously reimbursed from principal collections that would otherwise have constituted part of the Total Principal Distribution Amount for a prior distribution date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior distribution date. In addition, if any insurance proceeds, condemnation proceeds or liquidation proceeds were received and/or a final recovery determination were made with respect to any underlying mortgage loan during any particular collection period, then the portion of the Total Principal Distribution Amount for the related distribution date that is otherwise allocable to that underlying mortgage loan will be reduced (to not less than zero) by any special servicing fees, liquidation fees or interest on advances previously paid with respect to that underlying mortgage loan from collections on the mortgage pool other than Default Interest and/or late payment charges.

     In no event will any payments or other collections of principal allocable to the CBA B-Note Companion Loans be included in the calculation of the Total Principal Distribution Amount.

     "TREASURY" has the meaning given to that term under "U.S. Federal Income Tax Consequences--The Class A-MFL Certificates" in this prospectus supplement.

     "TRI-COUNTY MALL CHANGE-OF-CONTROL EVENT" means the event that exists when the total principal balance of the class TM certificates, net of any Appraisal Reduction Amount allocable to the Tri-County Mall Mortgage Loan, is less than 25% of the initial total principal balance of the class TM certificates.

     "TRI-COUNTY MALL CURE PAYMENT" means any payment made by the Class TM Consulting Certificateholder to cure a default on the part of the related borrower under the Tri-County Mall Mortgage Loan.

     "TRI-COUNTY MALL CURE PERIOD" means, as regards the Tri-County Mall Mortgage Loan, the period within five business days of receipt of notice with respect to a monetary default and within 30 days of notice of a non-monetary default.

     "TRI-COUNTY MALL JUNIOR PORTION" means the junior portion of the Tri-County Mall Mortgage Loan that consists of $9,000,000 of the entire cut-off date principal balance of the Tri-County Mall Mortgage Loan.

     "TRI-COUNTY MALL MORTGAGE LOAN" means the mortgage loan with a cut-off date principal balance of $158,000,000 that is secured by a lien on the related borrower's interest in the Tri-County Mall Property, which mortgage loan will be in the trust fund.

     "TRI-COUNTY MALL PAYMENT TRIGGER EVENT" means any of the following:

     (a)  an event of default under the Tri-County Mall Mortgage Loan;

     (b) a Servicing Transfer Event exists with respect to the Tri-County Mall Mortgage Loan;

     (c)  the Tri-County Mall Property has become an REO Property; or

     (d) payments of principal and interest are being made with respect to the Tri-County Mall Mortgage Loan in accordance with a modification or forbearance agreement.

     "TRI-COUNTY MALL PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as the "Tri-County Mall".

     "TRI-COUNTY MALL SENIOR PORTION" means the senior portion of the Tri-County Mall Mortgage Loan that consists of $149,000,000 of the entire cut-off date principal balance of the Tri-County Mall Mortgage Loan.

     "UNDERWRITER EXEMPTION" means PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO" or "U/W DSCR" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in May 2005, if any, or otherwise on its first due date;

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

          1.   the total Underwritten Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in May 2005, if any, or otherwise on their first due date; and

     -    with respect to the Tri-County Mall Senior Portion, the ratio of--

          1. the Underwritten Net Cash Flow for the Tri-County Mall Property, to

          2. twelve times an amount equal to the Initial Tri-County Mall Senior Percentage of the monthly debt service payment for the Tri-County Mall Mortgage Loan due on its first due date;

provided that, if the subject mortgage loan or group of mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in May 2005 through and including the due date in April 2006 (or, in the case of a mortgage loan with its first due date in June 2005, from and including the due date in June 2005 through and including the due date in May 2006) or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins.

     "UNDERWRITTEN EFFECTIVE GROSS INCOME" or "U/W EGI" means, with respect to any mortgaged real property securing an underlying mortgage loan, the Estimated Annual Revenues for that property.

     "UNDERWRITTEN NET CASH FLOW" or "U/W NCF" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     -    is equal to the excess of--

          1.   the Estimated Annual Revenues for the property, over

          2.   the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the related underlying mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "UNDERWRITTEN NET OPERATING INCOME" or "U/W NOI" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     -    underwritten recurring replacement reserve amounts;

     -    capital improvements, including recurring capital improvements;

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "UNITED STATES PERSON" means--

     -    a citizen or resident of the United States,

     -    a domestic partnership,

     -    a domestic corporation,

     - any estate, other than a foreign estate within the meaning of paragraph (31) of section 7701(a) of the Code, and

     -    any trust if--

          1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

          2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

     "UNITS" means--

     - in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of Pads,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

     "U/W" means underwritten.

     "WEIGHTED AVERAGE NET MORTGAGE PASS-THROUGH RATE" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to the Tri-County Mall Senior Portion and all of the other mortgage loans in the trust fund for that distribution date, weighted on the basis of their respective Stated Principal Balances (or, in the case of the Tri-County Mall Senior Portion, its Allocated Principal Balance) immediately prior to that distribution date.

     "WELLS FARGO" means Wells Fargo Bank, N.A.

     "YEAR BUILT" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "YEAR RENOVATED" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "YIELD MAINTENANCE CHARGE" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

     "YIELD MAINTENANCE PERIOD" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Yield Maintenance Charge.

     "YMx/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

     "YM/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

     "ZURICH" means Zurich Financial Services Group.

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
            MORTGAGE LOANS AND THE RELATED MORTGAGED REAL PROPERTIES

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

                 Engineering, TI/LC, Tax and Insurance Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                        Recurring Reserve Cap Information


NOTE: Information regarding principal balances, interest rates, loan-to-value ratios and debt service coverage ratios in this Exhibit A-1, insofar as it relates to the Tri-County Mall Mortgage Loan, reflects the Tri-County Mall Senior Portion.

                                      A-1-1

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                   CUT-OFF DATE
               LOAN                                                  PRINCIPAL
  #   CROSSED  GROUP  PROPERTY NAME                                 BALANCE(1)    MANAGEMENT COMPANY
  -   -------  -----  -------------                                 ----------    ------------------
  1              1    Tri-County Mall                              $ 149,000,000  Thor Equities, LLC
  2              1    390 Park Avenue                                110,000,000  RFR Realty LLC
  3              1    Washington Mutual Irvine Campus                106,000,000  Maguire Properties, L.P.
  4      A       1    SP - 414 North Orleans                          23,130,000  Spectrum Real Estate Properties, Inc.
  5      A       1    SP - 820 North Orleans                          18,200,000  Spectrum Real Estate Properties, Inc.
  6      A       1    SP - 350 North LaSalle                          17,250,000  Spectrum Real Estate Properties, Inc.
  7      A       1    SP - 311 West Superior                           9,915,000  Spectrum Real Estate Properties, Inc.
  8      A       1    SP - 400 West Erie                               9,535,000  Spectrum Real Estate Properties, Inc.
  9      A       1    SP - 750 North Orleans                           7,670,000  Spectrum Real Estate Properties, Inc.
 10              1    65 Broadway                                     75,000,000  A.M. Property Holdings Corp.
 11              1    Penn's Landing Hyatt Regency                    45,000,000  Hyatt Corporation
 12      B       2    Yorktown Apartments                             29,100,000  CNC Investments, Ltd., L.L.P.
 13      B       2    Bluffs of Berkshire Apartments                  14,560,000  CNC Investments, Ltd., L.L.P.
 14              2    Indigo on Forest Apartments                     37,000,000  CNC Investments, Ltd., L.L.P.
 15              2    The Reserve at Park Central                     35,000,000  JPI Management Services, L.P.
 16              1    Manhattan Town Center                           32,932,513  Urban Retail Properties Co.
 17      C       2    Bexley at Lake Norman                           16,250,000  Weinstein Management Co. Inc.
 18      C       2    Addison Kings Crossing V                        13,800,000  Weinstein Management Co., Inc.
 19      D       2    Newport Apartments                              12,850,000  CNC Investments, LTD., L.L.P.
 20      D       2    Sunchase Apartments                              8,560,000  CNC Investments, Ltd., L.L.P.
 21      D       2    Benchmark Apartments                             8,400,000  CNC Investments, Ltd., L.L.P.
 22              1    Elk Grove Marketplace                           26,870,501  Owner Managed
 23              1    Plaza 600                                       21,975,647  Vance Corporation
 24              1    Rhodes Ranch Town Center                        21,500,000  BayHarbor Management Services, Inc.
 25              1    Southlake Pavilion I & II                       19,950,000  The Shopping Center Group, LLC
 26              2    6200 Gessner Apartments                         18,250,000  CNC Investments, Ltd., L.L.P.
 27              2    Hartford Place Apartments                       18,192,458  CNC Investments, Ltd., L.L.P.
 28              2    The Oaks of Woodforest Apartments               17,722,405  CNC Investments, Ltd., L.L.P.
 29              1    152 Madison Avenue                              16,100,000  Winoker Realty Company, Inc.
 30              2    Royal Pointe Apartments                         15,600,000  Clark Whitehill Enterprises, Inc.
 31              1    Five Star Plaza                                 15,000,000  Arizona Partners
 32              2    Timberlakes at Atascocita                       14,800,000  Asset Plus Corporation
 33              1    Carousel Hotel                                  14,184,673  Hospitality Partners
 34              2    42 Magnolia Apartments                          13,700,000  Estates Management Company
 35              1    Office Depot Shopping Center                    13,538,802  Owner Managed
 36              2    Blackhawk Trails Apartments                     13,000,000  McKenzie Apartment Company, LLC
 37              1    Plaza Mayor                                     12,000,000  Owner Managed
 38              1    Rockford Crossings                              11,440,000  KRC Property Management I, Inc.
 39              1    6400 Goldsboro Road                             11,100,000  Triumph Development LLC
 40              1    148 Madison Avenue                              11,000,000  Winoker Realty Company, Inc.
 41              1    EaglePicher Corporate Headquarters Building     11,000,000  Matthews Asset Management, Inc DBA MSREA
                                                                                  (Main Street Real Estate Advisors)
 42              1    Alexandria Power Center                         10,400,000  Hauck Holdings, Ltd.
 43              1    Frontier Plaza                                  10,000,000  John Uhart Commercial Real Estate Services, LLC
 44              1    Union Woods                                     10,000,000  Owner Managed
 45              1    Foods Co.                                        9,964,987  Owner Managed
 46              2    The Reserve at Lakeshore                         9,700,000  DEL Development Corporation
 47      E       1    Tri-Valley Plaza                                 4,977,584  Colliers Iliff Thorn Real Estate Services, Inc.
 48      E       1    Cottonwood Plaza                                 4,479,826  Colliers Iliff Thorn Real Estate Services, Inc.
 49              1    First Place Office Building                      9,358,250  Owner Managed
 50              1    Poway Plaza                                      9,000,000  Stepstone Real Estate Services, Inc
 51              2    Berkshire Crossing Apartments                    8,880,000  CNC Investments, Ltd., L.L.P.
 52              1    Courtyard by Marriott Reno                       8,651,455  InterMountain Management, LLC
 53              1    Sony Computer Entertainment Building             8,500,000  Verialliance
 54              2    Greentree Village Apartments                     8,400,000  Owner Managed
 55              2    Arrowhead Apts/Bluffview Townhouses              8,171,044  Owner Managed
 56              2    Brittany Square Apartments                       8,063,687  CNC Investments, Ltd., L.L.P.
 57a             1    Americo - Science Place                          4,975,000  Americo Real Estate, Ltd.
 57b             1    Americo - State Farm Office                      2,987,000  Americo Real Estate, Ltd.
 58              1    Plymouth Industrial Center                       7,780,077  Premier Realty, L.L.C.
 59              1    Zanesville Country Fair Shopping Center          7,591,990  Casto Properties
 60              1    Meridian at Orange Retail                        7,500,000  DSB Properties, Inc.
 61              2    Lofts at Canal Walk Phase I                      7,366,763  Main Street Realty, Inc.
 62              1    Southgate Estates MHP                            6,863,182  South Park Mobile Home Sales, Inc.
 63              1    Bridgeport Landing                               6,600,000  Owner Managed
 64              2    Pershing Pointe                                  6,569,178  Property Counselors Management Group II, LLC
                                                                                  dba Property Counselors Management Group
 65              2    Providence Apartments                            6,400,000  CNC Investments, Ltd., L.L.P.
 66a             1    Riya Hospitality Hampton Inn Greenspoint         4,454,272  Richfield Hospitality, Inc.
 66b             1    Riya Hospitality Clarion                         1,718,076  Richfield Hospitality, Inc.
 67              1    Diagonal Marketplace                             6,100,000  Owner Managed
 68              2    Highwood Village Apartments                      6,087,444  First Merchants Group
 69              1    Foley Towne Square                               5,969,900  Terra Management Company
 70a             2    Augusta Estates                                  2,091,462  Owner Managed
 70b             2    Country Aire                                     1,942,072  Owner Managed
 70c             2    Moore Mobile Manor                               1,693,088  Owner Managed
 71              1    Courtyard by Marriott Monroe                     5,692,412  InterMountain Management, LLC
 72              2    Upperclassman & Thorntree Apartments             5,622,367  Pancake Property Services
 73              1    Phenix Crossing Shopping Center                  5,535,000  Inland US Management LLC
 82              1    Stowaway Self Storage                            4,950,000  Owner Managed
 86              1    Washington Road Self Storage                     4,725,000  Owner Managed
 74              1    Centennial-Hanford Center Phase II               5,468,951  Paynter Realty
 75              1    Lighthouse Square                                5,450,000  Federal Management Co., Inc.
 76              1    Courtyard by Marriott Shreveport                 5,369,869  InterMountain Management, LLC
 77              1    Courtyard by Marriott Texarkana                  5,369,869  InterMountain Management, LLC
 78              1    Jewelers Exchange                                5,181,762  Owner Managed
 79              2    Palm Court Apartments                            4,980,000  Owner Managed
 80              1    1960 Gallows Road                                4,973,267  Allen & Rocks, Inc.

               LOAN
  #   CROSSED  GROUP  PROPERTY NAME                                ADDRESS                                       CITY
  -   -------  -----  -------------                                -------                                       ----
  1              1    Tri-County Mall                              11700 Princeton Pike                          Cincinnati
  2              1    390 Park Avenue                              390 Park Avenue                               New York
  3              1    Washington Mutual Irvine Campus              17838 and 17872 Gillette Avenue and 17875
                                                                   and 17877 Von Karman Avenue                   Irvine
  4      A       1    SP - 414 North Orleans                       414 North Orleans Street                      Chicago
  5      A       1    SP - 820 North Orleans                       820 North Orleans Street                      Chicago
  6      A       1    SP - 350 North LaSalle                       350 North LaSalle Street                      Chicago
  7      A       1    SP - 311 West Superior                       311 West Superior Street                      Chicago
  8      A       1    SP - 400 West Erie                           400 West Erie Street                          Chicago
  9      A       1    SP - 750 North Orleans                       750 North Orleans Street                      Chicago
 10              1    65 Broadway                                  65 Broadway                                   New York
 11              1    Penn's Landing Hyatt Regency                 201 South Columbus Boulevard                  Philadelphia
 12      B       2    Yorktown Apartments                          2530 Yorktown Street                          Houston
 13      B       2    Bluffs of Berkshire Apartments               1704 Nelms Drive                              Austin
 14              2    Indigo on Forest Apartments                  9669 Forest Lane                              Dallas
 15              2    The Reserve at Park Central                  12009 Coit Road                               Dallas
 16              1    Manhattan Town Center                        100 Manhattan Town Center                     Manhattan
 17      C       2    Bexley at Lake Norman                        20705 Sterling Bay Lane East                  Cornelius
 18      C       2    Addison Kings Crossing V                     10002 Castile Court                           Richmond
 19      D       2    Newport Apartments                           10802 West Hillsborough Avenue                Tampa
 20      D       2    Sunchase Apartments                          5909 30th Avenue West                         Bradenton
 21      D       2    Benchmark Apartments                         3424 West Country Club Drive                  Irving
 22              1    Elk Grove Marketplace                        8507-8519 Bond Road                           Elk Grove
 23              1    Plaza 600                                    600 Stewart Street                            Seattle
 24              1    Rhodes Ranch Town Center                     7345-7445 South Durango Road                  Las Vegas
 25              1    Southlake Pavilion I & II                    1956-1994 Mount Zion Road                     Morrow
 26              2    6200 Gessner Apartments                      8721 Town Park Drive                          Houston
 27              2    Hartford Place Apartments                    500 Northside Circle Northwest                Atlanta
 28              2    The Oaks of Woodforest Apartments            250 Uvalde Road                               Houston
 29              1    152 Madison Avenue                           152 Madison Avenue                            New York
 30              2    Royal Pointe Apartments                      1749 Lacrosse Drive                           Virginia Beach
 31              1    Five Star Plaza                              6850 Five Star Boulevard                      Rocklin
 32              2    Timberlakes at Atascocita                    18551 Timber Forest Drive                     Humble
 33              1    Carousel Hotel                               11700 Coastal Highway                         Ocean City
 34              2    42 Magnolia Apartments                       5150 Forest Drive                             Columbia
 35              1    Office Depot Shopping Center                 101-123, 131 and 143 Bowie Road, 15004,
                                                                   15006 and 15101 Baltimore Avenue and 820
                                                                   2nd Street                                    Laurel
 36              2    Blackhawk Trails Apartments                  732 Bear Claw Way                             Madison
 37              1    Plaza Mayor                                  5001-5055 Pacific Coast Highway               Torrance
 38              1    Rockford Crossings                           249, 269, 275, 277 and 281 Deane Drive        Rockford
 39              1    6400 Goldsboro Road                          6400 Goldsboro Road                           Bethesda
 40              1    148 Madison Avenue                           148 Madison Avenue                            New York
 41              1    EaglePicher Corporate Headquarters Building  3402 East University Drive                    Phoenix
 42              1    Alexandria Power Center                      1804 MacArthur Drive                          Alexandria
 43              1    Frontier Plaza                               1921 North Carson Street                      Carson City
 44              1    Union Woods                                  7090 Union Park Center                        Midvale
 45              1    Foods Co.                                    1800 Folsom Street                            San Francisco
 46              2    The Reserve at Lakeshore                     5600 Lake Resort Terrace                      Chattanooga
 47      E       1    Tri-Valley Plaza                             1355 East Florence Boulevard                  Casa Grande
 48      E       1    Cottonwood Plaza                             1100 State Highway 260                        Cottonwood
 49              1    First Place Office Building                  100 East Ferguson Street                      Tyler
 50              1    Poway Plaza                                  13301-13397 Poway Road                        Poway
 51              2    Berkshire Crossing Apartments                7600 Kirby Drive                              Houston
 52              1    Courtyard by Marriott Reno                   6855 South Virginia Street                    Reno
 53              1    Sony Computer Entertainment Building         10030 Barnes Canyon Road                      San Diego
 54              2    Greentree Village Apartments                 6900 South 125th Street                       Seattle
 55              2    Arrowhead Apts/Bluffview Townhouses          3148 Maple Drive                              La Crosse
 56              2    Brittany Square Apartments                   4720 Reading Road                             Rosenberg
 57a             1    Americo - Science Place                      1615 - 1701 Science Place                     Rockwall
 57b             1    Americo - State Farm Office                  3125 West Loop 820 South                      Fort Worth
 58              1    Plymouth Industrial Center                   13101 Eckles Road                             Plymouth
 59              1    Zanesville Country Fair Shopping Center      3387 Maple Avenue                             Zanesville
 60              1    Meridian at Orange Retail                    655-691 South Main Street                     Orange
 61              2    Lofts at Canal Walk Phase I                  1900 East Cary Street                         Richmond
 62              1    Southgate Estates MHP                        2402 22nd Street                              Bloomington
 63              1    Bridgeport Landing                           2700 Bridgeport Way West                      University Place
 64              2    Pershing Pointe                              4304-4306 Pershing Pointe Place               Orlando
 65              2    Providence Apartments                        11700 Audelia Road                            Dallas
 66a             1    Riya Hospitality Hampton Inn Greenspoint     502 North Sam Houston Parkway                 Houston
 66b             1    Riya Hospitality Clarion                     500 North Sam Houston Parkway                 Houston
 67              1    Diagonal Marketplace                         989-1020, 1100 Ken Pratt Boulevard            Longmont
 68              2    Highwood Village Apartments                  174 St. Anselm's Drive                        Goffstown
 69              1    Foley Towne Square                           3100-3210 Silver Lake Road                    Fenton
 70a             2    Augusta Estates                              2526 Milledgeville Road                       Augusta
 70b             2    Country Aire                                 2212 West Georgia Road                        Simpsonville
 70c             2    Moore Mobile Manor                           1600 Oakwood Drive                            West Columbia
 71              1    Courtyard by Marriott Monroe                 4915 Pecanland Mall Drive                     Monroe
 72              2    Upperclassman & Thorntree Apartments         (2)                                           Huntington
 73              1    Phenix Crossing Shopping Center              5408 Summerville Road                         Phenix City
 82              1    Stowaway Self Storage                        3044 Washington Road                          Augusta
 86              1    Washington Road Self Storage                 4080 Washington Road                          Martinez
 74              1    Centennial-Hanford Center Phase II           168-204 North 12th Avenue                     Hanford
 75              1    Lighthouse Square                            441 Long Hill Road                            Groton
 76              1    Courtyard by Marriott Shreveport             6001 Financial Plaza                          Shreveport
 77              1    Courtyard by Marriott Texarkana              5001 North Cowhorn Creek Loop                 Texarkana
 78              1    Jewelers Exchange                            861 6th Avenue                                San Diego
 79              2    Palm Court Apartments                        1843 North Cherokee Avenue                    Los Angeles
 80              1    1960 Gallows Road                            1960 Gallows Road                             Vienna

               LOAN
  #   CROSSED  GROUP  PROPERTY NAME                                COUNTY               STATE  ZIP CODE
  -   -------  -----  -------------                                ------               -----  --------
  1              1    Tri-County Mall                              Hamilton               OH    45246
  2              1    390 Park Avenue                              New York               NY    10022
  3              1    Washington Mutual Irvine Campus              Orange                 CA    92614
  4      A       1    SP - 414 North Orleans                       Cook                   IL    60610
  5      A       1    SP - 820 North Orleans                       Cook                   IL    60610
  6      A       1    SP - 350 North LaSalle                       Cook                   IL    60610
  7      A       1    SP - 311 West Superior                       Cook                   IL    60610
  8      A       1    SP - 400 West Erie                           Cook                   IL    60610
  9      A       1    SP - 750 North Orleans                       Cook                   IL    60610
 10              1    65 Broadway                                  New York               NY    10006
 11              1    Penn's Landing Hyatt Regency                 Philadelphia           PA    19106
 12      B       2    Yorktown Apartments                          Harris                 TX    77056
 13      B       2    Bluffs of Berkshire Apartments               Travis                 TX    78744
 14              2    Indigo on Forest Apartments                  Dallas                 TX    75243
 15              2    The Reserve at Park Central                  Dallas                 TX    75251
 16              1    Manhattan Town Center                        Riley                  KS    66502
 17      C       2    Bexley at Lake Norman                        Mecklenburg            NC    28031
 18      C       2    Addison Kings Crossing V                     Henrico                VA    23238
 19      D       2    Newport Apartments                           Hillsborough           FL    33615
 20      D       2    Sunchase Apartments                          Manatee                FL    34209
 21      D       2    Benchmark Apartments                         Dallas                 TX    75038
 22              1    Elk Grove Marketplace                        Sacramento             CA    95624
 23              1    Plaza 600                                    King                   WA    98101
 24              1    Rhodes Ranch Town Center                     Clark                  NV    89113
 25              1    Southlake Pavilion I & II                    Clayton                GA    30260
 26              2    6200 Gessner Apartments                      Harris                 TX    77036
 27              2    Hartford Place Apartments                    Fulton                 GA    30309
 28              2    The Oaks of Woodforest Apartments            Harris                 TX    77015
 29              1    152 Madison Avenue                           New York               NY    10016
 30              2    Royal Pointe Apartments                      Virginia Beach City    VA    23464
 31              1    Five Star Plaza                              Placer                 CA    95677
 32              2    Timberlakes at Atascocita                    Harris                 TX    77346
 33              1    Carousel Hotel                               Worcester              MD    21842
 34              2    42 Magnolia Apartments                       Richland               SC    29602
 35              1    Office Depot Shopping Center                 Prince George's        MD    20707
 36              2    Blackhawk Trails Apartments                  Dane                   WI    53717
 37              1    Plaza Mayor                                  Los Angeles            CA    90505
 38              1    Rockford Crossings                           Winnebago              IL    61107
 39              1    6400 Goldsboro Road                          Montgomery             MD    20817
 40              1    148 Madison Avenue                           New York               NY    10016
 41              1    EaglePicher Corporate Headquarters Building  Maricopa               AZ    85034
 42              1    Alexandria Power Center                      Rapides                LA    71301
 43              1    Frontier Plaza                               Carson City            NV    89701
 44              1    Union Woods                                  Salt Lake              UT    84047
 45              1    Foods Co.                                    Contra Costa           CA    94103
 46              2    The Reserve at Lakeshore                     Hamilton               TN    37415
 47      E       1    Tri-Valley Plaza                             Pinal                  AZ    85222
 48      E       1    Cottonwood Plaza                             Yavapai                AZ    86326
 49              1    First Place Office Building                  Smith                  TX    75702
 50              1    Poway Plaza                                  San Diego              CA    92064
 51              2    Berkshire Crossing Apartments                Harris                 TX    77030
 52              1    Courtyard by Marriott Reno                   Washoe                 NV    89511
 53              1    Sony Computer Entertainment Building         San Diego              CA    92121
 54              2    Greentree Village Apartments                 King                   WA    98178
 55              2    Arrowhead Apts/Bluffview Townhouses          La Crosse              WI    54601
 56              2    Brittany Square Apartments                   Fort Bend              TX    77471
 57a             1    Americo - Science Place                      Rockwall               TX    75032
 57b             1    Americo - State Farm Office                  Tarrant                TX    76116
 58              1    Plymouth Industrial Center                   Wayne                  MI    48170
 59              1    Zanesville Country Fair Shopping Center      Muskingum              OH    43701
 60              1    Meridian at Orange Retail                    Orange                 CA    92868
 61              2    Lofts at Canal Walk Phase I                  Richmond City          VA    23223
 62              1    Southgate Estates MHP                        Mclean                 IL    61704
 63              1    Bridgeport Landing                           Pierce                 WA    98466
 64              2    Pershing Pointe                              Orange                 FL    32822
 65              2    Providence Apartments                        Dallas                 TX    75243
 66a             1    Riya Hospitality Hampton Inn Greenspoint     Harris                 TX    77060
 66b             1    Riya Hospitality Clarion                     Harris                 TX    77060
 67              1    Diagonal Marketplace                         Boulder                CO    80501
 68              2    Highwood Village Apartments                  Hillsborough           NH    03045
 69              1    Foley Towne Square                           Genessee               MI    48430
 70a             2    Augusta Estates                              Richmond               GA    30904
 70b             2    Country Aire                                 Greenville             SC    29680
 70c             2    Moore Mobile Manor                           Lexington              SC    29169
 71              1    Courtyard by Marriott Monroe                 Ouachita               LA    71203
 72              2    Upperclassman & Thorntree Apartments         Cabell                 WV    25703
 73              1    Phenix Crossing Shopping Center              Lee                    AL    36867
 82              1    Stowaway Self Storage                        Richmond               GA    30907
 86              1    Washington Road Self Storage                 Columbia               GA    30907
 74              1    Centennial-Hanford Center Phase II           Kings                  CA    93230
 75              1    Lighthouse Square                            New London             CT    06340
 76              1    Courtyard by Marriott Shreveport             Caddo Parish           LA    71129
 77              1    Courtyard by Marriott Texarkana              Bowie                  TX    75503
 78              1    Jewelers Exchange                            San Diego              CA    92101
 79              2    Palm Court Apartments                        Los Angeles            CA    90028
 80              1    1960 Gallows Road                            Fairfax                VA    22182

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                   CUT-OFF DATE
               LOAN                                                  PRINCIPAL
  #   CROSSED  GROUP  PROPERTY NAME                                 BALANCE(1)    MANAGEMENT COMPANY
  -   -------  -----  -------------                                 ----------    ------------------
 81              2    Reseda MHP                                   $   4,963,040  Owner Managed
 83              1    Hemby Woods Shopping Center                      4,936,011  Commercial Properties, Inc. of Raleigh
 84a             1    Curtiss Wright Building IV                       2,167,306  Royal American Group, Co.
 84b             1    Curtiss Wright Building III                      1,419,959  Royal American Group, Co.
 84c             1    Curtiss Wright Building II                       1,195,755  Royal American Group, Co.
 85              1    College Station                                  4,757,391  Pulliam Properties, Inc.
 87              1    Village of Overland Pointe                       4,625,000  Johnson County Management
 88              2    Sherwood MHP                                     4,600,000  Waterhouse Management Corp.
 89              2    Teakwood Village Apartments                      4,592,868  Teakwood Village, LLC
 90              1    The Regent Apartments                            4,500,000  BPM Senior Living Company
 91              1    3L Self Storage                                  4,381,317  Legacy Management Company
 92              1    Fairfield Inn Scottsdale                         4,350,588  InterMountain Management, LLC
 93              2    Courtyard Garden Apartments                      4,330,643  The Lipton Group, Inc.
 94              1    Pine Tree Village                                4,201,257  Spectrum Cauble Management, LLC
 95              1    Residence Inn Shreveport Airport                 4,176,565  InterMountain Management, LLC
 96              2    Deerfield Crossing Apartments                    4,030,946  Associated Land Management, Inc.
 97              2    Mill Pond Apartments                             4,030,946  Associated Land Management, Inc.
 98              1    2775 Shermer                                     3,994,093  Avgeris & Associates, Inc.
 99              1    Americana Estates MHP                            3,981,629  York Properties, Inc.
 100             2    River Rock Apartments                            3,972,019  Owner Managed
 101             1    East Pointe Village                              3,958,715  Commercial Properties, Inc.
 102             1    3400 Bissonnet Building                          3,933,451  Owner Managed
 103             2    Wood Forest                                      3,873,493  BH Management Services, Inc.
 104             1    Islander MHP                                     3,856,032  Owner Managed
 105             1    Springhill Suites Inn Lawton                     3,815,262  InterMountain Management, LLC
 106             1    Preston Alpha Shopping Center                    3,766,626  RBI Properties, Inc.
 107             1    Lakefront II                                     3,692,834  Owner Managed
 108             1    4035 Premier Drive                               3,589,348  Triad Commercial Property Management, LLC
 109             1    Bell & Grand Mini Storage                        3,581,243  Professional Self Storage Management
 110             2    Mallard Landing Apartments                       3,575,248  Associated Land Management, Inc.
 111             2    Western View on the Hill Apartments              3,502,573  Philip and Deneen Sisia dba Western View on
                                                                                  the Hill
 112             1    Cypress Run Plaza                                3,489,345  Perrine & Wheeler Real Estate Co.
113a             2    University Village                               1,016,643  Owner Managed
113b             2    Winch Lane Apartments                              796,828  Owner Managed
113c             2    Governor Apartments                                638,836  Owner Managed
113d             2    420 Edwards Apartments                             460,237  Owner Managed
113e             2    727 West Governor Apartments                       453,368  Owner Managed
 114             1    Irongate Village Shopping Center                 3,336,186  Grubb & Ellis/Harris & Bates
 115             1    Woodland Plaza                                   3,327,839  Wessex Service Company
 116             1    Cranberry Commons                                3,183,491  Schostak Brothers & Company, Inc.
 117             1    Consolidated Metco Building                      3,145,681  Gladstone Commercial
 118             1    Fiesta Center II                                 3,096,607  Meach Management, LLC
 119             1    622-624 Davis Street                             3,037,903  Davis Street Land Company, L.L.C.
 120             1    Elm Street Bldg                                  2,994,378  Owner Managed
 121             2    Regal Pointe Apartments                          2,986,849  Sumar Enterprises, Inc.
 122             1    Village Court                                    2,855,016  Owner Managed
 123             2    Sunrise Apartments                               2,839,994  VPM Management LLC
 124             1    North Plaza Shopping Center                      2,500,000  Riddle Commercial Properties, Inc.
 125             2    Greenbush Apartments                             2,488,086  Forward Management, Inc.
 126             1    South 40 RV Ranch                                2,383,562  Timan Land Company
 127             1    3333 Beltway Place                               2,379,939  Carmichael Development Company
 128             1    Roundy's Ground Lease                            2,371,439  Owner Managed
 129             1    West Burlington Shopping Center                  2,316,565  Spectra Group, Inc.
 130             1    770 Middle Neck Road                             2,295,506  Owner Managed
 131             1    Food Lion Center                                 2,239,465  Owner Managed
 132             1    172 Dyckman Street                               2,232,892  ISJ Management Corp.
 133             1    Lambertson Lakes I                               2,192,205  Homkor, Inc.
 134             2    Douglas Pointe II Apts                           2,150,000  Flaherty & Collins Properties
 135             1    Three Fountains Plaza                            2,061,217  Edens & Avant Real Estate Services LLC
 136             1    4830 Hollywood Boulevard                         1,994,152  Owner Managed
 137             2    Windsor Lodge Apartments                         1,941,751  Owner Managed
 138             1    Sunrise Terrace MHP                              1,918,618  Owner Managed
 139             1    Houston Center Office Building                   1,913,525  ReMarq Property Management
 140             2    Hyde Park Apartments                             1,890,217  Owner Managed
 141             2    Islander Apartments                              1,882,607  Owner Managed
 142             1    Buckingham Village MHC                           1,860,124  Owner Managed
 143             1    Office Depot Murfreesboro                        1,825,000  Owner Managed
 144             1    Villa Bonita Apartments                          1,797,889  Harrison Properties
 145             1    727 Fairview Drive                               1,744,536  Owner Managed
 146             2    New Britain                                      1,609,563  Owner Managed
 147             1    Webbs Plaza                                      1,593,142  Owner Managed
 148             1    CVS Crabapple                                    1,592,814  Coro Realty Advisors, LLC
 149             1    Columbia Village Shopping Center                 1,591,412  Pro Properties, LLC
 150             2    Fishermans Cove MHC                              1,560,000  Owner Managed
 151             1    Montgomery Office Building                       1,526,141  Innovative Property Services, LLC
 152             1    Office Depot Milford                             1,500,000  Owner Managed
 153             2    1995-2001 Coney Island Avenue                    1,487,823  Owner Managed
 154             2    Chestnut Hill Apartments                         1,397,382  Owner Managed
 155             1    Virginia Place                                   1,323,678  Southeast Management and Leasing Corp.
 156             1    Old School Square Office                         1,197,650  Owner Managed
 157             1    Sugarbush Plaza Shopping Center                  1,192,729  Owner Managed
 158             1    Green Sky Retail Center                          1,128,717  Owner Managed
 159             1    Broadway Commons Plaza                           1,097,818  Owner Managed
 160             2    Lake Park Colonial Apartments                    1,096,913  Owner Managed
 161             1    Shady Oaks MHP                                   1,095,373  Owner Managed
 162             2    Fox Creek MHC                                    1,005,947  Owner Managed


               LOAN
  #   CROSSED  GROUP  PROPERTY NAME                                ADDRESS                                       CITY
  -   -------  -----  -------------                                -------                                       ----
 81              2    Reseda MHP                                   6545 Wilbur Avenue                            Reseda
 83              1    Hemby Woods Shopping Center                  7822 Idlewild Road                            Indian Trail
 84a             1    Curtiss Wright Building IV                   26451 Curtiss Wright Parkway                  Richmond Heights
 84b             1    Curtiss Wright Building III                  26391 Curtiss Wright Parkway                  Richmond Heights
 84c             1    Curtiss Wright Building II                   26361 Curtiss Wright Parkway                  Richmond Heights
 85              1    College Station                              101-102 College Station Drive                 Brevard
 87              1    Village of Overland Pointe                   8301-8651 West 135th St.                      Overland Park
 88              2    Sherwood MHP                                 3753 East Avenue I                            Lancaster
 89              2    Teakwood Village Apartments                  515 Gardere Lane                              Baton Rouge
 90              1    The Regent Apartments                        440 Northwest Elks Drive                      Corvallis
 91              1    3L Self Storage                              3333 Madison Pike                             Fort Wright
 92              1    Fairfield Inn Scottsdale                     13440 North Scottsdale Road                   Scottsdale
 93              2    Courtyard Garden Apartments                  9315 Koenig Circle                            Berkeley
 94              1    Pine Tree Village                            6080 Bethelview Road and 2350 Atlanta Highway Cumming
 95              1    Residence Inn Shreveport Airport             4910 West Monkhouse Drive                     Shreveport
 96              2    Deerfield Crossing Apartments                1111 Deerfield Road                           Lebanon
 97              2    Mill Pond Apartments                         5310 West Keller Road                         Muncie
 98              1    2775 Shermer                                 2775 Shermer Road                             Northbrook
 99              1    Americana Estates MHP                        5407 Aloha Lane                               Casco
 100             2    River Rock Apartments                        1210-1240 Otis Street                         Missoula
 101             1    East Pointe Village                          US Highway 421 at Winterlochen Drive          Dunn
 102             1    3400 Bissonnet Building                      3400 Bissonnet Street                         Houston
 103             2    Wood Forest                                  2614 University Drive                         Nacogdoches
 104             1    Islander MHP                                 201 Madrona Way Northeast                     Bainbridge Island
 105             1    Springhill Suites Inn Lawton                 3 Southeast Interstate Drive                  Lawton
 106             1    Preston Alpha Shopping Center                6075 Alpha Road and 13656 Preston Road        Dallas
 107             1    Lakefront II                                 112-119 Lakefront Drive                       Hunt Valley
 108             1    4035 Premier Drive                           4035 Premier Drive                            High Point
 109             1    Bell & Grand Mini Storage                    13331 West Bell Road                          Surprise
 110             2    Mallard Landing Apartments                   1205 Lake Boulevard                           Marion
 111             2    Western View on the Hill Apartments          1355 Western Avenue(US-50)                    Chillicothe
 112             1    Cypress Run Plaza                            13400 Benn's Church Boulevard                 Smithfield
113a             2    University Village                           407 West Calhoun Street                       Springfield
113b             2    Winch Lane Apartments                        1301-1305 Winch Road                          Springfield
113c             2    Governor Apartments                          1221-1223 West Governor Street                Springfield
113d             2    420 Edwards Apartments                       420 West Edwards Street                       Springfield
113e             2    727 West Governor Apartments                 727 West Governor Street                      Springfiled
 114             1    Irongate Village Shopping Center             6403 Iron Bridge Road                         Richmond
 115             1    Woodland Plaza                               3510-3624 West Bell Road                      Glendale
 116             1    Cranberry Commons                            1691 Route 228                                Cranberry Township
 117             1    Consolidated Metco Building                  171 Great Oak Drive                           Canton
 118             1    Fiesta Center II                             1285 - 1307 West Lane Avenue                  Columbus
 119             1    622-624 Davis Street                         622-624 Davis Street                          Evanston
 120             1    Elm Street Bldg                              1361 Elm Street                               Manchester
 121             2    Regal Pointe Apartments                      6111 Willowbend Boulevard                     Houston
 122             1    Village Court                                100 Village Court                             Hazlet
 123             2    Sunrise Apartments                           1429 East 46th Street                         Tacoma
 124             1    North Plaza Shopping Center                  2124 Fayetteville Road                        Rockingham
 125             2    Greenbush Apartments                         104 & 110 South Brooks Street and 1013 &
                                                                   1019 Milton Street                            Madison
 126             1    South 40 RV Ranch                            3600 West Orange Grove Road                   Tucson
 127             1    3333 Beltway Place                           4001 West Sam Houston Parkway                 Houston
 128             1    Roundy's Ground Lease                        760 West Johnson Street                       Fond Du Lac
 129             1    West Burlington Shopping Center              411 West Agency Road                          West Burlington
 130             1    770 Middle Neck Road                         770 Middle Neck Road                          Great Neck
 131             1    Food Lion Center                             2608 Main Street(US Highway 701)              Conway
 132             1    172 Dyckman Street                           172-178 Dyckman Street                        New York
 133             1    Lambertson Lakes I                           871-887 Thornton Parkway                      Thornton
 134             2    Douglas Pointe II Apts                       5525 Hyles Avenue                             Hammond
 135             1    Three Fountains Plaza                        3975-3985 Platt Springs Road                  West Columbia
 136             1    4830 Hollywood Boulevard                     4830 Hollywood Boulevard                      Los Angeles
 137             2    Windsor Lodge Apartments                     34800 Lakeshore Boulevard                     Eastlake
 138             1    Sunrise Terrace MHP                          7311 Chambers Creek Road West                 University Place
 139             1    Houston Center Office Building               717 South Houston Avenue                      Tulsa
 140             2    Hyde Park Apartments                         1410 Hyde Park Boulevard                      Houston
 141             2    Islander Apartments                          1501-1526 North Parvin Road                   Kansas City
 142             1    Buckingham Village MHC                       2910 Pat Booker Road                          Universal City
 143             1    Office Depot Murfreesboro                    620 Ridgely Road                              Murfreesboro
 144             1    Villa Bonita Apartments                      4727 Willis Avenue                            Sherman Oaks
 145             1    727 Fairview Drive                           727 Fairview Drive                            Carson City
 146             2    New Britain                                  205, 215, 225 & 235 North Street              New Britain
 147             1    Webbs Plaza                                  850 3rd Avenue South & 331 8th Street South   Saint Petersburg
 148             1    CVS Crabapple                                12070 Crabapple Road                          Roswell
 149             1    Columbia Village Shopping Center             6452, 6454, and 6562-6570 South Federal Way   Boise
 150             2    Fishermans Cove MHC                          36100 Dockside Place                          Dade City
 151             1    Montgomery Office Building                   9549 Montgomery Road                          Cincinnati
 152             1    Office Depot Milford                         275 Rivers Edge Drive                         Milford
 153             2    1995-2001 Coney Island Avenue                1995-2001 Coney Island Avenue                 Brooklyn
 154             2    Chestnut Hill Apartments                     108 Northampton Road                          Amsterdam
 155             1    Virginia Place                               832 Virginia Avenue and 801 Doug Davis Drive  Hapeville
 156             1    Old School Square Office                     75 Northwest 1st Avenue                       Delray Beach
 157             1    Sugarbush Plaza Shopping Center              2398-2450 Franklin Road                       Bloomfield Hills
 158             1    Green Sky Retail Center                      1805 South Padre Island Drive                 Corpus Christi
 159             1    Broadway Commons Plaza                       5231 Broadway Street                          San Antonio
 160             2    Lake Park Colonial Apartments                1865 Edgewood Avenue                          Jacksonville
 161             1    Shady Oaks MHP                               5812 Cedars Road                              Redding
 162             2    Fox Creek MHC                                One Fox Creek Lane                            Labadie

               LOAN
  #   CROSSED  GROUP  PROPERTY NAME                                COUNTY               STATE  ZIP CODE
  -   -------  -----  -------------                                ------               -----  --------
 81              2    Reseda MHP                                   Los Angeles            CA    91335
 83              1    Hemby Woods Shopping Center                  Union                  NC    28079
 84a             1    Curtiss Wright Building IV                   Cuyahoga               OH    44143
 84b             1    Curtiss Wright Building III                  Cuyahoga               OH    44143
 84c             1    Curtiss Wright Building II                   Cuyahoga               OH    44143
 85              1    College Station                              Transylvania           NC    28712
 87              1    Village of Overland Pointe                   Johnson                KS    66223
 88              2    Sherwood MHP                                 Los Angeles            CA    93535
 89              2    Teakwood Village Apartments                  East Baton Rouge       LA    70820
 90              1    The Regent Apartments                        Benton                 OR    97330
 91              1    3L Self Storage                              Kenton                 KY    41017
 92              1    Fairfield Inn Scottsdale                     Maricopa               AZ    85254
 93              2    Courtyard Garden Apartments                  Saint Louis            MO    63134
 94              1    Pine Tree Village                            Forsyth                GA    30040
 95              1    Residence Inn Shreveport Airport             Caddo Parish           LA    71109
 96              2    Deerfield Crossing Apartments                Warren                 OH    45036
 97              2    Mill Pond Apartments                         Delaware               IN    47304
 98              1    2775 Shermer                                 Cook                   IL    60062
 99              1    Americana Estates MHP                        Saint Clair            MI    48064
 100             2    River Rock Apartments                        Missoula               MT    59802
 101             1    East Pointe Village                          Harnett                NC    28334
 102             1    3400 Bissonnet Building                      Harris                 TX    77005
 103             2    Wood Forest                                  Nacogdoches            TX    75965
 104             1    Islander MHP                                 Kitsap                 WA    98110
 105             1    Springhill Suites Inn Lawton                 Comanche               OK    73501
 106             1    Preston Alpha Shopping Center                Dallas                 TX    75240
 107             1    Lakefront II                                 Baltimore              MD    21030
 108             1    4035 Premier Drive                           Gulford                NC    27265
 109             1    Bell & Grand Mini Storage                    Maricopa               AZ    85374
 110             2    Mallard Landing Apartments                   Marion                 OH    43302
 111             2    Western View on the Hill Apartments          Ross                   OH    45601
 112             1    Cypress Run Plaza                            Isle of Wight          VA    28379
113a             2    University Village                           Sangamon               IL    62702
113b             2    Winch Lane Apartments                        Sangamon               IL    62702
113c             2    Governor Apartments                          Sangamon               IL    62704
113d             2    420 Edwards Apartments                       Sangamon               IL    62704
113e             2    727 West Governor Apartments                 Sangamon               IL    62704
 114             1    Irongate Village Shopping Center             Chesterfield           VA    23234
 115             1    Woodland Plaza                               Maricopa               AZ    85308
 116             1    Cranberry Commons                            Butler                 PA    16066
 117             1    Consolidated Metco Building                  Haywood                NC    28716
 118             1    Fiesta Center II                             Franklin               OH    43221
 119             1    622-624 Davis Street                         Cook                   IL    60201
 120             1    Elm Street Bldg                              Hillsborough           NH    03101
 121             2    Regal Pointe Apartments                      Harris                 TX    77096
 122             1    Village Court                                Monmouth               NJ    07730
 123             2    Sunrise Apartments                           Pierce                 WA    98404
 124             1    North Plaza Shopping Center                  Richmond               NC    28379
 125             2    Greenbush Apartments                         Dane                   WI    53715
 126             1    South 40 RV Ranch                            Pima                   AZ    85741
 127             1    3333 Beltway Place                           Harris                 TX    77043
 128             1    Roundy's Ground Lease                        Fond Du Lac            WI    54935
 129             1    West Burlington Shopping Center              Des Moines             IA    52655
 130             1    770 Middle Neck Road                         Nassau                 NY    11024
 131             1    Food Lion Center                             Horry                  SC    29526
 132             1    172 Dyckman Street                           New York               NY    10040
 133             1    Lambertson Lakes I                           Adams                  CO    80229
 134             2    Douglas Pointe II Apts                       Lake                   IN    46320
 135             1    Three Fountains Plaza                        Lexington              SC    29170
 136             1    4830 Hollywood Boulevard                     Los Angeles            CA    90027
 137             2    Windsor Lodge Apartments                     Lake                   OH    44095
 138             1    Sunrise Terrace MHP                          Pierce                 WA    98467
 139             1    Houston Center Office Building               Tulsa                  OK    74127
 140             2    Hyde Park Apartments                         Harris                 TX    77006
 141             2    Islander Apartments                          Clay                   MO    64116
 142             1    Buckingham Village MHC                       Bexar                  TX    78148
 143             1    Office Depot Murfreesboro                    Rutherford             TN    37129
 144             1    Villa Bonita Apartments                      Los Angeles            CA    91403
 145             1    727 Fairview Drive                           Carson City            NV    89701
 146             2    New Britain                                  Hartford               CT    06051
 147             1    Webbs Plaza                                  Pinellas               FL    33701
 148             1    CVS Crabapple                                Fulton                 GA    30075
 149             1    Columbia Village Shopping Center             Ada                    ID    83706
 150             2    Fishermans Cove MHC                          Pasco                  FL    33525
 151             1    Montgomery Office Building                   Hamilton               OH    45242
 152             1    Office Depot Milford                         Clermont               OH    45150
 153             2    1995-2001 Coney Island Avenue                Kings                  NY    11223
 154             2    Chestnut Hill Apartments                     Montgomery             NY    12010
 155             1    Virginia Place                               Fulton                 GA    30354
 156             1    Old School Square Office                     Palm Beach             FL    33444
 157             1    Sugarbush Plaza Shopping Center              Oakland                MI    48302
 158             1    Green Sky Retail Center                      Nueces                 TX    78416
 159             1    Broadway Commons Plaza                       Bexar                  TX    78209
 160             2    Lake Park Colonial Apartments                Duval                  FL    32208
 161             1    Shady Oaks MHP                               Shasta                 CA    96001
 162             2    Fox Creek MHC                                Franklin               MO    63055

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                   CUT-OFF DATE
               LOAN                                                  PRINCIPAL
  #   CROSSED  GROUP  PROPERTY NAME                                 BALANCE(1)    MANAGEMENT COMPANY
  -   -------  -----  -------------                                 ----------    ------------------
 163             1    Anders Lane                                  $     996,101  Bejjani & Associates, Realtors
 164             1    581 Central Park Avenue                            992,396  Metro Property Group, LLC
 165             2    Little Turtle Apartments                           991,335  Owner Managed
 166             2    Frederick Arms Apartments                          897,521  Owner Managed
 167             1    Gold Hill MHP                                      897,062  Owner Managed
 168             2    Museum Place                                       743,530  Owner Managed
 169             2    Park Square Apartments                             546,929  Owner Managed

               LOAN
  #   CROSSED  GROUP  PROPERTY NAME                                ADDRESS                                       CITY
  -   -------  -----  -------------                                -------                                       ----
 163             1    Anders Lane                                  2103-2105 Anders Lane                         Kemah
 164             1    581 Central Park Avenue                      579-585 Central Park Avenue South & 797-805
                                                                   Yonkers Avenue                                Yonkers
 165             2    Little Turtle Apartments                     1350 Pamela Street                            Leesburg
 166             2    Frederick Arms Apartments                    457 White Drive                               Tallahassee
 167             1    Gold Hill MHP                                771 Gold Hill Road                            Newcastle
 168             2    Museum Place                                 1116 Banks Street                             Houston
 169             2    Park Square Apartments                       1620 Gladstone Street and 1960 Blaine Street  Detroit

               LOAN
  #   CROSSED  GROUP  PROPERTY NAME                                COUNTY               STATE  ZIP CODE
  -   -------  -----  -------------                                ------               -----  --------
 163             1    Anders Lane                                  Galveston              TX    77565
 164             1    581 Central Park Avenue                      Westchester            NY    10704
 165             2    Little Turtle Apartments                     Lake                   FL    34748
 166             2    Frederick Arms Apartments                    Leon                   FL    32304
 167             1    Gold Hill MHP                                Placer                 CA    95658
 168             2    Museum Place                                 Harris                 TX    77006
 169             2    Park Square Apartments                       Wayne                  MI    48206

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY SP - 414 NORTH ORLEANS, SP - 350 NORTH LASALLE, SP - 820 NORTH ORLEANS, SP - 311 WEST SUPERIOR, SP - 400 WEST ERIE AND SP - 750 NORTH ORLEANS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY YORKTOWN APARTMENTS AND BLUFFS OF BERKSHIRE APARTMENTS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY BEXLEY AT LAKE NORMAN AND ADDISON KINGS CROSSING V ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY NEWPORT APARTMENTS, SUNCHASE APARTMENTS AND BENCHMARK APARTMENTS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(E) THE UNDERLYING MORTGAGE LOANS SECURED BY COTTONWOOD PLAZA AND TRI-VALLEY PLAZA ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.
(2) 1415 FOURTH AVENUE, 1614 SEVENTH AVENUE, 1620 SEVENTH AVENUE, 1624 SEVENTH AVENUE AND 1925 BUFFINGTON AVENUE

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                              CUT-OFF DATE                                               UNITS/
                LOAN                                            PRINCIPAL                             PROPERTY           SQ.FT
   #   CROSSED  GROUP  PROPERTY NAME                           BALANCE (1)    PROPERTY TYPE           SUB-TYPE           ROOMS
   -   -------  -----  -------------                           -----------    -------------           --------           -----
   1              1    Tri-County Mall                       $   149,000,000  Retail                  Anchored         1,108,087 (3)
   2              1    390 Park Avenue                           110,000,000  Office                    CBD              234,240
   3              1    Washington Mutual Irvine Campus           106,000,000  Office                  Suburban           414,597
   4      A       1    SP - 414 North Orleans                     23,130,000  Office                    CBD              176,042 (4)
   5      A       1    SP - 820 North Orleans                     18,200,000  Office                    CBD              152,569 (4)
   6      A       1    SP - 350 North LaSalle                     17,250,000  Office                    CBD              121,153 (4)
   7      A       1    SP - 311 West Superior                      9,915,000  Office                    CBD               84,429 (4)
   8      A       1    SP - 400 West Erie                          9,535,000  Office                    CBD               69,690 (4)
   9      A       1    SP - 750 North Orleans                      7,670,000  Office                    CBD               72,146 (4)
   10             1    65 Broadway                                75,000,000  Office                    CBD              342,278
   11             1    Penn's Landing Hyatt Regency               45,000,000  Hotel                 Full Service             346
   12     B       2    Yorktown Apartments                        29,100,000  Multifamily           Conventional             565
   13     B       2    Bluffs of Berkshire Apartments             14,560,000  Multifamily           Conventional             382
   14             2    Indigo on Forest Apartments                37,000,000  Multifamily           Conventional           1,217
   15             2    The Reserve at Park Central                35,000,000  Multifamily           Conventional             490
   16             1    Manhattan Town Center                      32,932,513  Retail                  Anchored           320,832 (5)
   17     C       2    Bexley at Lake Norman                      16,250,000  Multifamily           Conventional             280
   18     C       2    Addison Kings Crossing V                   13,800,000  Multifamily           Conventional             168
   19     D       2    Newport Apartments                         12,850,000  Multifamily           Conventional             320
   20     D       2    Sunchase Apartments                         8,560,000  Multifamily           Conventional             168
   21     D       2    Benchmark Apartments                        8,400,000  Multifamily           Conventional             250
   22             1    Elk Grove Marketplace                      26,870,501  Retail                  Anchored           188,762
   23             1    Plaza 600                                  21,975,647  Office                    CBD              213,596
   24             1    Rhodes Ranch Town Center                   21,500,000  Retail                  Anchored            70,634
   25             1    Southlake Pavilion I & II                  19,950,000  Retail                  Anchored           218,130
   26             2    6200 Gessner Apartments                    18,250,000  Multifamily           Conventional             658
   27             2    Hartford Place Apartments                  18,192,458  Multifamily           Conventional             351
   28             2    The Oaks of Woodforest Apartments          17,722,405  Multifamily           Conventional             536
   29             1    152 Madison Avenue                         16,100,000  Office                    CBD               94,985
   30             2    Royal Pointe Apartments                    15,600,000  Multifamily           Conventional             208
   31             1    Five Star Plaza                            15,000,000  Retail                  Anchored           133,451
   32             2    Timberlakes at Atascocita                  14,800,000  Multifamily           Conventional             312
   33             1    Carousel Hotel                             14,184,673  Hotel                 Full Service             259
   34             2    42 Magnolia Apartments                     13,700,000  Multifamily           Conventional             196
   35             1    Office Depot Shopping Center               13,538,802  Retail                  Anchored           107,252
   36             2    Blackhawk Trails Apartments                13,000,000  Multifamily           Conventional             196
   37             1    Plaza Mayor                                12,000,000  Retail                  Anchored            79,000
   38             1    Rockford Crossings                         11,440,000  Retail                  Anchored            89,047
   39             1    6400 Goldsboro Road                        11,100,000  Office                  Suburban            75,133
   40             1    148 Madison Avenue                         11,000,000  Office                    CBD               75,200
   41             1    EaglePicher Corporate Headquarters
                       Building                                   11,000,000  Industrial                N/A              103,667
   42             1    Alexandria Power Center                    10,400,000  Retail                  Anchored           313,627
   43             1    Frontier Plaza                             10,000,000  Mixed Use          Retail/Multifamily      109,075
   44             1    Union Woods                                10,000,000  Office                  Suburban            89,728
   45             1    Foods Co.                                   9,964,987  Retail                  Anchored            60,800
   46             2    The Reserve at Lakeshore                    9,700,000  Multifamily           Conventional             244
   47     E       1    Tri-Valley Plaza                            4,977,584  Retail                  Anchored           104,584
   48     E       1    Cottonwood Plaza                            4,479,826  Retail                  Anchored            75,086
   49             1    First Place Office Building                 9,358,250  Office                    CBD              187,060
   50             1    Poway Plaza                                 9,000,000  Retail                  Anchored            93,972
   51             2    Berkshire Crossing Apartments               8,880,000  Multifamily           Conventional             240
   52             1    Courtyard by Marriott Reno                  8,651,455  Hotel               Limited Service            117
   53             1    Sony Computer Entertainment Building        8,500,000  Office                  Suburban            43,519
   54             2    Greentree Village Apartments                8,400,000  Multifamily           Conventional             208
   55             2    Arrowhead Apts/Bluffview Townhouses         8,171,044  Multifamily           Conventional             246
   56             2    Brittany Square Apartments                  8,063,687  Multifamily           Conventional             192
  57a             1    Americo - Science Place                     4,975,000  Office                  Suburban           100,000
  57b             1    Americo - State Farm Office                 2,987,000  Office                  Suburban            31,792
   58             1    Plymouth Industrial Center                  7,780,077  Industrial                N/A              484,600
   59             1    Zanesville Country Fair Shopping
                       Center                                      7,591,990  Retail                  Anchored           164,583 (6)
   60             1    Meridian at Orange Retail                   7,500,000  Retail                 Unanchored           18,861
   61             2    Lofts at Canal Walk Phase I                 7,366,763  Multifamily           Conventional              89
   62             1    Southgate Estates MHP                       6,863,182  Multifamily       Manufactured Housing         361
   63             1    Bridgeport Landing                          6,600,000  Mixed Use            Office/Retail          36,944
   64             2    Pershing Pointe                             6,569,178  Multifamily           Conventional             144
   65             2    Providence Apartments                       6,400,000  Multifamily           Conventional             244
  66a             1    Riya Hospitality Hampton Inn
                       Greenspoint                                 4,454,272  Hotel               Limited Service            157
  66b             1    Riya Hospitality Clarion                    1,718,076  Hotel                 Full Service             220
   67             1    Diagonal Marketplace                        6,100,000  Retail                  Anchored            36,111
   68             2    Highwood Village Apartments                 6,087,444  Multifamily           Conventional             120
   69             1    Foley Towne Square                          5,969,900  Retail                 Unanchored           42,449
  70a             2    Augusta Estates                             2,091,462  Multifamily       Manufactured Housing         142
  70b             2    Country Aire                                1,942,072  Multifamily       Manufactured Housing         105
  70c             2    Moore Mobile Manor                          1,693,088  Multifamily       Manufactured Housing         127
   71             1    Courtyard by Marriott Monroe                5,692,412  Hotel               Limited Service             90
   72             2    Upperclassman & Thorntree Apartments        5,622,367  Multifamily           Conventional             180
   73             1    Phenix Crossing Shopping Center             5,535,000  Retail                  Anchored            56,563
   82             1    Stowaway Self Storage                       4,950,000  Self Storage              N/A              109,600
   86             1    Washington Road Self Storage                4,725,000  Self Storage              N/A               98,800
   74             1    Centennial-Hanford Center Phase II          5,468,951  Retail                  Anchored            44,528
   75             1    Lighthouse Square                           5,450,000  Retail                  Anchored            36,000
   76             1    Courtyard by Marriott Shreveport            5,369,869  Hotel               Limited Service             90
   77             1    Courtyard by Marriott Texarkana             5,369,869  Hotel               Limited Service             90
   78             1    Jewelers Exchange                           5,181,762  Retail                 Unanchored           66,942
   79             2    Palm Court Apartments                       4,980,000  Multifamily           Conventional              60
   80             1    1960 Gallows Road                           4,973,267  Office                  Suburban            33,333
   81             2    Reseda MHP                                  4,963,040  Multifamily       Manufactured Housing         108
   83             1    Hemby Woods Shopping Center                 4,936,011  Retail                  Anchored            54,654
  84a             1    Curtiss Wright Building IV                  2,167,306  Office                  Suburban            30,349
  84b             1    Curtiss Wright Building III                 1,419,959  Office                  Suburban            24,605
  84c             1    Curtiss Wright Building II                  1,195,755  Office                  Suburban            16,564

                LOAN                                               FEE/                      YEAR      OCCUPANCY      DATE OF
   #   CROSSED  GROUP  PROPERTY NAME                             LEASEHOLD    YEAR BUILT   RENOVATED  RATE AT U/W  OCCUPANCY RATE
   -   -------  -----  -------------                             ---------    ----------   ---------  -----------  --------------
   1              1    Tri-County Mall                         Fee/Leasehold     1960         1992         82%        3/29/2005
   2              1    390 Park Avenue                           Leasehold       1952         2001        100%        1/28/2005
   3              1    Washington Mutual Irvine Campus              Fee          1989         2004        100%       11/11/2004
   4      A       1    SP - 414 North Orleans                       Fee          1876         1987        100%        2/1/2005
   5      A       1    SP - 820 North Orleans                       Fee          1919         1998         98%        2/1/2005
   6      A       1    SP - 350 North LaSalle                       Fee          1989          N/A         93%        2/1/2005
   7      A       1    SP - 311 West Superior                       Fee          1901         1983        100%        2/1/2005
   8      A       1    SP - 400 West Erie                           Fee          1881         1986        100%        2/1/2005
   9      A       1    SP - 750 North Orleans                       Fee          1915         2002         83%        2/1/2005
   10             1    65 Broadway                                  Fee          1917         2003         96%       10/26/2004
   11             1    Penn's Landing Hyatt Regency              Leasehold       2000         2003         N/A           N/A
   12     B       2    Yorktown Apartments                          Fee          1973         1998         88%        1/18/2005
   13     B       2    Bluffs of Berkshire Apartments               Fee          1996          N/A         90%        1/18/2005
   14             2    Indigo on Forest Apartments                  Fee          1984         1996         89%        1/20/2005
   15             2    The Reserve at Park Central                  Fee          1999          N/A         90%       12/10/2004
   16             1    Manhattan Town Center                     Leasehold       1987         1990         89%       12/31/2004
   17     C       2    Bexley at Lake Norman                        Fee          1997          N/A         94%        1/6/2005
   18     C       2    Addison Kings Crossing V                     Fee          2002          N/A         96%        2/28/2005
   19     D       2    Newport Apartments                           Fee          1985         1998         95%        1/20/2005
   20     D       2    Sunchase Apartments                          Fee          1986         2002         95%        1/19/2005
   21     D       2    Benchmark Apartments                         Fee          1981         1994         95%        1/20/2005
   22             1    Elk Grove Marketplace                        Fee          2004          N/A         99%        3/11/2005
   23             1    Plaza 600                                    Fee          1969         2005         80%        4/30/2005
   24             1    Rhodes Ranch Town Center                     Fee          2003          N/A         85%        2/24/2005
   25             1    Southlake Pavilion I & II                    Fee          1994          N/A         96%        10/1/2004
   26             2    6200 Gessner Apartments                      Fee          1979         1994         84%        1/20/2005
   27             2    Hartford Place Apartments                    Fee          1968         2004         91%        1/17/2005
   28             2    The Oaks of Woodforest Apartments            Fee          1976         2004         90%        1/18/2005
   29             1    152 Madison Avenue                           Fee          1929         2001         97%        1/1/2005
   30             2    Royal Pointe Apartments                      Fee          1987          N/A         96%        2/23/2005
   31             1    Five Star Plaza                              Fee          1993         2005        100%        3/24/2005
   32             2    Timberlakes at Atascocita                    Fee          2000          N/A         81%        4/7/2005
   33             1    Carousel Hotel                               Fee          1959         2004         N/A           N/A
   34             2    42 Magnolia Apartments                       Fee          1993         2004         95%        1/31/2005
   35             1    Office Depot Shopping Center                 Fee          1962         2004        100%        2/1/2005
   36             2    Blackhawk Trails Apartments                  Fee          2004          N/A         86%        2/1/2005
   37             1    Plaza Mayor                                  Fee          1976         2000        100%        1/1/2005
   38             1    Rockford Crossings                           Fee          2000          N/A        100%        4/13/2005
   39             1    6400 Goldsboro Road                          Fee          1971         1996        100%        2/1/2005
   40             1    148 Madison Avenue                           Fee          1917         2003         91%        1/1/2005
   41             1    EaglePicher Corporate Headquarters
                       Building                                     Fee          1999         2003        100%        1/13/2005
   42             1    Alexandria Power Center                      Fee          1974          N/A         86%       11/23/2004
   43             1    Frontier Plaza                               Fee          1972         2000         94%        1/1/2005
   44             1    Union Woods                                  Fee          1985          N/A         80%        1/31/2005
   45             1    Foods Co.                                    Fee          1986         1992        100%        1/4/2005
   46             2    The Reserve at Lakeshore                     Fee          1962         2004         85%        2/24/2005
   47     E       1    Tri-Valley Plaza                             Fee          1987          N/A         81%        2/28/2005
   48     E       1    Cottonwood Plaza                             Fee          1988          N/A         98%        2/28/2005
   49             1    First Place Office Building                  Fee          1979         2000         99%        11/9/2004
   50             1    Poway Plaza                                  Fee          1986         2004         93%        2/23/2005
   51             2    Berkshire Crossing Apartments                Fee          1977         2002         87%        1/20/2005
   52             1    Courtyard by Marriott Reno                   Fee          2001          N/A         N/A           N/A
   53             1    Sony Computer Entertainment Building         Fee          1985         2005        100%        3/15/2005
   54             2    Greentree Village Apartments                 Fee          1968         2000         94%        2/12/2005
   55             2    Arrowhead Apts/Bluffview Townhouses          Fee          1967         2002         91%        2/1/2005
   56             2    Brittany Square Apartments                   Fee          1984          N/A         87%        1/13/2005
  57a             1    Americo - Science Place                      Fee          2001          N/A         75%        1/19/2005
  57b             1    Americo - State Farm Office                  Fee          2004          N/A        100%        12/1/2004
   58             1    Plymouth Industrial Center                   Fee          1943         1994         72%        2/22/2005
   59             1    Zanesville Country Fair Shopping
                       Center                                       Fee          1955         1999         94%        3/16/2005
   60             1    Meridian at Orange Retail                    Fee          1998         2000        100%        3/1/2005
   61             2    Lofts at Canal Walk Phase I                  Fee          1896         2003         94%       11/25/2004
   62             1    Southgate Estates MHP                        Fee          1973          N/A         94%        1/1/2005
   63             1    Bridgeport Landing                           Fee          1958         2002         95%        4/15/2005
   64             2    Pershing Pointe                              Fee          1989         2002         98%        1/21/2005
   65             2    Providence Apartments                        Fee          1980         1996         80%        1/20/2005
  66a             1    Riya Hospitality Hampton Inn
                       Greenspoint                                  Fee          1983         2004         N/A           N/A
  66b             1    Riya Hospitality Clarion                     Fee          1978         2002         N/A           N/A
   67             1    Diagonal Marketplace                         Fee          1995         1997        100%        1/20/2005
   68             2    Highwood Village Apartments                  Fee          1984         2003         98%        2/24/2004
   69             1    Foley Towne Square                           Fee          2002          N/A         89%        1/24/2005
  70a             2    Augusta Estates                              Fee          1971          N/A         89%       12/31/2004
  70b             2    Country Aire                                 Fee          1969         1990         98%       12/31/2004
  70c             2    Moore Mobile Manor                           Fee          1969         1984         90%       12/31/2004
   71             1    Courtyard by Marriott Monroe                 Fee          1999          N/A         N/A           N/A
   72             2    Upperclassman & Thorntree Apartments         Fee          1962         2002         95%        1/1/2005
   73             1    Phenix Crossing Shopping Center              Fee          2004          N/A         95%        1/18/2005
   82             1    Stowaway Self Storage                        Fee          1997          N/A         86%        3/31/2005
   86             1    Washington Road Self Storage                 Fee          1996         2001         97%        4/5/2005
   74             1    Centennial-Hanford Center Phase II           Fee          2004          N/A        100%        2/3/2005
   75             1    Lighthouse Square                            Fee          1975         2004         97%        3/1/2005
   76             1    Courtyard by Marriott Shreveport             Fee          1999          N/A         N/A           N/A
   77             1    Courtyard by Marriott Texarkana              Fee          2003          N/A         N/A           N/A
   78             1    Jewelers Exchange                            Fee          1909         2004         84%       12/15/2004
   79             2    Palm Court Apartments                        Fee          1926         1996         97%        12/8/2004
   80             1    1960 Gallows Road                            Fee          1986          N/A        100%        1/31/2005
   81             2    Reseda MHP                                   Fee          1964         1992        100%        2/24/2005
   83             1    Hemby Woods Shopping Center                  Fee          2005          N/A         98%        2/11/2005
  84a             1    Curtiss Wright Building IV                Leasehold       2001          N/A        100%        3/1/2005
  84b             1    Curtiss Wright Building III               Leasehold       2000          N/A         84%        3/1/2005
  84c             1    Curtiss Wright Building II                Leasehold       1991          N/A         83%        3/1/2005

                                                                                   MOST RECENT          MOST            MOST
                LOAN                                                           OPERATING STATEMENT     RECENT          RECENT
   #   CROSSED  GROUP  PROPERTY NAME                          APPRAISED VALUE         DATE             REVENUE        EXPENSES
   -   -------  -----  -------------                          ---------------         ----             -------        --------
   1              1    Tri-County Mall                       $    200,000,000       12/31/2004      $   22,479,466  $   8,075,130
   2              1    390 Park Avenue                            150,000,000       12/31/2004          20,472,764     12,111,740
   3              1    Washington Mutual Irvine Campus            145,000,000          N/A                     N/A            N/A
   4      A       1    SP - 414 North Orleans                      30,000,000       12/31/2004           3,556,444      1,743,216
   5      A       1    SP - 820 North Orleans                      23,900,000       12/31/2004           2,428,633        872,498
   6      A       1    SP - 350 North LaSalle                      25,000,000       12/31/2004           3,038,730      1,376,403
   7      A       1    SP - 311 West Superior                      13,000,000       12/31/2004           1,800,481        668,606
   8      A       1    SP - 400 West Erie                          12,150,000       12/31/2004           1,209,653        517,374
   9      A       1    SP - 750 North Orleans                      11,220,000       12/31/2004           1,283,904        581,409
   10             1    65 Broadway                                 94,000,000       11/30/2004          11,254,090      4,285,031
   11             1    Penn's Landing Hyatt Regency                66,000,000       2/28/2005           25,334,376     19,122,252
   12     B       2    Yorktown Apartments                         36,500,000       9/30/2004            4,809,427      2,311,535
   13     B       2    Bluffs of Berkshire Apartments              18,200,000       10/30/2004           2,653,052      1,290,331
   14             2    Indigo on Forest Apartments                 47,500,000       9/30/2004            7,686,330      4,211,557
   15             2    The Reserve at Park Central                 45,700,000       11/30/2004           5,323,964      2,817,593
   16             1    Manhattan Town Center                       45,700,000       12/31/2004           6,616,592      3,316,499
   17     C       2    Bexley at Lake Norman                       20,590,000       12/31/2004           2,336,917      1,170,823
   18     C       2    Addison Kings Crossing V                    17,300,000       12/31/2004           1,567,054        616,722
   19     D       2    Newport Apartments                          17,400,000       9/30/2004            2,253,035      1,127,784
   20     D       2    Sunchase Apartments                         10,700,000       9/30/2004            1,416,842        659,260
   21     D       2    Benchmark Apartments                        10,500,000       9/30/2004            1,718,764        934,317
   22             1    Elk Grove Marketplace                       37,870,000          N/A                     N/A            N/A
   23             1    Plaza 600                                   38,500,000       2/28/2005            4,410,060      1,670,220
   24             1    Rhodes Ranch Town Center                    26,940,000          N/A                     N/A            N/A
   25             1    Southlake Pavilion I & II                   28,400,000       11/30/2004           2,612,721        534,402
   26             2    6200 Gessner Apartments                     23,700,000       9/30/2004            3,725,888      1,939,937
   27             2    Hartford Place Apartments                   23,000,000       12/31/2004           2,736,466      1,217,880
   28             2    The Oaks of Woodforest Apartments           23,000,000       11/30/2004           3,091,728      1,390,227
   29             1    152 Madison Avenue                          20,500,000          N/A                     N/A            N/A
   30             2    Royal Pointe Apartments                     19,525,000       10/31/2004           1,961,241        700,719
   31             1    Five Star Plaza                             20,000,000          N/A                     N/A            N/A
   32             2    Timberlakes at Atascocita                   21,850,000       2/28/2005            2,286,289      1,158,101
   33             1    Carousel Hotel                              26,000,000       11/30/2004          10,907,941      8,322,359
   34             2    42 Magnolia Apartments                      17,350,000       11/30/2004           2,084,400        781,768
   35             1    Office Depot Shopping Center                17,000,000          N/A                     N/A            N/A
   36             2    Blackhawk Trails Apartments                 20,350,000       12/31/2004           1,563,150        507,533
   37             1    Plaza Mayor                                 15,000,000       12/31/2004           1,439,699        331,054
   38             1    Rockford Crossings                          14,350,000       2/28/2005            1,424,640        321,570
   39             1    6400 Goldsboro Road                         14,900,000       10/31/2004           1,489,598        553,127
   40             1    148 Madison Avenue                          15,100,000          N/A                     N/A            N/A
   41             1    EaglePicher Corporate Headquarters
                       Building                                    15,000,000          N/A                     N/A            N/A
   42             1    Alexandria Power Center                     13,000,000       11/30/2004           1,684,756        366,022
   43             1    Frontier Plaza                              14,100,000       12/31/2004           1,922,647        540,628
   44             1    Union Woods                                 12,600,000       10/31/2004           1,348,219        566,424
   45             1    Foods Co.                                   15,000,000          N/A                     N/A            N/A
   46             2    The Reserve at Lakeshore                    13,100,000       1/31/2005            1,604,615        816,952
   47     E       1    Tri-Valley Plaza                             7,100,000       12/31/2004           1,090,223        380,561
   48     E       1    Cottonwood Plaza                             6,250,000       12/31/2004           1,089,461        279,820
   49             1    First Place Office Building                 12,475,000       9/30/2004            2,393,300      1,202,065
   50             1    Poway Plaza                                 15,200,000       12/31/2004           1,404,473        348,578
   51             2    Berkshire Crossing Apartments               11,100,000       9/30/2004            1,564,261        753,657
   52             1    Courtyard by Marriott Reno                  12,900,000       9/30/2004            3,104,956      1,675,627
   53             1    Sony Computer Entertainment Building        12,800,000          N/A                     N/A            N/A
   54             2    Greentree Village Apartments                12,200,000       12/31/2004           1,456,986        697,451
   55             2    Arrowhead Apts/Bluffview Townhouses         10,330,000       11/30/2004           1,488,561        681,724
   56             2    Brittany Square Apartments                  10,500,000       11/30/2004           1,398,890        571,429
  57a             1    Americo - Science Place                      6,500,000       12/31/2004             636,772        235,687
  57b             1    Americo - State Farm Office                  4,170,000          N/A                     N/A            N/A
   58             1    Plymouth Industrial Center                  14,000,000       12/31/2004           2,787,017      1,240,269
   59             1    Zanesville Country Fair Shopping
                       Center                                       9,800,000       2/28/2005            1,088,814        373,440
   60             1    Meridian at Orange Retail                   12,300,000       12/31/2004             875,400        172,590
   61             2    Lofts at Canal Walk Phase I                  9,400,000       11/30/2004           1,082,927        348,075
   62             1    Southgate Estates MHP                       10,000,000       12/31/2004             983,774        318,327
   63             1    Bridgeport Landing                           8,800,000       3/31/2005              753,048         86,600
   64             2    Pershing Pointe                              8,400,000       10/31/2004           1,016,466        414,813
   65             2    Providence Apartments                        8,000,000       10/31/2004           1,305,709        807,755
  66a             1    Riya Hospitality Hampton Inn
                       Greenspoint                                  7,000,000       10/31/2004           2,442,125      1,590,990
  66b             1    Riya Hospitality Clarion                     2,700,000       10/31/2004           3,545,837      3,133,145
   67             1    Diagonal Marketplace                         9,200,000       12/31/2004             856,338        187,944
   68             2    Highwood Village Apartments                  7,700,000       12/31/2004           1,203,128        673,567
   69             1    Foley Towne Square                           7,500,000       12/31/2004             778,429        210,313
  70a             2    Augusta Estates                              2,800,000       12/31/2004             326,980         58,148
  70b             2    Country Aire                                 2,500,000       12/31/2004             229,219         27,788
  70c             2    Moore Mobile Manor                           2,475,000       12/31/2004             236,825         48,333
   71             1    Courtyard by Marriott Monroe                 9,000,000       9/30/2004            2,506,237      1,596,225
   72             2    Upperclassman & Thorntree Apartments         7,600,000       7/31/2004            1,131,800        337,642
   73             1    Phenix Crossing Shopping Center              9,900,000          N/A                     N/A            N/A
   82             1    Stowaway Self Storage                        6,600,000       3/31/2005              769,099        115,872
   86             1    Washington Road Self Storage                 6,300,000       3/31/2005              798,166        106,084
   74             1    Centennial-Hanford Center Phase II           7,710,000          N/A                     N/A            N/A
   75             1    Lighthouse Square                            7,100,000          N/A                     N/A            N/A
   76             1    Courtyard by Marriott Shreveport             7,900,000       9/30/2004            2,329,940      1,520,316
   77             1    Courtyard by Marriott Texarkana              7,800,000       9/30/2004            2,131,360      1,288,433
   78             1    Jewelers Exchange                            7,700,000       12/31/2004           1,476,093        653,657
   79             2    Palm Court Apartments                        7,035,000       9/30/2004              603,634         68,724
   80             1    1960 Gallows Road                            6,600,000       12/31/2004             808,011        276,609
   81             2    Reseda MHP                                   7,010,000       12/31/2004             795,143        310,879
   83             1    Hemby Woods Shopping Center                  6,330,000          N/A                     N/A            N/A
  84a             1    Curtiss Wright Building IV                   2,900,000       12/31/2004             336,325        109,060
  84b             1    Curtiss Wright Building III                  1,900,000       12/31/2004             330,514         97,533
  84c             1    Curtiss Wright Building II                   1,600,000       12/31/2004             136,360         55,123

                                                                 MOST
                LOAN                                            RECENT
   #   CROSSED  GROUP  PROPERTY NAME                             NOI          U/W NOI      U/W NCF (2)
   -   -------  -----  -------------                             ---          -------      -----------
   1              1    Tri-County Mall                      $  14,404,336  $  13,941,168  $  13,835,830
   2              1    390 Park Avenue                          8,361,024      8,940,744      8,780,192
   3              1    Washington Mutual Irvine Campus                N/A      9,545,327      9,238,821
   4      A       1    SP - 414 North Orleans                   1,813,228      2,270,277      2,056,715
   5      A       1    SP - 820 North Orleans                   1,556,135      1,673,759      1,501,972
   6      A       1    SP - 350 North LaSalle                   1,662,327      1,697,849      1,543,666
   7      A       1    SP - 311 West Superior                   1,131,875      1,090,743        991,578
   8      A       1    SP - 400 West Erie                         692,279        842,583        761,894
   9      A       1    SP - 750 North Orleans                     702,495        740,989        665,195
   10             1    65 Broadway                              6,969,059      7,189,413      6,713,274
   11             1    Penn's Landing Hyatt Regency             6,212,124      6,045,869      5,043,559
   12     B       2    Yorktown Apartments                      2,497,892      2,578,502      2,437,252
   13     B       2    Bluffs of Berkshire Apartments           1,362,721      1,318,135      1,222,635
   14             2    Indigo on Forest Apartments              3,474,773      3,498,870      3,194,620
   15             2    The Reserve at Park Central              2,506,371      2,927,521      2,829,521
   16             1    Manhattan Town Center                    3,300,093      3,130,448      2,884,409
   17     C       2    Bexley at Lake Norman                    1,166,094      1,252,383      1,182,383
   18     C       2    Addison Kings Crossing V                   950,332      1,082,925      1,040,925
   19     D       2    Newport Apartments                       1,125,251      1,202,977      1,122,977
   20     D       2    Sunchase Apartments                        757,582        808,218        766,218
   21     D       2    Benchmark Apartments                       784,447        835,622        773,122
   22             1    Elk Grove Marketplace                          N/A      2,440,897      2,306,584
   23             1    Plaza 600                                2,739,840      2,428,487      1,938,297
   24             1    Rhodes Ranch Town Center                       N/A      1,979,622      1,905,226
   25             1    Southlake Pavilion I & II                2,078,319      1,886,409      1,766,795
   26             2    6200 Gessner Apartments                  1,785,951      1,751,321      1,586,571
   27             2    Hartford Place Apartments                1,518,586      1,546,513      1,458,763
   28             2    The Oaks of Woodforest Apartments        1,701,501      1,810,910      1,676,910
   29             1    152 Madison Avenue                             N/A      1,622,477      1,497,472
   30             2    Royal Pointe Apartments                  1,260,522      1,270,877      1,229,277
   31             1    Five Star Plaza                                N/A      1,562,873      1,453,172
   32             2    Timberlakes at Atascocita                1,128,188      1,279,822      1,201,822
   33             1    Carousel Hotel                           2,585,582      2,238,698      1,802,383
   34             2    42 Magnolia Apartments                   1,302,632      1,251,045      1,202,045
   35             1    Office Depot Shopping Center                   N/A      1,401,101      1,320,920
   36             2    Blackhawk Trails Apartments              1,055,617      1,239,868      1,190,868
   37             1    Plaza Mayor                              1,108,645        991,154        942,235
   38             1    Rockford Crossings                       1,103,070        958,016        914,572
   39             1    6400 Goldsboro Road                        936,471      1,183,094      1,021,700
   40             1    148 Madison Avenue                             N/A      1,092,876        992,880
   41             1    EaglePicher Corporate Headquarters
                       Building                                       N/A      1,011,068        947,597
   42             1    Alexandria Power Center                  1,318,734      1,196,522      1,001,037
   43             1    Frontier Plaza                           1,382,019      1,270,284      1,183,448
   44             1    Union Woods                                781,795        907,396        893,922
   45             1    Foods Co.                                      N/A        891,096        860,088
   46             2    The Reserve at Lakeshore                   787,663      1,064,312      1,003,312
   47     E       1    Tri-Valley Plaza                           709,662        567,609        480,003
   48     E       1    Cottonwood Plaza                           809,641        494,805        426,941
   49             1    First Place Office Building              1,191,235      1,126,769        981,054
   50             1    Poway Plaza                              1,055,895      1,115,768      1,026,577
   51             2    Berkshire Crossing Apartments              810,604        819,521        759,521
   52             1    Courtyard by Marriott Reno               1,429,329      1,257,475      1,134,943
   53             1    Sony Computer Entertainment Building           N/A        821,106        734,501
   54             2    Greentree Village Apartments               759,535        728,878        676,878
   55             2    Arrowhead Apts/Bluffview Townhouses        806,837        824,317        762,817
   56             2    Brittany Square Apartments                 827,461        807,759        759,759
  57a             1    Americo - Science Place                    401,085        452,042        411,644
  57b             1    Americo - State Farm Office                    N/A        310,219        266,319
   58             1    Plymouth Industrial Center               1,546,748      1,102,491        973,533
   59             1    Zanesville Country Fair Shopping
                       Center                                     715,374        784,146        691,975
   60             1    Meridian at Orange Retail                  702,810        652,373        622,880
   61             2    Lofts at Canal Walk Phase I                734,852        716,058        693,808
   62             1    Southgate Estates MHP                      665,447        658,375        640,375
   63             1    Bridgeport Landing                         666,448        606,433        565,396
   64             2    Pershing Pointe                            601,653        637,363        601,363
   65             2    Providence Apartments                      497,954        579,724        518,724
  66a             1    Riya Hospitality Hampton Inn
                       Greenspoint                                851,135        721,268        625,393
  66b             1    Riya Hospitality Clarion                   412,692        505,271        367,060
   67             1    Diagonal Marketplace                       668,394        635,212        595,137
   68             2    Highwood Village Apartments                529,561        527,653        497,403
   69             1    Foley Towne Square                         568,116        586,842        538,273
  70a             2    Augusta Estates                            268,832        197,853        190,753
  70b             2    Country Aire                               201,431        204,490        199,140
  70c             2    Moore Mobile Manor                         188,492        200,607        194,157
   71             1    Courtyard by Marriott Monroe               910,012        871,807        775,392
   72             2    Upperclassman & Thorntree Apartments       794,158        730,019        676,019
   73             1    Phenix Crossing Shopping Center                N/A        621,546        597,440
   82             1    Stowaway Self Storage                      653,227        550,578        528,678
   86             1    Washington Road Self Storage               692,082        540,390        520,630
   74             1    Centennial-Hanford Center Phase II             N/A        579,866        531,377
   75             1    Lighthouse Square                              N/A        506,159        485,518
   76             1    Courtyard by Marriott Shreveport           809,624        754,504        666,169
   77             1    Courtyard by Marriott Texarkana            842,927        797,254        714,310
   78             1    Jewelers Exchange                          822,436        680,453        603,627
   79             2    Palm Court Apartments                      534,910        425,613        410,613
   80             1    1960 Gallows Road                          531,402        515,142        466,333
   81             2    Reseda MHP                                 484,264        411,459        406,059
   83             1    Hemby Woods Shopping Center                    N/A        538,995        519,916
  84a             1    Curtiss Wright Building IV                 227,265        222,888        192,278
  84b             1    Curtiss Wright Building III                232,981        152,953        128,145
  84c             1    Curtiss Wright Building II                  81,237        132,390        115,683

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                              CUT-OFF DATE                                               UNITS/
                LOAN                                            PRINCIPAL                              PROPERTY           SQ.FT
   #   CROSSED  GROUP  PROPERTY NAME                           BALANCE (1)     PROPERTY TYPE           SUB-TYPE           ROOMS
   -   -------  -----  -------------                           -----------     -------------           --------           -----
  85              1    College Station                       $     4,757,391  Retail                  Anchored            52,192
  87              1    Village of Overland Pointe                  4,625,000  Retail                 Unanchored           20,055 (7)
  88              2    Sherwood MHP                                4,600,000  Multifamily       Manufactured Housing         176
  89              2    Teakwood Village Apartments                 4,592,868  Multifamily           Conventional             134
  90              1    The Regent Apartments                       4,500,000  Multifamily           Conventional              84
  91              1    3L Self Storage                             4,381,317  Self Storage              N/A              115,475
  92              1    Fairfield Inn Scottsdale                    4,350,588  Hotel               Limited Service            132
  93              2    Courtyard Garden Apartments                 4,330,643  Multifamily           Conventional             184
  94              1    Pine Tree Village                           4,201,257  Retail                  Anchored            27,600
  95              1    Residence Inn Shreveport Airport            4,176,565  Hotel                 Full Service              78
  96              2    Deerfield Crossing Apartments               4,030,946  Multifamily           Conventional              96
  97              2    Mill Pond Apartments                        4,030,946  Multifamily           Conventional             120
  98              1    2775 Shermer                                3,994,093  Industrial                N/A               94,016
  99              1    Americana Estates MHP                       3,981,629  Multifamily       Manufactured Housing         559
  100             2    River Rock Apartments                       3,972,019  Multifamily           Conventional              84
  101             1    East Pointe Village                         3,958,715  Retail                  Anchored            47,744
  102             1    3400 Bissonnet Building                     3,933,451  Office                  Suburban            49,505
  103             2    Wood Forest                                 3,873,493  Multifamily           Conventional             152
  104             1    Islander MHP                                3,856,032  Multifamily       Manufactured Housing          50
  105             1    Springhill Suites Inn Lawton                3,815,262  Hotel               Limited Service             80
  106             1    Preston Alpha Shopping Center               3,766,626  Retail                  Anchored            33,655
  107             1    Lakefront II                                3,692,834  Industrial                N/A               52,441
  108             1    4035 Premier Drive                          3,589,348  Office                  Suburban            35,268
  109             1    Bell & Grand Mini Storage                   3,581,243  Self Storage              N/A               81,635
  110             2    Mallard Landing Apartments                  3,575,248  Multifamily           Conventional              96
  111             2    Western View on the Hill Apartments         3,502,573  Multifamily           Conventional             118
  112             1    Cypress Run Plaza                           3,489,345  Retail                 Unanchored           25,000
 113a             2    University Village                          1,016,643  Multifamily           Conventional              30
 113b             2    Winch Lane Apartments                         796,828  Multifamily           Conventional              32
 113c             2    Governor Apartments                           638,836  Multifamily           Conventional              24
 113d             2    420 Edwards Apartments                        460,237  Multifamily           Conventional              22
 113e             2    727 West Governor Apartments                  453,368  Multifamily           Conventional              15
  114             1    Irongate Village Shopping Center            3,336,186  Retail                  Anchored            57,830
  115             1    Woodland Plaza                              3,327,839  Retail                  Anchored            39,530
  116             1    Cranberry Commons                           3,183,491  Retail                  Anchored            16,750
  117             1    Consolidated Metco Building                 3,145,681  Industrial                N/A              228,000
  118             1    Fiesta Center II                            3,096,607  Retail                 Unanchored           16,616
  119             1    622-624 Davis Street                        3,037,903  Mixed Use      Office/Retail/Multifamily    20,915
  120             1    Elm Street Bldg                             2,994,378  Office                    CBD               42,636
  121             2    Regal Pointe Apartments                     2,986,849  Multifamily           Conventional             140
  122             1    Village Court                               2,855,016  Office                  Suburban            28,245
  123             2    Sunrise Apartments                          2,839,994  Multifamily           Conventional              75
  124             1    North Plaza Shopping Center                 2,500,000  Retail                  Anchored            42,200
  125             2    Greenbush Apartments                        2,488,086  Multifamily           Conventional              74
  126             1    South 40 RV Ranch                           2,383,562  Multifamily       Manufactured Housing         233
  127             1    3333 Beltway Place                          2,379,939  Office                  Suburban            23,631
  128             1    Roundy's Ground Lease                       2,371,439  Retail                  Anchored            61,000 (8)
  129             1    West Burlington Shopping Center             2,316,565  Retail                  Anchored            26,100
  130             1    770 Middle Neck Road                        2,295,506  Retail                 Unanchored           29,415
  131             1    Food Lion Center                            2,239,465  Retail                  Anchored            49,985
  132             1    172 Dyckman Street                          2,232,892  Retail                 Unanchored           10,000
  133             1    Lambertson Lakes I                          2,192,205  Retail                  Anchored            13,465
  134             2    Douglas Pointe II Apts                      2,150,000  Multifamily           Conventional             112
  135             1    Three Fountains Plaza                       2,061,217  Retail                  Anchored            41,450
  136             1    4830 Hollywood Boulevard                    1,994,152  Retail                 Unanchored           18,083
  137             2    Windsor Lodge Apartments                    1,941,751  Multifamily           Conventional              80
  138             1    Sunrise Terrace MHP                         1,918,618  Multifamily       Manufactured Housing          53
  139             1    Houston Center Office Building              1,913,525  Office                    CBD               50,417
  140             2    Hyde Park Apartments                        1,890,217  Multifamily           Conventional              37
  141             2    Islander Apartments                         1,882,607  Mixed Use          Multifamily/Office       57,689
  142             1    Buckingham Village MHC                      1,860,124  Multifamily       Manufactured Housing         130
  143             1    Office Depot Murfreesboro                   1,825,000  Retail                  Anchored            19,010
  144             1    Villa Bonita Apartments                     1,797,889  Multifamily           Conventional              39
  145             1    727 Fairview Drive                          1,744,536  Office                  Suburban            20,577
  146             2    New Britain                                 1,609,563  Multifamily           Conventional              40
  147             1    Webbs Plaza                                 1,593,142  Retail                 Unanchored           18,358
  148             1    CVS Crabapple                               1,592,814  Retail                  Anchored            10,125
  149             1    Columbia Village Shopping Center            1,591,412  Retail                  Anchored            14,368
  150             2    Fishermans Cove MHC                         1,560,000  Multifamily       Manufactured Housing         100
  151             1    Montgomery Office Building                  1,526,141  Office                    CBD               15,300
  152             1    Office Depot Milford                        1,500,000  Retail                  Anchored            18,000
  153             2    1995-2001 Coney Island Avenue               1,487,823  Mixed Use          Retail/Multifamily        8,000
  154             2    Chestnut Hill Apartments                    1,397,382  Multifamily           Conventional              68
  155             1    Virginia Place                              1,323,678  Retail                 Unanchored            9,900
  156             1    Old School Square Office                    1,197,650  Office                  Suburban             8,918
  157             1    Sugarbush Plaza Shopping Center             1,192,729  Retail                 Unanchored           10,660
  158             1    Green Sky Retail Center                     1,128,717  Retail                 Unanchored            9,717
  159             1    Broadway Commons Plaza                      1,097,818  Retail                 Unanchored            8,062
  160             2    Lake Park Colonial Apartments               1,096,913  Multifamily           Conventional              54
  161             1    Shady Oaks MHP                              1,095,373  Multifamily       Manufactured Housing          51
  162             2    Fox Creek MHC                               1,005,947  Multifamily       Manufactured Housing          49
  163             1    Anders Lane                                   996,101  Industrial                N/A               25,500
  164             1    581 Central Park Avenue                       992,396  Retail                 Unanchored            7,534
  165             2    Little Turtle Apartments                      991,335  Multifamily           Conventional              38
  166             2    Frederick Arms Apartments                     897,521  Multifamily           Conventional              30

                LOAN                                               FEE/                      YEAR      OCCUPANCY      DATE OF
   #   CROSSED  GROUP  PROPERTY NAME                             LEASEHOLD    YEAR BUILT   RENOVATED  RATE AT U/W  OCCUPANCY RATE
   -   -------  -----  -------------                             ---------    ----------   ---------  -----------  --------------
  85              1    College Station                              Fee          2003          N/A         95%        11/1/2004
  87              1    Village of Overland Pointe                   Fee          2003          N/A        100%        3/18/2005
  88              2    Sherwood MHP                                 Fee          1957         1970         98%        1/31/2005
  89              2    Teakwood Village Apartments                  Fee          1974         2004         90%        2/1/2005
  90              1    The Regent Apartments                        Fee          1984          N/A         96%        1/4/2005
  91              1    3L Self Storage                              Fee          1998         2002         86%       12/31/2004
  92              1    Fairfield Inn Scottsdale                     Fee          1989         2003         N/A           N/A
  93              2    Courtyard Garden Apartments                  Fee          1961         2003         91%        1/31/2005
  94              1    Pine Tree Village                            Fee          1999          N/A        100%       12/31/2004
  95              1    Residence Inn Shreveport Airport             Fee          2001          N/A         N/A           N/A
  96              2    Deerfield Crossing Apartments                Fee          2000          N/A         89%       12/28/2004
  97              2    Mill Pond Apartments                         Fee          2000          N/A         91%       12/28/2004
  98              1    2775 Shermer                                 Fee          1978         1999        100%        6/25/2004
  99              1    Americana Estates MHP                        Fee          1972         1999         67%        2/21/2005
  100             2    River Rock Apartments                        Fee          2003          N/A         94%        1/19/2005
  101             1    East Pointe Village                          Fee          2004          N/A         97%        1/31/2005
  102             1    3400 Bissonnet Building                      Fee          1978         2001         95%        1/1/2005
  103             2    Wood Forest                                  Fee          1974         2004         97%        2/25/2005
  104             1    Islander MHP                                 Fee          1964          N/A        100%        11/1/2004
  105             1    Springhill Suites Inn Lawton                 Fee          1999          N/A         N/A           N/A
  106             1    Preston Alpha Shopping Center                Fee          1993         2003        100%        3/1/2005
  107             1    Lakefront II                                 Fee          1982         1987         90%       11/11/2004
  108             1    4035 Premier Drive                           Fee          2000          N/A         88%        3/1/2005
  109             1    Bell & Grand Mini Storage                    Fee          1985          N/A         88%        3/14/2005
  110             2    Mallard Landing Apartments                   Fee          2000          N/A         91%       12/28/2004
  111             2    Western View on the Hill Apartments          Fee          1973         1999         87%        1/5/2005
  112             1    Cypress Run Plaza                            Fee          2004          N/A        100%        2/4/2005
 113a             2    University Village                           Fee          1972         1996        100%       10/13/2004
 113b             2    Winch Lane Apartments                        Fee          1974         2002        100%       10/13/2004
 113c             2    Governor Apartments                          Fee          1973         2002         96%       10/13/2004
 113d             2    420 Edwards Apartments                       Fee          1938         1969        100%       10/13/2004
 113e             2    727 West Governor Apartments                 Fee          1972         2000        100%       10/13/2004
  114             1    Irongate Village Shopping Center             Fee          1985         1999        100%        12/9/2004
  115             1    Woodland Plaza                               Fee          1981          N/A         97%        1/27/2005
  116             1    Cranberry Commons                            Fee          2002          N/A         90%        3/18/2005
  117             1    Consolidated Metco Building                  Fee          1998          N/A        100%        2/28/2005
  118             1    Fiesta Center II                          Leasehold       2004          N/A        100%        3/24/2005
  119             1    622-624 Davis Street                         Fee          1926         2003         83%        2/1/2005
  120             1    Elm Street Bldg                              Fee          1896         2004         95%        9/1/2004
  121             2    Regal Pointe Apartments                      Fee          1977         2001         91%       11/30/2004
  122             1    Village Court                                Fee          1973          N/A        100%       12/31/2004
  123             2    Sunrise Apartments                           Fee          1971         2001         93%        3/22/2005
  124             1    North Plaza Shopping Center                  Fee          1995         1999         88%        2/1/2005
  125             2    Greenbush Apartments                         Fee          1964         1992         97%        1/17/2005
  126             1    South 40 RV Ranch                            Fee          1971          N/A         91%        1/25/2005
  127             1    3333 Beltway Place                           Fee          2003          N/A        100%       11/30/2004
  128             1    Roundy's Ground Lease                        Fee          2004          N/A        100%       10/26/2004
  129             1    West Burlington Shopping Center              Fee          2004          N/A        100%        3/10/2005
  130             1    770 Middle Neck Road                         Fee          1986         2003        100%        9/17/2004
  131             1    Food Lion Center                          Leasehold       2001          N/A         95%       11/30/2004
  132             1    172 Dyckman Street                           Fee          1927         1992        100%       12/31/2004
  133             1    Lambertson Lakes I                           Fee          2004          N/A        100%        1/11/2005
  134             2    Douglas Pointe II Apts                       Fee          1993          N/A         88%        2/25/2005
  135             1    Three Fountains Plaza                        Fee          1986         1995        100%        3/11/2005
  136             1    4830 Hollywood Boulevard                     Fee          1963         2003        100%        12/1/2004
  137             2    Windsor Lodge Apartments                     Fee          1967         2004        100%        11/1/2004
  138             1    Sunrise Terrace MHP                          Fee          1966         2003        100%        1/1/2005
  139             1    Houston Center Office Building               Fee          1975         2003         99%       10/31/2004
  140             2    Hyde Park Apartments                         Fee          1976         2002         95%        8/1/2004
  141             2    Islander Apartments                          Fee          1973         1999         88%       12/31/2004
  142             1    Buckingham Village MHC                       Fee          1970          N/A         89%        1/20/2005
  143             1    Office Depot Murfreesboro                    Fee          2004          N/A        100%       12/31/2004
  144             1    Villa Bonita Apartments                      Fee          1971         1997         97%        3/31/2005
  145             1    727 Fairview Drive                           Fee          1988          N/A        100%        12/6/2004
  146             2    New Britain                                  Fee          1970          N/A        100%       10/11/2004
  147             1    Webbs Plaza                                  Fee          1987         2003        100%        11/1/2004
  148             1    CVS Crabapple                                Fee          1997          N/A        100%       11/30/2004
  149             1    Columbia Village Shopping Center             Fee          1999          N/A         86%        3/9/2005
  150             2    Fishermans Cove MHC                          Fee          1986          N/A         95%        2/11/2005
  151             1    Montgomery Office Building                   Fee          1986         2004        100%        12/1/2004
  152             1    Office Depot Milford                         Fee          2004          N/A        100%       10/20/2004
  153             2    1995-2001 Coney Island Avenue                Fee          1928         2004        100%       12/31/2004
  154             2    Chestnut Hill Apartments                     Fee          1947         2001        100%        2/15/2005
  155             1    Virginia Place                               Fee          2004          N/A         61%        3/1/2005
  156             1    Old School Square Office                     Fee          2002          N/A        100%        12/1/2004
  157             1    Sugarbush Plaza Shopping Center              Fee          1985         2003        100%       12/31/2004
  158             1    Green Sky Retail Center                      Fee          2003          N/A        100%        11/2/2004
  159             1    Broadway Commons Plaza                    Leasehold       2002          N/A        100%        1/1/2005
  160             2    Lake Park Colonial Apartments                Fee          1967         1999        100%        2/25/2005
  161             1    Shady Oaks MHP                               Fee          1960          N/A        100%        1/31/2005
  162             2    Fox Creek MHC                                Fee          1986          N/A         96%        2/1/2005
  163             1    Anders Lane                                  Fee          1999         2003        100%        1/31/2005
  164             1    581 Central Park Avenue                      Fee          1923         1971        100%        1/21/2005
  165             2    Little Turtle Apartments                     Fee          1981          N/A         97%        1/28/2005
  166             2    Frederick Arms Apartments                    Fee          1968          N/A         97%        1/1/2005


                                                                                   MOST RECENT          MOST            MOST
                LOAN                                                           OPERATING STATEMENT     RECENT          RECENT
   #   CROSSED  GROUP  PROPERTY NAME                          APPRAISED VALUE         DATE             REVENUE        EXPENSES
   -   -------  -----  -------------                          ---------------         ----             -------        --------
  85              1    College Station                       $      7,775,000          N/A                     N/A            N/A
  87              1    Village of Overland Pointe                   5,800,000       2/28/2005              389,450         73,116
  88              2    Sherwood MHP                                 6,760,000       12/31/2004             721,688        330,707
  89              2    Teakwood Village Apartments                  5,750,000       1/31/2005              903,804        242,364
  90              1    The Regent Apartments                        6,000,000       11/30/2004           1,477,162        964,185
  91              1    3L Self Storage                              6,300,000       12/31/2004             777,853        264,841
  92              1    Fairfield Inn Scottsdale                     6,500,000       9/30/2004            2,306,005      1,577,114
  93              2    Courtyard Garden Apartments                  5,600,000       12/31/2004             974,826        596,716
  94              1    Pine Tree Village                            5,450,000       10/31/2004             635,280        116,849
  95              1    Residence Inn Shreveport Airport             6,300,000       9/30/2004            2,139,788      1,477,070
  96              2    Deerfield Crossing Apartments                5,150,000       12/31/2004             722,331        307,987
  97              2    Mill Pond Apartments                         5,200,000       12/31/2004             812,743        364,634
  98              1    2775 Shermer                                 5,450,000          N/A                     N/A            N/A
  99              1    Americana Estates MHP                        9,750,000       12/31/2004           1,677,741        929,303
  100             2    River Rock Apartments                        5,400,000       12/31/2004             527,368        212,736
  101             1    East Pointe Village                          5,100,000          N/A                     N/A            N/A
  102             1    3400 Bissonnet Building                      5,400,000       12/31/2004             933,285        373,901
  103             2    Wood Forest                                  4,900,000       8/30/2004            1,014,046        533,611
  104             1    Islander MHP                                 5,400,000          N/A                     N/A            N/A
  105             1    Springhill Suites Inn Lawton                 6,700,000       9/30/2004            1,879,048      1,167,625
  106             1    Preston Alpha Shopping Center                4,800,000       12/31/2004             495,806         36,866
  107             1    Lakefront II                                 5,100,000       10/31/2004             662,525        127,132
  108             1    4035 Premier Drive                           4,750,000       11/30/2004             479,004        147,062
  109             1    Bell & Grand Mini Storage                    5,600,000       2/28/2005              602,293        204,344
  110             2    Mallard Landing Apartments                   4,550,000       12/31/2004             627,085        299,995
  111             2    Western View on the Hill Apartments          4,500,000       12/31/2004             624,658        221,515
  112             1    Cypress Run Plaza                            4,670,000          N/A                     N/A            N/A
 113a             2    University Village                           1,480,000       9/30/2004              177,840         57,096
 113b             2    Winch Lane Apartments                        1,160,000       9/30/2004              152,168         58,486
 113c             2    Governor Apartments                            930,000       9/30/2004              132,365         62,662
 113d             2    420 Edwards Apartments                         670,000       9/30/2004               92,471         43,674
 113e             2    727 West Governor Apartments                   660,000       9/30/2004               84,473         34,688
  114             1    Irongate Village Shopping Center             4,300,000       11/30/2004             480,281        115,193
  115             1    Woodland Plaza                               4,575,000       12/31/2004             583,003        202,689
  116             1    Cranberry Commons                            4,000,000          N/A                     N/A            N/A
  117             1    Consolidated Metco Building                  5,400,000       2/28/2005              493,998            N/A
  118             1    Fiesta Center II                             4,200,000       2/28/2005              301,666         46,967
  119             1    622-624 Davis Street                         4,500,000          N/A                     N/A            N/A
  120             1    Elm Street Bldg                              4,125,000       12/31/2004             539,081        151,890
  121             2    Regal Pointe Apartments                      3,780,000       11/30/2004             765,304        465,000
  122             1    Village Court                                3,850,000       8/31/2004              646,005        287,516
  123             2    Sunrise Apartments                           3,800,000       2/28/2005              541,318        324,533
  124             1    North Plaza Shopping Center                  3,150,000       12/31/2004             304,186         65,112
  125             2    Greenbush Apartments                         3,900,000       12/31/2004             703,003        385,522
  126             1    South 40 RV Ranch                            3,280,000       12/31/2004             603,816        338,643
  127             1    3333 Beltway Place                           3,200,000       12/31/2004             313,310         62,764
  128             1    Roundy's Ground Lease                        3,570,000          N/A                     N/A            N/A
  129             1    West Burlington Shopping Center              3,100,000       2/28/2005              283,555         59,194
  130             1    770 Middle Neck Road                         3,500,000       10/31/2004             511,653        152,118
  131             1    Food Lion Center                             3,100,000       9/30/2004              371,196        127,012
  132             1    172 Dyckman Street                           3,900,000       12/31/2004             499,916        156,048
  133             1    Lambertson Lakes I                           3,000,000          N/A                     N/A            N/A
  134             2    Douglas Pointe II Apts                       4,900,000       12/31/2004             721,875        459,045
  135             1    Three Fountains Plaza                        2,600,000       11/30/2004             309,813         60,418
  136             1    4830 Hollywood Boulevard                     3,450,000       9/30/2004              348,789         61,370
  137             2    Windsor Lodge Apartments                     2,600,000       11/30/2004             433,086        116,437
  138             1    Sunrise Terrace MHP                          2,400,000       12/31/2004             264,648         64,209
  139             1    Houston Center Office Building               2,750,000       7/31/2004              525,868        274,323
  140             2    Hyde Park Apartments                         2,380,000       10/31/2004             296,080         91,424
  141             2    Islander Apartments                          2,400,000       12/31/2004             470,889        212,556
  142             1    Buckingham Village MHC                       2,370,000       12/31/2004             398,231        244,045
  143             1    Office Depot Murfreesboro                    3,400,000          N/A                     N/A            N/A
  144             1    Villa Bonita Apartments                      6,750,000       11/30/2004             548,940        193,459
  145             1    727 Fairview Drive                           2,750,000       11/30/2004             308,811         95,528
  146             2    New Britain                                  2,200,000       9/30/2004              394,284        224,079
  147             1    Webbs Plaza                                  2,200,000       10/31/2004             194,179         80,124
  148             1    CVS Crabapple                                2,675,000       11/30/2004             212,100         37,791
  149             1    Columbia Village Shopping Center             2,000,000       10/31/2004             193,231         57,251
  150             2    Fishermans Cove MHC                          1,950,000       10/31/2004             224,098         56,128
  151             1    Montgomery Office Building                   2,000,000       11/30/2004             295,664        122,901
  152             1    Office Depot Milford                         2,780,000          N/A                     N/A            N/A
  153             2    1995-2001 Coney Island Avenue                2,500,000       12/31/2004             266,286         72,820
  154             2    Chestnut Hill Apartments                     1,900,000       9/30/2004              414,957        273,151
  155             1    Virginia Place                               2,525,000          N/A                     N/A            N/A
  156             1    Old School Square Office                     1,700,000       11/30/2004             270,609         86,024
  157             1    Sugarbush Plaza Shopping Center              2,000,000       12/31/2004             252,196         65,794
  158             1    Green Sky Retail Center                      1,450,000       10/31/2004             129,832          7,796
  159             1    Broadway Commons Plaza                       1,550,000       12/31/2004             197,593         92,748
  160             2    Lake Park Colonial Apartments                1,770,000       10/31/2004             316,607        164,792
  161             1    Shady Oaks MHP                               1,675,000       9/30/2004              226,573        116,437
  162             2    Fox Creek MHC                                1,260,000       12/31/2004             126,896         26,666
  163             1    Anders Lane                                  1,350,000       11/30/2004             156,600         25,819
  164             1    581 Central Park Avenue                      1,775,000       12/31/2004             196,329         64,028
  165             2    Little Turtle Apartments                     1,300,000       12/31/2004             264,130         91,003
  166             2    Frederick Arms Apartments                    1,200,000       12/31/2004             169,545         80,802

                                                                 MOST
                LOAN                                            RECENT
   #   CROSSED  GROUP  PROPERTY NAME                             NOI          U/W NOI      U/W NCF (2)
   -   -------  -----  -------------                             ---          -------      -----------
   85             1    College Station                                N/A  $     595,260  $     574,525
   87             1    Village of Overland Pointe                 316,334        383,311        370,090
   88             2    Sherwood MHP                               390,981        380,151        374,873
   89             2    Teakwood Village Apartments                661,440        467,325        427,125
   90             1    The Regent Apartments                      512,977        524,906        499,706
   91             1    3L Self Storage                            513,012        513,018        497,140
   92             1    Fairfield Inn Scottsdale                   728,891        714,715        623,843
   93             2    Courtyard Garden Apartments                378,110        512,527        466,527
   94             1    Pine Tree Village                          518,431        443,943        416,749
   95             1    Residence Inn Shreveport Airport           662,718        594,141        515,320
   96             2    Deerfield Crossing Apartments              414,344        395,216        371,216
   97             2    Mill Pond Apartments                       448,109        412,470        382,470
   98             1    2775 Shermer                                   N/A        410,505        380,284
   99             1    Americana Estates MHP                      748,438        711,156        683,206
  100             2    River Rock Apartments                      314,632        398,409        377,409
  101             1    East Pointe Village                            N/A        434,266        392,737
  102             1    3400 Bissonnet Building                    559,384        501,744        444,112
  103             2    Wood Forest                                480,435        428,859        383,259
  104             1    Islander MHP                                   N/A        376,362        373,862
  105             1    Springhill Suites Inn Lawton               711,423        596,573        529,500
  106             1    Preston Alpha Shopping Center              458,940        425,509        395,440
  107             1    Lakefront II                               535,393        487,323        401,330
  108             1    4035 Premier Drive                         331,942        443,424        402,022
  109             1    Bell & Grand Mini Storage                  397,949        355,672        339,345
  110             2    Mallard Landing Apartments                 327,090        307,870        283,870
  111             2    Western View on the Hill Apartments        403,143        385,637        356,137
  112             1    Cypress Run Plaza                              N/A        390,486        370,089
 113a             2    University Village                         120,744        116,415        108,285
 113b             2    Winch Lane Apartments                       93,682         97,432         89,432
 113c             2    Governor Apartments                         69,703         74,262         66,750
 113d             2    420 Edwards Apartments                      48,797         60,249         55,343
 113e             2    727 West Governor Apartments                49,785         55,806         51,651
  114             1    Irongate Village Shopping Center           365,088        360,496        327,532
  115             1    Woodland Plaza                             380,314        374,068        332,166
  116             1    Cranberry Commons                              N/A        303,958        284,560
  117             1    Consolidated Metco Building                493,998        397,602        340,223
  118             1    Fiesta Center II                           254,699        337,659        316,617
  119             1    622-624 Davis Street                           N/A        285,203        265,944
  120             1    Elm Street Bldg                            387,191        343,816        296,626
  121             2    Regal Pointe Apartments                    300,304        311,927        276,927
  122             1    Village Court                              358,489        329,636        271,071
  123             2    Sunrise Apartments                         216,785        259,195        240,445
  124             1    North Plaza Shopping Center                239,074        263,640        244,464
  125             2    Greenbush Apartments                       317,481        319,797        297,297
  126             1    South 40 RV Ranch                          265,173        252,757        241,307
  127             1    3333 Beltway Place                         250,546        264,712        241,428
  128             1    Roundy's Ground Lease                          N/A        228,610        215,200
  129             1    West Burlington Shopping Center            224,361        231,070        205,454
  130             1    770 Middle Neck Road                       359,535        310,811        274,175
  131             1    Food Lion Center                           244,184        237,058        222,364
  132             1    172 Dyckman Street                         343,868        358,741        338,719
  133             1    Lambertson Lakes I                             N/A        222,585        207,058
  134             2    Douglas Pointe II Apts                     262,830        259,721        231,721
  135             1    Three Fountains Plaza                      249,395        249,034        235,387
  136             1    4830 Hollywood Boulevard                   287,419        255,613        230,864
  137             2    Windsor Lodge Apartments                   316,649        222,928        202,928
  138             1    Sunrise Terrace MHP                        200,439        182,409        179,176
  139             1    Houston Center Office Building             251,545        252,758        206,221
  140             2    Hyde Park Apartments                       204,656        195,148        185,898
  141             2    Islander Apartments                        258,333        217,923        187,068
  142             1    Buckingham Village MHC                     154,186        193,802        187,302
  143             1    Office Depot Murfreesboro                      N/A        270,142        267,290
  144             1    Villa Bonita Apartments                    355,481        352,514        342,764
  145             1    727 Fairview Drive                         213,283        193,467        178,445
  146             2    New Britain                                170,205        185,036        173,756
  147             1    Webbs Plaza                                114,055        171,549        154,705
  148             1    CVS Crabapple                              174,309        182,948        171,305
  149             1    Columbia Village Shopping Center           135,980        156,738        140,423
  150             2    Fishermans Cove MHC                        167,970        152,140        147,190
  151             1    Montgomery Office Building                 172,763        168,898        154,672
  152             1    Office Depot Milford                           N/A        208,996        206,296
  153             2    1995-2001 Coney Island Avenue              193,466        170,351        159,559
  154             2    Chestnut Hill Apartments                   141,806        152,320        134,980
  155             1    Virginia Place                                 N/A        124,355        114,969
  156             1    Old School Square Office                   184,585        131,818        121,116
  157             1    Sugarbush Plaza Shopping Center            186,402        158,173        140,556
  158             1    Green Sky Retail Center                    122,036        115,981        104,808
  159             1    Broadway Commons Plaza                     104,845        110,670        101,399
  160             2    Lake Park Colonial Apartments              151,815        139,069        125,569
  161             1    Shady Oaks MHP                             110,136        117,520        114,970
  162             2    Fox Creek MHC                              100,230         96,989         94,490
  163             1    Anders Lane                                130,781        112,636        100,521
  164             1    581 Central Park Avenue                    132,301        156,430        145,624
  165             2    Little Turtle Apartments                   173,127        113,856        104,356
  166             2    Frederick Arms Apartments                   88,743         98,109         89,529

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                              CUT-OFF DATE                                                UNITS/
                LOAN                                            PRINCIPAL                             PROPERTY            SQ.FT
   #   CROSSED  GROUP  PROPERTY NAME                           BALANCE (1)    PROPERTY TYPE           SUB-TYPE            ROOMS
   -   -------  -----  -------------                           -----------    -------------           --------            -----
  167             1    Gold Hill MHP                         $       897,062  Multifamily       Manufactured Housing           31
  168             2    Museum Place                                  743,530  Multifamily           Conventional               24
  169             2    Park Square Apartments                        546,929  Multifamily           Conventional               38

                                                             ---------------
TOTAL/WEIGHTED AVERAGE:                                      $ 1,616,084,460
                                                             ===============

MAXIMUM:                                                     $   149,000,000
MINIMUM:                                                     $       453,368

                LOAN                                               FEE/                      YEAR      OCCUPANCY      DATE OF
   #   CROSSED  GROUP  PROPERTY NAME                             LEASEHOLD    YEAR BUILT   RENOVATED  RATE AT U/W  OCCUPANCY RATE
   -   -------  -----  -------------                             ---------    ----------   ---------  -----------  --------------
  167             1    Gold Hill MHP                                Fee          1963         1999        100%        7/16/2004
  168             2    Museum Place                                 Fee          1963         2000         92%       12/29/2004
  169             2    Park Square Apartments                       Fee          1922         2002         97%       12/31/2004

                                                                              -------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                          1972         1999         93%
                                                                              =================================================

MAXIMUM:                                                                         2005         2005        100%
MINIMUM:                                                                         1876         1969         61%

                                                                                   MOST RECENT          MOST            MOST
                LOAN                                                           OPERATING STATEMENT     RECENT          RECENT
   #   CROSSED  GROUP  PROPERTY NAME                          APPRAISED VALUE         DATE             REVENUE        EXPENSES
   -   -------  -----  -------------                          ---------------         ----             -------        --------
  167             1    Gold Hill MHP                         $      1,400,000       9/30/2004       $      176,990  $      71,385
  168             2    Museum Place                                 1,200,000       12/31/2004             146,937         64,299
  169             2    Park Square Apartments                         775,000       8/31/2004              184,945        108,579

                                                             --------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                      $  2,219,250,000                       $  264,429,185  $ 130,213,567
                                                             ====================================================================

MAXIMUM:                                                     $    200,000,000                       $   25,334,376  $  19,122,252
MINIMUM:                                                     $        660,000                       $       84,473  $       7,796

                                                                 MOST
                LOAN                                            RECENT
   #   CROSSED  GROUP  PROPERTY NAME                             NOI          U/W NOI      U/W NCF (2)
   -   -------  -----  -------------                             ---          -------      -----------
  167             1    Gold Hill MHP                        $     105,605  $      91,495  $      89,945
  168             2    Museum Place                                82,638         92,402         86,402
  169             2    Park Square Apartments                      76,366         69,565         60,065

                                                            -------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                     $ 134,215,618  $ 161,677,289  $ 150,274,661
                                                            ===========================================

MAXIMUM:                                                    $  14,404,336  $  13,941,168  $  13,835,830
MINIMUM:                                                    $      48,797  $      55,806  $      51,651

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY SP - 414 NORTH ORLEANS, SP - 350 NORTH LASALLE, SP - 820 NORTH ORLEANS, SP - 311 WEST SUPERIOR, SP - 400 WEST ERIE AND SP - 750 NORTH ORLEANS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY YORKTOWN APARTMENTS AND BLUFFS OF BERKSHIRE APARTMENTS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY BEXLEY AT LAKE NORMAN AND ADDISON KINGS CROSSING V ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY NEWPORT APARTMENTS, SUNCHASE APARTMENTS AND BENCHMARK APARTMENTS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(E) THE UNDERLYING MORTGAGE LOANS SECURED BY COTTONWOOD PLAZA AND TRI-VALLEY PLAZA ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.
(2) U/W NCF REFLECTS THE NET CASH FLOW AFTER UNDERWRITTEN REPLACEMENT RESERVES, UNDERWRITTEN LC'S & TI'S AND UNDERWRITTEN FF&E.
(3)  1,108,087 SQUARE FOOTAGE INCLUDES 285,480 SF GROUND LEASE TO SEARS.
(4)  BASED ON THE SUBJECT'S NET RENTABLE OFFICE SPACE.
(5)  INCLUDES 11,000 SF OF SUB-GROUND LEASED SPACE.
(6)  164,583 SQUARE FOOTAGE INCLUDES 64,193 SF GROUND LEASE TO KROGER.
(7) 20,055 SQUARE FOOTAGE INCLUDES 6,800 SF GROUND LEASE TO MIMI'S CAFE AND 3,175 SF GROUND LEASE TO US BANK.
(8)  THE ENTIRE PROPERTY IS GROUND LEASED TO ROUNDY'S

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                  PERCENTAGE OF   ORIGINATION
                                                                    ORIGINAL       CUT-OFF DATE    INITIAL NET    AMORTIZATION
                LOAN                                               PRINCIPAL        PRINCIPAL       MORTGAGE         TERM
   #   CROSSED  GROUP  LOAN NAME                                    BALANCE        BALANCE(1)      POOL BALANCE  (MONTHS) (2)
   -   -------  -----  ---------                                    -------        ----------      ------------  ------------
   1              1    Tri-County Mall                          $   149,000,000  $   149,000,000       9.2%           360
   2              1    390 Park Avenue                              110,000,000      110,000,000       6.8%           360
   3              1    Washington Mutual Irvine Campus              106,000,000      106,000,000       6.6%      Interest Only
   4      A       1    SP - 414 North Orleans                        23,130,000       23,130,000       1.4%           360
   5      A       1    SP - 820 North Orleans                        18,200,000       18,200,000       1.1%           360
   6      A       1    SP - 350 North LaSalle                        17,250,000       17,250,000       1.1%           360
   7      A       1    SP - 311 West Superior                         9,915,000        9,915,000       0.6%           360
   8      A       1    SP - 400 West Erie                             9,535,000        9,535,000       0.6%           360
   9      A       1    SP - 750 North Orleans                         7,670,000        7,670,000       0.5%           360
  10              1    65 Broadway                                   75,000,000       75,000,000       4.6%           348
  11              1    Penn's Landing Hyatt Regency                  45,000,000       45,000,000       2.8%           300
  12      B       2    Yorktown Apartments                           29,100,000       29,100,000       1.8%           360
  13      B       2    Bluffs of Berkshire Apartments                14,560,000       14,560,000       0.9%           360
  14              2    Indigo on Forest Apartments                   37,000,000       37,000,000       2.3%           360
  15              2    The Reserve at Park Central                   35,000,000       35,000,000       2.2%           360
  16              1    Manhattan Town Center                         33,000,000       32,932,513       2.0%           360
  17      C       2    Bexley at Lake Norman                         16,250,000       16,250,000       1.0%      Interest Only
  18      C       2    Addison Kings Crossing V                      13,800,000       13,800,000       0.9%      Interest Only
  19      D       2    Newport Apartments                            12,850,000       12,850,000       0.8%           360
  20      D       2    Sunchase Apartments                            8,560,000        8,560,000       0.5%           360
  21      D       2    Benchmark Apartments                           8,400,000        8,400,000       0.5%           360
  22              1    Elk Grove Marketplace                         26,900,000       26,870,501       1.7%           360
  23              1    Plaza 600                                     22,000,000       21,975,647       1.4%           360
  24              1    Rhodes Ranch Town Center                      21,500,000       21,500,000       1.3%           360
  25              1    Southlake Pavilion I & II                     19,950,000       19,950,000       1.2%           360
  26              2    6200 Gessner Apartments                       18,250,000       18,250,000       1.1%           360
  27              2    Hartford Place Apartments                     18,275,000       18,192,458       1.1%           360
  28              2    The Oaks of Woodforest Apartments             17,800,000       17,722,405       1.1%           360
  29              1    152 Madison Avenue                            16,100,000       16,100,000       1.0%           324
  30              2    Royal Pointe Apartments                       15,600,000       15,600,000       1.0%           360
  31              1    Five Star Plaza                               15,000,000       15,000,000       0.9%           360
  32              2    Timberlakes at Atascocita                     14,800,000       14,800,000       0.9%           360
  33              1    Carousel Hotel                                14,250,000       14,184,673       0.9%           300
  34              2    42 Magnolia Apartments                        13,700,000       13,700,000       0.8%           360
  35              1    Office Depot Shopping Center                  13,600,000       13,538,802       0.8%           360
  36              2    Blackhawk Trails Apartments                   13,000,000       13,000,000       0.8%           360
  37              1    Plaza Mayor                                   12,000,000       12,000,000       0.7%           360
  38              1    Rockford Crossings                            11,440,000       11,440,000       0.7%           360
  39              1    6400 Goldsboro Road                           11,100,000       11,100,000       0.7%           360
  40              1    148 Madison Avenue                            11,000,000       11,000,000       0.7%           324
  41              1    EaglePicher Corporate Headquarters
                       Building                                      11,000,000       11,000,000       0.7%           360
  42              1    Alexandria Power Center                       10,400,000       10,400,000       0.6%           336
  43              1    Frontier Plaza                                10,000,000       10,000,000       0.6%           360
  44              1    Union Woods                                   10,000,000       10,000,000       0.6%           360
  45              1    Foods Co.                                     10,000,000        9,964,987       0.6%           360
  46              2    The Reserve at Lakeshore                       9,700,000        9,700,000       0.6%           360
  47      E       1    Tri-Valley Plaza                               5,000,000        4,977,584       0.3%           360
  48      E       1    Cottonwood Plaza                               4,500,000        4,479,826       0.3%           360
  49              1    First Place Office Building                    9,400,000        9,358,250       0.6%           360
  50              1    Poway Plaza                                    9,000,000        9,000,000       0.6%           360
  51              2    Berkshire Crossing Apartments                  8,880,000        8,880,000       0.5%           360
  52              1    Courtyard by Marriott Reno                     8,700,000        8,651,455       0.5%           300
  53              1    Sony Computer Entertainment Building           8,500,000        8,500,000       0.5%           360
  54              2    Greentree Village Apartments                   8,400,000        8,400,000       0.5%           360
  55              2    Arrowhead Apts/Bluffview Townhouses            8,200,000        8,171,044       0.5%           360
  56              2    Brittany Square Apartments                     8,100,000        8,063,687       0.5%           360
  57              1    Americo - Science Place & State Farm           7,962,000        7,962,000       0.5%           360
  58              1    Plymouth Industrial Center                     8,000,000        7,780,077       0.5%           180
  59              1    Zanesville Country Fair Shopping Center        7,600,000        7,591,990       0.5%           360
  60              1    Meridian at Orange Retail                      7,500,000        7,500,000       0.5%           360
  61              2    Lofts at Canal Walk Phase I                    7,400,000        7,366,763       0.5%           360
  62              1    Southgate Estates MHP                          6,900,000        6,863,182       0.4%           360
  63              1    Bridgeport Landing                             6,600,000        6,600,000       0.4%           360
  64              2    Pershing Pointe                                6,600,000        6,569,178       0.4%           360
  65              2    Providence Apartments                          6,400,000        6,400,000       0.4%           360
  66              1    Riya Hospitality Portfolio I                   6,200,000        6,172,348       0.4%           300
  67              1    Diagonal Marketplace                           6,100,000        6,100,000       0.4%           360
  68              2    Highwood Village Apartments                    6,100,000        6,087,444       0.4%           360
  69              1    Foley Towne Square                             6,000,000        5,969,900       0.4%           360
  70              2    Brookview Holdings Portfolio                   5,750,000        5,726,622       0.4%           360
  71              1    Courtyard by Marriott Monroe                   5,700,000        5,692,412       0.4%           300
  72              2    Upperclassman & Thorntree Apartments           5,662,500        5,622,367       0.3%           360
  73              1    Phenix Crossing Shopping Center                5,535,000        5,535,000       0.3%      Interest Only
  82              1    Stowaway Self Storage                          4,950,000        4,950,000       0.3%           300
  86              1    Washington Road Self Storage                   4,725,000        4,725,000       0.3%           300
  74              1    Centennial-Hanford Center Phase II             5,475,000        5,468,951       0.3%           360
  75              1    Lighthouse Square                              5,450,000        5,450,000       0.3%           360
  76              1    Courtyard by Marriott Shreveport               5,400,000        5,369,869       0.3%           300
  77              1    Courtyard by Marriott Texarkana                5,400,000        5,369,869       0.3%           300
  78              1    Jewelers Exchange                              5,200,000        5,181,762       0.3%           360
  79              2    Palm Court Apartments                          4,980,000        4,980,000       0.3%           360
  80              1    1960 Gallows Road                              5,000,000        4,973,267       0.3%           360
  81              2    Reseda MHP                                     5,000,000        4,963,040       0.3%           360
  83              1    Hemby Woods Shopping Center                    4,950,000        4,936,011       0.3%           300
  84              1    Curtiss Wright Portfolio                       4,800,000        4,783,021       0.3%           360
  85              1    College Station                                4,800,000        4,757,391       0.3%           240
  87              1    Village of Overland Pointe                     4,625,000        4,625,000       0.3%           360
  88              2    Sherwood MHP                                   4,600,000        4,600,000       0.3%           360
  89              2    Teakwood Village Apartments                    4,600,000        4,592,868       0.3%           300
  90              1    The Regent Apartments                          4,500,000        4,500,000       0.3%           360
  91              1    3L Self Storage                                4,400,000        4,381,317       0.3%           360
  92              1    Fairfield Inn Scottsdale                       4,375,000        4,350,588       0.3%           300
  93              2    Courtyard Garden Apartments                    4,350,000        4,330,643       0.3%           360
  94              1    Pine Tree Village                              4,220,000        4,201,257       0.3%           360
  95              1    Residence Inn Shreveport Airport               4,200,000        4,176,565       0.3%           300
  96              2    Deerfield Crossing Apartments                  4,050,000        4,030,946       0.2%           360
  97              2    Mill Pond Apartments                           4,050,000        4,030,946       0.2%           360
  98              1    2775 Shermer                                   4,000,000        3,994,093       0.2%           300
  99              1    Americana Estates MHP                          4,000,000        3,981,629       0.2%           360
  100             2    River Rock Apartments                          4,000,000        3,972,019       0.2%           360
  101             1    East Pointe Village                            4,000,000        3,958,715       0.2%           300
  102             1    3400 Bissonnet Building                        3,937,500        3,933,451       0.2%           360
                                                                                                              INITIAL
                                                                  REMAINING       ORIGINAL       REMAINING    INTEREST
                                                                 AMORTIZATION     TERM TO         TERM TO       ONLY    MORTGAGE
                LOAN                                                 TERM         MATURITY       MATURITY      PERIOD   INTEREST
   #   CROSSED  GROUP  LOAN NAME                                (MONTHS)(1)(2)   (MONTHS)(2)  (MONTHS)(1)(2)  (MONTHS)    RATE
   -   -------  -----  ---------                                --------------   -----------  --------------  --------    ----
   1              1    Tri-County Mall                               360            120            117           24     5.4588% (7)
   2              1    390 Park Avenue                               360            120            118           36     5.2693% (9)
   3              1    Washington Mutual Irvine Campus          Interest Only        84             79           84     5.0660%
   4      A       1    SP - 414 North Orleans                        360            120            118           36     5.4300%
   5      A       1    SP - 820 North Orleans                        360            120            118           36     5.4300%
   6      A       1    SP - 350 North LaSalle                        360            120            118           36     5.4300%
   7      A       1    SP - 311 West Superior                        360            120            118           36     5.4300%
   8      A       1    SP - 400 West Erie                            360            120            118           36     5.4300%
   9      A       1    SP - 750 North Orleans                        360            120            118           36     5.4300%
  10              1    65 Broadway                                   348            120            117           24     5.6200%
  11              1    Penn's Landing Hyatt Regency                  300             60             60           23     5.7500%
  12      B       2    Yorktown Apartments                           360            120            115           24     5.3730%
  13      B       2    Bluffs of Berkshire Apartments                360            120            115           24     5.3730%
  14              2    Indigo on Forest Apartments                   360             84             79           24     5.2640%
  15              2    The Reserve at Park Central                   360            121            117           60     5.1200%
  16              1    Manhattan Town Center                         358            120            118                  5.4900%
  17      C       2    Bexley at Lake Norman                    Interest Only        60             57           60     5.2800%
  18      C       2    Addison Kings Crossing V                 Interest Only        60             57           60     5.2800%
  19      D       2    Newport Apartments                            360            108            103           24     5.3450%
  20      D       2    Sunchase Apartments                           360            108            103           24     5.3450%
  21      D       2    Benchmark Apartments                          360            108            103           24     5.3450%
  22              1    Elk Grove Marketplace                         359            120            119                  5.4900%
  23              1    Plaza 600                                     359            120            119                  5.4400%
  24              1    Rhodes Ranch Town Center                      360            120            118           36     5.3700%
  25              1    Southlake Pavilion I & II                     360            121            117           36     5.4900%
  26              2    6200 Gessner Apartments                       360            108            103           24     5.3450%
  27              2    Hartford Place Apartments                     356            120            116                  5.3700%
  28              2    The Oaks of Woodforest Apartments             356            120            116                  5.5600%
  29              1    152 Madison Avenue                            324            120            116           24     5.4500%
  30              2    Royal Pointe Apartments                       360            121            116           30     5.1800%
  31              1    Five Star Plaza                               360            120            120                  5.6600%
  32              2    Timberlakes at Atascocita                     360             60             56           24     5.1300%
  33              1    Carousel Hotel                                297             60             57                  5.9000%
  34              2    42 Magnolia Apartments                        360            120            117           36     4.9900%
  35              1    Office Depot Shopping Center                  356            121            117                  5.3900%
  36              2    Blackhawk Trails Apartments                   360            120            115           24     4.9500%
  37              1    Plaza Mayor                                   360            120            117           36     5.1600%
  38              1    Rockford Crossings                            360            120            120                  5.2900%
  39              1    6400 Goldsboro Road                           360            120            116           24     5.3300%
  40              1    148 Madison Avenue                            324            120            116           24     5.4500%
  41              1    EaglePicher Corporate Headquarters
                       Building                                      360             84             81           60     5.3600%
  42              1    Alexandria Power Center                       336            120            117           36     5.5600%
  43              1    Frontier Plaza                                360            118            117           24     5.6900%
  44              1    Union Woods                                   360            121            117           12     5.3800%
  45              1    Foods Co.                                     357            121            118                  5.4200%
  46              2    The Reserve at Lakeshore                      360            120            119           24     5.5000%
  47      E       1    Tri-Valley Plaza                              356            119            115                  5.4100%
  48      E       1    Cottonwood Plaza                              356            119            115                  5.4100%
  49              1    First Place Office Building                   356            121            117                  5.4600%
  50              1    Poway Plaza                                   360            119            117           60     5.4000%
  51              2    Berkshire Crossing Apartments                 360            108            103           24     5.3450%
  52              1    Courtyard by Marriott Reno                    296            120            116                  6.2700%
  53              1    Sony Computer Entertainment Building          360            120            120                  5.4200%
  54              2    Greentree Village Apartments                  360            120            118           12     5.2800%
  55              2    Arrowhead Apts/Bluffview Townhouses           357            122            119                  5.3700%
  56              2    Brittany Square Apartments                    356            120            116                  5.4100%
  57              1    Americo - Science Place & State Farm          360            120            117           24     5.5200%
  58              1    Plymouth Industrial Center                    172            180            172                  6.0700%
  59              1    Zanesville Country Fair Shopping Center       359            120            119                  5.7000%
  60              1    Meridian at Orange Retail                     360            120            118           24     5.5000%
  61              2    Lofts at Canal Walk Phase I                   356            120            116                  5.4000%
  62              1    Southgate Estates MHP                         355            120            115                  5.5300%
  63              1    Bridgeport Landing                            360            120            120                  5.5600%
  64              2    Pershing Pointe                               356             60             56                  5.1900%
  65              2    Providence Apartments                         360             84             79           24     5.2640%
  66              1    Riya Hospitality Portfolio I                  297             60             57                  6.0950%
  67              1    Diagonal Marketplace                          360            120            117           24     5.2000%
  68              2    Highwood Village Apartments                   358            120            118                  5.4600%
  69              1    Foley Towne Square                            355            120            115                  5.8400%
  70              2    Brookview Holdings Portfolio                  356            120            116                  5.9300%
  71              1    Courtyard by Marriott Monroe                  299            120            119                  6.5200%
  72              2    Upperclassman & Thorntree Apartments          353            120            113                  5.7500%
  73              1    Phenix Crossing Shopping Center          Interest Only        60             60           60     5.0300%
  82              1    Stowaway Self Storage                         300            120            120                  5.3600%
  86              1    Washington Road Self Storage                  300            120            120                  5.3600%
  74              1    Centennial-Hanford Center Phase II            359            120            119                  5.4500%
  75              1    Lighthouse Square                             360            120            115           24     5.3900%
  76              1    Courtyard by Marriott Shreveport              296            120            116                  6.2700%
  77              1    Courtyard by Marriott Texarkana               296            120            116                  6.2700%
  78              1    Jewelers Exchange                             357            120            117                  5.4100%
  79              2    Palm Court Apartments                         360            121            118           12     5.2900%
  80              1    1960 Gallows Road                             355            120            115                  5.5200%
  81              2    Reseda MHP                                    354             60             54                  4.8200%
  83              1    Hemby Woods Shopping Center                   298            119            117                  5.7900%
  84              1    Curtiss Wright Portfolio                      357            120            117                  5.3600%
  85              1    College Station                               236            240            236                  5.8500%
  87              1    Village of Overland Pointe                    360            120            120                  5.1500%
  88              2    Sherwood MHP                                  360            120            115           24     5.2700%
  89              2    Teakwood Village Apartments                   299            120            119                  5.5300%
  90              1    The Regent Apartments                         360            120            117           24     5.8800%
  91              1    3L Self Storage                               356            120            116                  5.7000%
  92              1    Fairfield Inn Scottsdale                      296            120            116                  6.2700%
  93              2    Courtyard Garden Apartments                   356            120            116                  5.4500%
  94              1    Pine Tree Village                             356            120            116                  5.4600%
  95              1    Residence Inn Shreveport Airport              296            120            116                  6.2700%
  96              2    Deerfield Crossing Apartments                 356            120            116                  5.1500%
  97              2    Mill Pond Apartments                          356            120            116                  5.1500%
  98              1    2775 Shermer                                  299            120            119                  5.8500%
  99              1    Americana Estates MHP                         356            120            116                  5.2800%
  100             2    River Rock Apartments                         354            121            115                  5.1100%
  101             1    East Pointe Village                           293            120            113                  5.7500%
  102             1    3400 Bissonnet Building                       359            120            119                  5.8300%

                                                                                   FIRST
                LOAN                                               MONTHLY        PAYMENT      MATURITY
   #   CROSSED  GROUP  LOAN NAME                                  PAYMENT(3)       DATE          DATE      ARD (4)
   -   -------  -----  ---------                                  ----------       ----          ----      ------
   1              1    Tri-County Mall                          $   826,040 (8)  3/11/2005    2/11/2015
   2              1    390 Park Avenue                              602,635 (10) 4/11/2005    3/11/2015
   3              1    Washington Mutual Irvine Campus              453,712      1/11/2005   12/11/2011
   4      A       1    SP - 414 North Orleans                       130,316      4/11/2005    3/11/2015
   5      A       1    SP - 820 North Orleans                       102,540      4/11/2005    3/11/2015
   6      A       1    SP - 350 North LaSalle                        97,187      4/11/2005    3/11/2015
   7      A       1    SP - 311 West Superior                        55,862      4/11/2005    3/11/2015
   8      A       1    SP - 400 West Erie                            53,721      4/11/2005    3/11/2015
   9      A       1    SP - 750 North Orleans                        43,213      4/11/2005    3/11/2015
  10              1    65 Broadway                                  437,267      3/11/2005    2/11/2015
  11              1    Penn's Landing Hyatt Regency                 283,098      6/11/2005    5/11/2010
  12      B       2    Yorktown Apartments                          162,915      1/11/2005   12/11/2014
  13      B       2    Bluffs of Berkshire Apartments                81,514      1/11/2005   12/11/2014
  14              2    Indigo on Forest Apartments                  204,636      1/11/2005   12/11/2011
  15              2    The Reserve at Park Central                  190,463      2/11/2005    2/11/2015
  16              1    Manhattan Town Center                        187,163      4/11/2005    3/11/2035  3/11/2015
  17      C       2    Bexley at Lake Norman                         72,493      3/11/2005    2/11/2010
  18      C       2    Addison Kings Crossing V                      61,563      3/11/2005    2/11/2010
  19      D       2    Newport Apartments                            71,716      1/11/2005   12/11/2013
  20      D       2    Sunchase Apartments                           47,774      1/11/2005   12/11/2013
  21      D       2    Benchmark Apartments                          46,881      1/11/2005   12/11/2013
  22              1    Elk Grove Marketplace                        152,567       5/1/2005    4/1/2015
  23              1    Plaza 600                                    124,087       5/1/2005    4/1/2015
  24              1    Rhodes Ranch Town Center                     120,327      4/11/2005    3/11/2015
  25              1    Southlake Pavilion I & II                    113,149      2/11/2005    2/11/2015
  26              2    6200 Gessner Apartments                      101,854      1/11/2005   12/11/2013
  27              2    Hartford Place Apartments                    102,278      2/11/2005    1/11/2015
  28              2    The Oaks of Woodforest Apartments            101,738      2/11/2005    1/11/2015
  29              1    152 Madison Avenue                            95,005      2/11/2005    1/11/2015
  30              2    Royal Pointe Apartments                       85,469      1/11/2005    1/11/2015
  31              1    Five Star Plaza                               86,680       6/1/2005    5/1/2015
  32              2    Timberlakes at Atascocita                     80,630      2/11/2005    1/11/2010
  33              1    Carousel Hotel                                90,944      3/11/2005    2/11/2010
  34              2    42 Magnolia Apartments                        73,461      3/11/2005    2/11/2015
  35              1    Office Depot Shopping Center                  76,283      2/11/2005    2/11/2015
  36              2    Blackhawk Trails Apartments                   69,390      1/11/2005   12/11/2014
  37              1    Plaza Mayor                                   65,597      3/11/2005    2/11/2015
  38              1    Rockford Crossings                            63,456       6/1/2005    5/1/2035    5/1/2015
  39              1    6400 Goldsboro Road                           61,846      2/11/2005    1/11/2015
  40              1    148 Madison Avenue                            64,910      2/11/2005    1/11/2015
  41              1    EaglePicher Corporate Headquarters
                       Building                                      61,494      3/11/2005    2/11/2012
  42              1    Alexandria Power Center                       61,117      3/11/2005    2/11/2015
  43              1    Frontier Plaza                                57,977      5/11/2005    2/11/2015
  44              1    Union Woods                                   56,028      2/11/2005    2/11/2015
  45              1    Foods Co.                                     56,278      3/11/2005    3/11/2015
  46              2    The Reserve at Lakeshore                      55,076      5/11/2005    4/11/2015
  47      E       1    Tri-Valley Plaza                              28,108      2/11/2005   12/11/2014
  48      E       1    Cottonwood Plaza                              25,297      2/11/2005   12/11/2014
  49              1    First Place Office Building                   53,137      2/11/2005    2/11/2015
  50              1    Poway Plaza                                   50,538      4/11/2005    2/11/2015
  51              2    Berkshire Crossing Apartments                 49,560      1/11/2005   12/11/2013
  52              1    Courtyard by Marriott Reno                    57,499      2/11/2005    1/11/2015
  53              1    Sony Computer Entertainment Building          47,836       6/1/2005    5/1/2015
  54              2    Greentree Village Apartments                  46,541      4/11/2005    3/11/2015
  55              2    Arrowhead Apts/Bluffview Townhouses           45,892      3/11/2005    4/11/2015
  56              2    Brittany Square Apartments                    45,535      2/11/2005    1/11/2015
  57              1    Americo - Science Place & State Farm          45,307      3/11/2005    2/11/2015
  58              1    Plymouth Industrial Center                    67,811      10/11/2004   9/11/2019
  59              1    Zanesville Country Fair Shopping Center       44,110       5/1/2005    4/1/2015
  60              1    Meridian at Orange Retail                     42,584      4/11/2005    3/11/2015
  61              2    Lofts at Canal Walk Phase I                   41,553      2/11/2005    1/11/2015
  62              1    Southgate Estates MHP                         39,307      1/11/2005   12/11/2014
  63              1    Bridgeport Landing                            37,723       6/1/2005    5/1/2015
  64              2    Pershing Pointe                               36,201      2/11/2005    1/11/2010
  65              2    Providence Apartments                         35,397      1/11/2005   12/11/2011
  66              1    Riya Hospitality Portfolio I                  40,308      3/11/2005    2/11/2010
  67              1    Diagonal Marketplace                          33,496      3/11/2005    2/11/2015
  68              2    Highwood Village Apartments                   34,482       4/1/2005    3/1/2015
  69              1    Foley Towne Square                            35,358      1/11/2005   12/11/2014
  70              2    Brookview Holdings Portfolio                  34,216      2/11/2005    1/11/2015
  71              1    Courtyard by Marriott Monroe                  38,558      5/11/2005    4/11/2015
  72              2    Upperclassman & Thorntree Apartments          33,045      11/11/2004  10/11/2014
  73              1    Phenix Crossing Shopping Center               23,201       6/1/2005    5/1/2010
  82              1    Stowaway Self Storage                         29,985       6/1/2005    5/1/2015
  86              1    Washington Road Self Storage                  28,622       6/1/2005    5/1/2015
  74              1    Centennial-Hanford Center Phase II            30,915       5/1/2005    4/1/2015
  75              1    Lighthouse Square                             30,569      1/11/2005   12/11/2014
  76              1    Courtyard by Marriott Shreveport              35,689      2/11/2005    1/11/2015
  77              1    Courtyard by Marriott Texarkana               35,689      2/11/2005    1/11/2015
  78              1    Jewelers Exchange                             29,232      3/11/2005    2/11/2015
  79              2    Palm Court Apartments                         27,623      3/11/2005    3/11/2015
  80              1    1960 Gallows Road                             28,452      1/11/2005   12/11/2014
  81              2    Reseda MHP                                    26,294      12/11/2004  11/11/2009
  83              1    Hemby Woods Shopping Center                   31,261      4/11/2005    2/11/2015
  84              1    Curtiss Wright Portfolio                      26,834      3/11/2005    2/11/2015
  85              1    College Station                               33,975      2/11/2005    1/11/2025
  87              1    Village of Overland Pointe                    25,254       6/1/2005    5/1/2035    5/1/2015
  88              2    Sherwood MHP                                  25,458      1/11/2005   12/11/2014
  89              2    Teakwood Village Apartments                   28,331       5/1/2005    4/1/2015
  90              1    The Regent Apartments                         26,634      3/11/2005    2/11/2015
  91              1    3L Self Storage                               25,538      2/11/2005    1/11/2015
  92              1    Fairfield Inn Scottsdale                      28,915      2/11/2005    1/11/2015
  93              2    Courtyard Garden Apartments                   24,563      2/11/2005    1/11/2015
  94              1    Pine Tree Village                             23,855      2/11/2005    1/11/2015
  95              1    Residence Inn Shreveport Airport              27,758      2/11/2005    1/11/2015
  96              2    Deerfield Crossing Apartments                 22,114      2/11/2005    1/11/2015
  97              2    Mill Pond Apartments                          22,114      2/11/2005    1/11/2015
  98              1    2775 Shermer                                  25,407      5/11/2005    4/11/2015
  99              1    Americana Estates MHP                         22,163      2/11/2005    1/11/2015
  100             2    River Rock Apartments                         21,743      12/11/2004  12/11/2014
  101             1    East Pointe Village                           25,164      11/11/2004  10/11/2014
  102             1    3400 Bissonnet Building                       23,179      5/11/2005    4/11/2015

                LOAN                                            PREPAYMENT PROVISION      DEFEASANCE
   #   CROSSED  GROUP  LOAN NAME                                AS OF ORIGINATION(5)      OPTION(6)
   -   -------  -----  ---------                                --------------------      ---------
   1              1    Tri-County Mall                          Lock/113_0.0%/7                Yes
   2              1    390 Park Avenue                          Lock/116_0.0%/4                Yes
   3              1    Washington Mutual Irvine Campus          YM/77_0.0%/7                    No
   4      A       1    SP - 414 North Orleans                   Lock/117_0.0%/3                Yes
   5      A       1    SP - 820 North Orleans                   Lock/117_0.0%/3                Yes
   6      A       1    SP - 350 North LaSalle                   Lock/117_0.0%/3                Yes
   7      A       1    SP - 311 West Superior                   Lock/117_0.0%/3                Yes
   8      A       1    SP - 400 West Erie                       Lock/117_0.0%/3                Yes
   9      A       1    SP - 750 North Orleans                   Lock/117_0.0%/3                Yes
  10              1    65 Broadway                              Lock/116_0.0%/4                Yes
  11              1    Penn's Landing Hyatt Regency             Lock/56_0.0%/4                 Yes
  12      B       2    Yorktown Apartments                      Lock/114_0.0%/6                Yes
  13      B       2    Bluffs of Berkshire Apartments           Lock/114_0.0%/6                Yes
  14              2    Indigo on Forest Apartments              Lock/78_0.0%/6                 Yes
  15              2    The Reserve at Park Central              Lock/118_0.0%/3                Yes
  16              1    Manhattan Town Center                    Lock/116_0.0%/4                Yes
  17      C       2    Bexley at Lake Norman                    Lock/54_0.0%/6                 Yes
  18      C       2    Addison Kings Crossing V                 Lock/54_0.0%/6                 Yes
  19      D       2    Newport Apartments                       Lock/102_0.0%/6                Yes
  20      D       2    Sunchase Apartments                      Lock/102_0.0%/6                Yes
  21      D       2    Benchmark Apartments                     Lock/102_0.0%/6                Yes
  22              1    Elk Grove Marketplace                    Lock/116_0.0%/4                Yes
  23              1    Plaza 600                                Lock/116_0.0%/4                Yes
  24              1    Rhodes Ranch Town Center                 Lock/117_0.0%/3                Yes
  25              1    Southlake Pavilion I & II                Lock/118_0.0%/3                Yes
  26              2    6200 Gessner Apartments                  Lock/102_0.0%/6                Yes
  27              2    Hartford Place Apartments                Lock/117_0.0%/3                Yes
  28              2    The Oaks of Woodforest Apartments        Lock/117_0.0%/3                Yes
  29              1    152 Madison Avenue                       Lock/117_0.0%/3                Yes
  30              2    Royal Pointe Apartments                  Lock/118_0.0%/3                Yes
  31              1    Five Star Plaza                          Lock/118_0.0%/2                Yes
  32              2    Timberlakes at Atascocita                Lock/54_0.0%/6                 Yes
  33              1    Carousel Hotel                           Lock/54_0.0%/6                 Yes
  34              2    42 Magnolia Apartments                   Lock/116_0.0%/4                Yes
  35              1    Office Depot Shopping Center             Lock/40_YM1/78_0.0%/3 (11)     Yes
  36              2    Blackhawk Trails Apartments              Lock/117_0.0%/3                Yes
  37              1    Plaza Mayor                              Lock/117_0.0%/3                Yes
  38              1    Rockford Crossings                       Lock/115_0.0%/5                Yes
  39              1    6400 Goldsboro Road                      Lock/116_0.0%/4                Yes
  40              1    148 Madison Avenue                       Lock/117_0.0%/3                Yes
  41              1    EaglePicher Corporate Headquarters
                       Building                                 Lock/80_0.0%/4                 Yes
  42              1    Alexandria Power Center                  Lock/117_0.0%/3                Yes
  43              1    Frontier Plaza                           Lock/115_0.0%/3                Yes
  44              1    Union Woods                              Lock/118_0.0%/3                Yes
  45              1    Foods Co.                                Lock/118_0.0%/3                Yes
  46              2    The Reserve at Lakeshore                 Lock/117_0.0%/3                Yes
  47      E       1    Tri-Valley Plaza                         Lock/116_0.0%/3                Yes
  48      E       1    Cottonwood Plaza                         Lock/116_0.0%/3                Yes
  49              1    First Place Office Building              Lock/114_0.0%/7                Yes
  50              1    Poway Plaza                              Lock/116_0.0%/3                Yes
  51              2    Berkshire Crossing Apartments            Lock/102_0.0%/6                Yes
  52              1    Courtyard by Marriott Reno               Lock/116_0.0%/4                Yes
  53              1    Sony Computer Entertainment Building     YM1/116_0.0%/4                  No
  54              2    Greentree Village Apartments             Lock/116_0.0%/4                Yes
  55              2    Arrowhead Apts/Bluffview Townhouses      Lock/119_0.0%/3                Yes
  56              2    Brittany Square Apartments               Lock/117_0.0%/3                Yes
  57              1    Americo - Science Place & State Farm     Lock/117_0.0%/3                Yes
  58              1    Plymouth Industrial Center               Lock/177_0.0%/3                Yes
  59              1    Zanesville Country Fair Shopping Center  Lock/116_0.0%/4                Yes
  60              1    Meridian at Orange Retail                Lock/117_0.0%/3                Yes
  61              2    Lofts at Canal Walk Phase I              Lock/116_0.0%/4                Yes
  62              1    Southgate Estates MHP                    Lock/117_0.0%/3                Yes
  63              1    Bridgeport Landing                       Lock/116_0.0%/4                Yes
  64              2    Pershing Pointe                          Lock/54_0.0%/6                 Yes
  65              2    Providence Apartments                    Lock/78_0.0%/6                 Yes
  66              1    Riya Hospitality Portfolio I             Lock/57_0.0%/3                 Yes
  67              1    Diagonal Marketplace                     Lock/114_0.0%/6                Yes
  68              2    Highwood Village Apartments              Lock/116_0.0%/4                Yes
  69              1    Foley Towne Square                       Lock/117_0.0%/3                Yes
  70              2    Brookview Holdings Portfolio             Lock/113_0.0%/7                Yes
  71              1    Courtyard by Marriott Monroe             Lock/116_0.0%/4                Yes
  72              2    Upperclassman & Thorntree Apartments     Lock/117_0.0%/3                Yes
  73              1    Phenix Crossing Shopping Center          YM1/56_0.0%/4                   No
  82              1    Stowaway Self Storage                    Lock/116_0.0%/4                Yes
  86              1    Washington Road Self Storage             Lock/116_0.0%/4                Yes
  74              1    Centennial-Hanford Center Phase II       Lock/116_0.0%/4                Yes
  75              1    Lighthouse Square                        Lock/116_0.0%/4                Yes
  76              1    Courtyard by Marriott Shreveport         Lock/116_0.0%/4                Yes
  77              1    Courtyard by Marriott Texarkana          Lock/116_0.0%/4                Yes
  78              1    Jewelers Exchange                        Lock/117_0.0%/3                Yes
  79              2    Palm Court Apartments                    Lock/114_0.0%/7                Yes
  80              1    1960 Gallows Road                        Lock/117_0.0%/3                Yes
  81              2    Reseda MHP                               Lock/57_0.0%/3                 Yes
  83              1    Hemby Woods Shopping Center              Lock/116_0.0%/3                Yes
  84              1    Curtiss Wright Portfolio                 Lock/117_0.0%/3                Yes
  85              1    College Station                          Lock/236_0.0%/4                Yes
  87              1    Village of Overland Pointe               Lock/116_0.0%/4                Yes
  88              2    Sherwood MHP                             Lock/117_0.0%/3                Yes
  89              2    Teakwood Village Apartments              Lock/116_0.0%/4                Yes
  90              1    The Regent Apartments                    Lock/117_0.0%/3                Yes
  91              1    3L Self Storage                          Lock/117_0.0%/3                Yes
  92              1    Fairfield Inn Scottsdale                 Lock/116_0.0%/4                Yes
  93              2    Courtyard Garden Apartments              Lock/117_0.0%/3                Yes
  94              1    Pine Tree Village                        Lock/117_0.0%/3                Yes
  95              1    Residence Inn Shreveport Airport         Lock/116_0.0%/4                Yes
  96              2    Deerfield Crossing Apartments            Lock/117_0.0%/3                Yes
  97              2    Mill Pond Apartments                     Lock/117_0.0%/3                Yes
  98              1    2775 Shermer                             Lock/117_0.0%/3                Yes
  99              1    Americana Estates MHP                    Lock/117_0.0%/3                Yes
  100             2    River Rock Apartments                    Lock/118_0.0%/3                Yes
  101             1    East Pointe Village                      Lock/117_0.0%/3                Yes
  102             1    3400 Bissonnet Building                  Lock/113_0.0%/7                Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                  PERCENTAGE OF  ORIGINATION
                                                                    ORIGINAL      CUT-OFF DATE     INITIAL NET   AMORTIZATION
                LOAN                                               PRINCIPAL        PRINCIPAL        MORTGAGE        TERM
   #   CROSSED  GROUP  LOAN NAME                                    BALANCE        BALANCE (1)     POOL BALANCE  (MONTHS)(2)
   -   -------  -----  ---------                                    -------        -----------     ------------  -----------
  103             2    Wood Forest                              $     3,900,000  $     3,873,493       0.2%           360
  104             1    Islander MHP                                   3,880,000        3,856,032       0.2%           360
  105             1    Springhill Suites Inn Lawton                   3,825,000        3,815,262       0.2%           300
  106             1    Preston Alpha Shopping Center                  3,800,000        3,766,626       0.2%           360
  107             1    Lakefront II                                   3,700,000        3,692,834       0.2%           360
  108             1    4035 Premier Drive                             3,600,000        3,589,348       0.2%           300
  109             1    Bell & Grand Mini Storage                      3,585,000        3,581,243       0.2%           360
  110             2    Mallard Landing Apartments                     3,600,000        3,575,248       0.2%           360
  111             2    Western View on the Hill Apartments            3,525,000        3,502,573       0.2%           360
  112             1    Cypress Run Plaza                              3,500,000        3,489,345       0.2%           300
  113             2    Springfield Portfolio                          3,375,000        3,365,912       0.2%           300
  114             1    Irongate Village Shopping Center               3,360,000        3,336,186       0.2%           360
  115             1    Woodland Plaza                                 3,350,000        3,327,839       0.2%           360
  116             1    Cranberry Commons                              3,200,000        3,183,491       0.2%           360
  117             1    Consolidated Metco Building                    3,150,000        3,145,681       0.2%           300
  118             1    Fiesta Center II                               3,100,000        3,096,607       0.2%           360
  119             1    622-624 Davis Street                           3,075,000        3,037,903       0.2%           360
  120             1    Elm Street Bldg                                3,000,000        2,994,378       0.2%           360
  121             2    Regal Pointe Apartments                        3,000,000        2,986,849       0.2%           360
  122             1    Village Court                                  2,870,000        2,855,016       0.2%           360
  123             2    Sunrise Apartments                             2,858,000        2,839,994       0.2%           360
  124             1    North Plaza Shopping Center                    2,500,000        2,500,000       0.2%           360
  125             2    Greenbush Apartments                           2,500,000        2,488,086       0.2%           360
  126             1    South 40 RV Ranch                              2,400,000        2,383,562       0.1%           360
  127             1    3333 Beltway Place                             2,400,000        2,379,939       0.1%           360
  128             1    Roundy's Ground Lease                          2,375,000        2,371,439       0.1%           300
  129             1    West Burlington Shopping Center                2,319,000        2,316,565       0.1%           360
  130             1    770 Middle Neck Road                           2,300,000        2,295,506       0.1%           360
  131             1    Food Lion Center                               2,250,000        2,239,465       0.1%           300
  132             1    172 Dyckman Street                             2,250,000        2,232,892       0.1%           360
  133             1    Lambertson Lakes I                             2,200,000        2,192,205       0.1%           360
  134             2    Douglas Pointe II Apts                         2,150,000        2,150,000       0.1%           360
  135             1    Three Fountains Plaza                          2,080,000        2,061,217       0.1%           360
  136             1    4830 Hollywood Boulevard                       2,000,000        1,994,152       0.1%           300
  137             2    Windsor Lodge Apartments                       1,950,000        1,941,751       0.1%           360
  138             1    Sunrise Terrace MHP                            1,925,000        1,918,618       0.1%           360
  139             1    Houston Center Office Building                 1,925,000        1,913,525       0.1%           360
  140             2    Hyde Park Apartments                           1,900,000        1,890,217       0.1%           360
  141             2    Islander Apartments                            1,900,000        1,882,607       0.1%           300
  142             1    Buckingham Village MHC                         1,880,000        1,860,124       0.1%           300
  143             1    Office Depot Murfreesboro                      1,825,000        1,825,000       0.1%      Interest Only
  144             1    Villa Bonita Apartments                        1,800,000        1,797,889       0.1%           360
  145             1    727 Fairview Drive                             1,750,000        1,744,536       0.1%           360
  146             2    New Britain                                    1,615,000        1,609,563       0.1%           360
  147             1    Webbs Plaza                                    1,600,000        1,593,142       0.1%           360
  148             1    CVS Crabapple                                  1,600,000        1,592,814       0.1%           360
  149             1    Columbia Village Shopping Center               1,600,000        1,591,412       0.1%           360
  150             2    Fishermans Cove MHC                            1,560,000        1,560,000       0.1%           360
  151             1    Montgomery Office Building                     1,535,000        1,526,141       0.1%           300
  152             1    Office Depot Milford                           1,500,000        1,500,000       0.1%      Interest Only
  153             2    1995-2001 Coney Island Avenue                  1,500,000        1,487,823       0.1%           300
  154             2    Chestnut Hill Apartments                       1,400,000        1,397,382       0.1%           360
  155             1    Virginia Place                                 1,325,000        1,323,678       0.1%           360
  156             1    Old School Square Office                       1,200,000        1,197,650       0.1%           360
  157             1    Sugarbush Plaza Shopping Center                1,200,000        1,192,729       0.1%           300
  158             1    Green Sky Retail Center                        1,131,000        1,128,717       0.1%           360
  159             1    Broadway Commons Plaza                         1,100,000        1,097,818       0.1%           360
  160             2    Lake Park Colonial Apartments                  1,100,000        1,096,913       0.1%           300
  161             1    Shady Oaks MHP                                 1,100,000        1,095,373       0.1%           360
  162             2    Fox Creek MHC                                  1,008,000        1,005,947       0.1%           360
  163             1    Anders Lane                                    1,000,000          996,101       0.1%           360
  164             1    581 Central Park Avenue                        1,000,000          992,396       0.1%           360
  165             2    Little Turtle Apartments                       1,000,000          991,335       0.1%           300
  166             2    Frederick Arms Apartments                        900,000          897,521       0.1%           300
  167             1    Gold Hill MHP                                    900,000          897,062       0.1%           360
  168             2    Museum Place                                     750,000          743,530      0.05%           360
  169             2    Park Square Apartments                           550,000          546,929      0.03%           360

                                                                ----------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                         $ 1,618,318,000  $ 1,616,084,460     100.0%           351
                                                                ================================================================

MAXIMUM:                                                        $   149,000,000  $   149,000,000       9.2%           360
MINIMUM:                                                        $       550,000  $       546,929      0.03%           180

                                                                                                              INITIAL
                                                                  REMAINING       ORIGINAL       REMAINING    INTEREST
                                                                 AMORTIZATION     TERM TO         TERM TO       ONLY    MORTGAGE
                LOAN                                                 TERM         MATURITY       MATURITY      PERIOD   INTEREST
   #   CROSSED  GROUP  LOAN NAME                                (MONTHS)(1)(2)   (MONTHS)(2)  (MONTHS)(1)(2)  (MONTHS)    RATE
   -   -------  -----  ---------                                --------------   -----------  --------------  --------    ----
  103             2    Wood Forest                                   354              60            54                     5.2600%
  104             1    Islander MHP                                  354             120           114                     5.7500%
  105             1    Springhill Suites Inn Lawton                  298             120           118                     6.3900%
  106             1    Preston Alpha Shopping Center                 350             120           110                     6.3600%
  107             1    Lakefront II                                  358             120           118                     5.7400%
  108             1    4035 Premier Drive                            298             120           118                     5.5200%
  109             1    Bell & Grand Mini Storage                     359             120           119                     5.7300%
  110             2    Mallard Landing Apartments                    354             120           114                     5.2000%
  111             2    Western View on the Hill Apartments           354             119           113                     5.6000%
  112             1    Cypress Run Plaza                             298             120           118                     5.3500%
  113             2    Springfield Portfolio                         298             120           118                     6.0700%
  114             1    Irongate Village Shopping Center              353             120           113                     5.7500%
  115             1    Woodland Plaza                                354             120           114                     5.4000%
  116             1    Cranberry Commons                             355              75            70                     5.7000%
  117             1    Consolidated Metco Building                   299              60            59                     6.3300%
  118             1    Fiesta Center II                              359             120           119                     5.5000%
  119             1    622-624 Davis Street                          348             120           108                     5.7400%
  120             1    Elm Street Bldg                               358             120           118                     5.8900%
  121             2    Regal Pointe Apartments                       356              84            80                     5.5300%
  122             1    Village Court                                 355             120           115                     5.6400%
  123             2    Sunrise Apartments                            354             120           114                     5.6500%
  124             1    North Plaza Shopping Center                   360             119           118            24       5.3800%
  125             2    Greenbush Apartments                          356             120           116                     5.0800%
  126             1    South 40 RV Ranch                             354              60            54                     5.2200%
  127             1    3333 Beltway Place                            351             120           111                     6.1500%
  128             1    Roundy's Ground Lease                         299             120           119                     5.7500%
  129             1    West Burlington Shopping Center               359             120           119                     5.7200%
  130             1    770 Middle Neck Road                          358             121           119                     5.7000%
  131             1    Food Lion Center                              297             120           117                     5.7500%
  132             1    172 Dyckman Street                            354              84            78                     4.6700%
  133             1    Lambertson Lakes I                            357             120           117                     5.3500%
  134             2    Douglas Pointe II Apts                        360             120           120                     5.5700%
  135             1    Three Fountains Plaza                         351             120           111                     5.7800%
  136             1    4830 Hollywood Boulevard                      298             120           118                     5.5900%
  137             2    Windsor Lodge Apartments                      356             122           118                     5.7200%
  138             1    Sunrise Terrace MHP                           357             120           117                     5.7400%
  139             1    Houston Center Office Building                354             120           114                     5.9300%
  140             2    Hyde Park Apartments                          355             120           115                     5.7100%
  141             2    Islander Apartments                           294             120           114                     5.6000%
  142             1    Buckingham Village MHC                        293              84            77                     5.6000%
  143             1    Office Depot Murfreesboro                Interest Only        120           115           120       5.4400%
  144             1    Villa Bonita Apartments                       359             119           118                     5.1300%
  145             1    727 Fairview Drive                            357             122           119                     6.0900%
  146             2    New Britain                                   357              60            57                     5.6500%
  147             1    Webbs Plaza                                   356             121           117                     5.6500%
  148             1    CVS Crabapple                                 356             120           116                     5.4000%
  149             1    Columbia Village Shopping Center              355             121           116                     5.5000%
  150             2    Fishermans Cove MHC                           360              84            80            12       5.5700%
  151             1    Montgomery Office Building                    296             120           116                     6.0500%
  152             1    Office Depot Milford                     Interest Only        120           115           120       5.4400%
  153             2    1995-2001 Coney Island Avenue                 294              60            54                     6.3600%
  154             2    Chestnut Hill Apartments                      358             120           118                     5.9000%
  155             1    Virginia Place                                359             119           118                     5.9900%
  156             1    Old School Square Office                      358             121           119                     5.6900%
  157             1    Sugarbush Plaza Shopping Center               296             121           117                     5.7300%
  158             1    Green Sky Retail Center                       358             120           118                     5.5500%
  159             1    Broadway Commons Plaza                        358             120           118                     5.6300%
  160             2    Lake Park Colonial Apartments                 298             120           118                     5.8300%
  161             1    Shady Oaks MHP                                356              60            56                     5.7500%
  162             2    Fox Creek MHC                                 358             121           119                     5.5100%
  163             1    Anders Lane                                   356             120           116                     6.1500%
  164             1    581 Central Park Avenue                       354              84            78                     4.6700%
  165             2    Little Turtle Apartments                      294             120           114                     5.9500%
  166             2    Frederick Arms Apartments                     298             120           118                     5.9400%
  167             1    Gold Hill MHP                                 357              60            57                     5.8300%
  168             2    Museum Place                                  351             120           111                     6.0000%
  169             2    Park Square Apartments                        353             180           173                     6.8800%

                                                                --------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                              349             111           108                     5.4420%
                                                                ====================================================================

MAXIMUM:                                                             360             240           236                     6.8800%
MINIMUM:                                                             172              60            54                     4.6700%

                                                                                   FIRST
                LOAN                                               MONTHLY        PAYMENT     MATURITY
   #   CROSSED  GROUP  LOAN NAME                                  PAYMENT(3)        DATE        DATE      ARD(4)
   -   -------  -----  ---------                                  ----------        ----        ----      ------
  103             2    Wood Forest                              $        21,560  12/11/2004  11/11/2009
  104             1    Islander MHP                                      22,643  12/11/2004  11/11/2014
  105             1    Springhill Suites Inn Lawton                      25,564  4/11/2005    3/11/2015
  106             1    Preston Alpha Shopping Center                     23,670  8/11/2004    7/11/2014
  107             1    Lakefront II                                      21,569  4/11/2005    3/11/2015
  108             1    4035 Premier Drive                                22,150  4/11/2005    3/11/2015
  109             1    Bell & Grand Mini Storage                         20,876   5/1/2005    4/1/2015
  110             2    Mallard Landing Apartments                        19,768  12/11/2004  11/11/2014
  111             2    Western View on the Hill Apartments               20,236  12/11/2004  10/11/2014
  112             1    Cypress Run Plaza                                 21,181  4/11/2005    3/11/2015
  113             2    Springfield Portfolio                             21,890  4/11/2005    3/11/2015
  114             1    Irongate Village Shopping Center                  19,608  11/11/2004  10/11/2014
  115             1    Woodland Plaza                                    18,811  12/11/2004  11/11/2014
  116             1    Cranberry Commons                                 18,573  1/11/2005    3/11/2011
  117             1    Consolidated Metco Building                       20,936   5/1/2005    4/1/2030    4/1/2010
  118             1    Fiesta Center II                                  17,601   5/1/2005    4/1/2015
  119             1    622-624 Davis Street                              17,925  6/11/2004    5/11/2014
  120             1    Elm Street Bldg                                   17,775  4/11/2005    3/11/2015
  121             2    Regal Pointe Apartments                           17,090  2/11/2005    1/11/2012
  122             1    Village Court                                     16,549  1/11/2005   12/11/2014
  123             2    Sunrise Apartments                                16,497  12/1/2004    11/1/2014
  124             1    North Plaza Shopping Center                       14,007  5/11/2005    3/11/2015
  125             2    Greenbush Apartments                              13,543  2/11/2005    1/11/2015
  126             1    South 40 RV Ranch                                 13,208  12/11/2004  11/11/2009
  127             1    3333 Beltway Place                                14,621  9/11/2004    8/11/2014
  128             1    Roundy's Ground Lease                             14,941   5/1/2005    4/1/2015
  129             1    West Burlington Shopping Center                   13,489   5/1/2005    4/1/2015
  130             1    770 Middle Neck Road                              13,349  4/11/2005    4/11/2015
  131             1    Food Lion Center                                  14,155  3/11/2005    2/11/2015
  132             1    172 Dyckman Street                                11,629  12/11/2004  11/11/2011
  133             1    Lambertson Lakes I                                12,285  3/11/2005    2/11/2015
  134             2    Douglas Pointe II Apts                            12,302  6/11/2005    5/11/2015
  135             1    Three Fountains Plaza                             12,178  9/11/2004    8/11/2014
  136             1    4830 Hollywood Boulevard                          12,389  4/11/2005    3/11/2015
  137             2    Windsor Lodge Apartments                          11,343  2/11/2005    3/11/2015
  138             1    Sunrise Terrace MHP                               11,222  3/11/2005    2/11/2015
  139             1    Houston Center Office Building                    11,455  12/11/2004  11/11/2014
  140             2    Hyde Park Apartments                              11,040  1/11/2005   12/11/2014
  141             2    Islander Apartments                               11,781  12/11/2004  11/11/2014
  142             1    Buckingham Village MHC                            11,657  11/11/2004  10/11/2011
  143             1    Office Depot Murfreesboro                          8,388  1/11/2005   12/11/2034  12/11/2014
  144             1    Villa Bonita Apartments                            9,806  5/11/2005    3/11/2015
  145             1    727 Fairview Drive                                10,594  3/11/2005    4/11/2015
  146             2    New Britain                                        9,322  3/11/2005    2/11/2010
  147             1    Webbs Plaza                                        9,236  2/11/2005    2/11/2015
  148             1    CVS Crabapple                                      8,984  2/11/2005    1/11/2015
  149             1    Columbia Village Shopping Center                   9,085  1/11/2005    1/11/2015
  150             2    Fishermans Cove MHC                                8,926  2/11/2005    1/11/2012
  151             1    Montgomery Office Building                         9,937  2/11/2005    1/11/2015
  152             1    Office Depot Milford                               6,894  1/11/2005   12/11/2034  12/11/2014
  153             2    1995-2001 Coney Island Avenue                      9,997  12/11/2004  11/11/2009
  154             2    Chestnut Hill Apartments                           8,304  4/11/2005    3/11/2015
  155             1    Virginia Place                                     7,936  5/11/2005    3/11/2015
  156             1    Old School Square Office                           6,957  4/11/2005    4/11/2015
  157             1    Sugarbush Plaza Shopping Center                    7,535  2/11/2005    2/11/2015
  158             1    Green Sky Retail Center                            6,457  4/11/2005    3/11/2015
  159             1    Broadway Commons Plaza                             6,336  4/11/2005    3/11/2015
  160             2    Lake Park Colonial Apartments                      6,973  4/11/2005    3/11/2015
  161             1    Shady Oaks MHP                                     6,419  2/11/2005    1/11/2010
  162             2    Fox Creek MHC                                      5,730  4/11/2005    4/11/2015
  163             1    Anders Lane                                        6,092  2/11/2005    1/11/2015
  164             1    581 Central Park Avenue                            5,168  12/11/2004  11/11/2011
  165             2    Little Turtle Apartments                           6,412  12/11/2004  11/11/2014
  166             2    Frederick Arms Apartments                          5,766  4/11/2005    3/11/2015
  167             1    Gold Hill MHP                                      5,298  3/11/2005    2/11/2010
  168             2    Museum Place                                       4,497  9/11/2004    8/11/2014
  169             2    Park Square Apartments                             3,615  11/11/2004  10/11/2019

                                                                ---------------------------------------
TOTAL/WEIGHTED AVERAGE:                                         $     9,060,003  3/4/2005    1/15/2015
                                                                =======================================

MAXIMUM:                                                        $       826,040  6/11/2005     5/1/2035
MINIMUM:                                                        $         3,615  6/11/2004   11/11/2009


                LOAN                                            PREPAYMENT PROVISION             DEFEASANCE
   #   CROSSED  GROUP  LOAN NAME                                AS OF ORIGINATION(5)             OPTION(6)
   -   -------  -----  ---------                                --------------------             ---------
  103             2    Wood Forest                              Lock/53_0.0%/7                       Yes
  104             1    Islander MHP                             Lock/117_0.0%/3                      Yes
  105             1    Springhill Suites Inn Lawton             Lock/116_0.0%/4                      Yes
  106             1    Preston Alpha Shopping Center            Lock/114_0.0%/6                      Yes
  107             1    Lakefront II                             Lock/113_0.0%/7                      Yes
  108             1    4035 Premier Drive                       Lock/117_0.0%/3                      Yes
  109             1    Bell & Grand Mini Storage                (12)                                  No
  110             2    Mallard Landing Apartments               Lock/117_0.0%/3                      Yes
  111             2    Western View on the Hill Apartments      Lock/116_0.0%/3                      Yes
  112             1    Cypress Run Plaza                        Lock/117_0.0%/3                      Yes
  113             2    Springfield Portfolio                    Lock/113_0.0%/7                      Yes
  114             1    Irongate Village Shopping Center         Lock/113_0.0%/7                      Yes
  115             1    Woodland Plaza                           Lock/117_0.0%/3                      Yes
  116             1    Cranberry Commons                        Lock/72_0.0%/3                       Yes
  117             1    Consolidated Metco Building              Lock/50_0.0%/10                      Yes
  118             1    Fiesta Center II                         Lock/116_0.0%/4                      Yes
  119             1    622-624 Davis Street                     Lock/117_0.0%/3                      Yes
  120             1    Elm Street Bldg                          Lock/113_0.0%/7                      Yes
  121             2    Regal Pointe Apartments                  Lock/40_YM1/41_0.0%/3                 No
  122             1    Village Court                            Lock/113_0.0%/7                      Yes
  123             2    Sunrise Apartments                       Lock/117_0.0%/3                      Yes
  124             1    North Plaza Shopping Center              Lock/116_0.0%/3                      Yes
  125             2    Greenbush Apartments                     Lock/117_0.0%/3                      Yes
  126             1    South 40 RV Ranch                        Lock/57_0.0%/3                       Yes
  127             1    3333 Beltway Place                       Lock/117_0.0%/3                      Yes
  128             1    Roundy's Ground Lease                    Lock/36_YM1/80_0.0%/4                 No
  129             1    West Burlington Shopping Center          YM1/116_0.0%/4                        No
  130             1    770 Middle Neck Road                     Lock/114_0.0%/7                      Yes
  131             1    Food Lion Center                         Lock/116_0.0%/4                      Yes
  132             1    172 Dyckman Street                       Lock/61_2.0%/11_1.0%/9_0.0%/3 (13)   Yes
  133             1    Lambertson Lakes I                       Lock/117_0.0%/3                      Yes
  134             2    Douglas Pointe II Apts                   Lock/114_0.0%/6                      Yes
  135             1    Three Fountains Plaza                    Lock/117_0.0%/3                      Yes
  136             1    4830 Hollywood Boulevard                 Lock/113_0.0%/7                      Yes
  137             2    Windsor Lodge Apartments                 Lock/115_0.0%/7                      Yes
  138             1    Sunrise Terrace MHP                      Lock/113_0.0%/7                      Yes
  139             1    Houston Center Office Building           Lock/113_0.0%/7                      Yes
  140             2    Hyde Park Apartments                     Lock/113_0.0%/7                      Yes
  141             2    Islander Apartments                      Lock/113_0.0%/7                      Yes
  142             1    Buckingham Village MHC                   Lock/77_0.0%/7                       Yes
  143             1    Office Depot Murfreesboro                Lock/117_0.0%/3                      Yes
  144             1    Villa Bonita Apartments                  Lock/37_YM1/79_0.0%/3                 No
  145             1    727 Fairview Drive                       Lock/115_0.0%/7                      Yes
  146             2    New Britain                              Lock/53_0.0%/7                       Yes
  147             1    Webbs Plaza                              Lock/114_0.0%/7                      Yes
  148             1    CVS Crabapple                            Lock/117_0.0%/3                      Yes
  149             1    Columbia Village Shopping Center         Lock/118_0.0%/3                      Yes
  150             2    Fishermans Cove MHC                      Lock/77_0.0%/7                       Yes
  151             1    Montgomery Office Building               Lock/117_0.0%/3                      Yes
  152             1    Office Depot Milford                     Lock/117_0.0%/3                      Yes
  153             2    1995-2001 Coney Island Avenue            Lock/36_YM1/21_0.0%/3                 No
  154             2    Chestnut Hill Apartments                 Lock/113_0.0%/7                      Yes
  155             1    Virginia Place                           Lock/116_0.0%/3                      Yes
  156             1    Old School Square Office                 Lock/114_0.0%/7                      Yes
  157             1    Sugarbush Plaza Shopping Center          Lock/114_0.0%/7                      Yes
  158             1    Green Sky Retail Center                  Lock/113_0.0%/7                      Yes
  159             1    Broadway Commons Plaza                   Lock/113_0.0%/7                      Yes
  160             2    Lake Park Colonial Apartments            Lock/113_0.0%/7                      Yes
  161             1    Shady Oaks MHP                           Lock/53_0.0%/7                       Yes
  162             2    Fox Creek MHC                            Lock/114_0.0%/7                      Yes
  163             1    Anders Lane                              Lock/117_0.0%/3                      Yes
  164             1    581 Central Park Avenue                  Lock/61_2.0%/11_1.0%/9_0.0%/3 (14)   Yes
  165             2    Little Turtle Apartments                 Lock/113_0.0%/7                      Yes
  166             2    Frederick Arms Apartments                Lock/113_0.0%/7                      Yes
  167             1    Gold Hill MHP                            Lock/53_0.0%/7                       Yes
  168             2    Museum Place                             Lock/113_0.0%/7                      Yes
  169             2    Park Square Apartments                   Lock/173_0.0%/7                      Yes

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY SP - 414 NORTH ORLEANS, SP - 350 NORTH LASALLE, SP - 820 NORTH ORLEANS, SP - 311 WEST SUPERIOR, SP - 400 WEST ERIE AND SP - 750 NORTH ORLEANS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY YORKTOWN APARTMENTS AND BLUFFS OF BERKSHIRE APARTMENTS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY BEXLEY AT LAKE NORMAN AND ADDISON KINGS CROSSING V ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY NEWPORT APARTMENTS, SUNCHASE APARTMENTS AND BENCHMARK APARTMENTS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(E) THE UNDERLYING MORTGAGE LOANS SECURED BY COTTONWOOD PLAZA AND TRI-VALLEY PLAZA ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.
(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ANTICIPATED REPAYMENT DATE IN THE CASE OF ARD LOANS.
(3) FOR THE MORTGAGE LOANS CLASSIFIED AS INTEREST ONLY, THE MONTHLY PAYMENT REPRESENTS THE AVERAGE OF ONE FULL YEAR OF INTEREST PAYMENTS.
(4)  ANTICIPATED REPAYMENT DATE.
(5)  PREPAYMENT PROVISION AS OF ORIGINATION:
     LOCK/(X) = LOCKOUT PR DEFEASANCE FOR (X) PAYMENTS
     YMA/(Y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (Y) PAYMENTS
     A%/(Y) = A% PREPAYMENT FOR (Y) PAYMENTS
     0.0%/(Z) = PREPAYABLE AT PAR FOR (Z) PAYMENTS
(6) "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT PERIOD.
(7) THE AMORTIZATION ON THE TRI-COUNTRY MALL SENIOR PORTION IS BASED ON THE INTEREST RATE ON THE TRI-COUNTY MALL MORTGAGE LOAN OR 5.9840%. THE INTEREST PORTION OF THE MONTHLY PAYMENT AMOUNT IS BASED ON THE INTEREST RATE PRESENTED ABOVE AS FURTHER DESCRIBED IN THE PROSPECTUS UNDER "DESCRIPTION OF MORTGAGE ASSETS AND RELATED MORTGAGED PROPERTIES".
(8) THE MONTHLY PAYMENT SHOWN REPRESENTS THE AVERAGE MONTHLY PAYMENT FOR THE SENIOR LOAN OVER THE FIRST TWELVE MONTHS AFTER THE INTEREST ONLY PERIOD OF THE LOAN TERM AS FURTHER DESCRIBED IN THE PROSPECTUS UNDER "DESCRIPTION OF MORTGAGE ASSETS AND RELATED MORTGAGED PROPERTIES".
(9) THE AMORTIZATION ON THE 390 PARK AVENUE LOAN IS BASED ON THE INTEREST RATE ON THE 390 PARK AVENUE MORTGAGE LOAN OR 5.5260%. THE INTEREST PORTION OF THE MONTHLY PAYMENT AMOUNT IS BASED ON THE INTEREST RATE PRESENTED ABOVE AS FURTHER DESCRIBED IN THE PROSPECTUS UNDER "DESCRIPTION OF MORTGAGE ASSETS AND RELATED MORTGAGED PROPERTIES".
(10) THE MONTHLY PAYMENT SHOWN REPRESENTS THE AVERAGE MONTHLY PAYMENT FOR THE MORTGAGE LOAN OVER THE FIRST TWELVE MONTHS AFTER THE INTEREST ONLY PERIOD OF THE LOAN TERM AS FURTHER DESCRIBED IN THE PROSPECTUS UNDER "DESCRIPTION OF MORTGAGE ASSETS AND RELATED MORTGAGED PROPERTIES".
(11) OFFICE DEPOT SHOPPING CENTER MORTGAGE LOAN IS LOCKED OUT THROUGH AND INCLUDING MAY 11, 2008; IN ADDITION, FROM AND INCLUDING JUNE 11, 2007 THROUGH AND INCLUDING NOVEMBER 11, 2014 THE BORROWER HAS THE OPTION TO DEFEASE THE LOAN, HOWEVER, THE BORROWER HAS THE OPTION TO PREPAY THE MORTGAGE LOAN WITH A PREPAYMENT PENALTY IN THE AMOUNT OF THE HIGHER OF REQUIRED YIELD MAINTANENCE OR 1% OF THE OUTSTANDING PRINCIPAL BALANCE FROM AND INCLUDING JUNE 11, 2008 THROUGH AND INCLUDING NOVEMBER 11, 2014. THE LOAN CAN BE FREELY PREPAID ON OR AFTER DECEMBER 11, 2014.
(12) YM1/36_5.0%/24_4.0%/24_3.0%/12_2.0%/12_1.0%/8_0.0%/4
(13) 172 DYCKMAN MORTGAGE LOAN IS LOCKED OUT THROUGH AND INCLUDING DECEMBER 11, 2009; IN ADDITION, FROM AND INCLUDING JUNE 11, 2007 THROUGH AND INCLUDING AUGUST 11, 2011 THE BORROWER HAS THE OPTION TO DEFEASE THE LOAN, HOWEVER, THE BORROWER HAS THE OPTION TO PREPAY THE MORTGAGE LOAN WITH A PREPAYMENT PENALTY IN THE AMOUNT OF THE 2% OF THE OUTSTANDING PRINCIPAL BALANCE FROM AND INCLUDING JANUARY 11, 2010 THROUGH AND INCLUDING NOVEMBER 11, 2010; AND 1% OF THE OUTSTANDING PRINCIPAL BALANCE FROM AND INCLUDING DECEMBER 11, 2010 THROUGH AND INCLUDING AUGUST 11, 2011. THE LOAN CAN BE FREELY PREPAID ON OR AFTER SEPTEMBER 11, 2011.
(14) 581 CENTRAL PARK AVENUE MORTGAGE LOAN IS LOCKED OUT THROUGH AND INCLUDING DECEMBER 11, 2009; IN ADDITION, FROM AND INCLUDING JUNE 11, 2007 THROUGH AND INCLUDING AUGUST 11, 2011 THE BORROWER HAS THE OPTION TO DEFEASE THE LOAN, HOWEVER, THE BORROWER HAS THE OPTION TO PREPAY THE MORTGAGE LOAN WITH A PREPAYMENT PENALTY IN THE AMOUNT OF THE 2% OF THE OUTSTANDING PRINCIPAL BALANCE FROM AND INCLUDING JANUARY 11, 2010 THROUGH AND INCLUDING NOVEMBER 11, 2010; AND 1% OF THE OUTSTANDING PRINCIPAL BALANCE FROM AND INCLUDING DECEMBER 11, 2010 THROUGH AND INCLUDING AUGUST 11, 2011. THE LOAN CAN BE FREELY PREPAID ON OR AFTER SEPTEMBER 11, 2011.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                 CUT-OFF DATE
               LOAN                                                PRINCIPAL        APPRAISED       CUT-OFF DATE       MATURITY/ARD
 #    CROSSED  GROUP  LOAN NAME                                   BALANCE (1)         VALUE       LTV RATIO (1) (2)     BALANCE (3)
---   -------  -----  ---------                                ----------------  ---------------  -----------------  ---------------
1                1    Tri-County Mall                          $    149,000,000  $   200,000,000        74.5%        $   131,983,369
2                1    390 Park Avenue                               110,000,000      150,000,000        73.3%             98,461,886
3                1    Washington Mutual Irvine Campus               106,000,000      145,000,000        73.1%            106,000,000
4        A       1    SP - 414 North Orleans                         23,130,000       30,000,000        74.3%             20,662,850
5        A       1    SP - 820 North Orleans                         18,200,000       23,900,000        74.3%             16,258,706
6        A       1    SP - 350 North LaSalle                         17,250,000       25,000,000        74.3%             15,410,037
7        A       1    SP - 311 West Superior                          9,915,000       13,000,000        74.3%              8,857,421
8        A       1    SP - 400 West Erie                              9,535,000       12,150,000        74.3%              8,517,954
9        A       1    SP - 750 North Orleans                          7,670,000       11,220,000        74.3%              6,851,883
10               1    65 Broadway                                    75,000,000       94,000,000        79.8%             65,179,250
11               1    Penn's Landing Hyatt Regency                   45,000,000       66,000,000        68.2%             42,399,359
12       B       2    Yorktown Apartments                            29,100,000       36,500,000        79.8%             25,413,440
13       B       2    Bluffs of Berkshire Apartments                 14,560,000       18,200,000        79.8%             12,715,453
14               2    Indigo on Forest Apartments                    37,000,000       47,500,000        77.9%             34,257,116
15               2    The Reserve at Park Central                    35,000,000       45,700,000        76.6%             32,287,218
16               1    Manhattan Town Center                          32,932,513       45,700,000        72.1%             27,559,825
17       C       2    Bexley at Lake Norman                          16,250,000       20,590,000        79.3%             16,250,000
18       C       2    Addison Kings Crossing V                       13,800,000       17,300,000        79.3%             13,800,000
19       D       2    Newport Apartments                             12,850,000       17,400,000        77.2%             11,460,057
20       D       2    Sunchase Apartments                             8,560,000       10,700,000        77.2%              7,634,092
21       D       2    Benchmark Apartments                            8,400,000       10,500,000        77.2%              7,491,399
22               1    Elk Grove Marketplace                          26,870,501       37,870,000        71.0%             22,463,340
23               1    Plaza 600                                      21,975,647       38,500,000        57.1%             18,342,921
24               1    Rhodes Ranch Town Center                       21,500,000       26,940,000        79.8%             19,182,715
25               1    Southlake Pavilion I & II                      19,950,000       28,400,000        70.2%             17,816,578
26               2    6200 Gessner Apartments                        18,250,000       23,700,000        77.0%             16,275,956
27               2    Hartford Place Apartments                      18,192,458       23,000,000        79.1%             15,200,600
28               2    The Oaks of Woodforest Apartments              17,722,405       23,000,000        77.1%             14,893,186
29               1    152 Madison Avenue                             16,100,000       20,500,000        78.5%             13,592,521
30               2    Royal Pointe Apartments                        15,600,000       19,525,000        79.9%             13,691,220
31               1    Five Star Plaza                                15,000,000       20,000,000        75.0%             12,592,721
32               2    Timberlakes at Atascocita                      14,800,000       21,850,000        67.7%             14,161,321
33               1    Carousel Hotel                                 14,184,673       26,000,000        54.6%             12,862,677
34               2    42 Magnolia Apartments                         13,700,000       17,350,000        79.0%             12,124,723
35               1    Office Depot Shopping Center                   13,538,802       17,000,000        79.6%             11,295,423
36               2    Blackhawk Trails Apartments                    13,000,000       20,350,000        63.9%             11,234,213
37               1    Plaza Mayor                                    12,000,000       15,000,000        80.0%             10,659,309
38               1    Rockford Crossings                             11,440,000       14,350,000        79.7%              9,494,045
39               1    6400 Goldsboro Road                            11,100,000       14,900,000        74.5%              9,683,021
40               1    148 Madison Avenue                             11,000,000       15,100,000        72.8%              9,286,815
41               1    EaglePicher Corporate Headquarters
                        Building                                     11,000,000       15,000,000        73.3%             10,704,307
42               1    Alexandria Power Center                        10,400,000       13,000,000        80.0%              9,143,632
43               1    Frontier Plaza                                 10,000,000       14,100,000        70.9%              8,833,974
44               1    Union Woods                                    10,000,000       12,600,000        79.4%              8,516,316
45               1    Foods Co.                                       9,964,987       15,000,000        66.4%              8,308,797
46               2    The Reserve at Lakeshore                        9,700,000       13,100,000        74.0%              8,497,902
47       E       1    Tri-Valley Plaza                                4,977,584        7,100,000        70.8%              4,172,733
48       E       1    Cottonwood Plaza                                4,479,826        6,250,000        70.8%              3,755,460
49               1    First Place Office Building                     9,358,250       12,475,000        75.0%              7,824,380
50               1    Poway Plaza                                     9,000,000       15,200,000        59.2%              8,365,241
51               2    Berkshire Crossing Apartments                   8,880,000       11,100,000        80.0%              7,919,478
52               1    Courtyard by Marriott Reno                      8,651,455       12,900,000        67.1%              6,795,889
53               1    Sony Computer Entertainment Building            8,500,000       12,800,000        66.4%              7,083,108
54               2    Greentree Village Apartments                    8,400,000       12,200,000        68.9%              7,149,355
55               2    Arrowhead Apts/Bluffview Townhouses             8,171,044       10,330,000        79.1%              6,788,051
56               2    Brittany Square Apartments                      8,063,687       10,500,000        76.8%              6,745,784
57               1    Americo - Science Place & State Farm            7,962,000       10,670,000        74.6%              6,977,057
58               1    Plymouth Industrial Center                      7,780,077       14,000,000        55.6%                110,473
59               1    Zanesville Country Fair Shopping Center         7,591,990        9,800,000        77.5%              6,387,603
60               1    Meridian at Orange Retail                       7,500,000       12,300,000        61.0%              6,570,979
61               2    Lofts at Canal Walk Phase I                     7,366,763        9,400,000        78.4%              6,160,888
62               1    Southgate Estates MHP                           6,863,182       10,000,000        68.6%              5,768,418
63               1    Bridgeport Landing                              6,600,000        8,800,000        75.0%              5,523,812
64               2    Pershing Pointe                                 6,569,178        8,400,000        78.2%              6,103,737
65               2    Providence Apartments                           6,400,000        8,000,000        80.0%              5,925,556
66               1    Riya Hospitality Portfolio I                    6,172,348        9,700,000        63.6%              5,613,124

                                                                 MATURITY/
               LOAN                                               ARD LTV      MOST RECENT   MOST RECENT       U/W
 #    CROSSED  GROUP  LOAN NAME                                RATIO (2) (3)      NOI         DSCR (4)         NOI
---   -------  -----  ---------                                -------------  -------------  -----------  -------------
1                1    Tri-County Mall                              66.0%      $  14,404,336     1.44x     $  13,941,168
2                1    390 Park Avenue                              65.6%          8,361,024     1.13          8,940,744
3                1    Washington Mutual Irvine Campus              73.1%                N/A      N/A          9,545,327
4        A       1    SP - 414 North Orleans                       66.4%          1,813,228     1.17          2,270,277
5        A       1    SP - 820 North Orleans                       66.4%          1,556,135     1.17          1,673,759
6        A       1    SP - 350 North LaSalle                       66.4%          1,662,327     1.17          1,697,849
7        A       1    SP - 311 West Superior                       66.4%          1,131,875     1.17          1,090,743
8        A       1    SP - 400 West Erie                           66.4%            692,279     1.17            842,583
9        A       1    SP - 750 North Orleans                       66.4%            702,495     1.17            740,989
10               1    65 Broadway                                  69.3%          6,969,059     1.24          7,189,413
11               1    Penn's Landing Hyatt Regency                 64.2%          6,212,124     1.53          6,045,869
12       B       2    Yorktown Apartments                          69.7%          2,497,892     1.24          2,578,502
13       B       2    Bluffs of Berkshire Apartments               69.7%          1,362,721     1.24          1,318,135
14               2    Indigo on Forest Apartments                  72.1%          3,474,773     1.29          3,498,870
15               2    The Reserve at Park Central                  70.7%          2,506,371     1.05          2,927,521
16               1    Manhattan Town Center                        60.3%          3,300,093     1.36          3,130,448
17       C       2    Bexley at Lake Norman                        79.3%          1,166,094     1.25          1,252,383
18       C       2    Addison Kings Crossing V                     79.3%            950,332     1.25          1,082,925
19       D       2    Newport Apartments                           68.9%          1,125,251     1.24          1,202,977
20       D       2    Sunchase Apartments                          68.9%            757,582     1.24            808,218
21       D       2    Benchmark Apartments                         68.9%            784,447     1.24            835,622
22               1    Elk Grove Marketplace                        59.3%                N/A      N/A          2,440,897
23               1    Plaza 600                                    47.6%          2,739,840     1.84          2,428,487
24               1    Rhodes Ranch Town Center                     71.2%                N/A      N/A          1,979,622
25               1    Southlake Pavilion I & II                    62.7%          2,078,319     1.44          1,886,409
26               2    6200 Gessner Apartments                      68.7%          1,785,951     1.33          1,751,321
27               2    Hartford Place Apartments                    66.1%          1,518,586     1.17          1,546,513
28               2    The Oaks of Woodforest Apartments            64.8%          1,701,501     1.28          1,810,910
29               1    152 Madison Avenue                           66.3%                N/A      N/A          1,622,477
30               2    Royal Pointe Apartments                      70.1%          1,260,522     1.19          1,270,877
31               1    Five Star Plaza                              63.0%                N/A      N/A          1,562,873
32               2    Timberlakes at Atascocita                    64.8%          1,128,188     1.09          1,279,822
33               1    Carousel Hotel                               49.5%          2,585,582     1.97          2,238,698
34               2    42 Magnolia Apartments                       69.9%          1,302,632     1.42          1,251,045
35               1    Office Depot Shopping Center                 66.4%                N/A      N/A          1,401,101
36               2    Blackhawk Trails Apartments                  55.2%          1,055,617     1.21          1,239,868
37               1    Plaza Mayor                                  71.1%          1,108,645     1.35            991,154
38               1    Rockford Crossings                           66.2%          1,103,070     1.45            958,016
39               1    6400 Goldsboro Road                          65.0%            936,471     1.04          1,183,094
40               1    148 Madison Avenue                           61.5%                N/A      N/A          1,092,876
41               1    EaglePicher Corporate Headquarters
                        Building                                   71.4%                N/A      N/A          1,011,068
42               1    Alexandria Power Center                      70.3%          1,318,734     1.53          1,196,522
43               1    Frontier Plaza                               62.7%          1,382,019     1.86          1,270,284
44               1    Union Woods                                  67.6%            781,795     1.14            907,396
45               1    Foods Co.                                    55.4%                N/A      N/A            891,096
46               2    The Reserve at Lakeshore                     64.9%            787,663     1.10          1,064,312
47       E       1    Tri-Valley Plaza                             59.4%            709,662     2.13            567,609
48       E       1    Cottonwood Plaza                             59.4%            809,641     2.13            494,805
49               1    First Place Office Building                  62.7%          1,191,235     1.64          1,126,769
50               1    Poway Plaza                                  55.0%          1,055,895     1.59          1,115,768
51               2    Berkshire Crossing Apartments                71.3%            810,604     1.26            819,521
52               1    Courtyard by Marriott Reno                   52.7%          1,429,329     1.89          1,257,475
53               1    Sony Computer Entertainment Building         55.3%                N/A      N/A            821,106
54               2    Greentree Village Apartments                 58.6%            759,535     1.27            728,878
55               2    Arrowhead Apts/Bluffview Townhouses          65.7%            806,837     1.35            824,317
56               2    Brittany Square Apartments                   64.2%            827,461     1.43            807,759
57               1    Americo - Science Place & State Farm         65.4%            401,085      N/A            762,261
58               1    Plymouth Industrial Center                    0.8%          1,546,748     1.74          1,102,491
59               1    Zanesville Country Fair Shopping Center      65.2%            715,374     1.35            784,146
60               1    Meridian at Orange Retail                    53.4%            702,810     1.32            652,373
61               2    Lofts at Canal Walk Phase I                  65.5%            734,852     1.43            716,058
62               1    Southgate Estates MHP                        57.7%            665,447     1.37            658,375
63               1    Bridgeport Landing                           62.8%            666,448     1.42            606,433
64               2    Pershing Pointe                              72.7%            601,653     1.30            637,363
65               2    Providence Apartments                        74.1%            497,954     1.03            579,724
66               1    Riya Hospitality Portfolio I                 57.9%          1,263,827     2.12          1,226,539


               LOAN                                                  U/W         U/W     ADMINISTRATIVE
 #    CROSSED  GROUP  LOAN NAME                                    NCF (5)     DSCR (4)      FEES
---   -------  -----  ---------                                 -------------  --------  --------------
1                1    Tri-County Mall                           $  13,835,830    1.40x      0.0214%
2                1    390 Park Avenue                               8,780,192    1.21       0.0214%
3                1    Washington Mutual Irvine Campus               9,238,821    1.70       0.0214%
4        A       1    SP - 414 North Orleans                        2,056,715    1.30       0.0214%
5        A       1    SP - 820 North Orleans                        1,501,972    1.30       0.0214%
6        A       1    SP - 350 North LaSalle                        1,543,666    1.30       0.0214%
7        A       1    SP - 311 West Superior                          991,578    1.30       0.0214%
8        A       1    SP - 400 West Erie                              761,894    1.30       0.0214%
9        A       1    SP - 750 North Orleans                          665,195    1.30       0.0214%
10               1    65 Broadway                                   6,713,274    1.28       0.0214%
11               1    Penn's Landing Hyatt Regency                  5,043,559    1.48       0.0214%
12       B       2    Yorktown Apartments                           2,437,252    1.25       0.0214%
13       B       2    Bluffs of Berkshire Apartments                1,222,635    1.25       0.0214%
14               2    Indigo on Forest Apartments                   3,194,620    1.30       0.0214%
15               2    The Reserve at Park Central                   2,829,521    1.24       0.0414%
16               1    Manhattan Town Center                         2,884,409    1.28       0.0214%
17       C       2    Bexley at Lake Norman                         1,182,383    1.38       0.0214%
18       C       2    Addison Kings Crossing V                      1,040,925    1.38       0.0214%
19       D       2    Newport Apartments                            1,122,977    1.33       0.0214%
20       D       2    Sunchase Apartments                             766,218    1.33       0.0214%
21       D       2    Benchmark Apartments                            773,122    1.33       0.0214%
22               1    Elk Grove Marketplace                         2,306,584    1.26       0.1214%
23               1    Plaza 600                                     1,938,297    1.30       0.0514%
24               1    Rhodes Ranch Town Center                      1,905,226    1.32       0.0214%
25               1    Southlake Pavilion I & II                     1,766,795    1.30       0.0214%
26               2    6200 Gessner Apartments                       1,586,571    1.30       0.0214%
27               2    Hartford Place Apartments                     1,458,763    1.19       0.0214%
28               2    The Oaks of Woodforest Apartments             1,676,910    1.37       0.0214%
29               1    152 Madison Avenue                            1,497,472    1.31       0.0214%
30               2    Royal Pointe Apartments                       1,229,277    1.20       0.0214%
31               1    Five Star Plaza                               1,453,172    1.40       0.0514%
32               2    Timberlakes at Atascocita                     1,201,822    1.24       0.0214%
33               1    Carousel Hotel                                1,802,383    1.65       0.0214%
34               2    42 Magnolia Apartments                        1,202,045    1.36       0.0214%
35               1    Office Depot Shopping Center                  1,320,920    1.44       0.0814%
36               2    Blackhawk Trails Apartments                   1,190,868    1.43       0.0214%
37               1    Plaza Mayor                                     942,235    1.20       0.0214%
38               1    Rockford Crossings                              914,572    1.20       0.0514%
39               1    6400 Goldsboro Road                           1,021,700    1.38       0.0214%
40               1    148 Madison Avenue                              992,880    1.27       0.0214%
41               1    EaglePicher Corporate Headquarters
                        Building                                      947,597    1.28       0.0214%
42               1    Alexandria Power Center                       1,001,037    1.36       0.0214%
43               1    Frontier Plaza                                1,183,448    1.70       0.0214%
44               1    Union Woods                                     893,922    1.33       0.0214%
45               1    Foods Co.                                       860,088    1.27       0.0214%
46               2    The Reserve at Lakeshore                      1,003,312    1.52       0.0214%
47       E       1    Tri-Valley Plaza                                480,003    1.42       0.0214%
48       E       1    Cottonwood Plaza                                426,941    1.42       0.0214%
49               1    First Place Office Building                     981,054    1.54       0.0214%
50               1    Poway Plaza                                   1,026,577    1.69       0.0214%
51               2    Berkshire Crossing Apartments                   759,521    1.28       0.0214%
52               1    Courtyard by Marriott Reno                    1,134,943    1.64       0.0214%
53               1    Sony Computer Entertainment Building            734,501    1.28       0.1014%
54               2    Greentree Village Apartments                    676,878    1.21       0.0214%
55               2    Arrowhead Apts/Bluffview Townhouses             762,817    1.39       0.0214%
56               2    Brittany Square Apartments                      759,759    1.39       0.0214%
57               1    Americo - Science Place & State Farm            677,963    1.25       0.0814%
58               1    Plymouth Industrial Center                      973,533    1.20       0.0614%
59               1    Zanesville Country Fair Shopping Center         691,975    1.31       0.1014%
60               1    Meridian at Orange Retail                       622,880    1.22       0.0214%
61               2    Lofts at Canal Walk Phase I                     693,808    1.39       0.0214%
62               1    Southgate Estates MHP                           640,375    1.36       0.0214%
63               1    Bridgeport Landing                              565,396    1.25       0.0514%
64               2    Pershing Pointe                                 601,363    1.38       0.0214%
65               2    Providence Apartments                           518,724    1.22       0.0214%
66               1    Riya Hospitality Portfolio I                    992,453    2.05       0.0214%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                 CUT-OFF DATE
               LOAN                                                PRINCIPAL        APPRAISED       CUT-OFF DATE       MATURITY/ARD
 #    CROSSED  GROUP  LOAN NAME                                   BALANCE (1)         VALUE       LTV RATIO (1) (2)     BALANCE (3)
---   -------  -----  ---------                                ----------------  ---------------  -----------------  ---------------
67               1    Diagonal Marketplace                     $      6,100,000  $     9,200,000        66.3%        $     5,304,001
68               2    Highwood Village Apartments                     6,087,444        7,700,000        79.1%              5,089,634
69               1    Foley Towne Square                              5,969,900        7,500,000        79.6%              5,063,510
70               2    Brookview Holdings Portfolio                    5,726,622        7,775,000        73.7%              4,865,022
71               1    Courtyard by Marriott Monroe                    5,692,412        9,000,000        63.2%              4,490,467
72               2    Upperclassman & Thorntree Apartments            5,622,367        7,600,000        74.0%              4,765,898
73               1    Phenix Crossing Shopping Center                 5,535,000        9,900,000        55.9%              5,535,000
82               1    Stowaway Self Storage                           4,950,000        6,600,000        75.0%              3,749,522
86               1    Washington Road Self Storage                    4,725,000        6,300,000        75.0%              3,579,089
74               1    Centennial-Hanford Center Phase II              5,468,951        7,710,000        70.9%              4,566,311
75               1    Lighthouse Square                               5,450,000        7,100,000        76.8%              4,761,526
76               1    Courtyard by Marriott Shreveport                5,369,869        7,900,000        68.0%              4,218,139
77               1    Courtyard by Marriott Texarkana                 5,369,869        7,800,000        68.8%              4,218,139
78               1    Jewelers Exchange                               5,181,762        7,700,000        67.3%              4,330,227
79               2    Palm Court Apartments                           4,980,000        7,035,000        70.8%              4,228,188
80               1    1960 Gallows Road                               4,973,267        6,600,000        75.4%              4,178,721
81               2    Reseda MHP                                      4,963,040        7,010,000        70.8%              4,598,324
83               1    Hemby Woods Shopping Center                     4,936,011        6,330,000        78.0%              3,820,383
84               1    Curtiss Wright Portfolio                        4,783,021        6,400,000        74.7%              3,990,881
85               1    College Station                                 4,757,391        7,775,000        61.2%                105,110
87               1    Village of Overland Pointe                      4,625,000        5,800,000        79.7%              3,821,146
88               2    Sherwood MHP                                    4,600,000        6,760,000        68.0%              4,007,145
89               2    Teakwood Village Apartments                     4,592,868        5,750,000        79.9%              3,505,047
90               1    The Regent Apartments                           4,500,000        6,000,000        75.0%              3,976,650
91               1    3L Self Storage                                 4,381,317        6,300,000        69.5%              3,697,238
92               1    Fairfield Inn Scottsdale                        4,350,588        6,500,000        66.9%              3,417,473
93               2    Courtyard Garden Apartments                     4,330,643        5,600,000        77.3%              3,627,259
94               1    Pine Tree Village                               4,201,257        5,450,000        77.1%              3,519,952
95               1    Residence Inn Shreveport Airport                4,176,565        6,300,000        66.3%              3,280,774
96               2    Deerfield Crossing Apartments                   4,030,946        5,150,000        78.3%              3,345,224
97               2    Mill Pond Apartments                            4,030,946        5,200,000        77.5%              3,345,224
98               1    2775 Shermer                                    3,994,093        5,450,000        73.3%              3,081,768
99               1    Americana Estates MHP                           3,981,629        9,750,000        40.8%              3,317,653
100              2    River Rock Apartments                           3,972,019        5,400,000        73.6%              3,292,050
101              1    East Pointe Village                             3,958,715        5,100,000        77.6%              3,070,840
102              1    3400 Bissonnet Building                         3,933,451        5,400,000        72.8%              3,322,378
103              2    Wood Forest                                     3,873,493        4,900,000        79.1%              3,610,493
104              1    Islander MHP                                    3,856,032        5,400,000        71.4%              3,265,306
105              1    Springhill Suites Inn Lawton                    3,815,262        6,700,000        56.9%              3,001,043
106              1    Preston Alpha Shopping Center                   3,766,626        4,800,000        78.5%              3,256,383
107              1    Lakefront II                                    3,692,834        5,100,000        72.4%              3,113,842
108              1    4035 Premier Drive                              3,589,348        4,750,000        75.6%              2,742,426
109              1    Bell & Grand Mini Storage                       3,581,243        5,600,000        64.0%              3,015,844
110              2    Mallard Landing Apartments                      3,575,248        4,550,000        78.6%              2,978,360
111              2    Western View on the Hill Apartments             3,502,573        4,500,000        77.8%              2,959,015
112              1    Cypress Run Plaza                               3,489,345        4,670,000        74.7%              2,650,299
113              2    Springfield Portfolio                           3,365,912        4,900,000        68.7%              2,620,017
114              1    Irongate Village Shopping Center                3,336,186        4,300,000        77.6%              2,827,976
115              1    Woodland Plaza                                  3,327,839        4,575,000        72.7%              2,789,113
116              1    Cranberry Commons                               3,183,491        4,000,000        79.6%              2,915,156
117              1    Consolidated Metco Building                     3,145,681        5,400,000        58.3%              2,862,371
118              1    Fiesta Center II                                3,096,607        4,200,000        73.7%              2,589,516
119              1    622-624 Davis Street                            3,037,903        4,500,000        67.5%              2,587,706
120              1    Elm Street Bldg                                 2,994,378        4,125,000        72.6%              2,536,147
121              2    Regal Pointe Apartments                         2,986,849        3,780,000        79.0%              2,685,085
122              1    Village Court                                   2,855,016        3,850,000        74.2%              2,407,448
123              2    Sunrise Apartments                              2,839,994        3,800,000        74.7%              2,397,934
124              1    North Plaza Shopping Center                     2,500,000        3,150,000        79.4%              2,187,717
125              2    Greenbush Apartments                            2,488,086        3,900,000        63.8%              2,060,299
126              1    South 40 RV Ranch                               2,383,562        3,280,000        72.7%              2,220,539
127              1    3333 Beltway Place                              2,379,939        3,200,000        74.4%              2,044,078
128              1    Roundy's Ground Lease                           2,371,439        3,570,000        66.4%              1,799,264
129              1    West Burlington Shopping Center                 2,316,565        3,100,000        74.7%              1,950,243
130              1    770 Middle Neck Road                            2,295,506        3,500,000        65.6%              1,929,422
131              1    Food Lion Center                                2,239,465        3,100,000        72.2%              1,726,880
132              1    172 Dyckman Street                              2,232,892        3,900,000        57.3%              1,976,888

                                                                 MATURITY/
               LOAN                                               ARD LTV      MOST RECENT   MOST RECENT       U/W
 #    CROSSED  GROUP  LOAN NAME                                RATIO (2) (3)      NOI         DSCR (4)         NOI
---   -------  -----  ---------                                -------------  -------------  -----------  -------------
67               1    Diagonal Marketplace                         57.7%      $     668,394     1.56x     $     635,212
68               2    Highwood Village Apartments                  66.1%            529,561     1.15            527,653
69               1    Foley Towne Square                           67.5%            568,116     1.22            586,842
70               2    Brookview Holdings Portfolio                 62.6%            658,755     1.56            602,950
71               1    Courtyard by Marriott Monroe                 49.9%            910,012     1.75            871,807
72               2    Upperclassman & Thorntree Apartments         62.7%            794,158     1.87            730,019
73               1    Phenix Crossing Shopping Center              55.9%                N/A      N/A            621,546
82               1    Stowaway Self Storage                        56.8%            653,227     1.82            550,578
86               1    Washington Road Self Storage                 56.8%            692,082     2.02            540,390
74               1    Centennial-Hanford Center Phase II           59.2%                N/A      N/A            579,866
75               1    Lighthouse Square                            67.1%                N/A      N/A            506,159
76               1    Courtyard by Marriott Shreveport             53.4%            809,624     1.67            754,504
77               1    Courtyard by Marriott Texarkana              54.1%            842,927     1.77            797,254
78               1    Jewelers Exchange                            56.2%            822,436     2.13            680,453
79               2    Palm Court Apartments                        60.1%            534,910     1.57            425,613
80               1    1960 Gallows Road                            63.3%            531,402     1.41            515,142
81               2    Reseda MHP                                   65.6%            484,264     1.52            411,459
83               1    Hemby Woods Shopping Center                  60.4%                N/A      N/A            538,995
84               1    Curtiss Wright Portfolio                     62.4%            541,483     1.46            508,231
85               1    College Station                               1.4%                N/A      N/A            595,260
87               1    Village of Overland Pointe                   65.9%            316,334     1.04            383,311
88               2    Sherwood MHP                                 59.3%            390,981     1.26            380,151
89               2    Teakwood Village Apartments                  61.0%            661,440     1.74            467,325
90               1    The Regent Apartments                        66.3%            512,977     1.53            524,906
91               1    3L Self Storage                              58.7%            513,012     1.62            513,018
92               1    Fairfield Inn Scottsdale                     52.6%            728,891     1.83            714,715
93               2    Courtyard Garden Apartments                  64.8%            378,110     1.13            512,527
94               1    Pine Tree Village                            64.6%            518,431     1.72            443,943
95               1    Residence Inn Shreveport Airport             52.1%            662,718     1.73            594,141
96               2    Deerfield Crossing Apartments                65.0%            414,344     1.47            395,216
97               2    Mill Pond Apartments                         64.3%            448,109     1.58            412,470
98               1    2775 Shermer                                 56.5%                N/A      N/A            410,505
99               1    Americana Estates MHP                        34.0%            748,438     2.71            711,156
100              2    River Rock Apartments                        61.0%            314,632     1.13            398,409
101              1    East Pointe Village                          60.2%                N/A      N/A            434,266
102              1    3400 Bissonnet Building                      61.5%            559,384     1.80            501,744
103              2    Wood Forest                                  73.7%            480,435     1.68            428,859
104              1    Islander MHP                                 60.5%                N/A      N/A            376,362
105              1    Springhill Suites Inn Lawton                 44.8%            711,423     2.07            596,573
106              1    Preston Alpha Shopping Center                67.8%            458,940     1.51            425,509
107              1    Lakefront II                                 61.1%            535,393     1.74            487,323
108              1    4035 Premier Drive                           57.7%            331,942     1.09            443,424
109              1    Bell & Grand Mini Storage                    53.9%            397,949     1.59            355,672
110              2    Mallard Landing Apartments                   65.5%            327,090     1.28            307,870
111              2    Western View on the Hill Apartments          65.8%            403,143     1.54            385,637
112              1    Cypress Run Plaza                            56.8%                N/A      N/A            390,486
113              2    Springfield Portfolio                        53.5%            382,711     1.33            404,164
114              1    Irongate Village Shopping Center             65.8%            365,088     1.41            360,496
115              1    Woodland Plaza                               61.0%            380,314     1.50            374,068
116              1    Cranberry Commons                            72.9%                N/A      N/A            303,958
117              1    Consolidated Metco Building                  53.0%            493,998     1.97            397,602
118              1    Fiesta Center II                             61.7%            254,699     1.21            337,659
119              1    622-624 Davis Street                         57.5%                N/A      N/A            285,203
120              1    Elm Street Bldg                              61.5%            387,191     1.59            343,816
121              2    Regal Pointe Apartments                      71.0%            300,304     1.29            311,927
122              1    Village Court                                62.5%            358,489     1.51            329,636
123              2    Sunrise Apartments                           63.1%            216,785     0.74            259,195
124              1    North Plaza Shopping Center                  69.5%            239,074     1.31            263,640
125              2    Greenbush Apartments                         52.8%            317,481     1.82            319,797
126              1    South 40 RV Ranch                            67.7%            265,173     1.60            252,757
127              1    3333 Beltway Place                           63.9%            250,546     1.30            264,712
128              1    Roundy's Ground Lease                        50.4%                N/A      N/A            228,610
129              1    West Burlington Shopping Center              62.9%            224,361     1.39            231,070
130              1    770 Middle Neck Road                         55.1%            359,535     2.02            310,811
131              1    Food Lion Center                             55.7%            244,184     1.35            237,058
132              1    172 Dyckman Street                           50.7%            343,868     2.32            358,741

               LOAN                                                  U/W         U/W     ADMINISTRATIVE
 #    CROSSED  GROUP  LOAN NAME                                    NCF (5)     DSCR (4)      FEES
---   -------  -----  ---------                                 -------------  --------  --------------
67               1    Diagonal Marketplace                      $     595,137    1.48x      0.0214%
68               2    Highwood Village Apartments                     497,403    1.20       0.1014%
69               1    Foley Towne Square                              538,273    1.27       0.0814%
70               2    Brookview Holdings Portfolio                    584,050    1.42       0.0214%
71               1    Courtyard by Marriott Monroe                    775,392    1.68       0.0214%
72               2    Upperclassman & Thorntree Apartments            676,019    1.70       0.0214%
73               1    Phenix Crossing Shopping Center                 597,440    2.15       0.0514%
82               1    Stowaway Self Storage                           528,678    1.47       0.0514%
86               1    Washington Road Self Storage                    520,630    1.52       0.0514%
74               1    Centennial-Hanford Center Phase II              531,377    1.43       0.1014%
75               1    Lighthouse Square                               485,518    1.32       0.0214%
76               1    Courtyard by Marriott Shreveport                666,169    1.56       0.0214%
77               1    Courtyard by Marriott Texarkana                 714,310    1.67       0.0214%
78               1    Jewelers Exchange                               603,627    1.72       0.0214%
79               2    Palm Court Apartments                           410,613    1.24       0.0214%
80               1    1960 Gallows Road                               466,333    1.37       0.0214%
81               2    Reseda MHP                                      406,059    1.29       0.0214%
83               1    Hemby Woods Shopping Center                     519,916    1.39       0.0214%
84               1    Curtiss Wright Portfolio                        436,106    1.35       0.0214%
85               1    College Station                                 574,525    1.41       0.0214%
87               1    Village of Overland Pointe                      370,090    1.22       0.0514%
88               2    Sherwood MHP                                    374,873    1.23       0.0214%
89               2    Teakwood Village Apartments                     427,125    1.26       0.0514%
90               1    The Regent Apartments                           499,706    1.56       0.0214%
91               1    3L Self Storage                                 497,140    1.62       0.0214%
92               1    Fairfield Inn Scottsdale                        623,843    1.80       0.0214%
93               2    Courtyard Garden Apartments                     466,527    1.58       0.0214%
94               1    Pine Tree Village                               416,749    1.46       0.0214%
95               1    Residence Inn Shreveport Airport                515,320    1.55       0.0214%
96               2    Deerfield Crossing Apartments                   371,216    1.40       0.0614%
97               2    Mill Pond Apartments                            382,470    1.44       0.0614%
98               1    2775 Shermer                                    380,284    1.25       0.0314%
99               1    Americana Estates MHP                           683,206    2.57       0.0614%
100              2    River Rock Apartments                           377,409    1.45       0.0214%
101              1    East Pointe Village                             392,737    1.30       0.0214%
102              1    3400 Bissonnet Building                         444,112    1.60       0.0214%
103              2    Wood Forest                                     383,259    1.48       0.0214%
104              1    Islander MHP                                    373,862    1.38       0.0214%
105              1    Springhill Suites Inn Lawton                    529,500    1.73       0.0214%
106              1    Preston Alpha Shopping Center                   395,440    1.39       0.0814%
107              1    Lakefront II                                    401,330    1.55       0.0214%
108              1    4035 Premier Drive                              402,022    1.51       0.0214%
109              1    Bell & Grand Mini Storage                       339,345    1.35       0.0514%
110              2    Mallard Landing Apartments                      283,870    1.20       0.0414%
111              2    Western View on the Hill Apartments             356,137    1.47       0.0214%
112              1    Cypress Run Plaza                               370,089    1.46       0.0214%
113              2    Springfield Portfolio                           371,461    1.41       0.0214%
114              1    Irongate Village Shopping Center                327,532    1.39       0.0214%
115              1    Woodland Plaza                                  332,166    1.47       0.0214%
116              1    Cranberry Commons                               284,560    1.28       0.0614%
117              1    Consolidated Metco Building                     340,223    1.35       0.0514%
118              1    Fiesta Center II                                316,617    1.50       0.0514%
119              1    622-624 Davis Street                            265,944    1.24       0.0214%
120              1    Elm Street Bldg                                 296,626    1.39       0.0214%
121              2    Regal Pointe Apartments                         276,927    1.35       0.0214%
122              1    Village Court                                   271,071    1.37       0.0214%
123              2    Sunrise Apartments                              240,445    1.21       0.0514%
124              1    North Plaza Shopping Center                     244,464    1.45       0.0214%
125              2    Greenbush Apartments                            297,297    1.83       0.0214%
126              1    South 40 RV Ranch                               241,307    1.52       0.0214%
127              1    3333 Beltway Place                              241,428    1.38       0.0214%
128              1    Roundy's Ground Lease                           215,200    1.20       0.1014%
129              1    West Burlington Shopping Center                 205,454    1.27       0.0514%
130              1    770 Middle Neck Road                            274,175    1.71       0.0214%
131              1    Food Lion Center                                222,364    1.31       0.0214%
132              1    172 Dyckman Street                              338,719    2.43       0.0214%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                 CUT-OFF DATE
               LOAN                                                PRINCIPAL        APPRAISED       CUT-OFF DATE       MATURITY/ARD
 #    CROSSED  GROUP  LOAN NAME                                   BALANCE (1)         VALUE       LTV RATIO (1) (2)     BALANCE (3)
---   -------  -----  ---------                                ----------------  ---------------  -----------------  ---------------
133              1    Lambertson Lakes I                       $      2,192,205  $     3,000,000        73.1%        $     1,828,580
134              2    Douglas Pointe II Apts                          2,150,000        4,900,000        43.9%              1,799,978
135              1    Three Fountains Plaza                           2,061,217        2,600,000        79.3%              1,752,281
136              1    4830 Hollywood Boulevard                        1,994,152        3,450,000        57.8%              1,527,303
137              2    Windsor Lodge Apartments                        1,941,751        2,600,000        74.7%              1,632,211
138              1    Sunrise Terrace MHP                             1,918,618        2,400,000        79.9%              1,619,335
139              1    Houston Center Office Building                  1,913,525        2,750,000        69.6%              1,628,767
140              2    Hyde Park Apartments                            1,890,217        2,380,000        79.4%              1,597,180
141              2    Islander Apartments                             1,882,607        2,400,000        78.4%              1,450,937
142              1    Buckingham Village MHC                          1,860,124        2,370,000        78.5%              1,596,240
143              1    Office Depot Murfreesboro                       1,825,000        3,400,000        53.7%              1,825,000
144              1    Villa Bonita Apartments                         1,797,889        6,750,000        26.6%              1,489,322
145              1    727 Fairview Drive                              1,744,536        2,750,000        63.4%              1,481,098
146              2    New Britain                                     1,609,563        2,200,000        73.2%              1,503,388
147              1    Webbs Plaza                                     1,593,142        2,200,000        72.4%              1,339,704
148              1    CVS Crabapple                                   1,592,814        2,675,000        59.5%              1,332,084
149              1    Columbia Village Shopping Center                1,591,412        2,000,000        79.6%              1,333,608
150              2    Fishermans Cove MHC                             1,560,000        1,950,000        80.0%              1,424,773
151              1    Montgomery Office Building                      1,526,141        2,000,000        76.3%              1,190,310
152              1    Office Depot Milford                            1,500,000        2,780,000        54.0%              1,500,000
153              2    1995-2001 Coney Island Avenue                   1,487,823        2,500,000        59.5%              1,363,496
154              2    Chestnut Hill Apartments                        1,397,382        1,900,000        73.5%              1,183,888
155              1    Virginia Place                                  1,323,678        2,525,000        52.4%              1,125,468
156              1    Old School Square Office                        1,197,650        1,700,000        70.5%              1,006,346
157              1    Sugarbush Plaza Shopping Center                 1,192,729        2,000,000        59.6%                917,489
158              1    Green Sky Retail Center                         1,128,717        1,450,000        77.8%                946,308
159              1    Broadway Commons Plaza                          1,097,818        1,550,000        70.8%                922,640
160              2    Lake Park Colonial Apartments                   1,096,913        1,770,000        62.0%                847,011
161              1    Shady Oaks MHP                                  1,095,373        1,675,000        65.4%              1,025,437
162              2    Fox Creek MHC                                   1,005,947        1,260,000        79.8%                840,617
163              1    Anders Lane                                       996,101        1,350,000        73.8%                851,554
164              1    581 Central Park Avenue                           992,396        1,775,000        55.9%                878,617
165              2    Little Turtle Apartments                          991,335        1,300,000        76.3%                772,866
166              2    Frederick Arms Apartments                         897,521        1,200,000        74.8%                695,611
167              1    Gold Hill MHP                                     897,062        1,400,000        64.1%                839,878
168              2    Museum Place                                      743,530        1,200,000        62.0%                635,983
169              2    Park Square Apartments                            546,929          775,000        70.6%                418,341
                                                               ----------------  ---------------  -----------------  ---------------
TOTAL/WEIGHTED AVERAGE:                                        $  1,616,084,460  $ 2,219,250,000        73.5%        $ 1,414,967,046
                                                               ================  ===============  =================  ===============
                      MAXIMUM:                                 $    149,000,000  $   200,000,000        80.0%        $   131,983,369
                      MINIMUM:                                 $        546,929  $       775,000        26.6%        $       418,341

                                                                 MATURITY/
               LOAN                                               ARD LTV      MOST RECENT   MOST RECENT       U/W
 #    CROSSED  GROUP  LOAN NAME                                RATIO (2) (3)      NOI         DSCR (4)         NOI
---   -------  -----  ---------                                -------------  -------------  -----------  -------------
133              1    Lambertson Lakes I                           61.0%                N/A      N/A      $     222,585
134              2    Douglas Pointe II Apts                       36.7%            262,830     1.59            259,721
135              1    Three Fountains Plaza                        67.4%            249,395     1.60            249,034
136              1    4830 Hollywood Boulevard                     44.3%            287,419     1.77            255,613
137              2    Windsor Lodge Apartments                     62.8%            316,649     2.18            222,928
138              1    Sunrise Terrace MHP                          67.5%            200,439     1.46            182,409
139              1    Houston Center Office Building               59.2%            251,545     1.49            252,758
140              2    Hyde Park Apartments                         67.1%            204,656     1.48            195,148
141              2    Islander Apartments                          60.5%            258,333     1.61            217,923
142              1    Buckingham Village MHC                       67.4%            154,186     1.06            193,802
143              1    Office Depot Murfreesboro                    53.7%                N/A      N/A            270,142
144              1    Villa Bonita Apartments                      22.1%            355,481     2.94            352,514
145              1    727 Fairview Drive                           53.9%            213,283     1.56            193,467
146              2    New Britain                                  68.3%            170,205     1.42            185,036
147              1    Webbs Plaza                                  60.9%            114,055     0.88            171,549
148              1    CVS Crabapple                                49.8%            174,309     1.51            182,948
149              1    Columbia Village Shopping Center             66.7%            135,980     1.10            156,738
150              2    Fishermans Cove MHC                          73.1%            167,970     1.52            152,140
151              1    Montgomery Office Building                   59.5%            172,763     1.33            168,898
152              1    Office Depot Milford                         54.0%                N/A      N/A            208,996
153              2    1995-2001 Coney Island Avenue                54.5%            193,466     1.52            170,351
154              2    Chestnut Hill Apartments                     62.3%            141,806     1.25            152,320
155              1    Virginia Place                               44.6%                N/A      N/A            124,355
156              1    Old School Square Office                     59.2%            184,585     2.08            131,818
157              1    Sugarbush Plaza Shopping Center              45.9%            186,402     1.87            158,173
158              1    Green Sky Retail Center                      65.3%            122,036     1.43            115,981
159              1    Broadway Commons Plaza                       59.5%            104,845     1.26            110,670
160              2    Lake Park Colonial Apartments                47.9%            151,815     1.65            139,069
161              1    Shady Oaks MHP                               61.2%            110,136     1.40            117,520
162              2    Fox Creek MHC                                66.7%            100,230     1.42             96,989
163              1    Anders Lane                                  63.1%            130,781     1.62            112,636
164              1    581 Central Park Avenue                      49.5%            132,301     1.96            156,430
165              2    Little Turtle Apartments                     59.5%            173,127     2.13            113,856
166              2    Frederick Arms Apartments                    58.0%             88,743     1.16             98,109
167              1    Gold Hill MHP                                60.0%            105,605     1.64             91,495
168              2    Museum Place                                 53.0%             82,638     1.42             92,402
169              2    Park Square Apartments                       54.0%             76,366     1.54             69,565
                                                               -------------  -------------  -----------  -------------
TOTAL/WEIGHTED AVERAGE:                                            65.0%      $ 134,215,618     1.38x     $ 161,677,289
                                                               =============  =============  ===========  =============
                      MAXIMUM:                                     79.3%      $  14,404,336     2.94x     $  13,941,168
                      MINIMUM:                                     22.1%      $      76,366     0.74x     $      69,565

               LOAN                                                  U/W         U/W     ADMINISTRATIVE
 #    CROSSED  GROUP  LOAN NAME                                    NCF (5)     DSCR (4)      FEES
---   -------  -----  ---------                                 -------------  --------  --------------
133              1    Lambertson Lakes I                        $     207,058    1.40x      0.0814%
134              2    Douglas Pointe II Apts                          231,721    1.57       0.0214%
135              1    Three Fountains Plaza                           235,387    1.61       0.0214%
136              1    4830 Hollywood Boulevard                        230,864    1.55       0.0214%
137              2    Windsor Lodge Apartments                        202,928    1.49       0.0214%
138              1    Sunrise Terrace MHP                             179,176    1.33       0.0214%
139              1    Houston Center Office Building                  206,221    1.50       0.0214%
140              2    Hyde Park Apartments                            185,898    1.40       0.0214%
141              2    Islander Apartments                             187,068    1.32       0.0214%
142              1    Buckingham Village MHC                          187,302    1.34       0.0214%
143              1    Office Depot Murfreesboro                       267,290    2.66       0.0214%
144              1    Villa Bonita Apartments                         342,764    2.91       0.0214%
145              1    727 Fairview Drive                              178,445    1.40       0.0214%
146              2    New Britain                                     173,756    1.55       0.0214%
147              1    Webbs Plaza                                     154,705    1.40       0.0214%
148              1    CVS Crabapple                                   171,305    1.59       0.0214%
149              1    Columbia Village Shopping Center                140,423    1.29       0.0214%
150              2    Fishermans Cove MHC                             147,190    1.37       0.0214%
151              1    Montgomery Office Building                      154,672    1.30       0.0214%
152              1    Office Depot Milford                            206,296    2.49       0.0214%
153              2    1995-2001 Coney Island Avenue                   159,559    1.33       0.0214%
154              2    Chestnut Hill Apartments                        134,980    1.35       0.0214%
155              1    Virginia Place                                  114,969    1.21       0.0214%
156              1    Old School Square Office                        121,116    1.45       0.0214%
157              1    Sugarbush Plaza Shopping Center                 140,556    1.55       0.0214%
158              1    Green Sky Retail Center                         104,808    1.35       0.0214%
159              1    Broadway Commons Plaza                          101,399    1.33       0.0214%
160              2    Lake Park Colonial Apartments                   125,569    1.50       0.0214%
161              1    Shady Oaks MHP                                  114,970    1.49       0.0214%
162              2    Fox Creek MHC                                    94,490    1.37       0.0214%
163              1    Anders Lane                                     100,521    1.37       0.0214%
164              1    581 Central Park Avenue                         145,624    2.35       0.0214%
165              2    Little Turtle Apartments                        104,356    1.36       0.0214%
166              2    Frederick Arms Apartments                        89,529    1.29       0.0214%
167              1    Gold Hill MHP                                    89,945    1.41       0.0214%
168              2    Museum Place                                     86,402    1.60       0.0214%
169              2    Park Square Apartments                           60,065    1.38       0.0214%
                                                                -------------  --------
TOTAL/WEIGHTED AVERAGE:                                         $ 150,274,661    1.39x
                                                                =============  ========
                      MAXIMUM:                                  $  13,835,830    2.91x
                      MINIMUM:                                  $      60,065    1.19x

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY SP - 414 NORTH ORLEANS, SP - 350 NORTH LASALLE, SP - 820 NORTH ORLEANS, SP - 311 WEST SUPERIOR, SP - 400 WEST ERIE AND SP - 750 NORTH ORLEANS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY YORKTOWN APARTMENTS AND BLUFFS OF BERKSHIRE APARTMENTS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY BEXLEY AT LAKE NORMAN AND ADDISON KINGS CROSSING V ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY NEWPORT APARTMENTS, SUNCHASE APARTMENTS AND BENCHMARK APARTMENTS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(E) THE UNDERLYING MORTGAGE LOANS SECURED BY COTTONWOOD PLAZA AND TRI-VALLEY PLAZA ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.
(2) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(3) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ANTICIPATED REPAYMENT DATE IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(4) DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(5) U/W NCF REFLECTS THE NET CASH FLOW AFTER UNDERWRITTEN REPLACEMENT RESERVES, UNDERWRITTEN LC'S & TI'S AND UNDERWRITTEN FF&E.

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                   CONTRACTUAL          U/W
                                                                    ENGINEERING     RECURRING        RECURRING        LC & TI
               LOAN                                                  RESERVE AT    REPLACEMENT      REPLACEMENT     RESERVE AT
 #    CROSSED  GROUP  LOAN NAME                                     ORIGINATION    RESERVE/FF&E    RESERVE/FF&E     ORIGINATION
---   -------  -----  ---------                                     ------------   ------------    ------------    ------------
 1               1    Tri-County Mall                                        N/A   $    166,204             N/A    $  1,200,000
 2               1    390 Park Avenue                               $     27,063   $     37,769    $     37,769             N/A
 3               1    Washington Mutual Irvine Campus               $     77,963            N/A    $    103,649             N/A
 4       A       1    SP - 414 North Orleans                                 N/A   $     19,200    $     28,359    $     33,333
 5       A       1    SP - 820 North Orleans                                 N/A   $     15,480    $     23,100    $     33,333
 6       A       1    SP - 350 North LaSalle                                 N/A   $     12,240    $     18,173    $     33,333
 7       A       1    SP - 311 West Superior                                 N/A   $      9,240    $     13,696    $     33,333
 8       A       1    SP - 400 West Erie                                     N/A   $      7,080    $     10,864    $     33,333
 9       A       1    SP - 750 North Orleans                                 N/A   $      7,560    $     11,215    $     33,333
10               1    65 Broadway                                   $    192,250   $    171,139    $     68,456             N/A
11               1    Penn's Landing Hyatt Regency                  $     50,188            N/A               4%            N/A
12       B       2    Yorktown Apartments                                    N/A   $    141,240    $    141,250             N/A
13       B       2    Bluffs of Berkshire Apartments                $     53,000   $     95,496    $     95,500             N/A
14               2    Indigo on Forest Apartments                   $    785,000   $    304,248    $    304,250             N/A
15               2    The Reserve at Park Central                   $     61,063   $     98,000    $     98,000             N/A
16               1    Manhattan Town Center                         $     88,006   $     64,166    $     64,166    $  3,858,233
17       C       2    Bexley at Lake Norman                                  N/A   $     56,004    $     70,000             N/A
18       C       2    Addison Kings Crossing V                      $      2,500   $     33,600    $     42,000             N/A
19       D       2    Newport Apartments                            $     90,000   $     80,004    $     80,000             N/A
20       D       2    Sunchase Apartments                           $    210,000   $     42,000    $     42,000             N/A
21       D       2    Benchmark Apartments                          $    230,000   $     62,500    $     62,500             N/A
22               1    Elk Grove Marketplace                                  N/A   $     13,440    $     20,100             N/A
23               1    Plaza 600                                              N/A            N/A    $     53,399             N/A
24               1    Rhodes Ranch Town Center                               N/A   $      6,000    $      7,063             N/A
25               1    Southlake Pavilion I & II                              N/A   $     32,700    $     32,720    $    650,000
26               2    6200 Gessner Apartments                       $     50,000   $    164,748    $    164,750             N/A
27               2    Hartford Place Apartments                     $     49,375   $     87,750    $     87,750             N/A
28               2    The Oaks of Woodforest Apartments             $     17,375   $    134,000    $    134,000             N/A
29               1    152 Madison Avenue                            $    660,000   $     20,040    $     20,040             N/A
30               2    Royal Pointe Apartments                       $      2,375   $     41,604    $     41,600             N/A
31               1    Five Star Plaza                                        N/A   $     19,916    $     20,018    $      2,500
32               2    Timberlakes at Atascocita                              N/A   $     78,000    $     78,000             N/A
33               1    Carousel Hotel                                $     34,750              4%              4%            N/A
34               2    42 Magnolia Apartments                                 N/A            N/A    $     49,000             N/A
35               1    Office Depot Shopping Center                           N/A   $     16,085    $     18,233             N/A
36               2    Blackhawk Trails Apartments                            N/A            N/A    $     49,000             N/A
37               1    Plaza Mayor                                            N/A   $     11,832    $     11,850             N/A
38               1    Rockford Crossings                                     N/A   $     13,356    $     13,357    $      7,500
39               1    6400 Goldsboro Road                           $      5,343   $     11,244    $     16,408             N/A
40               1    148 Madison Avenue                                     N/A   $     15,720    $     15,720             N/A
41               1    EaglePicher Corporate Headquarters Building            N/A   $     10,368    $     10,367             N/A
42               1    Alexandria Power Center                       $     58,563   $     45,420    $     45,476             N/A
43               1    Frontier Plaza                                         N/A   $     31,824    $     32,787    $     50,000
44               1    Union Woods                                            N/A   $     17,998    $     13,474             N/A
45               1    Foods Co.                                              N/A            N/A    $      6,688             N/A
46               2    The Reserve at Lakeshore                               N/A   $     60,996    $     61,000             N/A
47       E       1    Tri-Valley Plaza                              $     25,000   $     15,688    $     15,688    $     47,500
48       E       1    Cottonwood Plaza                                       N/A   $     11,247    $     11,247    $     42,500
49               1    First Place Office Building                   $     46,421            N/A    $     28,059    $     90,000
50               1    Poway Plaza                                   $     28,225            N/A    $     14,096             N/A
51               2    Berkshire Crossing Apartments                 $    110,000   $     60,000    $     60,000             N/A
52               1    Courtyard by Marriott Reno                             N/A              3%              4%            N/A
53               1    Sony Computer Entertainment Building                   N/A   $      8,700    $      8,704    $      6,400
54               2    Greentree Village Apartments                  $     51,250   $     52,000    $     52,000             N/A
55               2    Arrowhead Apts/Bluffview Townhouses           $      6,469   $     61,500    $     61,500             N/A
56               2    Brittany Square Apartments                    $      8,125   $     48,000    $     48,000             N/A
57               1    Americo - Science Place & State Farm                   N/A   $      6,600    $     13,179             N/A
58               1    Plymouth Industrial Center                    $    105,875   $     50,856    $     71,333             N/A
59               1    Zanesville Country Fair Shopping Center       $    311,063   $     15,059    $     15,059             N/A
60               1    Meridian at Orange Retail                              N/A            N/A    $      2,829             N/A
61               2    Lofts at Canal Walk Phase I                            N/A   $     22,250    $     22,250             N/A

                                                                     CONTRACTUAL                    TAX &
               LOAN                                                   RECURRING         U/W       INSURANCE
 #    CROSSED  GROUP  LOAN NAME                                        LC & TI        LC & TI      ESCROWS
---   -------  -----  ---------                                     ------------   ------------   ---------
 1               1    Tri-County Mall                                        N/A   $    105,338     Both
 2               1    390 Park Avenue                               $    125,897   $    122,783     Both
 3               1    Washington Mutual Irvine Campus                        N/A   $    202,857     Both
 4       A       1    SP - 414 North Orleans                        $    116,667   $    185,203     Both
 5       A       1    SP - 820 North Orleans                        $    116,667   $    148,687     Both
 6       A       1    SP - 350 North LaSalle                        $    116,667   $    136,010     Both
 7       A       1    SP - 311 West Superior                        $    116,667   $     85,469     Both
 8       A       1    SP - 400 West Erie                            $    116,667   $     69,825     Both
 9       A       1    SP - 750 North Orleans                        $    116,667   $     64,579     Both
10               1    65 Broadway                                   $    256,708   $    407,683     Both
11               1    Penn's Landing Hyatt Regency                           N/A            N/A      Tax
12       B       2    Yorktown Apartments                                    N/A            N/A     Both
13       B       2    Bluffs of Berkshire Apartments                         N/A            N/A     Both
14               2    Indigo on Forest Apartments                            N/A            N/A     Both
15               2    The Reserve at Park Central                            N/A            N/A      Tax
16               1    Manhattan Town Center                         $    174,000   $    181,873     Both
17       C       2    Bexley at Lake Norman                                  N/A            N/A     Both
18       C       2    Addison Kings Crossing V                               N/A            N/A     Both
19       D       2    Newport Apartments                                     N/A            N/A     Both
20       D       2    Sunchase Apartments                                    N/A            N/A     Both
21       D       2    Benchmark Apartments                                   N/A            N/A     Both
22               1    Elk Grove Marketplace                                  N/A   $    114,213     Both
23               1    Plaza 600                                              N/A   $    436,791      Tax
24               1    Rhodes Ranch Town Center                      $     48,000   $     67,333     Both
25               1    Southlake Pavilion I & II                     $     60,000   $     86,894     Both
26               2    6200 Gessner Apartments                                N/A            N/A     Both
27               2    Hartford Place Apartments                              N/A            N/A     Both
28               2    The Oaks of Woodforest Apartments                      N/A            N/A     Both
29               1    152 Madison Avenue                            $    104,964   $    104,965     Both
30               2    Royal Pointe Apartments                                N/A            N/A     Both
31               1    Five Star Plaza                               $     30,000   $     89,683     Both
32               2    Timberlakes at Atascocita                              N/A            N/A     Both
33               1    Carousel Hotel                                         N/A            N/A     Both
34               2    42 Magnolia Apartments                                 N/A            N/A     Both
35               1    Office Depot Shopping Center                  $     30,000   $     61,948     Both
36               2    Blackhawk Trails Apartments                            N/A            N/A     None
37               1    Plaza Mayor                                            N/A   $     37,069     None
38               1    Rockford Crossings                                     N/A   $     30,087      Tax
39               1    6400 Goldsboro Road                           $     75,000   $    144,986      Tax
40               1    148 Madison Avenue                            $     84,276   $     84,276     Both
41               1    EaglePicher Corporate Headquarters Building            N/A   $     53,104     Both
42               1    Alexandria Power Center                       $    150,000   $    150,009     Both
43               1    Frontier Plaza                                $     75,000   $     54,049     Both
44               1    Union Woods                                   $     89,990            N/A     Both
45               1    Foods Co.                                              N/A   $     24,320     None
46               2    The Reserve at Lakeshore                               N/A            N/A     Both
47       E       1    Tri-Valley Plaza                              $     69,996   $     71,918     Both
48       E       1    Cottonwood Plaza                              $     50,004   $     56,617     Both
49               1    First Place Office Building                   $     33,600   $    117,656     Both
50               1    Poway Plaza                                            N/A   $     75,095     Both
51               2    Berkshire Crossing Apartments                          N/A            N/A     Both
52               1    Courtyard by Marriott Reno                             N/A            N/A     Both
53               1    Sony Computer Entertainment Building          $     76,800   $     77,901     Both
54               2    Greentree Village Apartments                           N/A            N/A     Both
55               2    Arrowhead Apts/Bluffview Townhouses                    N/A            N/A     Both
56               2    Brittany Square Apartments                             N/A            N/A     Both
57               1    Americo - Science Place & State Farm                   N/A   $     71,119     Both
58               1    Plymouth Industrial Center                             N/A   $     57,625     Both
59               1    Zanesville Country Fair Shopping Center                N/A   $     77,112      Tax
60               1    Meridian at Orange Retail                              N/A   $     26,664     None
61               2    Lofts at Canal Walk Phase I                            N/A            N/A     Both

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                   CONTRACTUAL          U/W
                                                                    ENGINEERING     RECURRING        RECURRING        LC & TI
               LOAN                                                  RESERVE AT    REPLACEMENT      REPLACEMENT     RESERVE AT
 #    CROSSED  GROUP  LOAN NAME                                     ORIGINATION    RESERVE/FF&E    RESERVE/FF&E     ORIGINATION
---   -------  -----  ---------                                     ------------   ------------    ------------    ------------
62               1    Southgate Estates MHP                         $      6,375            N/A    $     18,000             N/A
63               1    Bridgeport Landing                                     N/A   $      5,524    $      5,542    $      2,083
64               2    Pershing Pointe                               $     49,924   $     36,000    $     36,000             N/A
65               2    Providence Apartments                                  N/A   $     60,996    $     61,000             N/A
66               1    Riya Hospitality Portfolio I                  $     48,150              4%              4%            N/A
67               1    Diagonal Marketplace                          $      8,125            N/A    $      5,417    $     50,000
68               2    Highwood Village Apartments                   $    110,143   $     30,240    $     30,250             N/A
69               1    Foley Towne Square                                     N/A   $      4,224    $      6,328             N/A
70               2    Brookview Holdings Portfolio                  $     36,250   $     13,550    $     18,900             N/A
71               1    Courtyard by Marriott Monroe                           N/A              3%              4%            N/A
72               2    Upperclassman & Thorntree Apartments          $      5,000   $     54,000    $     54,000             N/A
73               1    Phenix Crossing Shopping Center                        N/A            N/A    $      8,484             N/A
82               1    Stowaway Self Storage                                  N/A   $     21,900    $     21,900             N/A
86               1    Washington Road Self Storage                           N/A   $     19,764    $     19,760             N/A
74               1    Centennial-Hanford Center Phase II                     N/A   $      6,684    $      6,679    $      1,600
75               1    Lighthouse Square                                      N/A   $      5,415    $      7,200             N/A
76               1    Courtyard by Marriott Shreveport                       N/A              3%              4%            N/A
77               1    Courtyard by Marriott Texarkana                        N/A              3%              4%            N/A
78               1    Jewelers Exchange                             $     84,375   $     13,388    $     10,041    $     66,942
79               2    Palm Court Apartments                         $      1,250            N/A    $     15,000             N/A
80               1    1960 Gallows Road                             $      5,000   $      4,968    $      5,000             N/A
81               2    Reseda MHP                                    $      5,900            N/A    $      5,400             N/A
83               1    Hemby Woods Shopping Center                            N/A            N/A    $      8,198             N/A
84               1    Curtiss Wright Portfolio                      $      2,031   $     14,304    $     14,302             N/A
85               1    College Station                                        N/A            N/A    $      7,829             N/A
87               1    Village of Overland Pointe                             N/A            N/A    $      1,512             N/A
88               2    Sherwood MHP                                           N/A            N/A    $      5,278             N/A
89               2    Teakwood Village Apartments                   $    100,970            N/A    $     40,200             N/A
90               1    The Regent Apartments                                  N/A   $     25,200    $     25,200             N/A
91               1    3L Self Storage                                        N/A            N/A    $     15,878             N/A
92               1    Fairfield Inn Scottsdale                               N/A              3%              4%            N/A
93               2    Courtyard Garden Apartments                            N/A   $     36,800    $     46,000             N/A
94               1    Pine Tree Village                             $      3,750            N/A    $      4,140             N/A
95               1    Residence Inn Shreveport Airport                       N/A              3%              4%            N/A
96               2    Deerfield Crossing Apartments                          N/A   $     24,000    $     24,000             N/A
97               2    Mill Pond Apartments                                   N/A   $     36,000    $     30,000             N/A
98               1    2775 Shermer                                           N/A   $      6,600    $     14,102             N/A
99               1    Americana Estates MHP                                  N/A            N/A    $     27,950             N/A
100              2    River Rock Apartments                                  N/A   $     21,000    $     21,000             N/A
101              1    East Pointe Village                                    N/A            N/A    $      7,162             N/A
102              1    3400 Bissonnet Building                                N/A            N/A    $     10,396    $     50,000
103              2    Wood Forest                                   $    187,868   $     38,000    $     45,600             N/A
104              1    Islander MHP                                           N/A   $      2,500    $      2,500             N/A
105              1    Springhill Suites Inn Lawton                           N/A              3%              4%            N/A
106              1    Preston Alpha Shopping Center                 $      3,094   $      5,048    $      5,048             N/A
107              1    Lakefront II                                  $    170,904   $     18,000    $      7,866    $    200,000
108              1    4035 Premier Drive                                     N/A   $      5,292    $      5,290             N/A
109              1    Bell & Grand Mini Storage                     $     19,200            N/A    $     16,327             N/A
110              2    Mallard Landing Apartments                             N/A   $     24,000    $     24,000             N/A
111              2    Western View on the Hill Apartments           $     27,500   $     29,500    $     29,500             N/A
112              1    Cypress Run Plaza                                      N/A            N/A    $      3,750             N/A
113              2    Springfield Portfolio                         $     14,050   $     32,706    $     32,703             N/A
114              1    Irongate Village Shopping Center              $    167,973            N/A    $      8,675    $     75,000
115              1    Woodland Plaza                                $     75,375            N/A    $      5,930    $     65,000
116              1    Cranberry Commons                                      N/A   $      2,541    $      2,513             N/A
117              1    Consolidated Metco Building                            N/A            N/A    $     28,500    $      1,500
118              1    Fiesta Center II                                       N/A            N/A    $      2,492    $     30,000
119              1    622-624 Davis Street                                   N/A            N/A    $      2,092             N/A
120              1    Elm Street Bldg                               $     32,500            N/A    $     10,725    $    165,000
121              2    Regal Pointe Apartments                       $     58,688   $     35,000    $     35,000             N/A
122              1    Village Court                                 $      9,175            N/A    $      7,061    $     20,000

                                                                     CONTRACTUAL                    TAX &
               LOAN                                                   RECURRING         U/W       INSURANCE
 #    CROSSED  GROUP  LOAN NAME                                        LC & TI        LC & TI      ESCROWS
---   -------  -----  ---------                                     ------------   ------------   ---------
62               1    Southgate Estates MHP                                  N/A            N/A     Both
63               1    Bridgeport Landing                            $     25,000   $     35,495     Both
64               2    Pershing Pointe                                        N/A            N/A     Both
65               2    Providence Apartments                                  N/A            N/A     Both
66               1    Riya Hospitality Portfolio I                           N/A            N/A     Both
67               1    Diagonal Marketplace                          $     20,004   $     34,658     Both
68               2    Highwood Village Apartments                            N/A            N/A     Both
69               1    Foley Towne Square                            $     29,544   $     42,241     Both
70               2    Brookview Holdings Portfolio                           N/A            N/A     Both
71               1    Courtyard by Marriott Monroe                           N/A            N/A     Both
72               2    Upperclassman & Thorntree Apartments                   N/A            N/A     Both
73               1    Phenix Crossing Shopping Center                        N/A   $     15,622     None
82               1    Stowaway Self Storage                                  N/A            N/A     Both
86               1    Washington Road Self Storage                           N/A            N/A     Both
74               1    Centennial-Hanford Center Phase II            $     19,200   $     41,810     Both
75               1    Lighthouse Square                             $      8,820   $     13,441     Both
76               1    Courtyard by Marriott Shreveport                       N/A            N/A     Both
77               1    Courtyard by Marriott Texarkana                        N/A            N/A     Both
78               1    Jewelers Exchange                             $     66,942   $     66,785     Both
79               2    Palm Court Apartments                                  N/A            N/A     Both
80               1    1960 Gallows Road                             $     45,000   $     43,809     Both
81               2    Reseda MHP                                             N/A            N/A     Both
83               1    Hemby Woods Shopping Center                            N/A   $     10,881     Both
84               1    Curtiss Wright Portfolio                      $     50,000   $     57,823     Both
85               1    College Station                                        N/A   $     12,906     Both
87               1    Village of Overland Pointe                    $      3,600   $     11,709     Both
88               2    Sherwood MHP                                           N/A            N/A     Both
89               2    Teakwood Village Apartments                            N/A            N/A     Both
90               1    The Regent Apartments                                  N/A            N/A     Both
91               1    3L Self Storage                                        N/A            N/A     None
92               1    Fairfield Inn Scottsdale                               N/A            N/A     Both
93               2    Courtyard Garden Apartments                            N/A            N/A     Both
94               1    Pine Tree Village                                      N/A   $     23,054     Both
95               1    Residence Inn Shreveport Airport                       N/A            N/A     Both
96               2    Deerfield Crossing Apartments                          N/A            N/A     Both
97               2    Mill Pond Apartments                                   N/A            N/A     Both
98               1    2775 Shermer                                  $     26,400   $     16,119     Both
99               1    Americana Estates MHP                                  N/A            N/A     None
100              2    River Rock Apartments                                  N/A            N/A     Both
101              1    East Pointe Village                                    N/A   $     34,367     Both
102              1    3400 Bissonnet Building                       $     18,000   $     47,236     Both
103              2    Wood Forest                                            N/A            N/A     Both
104              1    Islander MHP                                           N/A            N/A     Both
105              1    Springhill Suites Inn Lawton                           N/A            N/A     Both
106              1    Preston Alpha Shopping Center                 $     25,000   $     25,021   Insurance
107              1    Lakefront II                                           N/A   $     78,127     Both
108              1    4035 Premier Drive                            $     36,000   $     36,112     Both
109              1    Bell & Grand Mini Storage                              N/A            N/A      Tax
110              2    Mallard Landing Apartments                             N/A            N/A     Both
111              2    Western View on the Hill Apartments                    N/A            N/A     Both
112              1    Cypress Run Plaza                             $     10,000   $     16,647     Both
113              2    Springfield Portfolio                                  N/A            N/A     Both
114              1    Irongate Village Shopping Center              $      8,955   $     24,289     Both
115              1    Woodland Plaza                                $     39,600   $     35,972     Both
116              1    Cranberry Commons                             $     16,941   $     16,885     Both
117              1    Consolidated Metco Building                   $     18,000   $     28,879     None
118              1    Fiesta Center II                                       N/A   $     18,550     None
119              1    622-624 Davis Street                          $     15,600   $     17,167     Both
120              1    Elm Street Bldg                                        N/A   $     36,465     Both
121              2    Regal Pointe Apartments                                N/A            N/A     Both
122              1    Village Court                                 $     36,000   $     51,504     Both

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                   CONTRACTUAL          U/W
                                                                    ENGINEERING     RECURRING        RECURRING        LC & TI
               LOAN                                                  RESERVE AT    REPLACEMENT      REPLACEMENT     RESERVE AT
 #    CROSSED  GROUP  LOAN NAME                                     ORIGINATION    RESERVE/FF&E    RESERVE/FF&E     ORIGINATION
---   -------  -----  ---------                                     ------------   ------------    ------------    ------------
123              2    Sunrise Apartments                            $     19,591   $     18,750    $     18,750             N/A
124              1    North Plaza Shopping Center                            N/A   $      6,000    $      6,000             N/A
125              2    Greenbush Apartments                                   N/A   $     22,500    $     22,500             N/A
126              1    South 40 RV Ranch                             $    100,312            N/A    $     11,450             N/A
127              1    3333 Beltway Place                                     N/A   $      3,545    $      3,545             N/A
128              1    Roundy's Ground Lease                                  N/A            N/A    $      9,150             N/A
129              1    West Burlington Shopping Center                        N/A   $      3,915    $      3,915    $      1,523
130              1    770 Middle Neck Road                          $     29,613            N/A    $      5,883    $     40,000
131              1    Food Lion Center                                       N/A            N/A    $      7,498             N/A
132              1    172 Dyckman Street                                     N/A            N/A    $      1,700             N/A
133              1    Lambertson Lakes I                                     N/A            N/A    $      2,020             N/A
134              2    Douglas Pointe II Apts                                 N/A   $     28,000    $     28,000             N/A
135              1    Three Fountains Plaza                         $     34,918   $      6,228    $      6,218             N/A
136              1    4830 Hollywood Boulevard                      $      3,438            N/A    $      2,559    $     17,058
137              2    Windsor Lodge Apartments                               N/A   $     20,000    $     20,000             N/A
138              1    Sunrise Terrace MHP                           $     33,106   $      3,233    $      3,233             N/A
139              1    Houston Center Office Building                $      5,302            N/A    $      7,563    $    125,000
140              2    Hyde Park Apartments                          $      4,313   $      9,250    $      9,250             N/A
141              2    Islander Apartments                           $     53,063   $     12,000    $     15,844    $     30,000
142              1    Buckingham Village MHC                        $     82,413            N/A    $      6,500             N/A
143              1    Office Depot Murfreesboro                              N/A            N/A    $      2,852             N/A
144              1    Villa Bonita Apartments                                N/A            N/A    $      9,750             N/A
145              1    727 Fairview Drive                            $      1,250            N/A    $      4,733             N/A
146              2    New Britain                                   $     45,063   $     11,280    $     11,280             N/A
147              1    Webbs Plaza                                   $    112,500            N/A    $      3,672    $     25,000
148              1    CVS Crabapple                                          N/A            N/A    $      1,519             N/A
149              1    Columbia Village Shopping Center                       N/A   $      2,040    $      2,040    $        478
150              2    Fishermans Cove MHC                                    N/A            N/A    $      4,950             N/A
151              1    Montgomery Office Building                             N/A   $      2,295    $      2,295    $     50,000
152              1    Office Depot Milford                                   N/A            N/A    $      2,700             N/A
153              2    1995-2001 Coney Island Avenue                 $     22,656   $      2,000    $      4,410    $     30,000
154              2    Chestnut Hill Apartments                      $     43,500   $     17,340    $     17,340             N/A
155              1    Virginia Place                                         N/A            N/A    $        990    $     24,000
156              1    Old School Square Office                               N/A            N/A    $      1,784    $     25,000
157              1    Sugarbush Plaza Shopping Center                        N/A            N/A    $      2,452    $     35,000
158              1    Green Sky Retail Center                                N/A            N/A    $      1,457             N/A
159              1    Broadway Commons Plaza                                 N/A            N/A    $      1,209             N/A
160              2    Lake Park Colonial Apartments                 $     42,688   $     13,500    $     13,500             N/A
161              1    Shady Oaks MHP                                $      3,563            N/A    $      2,550             N/A
162              2    Fox Creek MHC                                 $     11,438   $      2,526    $      2,499             N/A
163              1    Anders Lane                                            N/A   $      3,825    $      3,825             N/A
164              1    581 Central Park Avenue                                N/A            N/A    $      1,281             N/A
165              2    Little Turtle Apartments                      $     44,534   $      9,500    $      9,500             N/A
166              2    Frederick Arms Apartments                     $     11,563   $      8,581    $      8,580             N/A
167              1    Gold Hill MHP                                 $      1,500            N/A    $      1,550             N/A
168              2    Museum Place                                  $     29,843   $      6,000    $      6,000             N/A
169              2    Park Square Apartments                        $     14,063   $      9,500    $      9,500             N/A

                                                                     CONTRACTUAL                    TAX &
               LOAN                                                   RECURRING         U/W       INSURANCE
 #    CROSSED  GROUP  LOAN NAME                                        LC & TI        LC & TI      ESCROWS
---   -------  -----  ---------                                     ------------   ------------   ---------
123              2    Sunrise Apartments                                     N/A            N/A     Both
124              1    North Plaza Shopping Center                   $      6,600   $     13,176     Both
125              2    Greenbush Apartments                                   N/A            N/A     Both
126              1    South 40 RV Ranch                                      N/A            N/A     Both
127              1    3333 Beltway Place                            $     19,381   $     19,739     Both
128              1    Roundy's Ground Lease                                  N/A   $      4,260     None
129              1    West Burlington Shopping Center               $     18,270   $     21,701      Tax
130              1    770 Middle Neck Road                                   N/A   $     30,753     Both
131              1    Food Lion Center                              $      6,000   $      7,196     Both
132              1    172 Dyckman Street                                     N/A   $     18,322     None
133              1    Lambertson Lakes I                            $     13,500   $     13,507     Both
134              2    Douglas Pointe II Apts                                 N/A            N/A     None
135              1    Three Fountains Plaza                         $      5,100   $      7,429     Both
136              1    4830 Hollywood Boulevard                      $     17,058   $     22,190     Both
137              2    Windsor Lodge Apartments                               N/A            N/A     Both
138              1    Sunrise Terrace MHP                                    N/A            N/A     Both
139              1    Houston Center Office Building                $     25,000   $     38,974     Both
140              2    Hyde Park Apartments                                   N/A            N/A     Both
141              2    Islander Apartments                           $     15,000   $     15,011     Both
142              1    Buckingham Village MHC                                 N/A            N/A     Both
143              1    Office Depot Murfreesboro                              N/A            N/A     None
144              1    Villa Bonita Apartments                                N/A            N/A     None
145              1    727 Fairview Drive                            $     12,000   $     10,289     Both
146              2    New Britain                                            N/A            N/A     Both
147              1    Webbs Plaza                                   $     13,333   $     13,172     Both
148              1    CVS Crabapple                                          N/A   $     10,124     Both
149              1    Columbia Village Shopping Center              $      5,732   $     14,275     Both
150              2    Fishermans Cove MHC                                    N/A            N/A     Both
151              1    Montgomery Office Building                    $     10,000   $     11,931     Both
152              1    Office Depot Milford                                   N/A            N/A     None
153              2    1995-2001 Coney Island Avenue                          N/A   $      6,382     Both
154              2    Chestnut Hill Apartments                               N/A            N/A     Both
155              1    Virginia Place                                         N/A   $      8,396     Both
156              1    Old School Square Office                      $     11,100   $      8,918     Both
157              1    Sugarbush Plaza Shopping Center                        N/A   $     15,165     Both
158              1    Green Sky Retail Center                       $     27,000   $      9,716     Both
159              1    Broadway Commons Plaza                        $      8,100   $      8,062     Both
160              2    Lake Park Colonial Apartments                          N/A            N/A     Both
161              1    Shady Oaks MHP                                         N/A            N/A     Both
162              2    Fox Creek MHC                                          N/A            N/A     Both
163              1    Anders Lane                                   $      7,724   $      8,290     Both
164              1    581 Central Park Avenue                       $      3,500   $      9,525     None
165              2    Little Turtle Apartments                               N/A            N/A     Both
166              2    Frederick Arms Apartments                              N/A            N/A     Both
167              1    Gold Hill MHP                                          N/A            N/A     Both
168              2    Museum Place                                           N/A            N/A     Both
169              2    Park Square Apartments                                 N/A            N/A     Both

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY SP - 414 NORTH ORLEANS, SP - 350 NORTH LASALLE, SP - 820 NORTH ORLEANS, SP - 311 WEST SUPERIOR, SP - 400 WEST ERIE AND SP - 750 NORTH ORLEANS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY YORKTOWN APARTMENTS AND BLUFFS OF BERKSHIRE APARTMENTS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY BEXLEY AT LAKE NORMAN AND ADDISON KINGS CROSSING V ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY NEWPORT APARTMENTS, SUNCHASE APARTMENTS AND BENCHMARK APARTMENTS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(E) THE UNDERLYING MORTGAGE LOANS SECURED BY COTTONWOOD PLAZA AND TRI-VALLEY PLAZA ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                             CUT-OFF
                                                          DATE PRINCIPAL
 #   CROSSED  PROPERTY NAME                                 BALANCE (1)   PROPERTY TYPE   SQ. FT.
---  -------  -------------                               --------------  -------------  ---------
 1            Tri-County Mall                             $  149,000,000  Retail         1,108,087(2)
 2            390 Park Avenue                                110,000,000  Office           234,240
 3            Washington Mutual Irvine Campus                106,000,000  Office           414,597
 4      A     SP - 414 North Orleans                          23,130,000  Office           176,042(3)
 5      A     SP - 820 North Orleans                          18,200,000  Office           152,569(3)
 6      A     SP - 350 North LaSalle                          17,250,000  Office           121,153(3)
 7      A     SP - 311 West Superior                           9,915,000  Office            84,429(3)
 8      A     SP - 400 West Erie                               9,535,000  Office            69,690(3)
 9      A     SP - 750 North Orleans                           7,670,000  Office            72,146(3)
10            65 Broadway                                     75,000,000  Office           342,278
16            Manhattan Town Center                           32,932,513  Retail           320,832(4)
22            Elk Grove Marketplace                           26,870,501  Retail           188,762
23            Plaza 600                                       21,975,647  Office           213,596
24            Rhodes Ranch Town Center                        21,500,000  Retail            70,634
25            Southlake Pavilion I & II                       19,950,000  Retail           218,130
29            152 Madison Avenue                              16,100,000  Office            94,985
31            Five Star Plaza                                 15,000,000  Retail           133,451
35            Office Depot Shopping Center                    13,538,802  Retail           107,252
37            Plaza Mayor                                     12,000,000  Retail            79,000
38            Rockford Crossings                              11,440,000  Retail            89,047
39            6400 Goldsboro Road                             11,100,000  Office            75,133
40            148 Madison Avenue                              11,000,000  Office            75,200
41            EaglePicher Corporate Headquarters Building     11,000,000  Industrial       103,667
42            Alexandria Power Center                         10,400,000  Retail           313,627
43            Frontier Plaza                                  10,000,000  Mixed Use        109,075
44            Union Woods                                     10,000,000  Office            89,728
45            Foods Co.                                        9,964,987  Retail            60,800
47      E     Tri-Valley Plaza                                 4,977,584  Retail           104,584
48      E     Cottonwood Plaza                                 4,479,826  Retail            75,086
49            First Place Office Building                      9,358,250  Office           187,060
50            Poway Plaza                                      9,000,000  Retail            93,972
53            Sony Computer Entertainment Building             8,500,000  Office            43,519
57a           Americo - Science Place                          4,975,000  Office           100,000
57b           Americo - State Farm Office                      2,987,000  Office            31,792
58            Plymouth Industrial Center                       7,780,077  Industrial       484,600
59            Zanesville Country Fair Shopping Center          7,591,990  Retail           164,583(5)
60            Meridian at Orange Retail                        7,500,000  Retail            18,861
63            Bridgeport Landing                               6,600,000  Mixed Use         36,944
67            Diagonal Marketplace                             6,100,000  Retail            36,111
69            Foley Towne Square                               5,969,900  Retail            42,449
73            Phenix Crossing Shopping Center                  5,535,000  Retail            56,563
74            Centennial-Hanford Center Phase II               5,468,951  Retail            44,528
75            Lighthouse Square                                5,450,000  Retail            36,000
78            Jewelers Exchange                                5,181,762  Retail            66,942
80            1960 Gallows Road                                4,973,267  Office            33,333
83            Hemby Woods Shopping Center                      4,936,011  Retail            54,654
84a           Curtiss Wright Building IV                       2,167,306  Office            30,349
84b           Curtiss Wright Building III                      1,419,959  Office            24,605
84c           Curtiss Wright Building II                       1,195,755  Office            16,564
85            College Station                                  4,757,391  Retail            52,192
87            Village of Overland Pointe                       4,625,000  Retail            20,055(6)
94            Pine Tree Village                                4,201,257  Retail            27,600
98            2775 Shermer                                     3,994,093  Industrial        94,016
101           East Pointe Village                              3,958,715  Retail            47,744
102           3400 Bissonnet Building                          3,933,451  Office            49,505
106           Preston Alpha Shopping Center                    3,766,626  Retail            33,655
107           Lakefront II                                     3,692,834  Industrial        52,441
108           4035 Premier Drive                               3,589,348  Office            35,268
112           Cypress Run Plaza                                3,489,345  Retail            25,000
114           Irongate Village Shopping Center                 3,336,186  Retail            57,830
115           Woodland Plaza                                   3,327,839  Retail            39,530
116           Cranberry Commons                                3,183,491  Retail            16,750
117           Consolidated Metco Building                      3,145,681  Industrial       228,000
118           Fiesta Center II                                 3,096,607  Retail            16,616
119           622-624 Davis Street                             3,037,903  Mixed Use         20,915
120           Elm Street Bldg                                  2,994,378  Office            42,636
122           Village Court                                    2,855,016  Office            28,245
124           North Plaza Shopping Center                      2,500,000  Retail            42,200
127           3333 Beltway Place                               2,379,939  Office            23,631
128           Roundy's Ground Lease                            2,371,439  Retail            61,000(7)
129           West Burlington Shopping Center                  2,316,565  Retail            26,100
130           770 Middle Neck Road                             2,295,506  Retail            29,415
131           Food Lion Center                                 2,239,465  Retail            49,985
132           172 Dyckman Street                               2,232,892  Retail            10,000
133           Lambertson Lakes I                               2,192,205  Retail            13,465
135           Three Fountains Plaza                            2,061,217  Retail            41,450
136           4830 Hollywood Boulevard                         1,994,152  Retail            18,083
139           Houston Center Office Building                   1,913,525  Office            50,417
141           Islander Apartments                              1,882,607  Mixed Use         57,689
143           Office Depot Murfreesboro                        1,825,000  Retail            19,010
145           727 Fairview Drive                               1,744,536  Office            20,577
147           Webbs Plaza                                      1,593,142  Retail            18,358
148           CVS Crabapple                                    1,592,814  Retail            10,125
149           Columbia Village Shopping Center                 1,591,412  Retail            14,368
151           Montgomery Office Building                       1,526,141  Office            15,300
152           Office Depot Milford                             1,500,000  Retail            18,000
153           1995-2001 Coney Island Avenue                    1,487,823  Mixed Use          8,000
155           Virginia Place                                   1,323,678  Retail             9,900
156           Old School Square Office                         1,197,650  Office             8,918

                                                                             MAJOR                      MAJOR            MAJOR
                                                                          TENANT # 1                 TENANT # 1    TENANT # 1 LEASE
 #   CROSSED  PROPERTY NAME                                                  NAME                     SQ. FT.       EXPIRATION DATE
---  -------  -------------                                               ----------                 ----------    ----------------
 1            Tri-County Mall                                        Sears (Ground Lease)               285,480      7/31/2019
 2            390 Park Avenue                                               Alcoa                        92,405      6/30/2015
 3            Washington Mutual Irvine Campus                         Washington Mutual                 414,597      11/21/2007
 4      A     SP - 414 North Orleans                           Mintel International Group, Ltd.          22,805      12/31/2012
 5      A     SP - 820 North Orleans                                 Bally Total Fitness                 30,268      9/30/2009
 6      A     SP - 350 North LaSalle                           Illinois Institute of Technology          44,175      8/31/2007
 7      A     SP - 311 West Superior                                   Archideas, Inc.                   10,978      5/31/2011
 8      A     SP - 400 West Erie                                  Fayette Productions, Inc.              27,182      6/30/2014
 9      A     SP - 750 North Orleans                            David Green Organization, Inc.           12,000      11/14/2013
10            65 Broadway                                            American Arbitration                46,865      12/31/2005
16            Manhattan Town Center                                         Sears                        72,292      6/10/2010
22            Elk Grove Marketplace                                       Toys R' Us                     49,262      1/31/2020
23            Plaza 600                                               Canadian Consulate                 19,098      9/30/2006
24            Rhodes Ranch Town Center                                 Hollywood Video                    6,300      4/14/2014
25            Southlake Pavilion I & II                                   Media Play                     48,884      1/31/2014
29            152 Madison Avenue                                     Madison Trading, LLC                10,000      3/31/2007
31            Five Star Plaza                                     American Furniture Gallery             54,000      12/31/2014
35            Office Depot Shopping Center                               Office Depot                    27,475      2/28/2014
37            Plaza Mayor                                               Ralphs Grocery                   42,000      4/30/2020
38            Rockford Crossings                                           Best Buy                      45,760      1/31/2016
39            6400 Goldsboro Road                               Mantech Advanced Systems Int'l           33,444      8/31/2011
40            148 Madison Avenue                                Grandstand Sports Memorabilia             5,000      6/30/2011
41            EaglePicher Corporate Headquarters Building      Eagle Picher Technologies, Inc.          103,667      12/31/2016
42            Alexandria Power Center                                 Ashley Home Store                  52,080      12/31/2011
43            Frontier Plaza                                          DETR State Offices                 30,528      7/31/2008
44            Union Woods                                        Federal Express Corporation             15,725      1/31/2006
45            Foods Co.                                                   Foods Co.                      60,800      8/31/2012
47      E     Tri-Valley Plaza                                            JC Penney                      33,630      2/28/2009
48      E     Cottonwood Plaza                                            JC Penney                      22,331      3/31/2010
49            First Place Office Building                                Regions Bank                    53,650      12/31/2014
50            Poway Plaza                                                    Vons                        39,982      4/30/2008
53            Sony Computer Entertainment Building        Sony Computer Entertainment America, Inc.      43,519      3/31/2015
57a           Americo - Science Place                            Graphics Microsystems, Inc.             50,183       2/1/2017
57b           Americo - State Farm Office                        State Farm Mutual Automobile            31,792      12/5/2009
58            Plymouth Industrial Center                                  Atlas Tube                    179,530       3/3/2007
59            Zanesville Country Fair Shopping Center               Kroger (Ground Lease)                64,193      10/31/2023
60            Meridian at Orange Retail                               The Vitamin Shoppe                  2,500      3/22/2013
63            Bridgeport Landing                                        Bartell Drugs                    16,255      7/31/2022
67            Diagonal Marketplace                                       Liquor Land                      8,834      6/30/2007
69            Foley Towne Square                                      Buffalo Wild Wings                  6,519       4/1/2011
73            Phenix Crossing Shopping Center                         Publix Supermarket                 38,997       6/1/2024
74            Centennial-Hanford Center Phase II                          Michael's                      21,301      3/31/2015
75            Lighthouse Square                                           Walgreens                      14,490      12/31/2079
78            Jewelers Exchange                                        Golden West Jlr.                   4,352      1/31/2007
80            1960 Gallows Road                                      Allen & Rocks, Inc.                 12,606      12/10/2016
83            Hemby Woods Shopping Center                                 Food Lion                      38,274      12/14/2024
84a           Curtiss Wright Building IV                               Integrated Mills                   8,427      2/28/2007
84b           Curtiss Wright Building III                            International Excess                12,687      3/31/2010
84c           Curtiss Wright Building II                               Richmond Academy                  10,988      7/31/2011
85            College Station                                             Food Lion                      33,761      12/2/2023
87            Village of Overland Pointe                                  H&R Block                      10,080      10/31/2010
94            Pine Tree Village                                         Pike Nurseries                   10,800      9/30/2014
98            2775 Shermer                                      Conservation Technology, Ltd.            94,016      2/14/2015
101           East Pointe Village                                         Food Lion                      33,764      8/31/2024
102           3400 Bissonnet Building                                      The Rose                       4,548      10/31/2008
106           Preston Alpha Shopping Center                       PetsMart (Coker sublease)              25,015      10/31/2013
107           Lakefront II                                      Stout, Causey Consulting Chrt.           10,401      12/31/2005
108           4035 Premier Drive                                       BDO Siedman, LLP                  13,873      12/31/2009
112           Cypress Run Plaza                                         Movie Gallery                     4,000      10/31/2008
114           Irongate Village Shopping Center                         Food Lion, Inc.                   31,780      5/31/2010
115           Woodland Plaza                                             Mattress USA                    12,000      9/30/2007
116           Cranberry Commons                                        Famous Footwear                   10,100      9/30/2012
117           Consolidated Metco Building                             Consolidated Metco                228,000       7/8/2024
118           Fiesta Center II                                      Camilles Sidewalk Cafe                2,375      10/31/2014
119           622-624 Davis Street                                Davis Street Land Company               6,333      12/31/2007
120           Elm Street Bldg                                   New Hampshire Legal Assistance            6,600      9/30/2009
122           Village Court                                     Matzel & Mumford Organization            17,121      7/31/2008
124           North Plaza Shopping Center                                 Food Lion                      29,000      12/31/2015
127           3333 Beltway Place                                      Eco Centre II, LP                   9,555      6/30/2016
128           Roundy's Ground Lease                                Roundy's (Ground Lease)               61,000      11/30/2024
129           West Burlington Shopping Center                            Dollar Tree                     11,000      8/31/2009
130           770 Middle Neck Road                                Global International Food               5,211      6/30/2018
131           Food Lion Center                                            Food Lion                      37,985      8/26/2021
132           172 Dyckman Street                                         Duane Reade                      2,500      5/31/2014
133           Lambertson Lakes I                                           Egg & I                        3,600      11/30/2014
135           Three Fountains Plaza                                       Food Lion                      29,000      10/2/2016
136           4830 Hollywood Boulevard                               All Care Behavioral                  3,480      11/1/2006
139           Houston Center Office Building                       Community Action Project              17,388      7/15/2005
141           Islander Apartments                                      Alpine Catering                    3,100      5/31/2005
143           Office Depot Murfreesboro                                  Office Depot                    19,010       2/1/2020
145           727 Fairview Drive                                  Child and Family Services               8,072      6/30/2006
147           Webbs Plaza                                             Washington Mutual                   2,874      5/31/2009
148           CVS Crabapple                                                  CVS                         10,125      1/31/2013
149           Columbia Village Shopping Center                        M.G. Midwest Inc.                   3,936      4/30/2009
151           Montgomery Office Building                              Bear Creek Capital                 10,200      1/31/2018
152           Office Depot Milford                                       Office Depot                    18,000      1/15/2020
153           1995-2001 Coney Island Avenue                              Neptune Tile                     4,000       8/1/2007
155           Virginia Place                                     Willy's Mexicana Grill, Inc.             2,460      6/30/2014
156           Old School Square Office                           Healthcare Appraisers, Inc.              4,725      8/31/2007

                                                                        MAJOR                         MAJOR             MAJOR
                                                                     TENANT # 2                     TENANT # 2     TENANT # 2 LEASE
 #  CROSSED PROPERTY NAME                                               NAME                         SQ. FT.       EXPIRATION DATE
--- ------- -------------                                            ----------                     ----------    ----------------
 1          Tri-County Mall                                            Dillards                        235,850         1/31/2018
 2          390 Park Avenue                                  Thomas Weisel Partners GR LL               74,170         1/31/2010
 3          Washington Mutual Irvine Campus                              N/A                               N/A            N/A
 4     A    SP - 414 North Orleans                                   RBC Mortgage                       11,825         2/28/2010
 5     A    SP - 820 North Orleans                                Landmark Education                    23,897         1/31/2012
 6     A    SP - 350 North LaSalle                                 Roundarch, Inc.                      11,251         9/30/2010
 7     A    SP - 311 West Superior                          Exclusives for the Bride, Inc.               6,664         7/31/2009
 8     A    SP - 400 West Erie                                    Kurtis Productions                    12,146        12/31/2009
 9     A    SP - 750 North Orleans                              Schuler & Shook, Inc.                   11,811        10/31/2011
10          65 Broadway                                       Nasdaq Stock Market, Inc.                 31,160         4/30/2011
16          Manhattan Town Center                                     JC Penney                         49,691        10/31/2007
22          Elk Grove Marketplace                                   Sports Chalet                       42,000        12/31/2014
23          Plaza 600                                                   Hargis                          17,932        12/31/2011
24          Rhodes Ranch Town Center                                Beauty Center                        5,961         7/1/2014
25          Southlake Pavilion I & II                              Rhodes Furniture                     40,500         5/31/2014
29          152 Madison Avenue                                        Bay Linens                         7,800         4/30/2007
31          Five Star Plaza                                        The Room Source                      40,355         1/31/2015
35          Office Depot Shopping Center                          Carolina Furniture                    13,458        11/30/2014
37          Plaza Mayor                                                Big Lots                         20,900         7/31/2011
38          Rockford Crossings                                     Linens N Things                      34,000         1/31/2016
39          6400 Goldsboro Road                                Youth for Understanding                   9,836         8/31/2007
40          148 Madison Avenue                                Rosewood Hotels & Resorts                  5,000        12/31/2009
41          EaglePicher Corporate Headquarters Building                  N/A                               N/A            N/A
42          Alexandria Power Center                             Christus Health Center                  51,350         3/31/2014
43          Frontier Plaza                                            Cue-Phoria                         9,406         6/30/2007
44          Union Woods                                      Sprint/United Managment Co.                14,734         1/31/2007
45          Foods Co.                                                    N/A                               N/A            N/A
47     E    Tri-Valley Plaza                                      Peter Piper Pizza                      6,750         6/24/2006
48     E    Cottonwood Plaza                                        Maurices Inc.                        5,222         5/31/2005
49          First Place Office Building                           Ramey & Flock, PC                     25,886        12/31/2009
50          Poway Plaza                                      Petco Animal Supplies, Inc.                17,400         5/11/2008
53          Sony Computer Entertainment Building                         N/A                               N/A            N/A
57a         Americo - Science Place                                Pilgrim's Pride                      24,377         7/1/2012
57b         Americo - State Farm Office                                  N/A                               N/A            N/A
58          Plymouth Industrial Center                             Master Automatic                     35,000         3/31/2005
59          Zanesville Country Fair Shopping Center                    Odd Lots                         26,163         4/30/2006
60          Meridian at Orange Retail                             Airtouch Cellular                      2,362        12/31/2007
63          Bridgeport Landing                                  Windemere Real Estate                   10,586         8/31/2012
67          Diagonal Marketplace                                       Kinko's                           8,000        12/31/2007
69          Foley Towne Square                                    Pet Supplies Plus                      6,000         12/1/2005
73          Phenix Crossing Shopping Center                         Movie Gallery                        4,200         8/1/2009
74          Centennial-Hanford Center Phase II                       Fashion Bug                         7,500         3/14/2010
75          Lighthouse Square                                       Replay Sports                        4,936         1/1/2006
78          Jewelers Exchange                                          Backster                          3,585        12/31/2008
80          1960 Gallows Road                               Cheasapeake Bay Seafood House                7,730        10/31/2006
83          Hemby Woods Shopping Center                             Family Dollar                        9,180         6/30/2014
84a         Curtiss Wright Building IV                                 Fitworks                          6,585         2/28/2009
84b         Curtiss Wright Building III                              Commonwealth                        6,335         4/30/2009
84c         Curtiss Wright Building II                              Service Master                       2,706        12/31/2009
85          College Station                                          Blockbuster                         6,000         4/29/2011
87          Village of Overland Pointe                        Mimi's Cafe (Ground Lease)                 6,800        12/31/2017
94          Pine Tree Village                                   Ladies Workout Express                   4,200         3/31/2006
98          2775 Shermer                                                 N/A                               N/A            N/A
101         East Pointe Village                                  Family Dollar Stores                    9,180         6/30/2014
102         3400 Bissonnet Building                          Process Consulting Services                 4,301        12/14/2005
106         Preston Alpha Shopping Center                         Eckerd (CVS) Drug                      8,640         8/7/2008
107         Lakefront II                                     AWI Systems Management, Inc.                9,400         9/30/2006
108         4035 Premier Drive                               Triad Commercial Properties                 7,123        10/31/2010
112         Cypress Run Plaza                                      Jerry's Burgers                       3,570         1/31/2007
114         Irongate Village Shopping Center                      Eckerd Corporation                     8,450         6/30/2005
115         Woodland Plaza                                       R&C Stationary, Inc.                    4,800         2/28/2010
116         Cranberry Commons                                   AT&T Wireless Service                    2,401        11/30/2008
117         Consolidated Metco Building                                  N/A                               N/A            N/A
118         Fiesta Center II                                      Tai's Asian Bistro                     2,100         8/31/2014
119         622-624 Davis Street                                         Koi                             4,283        12/31/2013
120         Elm Street Bldg                                    Crotched Mt. Comm. Care                   3,200         2/28/2006
122         Village Court                                       Retail Decisions, Inc.                   6,436         9/30/2005
124         North Plaza Shopping Center                             Family Dollar                        8,000        12/31/2009
127         3333 Beltway Place                              Integrated Diagnostic Centers
                                                                 of West Houston, LLC                    7,328         9/12/2012
128         Roundy's Ground Lease                                        N/A                               N/A            N/A
129         West Burlington Shopping Center                              Cato                            3,900         9/30/2009
130         770 Middle Neck Road                                  Something Physical                     5,198         3/31/2006
131         Food Lion Center                                    Rivertown Dental Care                    1,500         3/31/2009
132         172 Dyckman Street                                 Payless Shoesource Inc.                   2,500        10/31/2007
133         Lambertson Lakes I                                Old Country Liquors, Inc.                  3,315         6/30/2009
135         Three Fountains Plaza                                Family Dollar Stores                    8,450        12/31/2009
136         4830 Hollywood Boulevard                                 Laundry Mat                         3,000         8/1/2005
139         Houston Center Office Building                            Interurban                         7,278        11/30/2005
141         Islander Apartments                                   Creative Supports                      1,780         5/31/2008
143         Office Depot Murfreesboro                                    N/A                               N/A            N/A
145         727 Fairview Drive                                 Department of Personnel                   7,658        10/31/2008
147         Webbs Plaza                                            Hong Kong Buffet                      2,789         6/30/2007
148         CVS Crabapple                                                N/A                               N/A            N/A
149         Columbia Village Shopping Center                            Subway                           1,619         5/31/2005
151         Montgomery Office Building                         Delta Project Montgomery                  4,249         6/30/2009
152         Office Depot Milford                                         N/A                               N/A            N/A
153         1995-2001 Coney Island Avenue                    A 3-D Signs & Awnings, Inc.                 4,000         2/1/2005
155         Virginia Place                                 Hallo Enterprises (Rising Roll)               2,460         6/30/2011
156         Old School Square Office                           Jane-Robin Wender, P.A.                   2,705         9/21/2005

                                                                            MAJOR                       MAJOR           MAJOR
                                                                         TENANT # 3                  TENANT # 3    TENANT # 3 LEASE
 #   CROSSED  PROPERTY NAME                                                 NAME                       SQ. FT.     EXPIRATION DATE
---  -------  -------------                                              ----------                  ----------    ----------------
 1            Tri-County Mall                                         Limited/Limited Too                13,290        1/31/2011
 2            390 Park Avenue                                     Unilever United States Inc.            38,920        12/31/2013
 3            Washington Mutual Irvine Campus                                 N/A                           N/A           N/A
 4      A     SP - 414 North Orleans                                      Cafe Rumba                      9,262        5/31/2012
 5      A     SP - 820 North Orleans                             Cooking Hospitality Institute           20,134        4/30/2019
 6      A     SP - 350 North LaSalle                                        Crowley                       8,835         4/3/2010
 7      A     SP - 311 West Superior                                     Meta-4, Inc.                     6,613        10/31/2009
 8      A     SP - 400 West Erie                                            Celsis                        5,359        10/31/2007
 9      A     SP - 750 North Orleans                         General Marketing Associations, Inc.         7,885        5/31/2011
10            65 Broadway                                                 Archipelago                    31,160        4/30/2010
16            Manhattan Town Center                                        Gap/Kids                       9,314        9/30/2010
22            Elk Grove Marketplace                                      Joann Stores                    35,000        1/31/2015
23            Plaza 600                                            University of Washington               9,235        11/30/2005
24            Rhodes Ranch Town Center                          Buffalo Wild Wings Grill & Bar            5,526        12/31/2013
25            Southlake Pavilion I & II                                  Babies 'R' Us                   40,021        7/31/2005
29            152 Madison Avenue                                   Wesley-Brown Enterprises               5,300        8/31/2013
31            Five Star Plaza                                          Bellach's Leather                 22,096        3/31/2015
35            Office Depot Shopping Center                           Eastern Bazaar, Inc.                 9,527        9/30/2014
37            Plaza Mayor                                             Payless Shoesource                  2,911        6/30/2005
38            Rockford Crossings                                           Hallmark                       6,254        2/28/2007
39            6400 Goldsboro Road                                      American Express                   8,288        12/31/2007
40            148 Madison Avenue                                  Century Copier Systems Inc.             5,000        10/31/2007
41            EaglePicher Corporate Headquarters Building                     N/A                           N/A           N/A
42            Alexandria Power Center                                    Office Depot                    31,880        11/30/2005
43            Frontier Plaza                                          High Sierra Copier                  5,000        7/31/2007
44            Union Woods                                            Shaw Facilities Inc.                14,565        9/30/2011
45            Foods Co.                                                       N/A                           N/A           N/A
47      E     Tri-Valley Plaza                                        Aaron's Rents, Inc.                 5,000           MTM
48      E     Cottonwood Plaza                                           Rent-A-Center                    4,272        4/30/2009
49            First Place Office Building                            Foley & Colley, P.C.                 5,151           MTM
50            Poway Plaza                                                     DMV                         5,600        10/31/2005
53            Sony Computer Entertainment Building                            N/A                           N/A           N/A
57a           Americo - Science Place                                         N/A                           N/A           N/A
57b           Americo - State Farm Office                                     N/A                           N/A           N/A
58            Plymouth Industrial Center                               General Fasteners                 30,100        1/31/2006
59            Zanesville Country Fair Shopping Center                 Odd Lots Furniture                 16,640        5/31/2009
60            Meridian at Orange Retail                                     Rubio's                       2,075        7/31/2010
63            Bridgeport Landing                                    Fidelity National Title               3,052        11/30/2008
67            Diagonal Marketplace                                        Blockbuster                     6,221        5/30/2005
69            Foley Towne Square                                        Party Universe                    4,500        3/31/2011
73            Phenix Crossing Shopping Center                              Headstart                      2,220         8/1/2009
74            Centennial-Hanford Center Phase II                        Famous Footwear                   6,500        10/27/2009
75            Lighthouse Square                                          Now Hong Kong                    4,433        1/31/2007
78            Jewelers Exchange                                           Paaz, Inc.                      1,882        4/30/2007
80            1960 Gallows Road                                       First Horizon Bank                  4,303        2/28/2013
83            Hemby Woods Shopping Center                              Pizza Greek House                  2,400        3/31/2011
84a           Curtiss Wright Building IV                              Rockwell Automation                 6,300        7/31/2007
84b           Curtiss Wright Building III                             Allstate Insurance                  1,760        12/31/2009
84c           Curtiss Wright Building II                                      N/A                           N/A           N/A
85            College Station                                          Tan America South                  2,096        1/31/2009
87            Village of Overland Pointe                            US Bank (Ground Lease)                3,175        7/31/2023
94            Pine Tree Village                                        Cingular Wireless                  2,800        9/30/2005
98            2775 Shermer                                                    N/A                           N/A           N/A
101           East Pointe Village                                    The Little Mint, Inc.                2,400        11/30/2014
102           3400 Bissonnet Building                             Drs. Braden & Boehme, PLLC              4,230        12/31/2010
106           Preston Alpha Shopping Center                                   N/A                           N/A           N/A
107           Lakefront II                                      Obrecht-Phoenix Contractors, I            6,260        4/30/2013
108           4035 Premier Drive                                         A.G. Edwards                     5,061        3/31/2008
112           Cypress Run Plaza                                          Wachovia Bank                    3,000        11/30/2009
114           Irongate Village Shopping Center                           Bella Italia                     4,400        11/30/2007
115           Woodland Plaza                                         James & Sally Leiter                 4,000        9/30/2008
116           Cranberry Commons                                           Fast Frame                      1,278        7/31/2009
117           Consolidated Metco Building                                     N/A                           N/A           N/A
                                                                 Laurie Berg (dba By Request,
118           Fiesta Center II                                      Fine Stationary & Gifts)              1,710        12/31/2009
119           622-624 Davis Street                                Aladdin's Eatery of IL Inc.             2,624         5/1/2013
120           Elm Street Bldg                                         Liscord, Ward & Roy                 2,200         7/1/2006
122           Village Court                                      Precision Partners Holding C             3,283        1/31/2006
124           North Plaza Shopping Center                                     N/A                           N/A           N/A
127           3333 Beltway Place                              Taylor Woodrow Homes of Texas, Ltd.         6,748        9/14/2008
128           Roundy's Ground Lease                                           N/A                           N/A           N/A
129           West Burlington Shopping Center                               Payless                       2,800        9/30/2009
130           770 Middle Neck Road                                Debaree of Great Neck, Inc.             3,658        8/31/2010
131           Food Lion Center                                           Qi Jin Zheng                     1,500        8/31/2007
132           172 Dyckman Street                                     Dyckman Bakery/Wilson                1,250        4/30/2014
133           Lambertson Lakes I                                 Allied Cash Advance Colorado             1,500        7/31/2009
135           Three Fountains Plaza                                     Domino's Pizza                    2,000        11/30/2005
136           4830 Hollywood Boulevard                                   Bamboo House                     2,400         1/1/2008
139           Houston Center Office Building                              Elias Hjelm                     3,689        11/30/2006
141           Islander Apartments                                 Addiction Recovery Services             1,290        2/25/2005
143           Office Depot Murfreesboro                                       N/A                           N/A           N/A
145           727 Fairview Drive                                    Office of the Governor                2,429        4/30/2006
147           Webbs Plaza                                             J & K Beauty Supply                 2,570        4/30/2005
148           CVS Crabapple                                                   N/A                           N/A           N/A
149           Columbia Village Shopping Center                    Brent & Coleen LTD. A. LLC              1,500        3/31/2008
151           Montgomery Office Building                                My Doctor, LLC                      851        6/30/2005
152           Office Depot Milford                                            N/A                           N/A           N/A
153           1995-2001 Coney Island Avenue                                   N/A                           N/A           N/A
155           Virginia Place                                     Peachstate Wireless Warehouse            1,080        6/30/2009
156           Old School Square Office                              Thomas D. Lardin, P.A.                1,488        3/31/2017

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                             CUT-OFF
                                                          DATE PRINCIPAL
 #   CROSSED  PROPERTY NAME                                BALANCE (1)    PROPERTY TYPE   SQ. FT.
---  -------  -------------                               --------------  -------------  ---------
157           Sugarbush Plaza Shopping Center             $    1,192,729  Retail            10,660
158           Green Sky Retail Center                          1,128,717  Retail             9,717
159           Broadway Commons Plaza                           1,097,818  Retail             8,062
163           Anders Lane                                        996,101  Industrial        25,500
164           581 Central Park Avenue                            992,396  Retail             7,534

                                                                             MAJOR                      MAJOR            MAJOR
                                                                          TENANT # 1                 TENANT # 1    TENANT # 1 LEASE
 #   CROSSED  PROPERTY NAME                                                  NAME                     SQ. FT.       EXPIRATION DATE
---  -------  -------------                                               ----------                 ----------    ----------------
157           Sugarbush Plaza Shopping Center                          Pasta E. Fagioli                   1,800      9/30/2006
158           Green Sky Retail Center                                The Cato Corporation                 4,160      1/31/2009
159           Broadway Commons Plaza                                      Moda Luna                       1,874       8/1/2009
163           Anders Lane                                             Acrofit Gymnastics                 16,500      6/30/2007
164           581 Central Park Avenue                                  Farm Fields LLC                    1,710      10/31/2013

                                                                        MAJOR                         MAJOR             MAJOR
                                                                     TENANT # 2                     TENANT # 2     TENANT # 2 LEASE
 #  CROSSED PROPERTY NAME                                               NAME                         SQ. FT.       EXPIRATION DATE
--- ------- -------------                                            ----------                     ----------    -----------------
157         Sugarbush Plaza Shopping Center                         Le Look Salon                        1,300         9/30/2005
158         Green Sky Retail Center                                 Quizno's Subs                        1,430         1/31/2014
159         Broadway Commons Plaza                                     Quizno's                          1,500         3/1/2013
163         Anders Lane                                            Wagner Plastics                       6,000         4/30/2008
164         581 Central Park Avenue                                  Bansha, Inc.                        1,560         1/31/2010

                                                                            MAJOR                       MAJOR           MAJOR
                                                                         TENANT # 3                  TENANT # 3    TENANT # 3 LEASE
 #   CROSSED  PROPERTY NAME                                                 NAME                       SQ. FT.     EXPIRATION DATE
---  -------  -------------                                              ----------                  ----------    ----------------
157           Sugarbush Plaza Shopping Center                           Wireless Giant                    1,080        11/30/2009
158           Green Sky Retail Center                                      EB Games                       1,384        10/13/2009
159           Broadway Commons Plaza                                      Great Clips                     1,306        10/1/2007
163           Anders Lane                                               Fjord Aviation                    3,000        11/30/2008
164           581 Central Park Avenue                                    Sabaa Tobacco                    1,258        5/31/2007

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY SP - 414 NORTH ORLEANS, SP - 350 NORTH LASALLE, SP - 820 NORTH ORLEANS, SP - 311 WEST SUPERIOR, SP - 400 WEST ERIE AND SP - 750 NORTH ORLEANS ARE CROSS-DEFAULTED AND
     CROSS-COLLATERALIZED.
(E) THE UNDERLYING MORTGAGE LOANS SECURED BY COTTONWOOD PLAZA AND TRI-VALLEY PLAZA ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.
(2)  1,108,087 SQUARE FOOTAGE INCLUDES 285,480 SF GROUND LEASE TO SEARS.
(3)  BASED ON THE SUBJECT'S NET RENTABLE OFFICE SPACE.
(4)  INCLUDES 11,000 SF OF SUB-GROUND LEASED SPACE.
(5)  164,583 SQUARE FOOTAGE INCLUDES 64,193 SF GROUND LEASE TO KROGER.
(6) 20,055 SQUARE FOOTAGE INCLUDES 6,800 SF GROUND LEASE TO MIMI'S CAFE AND 3,175 SF GROUND LEASE TO US BANK.
(7)  THE ENTIRE PROPERTY IS GROUND LEASED TO ROUNDY'S

                              MULTIFAMILY SCHEDULE

                                                                                           UTILITIES                      SUBJECT
                                                                                            TENANT                 #      STUDIO
 #    CROSSED  PROPERTY NAME                               PROPERTY SUBTYPE                  PAYS              ELEVATORS   UNITS
----  -------  -------------                               ----------------                ---------           ---------  -------
 12      B     Yorktown Apartments                           Conventional               Electric, Water            2        62
 13      B     Bluffs of Berkshire Apartments                Conventional               Electric, Water            0        27
 14            Indigo on Forest Apartments                   Conventional               Electric, Water            0        N/A
 15            The Reserve at Park Central                   Conventional               Electric, Water            4        10
 17      C     Bexley at Lake Norman                         Conventional           Electric, Water, Sewer         0        N/A
 18      C     Addison Kings Crossing V                      Conventional         Electric, Gas, Water, Sewer      0        N/A
 19      D     Newport Apartments                            Conventional               Electric, Water            0        N/A
 20      D     Sunchase Apartments                           Conventional               Electric, Water            0        N/A
 21      D     Benchmark Apartments                          Conventional               Electric, Water            0        N/A
 26            6200 Gessner Apartments                       Conventional               Electric, Water            0        N/A
 27            Hartford Place Apartments                     Conventional            Electric, Gas, Water          0        N/A
 28            The Oaks of Woodforest Apartments             Conventional                Water, Sewer              0        N/A
 30            Royal Pointe Apartments                       Conventional                  Electric                0        N/A
 32            Timberlakes at Atascocita                     Conventional           Electric, Water, Sewer         0        N/A
 34            42 Magnolia Apartments                        Conventional           Electric, Water, Sewer         0        N/A
 36            Blackhawk Trails Apartments                   Conventional                Electric, Gas             6         8
 43            Frontier Plaza                             Retail/Multifamily                  N/A                 N/A       N/A
 46            The Reserve at Lakeshore                      Conventional                Electric, Gas             0        48
 51            Berkshire Crossing Apartments                 Conventional               Electric, Water            0        48
 54            Greentree Village Apartments                  Conventional           Electric, Water, Sewer         0        16
 55            Arrowhead Apts/Bluffview Townhouses           Conventional                  Electric                0        N/A
 56            Brittany Square Apartments                    Conventional                Water, Sewer              0        N/A
 61            Lofts at Canal Walk Phase I                   Conventional                    None                  1        N/A
 62            Southgate Estates MHP                     Manufactured Housing                 N/A                 N/A       N/A
 64            Pershing Pointe                               Conventional           Electric, Water, Sewer         0        N/A
 65            Providence Apartments                         Conventional               Electric, Water            0        N/A
 68            Highwood Village Apartments                   Conventional                Electric, Gas             0         6
 70a           Augusta Estates                           Manufactured Housing                 N/A                 N/A       N/A
 70b           Country Aire                              Manufactured Housing                 N/A                 N/A       N/A
 70c           Moore Mobile Manor                        Manufactured Housing                 N/A                 N/A       N/A
 72            Upperclassman & Thorntree Apartments          Conventional                    None                  1        N/A
 79            Palm Court Apartments                         Conventional                  Electric                1        40
 81            Reseda MHP                                Manufactured Housing                 N/A                 N/A       N/A
 88            Sherwood MHP                              Manufactured Housing                 N/A                 N/A       N/A
 89            Teakwood Village Apartments                   Conventional                  Electric                0        N/A
 90            The Regent Apartments                         Conventional                    None                  1        40
 93            Courtyard Garden Apartments                   Conventional                Electric, Gas             0        N/A
 96            Deerfield Crossing Apartments                 Conventional         Electric, Gas, Water, Sewer      0        N/A
 97            Mill Pond Apartments                          Conventional           Electric, Water, Sewer         0        N/A
 99            Americana Estates MHP                     Manufactured Housing                 N/A                 N/A       N/A
 100           River Rock Apartments                         Conventional                  Electric                0        N/A
 103           Wood Forest                                   Conventional                  Electric                0        N/A
 104           Islander MHP                              Manufactured Housing                 N/A                 N/A       N/A
 110           Mallard Landing Apartments                    Conventional           Electric, Water, Sewer         0        N/A
 111           Western View on the Hill Apartments           Conventional           Electric, Water, Sewer         0        N/A
113a           University Village                            Conventional                Electric, Gas             0         2
113b           Winch Lane Apartments                         Conventional                Electric, Gas             0         1
113c           Governor Apartments                           Conventional                Electric, Gas             0        N/A
113d           420 Edwards Apartments                        Conventional                  Electric                0        N/A
113e           727 West Governor Apartments                  Conventional                Electric, Gas             0         1
 119           622-624 Davis Street                    Office/Retail/Multifamily         Electric, Gas            N/A       N/A
 121           Regal Pointe Apartments                       Conventional                  Electric                0        N/A
 123           Sunrise Apartments                            Conventional                  Electric                0        N/A
 125           Greenbush Apartments                          Conventional                  Electric                2        N/A
 126           South 40 RV Ranch                         Manufactured Housing                 N/A                 N/A       N/A
 134           Douglas Pointe II Apts                        Conventional                Electric, Gas             0        N/A
 137           Windsor Lodge Apartments                      Conventional                  Electric                0        N/A
 138           Sunrise Terrace MHP                       Manufactured Housing                 N/A                 N/A       N/A
 140           Hyde Park Apartments                          Conventional                  Electric                0        N/A
 141           Islander Apartments                        Multifamily/Office               Electric                1        N/A
 142           Buckingham Village MHC                    Manufactured Housing                 N/A                 N/A       N/A
 144           Villa Bonita Apartments                       Conventional                Electric, Gas             1         1
 146           New Britain                                   Conventional                  Electric                0        N/A
 150           Fishermans Cove MHC                       Manufactured Housing                 N/A                 N/A       N/A
 153           1995-2001 Coney Island Avenue              Retail/Multifamily               Electric                0        N/A
 154           Chestnut Hill Apartments                      Conventional                  Electric                0        N/A
 160           Lake Park Colonial Apartments                 Conventional                  Electric                0         1
 161           Shady Oaks MHP                            Manufactured Housing                 N/A                 N/A       N/A

                                                        SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT
                                                         STUDIO     STUDIO     1 BR      1 BR      1 BR      2 BR      2 BR
 #    CROSSED  PROPERTY NAME                           AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT
----  -------  -------------                           ---------  ---------  -------  ---------  ---------  -------  ---------
 12      B     Yorktown Apartments                     $     577  $     680      327  $     661  $   1,100      158  $     966
 13      B     Bluffs of Berkshire Apartments          $     481  $     515      243  $     572  $     865      112  $     747
 14            Indigo on Forest Apartments                   N/A        N/A      743  $     475  $     645      474  $     643
 15            The Reserve at Park Central             $     649  $     698      236  $     776  $   1,059      199  $   1,139
 17      C     Bexley at Lake Norman                         N/A        N/A       78  $     629  $     750      114  $     752
 18      C     Addison Kings Crossing V                      N/A        N/A       39  $     791  $     880      129  $     895
 19      D     Newport Apartments                            N/A        N/A       96  $     543  $     600      192  $     647
 20      D     Sunchase Apartments                           N/A        N/A       72  $     656  $     805       96  $     791
 21      D     Benchmark Apartments                          N/A        N/A      178  $     579  $     750       72  $     682
 26            6200 Gessner Apartments                       N/A        N/A      444  $     442  $     550      214  $     623
 27            Hartford Place Apartments                     N/A        N/A      229  $     585  $     725      122  $     770
 28            The Oaks of Woodforest Apartments             N/A        N/A      204  $     493  $     658      250  $     590
 30            Royal Pointe Apartments                       N/A        N/A      104  $     741  $     903      104  $     891
 32            Timberlakes at Atascocita                     N/A        N/A       48  $     725  $     739      216  $     819
 34            42 Magnolia Apartments                        N/A        N/A       72  $     753  $     900      102  $     900
 36            Blackhawk Trails Apartments             $     574  $     615       88  $     732  $   1,200       76  $   1,024
 43            Frontier Plaza                                N/A        N/A      N/A        N/A        N/A      N/A        N/A
 46            The Reserve at Lakeshore                $     631  $     750      108  $     530  $     589       66  $     872
 51            Berkshire Crossing Apartments           $     491  $     499      144  $     565  $     590      N/A        N/A
 54            Greentree Village Apartments            $     467  $     515      150  $     579  $     725       41  $     778
 55            Arrowhead Apts/Bluffview Townhouses           N/A        N/A       56  $     437  $     480       92  $     508
 56            Brittany Square Apartments                    N/A        N/A        4  $     553  $     595      156  $     618
 61            Lofts at Canal Walk Phase I                   N/A        N/A       82  $   1,007  $   1,700        7  $   1,533
 62            Southgate Estates MHP                         N/A        N/A      N/A        N/A        N/A      N/A        N/A
 64            Pershing Pointe                               N/A        N/A      N/A        N/A        N/A      144  $     684
 65            Providence Apartments                         N/A        N/A      164  $     455  $     650       80  $     681
 68            Highwood Village Apartments             $     639  $     695       54  $     832  $     905       59  $     939
 70a           Augusta Estates                               N/A        N/A      N/A        N/A        N/A      N/A        N/A
 70b           Country Aire                                  N/A        N/A      N/A        N/A        N/A      N/A        N/A
 70c           Moore Mobile Manor                            N/A        N/A      N/A        N/A        N/A      N/A        N/A
 72            Upperclassman & Thorntree Apartments          N/A        N/A      157  $     449  $     525       23  $     643
 79            Palm Court Apartments                   $     766  $     950       20  $   1,108  $   1,300      N/A        N/A
 81            Reseda MHP                                    N/A        N/A      N/A        N/A        N/A      N/A        N/A
 88            Sherwood MHP                                  N/A        N/A      N/A        N/A        N/A      N/A        N/A
 89            Teakwood Village Apartments                   N/A        N/A       40  $     508  $     555       66  $     610
 90            The Regent Apartments                   $   1,375  $   1,555       36  $   1,728  $   1,900        8  $   2,243
 93            Courtyard Garden Apartments                   N/A        N/A       16  $     468  $     475      153  $     508
 96            Deerfield Crossing Apartments                 N/A        N/A      N/A        N/A        N/A       80  $     619
 97            Mill Pond Apartments                          N/A        N/A      N/A        N/A        N/A       81  $     562
 99            Americana Estates MHP                         N/A        N/A      N/A        N/A        N/A      N/A        N/A
 100           River Rock Apartments                         N/A        N/A       48  $     539  $     610       24  $     633
 103           Wood Forest                                   N/A        N/A       48  $     402  $     420       80  $     561
 104           Islander MHP                                  N/A        N/A      N/A        N/A        N/A      N/A        N/A
 110           Mallard Landing Apartments                    N/A        N/A      N/A        N/A        N/A       80  $     537
 111           Western View on the Hill Apartments           N/A        N/A       32  $     405  $     408       86  $     490
113a           University Village                      $     378  $     390      N/A        N/A        N/A       28  $     519
113b           Winch Lane Apartments                   $     410  $     410       27  $     403  $     495        4  $     465
113c           Governor Apartments                           N/A        N/A        1  $     450  $     450       23  $     480
113d           420 Edwards Apartments                        N/A        N/A       22  $     379  $     410      N/A        N/A
113e           727 West Governor Apartments            $     365  $     365      N/A        N/A        N/A       14  $     521
 119           622-624 Davis Street                          N/A        N/A        1  $     850  $     850      N/A        N/A
 121           Regal Pointe Apartments                       N/A        N/A       92  $     455  $     509       48  $     563
 123           Sunrise Apartments                            N/A        N/A      N/A        N/A        N/A       69  $     659
 125           Greenbush Apartments                          N/A        N/A       36  $     590  $     610       38  $     891
 126           South 40 RV Ranch                             N/A        N/A      N/A        N/A        N/A      N/A        N/A
 134           Douglas Pointe II Apts                        N/A        N/A       64  $     575  $     595       48  $     652
 137           Windsor Lodge Apartments                      N/A        N/A       16  $     464  $     495       64  $     524
 138           Sunrise Terrace MHP                           N/A        N/A      N/A        N/A        N/A      N/A        N/A
 140           Hyde Park Apartments                          N/A        N/A       24  $     645  $     710       12  $     803
 141           Islander Apartments                           N/A        N/A       30  $     557  $     610       18  $     679
 142           Buckingham Village MHC                        N/A        N/A      N/A        N/A        N/A      N/A        N/A
 144           Villa Bonita Apartments                 $     595  $     595       24  $   1,187  $   1,595       14  $   1,509
 146           New Britain                                   N/A        N/A        5  $     742  $     742       15  $     798
 150           Fishermans Cove MHC                           N/A        N/A      N/A        N/A        N/A      N/A        N/A
 153           1995-2001 Coney Island Avenue                 N/A        N/A        4  $     780  $     780        4  $     885
 154           Chestnut Hill Apartments                      N/A        N/A       34  $     472  $     495       34  $     527
 160           Lake Park Colonial Apartments           $     425  $     425        2  $     493  $     500       49  $     532
 161           Shady Oaks MHP                                N/A        N/A      N/A        N/A        N/A      N/A        N/A

                                                        SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT
                                                         2 BR       3 BR      3 BR      3 BR       4 BR      4 BR      4 BR
 #    CROSSED  PROPERTY NAME                           MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT
----  -------  -------------                           ---------  -------  ---------  ---------  -------  ---------  ---------
 12      B     Yorktown Apartments                     $   1,450       18  $   1,116  $   1,250      N/A        N/A        N/A
 13      B     Bluffs of Berkshire Apartments          $     905      N/A        N/A        N/A      N/A        N/A        N/A
 14            Indigo on Forest Apartments             $     900      N/A        N/A        N/A      N/A        N/A        N/A
 15            The Reserve at Park Central             $   1,460       45  $   1,373  $   1,545      N/A        N/A        N/A
 17      C     Bexley at Lake Norman                   $     930       88  $     842  $   1,010      N/A        N/A        N/A
 18      C     Addison Kings Crossing V                $   1,105      N/A        N/A        N/A      N/A        N/A        N/A
 19      D     Newport Apartments                      $     800       32  $     774  $     850      N/A        N/A        N/A
 20      D     Sunchase Apartments                     $     892      N/A        N/A        N/A      N/A        N/A        N/A
 21      D     Benchmark Apartments                    $     795      N/A        N/A        N/A      N/A        N/A        N/A
 26            6200 Gessner Apartments                 $     750      N/A        N/A        N/A      N/A        N/A        N/A
 27            Hartford Place Apartments               $     935      N/A        N/A        N/A      N/A        N/A        N/A
 28            The Oaks of Woodforest Apartments       $     759       82  $     719  $     831      N/A        N/A        N/A
 30            Royal Pointe Apartments                 $   1,038      N/A        N/A        N/A      N/A        N/A        N/A
 32            Timberlakes at Atascocita               $     885       48  $   1,098  $   1,195      N/A        N/A        N/A
 34            42 Magnolia Apartments                  $   1,385       22  $   1,302  $   1,495      N/A        N/A        N/A
 36            Blackhawk Trails Apartments             $   1,900       24  $   1,390  $   2,200      N/A        N/A        N/A
 43            Frontier Plaza                                N/A      N/A        N/A        N/A      N/A        N/A        N/A
 46            The Reserve at Lakeshore                $   2,000       22  $     991  $   1,400      N/A        N/A        N/A
 51            Berkshire Crossing Apartments                 N/A       48  $     739  $     760      N/A        N/A        N/A
 54            Greentree Village Apartments            $     825      N/A        N/A        N/A        1  $   1,150  $   1,150
 55            Arrowhead Apts/Bluffview Townhouses     $     580       98  $     661  $     730      N/A        N/A        N/A
 56            Brittany Square Apartments              $     685       32  $     737  $     815      N/A        N/A        N/A
 61            Lofts at Canal Walk Phase I             $   1,700      N/A        N/A        N/A      N/A        N/A        N/A
 62            Southgate Estates MHP                         N/A      N/A        N/A        N/A      N/A        N/A        N/A
 64            Pershing Pointe                         $     710      N/A        N/A        N/A      N/A        N/A        N/A
 65            Providence Apartments                   $     810      N/A        N/A        N/A      N/A        N/A        N/A
 68            Highwood Village Apartments             $     965      N/A        N/A        N/A        1  $   1,600  $   1,600
 70a           Augusta Estates                               N/A      N/A        N/A        N/A      N/A        N/A        N/A
 70b           Country Aire                                  N/A      N/A        N/A        N/A      N/A        N/A        N/A
 70c           Moore Mobile Manor                            N/A      N/A        N/A        N/A      N/A        N/A        N/A
 72            Upperclassman & Thorntree Apartments    $     800      N/A        N/A        N/A      N/A        N/A        N/A
 79            Palm Court Apartments                         N/A      N/A        N/A        N/A      N/A        N/A        N/A
 81            Reseda MHP                                    N/A      N/A        N/A        N/A      N/A        N/A        N/A
 88            Sherwood MHP                                  N/A      N/A        N/A        N/A      N/A        N/A        N/A
 89            Teakwood Village Apartments             $     690       28  $     765  $     845      N/A        N/A        N/A
 90            The Regent Apartments                   $   2,365      N/A        N/A        N/A      N/A        N/A        N/A
 93            Courtyard Garden Apartments             $     650       15  $     647  $     700      N/A        N/A        N/A
 96            Deerfield Crossing Apartments           $     639       16  $     705  $     719      N/A        N/A        N/A
 97            Mill Pond Apartments                    $     650       39  $     612  $     734      N/A        N/A        N/A
 99            Americana Estates MHP                         N/A      N/A        N/A        N/A      N/A        N/A        N/A
 100           River Rock Apartments                   $     685       12  $     795  $     895      N/A        N/A        N/A
 103           Wood Forest                             $     585       24  $     699  $     720      N/A        N/A        N/A
 104           Islander MHP                                  N/A      N/A        N/A        N/A      N/A        N/A        N/A
 110           Mallard Landing Apartments              $     659       16  $     607  $     659      N/A        N/A        N/A
 111           Western View on the Hill Apartments     $     554      N/A        N/A        N/A      N/A        N/A        N/A
113a           University Village                      $     555      N/A        N/A        N/A      N/A        N/A        N/A
113b           Winch Lane Apartments                   $     475      N/A        N/A        N/A      N/A        N/A        N/A
113c           Governor Apartments                     $     565      N/A        N/A        N/A      N/A        N/A        N/A
113d           420 Edwards Apartments                        N/A      N/A        N/A        N/A      N/A        N/A        N/A
113e           727 West Governor Apartments            $     600      N/A        N/A        N/A      N/A        N/A        N/A
 119           622-624 Davis Street                          N/A      N/A        N/A        N/A      N/A        N/A        N/A
 121           Regal Pointe Apartments                 $     569      N/A        N/A        N/A      N/A        N/A        N/A
 123           Sunrise Apartments                      $     675        6  $     671  $     800      N/A        N/A        N/A
 125           Greenbush Apartments                    $     929      N/A        N/A        N/A      N/A        N/A        N/A
 126           South 40 RV Ranch                             N/A      N/A        N/A        N/A      N/A        N/A        N/A
 134           Douglas Pointe II Apts                  $     700      N/A        N/A        N/A      N/A        N/A        N/A
 137           Windsor Lodge Apartments                $     560      N/A        N/A        N/A      N/A        N/A        N/A
 138           Sunrise Terrace MHP                           N/A      N/A        N/A        N/A      N/A        N/A        N/A
 140           Hyde Park Apartments                    $     875        1  $   1,850  $   1,850      N/A        N/A        N/A
 141           Islander Apartments                     $     745      N/A        N/A        N/A      N/A        N/A        N/A
 142           Buckingham Village MHC                        N/A      N/A        N/A        N/A      N/A        N/A        N/A
 144           Villa Bonita Apartments                 $   1,885      N/A        N/A        N/A      N/A        N/A        N/A
 146           New Britain                             $     798       16  $     872  $     872        4  $     941  $     941
 150           Fishermans Cove MHC                           N/A      N/A        N/A        N/A      N/A        N/A        N/A
 153           1995-2001 Coney Island Avenue           $     890      N/A        N/A        N/A      N/A        N/A        N/A
 154           Chestnut Hill Apartments                $     550      N/A        N/A        N/A      N/A        N/A        N/A
 160           Lake Park Colonial Apartments           $     550        2  $     558  $     590      N/A        N/A        N/A
 161           Shady Oaks MHP                                N/A      N/A        N/A        N/A      N/A        N/A        N/A

                              MULTIFAMILY SCHEDULE

                                                                                           UTILITIES                      SUBJECT
                                                                                            TENANT                 #      STUDIO
 #    CROSSED  PROPERTY NAME                               PROPERTY SUBTYPE                  PAYS              ELEVATORS   UNITS
----  -------  -------------                               ----------------                ---------           ---------  -------
 162           Fox Creek MHC                             Manufactured Housing                 N/A                 N/A       N/A
 165           Little Turtle Apartments                      Conventional                Electric, Gas             0        N/A
 166           Frederick Arms Apartments                     Conventional                  Electric                0        N/A
 167           Gold Hill MHP                             Manufactured Housing                 N/A                 N/A       N/A
 168           Museum Place                                  Conventional                  Electric                0         3
 169           Park Square Apartments                        Conventional                Electric, Gas             0        N/A

                                                        SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT
                                                         STUDIO     STUDIO     1 BR      1 BR      1 BR      2 BR      2 BR
 #    CROSSED  PROPERTY NAME                           AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT
----  -------  -------------                           ---------  ---------  -------  ---------  ---------  -------  ---------
 162           Fox Creek MHC                                 N/A        N/A      N/A        N/A        N/A      N/A        N/A
 165           Little Turtle Apartments                      N/A        N/A       12  $     495  $     495       16  $     550
 166           Frederick Arms Apartments                     N/A        N/A       16  $     452  $     475       10  $     542
 167           Gold Hill MHP                                 N/A        N/A      N/A        N/A        N/A      N/A        N/A
 168           Museum Place                            $     475  $     475       21  $     622  $     750      N/A        N/A
 169           Park Square Apartments                        N/A        N/A       26  $     380  $     540        8  $     483

                                                        SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT
                                                         2 BR       3 BR      3 BR      3 BR       4 BR      4 BR      4 BR
 #    CROSSED  PROPERTY NAME                           MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT
----  -------  -------------                           ---------  -------  ---------  ---------  -------  ---------  ---------
 162           Fox Creek MHC                                 N/A      N/A        N/A        N/A      N/A        N/A        N/A
 165           Little Turtle Apartments                $     550        6  $     600  $     600        4  $     651  $     651
 166           Frederick Arms Apartments               $     550        4  $     663  $     700      N/A        N/A        N/A
 167           Gold Hill MHP                                 N/A      N/A        N/A        N/A      N/A        N/A        N/A
 168           Museum Place                                  N/A      N/A        N/A        N/A      N/A        N/A        N/A
 169           Park Square Apartments                  $     641        4  $     482  $     738      N/A        N/A        N/A

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY YORKTOWN APARTMENTS AND BLUFFS OF BERKSHIRE APARTMENTS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY BEXLEY AT LAKE NORMAN AND ADDISON KINGS CROSSING V ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY NEWPORT APARTMENTS, SUNCHASE APARTMENTS AND BENCHMARK APARTMENTS ARE CROSS-DEFAULTED AND
     CROSS-COLLATERALIZED.

                        RECURRING RESERVE CAP INFORMATION

                                                                          CONTRACTUAL     CONTRACTUAL    CONTRACTUAL
                                                           CUT-OFF DATE    RECURRING       RECURRING      RECURRING
              LOAN                                          PRINCIPAL     REPLACEMENT     REPLACEMENT      LC & TI
 #   CROSSED  GROUP  LOAN NAME                             BALANCE (1)      RESERVE       RESERVE CAP      RESERVE
---  -------  -----  ---------                             ------------   ------------   ------------   ------------
 4      A       1    SP - 414 North Orleans                $ 23,130,000   $     19,200   $    200,000   $    116,667
 5      A       1    SP - 820 North Orleans                  18,200,000   $     15,480   $    200,000   $    116,667
 6      A       1    SP - 350 North LaSalle                  17,250,000   $     12,240   $    200,000   $    116,667
 7      A       1    SP - 311 West Superior                   9,915,000   $      9,240   $    200,000   $    116,667
 8      A       1    SP - 400 West Erie                       9,535,000   $      7,080   $    200,000   $    116,667
 9      A       1    SP - 750 North Orleans                   7,670,000   $      7,560   $    200,000   $    116,667
10              1    65 Broadway                             75,000,000   $    171,139            N/A   $    256,708
16              1    Manhattan Town Center                   32,932,513   $     64,166            N/A   $    174,000
17      C       2    Bexley at Lake Norman                   16,250,000   $     56,004   $    112,000   $          0
18      C       2    Addison Kings Crossing V                13,800,000   $     33,600   $     67,200   $          0
22              1    Elk Grove Marketplace                   26,870,501   $     13,440   $     40,320   $          0
24              1    Rhodes Ranch Town Center                21,500,000   $      6,000            N/A   $     48,000
25              1    Southlake Pavilion I & II               19,950,000   $     32,700   $     98,000   $     60,000
29              1    152 Madison Avenue                      16,100,000   $     20,040   $     60,114   $    104,964
30              2    Royal Pointe Apartments                 15,600,000   $     41,604   $    100,000   $          0
35              1    Office Depot Shopping Center            13,538,802   $     16,085   $     32,000   $     30,000
37              1    Plaza Mayor                             12,000,000   $     11,832   $     35,500   $          0
39              1    6400 Goldsboro Road                     11,100,000   $     11,244   $     33,745   $     75,000
40              1    148 Madison Avenue                      11,000,000   $     15,720   $     47,160   $     84,276
42              1    Alexandria Power Center                 10,400,000   $     45,420   $    136,264   $    150,000
43              1    Frontier Plaza                          10,000,000   $     31,824            N/A   $     75,000
44              1    Union Woods                             10,000,000   $     17,998            N/A   $     89,990
47      E       1    Tri-Valley Plaza                         4,977,584   $     15,688            N/A   $     69,996
48      E       1    Cottonwood Plaza                         4,479,826   $     11,247            N/A   $     50,004
49              1    First Place Office Building              9,358,250   $          0            N/A   $     33,600
53              1    Sony Computer Entertainment Building     8,500,000   $      8,700   $     26,100   $     76,800
63              1    Bridgeport Landing                       6,600,000   $      5,524   $     16,572   $     25,000
67              1    Diagonal Marketplace                     6,100,000   $          0            N/A   $     20,004
69              1    Foley Towne Square                       5,969,900   $      4,224   $     12,680   $     29,544
82              1    Stowaway Self Storage                    4,950,000   $     21,900   $     43,800   $          0
86              1    Washington Road Self Storage             4,725,000   $     19,764   $     39,520   $          0
74              1    Centennial-Hanford Center Phase II       5,468,951   $      6,684   $     25,000   $     19,200
75              1    Lighthouse Square                        5,450,000   $      5,415             (3)  $      8,820
78              1    Jewelers Exchange                        5,181,762   $     13,388   $     15,900   $     66,942
80              1    1960 Gallows Road                        4,973,267   $      4,968   $     25,000   $     45,000
84              1    Curtiss Wright Portfolio                 4,783,021   $     14,304            N/A   $     50,000
96              2    Deerfield Crossing Apartments            4,030,946   $     24,000   $     48,000   $          0
97              2    Mill Pond Apartments                     4,030,946   $     36,000   $     72,000   $          0
98              1    2775 Shermer                             3,994,093   $      6,600            N/A   $     26,400
100             2    River Rock Apartments                    3,972,019   $     21,000   $     42,000   $          0
102             1    3400 Bissonnet Building                  3,933,451   $          0            N/A   $     18,000
106             1    Preston Alpha Shopping Center            3,766,626   $      5,048   $     20,000   $     25,000
108             1    4035 Premier Drive                       3,589,348   $      5,292   $     10,800   $     36,000
110             2    Mallard Landing Apartments               3,575,248   $     24,000   $     48,000   $          0
112             1    Cypress Run Plaza                        3,489,345   $          0            N/A   $     10,000
114             1    Irongate Village Shopping Center         3,336,186   $          0            N/A   $      8,955
115             1    Woodland Plaza                           3,327,839   $          0            N/A   $     39,600
119             1    622-624 Davis Street                     3,037,903   $          0            N/A   $     15,600
122             1    Village Court                            2,855,016   $          0            N/A   $     36,000
124             1    North Plaza Shopping Center              2,500,000   $      6,000   $     12,000   $      6,600
127             1    3333 Beltway Place                       2,379,939   $      3,545            N/A   $     19,381
129             1    West Burlington Shopping Center          2,316,565   $      3,915   $     19,575   $     18,270
133             1    Lambertson Lakes I                       2,192,205   $          0            N/A   $     13,500
135             1    Three Fountains Plaza                    2,061,217   $      6,228   $      8,300   $      5,100
136             1    4830 Hollywood Boulevard                 1,994,152   $          0            N/A   $     17,058
139             1    Houston Center Office Building           1,913,525   $          0            N/A   $     25,000
141             2    Islander Apartments                      1,882,607   $     12,000            N/A   $     15,000
145             1    727 Fairview Drive                       1,744,536   $          0            N/A   $     12,000
147             1    Webbs Plaza                              1,593,142   $          0            N/A   $     13,333
149             1    Columbia Village Shopping Center         1,591,412   $      2,040            N/A   $      5,732
151             1    Montgomery Office Building               1,526,141   $      2,295   $     16,600   $     10,000
156             1    Old School Square Office                 1,197,650   $          0            N/A   $     11,100

                                                                     CONTRACTUAL
                                                                      RECURRING
              LOAN                                                     LC & TI               CONTRACTUAL
 #   CROSSED  GROUP  LOAN NAME                                       RESERVE CAP            OTHER RESERVE
---  -------  -----  ---------                                       -----------            -------------
 4      A       1    SP - 414 North Orleans                         $   1,000,000           $           0
 5      A       1    SP - 820 North Orleans                         $   1,000,000           $           0
 6      A       1    SP - 350 North LaSalle                         $   1,000,000           $           0
 7      A       1    SP - 311 West Superior                         $   1,000,000           $           0
 8      A       1    SP - 400 West Erie                             $   1,000,000           $           0
 9      A       1    SP - 750 North Orleans                         $   1,000,000           $           0
10              1    65 Broadway                                    $   1,283,542           $           0
16              1    Manhattan Town Center                          $     348,000                      (2)
17      C       2    Bexley at Lake Norman                                    N/A           $           0
18      C       2    Addison Kings Crossing V                                 N/A           $           0
22              1    Elk Grove Marketplace                                    N/A           $           0
24              1    Rhodes Ranch Town Center                       $     100,000           $           0
25              1    Southlake Pavilion I & II                      $     650,000           $           0
29              1    152 Madison Avenue                             $     314,886           $           0
30              2    Royal Pointe Apartments                                  N/A           $      10,000
35              1    Office Depot Shopping Center                   $     150,000           $           0
37              1    Plaza Mayor                                              N/A           $           0
39              1    6400 Goldsboro Road                            $     175,000           $           0
40              1    148 Madison Avenue                             $     252,840           $           0
42              1    Alexandria Power Center                        $     450,000           $           0
43              1    Frontier Plaza                                 $     150,000           $           0
44              1    Union Woods                                    $     269,970           $           0
47      E       1    Tri-Valley Plaza                               $     275,000           $           0
48      E       1    Cottonwood Plaza                               $     225,000           $           0
49              1    First Place Office Building           $150,000.00 (or $500,000.00 if
                                                               Region Bank decides to
                                                                terminate its lease)        $           0
53              1    Sony Computer Entertainment Building           $     680,000           $           0
63              1    Bridgeport Landing                             $      75,000           $           0
67              1    Diagonal Marketplace                  $100,000.00 (or $75,000.00 if
                                                              Blockbuster extends its
                                                                    current lease)          $           0
69              1    Foley Towne Square                            $       64,000           $           0
82              1    Stowaway Self Storage                                    N/A           $           0
86              1    Washington Road Self Storage                             N/A           $           0
74              1    Centennial-Hanford Center Phase II            $       76,800           $           0
75              1    Lighthouse Square                             $       17,640           $           0
78              1    Jewelers Exchange                             $       66,942           $           0
80              1    1960 Gallows Road                             $       45,000           $           0
84              1    Curtiss Wright Portfolio                      $      300,000           $           0
96              2    Deerfield Crossing Apartments                            N/A           $           0
97              2    Mill Pond Apartments                                     N/A           $           0
98              1    2775 Shermer                                  $      500,000           $           0
100             2    River Rock Apartments                                    N/A           $           0
102             1    3400 Bissonnet Building                       $       90,000           $           0
106             1    Preston Alpha Shopping Center                 $      100,000           $           0
108             1    4035 Premier Drive                            $      100,000           $           0
110             2    Mallard Landing Apartments                               N/A           $           0
112             1    Cypress Run Plaza                             $       20,000           $           0
114             1    Irongate Village Shopping Center              $      125,000           $           0
115             1    Woodland Plaza                                $       75,000           $           0
119             1    622-624 Davis Street                          $      125,000           $           0
122             1    Village Court                                 $      149,000           $           0
124             1    North Plaza Shopping Center                   $       25,000           $           0
127             1    3333 Beltway Place                            $      125,000           $           0
129             1    West Burlington Shopping Center               $       91,350           $           0
133             1    Lambertson Lakes I                            $       50,000           $           0
135             1    Three Fountains Plaza                         $       15,000           $           0
136             1    4830 Hollywood Boulevard                      $       51,174           $           0
139             1    Houston Center Office Building                $      175,000           $           0
141             2    Islander Apartments                           $       45,000           $           0
145             1    727 Fairview Drive                            $       50,000           $           0
147             1    Webbs Plaza                                   $       40,000           $           0
149             1    Columbia Village Shopping Center              $       25,000           $           0
151             1    Montgomery Office Building                    $       50,000           $           0
156             1    Old School Square Office                      $       50,000           $           0

                                                                CONTRACTUAL               CONTRACTUAL
              LOAN                                             OTHER RESERVE             OTHER RESERVE
 #   CROSSED  GROUP  LOAN NAME                                  DESCRIPTION                   CAP
---  -------  -----  ---------                                 -------------             -------------
 4      A       1    SP - 414 North Orleans                          N/A                           N/A
 5      A       1    SP - 820 North Orleans                          N/A                           N/A
 6      A       1    SP - 350 North LaSalle                          N/A                           N/A
 7      A       1    SP - 311 West Superior                          N/A                           N/A
 8      A       1    SP - 400 West Erie                              N/A                           N/A
 9      A       1    SP - 750 North Orleans                          N/A                           N/A
10              1    65 Broadway                                     N/A                           N/A
16              1    Manhattan Town Center                 Ground Lease Escrow Fund                N/A
17      C       2    Bexley at Lake Norman                           N/A                           N/A
18      C       2    Addison Kings Crossing V                        N/A                           N/A
22              1    Elk Grove Marketplace                           N/A                           N/A
24              1    Rhodes Ranch Town Center                        N/A                           N/A
25              1    Southlake Pavilion I & II                       N/A                           N/A
29              1    152 Madison Avenue                              N/A                           N/A
30              2    Royal Pointe Apartments                 Roof Repair Reserve         $     120,000
35              1    Office Depot Shopping Center                    N/A                           N/A
37              1    Plaza Mayor                                     N/A                           N/A
39              1    6400 Goldsboro Road                             N/A                           N/A
40              1    148 Madison Avenue                              N/A                           N/A
42              1    Alexandria Power Center                         N/A                           N/A
43              1    Frontier Plaza                                  N/A                           N/A
44              1    Union Woods                                     N/A                           N/A
47      E       1    Tri-Valley Plaza                                N/A                           N/A
48      E       1    Cottonwood Plaza                                N/A                           N/A
49              1    First Place Office Building                     N/A                           N/A
53              1    Sony Computer Entertainment Building            N/A                           N/A
63              1    Bridgeport Landing                              N/A                           N/A
67              1    Diagonal Marketplace                            N/A                           N/A
69              1    Foley Towne Square                              N/A                           N/A
82              1    Stowaway Self Storage                           N/A                           N/A
86              1    Washington Road Self Storage                    N/A                           N/A
74              1    Centennial-Hanford Center Phase II              N/A                           N/A
75              1    Lighthouse Square                               N/A                           N/A
78              1    Jewelers Exchange                               N/A                           N/A
80              1    1960 Gallows Road                               N/A                           N/A
84              1    Curtiss Wright Portfolio                        N/A                           N/A
96              2    Deerfield Crossing Apartments                   N/A                           N/A
97              2    Mill Pond Apartments                            N/A                           N/A
98              1    2775 Shermer                                    N/A                           N/A
100             2    River Rock Apartments                           N/A                           N/A
102             1    3400 Bissonnet Building                         N/A                           N/A
106             1    Preston Alpha Shopping Center                   N/A                           N/A
108             1    4035 Premier Drive                              N/A                           N/A
110             2    Mallard Landing Apartments                      N/A                           N/A
112             1    Cypress Run Plaza                               N/A                           N/A
114             1    Irongate Village Shopping Center                N/A                           N/A
115             1    Woodland Plaza                                  N/A                           N/A
119             1    622-624 Davis Street                            N/A                           N/A
122             1    Village Court                                   N/A                           N/A
124             1    North Plaza Shopping Center                     N/A                           N/A
127             1    3333 Beltway Place                              N/A                           N/A
129             1    West Burlington Shopping Center                 N/A                           N/A
133             1    Lambertson Lakes I                              N/A                           N/A
135             1    Three Fountains Plaza                           N/A                           N/A
136             1    4830 Hollywood Boulevard                        N/A                           N/A
139             1    Houston Center Office Building                  N/A                           N/A
141             2    Islander Apartments                             N/A                           N/A
145             1    727 Fairview Drive                              N/A                           N/A
147             1    Webbs Plaza                                     N/A                           N/A
149             1    Columbia Village Shopping Center                N/A                           N/A
151             1    Montgomery Office Building                      N/A                           N/A
156             1    Old School Square Office                        N/A                           N/A

                                                                          CONTRACTUAL     CONTRACTUAL    CONTRACTUAL
                                                           CUT-OFF DATE    RECURRING       RECURRING      RECURRING
              LOAN                                          PRINCIPAL     REPLACEMENT     REPLACEMENT      LC & TI
 #   CROSSED  GROUP  LOAN NAME                             BALANCE (1)      RESERVE       RESERVE CAP      RESERVE
---  -------  -----  ---------                             ------------   ------------   ------------   ------------
158             1    Green Sky Retail Center               $  1,128,717   $          0            N/A   $     27,000
159             1    Broadway Commons Plaza                   1,097,818   $          0            N/A   $      8,100
162             2    Fox Creek MHC                            1,005,947   $      2,526   $      2,526   $          0
163             1    Anders Lane                                996,101   $      3,825            N/A   $      7,724

                                                                     CONTRACTUAL
                                                                      RECURRING
              LOAN                                                     LC & TI               CONTRACTUAL
 #   CROSSED  GROUP  LOAN NAME                                       RESERVE CAP            OTHER RESERVE
---  -------  -----  ---------                                       -----------            -------------
158             1    Green Sky Retail Center                       $       90,000           $           0
159             1    Broadway Commons Plaza                        $       24,300           $           0
162             2    Fox Creek MHC                                            N/A           $           0
163             1    Anders Lane                                   $       38,620           $           0

                                                                CONTRACTUAL               CONTRACTUAL
              LOAN                                             OTHER RESERVE             OTHER RESERVE
 #   CROSSED  GROUP  LOAN NAME                                  DESCRIPTION                   CAP
---  -------  -----  ---------                                 -------------             -------------
158             1    Green Sky Retail Center                         N/A                           N/A
159             1    Broadway Commons Plaza                          N/A                           N/A
162             2    Fox Creek MHC                                   N/A                           N/A
163             1    Anders Lane                                     N/A                           N/A

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY SP - 414 NORTH ORLEANS, SP - 820 NORTH ORLEANS, SP - 350 NORTH LASALLE, SP - 311 WEST SUPERIOR, SP - 400 WEST ERIE AND SP - 750 NORTH ORLEANS ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY BEXLEY AT LAKE NORMAN AND ADDISON KINGS CROSSING V ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(E) THE UNDERLYING MORTGAGE LOANS SECURED BY COTTONWOOD PLAZA AND TRI-VALLEY PLAZA ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.
(2)  MONTHLY AMOUNT SUFFICIENT TO PAY THE GROUND LEASE RENT PAYMENTS
(3) $43,830.00 (BEFORE THE RELEASE OF INITIAL CONTRACTUAL RECURRING REPLACEMENT RESERVE) AND $10,830.00 (AFTER THE RELEASE OF THE INITIAL CONTRACTUAL RECURRING REPLACEMENT RESERVE)

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       See this Exhibit for tables titled:

                            Large Loan Concentration

                        Underlying Mortgage Loan Sellers

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                     Underlying Mortgage Loans by Loan Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option


           Underlying Mortgaged Real Properties by Ownership Interest


NOTE 1: Information regarding principal balances, interest rates, loan-to-value ratios and debt service coverage ratios in this Exhibit A-1, insofar as it relates to the Tri-County Mall Mortgage Loan, reflects the Tri-County Mall Senior Portion.

NOTE 2: The above-referenced tables in this Exhibit A-2 are presented in respect of the Mortgage Pool, Loan Group No. 1 and Loan Group No. 2.

                                      A-2-1

                            LARGE LOAN CONCENTRATIONS

                                                                             WEIGHTED
                                                   PERCENTAGE OF             AVERAGE                                    WEIGHTED
                             CUT-OFF DATE           INITIAL NET              MORTGAGE               WEIGHTED            AVERAGE
                               PRINCIPAL           MORTGAGE POOL             INTEREST                AVERAGE          CUT-OFF DATE
 CONCENTRATION                BALANCE (1)             BALANCE                  RATE                 U/W DSCR         LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
    Top 1                     $   149,000,000           9.2%                 5.4588%                  1.40x              74.5%
    Top 3                         365,000,000          22.6%                 5.2876%                  1.43               73.7%
    Top 5                         525,700,000          32.5%                 5.3582%                  1.39               74.7%
    Top 7                         614,360,000          38.0%                 5.3880%                  1.38               74.6%
    Top 10                        719,292,513          44.5%                 5.3732%                  1.37               74.7%
                            ------------------------------------------------------------------------------------------------------
 ENTIRE POOL                  $ 1,616,084,460         100.0%                 5.4420%                  1.39X              73.5%
                            ======================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                                               WEIGHTED
                                            NUMBER OF                         PERCENTAGE OF     AVERAGE                  WEIGHTED
                                            UNDERLYING      CUT-OFF DATE       INITIAL NET     MORTGAGE    WEIGHTED       AVERAGE
                                             MORTGAGE         PRINCIPAL       MORTGAGE POOL    INTEREST    AVERAGE     CUT-OFF DATE
MORTGAGE LOAN SELLER                          LOANS          BALANCE (1)         BALANCE         RATE      U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.                         149        $  1,464,770,531        90.6%         5.4370%      1.39x         73.8%
Keybank National Association                    20             151,313,929         9.4%         5.4911%      1.34          70.5%
                                          ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        169        $  1,616,084,460       100.0%         5.4420%      1.39X         73.5%
                                          ==========================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                             MORTGAGE INTEREST RATES

                                                                                 WEIGHTED
                                  NUMBER OF                      PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  UNDERLYING   CUT-OFF DATE       INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
             RANGE OF              MORTGAGE      PRINCIPAL       MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
      MORTGAGE INTEREST RATES       LOANS       BALANCE (1)         BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
    4.6700%      -      5.0000%       5        $    34,888,329       2.2%         4.9213%     1.47x        70.2%
    5.0001%      -      5.2500%       16           228,507,873      14.1%         5.1072%     1.51         73.6%
    5.2501%      -      5.5000%       66           923,560,482      57.1%         5.3878%     1.33         74.2%
    5.5001%      -      5.7500%       46           296,470,963      18.3%         5.6481%     1.38         74.6%
    5.7501%      -      6.0000%       18            62,318,683       3.9%         5.8741%     1.47         68.4%
    6.0001%      -      6.2500%       7             23,965,053       1.5%         6.0879%     1.49         64.0%
    6.2501%      -      6.5000%       9             40,133,736       2.5%         6.2979%     1.59         66.5%
    6.5001%      -      6.8800%       2              6,239,341       0.4%         6.5516%     1.65         63.8%
                                 -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              169       $ 1,616,084,460      100.0%        5.4420%     1.39x        73.5%
                                 =====================================================================================

MAXIMUM MORTGAGE INTEREST RATE:      6.8800%
MINIMUM MORTGAGE INTEREST RATE:      4.6700%
WTD. AVG. MORTGAGE INTEREST RATE:    5.4420%

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                         WEIGHTED
                                         NUMBER OF                       PERCENTAGE OF    AVERAGE                 WEIGHTED
                                         UNDERLYING     CUT-OFF DATE      INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
         RANGE OF CUT-OFF DATE            MORTGAGE        PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
         PRINCIPAL BALANCES (1)            LOANS         BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
$   546,929      -             750,000       2        $      1,290,459       0.1%         6.3730%     1.51x        65.6%
    750,001      -           1,000,000       5               4,774,415       0.3%         5.7012%     1.56         69.0%
  1,000,001      -           1,250,000       7               7,815,146       0.5%         5.6723%     1.44         69.2%
  1,250,001      -           1,500,000       4               5,708,883       0.4%         5.9199%     1.61         59.8%
  1,500,001      -           2,000,000       16             28,241,491       1.7%         5.6482%     1.59         68.8%
  2,000,001      -           2,500,000       12             27,610,875       1.7%         5.5073%     1.55         68.7%
  2,500,001      -           3,000,000       4              11,676,237       0.7%         5.6784%     1.33         75.1%
  3,000,001      -           3,500,000       8              25,982,963       1.6%         5.7260%     1.39         71.7%
  3,500,001      -           4,000,000       14             53,092,566       3.3%         5.6693%     1.52         70.8%
  4,000,001      -           4,500,000       9              38,482,088       2.4%         5.6440%     1.54         73.1%
  4,500,001      -           5,000,000       12             57,863,183       3.6%         5.3922%     1.35         73.3%
  5,000,001      -           6,000,000       10             55,386,751       3.4%         5.7895%     1.59         69.9%
  6,000,001      -           7,000,000       7              44,792,152       2.8%         5.4700%     1.42         73.0%
  7,000,001      -           8,000,000       6              45,870,829       2.8%         5.6055%     1.28         70.2%
  8,000,001      -           9,000,000       9              76,626,185       4.7%         5.4666%     1.40         72.3%
  9,000,001      -          10,000,000       7              68,473,237       4.2%         5.4732%     1.42         73.5%
 10,000,001      -          12,500,000       6              66,940,000       4.1%         5.3531%     1.28         76.8%
 12,500,001      -          15,000,000       9             125,433,475       7.8%         5.3413%     1.39         72.9%
 15,000,001      -          17,500,000       4              65,200,000       4.0%         5.3377%     1.30         77.9%
 17,500,001      -          20,000,000       5              92,314,863       5.7%         5.4393%     1.29         75.4%
 20,000,001      -          25,000,000       3              66,605,647       4.1%         5.4139%     1.31         70.4%
 25,000,001      -          30,000,000       2              55,970,501       3.5%         5.4292%     1.25         75.6%
 30,000,001      -          50,000,000       4             149,932,513       9.3%         5.4259%     1.34         73.4%
 50,000,001      -          77,500,000       1              75,000,000       4.6%         5.6200%     1.28         79.8%
 77,500,001      -      $  149,000,000       3             365,000,000      22.6%         5.2876%     1.43         73.7%
                                         -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     169       $  1,616,084,460     100.0%         5.4420%     1.39x        73.5%
                                         ===================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):            $  149,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):            $      546,929
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE  (1):            $    9,562,630

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                                         WEIGHTED
                                         NUMBER OF                       PERCENTAGE OF   AVERAGE                 WEIGHTED
          RANGE OF                       UNDERLYING     CUT-OFF DATE      INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
   ORIGINAL AMORTIZATION                  MORTGAGE        PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
     TERMS (MONTHS) (1)                    LOANS         BALANCE (2)        BALANCE        RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------
           Interest Only                      6       $    144,910,000        9.0%        5.1176%     1.67x        73.3%
     180         -         300               33            173,607,729       10.7%        5.8996%     1.50         67.2%
     301         -         360               130         1,297,566,731       80.3%        5.4171%     1.34         74.4%
                                         -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      169      $  1,616,084,460      100.0%        5.4420%     1.39x        73.5%
                                         ===================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):                   360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):                   180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):                 351

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MAY 2005.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                         WEIGHTED
                                          NUMBER OF                      PERCENTAGE OF    AVERAGE                 WEIGHTED
             RANGE OF                    UNDERLYING     CUT-OFF DATE      INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
          ORIGINAL TERMS                  MORTGAGE       PRINCIPAL       MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
  TO STATED MATURITY (MONTHS) (1)           LOANS       BALANCE (2)         BALANCE        RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------
      60         -          84               26       $    314,982,548       19.5%        5.3227%     1.53x        72.0%
      85         -         120               122         1,144,919,742       70.8%        5.4814%     1.36         73.9%
     121         -         240               21            156,182,170        9.7%        5.3944%     1.32         73.6%
                                         -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      169      $  1,616,084,460      100.0%        5.4420%     1.39x        73.5%
                                         ===================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):             240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):              60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):           111

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MAY 2005.

                      REMAINING AMORTIZATION TERMS (1),(2)

                                                                                         WEIGHTED
                                          NUMBER OF                      PERCENTAGE OF   AVERAGE                 WEIGHTED
             RANGE OF                    UNDERLYING     CUT-OFF DATE      INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
     REMAINING AMORTIZATION               MORTGAGE       PRINCIPAL       MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
    TERMS (MONTHS) ((1), (2))               LOANS        BALANCE (2)        BALANCE        RATES    U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------
          Interest Only                       6       $    144,910,000         9.0%       5.1176%     1.67x        73.3%
     172         -         240                2             12,537,468         0.8%       5.9865%     1.28         57.7%
     241         -         300                31           161,070,261        10.0%       5.8929%     1.52         67.9%
     301         -         355                31           198,753,796        12.3%       5.5677%     1.35         76.8%
     356         -         360                99         1,098,812,935        68.0%       5.3898%     1.34         73.9%
                                         -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      169      $  1,616,084,460       100.0%       5.4420%     1.39x        73.5%
                                         ===================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2),(3):              360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2),(3):              172
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2),(3):            349

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MAY 2005.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                   REMAINING TERMS TO STATED MATURITY (1),(2)

                                                                                         WEIGHTED
                                         NUMBER OF                       PERCENTAGE OF    AVERAGE                 WEIGHTED
               RANGE OF                  UNDERLYING     CUT-OFF DATE      INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
            REMAINING TERMS               MORTGAGE       PRINCIPAL       MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) ((1), (2))     LOANS        BALANCE (2)         BALANCE        RATES    U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------
      54         -          60
      61         -          84               16       $    141,766,796        8.8%        5.5254%     1.49x        69.1%
      85         -         110               10            173,215,753       10.7%        5.1568%     1.56         74.4%
     111         -         115               7              63,744,529        3.9%        5.4238%     1.31         77.1%
     116         -         120               29            146,007,118        9.0%        5.4568%     1.38         74.5%
     121         -         236              104          1,078,265,869       66.7%        5.4689%     1.35         73.7%
                                             3              13,084,396        0.8%        6.0239%     1.28         58.3%
                                         -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     169       $  1,616,084,460       100.0%       5.4420%     1.39x        73.5%
                                         ===================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1),(2):        236
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1),(2):         54
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1),(2):      108

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MAY 2005.

                           YEARS BUILT/YEARS RENOVATED

                                                                                         WEIGHTED
                                          NUMBER OF                      PERCENTAGE OF    AVERAGE                WEIGHTED
                                          MORTGAGED     CUT-OFF DATE      INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
          RANGE OF YEARS                    REAL         PRINCIPAL       MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
        BUILT/RENOVATED (1)              PROPERTIES     BALANCE (2)         BALANCE        RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------
     1960        -        1985               21       $     82,036,660        5.1%        5.5324%     1.38x        74.1%
     1986        -        1995               25            351,259,633       21.7%        5.4452%     1.36         73.3%
     1996        -        2000               44            344,837,885       21.3%        5.3905%     1.35         74.4%
     2001        -        2005               89            837,950,281       51.9%        5.4531%     1.41         73.1%
                                         -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     179       $  1,616,084,460      100.0%        5.4420%     1.39x        73.5%
                                         ===================================================================================

MOST RECENT YEAR BUILT/RENOVATED:              2005
OLDEST YEAR BUILT/RENOVATED                    1960
WTD. AVG. YEAR BUILT/RENOVATED:                1998

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.
(2)  BASED ON A CUT-OFF DATE IN MAY 2005.


                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                         WEIGHTED
                                         NUMBER OF                       PERCENTAGE OF    AVERAGE                WEIGHTED
                                         MORTGAGED      CUT-OFF DATE      INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
             RANGE OF                      REAL          PRINCIPAL       MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
     OCCUPANCY RATES AT U/W (1)          PROPERTIES      BALANCE (2)        BALANCE        RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------
     61%         -         75%               4        $     18,060,384       1.1%        5.7385%     1.52x        57.3%
     76%         -         85%              14             275,108,611      17.0%        5.4187%     1.37         73.3%
     86%         -         90%              27             261,901,818      16.2%        5.3858%     1.32         76.0%
     91%         -         93%              12              84,504,274       5.2%        5.3986%     1.35         74.5%
     94%         -         95%              20             139,086,223       8.6%        5.4188%     1.42         74.3%
     96%         -         97%              19             179,631,590      11.1%        5.4964%     1.33         76.9%
     98%         -        100%              72             555,008,520      34.3%        5.3622%     1.40         73.0%
                                         -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    168        $  1,513,301,419      93.6%        5.4042%     1.37x        74.1%
                                         ===================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):             100%
MINIMUM OCCUPANCY RATE AT U/W (1):              61%
WTD. AVG. OCCUPANCY RATE AT U/W (1):            93%

(1)  DOES NOT INCLUDE HOSPITALITY PROPERTIES.
(2)  BASED ON A CUT-OFF DATE IN MAY 2005.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                         WEIGHTED
                                          NUMBER OF                      PERCENTAGE OF    AVERAGE                 WEIGHTED
                                         UNDERLYING     CUT-OFF DATE      INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
             RANGE OF                     MORTGAGE       PRINCIPAL       MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
            U/W DSCRs                      LOANS        BALANCE (1)         BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
     1.19x       -        1.24               20       $    280,553,241       17.4%        5.2877%     1.21x        73.9%
     1.25        -        1.29               20            269,878,892       16.7%        5.5007%     1.27         75.9%
     1.30        -        1.34               26            289,298,947       17.9%        5.4207%     1.31         74.6%
     1.35        -        1.39               30            171,226,917       10.6%        5.4823%     1.37         76.5%
     1.40        -        1.44               17            235,694,142       14.6%        5.4633%     1.41         73.6%
     1.45        -        1.49               13             85,151,300        5.3%        5.5728%     1.47         71.0%
     1.50        -        1.54                8             35,863,204        2.2%        5.4875%     1.52         73.8%
     1.55        -        1.59               10             30,609,168        1.9%        5.8403%     1.56         67.8%
     1.60        -        1.74               15            186,932,821       11.6%        5.4208%     1.69         69.6%
     1.75        -        1.94                2              6,838,674        0.4%        5.8370%     1.81         65.8%
     1.95        -        2.14                1              6,172,348        0.4%        6.0950%     2.05         63.6%
     2.15        -        2.91x               7             17,864,806        1.1%        5.1071%     2.45         49.4%
                                         -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     169       $  1,616,084,460      100.0%        5.4420%     1.39x        73.5%
                                         ===================================================================================

MAXIMUM U/W DSCR:                             2.91x
MINIMUM U/W DSCR:                             1.19x
WTD. AVG. U/W DSCR:                           1.39x

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.


                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                         WEIGHTED
                                          NUMBER OF                      PERCENTAGE OF    AVERAGE                WEIGHTED
                                         UNDERLYING     CUT-OFF DATE      INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
       RANGE OF CUT-OFF DATE              MORTGAGE       PRINCIPAL       MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
     LOAN-TO-VALUE RATIOS (1)              LOANS         BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
     26.6%       -       40.0%                1       $      1,797,889        0.1%        5.1300%     2.91x        26.6%
     40.0%       -       50.0%                2              6,131,629        0.4%        5.3817%     2.22         41.9%
     50.0%       -       60.0%               16             79,577,824        4.9%        5.6337%     1.59         56.6%
     60.0%       -       65.0%               11             47,673,519        2.9%        5.6223%     1.52         63.0%
     65.0%       -       70.0%               21            155,789,250        9.6%        5.6699%     1.44         67.7%
     70.0%       -       73.0%               21            152,485,515        9.4%        5.5016%     1.35         71.4%
     73.0%       -       75.0%               36            585,705,361       36.2%        5.3691%     1.41         74.0%
     75.0%       -       77.0%                8             77,843,778        4.8%        5.2945%     1.30         76.6%
     77.0%       -       77.5%                8             67,687,241        4.2%        5.4434%     1.37         77.2%
     77.5%       -       78.5%               13             95,438,446        5.9%        5.4325%     1.34         78.1%
     78.5%       -       79.0%                3             20,262,096        1.3%        5.1067%     1.33         78.9%
     79.0%       -       80.0%               29            325,691,912       20.2%        5.4247%     1.29         79.7%
                                         -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      169      $  1,616,084,460      100.0%        5.4420%     1.39x        73.5%
                                         ===================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):           80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):           26.6%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):         73.5%

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                         WEIGHTED
                           NUMBER OF                      PERCENTAGE OF   AVERAGE               WEIGHTED
                           MORTGAGED      CUT-OFF DATE     INITIAL NET   MORTGAGE  WEIGHTED     AVERAGE
                              REAL         PRINCIPAL      MORTGAGE POOL  INTEREST  AVERAGE    CUT-OFF DATE
STATE                      PROPERTIES     BALANCE (1)        BALANCE       RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------
Texas                          28      $     251,695,422      15.6%       5.4003%    1.33x       76.5%
California                     17            225,813,717      14.0%       5.2500%    1.52        70.9%
  Southern California (2)      12            171,985,794      10.6%       5.1606%    1.59        70.8%
  Northern California (2)      5              53,827,923       3.3%       5.5354%    1.31        71.0%
New York                       9             220,505,999      13.6%       5.4179%    1.27        75.5%
Ohio                           12            180,548,277      11.2%       5.4654%    1.40        74.7%
Illinois                       15            114,401,090       7.1%       5.4637%    1.29        74.1%
Georgia                        8              57,026,669       3.5%       5.4527%    1.32        73.8%
Virginia                       6              48,565,561       3.0%       5.3280%    1.33        78.5%
Pennsylvania                   2              48,183,491       3.0%       5.7467%    1.47        69.0%
Washington                     6              45,590,291       2.8%       5.4798%    1.28        65.1%
Maryland                       4              42,516,309       2.6%       5.5749%    1.50        69.3%
Nevada                         4              41,895,991       2.6%       5.6622%    1.48        74.4%
North Carolina                 7              39,137,146       2.4%       5.5739%    1.39        74.7%
Kansas                         2              37,557,513       2.3%       5.4481%    1.27        73.0%
Florida                        9              35,315,738       2.2%       5.3987%    1.35        76.5%
Arizona                        7              34,100,642       2.1%       5.5229%    1.43        70.7%
Louisiana                      5              30,231,713       1.9%       5.9604%    1.47        72.8%
Wisconsin                      4              26,030,568       1.6%       5.1671%    1.43        68.9%
South Carolina                 5              21,635,842       1.3%       5.3019%    1.39        77.4%
Michigan                       5              19,471,263       1.2%       5.8399%    1.53        60.6%
Tennessee                      2              11,525,000       0.7%       5.4905%    1.70        70.8%
Utah                           1              10,000,000       0.6%       5.3800%    1.33        79.4%
New Hampshire                  2               9,081,823       0.6%       5.6018%    1.26        77.0%
Colorado                       2               8,292,205       0.5%       5.2397%    1.46        68.1%
Missouri                       3               7,219,197       0.4%       5.4975%    1.48        77.9%
Connecticut                    2               7,059,563       0.4%       5.4493%    1.37        76.0%
Indiana                        2               6,180,946       0.4%       5.2961%    1.49        65.8%
Oklahoma                       2               5,728,787       0.4%       6.2364%    1.65        61.1%
West Virginia                  1               5,622,367       0.3%       5.7500%    1.70        74.0%
Alabama                        1               5,535,000       0.3%       5.0300%    2.15        55.9%
Oregon                         1               4,500,000       0.3%       5.8800%    1.56        75.0%
Kentucky                       1               4,381,317       0.3%       5.7000%    1.62        69.5%
Montana                        1               3,972,019       0.2%       5.1100%    1.45        73.6%
New Jersey                     1               2,855,016       0.2%       5.6400%    1.37        74.2%
Iowa                           1               2,316,565       0.1%       5.7200%    1.27        74.7%
Idaho                          1               1,591,412       0.1%       5.5000%    1.29        79.6%
                           -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       179      $   1,616,084,460     100.0%       5.4420%    1.39x       73.5%
                           ===============================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.
(2) NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.
     SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                 WEIGHTED
                                  NUMBER OF                      PERCENTAGE OF   AVERAGE                  WEIGHTED      WEIGHTED
                                  UNDERLYING     CUT-OFF DATE     INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE        AVERAGE
                                   MORTGAGE        PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE    REMAINING
LOAN TYPE                           LOANS         BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)  IO PERIOD (1)
-----------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans            4       $   141,585,000        8.8%        5.1100%     1.65x        73.7%            74
Balloon Loans with Partial IO
  Term                                46           906,102,000       56.1%        5.3941%     1.32         74.9%            26
Balloon Loan without IO Term         111           500,391,798       31.0%        5.6066%     1.44         71.4%           N/A
Interest Only ARD Loans                2             3,325,000        0.2%        5.4400%     2.58         53.8%           115
ARD Loans without IO Periods           4            52,143,194        3.2%        5.4666%     1.26         73.6%           N/A
Fully Amortizing Loans                 2            12,537,468        0.8%        5.9865%     1.28         57.7%           N/A
                                ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              169       $ 1,616,084,460      100.0%        5.4420%     1.39x        73.5%           N/A
                                ===================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                        WEIGHTED
                                NUMBER OF                             PERCENTAGE OF     AVERAGE                   WEIGHTED
                                MORTGAGED          CUT-OFF DATE        INITIAL NET      MORTGAGE    WEIGHTED      AVERAGE
                                   REAL              PRINCIPAL        MORTGAGE POOL     INTEREST    AVERAGE     CUT-OFF DATE
PROPERTY TYPE                   PROPERTIES          BALANCE (1)          BALANCE          RATE      U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
Office                              31          $     504,586,170         31.2%         5.3648%       1.37x        73.9%
Multifamily                         70                470,889,144         29.1%         5.3359%       1.35         75.7%
Retail                              52                466,571,429         28.9%         5.4727%       1.39         73.2%
Hotel                               11                102,783,040          6.4%         5.9991%       1.60         65.1%
Industrial                           6                 30,608,785          1.9%         5.7756%       1.30         67.2%
Mixed Use                            5                 23,008,332          1.4%         5.6953%       1.46         71.5%
Self Storage                         4                 17,637,559          1.1%         5.5196%       1.50         71.4%
                                --------------------------------------------------------------------------------------------
                                   179          $   1,616,084,460        100.0%         5.4420%       1.39x        73.5%
                                ============================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                                WEIGHTED
                                             NUMBER OF                          PERCENTAGE OF   AVERAGE                   WEIGHTED
                                             MORTGAGED        CUT-OFF DATE       INITIAL NET    MORTGAGE    WEIGHTED      AVERAGE
                    PROPERTY                    REAL            PRINCIPAL       MORTGAGE POOL   INTEREST     AVERAGE    CUT-OFF DATE
PROPERTY TYPE       SUB-TYPE                 PROPERTIES        BALANCE (1)         BALANCE        RATE      U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
                    Conventional                 55        $     430,177,952        26.6%        5.3227%      1.33x        76.3%
                    Manufactured Housing         15               40,711,192         2.5%        5.4752%      1.48         68.8%
                                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          70        $     470,889,144        29.1%        5.3359%      1.35x        75.7%
                                             =======================================================================================

RETAIL
                    Anchored (2)                 37        $     422,857,785        26.2%        5.4729%      1.38x        73.7%
                    Unanchored                   15               43,713,644         2.7%        5.4713%      1.47         68.8%
                                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          52        $     466,571,429        28.9%        5.4727%      1.39x        73.2%
                                             =======================================================================================

HOTEL
                    Full Service                  4        $      65,079,314         4.0%        5.8252%      1.54x        65.0%
                    Limited Service               7               37,703,727         2.3%        6.2992%      1.71         65.4%
                                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          11        $     102,783,040         6.4%        5.9991%      1.60x        65.1%
                                             =======================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.
(2)  INCLUDES SHADOW ANCHORED PROPERTIES.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                                   WEIGHTED
                                                                                    AVERAGE
                                                                 PERCENTAGE OF     REMAINING
            RANGE OF             NUMBER OF      CUT-OFF DATE      INITIAL NET       LOCKOUT
       REMAINING TERMS TO        MORTGAGE        PRINCIPAL       MORTGAGE POOL      PERIOD
    STATED MATURITY (1),(2)       LOANS        BALANCE (1)         BALANCE      (MONTHS) (1)
----------------------------------------------------------------------------------------------
        54     -     69             16        $   141,766,796          8.8%            52
        70     -     99             10            173,215,753         10.7%            71
       100     -    115             36            209,751,647         13.0%           106
       116     -    117             48            581,487,575         36.0%           110
       118     -    120             56            496,778,293         30.7%           114
       121     -    230              2              8,327,005          0.5%           169
       231     -    236              1              4,757,391          0.3%           232
                                 -------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            169        $ 1,616,084,460        100.0%           105
                                 =============================================================

                                      WEIGHTED           WEIGHTED
                                      AVERAGE            AVERAGE              WEIGHTED
                                     REMAINING          REMAINING              AVERAGE
            RANGE OF                  LOCKOUT        LOCKOUT PLUS YM          REMAINING
       REMAINING TERMS TO          PLUS YM PERIOD  PLUS PREMIUM PERIOD        MATURITY
    STATED MATURITY (1),(2)        (MONTHS) (1)       (MONTHS) (1)        (MONTHS) (1),(2)
-------------------------------------------------------------------------------------------
        54     -     69                  53                 53                   58
        70     -     99                  72                 73                   79
       100     -    115                 106                106                  111
       116     -    117                 112                112                  117
       118     -    120                 114                115                  118
       121     -    230                 169                169                  172
       231     -    236                 232                232                  236
                                   --------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 103                103                  108
                                   ========================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                      WEIGHTED
                                                                                       AVERAGE
                                                                    PERCENTAGE OF     REMAINING
                                    NUMBER OF      CUT-OFF DATE      INITIAL NET       LOCKOUT
                                    MORTGAGE        PRINCIPAL       MORTGAGE POOL      PERIOD
PREPAYMENT OPTION                     LOANS        BALANCE (1)         BALANCE      (MONTHS) (1)
---------------------------------------------------------------------------------------------------
Lockout / Defeasance                   157       $ 1,464,743,563         90.6%           106
Yield Maintenance                        4           122,351,565          7.6%             0
Lockout / Defeasance / Yield
  Maintenance                            1            13,538,802          0.8%            36
Lockout / Yield Maintenance              4             8,643,999          0.5%            35
Yield Maintenance / Static               1             3,581,243          0.2%             0
Lockout / Defeasance / Static            2             3,225,289          0.2%            55
---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                169       $ 1,616,084,460        100.0%           105
===================================================================================================

                                       WEIGHTED              WEIGHTED
                                       AVERAGE               AVERAGE             WEIGHTED
                                      REMAINING             REMAINING             AVERAGE
                                       LOCKOUT           LOCKOUT PLUS YM         REMAINING
                                    PLUS YM PERIOD     PLUS PREMIUM PERIOD       MATURITY
PREPAYMENT OPTION                    (MONTHS) (1)          (MONTHS) (1)      (MONTHS) (1),(2)
-----------------------------------------------------------------------------------------------
Lockout / Defeasance                     106                   106                  110
Yield Maintenance                         75                    75                   82
Lockout / Defeasance / Yield
  Maintenance                            114                   114                  117
Lockout / Yield Maintenance               91                    91                   94
Yield Maintenance / Static                35                   115                  119
Lockout / Defeasance / Static             55                    75                   78
-----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  103                   103                  108
===============================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                         WEIGHTED
                                    NUMBER OF                            PERCENTAGE OF    AVERAGE                  WEIGHTED
                                    MORTGAGED          CUT-OFF DATE       INITIAL NET    MORTGAGE   WEIGHTED       AVERAGE
                                       REAL             PRINCIPAL        MORTGAGE POOL   INTEREST    AVERAGE     CUT-OFF DATE
OWNERSHIP INTEREST                  PROPERTIES         BALANCE (1)          BALANCE        RATES    U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
Fee                                    169          $   1,267,935,036         78.5%        5.4424%     1.40x         73.6%
Leasehold                                9                199,149,424         12.3%        5.4276%     1.29          72.0%
Fee/Leasehold                            1                149,000,000          9.2%        5.4588%     1.40          74.5%
                                    -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                179          $   1,616,084,460        100.0%        5.4420%     1.39x         73.5%
                                    =========================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                                               WEIGHTED
                                         NUMBER OF                           PERCENTAGE OF      AVERAGE                 WEIGHTED
                                        UNDERLYING        CUT-OFF DATE        INITIAL NET      MORTGAGE   WEIGHTED       AVERAGE
                                         MORTGAGE           PRINCIPAL      LOAN GROUP NO. 1    INTEREST   AVERAGE     CUT-OFF DATE
MORTGAGE LOAN SELLER                       LOANS           BALANCE (1)          BALANCE          RATE     U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.                       96         $ 1,033,184,735          88.2%          5.4862%    1.42x          72.8%
Keybank National Association                 17         $   137,793,622          11.8%          5.4879%    1.35x          69.7%
                                    -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     113         $ 1,170,978,358         100.0%          5.4864%    1.41x          72.4%
                                    ===============================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                             MORTGAGE INTEREST RATES

                                                                                           WEIGHTED
                                       NUMBER OF                         PERCENTAGE OF     AVERAGE                      WEIGHTED
                                      UNDERLYING      CUT-OFF DATE        INITIAL NET      MORTGAGE     WEIGHTED        AVERAGE
             RANGE OF                  MORTGAGE         PRINCIPAL      LOAN GROUP NO. 1    INTEREST      AVERAGE      CUT-OFF DATE
     MORTGAGE INTEREST RATES             LOANS         BALANCE (1)          BALANCE          RATE       U/W DSCR     LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
    4.6700%     -     5.0000%               2       $      3,225,289           0.3%         4.6700%       2.41x          56.9%
    5.0001%     -     5.2500%               7            138,441,451          11.8%         5.0849%       1.66           72.3%
    5.2501%     -     5.4000%              18            234,570,654          20.0%         5.3178%       1.32           74.0%
    5.4001%     -     5.5000%              26            431,174,296          36.8%         5.4550%       1.36           72.2%
    5.5001%     -     5.6500%              13            125,916,766          10.8%         5.5934%       1.31           77.6%
    5.6501%     -     6.0000%              32            172,712,435          14.7%         5.7657%       1.46           70.1%
    6.0001%     -     6.3500%              12             51,663,167           4.4%         6.2022%       1.57           65.2%
    6.3501%     -     6.5200%               3             13,274,300           1.1%         6.4372%       1.61           65.7%
                                    ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   113       $  1,170,978,358         100.0%         5.4864%       1.41x          72.4%
                                    ==============================================================================================

MAXIMUM MORTGAGE INTEREST RATE:            6.5200%
MINIMUM MORTGAGE INTEREST RATE:            4.6700%
WTD. AVG. MORTGAGE INTEREST RATE:          5.4864%

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                         WEIGHTED
                                        NUMBER OF                       PERCENTAGE OF     AVERAGE                   WEIGHTED
                                        UNDERLYING     CUT-OFF DATE      INITIAL NET     MORTGAGE     WEIGHTED      AVERAGE
       RANGE OF CUT-OFF DATE             MORTGAGE        PRINCIPAL     LOAN GROUP NO. 1  INTEREST     AVERAGE    CUT-OFF DATE
       PRINCIPAL BALANCES (1)             LOANS         BALANCE (1)         BALANCE        RATE       U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
$       897,062    -        1,000,000        3       $      2,885,559          0.2%       5.5415%       1.72x        64.6%
      1,000,001    -        1,250,000        5              5,712,286          0.5%       5.6707%       1.44         68.7%
      1,250,001    -        1,500,000        2              2,823,678          0.2%       5.6978%       1.89         53.2%
      1,500,001    -        2,000,000       11             19,357,353          1.7%       5.6458%       1.67         65.0%
      2,000,001    -        2,500,000       10             22,972,790          2.0%       5.5477%       1.52         71.5%
      2,500,001    -        3,000,000        2              5,849,394          0.5%       5.7680%       1.38         73.4%
      3,000,001    -        3,500,000        7             22,617,051          1.9%       5.6748%       1.39         72.1%
      3,500,001    -        4,000,000       10             38,169,233          3.3%       5.8194%       1.57         68.2%
      4,000,001    -        4,500,000        6             26,089,552          2.2%       5.8289%       1.57         70.9%
      4,500,001    -        5,000,000        8             38,727,275          3.3%       5.4769%       1.39         73.7%
      5,000,001    -        6,000,000        8             44,037,762          3.8%       5.7762%       1.60         68.9%
      6,000,001    -        7,000,000        4             25,735,530          2.2%       5.5950%       1.53         68.5%
      7,000,001    -        8,000,000        5             38,504,066          3.3%       5.6448%       1.26         68.6%
      8,000,001    -        9,000,000        3             26,151,455          2.2%       5.6943%       1.54         64.2%
      9,000,001    -       10,000,000        6             58,773,237          5.0%       5.4688%       1.41         73.4%
     10,000,001    -       12,500,000        6             66,940,000          5.7%       5.3531%       1.28         76.8%
     12,500,001    -       15,000,000        3             42,723,475          3.6%       5.6541%       1.50         69.7%
     15,000,001    -       17,500,000        2             33,350,000          2.8%       5.4397%       1.30         76.3%
     17,500,001    -       20,000,000        2             38,150,000          3.3%       5.4614%       1.30         72.2%
     20,000,001    -       25,000,000        3             66,605,647          5.7%       5.4139%       1.31         70.4%
     25,000,001    -       30,000,000        1             26,870,501          2.3%       5.4900%       1.26         71.0%
     30,000,001    -       50,000,000        2             77,932,513          6.7%       5.6401%       1.40         69.8%
     50,000,001    -       77,500,000        1             75,000,000          6.4%       5.6200%       1.28         79.8%
     77,500,001    -      109,000,000        1            106,000,000          9.1%       5.0660%       1.70         73.1%
    109,000,001    -      110,000,000        1            110,000,000          9.4%       5.2693%       1.21         73.3%
    110,000,001    -  $   149,000,000        1            149,000,000         12.7%       5.4588%       1.40         74.5%
                                       ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    113       $  1,170,978,358        100.0%       5.4864%       1.41x        72.4%
                                       =======================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):       $  149,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):       $      897,062
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE  (1):       $   10,362,640

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                                         WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF      AVERAGE                   WEIGHTED
             RANGE OF                   UNDERLYING     CUT-OFF DATE     INITIAL NET      MORTGAGE     WEIGHTED      AVERAGE
      ORIGINAL AMORTIZATION              MORTGAGE        PRINCIPAL     LOAN GROUP NO. 1  INTEREST     AVERAGE     CUT-OFF DATE
        TERMS (MONTHS) (1)                 LOANS        BALANCE (2)        BALANCE         RATE       U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
           Interest Only                      4      $    114,860,000         9.8%        5.0751%       1.75x         71.7%
         180    -     300                    26           159,292,752        13.6%        5.9059%       1.52          66.6%
         301    -     360                    83           896,825,606        76.6%        5.4646%       1.35          73.5%
                                       ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     113      $  1,170,978,358       100.0%        5.4864%       1.41x         72.4%
                                       =======================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):      360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):      180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):    348

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MAY 2005.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                         WEIGHTED
                                         NUMBER OF                       PERCENTAGE OF   AVERAGE                  WEIGHTED
              RANGE OF                  UNDERLYING     CUT-OFF DATE       INITIAL NET    MORTGAGE     WEIGHTED     AVERAGE
           ORIGINAL TERMS                MORTGAGE        PRINCIPAL     LOAN GROUP NO. 1  INTEREST     AVERAGE    CUT-OFF DATE
   TO STATED MATURITY (MONTHS) (1)         LOANS        BALANCE (2)         BALANCE        RATE       U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
            60    -      84                  14      $    203,682,603         17.4%       5.3582%       1.64x        69.6%
            85    -     120                  86           882,331,275         75.3%       5.5098%       1.36         73.2%
           121    -     240                  13            84,964,480          7.3%       5.5502%       1.37         70.8%
                                       ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     113      $  1,170,978,358        100.0%       5.4864%       1.41x        72.4%
                                       =======================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):         240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):          60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):       113

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MAY 2005.

                      REMAINING AMORTIZATION TERMS (1),(2)

                                                                                         WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF    AVERAGE                    WEIGHTED
               RANGE OF                 UNDERLYING     CUT-OFF DATE      INITIAL NET     MORTGAGE     WEIGHTED      AVERAGE
        REMAINING AMORTIZATION           MORTGAGE        PRINCIPAL     LOAN GROUP NO. 1  INTEREST     AVERAGE    CUT-OFF DATE
       TERMS (MONTHS) ((1), (2))           LOANS        BALANCE (2)        BALANCE         RATES      U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
              Interest Only                   4      $    114,860,000          9.8%       5.0751%       1.75x         71.7%
            172    -     240                  2            12,537,468          1.1%       5.9865%       1.28          57.7%
            241    -     300                 24           146,755,284         12.5%       5.8990%       1.54          67.4%
            301    -     355                 21           167,224,385         14.3%       5.5997%       1.34          77.2%
            356    -     360                 62           729,601,221         62.3%       5.4336%       1.35          72.7%
                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     113      $  1,170,978,358        100.0%       5.4864%       1.41x         72.4%
                                     =========================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2),(3):          360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2),(3):          172
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2),(3):        347

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MAY 2005.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                   REMAINING TERMS TO STATED MATURITY (1),(2)

                                                                                         WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF    AVERAGE                    WEIGHTED
               RANGE OF                 UNDERLYING     CUT-OFF DATE      INITIAL NET     MORTGAGE     WEIGHTED      AVERAGE
           REMAINING TERMS               MORTGAGE        PRINCIPAL     LOAN GROUP NO. 1  INTEREST     AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS) ((1), (2))     LOANS        BALANCE (2)        BALANCE        RATES       U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
           54    -      60                    8      $     78,413,698         6.7%       5.7615%        1.60x         64.2%
           61    -      84                    6           125,268,904        10.7%       5.1057%        1.67          72.9%
           85    -     110                    2             6,804,529         0.6%       6.0832%        1.32          73.6%
          111    -     115                   16            59,727,228         5.1%       5.6086%        1.45          72.9%
          116    -     120                   79           888,226,530        75.9%       5.4959%        1.36          73.2%
          121    -     236                    2            12,537,468         1.1%       5.9865%        1.28          57.7%
                                       ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     113      $  1,170,978,358       100.0%       5.4864%        1.41x         72.4%
                                       =======================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1),(2):    236
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1),(2):     54
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1),(2):  110

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MAY 2005.

                           YEARS BUILT/YEARS RENOVATED

                                                                                         WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF    AVERAGE                    WEIGHTED
                                         MORTGAGED     CUT-OFF DATE      INITIAL NET     MORTGAGE     WEIGHTED      AVERAGE
            RANGE OF YEARS                 REAL          PRINCIPAL     LOAN GROUP NO. 1  INTEREST     AVERAGE     CUT-OFF DATE
          BUILT/RENOVATED (1)           PROPERTIES      BALANCE (2)        BALANCE         RATE       U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
          1960    -      1985                13      $     61,629,768         5.3%        5.5238%       1.39x         74.2%
          1986    -      1995                16           294,900,488        25.2%        5.4769%       1.36          72.8%
          1996    -      2000                25           145,165,111        12.4%        5.5486%       1.45          71.3%
          2001    -      2005                63           669,282,991        57.2%        5.4736%       1.42          72.3%
                                       ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     117      $  1,170,978,358       100.0%        5.4864%       1.41x         72.4%
                                       ---------------------------------------------------------------------------------------

MOST RECENT YEAR BUILT/RENOVATED:              2005
OLDEST YEAR BUILT/RENOVATED                    1960
WTD. AVG. YEAR BUILT/RENOVATED:                1998

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.
(2)  BASED ON A CUT-OFF DATE IN MAY 2005.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                         WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF    AVERAGE                    WEIGHTED
                                         MORTGAGED     CUT-OFF DATE      INITIAL NET     MORTGAGE     WEIGHTED      AVERAGE
            RANGE OF                       REAL          PRINCIPAL     LOAN GROUP NO. 1  INTEREST     AVERAGE     CUT-OFF DATE
    OCCUPANCY RATES AT U/W (1)          PROPERTIES      BALANCE (2)        BALANCE         RATE       U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
         61%   -      75%                    4       $     18,060,384        1.5%         5.7385%       1.52x         57.3%
         76%   -      82%                    4            185,953,231       15.9%         5.4510%       1.38          72.6%
         83%   -      85%                    6             40,005,380        3.4%         5.4141%       1.36          75.9%
         86%   -      88%                    7             30,993,320        2.6%         5.5453%       1.43          75.3%
         89%   -      93%                    9             87,272,424        7.5%         5.5010%       1.34          72.2%
         94%   -      95%                    9             50,514,857        4.3%         5.6209%       1.51          69.9%
         96%   -      97%                    9            134,809,443       11.5%         5.5626%       1.33          76.8%
         98%   -     100%                   58            520,586,278       44.5%         5.3559%       1.40          73.0%
                                       ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    106       $  1,068,195,317       91.2%         5.4371%       1.39x         73.1%
                                       =======================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):             100%
MINIMUM OCCUPANCY RATE AT U/W (1):              61%
WTD. AVG. OCCUPANCY RATE AT U/W (1):            94%

(1)  DOES NOT INCLUDE HOSPITALITY PROPERTIES.
(2)  BASED ON A CUT-OFF DATE IN MAY 2005.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                         WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF    AVERAGE                    WEIGHTED
                                        UNDERLYING     CUT-OFF DATE      INITIAL NET     MORTGAGE     WEIGHTED      AVERAGE
              RANGE OF                   MORTGAGE        PRINCIPAL     LOAN GROUP NO. 1  INTEREST     AVERAGE     CUT-OFF DATE
             U/W DSCRS                     LOANS        BALANCE (1)        BALANCE         RATE       U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
        1.20x   -     1.25                   12      $    178,634,190        15.3%        5.3594%       1.21x         72.8%
        1.26    -     1.30                   21           321,439,872        27.5%        5.5072%       1.29          73.3%
        1.31    -     1.35                   13            80,396,677         6.9%        5.5036%       1.32          76.8%
        1.36    -     1.40                   17           227,986,621        19.5%        5.5284%       1.39          74.6%
        1.41    -     1.45                    8            37,817,266         3.2%        5.4808%       1.43          73.2%
        1.46    -     1.50                    9            73,173,946         6.2%        5.6203%       1.48          69.8%
        1.51    -     1.55                    8            31,112,439         2.7%        5.5940%       1.54          71.7%
        1.56    -     1.60                    4            15,396,133         1.3%        5.9536%       1.57          70.4%
        1.61    -     1.70                    9           165,340,942        14.1%        5.3713%       1.69          69.8%
        1.71    -     1.90                    4            15,643,119         1.3%        5.9308%       1.74          64.4%
        1.91    -     2.50                    5            16,432,636         1.4%        5.3968%       2.19          58.8%
        2.51    -     2.91x                   3             7,604,518         0.6%        5.2829%       2.67          40.5%
                                       ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     113      $  1,170,978,358       100.0%        5.4864%       1.41x         72.4%
                                       =======================================================================================

MAXIMUM U/W DSCR:                             2.91x
MINIMUM U/W DSCR:                             1.20x
WTD. AVG. U/W DSCR:                           1.41x

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                         WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF    AVERAGE                    WEIGHTED
                                        UNDERLYING     CUT-OFF DATE      INITIAL NET     MORTGAGE     WEIGHTED      AVERAGE
        RANGE OF CUT-OFF DATE            MORTGAGE        PRINCIPAL     LOAN GROUP NO. 1  INTEREST     AVERAGE     CUT-OFF DATE
       LOAN-TO-VALUE RATIOS (1)            LOANS        BALANCE (1)        BALANCE         RATE       U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
          26.6%   -    40.0%                  1      $      1,797,889         0.2%        5.1300%       2.91x         26.6%
          40.0%   -    50.0%                  1             3,981,629         0.3%        5.2800%       2.57          40.8%
          50.0%   -    60.0%                 15            78,090,001         6.7%        5.6199%       1.60          56.6%
          60.0%   -    65.0%                  7            30,344,991         2.6%        5.9381%       1.54          62.6%
          65.0%   -    70.0%                 17           124,623,339        10.6%        5.7643%       1.49          67.6%
          70.0%   -    73.0%                 18           141,995,546        12.1%        5.5276%       1.36          71.5%
          73.0%   -    75.0%                 27           551,998,141        47.1%        5.3532%       1.40          74.0%
          75.0%   -    77.0%                  4            15,538,757         1.3%        5.5265%       1.38          76.0%
          77.0%   -    77.5%                  2            11,793,246         1.0%        5.6145%       1.36          77.4%
          77.5%   -    78.0%                  4            13,359,629         1.1%        5.7479%       1.36          77.8%
          78.0%   -    79.0%                  3            21,726,750         1.9%        5.6206%       1.33          78.5%
          79.0%   -    80.0%                 14           175,728,440        15.0%        5.4968%       1.30          79.8%
                                       ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     113      $  1,170,978,358       100.0%        5.4864%       1.41x         72.4%
                                       =======================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):           80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):           26.6%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):         72.4%

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                        WEIGHTED
                                   NUMBER OF                          PERCENTAGE OF      AVERAGE                     WEIGHTED
                                   MORTGAGED       CUT-OFF DATE        INITIAL NET       MORTGAGE    WEIGHTED        AVERAGE
                                     REAL            PRINCIPAL       LOAN GROUP NO. 1    INTEREST     AVERAGE      CUT-OFF DATE
STATE                             PROPERTIES        BALANCE (1)          BALANCE           RATE      U/W DSCR     LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------------
New York                               7         $    217,620,794         18.6%           5.4083%      1.27x          75.6%
California                            14              211,270,677         18.0%           5.2587%      1.54           70.9%
   Southern California (2)             9              157,442,754         13.4%           5.1641%      1.62           70.9%
   Northern California (2)             5               53,827,923          4.6%           5.5354%      1.31           71.0%
Ohio                                   8              167,497,759         14.3%           5.4729%      1.41           74.5%
Illinois                              10              111,035,178          9.5%           5.4453%      1.29           74.3%
Pennsylvania                           2               48,183,491          4.1%           5.7467%      1.47           69.0%
Texas                                 13               44,025,242          3.8%           5.8341%      1.54           72.7%
Maryland                               4               42,516,309          3.6%           5.5749%      1.50           69.3%
Nevada                                 4               41,895,991          3.6%           5.6622%      1.48           74.4%
Kansas                                 2               37,557,513          3.2%           5.4481%      1.27           73.0%
Georgia                                6               36,742,749          3.1%           5.4664%      1.38           71.1%
Washington                             4               34,350,297          2.9%           5.5146%      1.30           63.4%
Arizona                                7               34,100,642          2.9%           5.5229%      1.43           70.7%
Louisiana                              4               25,638,845          2.2%           6.0375%      1.50           71.5%
North Carolina                         6               22,887,146          2.0%           5.7826%      1.40           71.5%
Michigan                               4               18,924,334          1.6%           5.8098%      1.53           60.3%
Virginia                               3               11,798,798          1.0%           5.5348%      1.40           75.8%
Utah                                   1               10,000,000          0.9%           5.3800%      1.33           79.4%
Colorado                               2                8,292,205          0.7%           5.2397%      1.46           68.1%
Oklahoma                               2                5,728,787          0.5%           6.2364%      1.65           61.1%
Alabama                                1                5,535,000          0.5%           5.0300%      2.15           55.9%
Connecticut                            1                5,450,000          0.5%           5.3900%      1.32           76.8%
Oregon                                 1                4,500,000          0.4%           5.8800%      1.56           75.0%
Kentucky                               1                4,381,317          0.4%           5.7000%      1.62           69.5%
South Carolina                         2                4,300,682          0.4%           5.7644%      1.45           75.6%
New Hampshire                          1                2,994,378          0.3%           5.8900%      1.39           72.6%
New Jersey                             1                2,855,016          0.2%           5.6400%      1.37           74.2%
Florida                                2                2,790,792          0.2%           5.6672%      1.42           71.6%
Wisconsin                              1                2,371,439          0.2%           5.7500%      1.20           66.4%
Iowa                                   1                2,316,565          0.2%           5.7200%      1.27           74.7%
Tennessee                              1                1,825,000          0.2%           5.4400%      2.66           53.7%
Idaho                                  1                1,591,412          0.1%           5.5000%      1.29           79.6%
                                  ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               117        $  1,170,978,358         100.0%          5.4864%      1.41x          72.4%
                                  =============================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.
(2) NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.
     SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                    WEIGHTED
                                  NUMBER OF                      PERCENTAGE OF      AVERAGE                WEIGHTED       WEIGHTED
                                 UNDERLYING     CUT-OFF DATE      INITIAL NET      MORTGAGE   WEIGHTED     AVERAGE        AVERAGE
                                  MORTGAGE        PRINCIPAL     LOAN GROUP NO. 1   INTEREST    AVERAGE   CUT-OFF DATE    REMAINING
LOAN TYPE                           LOANS        BALANCE (1)        BALANCE          RATE     U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
------------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans            2      $   111,535,000         9.5%          5.0642%     1.72x       72.2%            78
Balloon Loans with Partial IO
  Term                                27          640,762,000        54.7%          5.4539%     1.33        74.3%            27
Balloon Loan without IO Term          76          350,675,696        29.9%          5.6656%     1.47        69.4%           N/A
Interest Only ARD Loans                2            3,325,000         0.3%          5.4400%     2.58        53.8%           115
ARD Loans without IO Periods           4           52,143,194         4.5%          5.4666%     1.26        73.6%           N/A
Fully Amortizing Loans                 2           12,537,468         1.1%          5.9865%     1.28        57.7%           N/A
                                 ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              113      $ 1,170,978,358       100.0%          5.4864%     1.41x       72.4%           N/A
                                 ===================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                           WEIGHTED
                                NUMBER OF                              PERCENTAGE OF        AVERAGE                      WEIGHTED
                                MORTGAGED         CUT-OFF DATE          INITIAL NET        MORTGAGE      WEIGHTED        AVERAGE
                                  REAL              PRINCIPAL        LOAN GROUP NO. 1      INTEREST       AVERAGE      CUT-OFF DATE
PROPERTY TYPE                  PROPERTIES          BALANCE (1)            BALANCE            RATE        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
Office                              31          $    504,586,170           43.1%            5.3648%        1.37x          73.9%
Retail                              52               466,571,429           39.8%            5.4727%        1.39           73.2%
Hotel                               11               102,783,040            8.8%            5.9991%        1.60           65.1%
Industrial                           6                30,608,785            2.6%            5.7756%        1.30           67.2%
Multifamily                         10                29,153,471            2.5%            5.5647%        1.67           65.0%
Mixed Use                            3                19,637,903            1.7%            5.6540%        1.48           71.8%
Self Storage                         4                17,637,559            1.5%            5.5196%        1.50           71.4%
                               ----------------------------------------------------------------------------------------------------
                                   117          $  1,170,978,358          100.0%            5.4864%        1.41x          72.4%
                               ====================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                                 WEIGHTED
                                              NUMBER OF                        PERCENTAGE OF     AVERAGE                  WEIGHTED
                                              MORTGAGED     CUT-OFF DATE        INITIAL NET     MORTGAGE    WEIGHTED      AVERAGE
                   PROPERTY                     REAL          PRINCIPAL      LOAN GROUP NO. 1   INTEREST     AVERAGE    CUT-OFF DATE
PROPERTY TYPE      SUB-TYPE                  PROPERTIES      BALANCE (1)          BALANCE         RATE      U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
RETAIL
                   Anchored (2)                  37         $  422,857,785         36.1%         5.4729%      1.38x        73.7%
                   Unanchored                    15             43,713,644          3.7%         5.4713%      1.47         68.8%
                                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          52         $  466,571,429         39.8%         5.4727%      1.39x        73.2%
                                             =======================================================================================

HOTEL
                   Full Service                   4         $   65,079,314          5.6%         5.8252%      1.54x        65.0%
                   Limited Service                7             37,703,727          3.2%         6.2992%      1.71         65.4%
                                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          11         $  102,783,040          8.8%         5.9991%      1.60x        65.1%
                                             =======================================================================================

MULTIFAMILY
                   Manufactured Housing           8         $   22,855,582          2.0%         5.5369%      1.59x        66.1%
                   Conventional                   2              6,297,889          0.5%         5.6659%      1.95         61.2%
                                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          10         $   29,153,471          2.5%         5.5647%      1.67x        65.0%
                                             =======================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.
(2)  INCLUDES SHADOW ANCHORED PROPERTIES.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                                                    WEIGHTED
                                                                                                     AVERAGE
                                                                               PERCENTAGE OF        REMAINING
          RANGE OF                      NUMBER OF          CUT-OFF DATE         INITIAL NET          LOCKOUT
     REMAINING TERMS TO                 MORTGAGE            PRINCIPAL        LOAN GROUP NO. 1        PERIOD
  STATED MATURITY (1),(2)                LOANS            BALANCE (1)            BALANCE         (MONTHS) (1)
--------------------------------------------------------------------------------------------------------------
       54     -     69                       8          $       78,413,698          6.7%                54
       70     -     99                       6                 125,268,904         10.7%                71
      100     -    115                      18                  66,531,757          5.7%               110
      116     -    117                      36                 445,235,019         38.0%               110
      118     -    120                      43                 442,991,511         37.8%               114
      121     -    230                       1                   7,780,077          0.7%               169
      231     -    236                       1                   4,757,391          0.4%               232
                                        ----------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    113          $    1,170,978,358        100.0%               108
                                        ======================================================================

                                           WEIGHTED              WEIGHTED
                                           AVERAGE               AVERAGE              WEIGHTED
                                          REMAINING             REMAINING              AVERAGE
          RANGE OF                         LOCKOUT           LOCKOUT PLUS YM          REMAINING
     REMAINING TERMS TO                 PLUS YM PERIOD     PLUS PREMIUM PERIOD        MATURITY
  STATED MATURITY (1),(2)                (MONTHS) (1)          (MONTHS) (1)      (MONTHS) (1),(2)
---------------------------------------------------------------------------------------------------
       54     -     69                        54                    54                    59
       70     -     99                        72                    72                    79
      100     -    115                       110                   110                   114
      116     -    117                       112                   112                   117
      118     -    120                       114                   115                   118
      121     -    230                       169                   169                   172
      231     -    236                       232                   232                   236
                                        -----------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      105                   106                   110
                                        ===========================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                      WEIGHTED
                                                                                      AVERAGE
                                                                  PERCENTAGE OF      REMAINING
                                 NUMBER OF     CUT-OFF DATE        INITIAL NET        LOCKOUT
                                 MORTGAGE       PRINCIPAL       LOAN GROUP NO. 1      PERIOD
PREPAYMENT OPTION                  LOANS       BALANCE (1)           BALANCE       (MONTHS) (1)
-----------------------------------------------------------------------------------------------
Lockout / Defeasance                103      $  1,024,112,132         87.5%             109
Yield Maintenance                     4           122,351,565         10.4%               0
Lockout / Defeasance / Yield
  Maintenance                         1            13,538,802          1.2%              36
Lockout / Yield Maintenance           2             4,169,328          0.4%              35
Yield Maintenance / Static            1             3,581,243          0.3%               0
Lockout / Defeasance / Static         2             3,225,289          0.3%              55
                                 --------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             113      $  1,170,978,358        100.0%             108
                                 ==============================================================

                                   WEIGHTED           WEIGHTED
                                   AVERAGE             AVERAGE               WEIGHTED
                                  REMAINING           REMAINING               AVERAGE
                                   LOCKOUT         LOCKOUT PLUS YM           REMAINING
                                PLUS YM PERIOD   PLUS PREMIUM PERIOD         MATURITY
PREPAYMENT OPTION                (MONTHS) (1)        (MONTHS) (1)       (MONTHS) (1),(2)
------------------------------------------------------------------------------------------
Lockout / Defeasance                 109                 109                    114
Yield Maintenance                     75                  75                     82
Lockout / Defeasance / Yield
  Maintenance                        114                 114                    117
Lockout / Yield Maintenance          115                 115                    119
Yield Maintenance / Static            35                 115                    119
Lockout / Defeasance / Static         55                  75                     78
                                ----------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              105                 106                    110
                                ==========================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                           WEIGHTED
                                     NUMBER OF                           PERCENTAGE OF      AVERAGE                     WEIGHTED
                                     MORTGAGED       CUT-OFF DATE         INITIAL NET      MORTGAGE     WEIGHTED        AVERAGE
                                       REAL           PRINCIPAL        LOAN GROUP NO. 1    INTEREST     AVERAGE       CUT-OFF DATE
OWNERSHIP INTEREST                  PROPERTIES       BALANCE (1)            BALANCE          RATES      U/W DSCR     LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
Fee                                     107        $    822,828,933          70.3%          5.5056%       1.44x          72.1%
Leasehold                                 9             199,149,424          17.0%          5.4276%       1.29           72.0%
Fee/Leasehold                             1             149,000,000          12.7%          5.4588%       1.40           74.5%
                                    ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 117        $  1,170,978,358         100.0%          5.4864%       1.41x          72.4%
                                    ==============================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                                             WEIGHTED
                                      NUMBER OF                           PERCENTAGE OF      AVERAGE                    WEIGHTED
                                      UNDERLYING        CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED        AVERAGE
                                       MORTGAGE           PRINCIPAL      LOAN GROUP NO. 2    INTEREST    AVERAGE      CUT-OFF DATE
MORTGAGE LOAN SELLER                    LOANS            BALANCE (1)         BALANCE           RATE      U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.                    53          $   431,585,796          97.0%          5.3192%       1.33x          76.3%
Keybank National Association               3               13,520,307           3.0%          5.5237%       1.22           78.4%
                                      ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   56          $   445,106,102         100.0%          5.3254%       1.32x          76.3%
                                      =============================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                             MORTGAGE INTEREST RATES

                                                                                         WEIGHTED
                                        NUMBER OF                       PERCENTAGE OF     AVERAGE                   WEIGHTED
                                        UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED      AVERAGE
           RANGE OF                      MORTGAGE        PRINCIPAL     LOAN GROUP NO. 2  INTEREST     AVERAGE    CUT-OFF DATE
    MORTGAGE INTREST RATES                LOANS         BALANCE (1)         BALANCE        RATE       U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
    4.8200%   -    5.0000%                  3        $     31,663,040          7.1%       4.9469%       1.38x        71.5%
    5.0001%   -    5.2500%                  9              90,066,423         20.2%       5.1415%       1.28         75.5%
    5.2501%   -    5.5000%                 22             257,815,532         57.9%       5.3392%       1.31         77.7%
    5.5001%   -    5.7500%                 13              49,307,141         11.1%       5.6013%       1.41         75.6%
    5.7501%   -    6.0000%                  6              10,853,303          2.4%       5.9235%       1.42         72.0%
    6.0001%   -    6.2500%                  1               3,365,912          0.8%       6.0700%       1.41         68.7%
    6.2501%   -    6.5000%                  1               1,487,823          0.3%       6.3600%       1.33         59.5%
    6.5001%   -    6.8800%                  1                 546,929          0.1%       6.8800%       1.38         70.6%
                                        ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    56        $    445,106,102        100.0%       5.3254%       1.32x        76.3%
                                        =======================================================================================

MAXIMUM MORTGAGE INTEREST RATE:            6.8800%
MINIMUM MORTGAGE INTEREST RATE:            4.8200%
WTD. AVG. MORTGAGE INTEREST RATE:          5.3254%

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                         WEIGHTED
                                        NUMBER OF                       PERCENTAGE OF     AVERAGE                   WEIGHTED
                                        UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED      AVERAGE
        RANGE OF CUT-OFF DATE            MORTGAGE        PRINCIPAL     LOAN GROUP NO. 2  INTEREST     AVERAGE    CUT-OFF DATE
        PRINCIPAL BALANCES (1)            LOANS         BALANCE (1)         BALANCE        RATE       U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
$       546,929    -          750,000       2        $      1,290,459          0.3%       6.3730%       1.51x        65.6%
        750,001    -        1,000,000       2               1,888,856          0.4%       5.9452%       1.33         75.6%
      1,000,001    -        1,250,000       2               2,102,860          0.5%       5.6769%       1.44         70.5%
      1,250,001    -        1,500,000       2               2,885,205          0.6%       6.1372%       1.34         66.3%
      1,500,001    -        2,000,000       5               8,884,138          2.0%       5.6534%       1.42         77.1%
      2,000,001    -        2,500,000       2               4,638,086          1.0%       5.3071%       1.71         54.6%
      2,500,001    -        3,000,000       2               5,826,843          1.3%       5.5885%       1.28         76.9%
      3,000,001    -        3,500,000       1               3,365,912          0.8%       6.0700%       1.41         68.7%
      3,500,001    -        4,000,000       4              14,923,333          3.4%       5.2855%       1.40         77.2%
      4,000,001    -        4,500,000       3              12,392,536          2.8%       5.2548%       1.48         77.7%
      4,500,001    -        5,000,000       4              19,135,908          4.3%       5.2209%       1.26         72.3%
      5,000,001    -        6,000,000       2              11,348,989          2.5%       5.8408%       1.56         73.8%
      6,000,001    -        7,000,000       3              19,056,623          4.3%       5.3011%       1.27         79.1%
      7,000,001    -        8,000,000       1               7,366,763          1.7%       5.4000%       1.39         78.4%
      8,000,001    -        9,000,000       6              50,474,730         11.3%       5.3486%       1.32         76.6%
      9,000,001    -       10,000,000       1               9,700,000          2.2%       5.5000%       1.52         74.0%
     10,000,001    -       13,000,000       2              25,850,000          5.8%       5.1464%       1.38         70.5%
     13,000,001    -       17,000,000       6              88,710,000         19.9%       5.2079%       1.30         77.5%
     17,000,001    -       25,000,000       3              54,164,863         12.2%       5.4237%       1.29         77.7%
     25,000,001    -       35,000,000       2              64,100,000         14.4%       5.2349%       1.24         78.1%
     35,000,001    -  $    37,000,000       1              37,000,000          8.3%       5.2640%       1.30         77.9%
                                        --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    56        $    445,106,102        100.0%       5.3254%       1.32x        76.3%
                                        ======================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):          $  37,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):          $     546,929
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):          $   7,948,323

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                                         WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF    AVERAGE                    WEIGHTED
            RANGE OF                    UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED      AVERAGE
     ORIGINAL AMORTIZATION               MORTGAGE        PRINCIPAL     LOAN GROUP NO. 2  INTEREST     AVERAGE    CUT-OFF DATE
       TERMS (MONTHS) (1)                 LOANS         BALANCE (2)        BALANCE         RATES      U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
          Interest Only                      2       $     30,050,000         6.8%        5.2800%       1.38x         79.3%
         300    -    300                     7             14,314,977         3.2%        5.8302%       1.34          73.0%
         301    -    360                    47            400,741,125        90.0%        5.3108%       1.32          76.2%
                                       ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     56       $    445,106,102       100.0%        5.3254%       1.32x         76.3%
                                       =======================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):           360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):           300
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):         358

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MAY 2005.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                         WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF    AVERAGE                    WEIGHTED
            RANGE OF                    UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED      AVERAGE
         ORIGINAL TERMS                  MORTGAGE        PRINCIPAL     LOAN GROUP NO. 2  INTEREST     AVERAGE    CUT-OFF DATE
 TO STATED MATURITY (MONTHLY) (1)         LOANS         BALANCE (2)        BALANCE         RATES      U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
         60    -     84                     12       $    111,299,946        25.0%        5.2579%       1.33x         76.5%
         85    -    120                     36            262,588,467        59.0%        5.3857%       1.34          76.1%
        121    -    180                      8             71,217,689        16.0%        5.2085%       1.27          77.0%
                                       ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     56       $    445,106,102       100.0%        5.3254%       1.32x         76.3%
                                       =======================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     180
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   106

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MAY 2005.

                      REMAINING AMORTIZATION TERMS (1),(2)

                                                                                         WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF    AVERAGE                    WEIGHTED
              RANGE OF                  UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED      AVERAGE
       REMAINING AMORTIZATION            MORTGAGE        PRINCIPAL     LOAN GROUP NO. 2  INTEREST     AVERAGE    CUT-OFF DATE
      TERMS (MONTHS) (1), (2)             LOANS         BALANCE (2)        BALANCE         RATES      U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
            Interest Only                    2       $     30,050,000         6.8%        5.2800%       1.38x         79.3%
          294     -     330                  7             14,314,977         3.2%        5.8302%       1.34          73.0%
          331     -     355                 10             31,529,411         7.1%        5.3978%       1.42          75.1%
          356     -     357                 14             93,230,940        20.9%        5.4279%       1.38          77.3%
          358     -     360                 23            275,980,774        62.0%        5.2613%       1.29          76.0%
                                       ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     56       $    445,106,102       100.0%        5.3254%       1.32x         76.3%
                                       ========================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2),(3):          360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2),(3):          294
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2),(3):        356

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MAY 2005.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                   REMAINING TERMS TO STATED MATURITY (1),(2)

                                                                                         WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF    AVERAGE                    WEIGHTED
               RANGE OF                 UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED      AVERAGE
           REMAINING TERMS               MORTGAGE        PRINCIPAL     LOAN GROUP NO. 2  INTEREST     AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1), (2)      LOANS         BALANCE (2)        BALANCE         RATES      U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
            54    -     60                   8       $     63,353,097        14.2%        5.2331%       1.35x         75.2%
            61    -     84                   4             47,946,849        10.8%        5.2905%       1.29          78.3%
            85    -    110                   5             56,940,000        12.8%        5.3450%       1.31          77.6%
           111    -    114                   7             19,157,654         4.3%        5.6104%       1.43          75.7%
           115    -    116                  16            154,674,792        34.8%        5.3430%       1.32          76.7%
           117    -    119                  14            100,336,782        22.5%        5.2939%       1.31          75.8%
           120    -    173                   2              2,696,929         0.6%        5.8357%       1.53          49.3%
                                       ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     56       $    445,106,102       100.0%        5.3254%       1.32x         76.3%
                                       ========================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1),(2):    173
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1),(2):     54
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1),(2):  102

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN MAY 2005.

                           YEARS BUILT/YEARS RENOVATED

                                                                                         WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF    AVERAGE                    WEIGHTED
                                         MORTGAGED     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED      AVERAGE
           RANGE OF YEARS                  REAL          PRINCIPAL     LOAN GROUP NO. 2  INTEREST     AVERAGE    CUT-OFF DATE
        BUILT/RENOVATED (1)             PROPERTIES      BALANCE (2)        BALANCE         RATE       U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
        1968     -     1985                  8       $     20,406,893         4.6%        5.5582%       1.37x         73.7%
        1986     -     1995                  9             56,359,145        12.7%        5.2793%       1.32          75.5%
        1996     -     2000                 19            199,672,774        44.9%        5.2756%       1.28          76.7%
        2001     -     2004                 26            168,667,291        37.9%        5.3716%       1.37          76.5%
                                       ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     62       $    445,106,102       100.0%        5.3254%       1.32x         76.3%
                                       ========================================================================================

MOST RECENT YEAR BUILT/RENOVATED:              2004
OLDEST YEAR BUILT/RENOVATED                    1968
WTD. AVG. YEAR BUILT/RENOVATED:                1998

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.
(2)  BASED ON A CUT-OFF DATE IN MAY 2005.

                         OCCUPANCY RATES AT UNDERWRITING

                                                                                         WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF    AVERAGE                    WEIGHTED
                                         MORTGAGED     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED      AVERAGE
              RANGE OF                     REAL          PRINCIPAL     LOAN GROUP NO. 2  INTEREST     AVERAGE    CUT-OFF DATE
       OCCUPANCY RATES AT U/W           PROPERTIES      BALANCE (1)        BALANCE         RATE       U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
          80%   -      85%                   4       $     49,150,000        11.0%        5.3003%       1.31x         74.0%
          86%   -      88%                   7             66,578,867        15.0%        5.3159%       1.33          75.1%
          89%   -      90%                   8            116,690,769        26.2%        5.3075%       1.29          77.6%
          91%   -      93%                   8             44,870,712        10.1%        5.3832%       1.31          78.2%
          94%   -      95%                  11             88,571,366        19.9%        5.3035%       1.37          76.9%
          96%   -      97%                  10             44,822,147        10.1%        5.2975%       1.33          77.3%
          98%   -     100%                  14             34,422,242         7.7%        5.4578%       1.33          73.0%
                                       ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     62       $    445,106,102       100.0%        5.3254%       1.32x         76.3%
                                       ========================================================================================

MAXIMUM OCCUPANCY RATE AT U/W:                  100%
MINIMUM OCCUPANCY RATE AT U/W:                   80%
WTD. AVG. OCCUPANCY RATE AT U/W:                 91%

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                         WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF    AVERAGE                    WEIGHTED
                                        UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED      AVERAGE
              RANGE OF                   MORTGAGE        PRINCIPAL     LOAN GROUP NO. 2  INTEREST     AVERAGE    CUT-OFF DATE
              U/W DSCRS                   LOANS         BALANCE (1)        BALANCE         RATE       U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
          1.19x   -    1.24                 11       $    120,475,145        27.1%        5.2304%       1.22x         75.5%
          1.25    -    1.29                  6             62,993,430        14.2%        5.3450%       1.26          79.1%
          1.30    -    1.34                  7             88,430,429        19.9%        5.3336%       1.31          77.2%
          1.35    -    1.39                 14            100,131,518        22.5%        5.3489%       1.38          78.4%
          1.40    -    1.44                  6             32,044,644         7.2%        5.3379%       1.42          70.6%
          1.45    -    1.49                  4             13,289,836         3.0%        5.3720%       1.47          76.5%
          1.50    -    1.54                  2             10,796,913         2.4%        5.5335%       1.52          72.8%
          1.55    -    1.59                  3              8,090,206         1.8%        5.5217%       1.57          67.6%
          1.60    -    1.74                  2              6,365,897         1.4%        5.7792%       1.69          72.6%
          1.75    -    1.83x                 1              2,488,086         0.6%        5.0800%       1.83          63.8%
                                       ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     56       $    445,106,102       100.0%        5.3254%       1.32x         76.3%
                                       =======================================================================================

MAXIMUM U/W DSCR:                              1.83x
MINIMUM U/W DSCR:                              1.19x
WTD. AVG. U/W DSCR:                            1.32x

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                         WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF    AVERAGE                    WEIGHTED
                                        UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED      AVERAGE
       RANGE OF CUT-OFF DATE             MORTGAGE        PRINCIPAL     LOAN GROUP NO. 2  INTEREST     AVERAGE    CUT-OFF DATE
      LOAN-TO-VALUE RATIOS (1)            LOANS         BALANCE (1)        BALANCE         RATE       U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
         43.9%   -     50.0%                 1       $      2,150,000         0.5%        5.5700%       1.57x         43.9%
         50.0%   -     60.0%                 1              1,487,823         0.3%        6.3600%       1.33          59.5%
         60.0%   -     65.0%                 4             17,328,528         3.9%        5.0694%       1.50          63.7%
         65.0%   -     70.0%                 4             31,165,912         7.0%        5.2926%       1.25          68.2%
         70.0%   -     73.0%                 3             10,489,969         2.4%        5.1505%       1.27          70.8%
         73.0%   -     74.0%                 6             28,027,953         6.3%        5.6113%       1.52          73.8%
         74.0%   -     76.0%                 3              5,679,267         1.3%        5.7198%       1.32          74.7%
         76.0%   -     77.0%                 4             62,305,021        14.0%        5.2366%       1.28          76.7%
         77.0%   -     77.5%                 6             55,893,994        12.6%        5.4072%       1.37          77.2%
         77.5%   -     78.5%                 6             60,352,068        13.6%        5.2949%       1.34          78.0%
         78.5%   -     79.0%                 3             20,262,096         4.6%        5.1067%       1.33          78.9%
         79.0%   -     80.0%                15            149,963,472        33.7%        5.3401%       1.28          79.6%
                                       ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     56       $    445,106,102       100.0%        5.3254%       1.32x         76.3%
                                       =======================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):            80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):            43.9%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):          76.3%

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                           WEIGHTED
                              NUMBER OF                               PERCENTAGE OF         AVERAGE                      WEIGHTED
                              MORTGAGED          CUT-OFF DATE            INITIAL           MORTGAGE     WEIGHTED          AVERAGE
                                 REAL              PRINCIPAL         LOAN GROUP NO. 2      INTEREST      AVERAGE       CUT-OFF DATE
STATE                         PROPERTIES          BALANCE (1)            BALANCE             RATE       U/W DSCR       LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
Texas                             15           $    207,670,180           46.7%             5.3083%       1.29x            77.3%
Virginia                           3                 36,766,763            8.3%             5.2616%       1.31             79.4%
Florida                            7                 32,524,946            7.3%             5.3757%       1.35             76.9%
Wisconsin                          3                 23,659,129            5.3%             5.1087%       1.46             69.1%
Georgia                            2                 20,283,920            4.6%             5.4277%       1.21             78.5%
South Carolina                     3                 17,335,160            3.9%             5.1871%       1.37             77.9%
North Carolina                     1                 16,250,000            3.7%             5.2800%       1.38             79.3%
California (2)                     3                 14,543,040            3.3%             5.1233%       1.25             69.9%
Ohio                               4                 13,050,518            2.9%             5.3693%       1.38             77.7%
Washington                         2                 11,239,994            2.5%             5.3735%       1.21             70.4%
Tennessee                          1                  9,700,000            2.2%             5.5000%       1.52             74.0%
Missouri                           3                  7,219,197            1.6%             5.4975%       1.48             77.9%
Indiana                            2                  6,180,946            1.4%             5.2961%       1.49             65.8%
New Hampshire                      1                  6,087,444            1.4%             5.4600%       1.20             79.1%
West Virginia                      1                  5,622,367            1.3%             5.7500%       1.70             74.0%
Louisiana                          1                  4,592,868            1.0%             5.5300%       1.26             79.9%
Montana                            1                  3,972,019            0.9%             5.1100%       1.45             73.6%
Illinois                           5                  3,365,912            0.8%             6.0700%       1.41             68.7%
New York                           2                  2,885,205            0.6%             6.1372%       1.34             66.3%
Connecticut                        1                  1,609,563            0.4%             5.6500%       1.55             73.2%
Michigan                           1                    546,929            0.1%             6.8800%       1.38             70.6%
                              ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           62           $    445,106,102          100.0%             5.3254%       1.32X            76.3%
                              ======================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.
(2)  THE THREE PROPERTIES IN CALIFORNIA ARE ALL LOCATED IN SOUTHERN CALIFORNIA.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                   WEIGHTED
                                 NUMBER OF                       PERCENTAGE OF     AVERAGE                 WEIGHTED       WEIGHTED
                                 UNDERLYING    CUT-OFF DATE         INITIAL       MORTGAGE   WEIGHTED      AVERAGE        AVERAGE
                                  MORTGAGE      PRINCIPAL      LOAN GROUP NO. 2   INTEREST   AVERAGE     CUT-OFF DATE    REMAINING
LOAN TYPE                          LOANS       BALANCE (1)          BALANCE         RATE     U/W DSCR   LTV RATIO (1)  IO PERIOD (1)
------------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans           2        $  30,050,000           6.8%        5.2800%     1.38x        79.3%            57
Balloon Loans with Partial
  IO Term                            19          265,340,000          59.6%        5.2499%     1.29         76.2%            25
Balloon Loan without IO Term         35          149,716,102          33.6%        5.4683%     1.38         76.0%           N/A
                                 ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              56        $ 445,106,102         100.0%        5.3254%     1.32x        76.3%           N/A
                                 ===================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                         WEIGHTED
                                  NUMBER OF                          PERCENTAGE OF       AVERAGE                      WEIGHTED
                                  MORTGAGED       CUT-OFF DATE          INITIAL          MORTGAGE     WEIGHTED         AVERAGE
                                    REAL            PRINCIPAL      LOAN GROUP NO. 2      INTEREST      AVERAGE      CUT-OFF DATE
PROPERTY TYPE                    PROPERTIES        BALANCE (1)          BALANCE            RATE       U/W DSCR      LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
Multifamily                          60          $  441,735,673          99.2%           5.3207%        1.32x           76.4%
Mixed Use                             2               3,370,429           0.8%           5.9355%        1.32            70.1%
                                 ------------------------------------------------------------------------------------------------
                                     62          $  445,106,102         100.0%           5.3254%        1.32x           76.3%
                                 ================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                               WEIGHTED
                                           NUMBER OF                         PERCENTAGE OF     AVERAGE                   WEIGHTED
                                           MORTGAGED      CUT-OFF DATE          INITIAL        MORTGAGE   WEIGHTED        AVERAGE
                 PROPERTY                    REAL           PRINCIPAL      LOAN GROUP NO. 2    INTEREST    AVERAGE     CUT-OFF DATE
PROPERTY TYPE    SUB-TYPE                 PROPERTIES       BALANCE (1)          BALANCE          RATE     U/W DSCR     LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
                 Conventional                 53         $  423,880,063          95.2%         5.3176%      1.32x          76.6%
                 Manufactured Housing          7             17,855,610          4.0%          5.3963%      1.33           72.3%
                                 ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       60         $  441,735,673          99.2%         5.3207%      1.32x          76.4%
                                 ===================================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                                          WEIGHTED
                                                                                           AVERAGE
                                                                     PERCENTAGE OF        REMAINING
             RANGE OF              NUMBER OF     CUT-OFF DATE           INITIAL            LOCKOUT
        REMAINING TERMS TO         MORTGAGE       PRINCIPAL         LOAN GROUP NO. 2       PERIOD
    STATED MATURITY (1),(2)          LOANS       BALANCE (1)            BALANCE         (MONTHS) (1)
----------------------------------------------------------------------------------------------------
         54     -      69              8           $   63,353,097        14.2%                50
         70     -      99              4               47,946,849        10.8%                71
        100     -     115             18              143,219,890        32.2%               105
        116     -     117             12              136,252,556        30.6%               113
        118     -     120             13               53,786,782        12.1%               114
        121     -     173              1                  546,929         0.1%               166
                                 -------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               56           $  445,106,102       100.0%                97
                                 -------------------------------------------------------------------

                                     WEIGHTED            WEIGHTED
                                     AVERAGE              AVERAGE                WEIGHTED
                                    REMAINING            REMAINING               AVERAGE
             RANGE OF                LOCKOUT          LOCKOUT PLUS YM           REMAINING
        REMAINING TERMS TO        PLUS YM PERIOD    PLUS PREMIUM PERIOD          MATURITY
    STATED MATURITY (1),(2)        (MONTHS) (1)        (MONTHS) (1)         (MONTHS) (1),(2)
----------------------------------------------------------------------------------------------
         54     -      69               50                   50                      56
         70     -      99               73                   73                      79
        100     -     115              105                  105                     110
        116     -     117              113                  113                     116
        118     -     120              114                  114                     119
        121     -     173              166                  166                     173
                                 -------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 97                   97                     102
                                 -------------------------------------------------------------

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                         WEIGHTED
                                                                                          AVERAGE
                                                                    PERCENTAGE OF        REMAINING
                                 NUMBER OF         CUT-OFF DATE        INITIAL            LOCKOUT
                                 MORTGAGE           PRINCIPAL      LOAN GROUP NO. 2       PERIOD
PREPAYMENT OPTION                  LOANS           BALANCE (1)         BALANCE         (MONTHS) (1)
---------------------------------------------------------------------------------------------------
Lockout / Defeasance                54           $   440,631,431         99.0%              98
Lockout / Yield
  Maintenance                        2                 4,474,671          1.0%              34
                                 ------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             56           $   445,106,102        100.0%              97
                                 ==================================================================

                                    WEIGHTED           WEIGHTED
                                    AVERAGE             AVERAGE               WEIGHTED
                                   REMAINING           REMAINING              AVERAGE
                                    LOCKOUT         LOCKOUT PLUS YM          REMAINING
                                 PLUS YM PERIOD   PLUS PREMIUM PERIOD         MATURITY
PREPAYMENT OPTION                 (MONTHS) (1)       (MONTHS) (1)        (MONTHS) (1),(2)
-------------------------------------------------------------------------------------------
Lockout / Defeasance                   98                 98                     102
Lockout / Yield
  Maintenance                          68                 68                      71
                                 ----------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                97                 97                     102
                                 ==========================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                       WEIGHTED
                                 NUMBER OF                          PERCENTAGE OF       AVERAGE                    WEIGHTED
                                 MORTGAGED        CUT-OFF DATE         INITIAL         MORTGAGE     WEIGHTED        AVERAGE
                                    REAL            PRINCIPAL      LOAN GROUP NO. 2    INTEREST      AVERAGE     CUT-OFF DATE
OWNERSHIP INTEREST               PROPERTIES        BALANCE (1)         BALANCE           RATES      U/W DSCR     LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
Fee                                  62         $   445,106,102         100.0%          5.3254%       1.32x          76.3%
                                 ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              62         $   445,106,102         100.0%          5.3254%       1.32x          76.3%
                                 =============================================================================================

(1)  BASED ON A CUT-OFF DATE IN MAY 2005.

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

  [WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information, please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C2                                     @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   06/17/2005
                                                                                               RECORD DATE:    05/31/2005

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

STATEMENT SECTIONS                                                PAGE(S)
------------------                                                -------
Certificate Distribution Detail                                      2
Certificate Factor Detail                                            3
Reconciliation Detail                                                4
Other Required Information                                           5
Cash Reconciliation                                                  6
Ratings Detail                                                       7
Current Mortgage Loan and Property Stratification Tables           8 - 10
Mortgage Loan Detail                                                 11
Principal Prepayment Detail                                          12
Historical Detail                                                    13
Delinquency Loan Detail                                              14
Specially Serviced Loan Detail                                    15 - 16
Modified Loan Detail                                                 17
Liquidated Loan Detail                                               18
Bond/Collateral Realized Loss Reconciliation                         19

                                    DEPOSITOR

Credit Suisse First Boston Mortgage
Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010


Contact:      General Information Number
Phone Number: (212) 325-2000

                                 MASTER SERVICER

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, MO 64105


Contact:      Marty O'Conner
Phone Number: (816) 221-8800

                                SPECIAL SERVICER

J.E. Robert Company, Inc.
1650 Tysons Blvd Suite 1600
McLean, VA 22102


Contact:      Keith Belcher
Phone Number: (703) 714-8022

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others.

Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.                                 Page 1

  [WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information, please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C2                                    @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   06/17/2005
                                                                                               RECORD DATE:    05/31/2005

                         CERTIFICATE DISTRIBUTION DETAIL

                 Pass-Through   Original    Beginning     Principal      Interest
 Class   CUSIP      Rate         Balance     Balance    Distribution   Distribution
------------------------------------------------------------------------------------
  A-1              0.000000%         0.00         0.00          0.00            0.00
  A-2              0.000000%         0.00         0.00          0.00            0.00
  A-3              0.000000%         0.00         0.00          0.00            0.00
  A-AB             0.000000%         0.00         0.00          0.00            0.00
  A-4              0.000000%         0.00         0.00          0.00            0.00
 A-1-A             0.000000%         0.00         0.00          0.00            0.00
 A-MFL             0.000000%         0.00         0.00          0.00            0.00
 A-MFX             0.000000%         0.00         0.00          0.00            0.00
 A-J               0.000000%         0.00         0.00          0.00            0.00
   B               0.000000%         0.00         0.00          0.00            0.00
   C               0.000000%         0.00         0.00          0.00            0.00
   D               0.000000%         0.00         0.00          0.00            0.00
   E               0.000000%         0.00         0.00          0.00            0.00
   F               0.000000%         0.00         0.00          0.00            0.00
   G               0.000000%         0.00         0.00          0.00            0.00
   H               0.000000%         0.00         0.00          0.00            0.00
   J               0.000000%         0.00         0.00          0.00            0.00
   K               0.000000%         0.00         0.00          0.00            0.00
   L               0.000000%         0.00         0.00          0.00            0.00
   M               0.000000%         0.00         0.00          0.00            0.00
   N               0.000000%         0.00         0.00          0.00            0.00
   O               0.000000%         0.00         0.00          0.00            0.00
   P               0.000000%         0.00         0.00          0.00            0.00
   TM              0.000000%         0.00         0.00          0.00            0.00
------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------

                      Realized Loss/                                    Current
        Prepayment   Additional Trust       Total         Ending     Subordination
Class    Premium       Fund Expenses     Distribution     Balance        Level
------------------------------------------------------------------------------------
  A-1         0.00                0.00            0.00         0.00             0.00%
  A-2         0.00                0.00            0.00         0.00             0.00%
  A-3         0.00                0.00            0.00         0.00             0.00%
  A-AB        0.00                0.00            0.00         0.00             0.00%
  A-4         0.00                0.00            0.00         0.00             0.00%
 A-1-A        0.00                0.00            0.00         0.00             0.00%
 A-MFL        0.00                0.00            0.00         0.00             0.00%
 A-MFX        0.00                0.00            0.00         0.00             0.00%
  A-J         0.00                0.00            0.00         0.00             0.00%
   B          0.00                0.00            0.00         0.00             0.00%
   C          0.00                0.00            0.00         0.00             0.00%
   D          0.00                0.00            0.00         0.00             0.00%
   E          0.00                0.00            0.00         0.00             0.00%
   F          0.00                0.00            0.00         0.00             0.00%
   G          0.00                0.00            0.00         0.00             0.00%
   H          0.00                0.00            0.00         0.00             0.00%
   J          0.00                0.00            0.00         0.00             0.00%
   K          0.00                0.00            0.00         0.00             0.00%
   L          0.00                0.00            0.00         0.00             0.00%
   M          0.00                0.00            0.00         0.00             0.00%
   N          0.00                0.00            0.00         0.00             0.00%
   O          0.00                0.00            0.00         0.00             0.00%
   P          0.00                0.00            0.00         0.00             0.00%
   TM         0.00                0.00            0.00         0.00             0.00%
------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------

                                Original    Beginning                                             Ending
                 Pass-Through   Notional     Notional     Interest    Prepayment     Total       Notional
 Class   CUSIP       Rate        Amount       Amount    Distribution   Premium    Distribution    Amount
---------------------------------------------------------------------------------------------------------
 A-X                 0.000000%       0.00         0.00          0.00        0.00          0.00       0.00
 A-SP                0.000000%       0.00         0.00          0.00        0.00          0.00       0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.                                 Page 2

  [WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information, please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C2                                    @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   06/17/2005
                                                                                               RECORD DATE:    05/31/2005

                            CERTIFICATE FACTOR DETAIL

                                                                              Realized Loss/
                   Beginning     Principal        Interest      Prepayment    Additional Trust    Ending
 Class    CUSIP     Balance     Distribution    Distribution     Premium       Fund Expenses      Balance
-----------------------------------------------------------------------------------------------------------
  A-1             0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
  A-2             0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
  A-3             0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
  A-AB            0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
  A-4             0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
 A-1-A            0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
 A-MFL            0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
 A-MFX            0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
  A-J             0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
   B              0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
   C              0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
   D              0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
   E              0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
   F              0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
   G              0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
   H              0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
   J              0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
   K              0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
   L              0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
   M              0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
   N              0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
   O              0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
   P              0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
  TM              0.00000000      0.00000000      0.00000000    0.00000000         0.00000000    0.00000000
-----------------------------------------------------------------------------------------------------------


                  Beginning                                      Ending
                   Notional      Interest       Prepayment      Notional
 Class   CUSIP      Amount     Distribution      Premium         Amount
 -------------------------------------------------------------------------
 A-X              0.00000000      0.00000000      0.00000000    0.00000000
 A-SP             0.00000000      0.00000000      0.00000000    0.00000000
 -------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                 Page 3

   [WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information, please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C2                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   06/17/2005
                                                                                               RECORD DATE:    05/31/2005

                              RECONCILIATION DETAIL

                   ADVANCE SUMMARY                                          MASTER SERVICING FEE SUMMARY
        P & I Advances Outstanding                      0.00    Current Period Accrued Master Servicing Fees                   0.00
        Servicing Advances Outstanding                  0.00    Less Master Servicing Fees on Delinquent Payments              0.00
        Reimbursement for Interest on P & I             0.00    Less Reductions to Master Servicing Fees                       0.00
        Advances paid from general collections          0.00    Plus Master Servicing Fees for Delinquent Payments Received    0.00
        Reimbursement for Interest on Servicing         0.00    Plus Adjustments for Prior Master Servicing Calculation        0.00
        Advances paid from general collections          0.00                       Total Master Servicing Fees Collected       0.00

CERTIFICATE INTEREST RECONCILLATION

                                 Accrued          Uncovered                               Certificate            Unpaid
                               Certificate        Prepayment         Indemnification    Deferred Interest       Interest
             Class               Interest      Interest Shortfall        Expenses             Amount         Shortfall Amount
       ----------------------------------------------------------------------------------------------------------------------
              A-1
              A-2
              A-3
              A-AB
              A-4
             A-1-A
              A-X
              A-SP
              A-MFL
              A-MFX
              A-J
               B
               C
               D
               E
               F
               G
               H
               J
               K
               L
               M
               N
               O
               P
               TM
       ----------------------------------------------------------------------------------------------------------------------
              Total
       ----------------------------------------------------------------------------------------------------------------------

                               Optimal Interest        Interest                          Appraisal
                                 Distribution         Shortfall         Interest         Reduction
             Class                  Amount              Amount        Distribution        Amount
       ---------------------------------------------------------------------------------------------
              A-1
              A-2
              A-3
              A-AB
              A-4
             A-1-A
              A-X
              A-SP
              A-MFL
              A-MFX
              A-J
               B
               C
               D
               E
               F
               G
               H
               J
               K
               L
               M
               N
               O
               P
               TM
       ---------------------------------------------------------------------------------------------
              Total
       ---------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                 Page 4

   [WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information, please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C2                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   06/17/2005
                                                                                               RECORD DATE:    05/31/2005

                           OTHER REQUIRED INFORMATION

Available Distribution Amount                           0.00


Aggregate Number of Outstanding Loans                      0

Aggregate Unpaid Principal Balance of Loans             0.00

Aggregate Stated Principal Balance of Loans             0.00


Aggregate Amount of Servicing Fee                       0.00

Aggregate Amount of Special Servicing Fee               0.00

Aggregate Amount of Trustee Fee                         0.00

Aggregate Amount of Primary Servicing Fee               0.00

Aggregate Trust Fund Expenses                           0.00


Specially Serviced Loans not Delinquent

    Number of Outstanding Loans                            0

    Aggregate Unpaid Principal Balance                  0.00

Appraisal Reduction Amount

                  Appraisal     Cumulative     Most Recent
    Loan         Reduction         ASER          App. Red.
   Number          Amount         Amount          Date
------------------------------------------------------------


------------------------------------------------------------
   Total
------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                 Page 5

   [WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information, please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C2                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   06/17/2005
                                                                                               RECORD DATE:    05/31/2005

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED

     INTEREST:
          Interest paid or advanced                                           0.00
          Interest reductions due to Non-Recoverability Determinations        0.00
          Interest Adjustments                                                0.00
          Deferred Interest                                                   0.00
          Net Prepayment Interest Shortfall                                   0.00
          Net Prepayment Interest Excess                                      0.00
          Extension Interest                                                  0.00
          Interest Reserve Withdrawal                                         0.00
                                                                                  ----------------
               TOTAL INTEREST COLLECTED                                                       0.00

     PRINCIPAL:
          Scheduled Principal                                                 0.00
          Unscheduled Principal                                               0.00
               Principal Prepayments                                          0.00
               Collection of Principal after Maturity Date                    0.00
               Recoveries from Liquidation and Insurance Proceeds             0.00
               Excess of Prior Principal Amounts paid                         0.00
               Curtailments                                                   0.00
          Negative Amortization                                               0.00
          Principal Adjustments                                               0.00
                                                                                  ----------------
               TOTAL PRINCIPAL COLLECTED                                                      0.00

     OTHER:
          Prepayment Penalties/Yield Maintenance                              0.00
          Repayment Fees                                                      0.00
          Borrower Option Extension Fees                                      0.00
          Equity Payments Received                                            0.00
          Net Swap Counterparty Payments Received                             0.00
                                                                                  ----------------
               TOTAL OTHER COLLECTED                                                          0.00
                                                                                  ----------------
     TOTAL FUNDS COLLECTED                                                                    0.00
                                                                                  ================

TOTAL FUNDS DISTRIBUTED

     FEES:
          Master Servicing Fee                                                0.00
          Trustee Fee                                                         0.00
          Certificate Administration Fee                                      0.00
          Insurer Fee                                                         0.00
          Miscellaneous Fee                                                   0.00
                                                                                  ----------------
               TOTAL FEES                                                                     0.00

     ADDITIONAL TRUST FUND EXPENSES:
          Reimbursement for Interest on Advances                              0.00
          ASER Amount                                                         0.00
          Special Servicing Fee                                               0.00
          Reduction of funds due to Non-Recoverability Determinations         0.00
          Rating Agency Expenses                                              0.00
          Attorney Fees & Expenses                                            0.00
          Bankruptcy Expense                                                  0.00
          Taxes Imposed on Trust Fund                                         0.00
          Non-Recoverable Advances                                            0.00
          Other Expenses                                                      0.00
                                                                                  ----------------
               TOTAL ADDITIONAL TRUST FUND EXPENSES                                           0.00

     INTEREST RESERVE DEPOSIT                                                                 0.00

     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
          Interest Distribution                                               0.00
          Principal Distribution                                              0.00
          Prepayment Penalties/Yield Maintenance                              0.00
          Borrower Option Extension Fees                                      0.00
          Equity Payments Paid                                                0.00
          Net Swap Counterparty Payments Paid                                 0.00
                                                                                  ----------------
               TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                                  0.00
                                                                                  ----------------
TOTAL FUNDS DISTRIBUTED                                                                       0.00
                                                                                  ================

Copyright, Wells Fargo Bank, N.A.                                 Page 6

   [WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information, please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C2                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   06/17/2005
                                                                                               RECORD DATE:    05/31/2005

                                 RATINGS DETAIL

                                                     Original Ratings               Current Ratings (1)
                                             ------------------------------   -----------------------------
              Class             CUSIP         Fitch     Moody's     S & P      Fitch     Moody's     S & P
-----------------------------------------------------------------------------------------------------------
               A-1
               A-2
               A-3
              A-AB
               A-4
              A-1-A
               A-X
              A-SP
              A-MFL
              A-MFX
               A-J
                B
                C
                D
                E
                F
                G
                H
                J
                K
                L
                M
                N
                O
                P
                TM

NR   -  Designates that the class was not rated by the above agency at the time of original issuance.
X    -  Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A  -  Data not available this period.

Fitch, Inc.                       Moody's Investors Service          Standard & Poor's Rating Services
One State Street Plaza            99 Church Street                   55 Water Street
New York, New York 10004          New York, New York 10007           New York, New York 10041
(212) 908-0500                    (212) 553-0300                     (212) 438-2430

Copyright, Wells Fargo Bank, N.A.                                 Page 7

   [WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information, please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C2                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   06/17/2005
                                                                                               RECORD DATE:    05/31/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE

                                                     % of
         Scheduled           # of     Scheduled      Agg.       WAM                 Weighted
          Balance           Loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                           STATE (3)

                                                     % of
                             # of     Scheduled      Agg.       WAM                 Weighted
          State             Props      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                 Page 8

   [WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information, please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C2                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   06/17/2005
                                                                                               RECORD DATE:    05/31/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               DEBT SERVICE COVERAGE RATIO (1)

                                                     % of
        Debt Service         # of     Scheduled      Agg.       WAM                 Weighted
       Coverage Ratio       Loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                       PROPERTY TYPE (3)

                                                     % of
         Property            # of     Scheduled      Agg.       WAM                 Weighted
           Type             Props      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                           NOTE RATE

                                                     % of
          Note               # of     Scheduled      Agg.       WAM                 Weighted
          Rate              Loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                           SEASONING

                                                     % of
                             # of     Scheduled      Agg.       WAM                 Weighted
          Seasoning         Loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------
   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                 Page 9

   [WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information, please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C2                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   06/17/2005
                                                                                               RECORD DATE:    05/31/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                     % of
   Anticipated Remaining    # of      Scheduled      Agg.       WAM                 Weighted
          Term(2)           Loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                         REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                     % of
   Remaining Stated          # of      Scheduled     Agg.        WAM                 Weighted
        Term                 Loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                         REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                     % of
  Remaining Amortization   # of      Scheduled       Agg.       WAM                 Weighted
           Term            Loans      Balance        Bal.       (2)       WAC     Avg DSCR(1)
  --------------------------------------------------------------------------------------------


   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

                                        AGE OF MOST RECENT NOI

                                                     % of
         Age of Most        # of      Scheduled      Agg.       WAM                 Weighted
         Recent NOI         Loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
   -------------------------------------------------------------------------------------------
   -------------------------------------------------------------------------------------------
         Totals
   -------------------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                 Page 10

   [WELLS FARGO LOGO]         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information, please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C2                                      @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   06/17/2005
                                                                                               RECORD DATE:    05/31/2005

                              MORTGAGE LOAN DETAIL

                                                                                                    Anticipated                 Neg.
     Loan                   Property                            Interest    Principal     Gross      Repayment     Maturity    Amort
    Number       ODCR       Type (1)       City       State     Payment      Payment     Coupon        Date          Date      (Y/N)
   ---------------------------------------------------------------------------------------------------------------------------------


   ---------------------------------------------------------------------------------------------------------------------------------
    Totals
   ---------------------------------------------------------------------------------------------------------------------------------

              Beginning      Ending        Paid      Appraisal    Appraisal     Res.      Mod.
     Loan     Scheduled     Scheduled      Thru      Reduction    Reduction    Strat.     Code
    Number     Balance       Balance       Date        Date        Amount       (2)       (3)
   ---------------------------------------------------------------------------------------------


   ---------------------------------------------------------------------------------------------
    Totals
   ---------------------------------------------------------------------------------------------

      (1) PROPERTY TYPE CODE                              (2) RESOLUTION STRATEGY CODE                     (3) MODIFICATION CODE
      ----------------------                              ----------------------------                      --------------------
MF - Multi-Family      OF - Office        1 - Modification  6 - DPO            10 - Deed in Lieu Of      1 - Maturity Date Extension
RT - Retail            MU - Mixed Use     2 - Foreclosure   7 - REO                 Foreclosure          2 - Amortization Change
HC - Health Care       LO - Lodging       3 - Bankruptcy    8 - Resolved       11 - Full Payoff          3 - Principal Write-Off
IN - Industrial        SS - Self Storage  4 - Extension     9 - Pending Return 12 - Reps and Warranties  4 - Combination
WH - Warehouse         OT - Other         5 - Note Sale     to Master Servicer 13 - Other or TBD
MH - Mobile Home Park

Copyright, Wells Fargo Bank, N.A.                                 Page 11

  [WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information, please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C2                                     @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   06/17/2005
                                                                                               RECORD DATE:    05/31/2005

                           PRINCIPAL PREPAYMENT DETAIL

                                              Principal Prepayment Amount                    Prepayment Premium
                   Offering Document   ----------------------------------------  ------------------------------------------------
   Loan Number      Cross-Reference      Payoff Amount      Curtailment Amount     Percentage Premium   Yield Maintenance Charge
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
  Totals
---------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                        Page 12

  [WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information, please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C2                                     @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   06/17/2005
                                                                                               RECORD DATE:    05/31/2005

                                HISTORICAL DETAIL

                                   Delinquencies
----------------------------------------------------------------------------------------------
 Distribution       30-59 Days      60-89 Days     90 Days or More     Foreclosure       REO
    Date         #    Balance   #    Balance    #      Balance      #    Balance  #    Balance
----------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------

                                     Prepayments                   Rate and Maturities
-------------------------------------------------------------   --------------------------
 Distribution       Modifications     Curtailments     Payoff      Next Weighted Avg.  WAM
    Date         #     Balance     #     Amount     #  Amount   Coupon   Remit
------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

Copyright, Wells Fargo Bank, N.A.                                        Page 13

  [WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information, please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C2                                    @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   06/17/2005
                                                                                               RECORD DATE:    05/31/2005

                             DELINQUENCY LOAN DETAIL

                 Offering         # of                     Current    Outstanding    Status of
                 Document        Months     Paid Through    P & I       P & I         Mortgage
Loan Number   Cross-Reference    Delinq.       Date        Advances    Advances **    Loan (1)
-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------

              Resolution                                  Actual      Outstanding
               Strategy    Servicing      Foreclosure    Principal     Servicing      Bankruptcy     REO
Loan Number     Code (2)  Transfer Date       Date        Balance       Advances         Date        Date
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------

                            (1) STATUS OF MORTGAGE LOAN

A - Payment Not Received
    But Still in Grace Period
B - Late Payment But Less
    Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment
    (Performing Matured Balloon)
7 - Foreclosure
9 - REO

                          (2) RESOLUTION STRATEGY CODE

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return
    to Master Servicer
10 - Deed In Lieu Of
     Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

** Outstanding P & I Advances include the current period advance.

Copyright, Wells Fargo Bank, N.A.                                 Page 14

  [WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information, please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C2                                    @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   06/17/2005
                                                                                               RECORD DATE:    05/31/2005

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

            Offering      Servicing  Resolution
  Loan      Document       Transfer   Strategy    Scheduled    Property             Interest
 Number  Cross-Reference    Date      Code (1)     Balance     Type (2)    State      Rate
---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------

                       Net                                            Remaining
  Loan     Actual   Operating    DSCR            Note    Maturity   Amortization
 Number   Balance     Income     Date    DSCR    Date      Date         Term
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                          (1) RESOLUTION STRATEGY CODE

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return
    to Master Servicer
10 - Deed in Lieu Of
     Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (2) PROPERTY TYPE CODE

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

Copyright, Wells Fargo Bank, N.A.                                 Page 15

  [WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information, please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C2                                     @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   06/17/2005
                                                                                               RECORD DATE:    05/31/2005

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

              Offering      Resolution     Site
 Loan         Document       Strategy   Inspection                Appraisal  Appraisal    Other REO
Number     Cross-Reference   Code (1)      Date     Phase 1 Date    Date       Value    Property Revenue         Comment
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

                          (1) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return
     to Master Servicer
10 - Deed in Lieu Of
     Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                 Page 16

  [WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information, please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C2                                     @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   06/17/2005
                                                                                               RECORD DATE:    05/31/2005

                              MODIFIED LOAN DETAIL

              Offering
 Loan         Document      Pre-Modification
Number     Cross-Reference       Balance       Modification Date            Modification Description
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                 Page 17

  [WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information, please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C2                                     @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   06/17/2005
                                                                                               RECORD DATE:    05/31/2005

                             LIQUIDATED LOAN DETAIL

                Final Recovery      Offering
      Loan      Determination       Document       Appraisal    Appraisal     Actual       Gross
     Number          Date        Cross-Reference     Date         Value      Balance      Proceeds
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
 Current Total
---------------------------------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------------------------------

 Gross Proceeds    Aggregate      Net        Net Proceeds             Repurchased
    as a % of     Liquidation  Liquidation     as a % of    Realized   by Seller
 Actual Balance    Expenses *   Proceeds    Actual Balance    Loss      (Y/N)
 ---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
 Current Total
---------------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.                                 Page 18

  [WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      For Additional Information, please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                          (301) 815-6600
CORPORATE TRUST SERVICES                                                                  Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                         SERIES 2005-C2                                     @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                               PAYMENT DATE:   06/17/2005
                                                                                               RECORD DATE:    05/31/2005

                          Beginning                                      Amounts                                Modification
                          Balance of   Aggregate   Prior Realized    Covered by Over-    Interest (Shortage)/   Adjustments /
 Distribution Prospectus the Loan at Realized Loss  Loss Applied   collateralization and Excesses applied to  Appraisal Reduction
    Date         Id      Liquidation   on Loans    to Certificates other Credit Support  other Credit Support    Adjustment
--------------------------------------------------------------------------------------------------------------------------------
                                                                      NO REALIZED LOSSES THIS PERIOD


--------------------------------------------------------------------------------------------------------------------------------
 Current Total
--------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
--------------------------------------------------------------------------------------------------------------------------------

   Additional
  (Recoveries)/     Current Realized  Recoveries of  (Recoveries)/Realized
Expenses applied to  Loss Applied to Realized Losses    Loss Applied to
  Realized Losses     Certificates    Paid as Cash    Certificate Interest
---------------------------------------------------------------------------

---------------------------------------------------------------------------
 Current Total
---------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                 Page 19

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-1 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                      0% CPR      25% CPR      50% CPR      75% CPR      100% CPR
-----------------------------------------------------   ----------   ----------   ----------   ----------   ----------
Issue Date ......................................              100%         100%         100%         100%         100%
May 2006.........................................
May 2007.........................................
May 2008.........................................
May 2009.........................................
May 2010 and thereafter..........................
WEIGHTED AVERAGE LIFE (IN YEARS).................

                             CLASS A-2 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                      0% CPR      25% CPR      50% CPR      75% CPR      100% CPR
-----------------------------------------------------   ----------   ----------   ----------   ----------   ----------
Issue Date.......................................              100%         100%         100%         100%         100%
May 2006
May 2007
May 2008
May 2009
May 2010 and thereafter
WEIGHTED AVERAGE LIFE (IN YEARS).................

                             CLASS A-3 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                      0% CPR      25% CPR      50% CPR      75% CPR      100% CPR
-----------------------------------------------------   ----------   ----------   ----------   ----------   ----------
Issue Date.......................................              100%         100%         100%         100%         100%
May 2006
May 2007
May 2008
May 2009
May 2010 and thereafter
WEIGHTED AVERAGE LIFE (IN YEARS).................

                             CLASS A-AB CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                      0% CPR      25% CPR      50% CPR      75% CPR      100% CPR
-----------------------------------------------------   ----------   ----------   ----------   ----------   ----------
Issue Date ......................................              100%         100%         100%         100%         100%
May 2006.........................................
May 2007.........................................
May 2008.........................................
May 2009.........................................
May 2010.........................................
May 2011.........................................
May 2012 and thereafter..........................
WEIGHTED AVERAGE LIFE (IN YEARS).................

                             CLASS A-4 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                      0% CPR      25% CPR      50% CPR      75% CPR      100% CPR
-----------------------------------------------------   ----------   ----------   ----------   ----------   ----------
Issue Date ......................................              100%         100%         100%         100%         100%
May 2006.........................................
May 2007.........................................
May 2008.........................................
May 2009.........................................
May 2010.........................................
May 2011.........................................
May 2012 and thereafter..........................
WEIGHTED AVERAGE LIFE (IN YEARS).................

                            CLASS A-1-A CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                      0% CPR      25% CPR      50% CPR      75% CPR      100% CPR
-----------------------------------------------------   ----------   ----------   ----------   ----------   ----------
Issue Date ......................................              100%         100%         100%         100%         100%
May 2006.........................................
May 2007.........................................
May 2008.........................................
May 2009.........................................
May 2010.........................................
May 2011.........................................
May 2012.........................................
May 2013.........................................
May 2014.........................................
May 2015 and thereafter..........................
WEIGHTED AVERAGE LIFE (IN YEARS).................

                       CLASS A-MFL AND A-MFX CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                      0% CPR      25% CPR      50% CPR      75% CPR      100% CPR
-----------------------------------------------------   ----------   ----------   ----------   ----------   ----------
Issue Date ......................................              100%         100%         100%         100%         100%
May 2006.........................................
May 2007.........................................
May 2008.........................................
May 2009.........................................
May 2010.........................................
May 2011.........................................
May 2012.........................................
May 2013.........................................
May 2014.........................................
May 2015 and thereafter..........................
WEIGHTED AVERAGE LIFE (IN YEARS).................

                             CLASS A-J CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                      0% CPR      25% CPR      50% CPR      75% CPR      100% CPR
-----------------------------------------------------   ----------   ----------   ----------   ----------   ----------
Issue Date ......................................              100%         100%         100%         100%         100%
May 2006.........................................
May 2007.........................................
May 2008.........................................
May 2009.........................................
May 2010.........................................
May 2011.........................................
May 2012.........................................
May 2013.........................................
May 2014.........................................
May 2015 and thereafter..........................
WEIGHTED AVERAGE LIFE (IN YEARS).................

                              CLASS B CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                      0% CPR      25% CPR      50% CPR      75% CPR      100% CPR
-----------------------------------------------------   ----------   ----------   ----------   ----------   ----------
Issue Date ......................................              100%         100%         100%         100%         100%
May 2006.........................................
May 2007.........................................
May 2008.........................................
May 2009.........................................
May 2010.........................................
May 2011.........................................
May 2012.........................................
May 2013.........................................
May 2014.........................................
May 2015 and thereafter..........................
WEIGHTED AVERAGE LIFE (IN YEARS).................

                              CLASS C CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                      0% CPR      25% CPR      50% CPR      75% CPR      100% CPR
-----------------------------------------------------   ----------   ----------   ----------   ----------   ----------
Issue Date ......................................              100%         100%         100%         100%         100%
May 2006.........................................
May 2007.........................................
May 2008.........................................
May 2009.........................................
May 2010.........................................
May 2011.........................................
May 2012.........................................
May 2013.........................................
May 2014.........................................
May 2015 and thereafter..........................
WEIGHTED AVERAGE LIFE (IN YEARS).................

                              CLASS D CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                      0% CPR      25% CPR      50% CPR      75% CPR      100% CPR
-----------------------------------------------------   ----------   ----------   ----------   ----------   ----------
Issue Date ......................................              100%         100%         100%         100%         100%
May 2006.........................................
May 2007.........................................
May 2008.........................................
May 2009.........................................
May 2010.........................................
May 2011.........................................
May 2012.........................................
May 2013.........................................
May 2014.........................................
May 2015 and thereafter..........................
WEIGHTED AVERAGE LIFE (IN YEARS).................

                                    EXHIBIT D

                           SCHEDULE OF REFERENCE RATES

     DISTRIBUTION DATE         REFERENCE RATE          DISTRIBUTION DATE         REFERENCE RATE
--------------------------   ------------------   --------------------------   ------------------


                                    EXHIBIT E

                 CLASS A-AB TARGETED PRINCIPAL BALANCE SCHEDULE

     DISTRIBUTION DATE            BALANCE             DISTRIBUTION DATE             BALANCE
--------------------------   ------------------   --------------------------   ------------------


                                    EXHIBIT F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

        Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C2, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-MFL, Class A-MFX, Class A-J, Class B, Class C and Class D will be available only in book-entry form.

        The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

        Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

        As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

        All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

        Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

        TRADING BETWEEN CLEARSTREAM, Luxembourg and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

        TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including June 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

        Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

        As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

        Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

        Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including May 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

        Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

        - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

        - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

        A holder that is not a "United States person" (a "U.S. person") within the meaning of section 7701(a)(30) of the Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC will be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder will be subject to 30% withholding unless each U.S. withholding agent receives:

        1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

        2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

        3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

        4. from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

                (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                        (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                        (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury regulations,

                        (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                        (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                                U.S. Treasury regulations; or

                (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                        (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                        (ii) certifying that the nonqualified intermediary is not acting for its own account,

                        (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                        (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury regulations; or

        5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

        All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

        In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

        - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

        - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

        -       can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (e.g., a corporation or a financial institution such as a bank).

        This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

               THE OFFERED CERTIFICATES:                                           THE TRUST ASSETS:
The offered certificates will be issuable in series.            The assets of each of our trusts will include--
Each series of offered certificates will--
                                                                -    mortgage loans secured by first and junior liens
-    have its own series designation;                                on, or security interests in, various interests in
                                                                     commercial and multifamily real properties;
-    consist of one or more classes with various
     payment characteristics;                                   -    mortgage-backed securities that directly or
                                                                     indirectly evidence interests in, or are directly
-    evidence beneficial ownership interests in a trust              or indirectly secured by, those types of mortgage
     established by us; and                                          loans; or

-    be payable solely out of the related trust assets.         -    some combination of those types of mortgage loans
                                                                     and mortgage-backed securities.
No governmental agency or instrumentality will insure
or guarantee payment on the offered certificates.               Trust assets may also include letters of credit, surety
Neither we nor any of our affiliates are responsible            bonds, insurance policies, guarantees, credit
for making payments on the offered certificates if              derivatives, reserve funds, guaranteed investment
collections on the related trust assets are                     contracts, interest rate exchange agreements, interest
insufficient.                                                   rate cap or floor agreements, currency exchange
                                                                agreements, or other similar instruments and
                                                                agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is February 18, 2005.
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                                TABLE OF CONTENTS

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                                                                                    Page
                                                                                    ----
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IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS....................3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE......................................3
SUMMARY OF PROSPECTUS..................................................................4
RISK FACTORS..........................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS.............................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP...................................29
USE OF PROCEEDS.......................................................................29
DESCRIPTION OF THE TRUST ASSETS.......................................................30
YIELD AND MATURITY CONSIDERATIONS.....................................................53
DESCRIPTION OF THE CERTIFICATES.......................................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS................................................67
DESCRIPTION OF CREDIT SUPPORT.........................................................77
LEGAL ASPECTS OF MORTGAGE LOANS.......................................................79
FEDERAL INCOME TAX CONSEQUENCES.......................................................90
STATE AND OTHER TAX CONSEQUENCES.....................................................124
ERISA CONSIDERATIONS.................................................................124
LEGAL INVESTMENT.....................................................................127
PLAN OF DISTRIBUTION.................................................................129
LEGAL MATTERS........................................................................130
FINANCIAL INFORMATION................................................................130
RATING...............................................................................130
GLOSSARY.............................................................................132

                                        2
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       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number
(212) 325-2000.


                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

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WHO WE ARE...................................    Credit Suisse First Boston Mortgage Securities Corp. Our
                                                 principal offices are located at Eleven Madison Avenue, New
                                                 York, New York 10010, telephone number (212) 325-2000. We are a wholly-owned subsidiary of Credit Suisse First Boston
                                                 Management Corporation, which in turn is a wholly-owned
                                                 subsidiary of Credit Suisse First Boston, Inc. See "Credit
                                                 Suisse First Boston Mortgage Securities Corp."

THE SECURITIES BEING OFFERED.................    The securities that will be offered by this prospectus and the related prospectus supplements consist of
                                                 commercial/multifamily mortgage pass-through certificates.
                                                 These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be
                                                 assigned an investment grade rating by at least one
                                                 nationally recognized statistical rating organization.
                                                 Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate
                                                 relative standing, signify investment grade. See "Rating."

                                                 Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and
                                                 containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES...............    We may not publicly offer all the commercial/multifamily
                                                 mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those
                                                 certificates, to place some privately with institutional
                                                 investors or to deliver some to the applicable seller as
                                                 partial consideration for the related mortgage assets. In
                                                 addition, some of those certificates may not satisfy the
                                                 rating requirement for offered certificates described under
                                                 "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS......................    In general, a pooling and servicing agreement or other
                                                 similar agreement or collection of agreements will govern, among other things--

                                                 -    the issuance of each series of offered certificates;

                                                 -    the creation of and transfer of assets to the related
                                                      trust; and

                                                 -    the servicing and administration of those assets.

                                                 The parties to the governing document(s) for a series of
                                                 offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will
                                                 transfer or arrange for the transfer of the initial trust
                                                 assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other
                                                 things, making payments and preparing and disseminating
                                                 various reports to the holders of those offered certificates.

                                        4
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                                                 If the trust assets for a series of offered certificates
                                                 include mortgage loans, the parties to the governing
                                                 document(s) will also include--

                                                 -    a master servicer that will generally be responsible for
                                                      performing customary servicing duties with respect to
                                                      those mortgage loans that are not defaulted or otherwise
                                                      problematic in any material respect; and

                                                 -    a special servicer that will generally be responsible
                                                      for servicing and administering those mortgage loans
                                                      that are defaulted or otherwise problematic in any
                                                      material respect and real estate assets acquired as part
                                                      of the related trust with respect to defaulted mortgage
                                                      loans.

                                                 The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                                 If the trust assets for a series of offered certificates
                                                 include mortgage-backed securities, the parties to the
                                                 governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no
                                                 manager.

                                                 In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and their respective duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE MORTGAGE ASSETS.......    The trust assets with respect to any series of offered
                                                 certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that
                                                 obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other
                                                 interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                                                 -    rental or cooperatively-owned buildings with multiple
                                                      dwelling units;

                                                 -    retail properties related to the sale of consumer goods
                                                      and other products, or related to providing
                                                      entertainment, recreational or personal services, to the
                                                      general public;

                                                 -    office buildings;

                                                 -    hospitality properties;

                                                 -    casino properties;

                                                 -    health care-related facilities;

                                                 -    industrial facilities;

                                        5
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
                                                 -    warehouse facilities, mini-warehouse facilities and
                                                      self-storage facilities;

                                                 -    restaurants, taverns and other establishments involved
                                                      in the food and beverage industry;

                                                 -    manufactured housing communities, mobile home parks and
                                                      recreational vehicle parks;

                                                 -    recreational and resort properties;

                                                 -    arenas and stadiums;

                                                 -    churches and other religious facilities;

                                                 -    parking lots and garages;

                                                 -    mixed use properties;

                                                 -    other income-producing properties; and/or

                                                 -    unimproved land.

                                                 The mortgage loans underlying a series of offered
                                                 certificates may have a variety of payment terms. For
                                                 example, any of those mortgage loans--

                                                 -    may provide for the accrual of interest at a mortgage
                                                      interest rate that is fixed over its term, that resets
                                                      on one or more specified dates or that otherwise adjusts
                                                      from time to time;

                                                 -    may provide for the accrual of interest at a mortgage
                                                      interest rate that may be converted at the borrower's
                                                      election from an adjustable to a fixed interest rate or
                                                      from a fixed to an adjustable interest rate;

                                                 -    may provide for no accrual of interest;

                                                 -    may provide for level payments to stated maturity, for
                                                      payments that reset in amount on one or more specified
                                                      dates or for payments that otherwise adjust from time to
                                                      time to accommodate changes in the mortgage interest
                                                      rate or to reflect the occurrence of specified events;

                                                 -    may be fully amortizing or, alternatively, may be
                                                      partially amortizing or nonamortizing, with a
                                                      substantial payment of principal due on its stated
                                                      maturity date;

                                                 -    may permit the negative amortization or deferral of
                                                      accrued interest;

                                        6
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                                                 -    may prohibit some or all voluntary prepayments or
                                                      require payment of a premium, fee or charge in
                                                      connection with those prepayments;

                                                 -    may permit defeasance and the release of real property
                                                      collateral in connection with that defeasance;

                                                 -    may provide for payments of principal, interest or both,
                                                      on due dates that occur monthly, bi-monthly, quarterly,
                                                      semi-annually, annually or at some other interval;
                                                      and/or

                                                 -    may have two or more component parts, each having
                                                      characteristics that are otherwise described in this
                                                      prospectus as being attributable to separate and
                                                      distinct mortgage loans.

                                                 Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real
                                                 properties located in the United States, its territories and possessions. However, some of those mortgage loans may be
                                                 secured by liens on real properties located outside the
                                                 United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                                 We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be
                                                 originated by our affiliates.

                                                 Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered
                                                 certificates. See "Description of the Trust Assets--Mortgage
                                                 Loans."

                                                 The trust assets with respect to any series of offered
                                                 certificates may also include mortgage participations,
                                                 mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that
                                                 evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                                 -    the security has been registered under the Securities
                                                      Act of 1933, as amended; or

                                                 -    we would be free to publicly resell the security without
                                                      registration.

                                                 See "Description of the Trust Assets--Mortgage-Backed
                                                 Securities."

                                                 We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the
                                                 related prospectus supplement.
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                                        7
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                                                 In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust
                                                 will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related
                                                 trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or
                                                 arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the
                                                 shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets
                                                 sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus
                                                 supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS...................    If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in
                                                 that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of
                                                 certificates in exchange for--

                                                 -    cash that would be applied to pay down the principal
                                                      balances of certificates of that series; and/or

                                                 -    other mortgage loans or mortgage-backed securities
                                                      that--

                                                      1.   conform to the description of mortgage assets in
                                                           this prospectus; and

                                                      2.   satisfy the criteria set forth in the related
                                                           prospectus supplement.

                                                 In addition, if so specified in the related prospectus
                                                 supplement, the related trustee may be authorized or
                                                 required, to apply collections on the mortgage assets
                                                 underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                                 -    conform to the description of mortgage assets in this
                                                      prospectus; and

                                                 -    satisfy the criteria set forth in the related prospectus
                                                      supplement.

                                                 No replacement of mortgage assets or acquisition of new
                                                 mortgage assets will be permitted if it would result in a
                                                 qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.
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                                        8
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CHARACTERISTICS OF THE OFFERED CERTIFICATES..    An offered certificate may entitle the holder to receive--

                                                 -    a stated principal amount;

                                                 -    interest on a principal balance or notional amount, at a
                                                      fixed, variable or adjustable pass-through rate;

                                                 -    specified, fixed or variable portions of the interest,
                                                      principal or other amounts received on the related
                                                      mortgage assets;

                                                 -    payments of principal, with disproportionate, nominal or
                                                      no payments of interest;

                                                 -    payments of interest, with disproportionate, nominal or
                                                      no payments of principal;

                                                 -    payments of interest or principal that commence only as
                                                      of a specified date or only after the occurrence of
                                                      specified events, such as the payment in full of the
                                                      interest and principal outstanding on one or more other
                                                      classes of certificates of the same series;

                                                 -    payments of principal to be made, from time to time or
                                                      for designated periods, at a rate that is--

                                                      1.   faster and, in some cases, substantially faster, or

                                                      2.   slower and, in some cases, substantially slower,

                                                      than the rate at which payments or other collections of
                                                      principal are received on the related mortgage assets;

                                                 -    payments of principal to be made, subject to available
                                                      funds, based on a specified principal payment schedule
                                                      or other methodology; or

                                                 -    payments of all or part of the prepayment or repayment
                                                      premiums, fees and charges, equity participations
                                                      payments or other similar items received on the related
                                                      mortgage assets.

                                                 Any class of offered certificates may be senior or
                                                 subordinate to one or more other classes of certificates of the same series, including a non-offered class of
                                                 certificates of that series, for purposes of some or all
                                                 payments and/or allocations of losses.

                                                 A class of offered certificates may have two or more
                                                 component parts, each having characteristics that are
                                                 otherwise described in this prospectus as being attributable to separate and distinct classes.

                                                 We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement.
                                                 See "Description of the Certificates."

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CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED CERTIFICATES......    Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of
                                                 certificates of the same series or by other types of credit support. The other types of credit support may include a
                                                 letter of credit, a surety bond, an insurance policy, a
                                                 guarantee, a credit derivative or a reserve fund. We will
                                                 describe the credit support, if any, for each class of
                                                 offered certificates in the related prospectus supplement.

                                                 The trust assets with respect to any series of offered
                                                 certificates may also include any of the following
                                                 agreements--

                                                 -    guaranteed investment contracts in accordance with which
                                                      moneys held in the funds and accounts established with
                                                      respect to those offered certificates will be invested
                                                      at a specified rate;

                                                 -    interest rate exchange agreements, interest rate cap or
                                                      floor agreements, or other agreements and arrangements
                                                      designed to reduce the effects of interest rate
                                                      fluctuations on the related mortgage assets or on one or
                                                      more classes of those offered certificates; or

                                                 -    currency exchange agreements or other agreements and
                                                      arrangements designed to reduce the effects of currency
                                                      exchange rate fluctuations with respect to the related
                                                      mortgage assets and one or more classes of those offered
                                                      certificates.

                                                 We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of
                                                 offered certificates in the related prospectus supplement.

                                                 See "Risk Factors," "Description of the Trust Assets" and
                                                 "Description of Credit Support."

ADVANCES WITH RESPECT TO THE MORTGAGE
ASSETS.......................................    If the trust assets for a series of offered certificates
                                                 include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master
                                                 servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other
                                                 specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage
                                                 loans to cover--

                                                 -    delinquent scheduled payments of principal and/or
                                                      interest, other than balloon payments;

                                                 -    property protection expenses;

                                                 -    other servicing expenses; or

                                                 -    any other items specified in the related prospectus
                                                      supplement.
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                                                 Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related
                                                 prospectus supplement. That party may also be entitled to
                                                 receive interest on its advances for a specified period. See
                                                 "Description of the Certificates--Advances."

                                                 If the trust assets for a series of offered certificates
                                                 include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing
                                                 obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION.........................    We will describe in the related prospectus supplement any
                                                 circumstances in which a specified party is permitted or
                                                 obligated to purchase or sell any of the mortgage assets
                                                 underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                                 -    all the mortgage assets in any particular trust, thereby
                                                      resulting in a termination of the trust; or

                                                 -    that portion of the mortgage assets in any particular
                                                      trust as is necessary or sufficient to retire one or
                                                      more classes of offered certificates of the related
                                                      series.

                                                 See "Description of the Certificates--Termination."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES......    Any class of offered certificates will constitute or evidence ownership of--

                                                 -    regular interests or residual interests in a real estate
                                                      mortgage investment conduit under Sections 860A through
                                                      860G of the Internal Revenue Code of 1986; or

                                                 -    interests in a grantor trust under subpart E of Part I
                                                      of subchapter J of the Internal Revenue Code of 1986.

                                                 See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS.................    If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement, you should review with your
                                                 legal advisor whether the purchase or holding of offered
                                                 certificates could give rise to a transaction that is
                                                 prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."

LEGAL INVESTMENT.............................    If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or
                                                 review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in
                                                 determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.
                                                 See "Legal Investment" herein.
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                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

                                       12
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     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions

                                       13
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to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     -    that principal prepayments on the related mortgage loans will be made;

     - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     - of the likelihood of early optional termination of the related trust fund.

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

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     -    the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    the characteristics of the neighborhood where the property is located;

     -    the proximity and attractiveness of competing properties;

     -    the existence and construction of competing properties;

     -    the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     -    demographic factors;

     -    customer tastes and preferences;

     -    retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     -    an increase in vacancy rates;

     -    a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     -    the length of tenant leases;

     -    the creditworthiness of tenants;

     -    the rental rates at which leases are renewed or replaced;

     -    the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues; and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property; and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     -    an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     -    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     -    the business operated by the tenants;

     -    the creditworthiness of the tenants; and

     -    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     -    changes in interest rates;

     -    the availability of refinancing sources;

     -    changes in governmental regulations, licensing or fiscal policy;

     -    changes in zoning or tax laws; and

     -    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     -    responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     -    operating the property and providing building services;

     -    managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     -    maintain or improve occupancy rates, business and cash flow;

     -    reduce operating and repair costs; and

     -    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

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

     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     -    rental rates;

     -    location;

     -    type of business or services and amenities offered; and

     -    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     -    offers lower rents;

     -    has lower operating costs;

     -    offers a more favorable location; or

     -    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     -    the fair market value and condition of the underlying real property;

     -    the level of interest rates;

     -    the borrower's equity in the underlying real property;

     -    the borrower's financial condition;

     -    the operating history of the underlying real property;

     -    changes in zoning and tax laws;

     -    changes in competition in the relevant area;

     -    changes in rental rates in the relevant area;

     -    changes in governmental regulation and fiscal policy;

     -    prevailing general and regional economic conditions;

     -    the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     -    changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     - prohibit the related borrower from encumbering the related real property with additional secured debt, or

     - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     -    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     -    the related real property; or

     -    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     -    the default is deemed to be immaterial;

     -    the exercise of those remedies would be inequitable or unjust; or

     -    the circumstances would render the acceleration unconscionable.

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     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     -    breach of contract involving a tenant, a supplier or other party;

     -    negligence resulting in a personal injury; or

     -    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

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SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     -    war;

     -    revolution;

     -    governmental actions;

     -    floods and other water-related causes;

     -    earth movement, including earthquakes, landslides and mudflows;

     -    wet or dry rot;

     -    vermin; and

     -    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     -    tenants at the property, such as gasoline stations or dry cleaners; or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower; or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint; and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax

                                       26
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return as ordinary income your pro rata share of the taxable income of that
REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     -    generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     -    individuals;

     -    estates;

     -    trusts beneficially owned by any individual or estate; and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

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

     A bankruptcy court also may--

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     -    reduce monthly payments due under a mortgage loan;

     -    change the rate of interest due on a mortgage loan; or

     -    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

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POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

     We do not have, and do not expect to have in the future, any significant assets.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

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                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of--

     -    various types of multifamily and/or commercial mortgage loans;

     - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     - a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     -    rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     -    office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     -    casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     -    industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     -    arenas and stadiums;

     -    churches and other religious facilities;

     -    parking lots and garages;

     -    mixed use properties;

     -    other income-producing properties; and

     -    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period;

     - an estate for years, which consists of ownership of the property for a specified period of years;

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     -    shares in a cooperative corporation which owns the property; or

     -    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to the payment of real estate taxes; and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

                                       31
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     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     -    the period of the delinquency;

     -    any forbearance arrangement then in effect;

     -    the condition of the related real property; and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     -    the types of services offered at the property;

     -    the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     -    the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     -    the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

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     -    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     -    require written leases;

     -    require good cause for eviction;

     -    require disclosure of fees;

     -    prohibit unreasonable rules;

     -    prohibit retaliatory evictions;

     -    prohibit restrictions on a resident's choice of unit vendors;

     -    limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property

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or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project; and

     -    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's PRO RATA share of the corporation's--

     -    mortgage loan payments;

     -    real property taxes;

     -    maintenance expenses; and

     -    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     -    maintenance payments from the tenant/shareholders; and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

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     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     -    shopping centers;

     -    factory outlet centers;

     -    malls;

     -    automotive sales and service centers;

     -    consumer oriented businesses;

     -    department stores;

     -    grocery stores;

     -    convenience stores;

     -    specialty shops;

     -    gas stations;

     -    movie theaters;

     -    fitness centers;

     -    bowling alleys;

     -    salons; and

     -    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     -    to lower rents;

     -    to grant a potential tenant a free rent or reduced rent period;

     -    to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

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

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     -    competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    perceptions regarding the safety of the surrounding area;

     -    demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     -    traffic patterns and access to major thoroughfares;

     -    the visibility of the property;

     -    availability of parking;

     - the particular mixture of the goods and services offered at the property;

     -    customer tastes, preferences and spending patterns; and

     -    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     -    an anchor tenant's failure to renew its lease;

     -    termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

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

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     -    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     -    factory outlet centers;

     -    discount shopping centers and clubs;

     -    catalogue retailers;

     -    television shopping networks and programs;

     -    internet web sites; and

     -    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     -    the quality and philosophy of building management;

     -    access to mass transportation; and

     -    changes in zoning laws.

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     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     -    rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     -    access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     -    the cost and quality of labor;

     -    tax incentives; and

     -    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

     -    full service hotels;

     -    resort hotels with many amenities;

     -    limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     -    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     - the location of the property and its proximity to major population centers or attractions;

     -    the seasonal nature of business at the property;

     -    the level of room rates relative to those charged by competitors;

     -    quality and perception of the franchise affiliation;

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

     - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     -    the existence or construction of competing hospitality properties;

     -    nature and quality of the services and facilities;

     -    financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     -    the continued existence and financial strength of the franchisor;

     -    the public perception of the franchise service mark; and

     -    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

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     CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

     - location, including proximity to or easy access from major population centers;

     -    appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     -    the existence or construction of competing casinos;

     -    dependence on tourism; and

     -    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events; and

     -    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

     -    hospitals;

     -    skilled nursing facilities;

     -    nursing homes;

     -    congregate care facilities; and

     -    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     -    statutory and regulatory changes;

     -    retroactive rate adjustments;

     -    administrative rulings;

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

     -    policy interpretations;

     -    delays by fiscal intermediaries; and

     -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     -    federal and state licensing requirements;

     -    facility inspections;

     -    rate setting;

     -    reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

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

     - building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     -    building design;

     -    location and visibility;

     -    tenant privacy;

     -    efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     -    services provided at the property, such as security;

     -    age and appearance of the improvements; and

     -    quality of management.

     RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

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

     -    the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     -    changes in demographics, consumer habits and traffic patterns;

     -    the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     -    segment;

     -    product;

     -    price;

     -    value;

     -    quality;

     -    service;

     -    convenience;

     -    location; and

     -    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     -    lower operating costs;

     -    more favorable locations;

     -    more effective marketing;

     -    more efficient operations; or

     -    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

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     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     - actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     -    the number of comparable competing properties in the local market;

     -    the age, appearance and reputation of the property;

     -    the quality of management; and

     -    the types of facilities and services it provides.

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

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     -    multifamily rental properties;

     -    cooperatively-owned apartment buildings;

     -    condominium complexes; and

     -    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     -    the location and appearance of the property;

     -    the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether are not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     -    geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     -    sensitivity to weather and climate changes; and

     -    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     -    the appeal of the particular event;

     -    the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     -    the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     -    the amount of alternative parking spaces in the area;

     -    the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

     -    its location;

     -    its size;

     -    the surrounding neighborhood; and

     -    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     -    the successful operation of the property; and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     -    make the loan payments on the related mortgage loan;

     -    cover operating expenses; and

     -    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     -    some health care-related facilities;

     -    hotels and motels;

     -    recreational vehicle parks; and

     -    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     -    warehouses;

     -    retail stores;

     -    office buildings; and

     -    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     -    increases in energy costs and labor costs;

     -    increases in interest rates and real estate tax rates; and

     -    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     -    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     -    an original term to maturity of not more than approximately 40 years;
          and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that--

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     -    provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     -    permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     -    more general information in the related prospectus supplement; and

     - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include--

     - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

     - certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     - will have been registered under the Securities Act of 1933, as amended;

     -    will be exempt from the registration requirements of that Act;

     - will have been held for at least the holding period specified in Rule 144(k) under that Act; or

     - may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts--

     - the initial and outstanding principal amount(s) and type of the securities;

     - the original and remaining term(s) to stated maturity of the securities;

     - the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     -    the payment characteristics of the securities;

     - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     -    a description of the related credit support, if any;

     -    the type of mortgage loans underlying the securities;

     - the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     - the terms and conditions for substituting mortgage loans backing the securities; and

     - the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     -    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     -    conform to the description of mortgage assets in this prospectus; and

     -    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

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

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     - the subordination or one or more other classes of certificates of the same series;

     -    a letter of credit;

     -    a surety bond;

     -    an insurance policy;

     -    a guarantee;

     -    a credit derivative; and/or

     -    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     -    interest rate exchange agreements;

     -    interest rate cap agreements;

     -    interest rate floor agreements;

     -    currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     -    the price you paid for your offered certificates;

     -    the pass-through rate on your offered certificates; and

     -    the amount and timing of payments on your offered certificates.

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

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     -    the dates on which any balloon payments are due; and

     - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust; or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     -    the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     -    the quality of management of the related real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property; or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     -    prepayment lock-out periods; and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     -    to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     -    realize its equity in the property;

     -    meet cash flow needs; or

     -    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     -    the relative importance of those factors;

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     -    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     -    scheduled amortization; or

     -    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often

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expressed as percentages of SPA. For example, a prepayment assumption of 100% of
SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances; and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     -    to refinance the loan; or

     -    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     -    the bankruptcy of the borrower; or

     - adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

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     -    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

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     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     -    have the same series designation;

     -    were issued under the same Governing Document; and

     -    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     -    have the same class designation; and

     -    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

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

     - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

     -    the periodic payment date for that series; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

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

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of--

     -    a 360-day year consisting of twelve 30-day months;

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     - the actual number of days elapsed during each relevant period in a normal calendar year; or

     -    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

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     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     -    payments of principal actually made to the holders of that class; and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     -    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

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ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments;

     -    property protection expenses;

     -    other servicing expenses; or

     -    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates; and

     -    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     -    that calendar year; or

     - the applicable portion of that calendar year during which the person was a certificateholder.

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The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

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BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG.  DTC is--

     -    a limited-purpose trust company organized under the New York Banking
          Law;

     -    a "banking corporation" within the meaning of the New York Banking
          Law;

     -    a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in over 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member

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organization of Euroclear, either directly or indirectly. Euroclear and
Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

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     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

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     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including--

     -    in the case of a mortgage loan--

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance; and

     -    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

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REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     -    that the unaffiliated seller had good title to each mortgage loan;

     - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely

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affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     - those procedures are consistent with the terms of the related Governing Document; and

     - they do not impair recovery under any instrument of credit support included in the related trust.

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     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     -    ensuring that the related properties are properly insured;

     -    attempting to collect delinquent payments;

     -    supervising foreclosures;

     -    negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     -    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     -    mortgage loans as to which there is a material non-monetary default;

     -    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

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     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     -    make the initial determination of appropriate action;

     -    evaluate the success of corrective action;

     -    develop additional initiatives;

     -    institute foreclosure proceedings and actually foreclose; or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     -    performing property inspections; and

     -    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     -    continuing to receive payments on the mortgage loan;

     -    making calculations with respect to the mortgage loan; and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master

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servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     - that mortgage-backed security will be registered in the name of the related trustee or its designee;

     - the related trustee will receive payments on that mortgage-backed security; and

     - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     -    reckless disregard of those obligations and duties.

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     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     -    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

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AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related

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Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

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                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     -    the establishment of one or more reserve funds; or

     -    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     -    the nature and amount of coverage under that credit support;

     -    any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     -    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on

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subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

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CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     -    the terms of the mortgage;

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     -    the knowledge of the parties to the mortgage; and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property; and

     -    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

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     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     -    the trustor, who is the equivalent of a mortgagor;

     -    the trustee to whom the real property is conveyed; and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     -    the express provisions of the related instrument;

     -    the law of the state in which the real property is located;

     -    various federal laws; and

     -    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real

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estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     -    without a hearing or the lender's consent; or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     -    judicial foreclosure, involving court proceedings; and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

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     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property; and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     -    upheld the reasonableness of the notice provisions; or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

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     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     -    record a notice of default and notice of sale; and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION.  The purposes of a foreclosure action are--

     -    to enable the lender to realize upon its security; and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

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     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement

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between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     -    extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

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     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     -    past due rent;

     -    accelerated rent;

     -    damages; or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     -    assume the lease and either retain it or assign it to a third party;
          or

     -    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

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     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials; and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

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     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     - FIRST, to the payment of court costs and fees in connection with the foreclosure;

     -    SECOND, to real estate taxes;

     - THIRD, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - LAST, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by the borrower, will not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

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FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     -    banks;

     -    insurance companies; and

     -    foreign investors.

     This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered; and

     -    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

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     The following discussion addresses securities of two general types--

     - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

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     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     -    whole mortgage loans, such as the mortgage loans;

     - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     - in exchange for any qualified mortgage within a three-month period thereafter; or

     - in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes--

     - a mortgage in default or as to which default is reasonably foreseeable;

     - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     -    a mortgage that was fraudulently procured by the mortgagor; and

     - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

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     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     -    one or more classes of regular interests; or

     - a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     -    a fixed number of basis points;

     -    a fixed percentage of the total interest; or

     - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made PRO RATA.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

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     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

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     TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued final regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     -    a single fixed rate;

     -    a qualified floating rate;

     -    an objective rate;

     - a combination of a single fixed rate and one or more qualified floating rates;

     - a combination of a single fixed rate and one qualified inverse floating rate; or

     - a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

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     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     -    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     -    the total amount of the DE MINIMIS original issue discount, and

     -    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

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     If original issue discount on a REMIC regular certificate is in excess of a
DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     -    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     -    the issue price of the certificate; increased by

     - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

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     -    the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

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     However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     -    on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

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     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     -    the purchase price paid for your certificate; and

     - the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     -    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior

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

holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     -    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

     -    "excess inclusions";

     -    residual interests without "significant value"; and

     -    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     TAXABLE INCOME OF THE REMIC.  The taxable income of a REMIC will equal--

     -    the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     -    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

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     Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

     -    the amount paid for that REMIC residual certificate; increased by

     - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

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     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     -    through distributions;

     -    through the deduction of any net losses of the REMIC; or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to that certificate; over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     -    the issue price of the certificate; increased by

     - the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no

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sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     -    regulated investment companies;

     -    common trust funds; and

     -    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

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The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

     - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     -    1.   the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

          3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

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

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual Certificates-- Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     - 80% of the amount of itemized deductions otherwise allowable for such year.

Such limitations will be phased out beginning in 2006 and eliminated in 2010.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     -    an individual,

     -    an estate or trust, or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

     no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     -    the cost of the certificate to that certificateholder; increased by

     - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

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     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

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

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     -    reacquires that same REMIC residual certificate;

     -    acquires any other residual interest in a REMIC; or

     - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     -    the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     -    the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     -    the person has sufficient assets to do so; and

     - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

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

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     -    events that have occurred up to the time of the transfer;

     -    the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     -    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a disqualified organization.

     If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

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     For these purposes, a "disqualified organization" means--

     -    the United States;

     -    any State or political subdivision thereof;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     -    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - the residual interests in the entity are not held by disqualified organizations; and

     - the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners.

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

Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     -    income;

     -    deductions;

     -    gains;

     -    losses; and

     -    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     -    corporations;

     -    trusts;

     -    securities dealers; and

     -    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     - 30 days after the end of the quarter for which the information was requested; or

     -    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     -    income;

     -    excess inclusions;

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     -    investment expenses; and

     -    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

     - fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     -    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     -    a foreign person; and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

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

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     -    owns 10% or more of one or more underlying mortgagors; or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     -    foreign persons, or

     - United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     - A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               -    normal administration fees, and

               - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

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          will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

     - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent

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

that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     - a class of grantor trust strip certificates is issued as part of the same series; or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     -    a master servicer;

     -    a special servicer;

     -    any sub-servicer; or

     -    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

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     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     -    the treatment of certain stripped bonds as market discount bonds; and

     -    DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     -    the sum of all payments to be made on that certificate;

     -    other than qualified stated interest, if any; and

     - the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

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     -    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     -    0.25% of the stated redemption price; and

     -    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

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     The original issue discount, if any, on mortgage loans will equal the difference between--

     -    the stated redemption price of the mortgage loans; and

     -    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     -    the issue price of the mortgage loan; increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

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     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election

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

has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     - be allocated among the payments of stated redemption price on the mortgage loan; and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     -    the price paid for that grantor trust strip certificate by you; and

     - the projected payments remaining to be made thereon at the time of the purchase; plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

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     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     - the prepayment assumption we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     - the amount realized on the sale or exchange of a grantor trust certificate; and

     -    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     -    its cost; increased by

     - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     -    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the

Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

     cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     - the amount of servicing compensation received by a master servicer or special servicer; and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 30, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a United States person and is classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     -    a custodian of a person's account;

     -    a nominee; and

     -    a broker holding an interest for a customer in street name.

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

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

REPORTABLE TRANSACTIONS

     Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of an offered certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose various requirements on--

     -    Plans; and

     -    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

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

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     -    investment prudence and diversification; and

     -    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include--

     -    sales, exchanges or leases of property;

     -    loans or other extensions of credit; and

     -    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     - those with discretionary authority or control over the assets of the entity;

     - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     - those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     - has discretionary authority or control over the management or disposition of the assets of that Plan; or

     - provides investment advice with respect to the assets of that Plan for a fee.

                                       125
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     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     -    deemed to be a fiduciary with respect to the investing Plan; and

     -    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse First Boston LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34, PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston LLC or any person affiliated with Credit Suisse First Boston LLC, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation

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

generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     -    consider your general fiduciary obligations under ERISA; and

     -    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Code to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

     If so specified in the Prospectus Supplement, certain Classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only Classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA offered certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA offered certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage related securities." As so defined, "commercial mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

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

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston LLC, as specified in the related prospectus supplement;

     -    by placements by us with institutional investors through dealers; and

     -    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     - the obligations of the underwriters will be subject to various conditions precedent;

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     -    Cadwalader, Wickersham & Taft LLP; or

     -    Sidley Austin Brown & Wood LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     -    whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

     -    the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

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

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means--

     -    the United States;

     -    any State or political subdivision of the United States;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

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

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "PASS-THROUGH ENTITY" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

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

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

[GRAPHIC]

78.  JEWELERS EXCHANGE
     SAN DIEGO, CA

[GRAPHIC]

32.  TIMBERLAKES AT ATASCOCITA
     HUMBLE, TX

[GRAPHIC]

34.  42 MAGNOLIA APARTMENTS
     COLUMBIA, SC

[GRAPHIC]

74.  CENTENNIAL-HANFORD CENTER PHASE II
     HANFORD, CA

[GRAPHIC]

4.   SP-414 NORTH ORLEANS
     CHICAGO, IL

[GRAPHIC]

1.   TRI-COUNTY MALL
     CINCINNATI, OH

[GRAPHIC]

48.  COTTONWOOD PLAZA
     COTTONWOOD, AZ

[GRAPHIC]

9.   SP-750 NORTH ORLEANS
     CHICAGO, IL

[GRAPHIC]

52.  COURTYARD BY MARRIOTT RENO
     RENO, NV

[GRAPHIC]

3.   WASHINGTON MUTUAL IRVINE CAMPUS
     IRVINE, CA

[GRAPHIC]

19.  NEWPORT APARTMENTS
     TAMPA, FL

[GRAPHIC]

15.  THE RESERVE AT PARK CENTRAL
     DALLAS, TX

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFBMSC 2005-C2.xls." The spreadsheet file "CSFBMSC 2005-C2.xls" is Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that is used to present the information presented in and on Exhibits A-1 and A-2 to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.